As filed with the Securities and Exchange Commission on July 10, 1998
                                                Registration No. 33-94458

---------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-1

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ICON Cash Flow Partners L.P. Seven
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
           (State or other jurisdiction of incorporation or organization)

                                        7394
              (Primary Standard Industrial Classification Code Number)

                                     13-3835387
                      (I.R.S. Employer Identification No.)

           600 MAMARONECK AVENUE, HARRISON, NEW YORK 10528 (914) 698-0600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              BEAUFORT J. B. CLARKE
                              600 Mamaroneck Avenue
                            Harrison, New York 10528
                                 (914) 698-0600
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)

       This  Post-Effective   Amendment  to  the  Registration  Statement
shall
 hereafter  become  effective in accordance  with Section 8(c) of the
Securities
 Act of 1933, as amended, or on such date as the Commission,  acting pursuant to
 said Section 8(c), may determine.
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             PAGE 1 of ________ PAGES EXHIBIT INDEX IS ON PAGE ________

                       ICON CASH FLOW PARTNERS L.P. SEVEN

          Cross Reference Sheet Required by Item 501(b) of Regulation S-K


Item Number and Caption                   Location in Prospectus

1.    Forepart of the Registration        Cover Pages of Registration
Statement
      Statement and Outside Front         and Prospectus
      Cover Page of Prospectus

2.    Inside Front and Outside Back       Cover Page; Back Page
      Cover Pages of Prospectus

3.    Summary Information, Risk           Summary of the Offering; Risk
Factors
      Factors and Ratio of Earnings to
      Fixed Charges

4.    Use of Proceeds                     Sources and Uses of Offering
Proceeds;
                                          Summary of Compensation; Investment
                                          Objectives and Policies

5.    Determination of Offering Price                 *

6.    Dilution                                  *

7.    Selling Security Holders                        *

8.    Plan of Distribution                Cover Pages; Plan of Distribution

9.    Description of Securities to be     Cover   Pages;    Summary   of   the
                                          Offering;
      Registered                          Summary of the Partnership
Agreement;
                                          Partnership Agreement

10.   Interests of Named Experts          Legal Matters; Experts
      and Counsel

11.   Information with Respect to         Summary of the Offering; Management;
      the Registrant                      Investment Objectives and Policies;
                                          Summary of the Partnership
Agreement;
                                          Financial Statements

12.   Disclosure of Commission             Fiduciary Responsibility;
      Position on Indemnification         Partnership Agreement
      for Securities Act Liabilities

---------------------

*Not Applicable

                       ICON CASH FLOW PARTNERS L.P. SEVEN
                             MASTER SUPPLEMENT NO. 2
                               DATED JULY 10, 1998
                      TO PROSPECTUS DATED NOVEMBER 9, 1995

                                     SUMMARY

     This Master Supplement No. 2 ("Master Supplement") updates and revises the prospectus dated November 9, 1995 (the "Prospectus") and replaces all previously dated Supplements to the Prospectus for ICON Cash Flow Partners L.P. Seven (the "Partnership"). This Master Supplement forms a part of, and must be accompanied by the Prospectus. All cross-references are to sections of the Prospectus, and capitalized terms have the same definitions as those set forth in the Prospectus.

     The primary purposes of the Master Supplement are to:
     * Update the Status of the Offering;
     * Reflect Changes in Management;
     * Update the Prior Performance of the Prior Public Programs;
     * Reflect Revisions to the Partnership Agreement;
     * Update Financials of Sponsor and Partnership; and
     * Update Other Sections

EACH POTENTIAL INVESTOR SHOULD THOROUGHLY REVIEW THE PROSPECTUS AND THIS MASTER SUPPLEMENT PRIOR TO SUBSCRIBING FOR UNITS IN THE PARTNERSHIP.

                         -------------------------------

STATUS OF THE OFFERING

     The Offering commenced on November 9, 1995 (the "Effective Date") and was originally scheduled to terminate no later than November 9, 1997, but the General Partner has extended the termination date so that the Offering will terminate no later than November 9, 1998.. However, in order to avoid modifying the outside termination dates for the Reinvestment Period and the Disposition Period, the definition of the term Reinvestment Period in the Partnership Agreement was revised so that the Reinvestment Period will now end on November 9, 2002 (five (5) years from the originally scheduled offering termination date of November 9, 1997), subject to the discretion of the General Partner to extend it for a further period of not more than an additional thirty-six (36) months. The definition of the term Disposition Period in the Partnership Agreement was also revised so that the Disposition Period will in no event extend beyond May 9, 2008 (ten and one-half (10 1/2) years after the originally scheduled offering termination date of November 9, 1997), although it is expected to terminate sooner. The material under the captions "SUMMARY OF THE OFFERING", "INVESTMENT OBJECTIVES AND POLICIES", "SUMMARY OF THE PARTNERSHIP AGREEMENT" should be considered revised to take these revisions into account. The Third Amended and Restated Agreement of Limited Partnership, attached as Exhibit A to the Prospectus, has been revised to reflect the aforementioned changes pursuant to Amendment No. 1 dated October 1, 1997.

     As of June 30, 1998, a number of investor closings have been held reflecting the sale of 837,958.34 Units ($85,793,834) to 4,136 Limited Partners (exclusive of the Initial Limited Partner which has withdrawn in accordance with the procedures described in the Prospectus), which leaves a maximum of 142,061.66 Units ($14,206,166) available for sale. In view of these closings, the eleventh (next to last) "bullet" risk factor on the cover page of the Prospectus should be considered deleted because the Minimum Offering and the special Pennsylvania requirement described in such material have already been met. In view of the above-described closings, the material in the Prospectus on pages 92-93 under the heading "PLAN OF DISTRIBUTION--Segregation of Subscription Payments" should be considered amended by deleting this section in its entirety and replacing it with the following:

      "As soon as possible after the receipt and acceptance by the Partnership of subscriptions pending each Closing, the Partnership will admit as Limited Partners all subscribers whose subscriptions have been received and accepted by the Partnership and the funds representing such subscriptions will be released from the Partnership's segregated subscription account to the Partnership. Thereafter, funds received through the Termination Date will be deposited in the Partnership's segregated subscription account.

      The General Partner will promptly accept or reject subscriptions for Units after its receipt of a prospective investor's Subscription Documents and subscription funds. Subsequent to the Initial Closing Date, it is anticipated that Closings will be held not less frequently than twice monthly (on the fifteenth and last day of each month) and as frequently as once a week (provided the number of Units subscribed for is sufficient to justify the burden and expense of a

     Closing). Thereafter subscription payments would continue to be deposited with the Bank of New York (NJ) (or another banking institution named by the General Partner) in a special, segregated, subscription account of the Partnership which will be maintained during the Offering Period for the receipt and investment of subscription payments. At each Closing, the Partnership will admit as Limited Partners, effective as of the next day, all subscribers whose subscriptions have been received and accepted by the Partnership and who are then eligible to be admitted to the Partnership and the funds representing such subscriptions will be released from the Partnership's segregated subscription account to the Partnership.

      Interest earned, if any, on subscription funds of subscribers who are accepted and admitted to the Partnership will be remitted to the subscribers by the General Partner as soon as practicable after their admission, and shall be calculated to reflect the length of time each subscribers funds were held in the Partnership's segregated subscription account, prior to their admission."

CHANGES IN MANAGEMENT

     On August 20, 1996, ICON Holdings Corp. ("ICON Holdings") acquired ICON Capital Corp., the general partner (the "General Partner") of ICON Cash Flow Partners L.P. Seven, and ICON Securities Corp. (the "Dealer-Manager"). ICON Holdings is a joint venture between Summit Asset Holding L.L.C. ("Summit"), a subsidiary of a diversified financial and business services group based in the United Kingdom, and Warrenton Capital Partners, L.L.C. ("Warrenton"), which was formed by three of the founders of Griffin Equity Partners, Inc., a U.S. company engaged in the acquisition of leases and lease portfolios. In connection with the acquisition, the following changes have been made in the management of the General Partner and the Dealer-Manager.

     Peter D. Beekman, Cortes E. DeRussy, Charles Duggan and Susan H. Beekman effective August 20, 1996 resigned their positions with the General Partner, and Peter D. Beekman and Susan H. Beekman have resigned their positions with the Dealer-Manager.

     In partial payment of the purchase price of the acquisition, ICON Holdings issued promissory notes ("Notes") to Peter D. Beekman, the seller, which were guaranteed by the General Partner and the Dealer-Manager and secured by a pledge of the capital stock of the General Partner and the Dealer-Manager held by ICON Holdings and by certain fees payable to the General Partner and the Dealer-Manager.

     The Notes were paid in full on June 24, 1997. Peter D. Beekman's security interest in ICON Holdings, the General Partner and the Dealer Manager was released.

     On May 29, 1998 Warrenton entered into a Stock Purchase Agreement with Summit pursuant to which Summit has assigned its right to vote its shares in ICON Holdings to Warrenton and agreed to transfer title of its shares to Warrenton at a closing to be held in the future.

     Inasmuch as the management of ICON Holdings and the General Partner was in the hands of Warrenton since August of 1996, the consummation of the Stock Purchase Agreement will not result in any change in the investment objectives or policies of the Partnership, nor has there been any change in the terms of the Partnership Agreement or the plan of distribution for the Units as a result of this change in management.

     In view of the management changes described above, the material appearing in the Prospectus under the heading "MANAGEMENT" on pages 44 to 46 of the Prospectus, other than the first two paragraphs under such heading should be considered replaced in their entirety by the following:

     "The officers and directors of the General Partner are:


     Beaufort J. B. Clarke           Chairman, President, Chief Executive Officer and Director
     Thomas W. Martin                Executive Vice President, Treasurer and Director
     Paul B. Weiss                   Executive Vice President
     Allen V. Hirsch                 Senior Vice President
     Gary N. Silverhardt             Senior Vice President, Chief Financial Officer and Director
     Robert W. Kohlmeyer, Jr.        Senior Vice President of Operations
     David W. Parr                   Vice President, General Counsel and Assistant Secretary
     John L. Lee                     Secretary

     Beaufort J. B. Clarke, 51, became the Chairman, President, Chief Executive Officer and Director of both the General Partner and the Dealer-Manager in August of 1996. Prior to his present positions, Mr. Clarke was founder, President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Previous to that time, Mr. Clarke was president of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Prior to that time, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling and has over 20 years of senior management experience in the U.S. leasing industry. Mr. Clarke received a B.A. degree from the University of Virginia and a J.D. degree from the University of South Carolina.

     Thomas W. Martin, 44, was appointed Executive Vice President, Treasurer and Director of the General Partner in August of 1996. Mr. Martin also became the Executive Vice President and Director of the Dealer-Manager in August of 1996. Prior to his present positions, Mr. Martin was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. from October 1993 to August 1996. Prior to this time, Mr. Martin was Senior Vice President and a member of the Executive Committee of Gemini Financial Holdings from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire.

     Paul B. Weiss, 37, became Executive Vice President of the General Partner responsible for lease acquisitions in November of 1996. Mr. Weiss served as Executive Vice President and co-founder of Griffin Equity Partners, Inc. for the period from October of 1993 through November of 1996. Prior to that time, Mr. Weiss was Senior Vice President of Gemini Financial Holdings, Inc. from 1991 to 1993 and Vice President of Pegasus Capital Corporation (an equipment leasing company) from 1989 through 1991. Mr. Weiss has a B.A. in Economics from Connecticut College.

     Allen V. Hirsch, 44, joined the General Partner in December of 1996 as Senior Vice President. Mr. Hirsch also became the President and Chief Executive Officer of the Dealer Manager in December of 1996. Prior to joining ICON, Mr. Hirsch spent 16 years with PLM Financial Services and Affiliates most recently as President of PLM Securities Corp. for four years and he also served as the Vice Chairman of the Board of PLM International (an equipment leasing company) from May of 1989 through June of 1996. Mr. Hirsch holds a B.S. degree in Civil Engineering from the University of Illinois, an M.S. degree in Transportation from the University of Maryland and an M.B.A. from Harvard Business School.

     Gary N. Silverhardt, 38, joined ICON in 1989. He served as Vice President and Controller from 1989 through 1996, prior to being promoted to Chief Financial Officer. From 1985 to 1989 he was with Coopers & Lybrand, most recently as an Audit Supervisor. Prior to 1985, Mr. Silverhardt was employed by Katz, Schneeberg & Co. He received a B.S. degree from the State University of New York at New Paltz and is a Certified Public Accountant.

     Robert W. Kohlmeyer, Jr., 36, was appointed Vice President of Operations of the General Partner in August of 1996. Prior to joining ICON, Mr. Kohlmeyer was President of Corporate Capital Services, an investment banking firm, which he founded in March 1993. Prior to that time, Mr. Kohlmeyer held the title of Vice President with Gemini Financial Holdings from September 1991 to February 1993. Mr. Kohlmeyer has a B.B.A. degree from Texas Christian University.

     David W. Parr, 41, became Vice President and General Counsel of the General Partner in September of 1996 and is the Assistant Secretary of the Dealer Manager. Prior to joining ICON, Mr. Parr was Vice President, Clerk and General Counsel of Chancellor Corporation from June of 1990 to September of 1996. Mr. Parr served as Vice President and Associate General Counsel of American Finance Group, Inc. (an equipment leasing company) from December of 1986 through June of 1990 and previously counseled leasing companies as an attorney with the law firm Widett, Slater & Goldman, P.C. from 1983 through 1986. Mr. Parr received a B.A. from Trinity College, a J.D. degree from Syracuse University and a LL.M. degree, in taxation, from Boston University.

     John L. Lee, 54, became Secretary of the General Partner in April of 1997 and serves as Senior Vice President and General Counsel of ICON Holdings Corp. Mr. Lee was a partner at the Boston law firm of Peabody & Brown with a practice focusing on commercial aircraft and vessel leasing and financing from 1992 through April of 1997. Prior to joining Peabody & Brown, Mr. Lee served as General Counsel of American Finance Group, Inc., a Boston-based equipment leasing company, for over ten years, and was earlier an associate with the law firm of Shearman & Sterling in New York City. Mr. Lee received an A.B. degree from the University of North Carolina (Chapel Hill) and a J.D. degree from Harvard Law School.


     Affiliates of the General Partner

     ICON Securities Corp.

     ICON Securities Corp., (the "Dealer-Manager"), is a New York corporation and a wholly owned subsidiary of ICON Holdings Corp., which was formed in 1982 to manage the equity sales for investor programs sponsored by its Affiliates. The Dealer-Manager is registered with the U.S. Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. will act as the Dealer-Manager of the Offering."

RELATED CHANGES TO PROSPECTUS AS A RESULT OF CHANGE IN MANAGEMENT

     The material in the first paragraph under the heading "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES - Prior Non Public Programs", on page 43 of the Prospectus should be deleted because the entities these materials describe are no longer Affiliates of the General Partner.

     The material under the heading "CERTAIN RELATIONSHIPS WITH THE PARTNERSHIP", on page 44 of the Prospectus should be replaced in its entirety with the following:

         "The following diagram shows the relationship of the Partnership and the General Partner with certain Affiliates of the General Partner. The solid lines indicate common ownership and the broken lines certain contractual relationships. All of the entities shown below are corporations except as otherwise indicated.

     ICON Securities Corp.                   ________________________               ICON Capital Corp.
     (the "Dealer-Manager")                                                         ("General Partner")
     (100% of the outstanding                                                       (100% of the outstanding
     securities of the Dealer-Manager                                               securities of the General
     is owned by ICON Holdings Corp.                                                Partner is owned by ICON
                                                                                    Holdings Corp.
         |                                                                                         |
         |                                   ICON Cash Flow Partners L.P.                          ||
         |---------------------------        Seven (the "Partnership")              ---------------|"



     The second paragraph under the heading "INVESTMENT OBJECTIVES AND POLICIES
- Credit Review Procedures", on page 48 of the Prospectus which describe the role and nature of the Investment Committee, are revised to reflect the reduction of that Committee from five persons to four persons and to identify the current members of the Committee. Accordingly, the second paragraph on page 48 of the Prospectus should be considered replaced in its entirety by the following:

         "The General Partner has established an Investment Committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential Leases and Financing Transactions by the credit department of the General Partner (including, without limitation, the determination whether any Person qualifies as a Creditworthy Lessee or a Creditworthy User). The Investment Committee will be responsible for supervising the day-to-day work of the credit department and approving significant individual transactions or portfolio purchases as well as transactions which vary from standard credit criteria and policies. The Investment Committee will, at all times, consist of at least four persons designated by the General Partner. It is anticipated that all persons comprising the Investment Committee will be and will continue to be officers and employees of the General Partner or an Affiliate of the General Partner. Action by the Investment Committee shall be determined by a majority and a report of any action taken thereby shall promptly be delivered to the General Partner. As of the date of this Prospectus, the members of the Investment Committee are Beaufort J. B. Clarke, Paul B. Weiss, Thomas W. Martin and Robert W. Kohlmeyer, Jr."


UPDATE OF THE PRIOR PERFORMANCE OF THE PRIOR PUBLIC PROGRAMS

     The section of the Prospectus on Page 41-43 under the heading, "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES-Prior Public Programs" is amended by deleting the entire section and replacing it with the following paragraphs:

     "Prior Public Programs

         "The General Partner was formed in 1985 to finance and lease equipment, and sponsor and act as the general partner for publicly offered, income-oriented equipment leasing limited partnerships. In addition to the Partnership, the General Partner is the general partner of ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E") and ICON Cash Flow Partners L.P. Six ("L.P. Six"). Series A, Series B, Series C, Series D, Series E and L.P. Six are referred to collectively as the "Prior Public Programs". The Prior Public Programs were also publicly-offered and income-oriented equipment leasing limited partnerships with objectives similar to the Partnership. The General Partner and its Affiliates have also engaged in the past and may in the future engage, to a limited extent, in the business of brokering equipment leasing or Financing Transactions which do not meet the investment criteria established by the General Partner and the Prior Public Programs (such as creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

         As of February 1, 1989 (the final date for admission of its limited partners), Series A had held twelve closings beginning May 6, 1988 and ending January 8, 1989, and had received a total of $2,504,500 in limited partner capital contributions from 222 investors. As of November 16, 1990 (the final date for admission of its limited partners), Series B had held twenty-seven closings beginning September 22, 1989 and ending on November 16, 1990 following which a total of 1,742 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series B partnership. As of June 20, 1991 (the final date for admission of its limited partners), Series C had held thirteen closings beginning January 3, 1991 and ending on June 20, 1991 following which a total of 1,732 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series C partnership. As of June 5, 1992 (the final date for admission of its limited partners), Series D had held nineteen closings beginning September 18, 1991 and ending on June 5, 1992, following which a total of 3,054 investors, holding limited partnership interests equal to the entire $40,000,000 offering of such partnership, were admitted as limited partners in the Series D partnership. As of August 6, 1993 (the final date for admission of its limited partners), Series E had held 27 closings beginning July 6, 1992 and ending on August 6, 1993, following which a total of 3,738 investors holding limited partnership interests equal to $61,041,150 out of the original $80,000,000 offering of such partnership were admitted as Limited Partners to the Series E partnership. As of November 8, 1995 (the final date for admission of its limited partners), L.P. Six had held 41 closings beginning March 31, 1994 and ending on November 8, 1995, following which a total of 2,272 investors holding limited partnership interests equal to $38,385,712 out of the original $120,000,000 offering of such partnership were admitted as Limited Partners to the Series Six partnership.

         Certain of the Prior Public Programs are actively engaged in the purchase of Equipment and the entering into and the acquiring of Leases and Financing Transactions. As of March 31, 1998, the Prior Public Programs had originated or acquired investments (stated in terms of their respective original acquisition costs) (all figures in this paragraph are by original cost) as follows: Series A had acquired a total of $6,033,973 of leased Equipment (by original cost), $1,542,785 of Financing Transactions (by original cost) and total investments of $7,576,758 (by original cost). Series B had acquired a total of $61,466,203 of leased Equipment, $4,114,770 of Financing Transactions and total investments of $65,580,973; Series C had acquired a total of $66,504,867 of leased Equipment, $3,752,413 of Financing Transactions and total investments of $70,257,280; Series D had acquired a total of $112,606,672 of leased Equipment, $20,164,549 of Financing Transactions and total investments of $132,771,421; Series E had acquired a total of $207,778,033 of leased Equipment, $22,998,729 of Financing Transactions and total investments of $230,776,762; and L.P. Six had acquired a total of $142,702,746 of leased Equipment, $12,307,967 of Financing Transactions and total investments of $155,010,713.

         As of March 31, 1998, Series A had Equipment under management (by original cost of investment acquired less the total original cost of assets sold) consisting of $98,055 of leases and $209,693 of Financing Transactions which represents 2% and 14% of the original cost of investments acquired, respectively. Series B had Equipment under management (determined as above) consisting of $2,153,000 of leases and $1,516,343 of Financing Transactions which represents 4% and 37% of the original cost of investments acquired, respectively. Series C had Equipment under management (determined as above) consisting of $4,081,683 of leases and $2,017,927 of Financing Transactions which represents 6% and 54% of the original cost of investments acquired, respectively. Series D had Equipment under management (determined as above) consisting of $32,194,705 of leases and $2,783,652 of Financing Transactions which represents 29% and 14% of the original cost of investments acquired, respectively. Series E had Equipment under management (determined as above) consisting of

     $73,180,285 of leases and $12,233,536 of Financing Transactions which represents 35% and 53% of the original cost of investments acquired, respectively, L.P. Six had Equipment under management (determined as above) consisting of $83,787,630 of leases and $4,192,552 of Financing Transactions which represents 59% and 34% of the original cost of investments acquired.

         The percentages and amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Series A through L.P. Six for each year from their respective dates of formation through March 31, 1998 are included in TABLE III of Exhibit B to the Master Supplement. Certain additional investment information concerning such Programs as of March 31, 1998 is also included in Tables I, II and V of Exhibit B to the Master Supplement.

         Three of the Prior Public Programs, Series A, Series B and Series C experienced unexpected losses in 1992 as shown on TABLE III of Exhibit B to the Prospectus. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, Series B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote-down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of such company and the overstatement of inventory on its audited financial statements. The Sponsor has taken certain steps which it believes will assist Series A, Series B and Series C in the partial recovery of losses, including the following: (1) foregone Administrative Expense reimbursements for the period July 1, 1991 through September 30, 1993, to which it was otherwise entitled in the amount of $34,961 (Series
     A), $697,463 (Series B) and $859,961 (Series C); (2) reduced the annual cash distribution rate to 9% effective September 1, 1993 for Series A, B and C to make available additional funds for supplemental reinvestments for each of such Programs; (3) effective September 30, 1993 the Sponsor deferred $38,081 in Series A management fees and effective November 15, 1995 and June 19, 1996, eliminated Series B and C's obligation to pay $220,000 and $529,125, respectively, in accrued and future management fees;
     (4) effective January 1, 1994 reduced the management fees which Series A, Series B and Series C would each pay to the Sponsor to a flat rate of 2% and effective January 1, 1995 further reduced the management fees which Series A pays to the Sponsor to a flat rate of 1%; (5) effective January 31, 1994, converted the variable rate borrowing facilities of Series A, B and C to fixed rate, term loan financings in the original principal amounts of $720,000, $1,600,000 and $1,500,000, respectively, to eliminate interest rate risk on the related portions of such Programs' portfolios; (6) effective January 31, 1995, amended the partnership agreement of Series A, by vote of a majority of its limited partners to (a) extend the reinvestment period of Series A by not less than 2 nor more than 4 years,
     (b) authorize loans by the Sponsor to Series A under certain conditions for a term in excess of twelve months and up to $250,000, and (c) (as noted in clause (4), above) decrease the rate of management fees payable by Series A to the Sponsor to a flat 1% of gross revenues from all of its Leases and Financing Transactions (pursuant to the amendments, the Sponsor, in February and March 1995, lent $75,000 and $100,000, respectively, to Series
     A), which was converted to a capital contribution in September, 1997; (7) effective November 15, 1995, amended the Partnership Agreement of Series B, by vote of a majority of its Limited Partners to (a) extend the reinvestment period of Series B for up to four additional years and thereby delay the start and end of the Liquidation Period, and (b) eliminate the obligation of Series B to pay the General Partner $220,000 of the $347,000 of accrued management fees and any future management fees, and (c) limit past management fees payable by Series B to $127,000 and require the General Partner to pay such amount to Series B as an additional capital contribution; and (8) effective June 19, 1996, amended the Partnership Agreement of Series C by vote of a majority of its Limited Partners to (a) extend the reinvestment period of Series C for up to four and one half additional years and thereby delay the start and the end of the Liquidation Period, and (b) eliminate the obligation of series B to pay the General Partner $529,125 of the $634,125 of management fees and (c) limit past management fees payable by Series C to $105,000 and require the General Partner to pay such amount to Series C as an additional capital contribution. There can be no assurance that the forgoing steps will be successful in recovering the full amount of the losses of Series A, Series B and Series C which are described in this paragraph. To the extent such efforts are not successful and, as a result Series B or Series C do not earn sufficient amounts through their respective remaining periods of operations to recoup such losses, any of such Programs so effected would not be able to return all of its respective investors' capital.

         The General Partner hereby agrees that it will provide the most recent Form 10-K, with exhibits, for the

     Partnerships, upon written request (with no fee but with reimbursement of its actual out of pocket costs and expenses of copying and mailing such Form 10-K.)"

     Management's Discussion of Financial Condition--Liquidity and Capital Resources

     The material on page 79 of the Prospectus under the heading "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION--Liquidity and Capital Resources", is updated by deleting the entire section and replacing it with the following:

         "The Partnership began its operations upon the Initial Closing Date of January 19, 1996 with limited funds. Following completion of the Minimum Offering of 12,000 Units, the proceeds of Units sold to Limited Partners admitted at the Initial Closing were released to the Partnership from the Escrow Account (and at subsequent Closings, from the Partnership's subscription account), and applied to the payment or reimbursement of Underwriting Fees, Sales Commissions and the O & O Expense Allowance, leaving estimated Net Offering Proceeds available in the amount of approximately 86.5% of the Gross Offering Proceeds for investment in Equipment and Financing Transactions and payment of Acquisition Fees (unless Commission Loans equal to 8.0% of Gross Offering Proceeds are obtained at such Closing(s), in which case Net Offering Proceeds and Commission Loan proceeds totaling approximately 94.5% of Gross Offering Proceeds would be available for such purposes). As of June 30, 1998, $74,263,654 of net offering proceeds (after payment of Sales Commissions, Underwriting Fees and O & O Expense Allowance totaling $11,590,281--or 13.5% of Gross Offering Proceeds) available to the Partnership for investment in equipment and financing transactions and payment of acquisition fees. As of June 30, 1998, the Partnership has invested $54,244,495, or 73% of such net offering proceeds. The Partnership plans to continue to raise funds from investors by means of this Offering, and then to use approximately 75% of Gross Offering Proceeds (inclusive of 1% of such proceeds to established as a Reserve) together with indebtedness in at least an equal amount to invest in Equipment and Financing Transactions. That is, the Partnership's total Purchase Price (exclusive of Acquisition
     Fees) of Equipment and Financing Transactions is expected to average approximately 150.0% of Gross Offering Proceeds (although as much as 415.0% of Gross Offering Proceeds could be invested using the maximum permitted leverage of 80%). (See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS").

         Pending investment in Equipment and Financing Transactions, the Net Offering Proceeds of this Offering is held in short-term, liquid investments. The Partnership has and will continue to establish a working capital reserve (the "Reserve") of approximately 1% of the Gross Offering Proceeds, which amount the General Partner believes should be sufficient to satisfy the Partnership's general liquidity requirements. However, liquidity could be adversely affected by unanticipated operating costs or losses. To the extent that the Reserve is insufficient to satisfy future cash requirements of the Partnership, the General Partner expects that additional funds would be obtained from bank loans, short-term loans from the General Partner, and Cash from Sales of Equipment and Financing Transactions.

         The Partnership's funds available for Investments and to meet its capital needs are expected to undergo major fluctuations during the initial period of operations while this Offering is proceeding and during the period (expected to be completed no later than six (6) months thereafter) which the Partnership's funds are being invested in Equipment and Financing Transactions. During the balance of its operating period, except for infusions of Cash From Operations and Cash From Sales and reinvestment of such funds in additional Equipment and Financing Transactions, the capital needs and resources of the Partnership are expected to be relatively stable. For information concerning the anticipated use of proceeds from the sale of Units, see "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" and "INVESTMENT OBJECTIVES AND POLICIES"."

Management's Discussion of Financial Condition -- Operations

     The material on page 79 of the Prospectus under the heading "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION--Operations", is updated by deleting the first paragraph in its entirety and replacing it with the following:

         "The Partnership was formed in May 1995 and commenced operations on January 19, 1996. During this period commencing with the Initial Closing Date and continuing throughout the Reinvestment Period, the Partnership has been and will be in active operation. The operations of the Partnership will consist primarily of the ownership and leasing of the Equipment and to a lesser degree, making and managing the Financing

     Transactions. See "INVESTMENT OBJECTIVES AND POLICIES"."

     Please see Exhibit C to this Master Supplement, "ICON Cash Flow Partners L.P. Seven Equipment Acquisitions", for information concerning the status of equipment acquisitions by the Partnership.

     As described on pages 93-95 of the Prospectus under the heading "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES", the Partnership has established certain minimum net worth and/or income standards and minimum investment requirements that generally must be met by all investors. However, as described in that section, certain states require different standards for investors in such states. Most of the states that have special standards are listed on pages 93-95 along with a special description of their particular standard. Investors should be aware that investors in the states of Massachusetts and Minnesota must meet standards that differ from those described on page 94 of the Prospectus, instead such investors must have either (a) annual gross income of $60,000 plus a net worth (determined exclusive of the net fair market value of (a) his or her home, (b) home furnishings and (a) personal automobiles) of $60,000 or (b) a net worth (determined as above) of at least $225,000. In addition, investors in the State of California must have (I) both
(A) a net worth of not less than $45,000 (determined as above) and (B) $45,000 of annual gross income; or (ii) a net worth of at least $150,000 (determined as above).

     In addition to the foregoing, the minimum investment required has been revised in certain states so that the material on pages 93-94 under the heading "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES--State Requirements Concerning Minimum Investor Net
Worth/Income--Minimum Investment" section, is amended by deleting the paragraph in its entirety and replacing it with the following:

     "Minimum Investment. All Investors other than Qualified Plans and IRAs: The minimum number of Units an investor may purchase is 25 Units (other than residents of Nebraska, for whom the minimum investment is 50 Units). Qualified Plans and IRAs: The minimum number of Units which a Qualified Plan or an IRA may purchase is 10 Units (except for Qualified Plans and IRAs established by residents of the following states: Arizona, Indiana, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Mexico, North Carolina, Oklahoma, Pennsylvania, South Dakota, Tennessee, Texas and Washington (for which the minimum investment is 20 Units) and Iowa (for which the minimum IRA account investment is 25 Units))."

REVISIONS TO THE PARTNERSHIP AGREEMENT

     The Offering commenced on November 9, 1995 (the "Effective Date") and was originally scheduled to terminate no later than November 9, 1997, but the General Partner has extended the termination date so that the Offering will terminate no later than November 9, 1998. However, in order to avoid modifying the outside termination dates for the Reinvestment Period and the Disposition Period, the definition of the term Reinvestment Period in the Partnership Agreement was revised so that the Reinvestment Period will now end on November 9, 2002 (five (5) years from the originally scheduled offering termination date of November 9, 1997), subject to the discretion of the General Partner to extend it for a further period of not more than an additional thirty-six (36) months. The definition of the term Disposition Period in the Partnership Agreement was revised so that the Disposition Period will in no event extend beyond May 9, 2008 (ten and one-half (10 1/2) years after the originally scheduled offering termination date of November 9, 1997), although it is expected to terminate sooner. The Third Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), attached as Exhibit A to the Prospectus, has been revised to reflect the aforementioned changes pursuant to an Amendment No. 1 dated October 1, 1997. This Amendment No. 1 revised the definitions of the following terms appearing in Section 17 of the Partnership Agreement so that each will now read as follows:

     "'Disposition Period" means the period commencing on the first day following the end of the Reinvestment Period and continuing for the period deemed necessary by the General Partner for orderly termination of its operations and affairs and liquidation or disposition of the Partnership's Investments and other assets and the realization of maximum Liquidation Proceeds therefor, which period is expected to continue not less than six (6), and not more than thirty (30), months beyond the end of the Reinvestment Period and which, in no event may extend beyond May 9, 2008 (ten and one-half (10 1/2) years after the originally scheduled offering termination date of November 9,
1997)."

     "'Reinvestment Period" means the period commencing with the Initial Closing Date and ending November 9, 2002 (five (5) years from the originally scheduled offering termination date of November 9, 1997); provided that such period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 36 months."

     "Termination Date" means the earliest of (a) the date on which the Maximum Offering has been sold, (b) thirty six (36) months following the Effective Date, and (c) the termination of the Offering by the General Partner at any time."


UPDATE OF FINANCIALS OF SPONSOR AND PARTNERSHIP

     The audited financial statements of ICON Cash Flow Partners L.P. Seven as of December 31, 1997 and 1996, the unaudited financial statements of ICON Cash Flow Partners L.P. Seven as of March 31, 1998 and for the three months ended March 31, 1998 and 1997, and the audited financial statements of ICON Capital Corp. as of March 31, 1998 and 1997 and for each of the years then ended are included as Exhibit A to this Master Supplement in order to update the financial information set forth on pages 101 to 123 of the Prospectus. Notwithstanding the inclusion of the General Partner's financial statements, purchasers of the Units offered hereby should be aware that they are not thereby purchasing an interest in ICON Capital Corp. or in any of its Affiliates or in any Prior Public Program.

EXPERTS

     The audited financial statements of ICON Cash Flow Partners L.P. Seven as of December 31, 1997 and 1996 and the audited financial statements of ICON Capital Corp. and subsidiaries as of March 31, 1998 and 1997 and for each of the years then ended, have been included in this Master Supplement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.

MISCELLANEOUS UPDATES

Federal Income Tax Update

     The following update to the disclosure under the caption "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus, was included in Cumulative Supplement No. 2 dated July 26, 1996 ("Supplement No. 2") to the Prospectus and has not been further updated since that time.

Page 60, "FEDERAL INCOME TAX CONSEQUENCES--Opinion of Tax Counsel" section, is amended by deleting the last paragraph of such section and replacing it with the following:

         "As of the date of the opinion of Tax Counsel, no Equipment had been acquired by the Partnership. Therefore, it was impossible at that time to opine on the application of the tax law to the specific facts which would exist when a particular item of Equipment was acquired and placed under lease. The issues on which Tax Counsel declined to express an opinion, and the likely adverse federal income tax consequences resulting from an unfavorable resolution of any of those issues, are set forth below in the following subsections of this Section: "-- Allocations of Profits and Losses," "-- Tax Treatment of the Leases," "-- Cost Recovery," and "-- Limitations on Cost Recovery Deductions.""

Page 60-61, "FEDERAL INCOME TAX CONSEQUENCES--Classification as a Partnership" section, is amended by deleting the entire section and replacing it with the following:

         "The Partnership has not applied, and does not intend to apply, for a ruling from the Service that it will be classified as a partnership and will not be treated as an association taxable as a corporation for federal income tax purposes.

         The Partnership has received an opinion of Tax Counsel that, under current federal income tax laws, case law and administrative regulations and published rulings, the Partnership will be classified as a partnership and not as an association taxable as a corporation. Unlike a tax ruling, however, an opinion of Tax Counsel has no binding effect on the Service or official status of any kind, and no assurance can be given that the conclusions reached in the opinion would be sustained by a court if contested by the Service. In the absence of a tax ruling, there can be no assurance that the Service will not attempt to treat the Partnership as an association taxable as a corporation.

         The opinion of Tax Counsel was based, in part, on representations of the General Partner to the effect that: (1) the Partnership had been organized and would be operated in substantial compliance with applicable state statutes concerning limited partnerships, (2) the General Partner had and would maintain throughout the life of the Partnership a net worth (not including its interests in the Partnership or in other partnerships in which it is a general partner) at all times equal to at least $1,000,000,
     (3) the Partnership's activities would be conducted in accordance with the provisions of the Partnership Agreement; (4) the interest of the General Partner in each material item of Partnership income, gain, loss, deduction or credit would be equal to at least one percent of each such item, except for temporary allocations, if any, required under Section 704(b) or (c) of the Code; and (5) neither the General Partner nor any person or group of persons who has a direct or indirect interest in the General Partner (by reason of direct or indirect stock ownership, a creditor-debtor relationship or an employer-employee relationship, or otherwise) would at any time own, individually or in the aggregate, more than one percent of the Units in the Partnership.

     For purposes of issuing advance rulings as to the tax status of a limited partnership that has a corporation as its sole general partner, the Service has set forth certain guidelines, including a net worth requirement for the general partner. The General Partner did not at the time of the opinion of Tax Counsel and currently does not satisfy the Service's net worth requirement for an advance ruling. Accordingly, the Partnership would be unable to obtain an advance ruling that it will be classified as a partnership for federal income tax purposes. The Partnership's inability to satisfy the Service's advance ruling guidelines did not affect Tax Counsel's opinion as to the classification of the Partnership as a partnership for federal income tax purposes.

     On May 10, 1996, the Service issued proposed regulations which would provide a simplified elective regime for classifying certain business organizations as partnerships or as associations taxable as a corporation. Under these simplified rules, an entity such as the Partnership will be deemed to constitute a partnership for federal income tax purposes unless it files an election to be treated otherwise. Although these regulations are proposed to be effective only for periods beginning on or after the date that final regulations are published, they contain a transitional rule which provides that an existing entity's claimed classification under the current rules will be respected for all periods prior to this effective date if (i) the entity had a reasonable basis for its claimed classification, (ii) the entity claimed the same classification for all prior periods, and (iii) neither the entity nor any member was notified in writing on or before May 8, 1996 that the entity's classification is under examination. The Partnership believes that it has a reasonable basis for its claimed partnership classification for federal income tax purposes, and has consistently claimed the same classification for all periods of its existence. Further, the Partnership has not been notified that such classification is under examination, and is not aware of any of the Partners having received such notice. Accordingly, it appears that this transitional rule, if ultimately adopted in final regulation form, will apply to the Partnership.

     If the Partnership is or at any time hereafter becomes taxable as a corporation, it would be subject to federal income tax at the tax rates and under the rules applicable to corporations generally. The major consequences of being treated as a corporation would be that Partnership losses would not be passed through to the Partners, and Partnership income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If the Partnership at any time is taxable as a corporation, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of the Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if the Partnership's debt exceeds the tax basis of the Partnership's assets at the time of such exchange) even though they might not receive cash distributions from the Partnership to cover such tax liabilities."

Page 61-62, "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships" section, is amended by deleting the entire section and replacing it with the following:

         "Certain limited partnerships may be classified as publicly traded partnerships ("PTPs"). If a partnership is classified as a PTP (either at inception or as a result of subsequent events) and derives less than 90% of its gross income from qualified sources (such as interest and dividends, rents from real property and gains from the sale of real property) it will be taxed as a corporation. A PTP is defined as any partnership in which interests are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent of such market. Units in the Partnership are not currently traded on an established securities market (and the General Partner does not intend to list the Units on any such market). Units are also not readily tradeable on a secondary market nor are they expected to be in the future. Therefore, the Partnership will be a PTP only if the Units become "readily tradeable on the substantial equivalent of a secondary market."

     Limited partnership interests may be "readily tradeable" if they are regularly quoted by persons who are making a market in the interests or if prospective buyers and sellers of the interests have a readily available, regular and ongoing opportunity to buy, sell or exchange interests in a market that is publicly available, in a time frame which would be provided by a market maker, and in a manner which is comparable, economically, to trading on an established securities market. Limited partnership interests are not "readily tradeable" merely because a general partner provides information to partners regarding partners' desires to buy or sell interests to each other or if it arranges occasional transfers between partners.

     The Service has provided certain safe harbor tests relating to PTP status in Internal Revenue Service Notice 88-75. If the trading of interests in a partnership falls into one of the safe harbor tests, then interests in the partnership will not be considered to be traded on a substantial equivalent of a secondary market and the partnership will not be treated as a PTP. Safe harbor tests include the "5% safe harbor" test and the "2% safe harbor" test. A partnership satisfies the "5% safe harbor" test if the partnership interests that are sold or otherwise disposed of during the taxable year do not exceed 5% of the total interests in partnership capital or profits. Certain transfers ("Excluded Transfers") are disregarded for the purpose of determining whether interests in a partnership are to be considered readily tradeable on a secondary market or the substantial equivalent thereof and are therefore excluded from the "5% safe harbor" test, including transfers at death, transfers between certain family members and block transfers (i.e., transfers by a single partner within a 30-day period of interests representing in the aggregate more than 5% of the total interests in partnership capital or profits). In the case of the "2% safe harbor" test, annual transfers of interests may not exceed 2% of the total partnership capital or profits. In addition to Excluded Transfers, for the "2% safe harbor" test, transfers pursuant to a "matching service" are not counted. "Matching service" transfers include (1) a notice to potential buyers of the availability of partnership interests if the sale of such interest is delayed at least 15 days after the date the matching service is advised of such availability (the "contact date"); (2) closing of a sale does not occur prior to 45 days after the contact date;
     (3) information relating to interests for sale is removed from the matching service within 120 days after the contact date; (4) once removed, an investor's interest is not re-entered into the matching service for at least 60 days; and (5) the total partnership interests sold or disposed of (other than Excluded Transfers) during the taxable year do not exceed 10% of the total interests in partnership capital and profits. A failure to satisfy one of the specified safe harbor tests does not give rise to a presumption that interests are readily tradeable on a secondary market or the substantial equivalent thereof.

     On November 29, 1995, the Service issued final regulations relating to the definition of a PTP which would (1) modify the safe harbor tests relating to PTP status which are contained in Internal Revenue Service Notice 88-75 and (2) provide other guidance on the circumstances under which interests in a partnership will be treated as publicly traded. Although these regulations are generally effective for taxable years beginning after December 31, 1995, this effective date is postponed for partnerships, such as the Partnership, that were actively engaged in an activity before December 4, 1995 to the partnership's first taxable year beginning after December 31, 2005 (or, if earlier, the partnership's first taxable year beginning on or after it adds a substantial new line of business after December 4, 1995). Partnerships that qualify for this postponed effective date may continue to rely on the provisions of Notice 88-75 for taxable years prior to the effective date of the final regulations.

     In lieu of the 5% and 2% safe harbors contained in Notice 88-75, the final regulations provide a more limited de minimis trading exclusion. The final regulations provide that interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed 2 percent of the total interests in partnership capital or profits. Like notice 88-75, the final regulations provide a list of excluded transfers that are disregarded in determining whether interests in a partnership are readily tradeable on a secondary market or the substantial equivalent thereof and, thus, for the purpose of applying this 2% safe harbor. In addition, the final regulations contain a qualified matching service exclusion that is similar to the matching service exclusion set forth in Notice 88-75 but contain certain modifications designed to prevent a qualified matching service from operating as the substantial equivalent of a secondary market.

     In the opinion of Tax Counsel, the Partnership will not be treated as a PTP. For the purpose of this opinion, Tax Counsel has received a representation from the General Partner that the Units will not be listed on a securities exchange or NASDAQ and that, acting in accordance with
     Section 10.2(c) of the Partnership Agreement, the General Partner will refuse to permit any assignment of Units which violates the "safe harbor" tests described above. See "TRANSFER OF UNITS--Restrictions on the Transfer of Units."

     If the Partnership were classified as a PTP it would be treated for federal income tax purposes as an association taxable as a corporation unless 90% or more of its income were to come from the "qualified sources" discussed above. The business of the Partnership will be the leasing and financing of personal (not real) property. Thus, its income would not be from such qualified sources. The major consequences of being treated as a corporation would be that Partnership losses would not be passed through to the Partners, and Partnership income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If the Partnership at any time is taxable as a corporation, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of the Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if the Partnership's debt exceeds the tax basis of the Partnership's assets at the time of such exchange) even though they might not receive cash distributions from the Partnership to cover such tax liabilities. See "-- Classification as a Partnership" and "-- Sale or Other Disposition of Partnership Interest" in this Section."

Page 64, "FEDERAL INCOME TAX CONSEQUENCES--Allocations of Profits and Losses" section, is amended by deleting the eighth paragraph in its entirety and replacing it with the following:

         "The tax benefits of investment in the Partnership are largely dependent on the Service's acceptance of the allocations provided under the Partnership Agreement. The allocations in the Partnership Agreement are designed to have "substantial economic effect." However, because the substantiality of an allocation having economic effect depends in part on the interaction of such allocation with the taxable income and losses of the Partners derived from other sources, Tax Counsel could render no opinion on whether the allocations of Partnership income, gain, loss, deduction or credit (or items thereof) under the Partnership Agreement will be recognized, and no assurance can be given that the Service will not challenge those allocations on the ground that they lack "substantial economic effect." If, upon audit, the Service took the position that any of those allocations should not be recognized and that position was sustained by the courts, the Limited Partners could be taxed upon a portion of the income allocated to the General Partner and all or part of the deductions allocated to the Limited Partners could be disallowed."

Page 65, "FEDERAL INCOME TAX CONSEQUENCES--Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitation--Tax Basis section, is amended by deleting the first paragraph in its entirety and replacing it with the following:

         "A Limited Partner's initial tax basis in his Partnership interest will be his capital contribution to the Partnership (i.e., the price he paid for his Units) plus his share of Partnership indebtedness as to which no Partner is personally liable. His tax basis will then be increased (or decreased) by his share of income (or loss) and by his share of any increase (or decrease) of Partnership indebtedness as to which no Partner is personally liable, and reduced by the amount of any cash distributions. A Limited Partner may only deduct his allocable share of Partnership losses, if any, to the extent of his basis in his Partnership interest."

Page 68, "FEDERAL INCOME TAX CONSEQUENCES--Deferred Payment Leases" section, is amended by deleting the second paragraph in its entirety and replacing it with the following:

         "On June 3, 1996, the Service issued proposed regulations under Section 467 prescribing the manner in which these rules are to be applied, and extending similar principles to situations involving prepaid rentals and other situations where the amount paid under a lease agreement for the use of property decreases during the term of the agreement. These regulations are generally proposed to be effective for rental agreements entered into after the date such regulations are published as final regulations in the Federal Register. With respect to disqualified leasebacks and certain long-term agreements, however, the regulations are currently proposed to be effective for rental agreements entered into after June 3, 1996."

         The Partnership may enter into transactions which will subject it to these provisions. The application of such provisions could result in a mismatching of income recognition by the Partnership and corresponding cash flow."

Page 68, "FEDERAL INCOME TAX CONSEQUENCES--Sale or Other Disposition of Partnership Property" section, is amended by deleting the first and second paragraphs and replacing them with the following:

         "An individual's net long-term capital gains are taxed at 28% under current law while the maximum tax rate for ordinary income is 39.6%. For corporations, the highest maximum tax rate for both capital gains and ordinary income is 35%."

     Because of the different individual tax rates for net long-term capital gains and ordinary income, the Internal Revenue Code provides various rules concerning the characterization of income as ordinary or capital and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains continues to be relevant for other purposes as well. For example, the amount of capital losses which an individual may offset against ordinary income is limited to $3,000 ($1,500 in the case of a married individual filing separately).

Page 72, "FEDERAL INCOME TAX CONSEQUENCES--Alternative Minimum Tax" section, is amended by deleting the third paragraph of such section and replacing it with the following:

         "The principal "tax preference" items which must be added to taxable income for AMT purposes include the following: (1) the excess of depletion over the adjusted basis of the property at the end of the year, (2) the excess of intangible drilling costs over 65% of net oil and gas income, (3) the excess of the reserve for bad debt deductions over the deduction that would have been allowable based on actual experience and (4) private activity bond interest."

Page 72-73, "FEDERAL INCOME TAX CONSEQUENCES--Maximum Individual Tax Rates" section, is amended by deleting the paragraph in its entirety and replacing it with the following:

         "The federal income tax on individuals applies at a 15%, 28%, 31% and 36% rate. In addition, the Code imposes a 10% surtax on taxable income in excess of $250,000 ($125,000 for married individuals filing separately), which raises the tax rate for taxpayers in this bracket to 39.6%. The personal exemption, which is $2,500 for 1996, is reduced by 2% for each $2,500 by which an individual's adjusted gross income exceeds $150,000 for joint returns, $125,000 for heads of household, $100,000 for single taxpayers, and $75,000 for married persons filing separately. An individual is required to reduce the amount of certain of his otherwise allowable itemized deductions by 3% of the excess of his adjusted gross income over $100,000 or $50,000 in the case of married taxpayers filing separately. The dollar figures set forth in this paragraph are subject to appropriate adjustment to reflect post-1991 inflation."

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                              Financial Statements

                                 March 31, 1998

                                   (unaudited)

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 Balance Sheets

                                   (unaudited)

                                                                               March 31,   December 31,
                                                                                 1998         1997
                                                                                 ----         ----
Assets
------

Cash                                                                         $  6,488,653  $  4,516,385
                                                                             ------------  ------------

Investment in finance leases
   Minimum rents receivable                                                   113,621,677    89,824,617
   Estimated unguaranteed residual values                                      66,288,713    33,168,213
   Initial direct costs                                                         4,144,131     2,851,751
   Unearned income                                                            (38,921,741)  (23,581,783)
   Allowance for doubtful accounts                                               (300,000)     (155,000)
                                                                             ------------  ------------

                                                                              144,832,780   102,107,798
                                                                              -----------   -----------

Investment in estimated unguaranteed residual values                           26,531,664    26,531,664
                                                                             ------------  ------------

Net investment in leveraged leases                                             11,496,061    11,146,488
                                                                             ------------  ------------

Equity investment in joint ventures                                             1,872,396     1,828,453
                                                                             ------------  ------------

Investment in financings
   Receivables due in installments                                                894,646       906,283
   Initial direct costs                                                            16,155        16,480
   Unearned income                                                               (194,991)     (197,918)
   Allowance for doubtful accounts                                                (27,222)      (22,222)
                                                                             ------------  ------------

                                                                                  688,588       702,623
                                                                             ------------  ------------

Other assets                                                                      756,146     1,046,031
                                                                             ------------  ------------

Total assets                                                                 $192,666,288  $147,879,442
                                                                             ============  ============




                                                                                (continued on next page)

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                           Balance Sheets (Continued)

                                   (unaudited)

                                                                               March 31,    December 31,
                                                                                 1998          1997
                                                                                 ----          ----

       Liabilities and Partners' Equity
       --------------------------------

Notes payable - non-recourse                                                  $121,512,203  $ 90,575,890
Note payable - recourse                                                         10,075,000    10,075,000
Accounts payable-equipment                                                       1,685,320     1,011,196
Accounts payable - General Partner and affiliates, net                                  --        28,150
Accounts payable - other                                                           470,820       238,586
Security deposits and deferred credits                                              97,114        29,162
Minority interest in joint venture                                                  21,452        20,335
                                                                              ------------  ------------
                                                                               133,861,909   101,978,319
                                                                              ------------  ------------

Commitments and Contingencies

Partners' equity (deficiency)
   General Partner                                                                 (36,885)      (23,323)
   Limited partners (727,819.86 and 559,842.19  units
     outstanding, $100 per unit original
     issue price in 1998 and 1997, respectively)                                58,841,264    45,924,446
                                                                              ------------  ------------

     Total partners' equity                                                     58,804,379    45,901,123
                                                                              ------------  ------------

Total liabilities and partners' equity                                        $192,666,288  $147,879,442
                                                                              ============  ============




See accompanying notes to financial statements.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Operations
                      For the Three Months Ended March 31,

                                   (unaudited)

                                                                            1998             1997
                                                                            ----             ----

Revenues

   Finance income                                                         $2,564,902       $1,099,525
   Income from leveraged leases, net                                         344,909          380,630
   Income from equity investment in joint venture                             93,533           20,808
   Interest income and other                                                  92,819           24,165
   Net gain on sales or remarketing of equipment                                  --           32,891
                                                                          ----------       ----------

   Total revenues                                                          3,096,163        1,558,019
                                                                          ----------       ----------

Expenses

   Interest                                                                1,531,238          574,541
   Management fees - General Partner                                         478,301          357,477
   Amortization of initial direct costs                                      423,326          310,609
   Administrative expense
     reimbursements - General Partner                                        207,548          151,194
   Provision for bad debts                                                   150,000               --
   General and administrative                                                 57,235           37,561
   Minority interest in joint venture                                          1,116            1,094
                                                                          ----------       ----------

   Total expenses                                                          2,848,764        1,432,476
                                                                          ----------       ----------

Net income                                                                $  247,399       $  125,543
                                                                          ==========       ==========

Net income allocable to:
   Limited partners                                                       $  244,925       $  124,288
   General Partner                                                             2,474            1,255
                                                                          ----------       ----------

                                                                          $  247,399       $  125,543
                                                                          ==========       ==========

Weighted average number of limited
   partnership units outstanding                                             680,272          314,146
                                                                          ==========       ==========

Net income per weighted average
   limited partnership unit                                               $      .36       $      .40
                                                                          ==========       ==========



See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Statements of Changes in Partners' Equity

            For the Three Months Ended March 31, 1998, the Year Ended
           December 31, 1997 and 1996 and the Period from May 23, 1995
                    (date of inception) to December 31, 1995

                                   (unaudited)

                                   Limited Partner Distributions
                                   -----------------------------

                                      Return of    Investment        Limited      General
                                       Capital       Income         Partners      Partner       Total
                                       -------       ------         --------      -------       -----
                                     (Per weighted average unit)

Initial partners'
   capital contribution
   - May 23, 1995                                                  $      1,000  $    1,000  $     2,000
                                                                   ------------  ----------  -----------

Balance at
   December 31, 1995                                                      1,000       1,000        2,000

Refund of initial
   limited partners'
   capital contribution                                                  (1,000)         --       (1,000)

Proceeds from issuance
   of limited partnership
   units (275,540.47 units)                                          27,554,047          --   27,554,047

Sales and
   offering expenses                                                 (3,719,796)         --   (3,719,796)
Cash distributions
   to partners                        $  8.18       $  2.57          (1,361,099)    (13,749)  (1,374,848)

Net income                                                              401,396       4,055      405,451
                                                                   ------------  ----------  -----------

Balance at
   December 31, 1996                                                 22,874,548      (8,694)  22,865,854

Proceeds from issuance
   of limited partnership
   units (285,927.35 units)                                          28,592,735          --   28,592,735

Sales and
   offering expenses                                                 (3,862,277)         --   (3,862,277)

Limited partnership units
   redeemed (1,625.63 units)                                           (155,815)         --     (155,815)

                                                                                 (continued on next page)

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

              Statements of Changes in Partners' Equity (Continued)

            For the Three Months Ended March 31, 1998, the Year Ended
           December 31, 1997 and 1996 and the Period from May 23, 1995
                    (date of inception) to December 31, 1995

                                   (unaudited)

                                   Limited Partner Distributions
                                   -----------------------------

                                      Return of    Investment       Limited      General
                                       Capital       Income         Partners     Partner     Total
                                       -------       ------         --------     -------     -----
                                    (Per weighted average unit)

Cash distributions
   to partners                        $  4.41       $  6.34         (4,147,829)  (41,125)  (4,188,954)

Net income                                                           2,623,084    26,496    2,649,580
                                                                   -----------  --------  -----------

Balance at
   December 31, 1997                                                45,924,446   (23,323)  45,901,123

Proceeds from issuance
   of limited partnership
   units (167,977.67 units)                                         16,797,767        --   16,797,767

Sales and offering expenses                                         (2,267,698)       --   (2,267,698)

Cash distributions to partners        $  2.34       $   .35         (1,858,176)  (16,036)  (1,874,212)

Net income                                                             244,925     2,474      247,399
                                                                   -----------  --------  -----------

Balance at March 31, 1998                                          $58,841,264  $(36,885) $58,804,379
                                                                   ===========  ========  ===========



See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Cash Flows

                      For the Three Months Ended March 31,

                                   (unaudited)

                                                                                 1998           1997
                                                                                 ----           ----
Cash flows from operating activities:
   Net income                                                                $    247,399    $   125,543
                                                                             ------------    -----------
   Adjustments to reconcile net income to
    net cash provided by (used in) operating activities:
      Finance income portion of receivables paid directly
        to lenders by lessees                                                  (2,457,589)      (958,529)
      Interest expense on non-recourse financing paid
        directly by lessees                                                     1,531,238        552,215
      Amortization of initial direct costs                                        423,326        310,609
      Income from leveraged leases, net                                          (344,909)      (380,630)
      Allowance for doubtful accounts                                             150,000             --
      Distribution from equity investment in joint venture                        113,243             --
      Income from equity investment in joint venture                              (93,533)       (20,808)
      Collection of principal  - non-financed receivables                          55,479        634,268
      Gain on sale of equipment                                                        --        (32,891)
      Change in operating assets and liabilities:
         Other assets                                                             245,642       (720,659)
         Accounts payable - other                                                 232,234        (32,438)
         Security deposits and deferred credits                                    67,952         20,195
         Accounts payable - General Partner and affiliates, net                   (28,150)       299,514
         Minority interest in joint venture                                         1,117          1,094
         Other, net                                                               (50,241)       (41,937)
                                                                             ------------    -----------

           Total adjustments                                                     (154,191)      (369,997)
                                                                             ------------    -----------

        Net cash provided by (used in) operating activities                        93,208       (244,454)
                                                                             ------------    -----------

Cash flows from investing activities:
   Equipment and receivables purchased                                         (9,131,425)    (3,395,281)
   Initial direct costs                                                        (1,581,719)    (1,164,222)
   Equity investment in joint ventures                                            (63,653)            --
   Proceeds from sale of equipment                                                     --      1,793,586
                                                                             ------------    -----------

         Net cash used in investing activities                                (10,776,797)    (2,765,917)
                                                                             ------------    -----------

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                      Statements of Cash Flows (Continued)

                      For the Three Months Ended March 31,

                                   (unaudited)

                                                                                1998            1997
                                                                                ----            ----

Cash flows from financing activities:
   Issuance of limited partnership units, net of offering expenses            14,530,069      4,833,663
   Proceeds from note payable affiliate                                               --      4,250,000
   Principal payments on recourse debt                                                --     (2,150,000)
   Cash distributions to partners                                             (1,874,212)      (775,320)
                                                                             -----------    -----------

         Net cash provided by financing activities                            12,655,857      6,158,343
                                                                             -----------    -----------

Net increase in cash                                                           1,972,268      3,147,972

Cash at beginning of period                                                    4,516,385        698,301
                                                                             -----------    -----------

Cash at end of period                                                        $ 6,488,653    $ 3,846,273
                                                                             ===========    ===========




See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                      Statements of Cash Flows (continued)

Supplemental Disclosure of Cash Flow Information

      For the three months ended March 31, 1998 and 1997, non-cash activities included the following:

                                                                                1998            1997
                                                                                ----            ----

Fair value of equipment and receivables
   purchased for debt and payables                                           $(38,313,411)   $(38,220,051)
Non-recourse notes payable assumed in
   purchase price                                                              36,628,091      37,741,972
Accounts payable - equipment                                                    1,685,320         478,079

Principal and interest on direct
   finance receivables paid directly
   to lenders by lessees                                                        7,223,016       3,682,924
Principal and interest on non-recourse
   financing paid directly to lenders
   by lessees                                                                  (7,223,016)     (3,682,924)

Decrease in investments in finance leases and financings
   due to contributions to joint venture                                               --       5,190,238
Increase in equity investment in joint venture                                         --      (5,190,238)
                                                                             ------------    ------------

                                                                             $         --    $         --
                                                                             ============    ============

      Interest expense of $1,531,238 and $574,541 for the three months ended March 31, 1998 and 1997 consisted of interest expense on non-recourse financing paid or accrued directly to lenders by lessees of $1,531,238 and $552,216, respectively, and other interest of $0 and $22,325, respectively.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                          Notes to Financial Statements

                                 March 31, 1998

                                   (unaudited)
1.    Basis of Presentation

      The financial statements of ICON Cash Flow Partners L.P. Seven (the "Partnership") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair statement of income for each period shown. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules and regulations. Management believes that the disclosures made are adequate to make the information represented not misleading. The results for the interim period are not necessarily indicative of the results for the full year. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Partnership's 1997 Annual Report on Form 10-K.

2.    Net Investment in Leveraged Leases

      On August 20, 1996 the partnership acquired, subject to a leveraged lease, the residual interest in an aircraft. The aircraft is a McDonnell Douglas DC-10-30F currently on lease to Federal Express. The purchase price was $40,973,585, consisting of $6,000,000 in cash and the assumption of non-recourse senior debt of $26,217,294 and non-recourse junior debt of $8,756,291.

      On December 31, 1996 the Partnership acquired, subject to a leveraged lease, the residual interest in an aircraft. The aircraft is a 1976 McDonnell Douglas DC-10-30 currently on lease to Continental Airlines. The purchase price was $11,320,923, consisting of $2,104,262 in cash and the assumption of non-recourse senior debt of $9,216,661.

The net investment in leveraged leases as of March 31, 1998 consisted of the following:

      Non-cancelable minimum rents receivable (net of
        principal and interest on non-recourse debt)                                 $         --
      Estimated unguaranteed residual values                                           24,818,001
      Initial direct costs                                                              1,165,970
      Unearned income                                                                 (14,487,910)
                                                                                     ------------
                                                                                     $ 11,496,061
                                                                                     ============

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

3.    Related Party Transactions

      Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates for the three months ended March 31, 1998 and 1997 were as follows:

                                             1998             1997
                                             ----             ----

Underwriting commissions                $  335,955      $  111,761     Charged to Equity
Organization and offering                  587,922         195,582     Charged to Equity
Acquisition fees                         1,423,345       1,320,281     Capitalized
Management fees                            478,301         357,477     Charged to operations
Administrative expense
 reimbursements                            207,548         151,194     Charged to operations
                                        ----------      ----------

Total                                   $3,033,071      $2,136,295
                                        ==========      ==========

      The Partnership and affiliates formed three joint ventures for the purpose of acquiring and managing various assets. (See Note 4 for additional information relating to the joint ventures.)

4.    Investment in Joint Venture

      The Partnership Agreement allows the Partnership to invest in joint ventures with other limited partnerships sponsored by the General Partner provided that the investment objectives of the joint ventures are consistent with that of the Partnership.

ICON Cash Flow L.L.C. III
-------------------------

      On December 31, 1996, the Partnership and an affiliate, ICON Cash Flow Partners, L.P., Series E ("Series E") formed ICON Cash Flow Partners L.L.C. III ("ICON LLC III"), for the purpose of acquiring and managing an aircraft currently on lease to Continental Airlines, Inc. The Partnership and Series E contributed 99% and 1% of the cash received for such acquisitions, respectively, to ICON Cash Flow LLC III.

ICON Receivables 1997-A L.L.C.
------------------------------

      In March 1997 the Partnership, Series D and L.P. Six contributed and assigned equipment lease and finance receivables and residuals to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

      On September 19, 1997 the Partnership, Series E and L.P. Six contributed and assigned additional equipment lease and finance receivables and residuals to 1997-A. The Partnership, Series D, Series E and L.P. Six (collectively the "1997-A Members") received a 19.97%, 17.81% 31.19% and 31.03% interest, respectively, in 1997-A based on the present value of their related contributions.

Information as to the financial position and results of operations of 1997-A at March 31, 1998 is summarized below:

                                                                  March 31, 1998
                                                                  --------------
                  Assets                                           $48,132,853
                                                                   ===========

                  Liabilities                                      $42,562,421
                                                                   ===========

                  Equity                                           $ 5,570,432
                                                                   ===========

                                                                Three Months Ended
                                                                  March 31, 1998
                                                                  --------------
                  Net income                                       $   370,203
                                                                   ===========

ICON Receivables 1997-B L.L.C.
------------------------------

      In August 1997 the Partnership, Series E and L.P. Six (collectively, the "1997-B Members") formed ICON Receivables 1997-B L.L.C. ("1997-B"), for the purpose of originating lease transactions and ultimately securitizing its portfolio.

Information as to the financial position and results of operations of 1997-B at March 31, 1998 is summarized below:


                                                                  March 31, 1998
                                                                  --------------
                  Assets                                           $25,474,993
                                                                   ===========

                  Liabilities                                      $21,776,767
                                                                   ===========

                  Equity                                           $ 3,698,226
                                                                   ===========

                                                                Three Months Ended
                                                                  March 31, 1998
                                                                  --------------
                  Net income                                       $   115,207
                                                                   ===========

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

                                 March 31, 1998

     ICON Cash Flow Partners L.P. Seven (the "Partnership") was formed on May 23, 1995 as a Delaware limited partnership. The Partnership commenced business operations on its initial closing date, January 19, 1996, with the admission of 26,367.95 limited partnership units at $100 per unit representing $2,636,795.17 of capital contributions. Between January 19, 1996 and December 31, 1996, 249,172.52 additional units were admitted representing $24,917,252 of capital contributions. In 1997, 285,927.35 additional units were admitted representing $28,592,735 of capital contributions and 1,625.63 units were redeemed. From January 1, 1998 to March 31, 1998, 167,977.67 additional units were admitted, bringing the total units and capital subscriptions to 727,819.86 and $72,781,986, respectively.

     The Partnership's portfolio consisted of a net investment in finance leases, leveraged leases, equity investment in joint ventures, investment in estimated unguaranteed residual values and financings representing 77%, 7%, 1%, 14% and less than 1% of total investments at March 31, 1998, respectively and 78%, 14%, 7%, 0% and 1% at March 31, 1997, respectively.

     For the three months ended March 31, 1998 and 1997 the Partnership leased or financed equipment with an initial cost of $47,444,836 and $44,009,376, respectively to 6 and 15 lessees or equipment users respectively. The weighted average initial transaction term for each quarter was 59 and 44 months respectively.

Results of Operations for the Three Months Ended March 31, 1998 and 1997

     Revenues for the three months ended March 31, 1998 were $3,096,163, representing an increase of $1,538,144 from 1997. The increase in revenues resulted primarily from an increase in finance income of $1,465,377, an increase in interest income and other of $68,654 and an increase in income from equity investment in joint ventures of $72,725. These increases were partially offset by a decrease in income from leveraged leases of $35,721 and a decrease in net gain on sales or remarketing of equipment of $32,891. The increase in finance income resulted from the increase in the average size of the portfolio from 1997 to 1998. Income from equity investment in joint ventures increased due to the Partnership's March 1997 investment in ICON Receivables 1997-A LLC, the timing of which afforded only a partial month's income in the first quarter of 1997 as compared to a full three months for the period ended March 31, 1997. Interest income and other increased primarily as a result of the increase in the average cash balance from 1997 to 1998. Net gain on sales or remarketing of equipment decreased due to a decrease in the number of leases maturing, and the underlying equipment being sold or remarketed, for which the proceeds received were in excess of the remaining carrying value of the equipment.

     Expenses for the three months ended March 31, 1998 were $2,848,764, representing an increase of $1,416,288 from 1997. The increase in expenses was due to an increase in interest expense of $956,697, an increase in management fees of $120,824, an increase in amortization of initial direct costs of $112,717, an increase in administrative expense reimbursements of $56,354, an increase in general and administrative expense of $19,674, an increase in provision for bad debts of $150,000 and an increase in minority interest in joint venture of $22. Interest expense increased due to an increase in the average debt outstanding from 1997 to 1998. Management fees, amortization of initial direct costs, administrative expense reimbursement and general and administrative expense increased due to an increase in the

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 March 31, 1998

average size of the portfolio from 1997 to 1998. A provision for bad debt was made during the first quarter of 1998 as a result of an analysis of delinquency, an assessment of overall risk and a review of historical loss experience.

     Net income for the three months ended March 31, 1998 and 1997 was $247,399 and $125,543, respectively. The net income per weighted average limited partnership unit was $.36 and $.40, respectively.

Liquidity and Capital Resources

     The Partnership's primary sources of funds for the three months ended March 31, 1998 and 1997 were capital contributions, net of offering expenses, of $14,530,069 and $4,833,663, from limited partners, respectively, net cash provided by operations of $93,208 and $(244,454), respectively, proceeds from sale of equipment of $0 and $1,793,586, respectively and proceeds from affiliate note of $0 and $4,250,000, respectively. These funds were used to make payments on borrowings, fund cash distributions and to purchase equipment. The Partnership intends to purchase additional equipment and fund cash distributions utilizing capital contributions, cash provided by operations, proceeds from sales of equipment and borrowings.

     Cash distributions to limited partners for the three months ended March 31, 1998 and 1997, which were paid monthly, totaled $1,858,176 and $767,568, respectively, of which $244,925 and $124,288 was investment income and $1,613,251 and $643,280 was a return of capital, respectively. The monthly annualized cash distributions rate to limited partners was 10.75% of which 1.42% and 1.6% was investment income and 9.33% and 9.15% was a return of capital, respectively. The limited partner distribution per weighted average unit outstanding for the three months ended March 31, 1998 and 1997 was $2.69, of which $.35 and $.40 was investment income and $2.34 and $2.29 was a return of capital, respectively.

      In March 1997 the Partnership, Series D and L.P. Six contributed and assigned equipment lease and finance receivables and residuals to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. On September 19, 1997 the Partnership, Series E and L.P. Six contributed and assigned additional equipment lease and finance receivables and residuals to 1997-A. The Partnership, Series D, Series E and L.P. Six (collectively the "1997-A Members") received a 19.97%, 17.81% 31.19% and 31.03% interest, respectively, in 1997-A based on the present value of their related contributions.

      In August 1997 the Partnership, Series E and L.P. Six (collectively, the "1997-B Members") formed ICON Receivables 1997-B L.L.C. ("1997-B"), for the purpose of originating lease transactions and ultimately securitizing its portfolio.

     As of March 31, 1998, except as noted above, there were no known trends or demands, commitments, events or uncertainties which are likely to have any material effect on liquidity. As cash is realized from operations, sales of equipment and borrowings, the Partnership will invest in equipment leases and financings where it deems it to be prudent while retaining sufficient cash to meet its reserve requirements and recurring obligations as they become due.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                              Financial Statements

                                December 31, 1997

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------




The Partners
ICON Cash Flow Partners L.P. Seven:

We have audited the accompanying balance sheets of ICON Cash Flow Partners L.P. Seven (a Delaware limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, changes in partners' equity, and cash flows for the years ended December 31, 1997 and 1996 and for the period May 23, 1995 (date of inception) to December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Cash Flow Partners L.P. Seven as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 and for the period May 23, 1995 (date of inception) to December 31, 1995, in conformity with generally accepted accounting principles.



                                               /s/ KPMG Peat Marwick LLP
                                               ---------------------------------
                                               KPMG Peat Marwick



March 27, 1998
New York, New York

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 Balance Sheets

                                  December 31,

                                                              1997              1996
                                                              ----              ----
Assets
------

Cash                                                     $    4,516,385     $    698,301
                                                         --------------     ------------

Investment in finance leases
   Minimum rents receivable                                  89,824,617       15,894,245
   Estimated unguaranteed residual values                    33,168,213        6,667,481
   Initial direct costs                                       2,851,751          869,559
   Unearned income                                          (23,581,783)      (3,515,258)
   Allowance for doubtful accounts                             (155,000)         (65,000)
                                                         --------------     ------------

                                                            102,107,798       19,851,027
                                                         --------------     ------------

Investment in estimated unguaranteed residual values         26,531,664       12,325,000
                                                         --------------     ------------

Net investment in leveraged leases                           11,146,488        9,980,633
                                                         --------------     ------------

Equity investment in joint ventures                           2,022,052               --
                                                         --------------     ------------

Investment in financings
   Receivables due in installments                              906,283        6,619,755
   Initial direct costs                                          16,480          143,565
   Unearned income                                             (197,918)      (1,271,152)
   Allowance for doubtful accounts                              (22,222)         (10,000)
                                                         --------------     ------------

                                                                702,623        5,482,168
                                                         --------------     ------------

Other assets                                                    852,432          148,941
                                                         --------------     ------------

Total assets                                             $  147,879,442     $ 48,486,070
                                                         ==============     ============




                                                        (continued on next page)

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                           Balance Sheets (Continued)

                                  December 31,

                                                              1997              1996
                                                              ----              ----

       Liabilities and Partners' Equity
       --------------------------------

Notes payable - non-recourse                             $   90,575,890   $   11,089,945
Note payable - recourse                                      10,075,000       12,225,000
Accounts payable-equipment                                    1,011,196        1,790,717
Accounts payable - General Partner and affiliate                 28,150          438,297
Accounts payable - other                                        238,586           54,114
Security deposits and deferred credits                           29,162            6,188
Minority interest in joint venture                               20,335           15,955
                                                         --------------   --------------
                                                            101,978,319       25,620,216
                                                         --------------   --------------

Commitments and Contingencies

Partners' equity (deficiency)
   General Partner                                              (23,323)          (8,694)
   Limited partners (559,842.19 and 275,540.47 units
     outstanding, $100 per unit original
     issue price in 1997 and 1996, respectively)             45,924,446       22,874,548
                                                         --------------   --------------

     Total partners' equity                                  45,901,123       22,865,854
                                                         --------------   --------------

Total liabilities and partners' equity                   $  147,879,442   $   48,486,070
                                                         ==============   ==============







See accompanying notes to financial statements.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Operations

           For the Years Ended December 31, 1997 and 1996 and for the Period May 23, 1995 (date of inception) to December 31, 1995

                                                          1997            1996         1995
                                                          ----            ----         ----

Revenues

   Finance income                                     $   6,155,775   $   939,924   $     --
   Net gain on sales or remarketing of equipment          1,748,790          --           --
   Income from leveraged leases, net                      1,291,331       366,790         --
   Income from equity investment in joint ventures          436,216          --           --
   Interest income and other                                117,132       257,355         --
                                                      -------------   -----------   --------

   Total revenues                                         9,749,244     1,564,069         --
                                                      -------------   -----------   --------

Expenses

   Interest                                               3,652,517       398,200         --
   Management fees - General Partner                      1,522,045       264,784         --
   Amortization of initial direct costs                     932,123       230,785         --
   Administrative expense
     reimbursements - General Partner                       652,319       117,809         --
   General and administrative                               186,280        72,040         --
   Provision for bad debts                                  150,000        75,000         --
   Minority interest in joint ventures                        4,380          --           --
                                                      -------------   -----------   --------

   Total expenses                                         7,099,664     1,158,618         --
                                                      -------------   -----------   --------

Net income                                            $   2,649,580   $   405,451   $     --
                                                      =============   ===========   ========

Net income allocable to:
   Limited partners                                   $   2,623,084   $   401,396   $     --
   General Partner                                           26,496         4,055         --
                                                      -------------   -----------   --------

                                                      $   2,649,580   $   405,451   $     --
                                                      =============   ===========   ========

Weighted average number of limited
   partnership units outstanding                            413,677       156,222         --
                                                      =============   ===========   ========

Net income per weighted average
   limited partnership unit                           $        6.34   $      2.57   $     --
                                                      =============   ===========   ========


See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Statements of Changes in Partners' Equity

                 For the Years Ended December 31, 1997 and 1996
               and for the Period May 23, 1995 (date of inception)
                              to December 31, 1995

                          Limited Partner Distributions
                          -----------------------------

                                      Return of    Investment         Limited        General
                                       Capital       Income          Partners        Partner          Total
                                       -------       ------          --------        -------          -----
                                    (Per weighted average unit)

Initial partners'
   capital contribution
   - May 23, 1995                                                  $       1,000     $   1,000    $      2,000
                                                                   -------------     ---------    ------------

Balance at
   December 31, 1995                                                       1,000         1,000           2,000

Refund of initial
   limited partners'
   capital contribution                                                   (1,000)           --          (1,000)

Proceeds from issuance
   of limited partnership
   units (275,540.47 units)                                           27,554,047            --      27,554,047

Sales and
   offering expenses                                                  (3,719,796)           --      (3,719,796)

Cash distributions
   to partners                        $  8.18       $  2.57           (1,361,099)      (13,749)     (1,374,848)

Net income                                                               401,396         4,055         405,451
                                                                   -------------     ---------    ------------

Balance at
   December 31, 1996                                                  22,874,548        (8,694)     22,865,854

Proceeds from issuance
   of limited partnership
   units (285,927.35 units)                                           28,592,735            --      28,592,735

Sales and
   offering expenses                                                  (3,862,277)           --      (3,862,277)

Limited partnership units
   redeemed (1,625.63 units)                                            (155,815)           --        (155,815)

                                                        (continued on next page)

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

              Statements of Changes in Partners' Equity (continued)

                 For the Years Ended December 31, 1997 and 1996
               and for the Period May 23, 1995 (date of inception)
                              to December 31, 1995

                          Limited Partner Distributions
                          -----------------------------

                                      Return of    Investment           Limited        General
                                       Capital       Income            Partners        Partner          Total
                                       -------       ------            --------        -------          -----
                                    (Per weighted average unit)

Cash distributions
   to partners                        $  4.41       $  6.34             (4,147,829)      (41,125)     (4,188,954)

Net income                                                               2,623,084        26,496       2,649,580
                                                                     -------------   -----------   -------------

Balance at
   December 31, 1997                                                 $  45,924,446   $   (23,323)  $  45,901,123
                                                                     =============   ===========   =============








See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Cash Flows

               For the Years Ended December 31, 1997, 1996 and for
                 the Period May 23, 1995 (date of inception) to
                                December 31, 1995

                                                                        1997            1996             1995
                                                                        ----            ----             ----
Cash flows from operating activities:
   Net income                                                     $     2,649,580  $      405,451     $   --
                                                                  ---------------  --------------     ---------
   Adjustments to reconcile net income to
    net cash provided by operating activities:
     Gain on sale of equipment                                         (1,748,790)             --         --
     Allowance for doubtful accounts                                      102,222          75,000         --
     Finance income portion of
     receivables paid directly
       to lenders by lessees                                           (5,912,799)       (608,965)        --
     Amortization of initial direct costs                                 932,123         230,785         --
     Interest expense on non-recourse
       financings paid directly by lessees                              3,463,617         395,645         --
     Collection of principal
       - non-financed receivables                                         516,966         498,027         --
     Income from leveraged leases, net                                 (1,291,331)       (366,790)        --
     Income from equity investment in joint ventures                     (436,216)             --         --
     Distribution from equity investment in joint ventures              5,258,223              --         --
     Change in operating assets and liabilities:
       Other assets                                                      (703,491)       (148,941)        --
       Account payable to General Partner and affiliates, net            (410,147)        438,297         --
       Accounts payable - other                                           184,472          54,114         --
       Minority interest in joint ventures                                  4,380          15,955         --
       Security deposits and deferred credits                              22,974           6,189         --
       Other, net                                                         223,547         (20,868)        --
                                                                  ---------------  --------------  ---------

         Total adjustments                                                205,750         568,448         --
                                                                  ---------------  --------------  ---------

       Net cash provided by operating activities                        2,855,330         973,899         --
                                                                  ---------------  --------------  ---------

Cash flows from investing activities:
   Equipment and receivables purchased                                (20,121,149)    (19,898,183)        --
   Proceeds from sale of equipment                                      7,315,408            -            --
   Initial direct costs                                                (3,363,765)     (2,737,818)        --
   Equity investment in joint ventures                                 (1,259,244)       (100,000)        --
                                                                  ---------------  --------------  ---------

       Net cash used in investing activities                          (17,428,750)    (22,736,001)        --
                                                                  ---------------  --------------  ---------

                                                        (continued on next page)

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                      Statements of Cash Flows (continued)

               For the Years Ended December 31, 1997, 1996 and for
                 the Period May 23, 1995 (date of inception) to
                                December 31, 1995

                                                                        1997            1996             1995
                                                                        ----            ----             ----

Cash flows from financing activities:
   Issuance of limited partnership units,
     net of offering expenses                                          24,730,458      23,834,251               --
   Proceeds from affiliate loan                                         4,250,000              --               --
   Principal payment on loans from affiliate                           (4,250,000)             --               --
   Principal payment on notes payable recourse                         (2,150,000)             --               --
   Cash distributions to partners                                      (4,188,954)     (1,374,848)              --
   Initial limited and General Partner capital contributions                   --              --            2,000
   Refund of initial limited partners'
     capital contribution                                                      --          (1,000)              --
                                                                  ---------------   -------------    -------------

       Net cash provided by financing activities                       18,391,504      22,458,403            2,000
                                                                  ---------------   -------------    -------------

Net increase in cash                                                    3,818,084         696,301            2,000

Cash at beginning of year                                                 698,301           2,000               --
                                                                  ---------------   -------------    -------------

Cash at end of year                                               $     4,516,385   $     698,301    $       2,000
                                                                  ===============   =============    =============


See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                      Statements of Cash Flows (continued)

Supplemental Disclosure of Cash Flow Information
------------------------------------------------

     Interest expense of $3,652,517 and $398,200 for the years ended December 31, 1997 and 1996 consisted of: interest expense on non-recourse financings paid or accrued to lenders by lessees of $3,463,617 and $395,645, respectively, and other interest of $188,900 and $2,555, respectively.

     For the years ended December 31, 1997 and 1996, non-cash activities included the following:

                                                              1997                1996
                                                              ----                ----
Fair value of equipment and receivables
   purchased for debt and payables                         $(100,824,655)    $  (59,189,952)
Non-recourse and recourse notes payable
   assumed in purchase price                                  99,813,459         57,399,235
Accounts payable - equipment                                   1,011,196          1,790,717

Decrease in investment in finance leases due
   to terminations                                             6,025,115                 --
Decrease in notes payable non-recourse
   due to terminations                                        (6,025,115)                --

Decrease in investments in finance leases and
   financings due to contribution to joint ventures            5,391,216                 --
Increase in equity investment in joint ventures               (5,391,216)                --

Principal and interest on direct
   finance receivables paid directly
   to lenders by lessees                                      17,766,016          3,625,762
Principal and interest on non-recourse
   financings paid directly to lenders
   by lessees                                                (17,766,016)        (3,625,762)
                                                           -------------     --------------
                                                           $          --     $           --
                                                           =============     ==============

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                          Notes to Financial Statements

                                December 31, 1997

1. Organization

     ICON Cash Flow Partners L.P. Seven (the "Partnership") was formed on May 23, 1995 as a Delaware limited partnership with an initial capitalization of $2,000. It was formed to acquire various types of equipment, to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The Partnership's maximum offering is $100,000,000. The Partnership commenced business operations on its initial closing date, January 19, 1996, with the admission of 26,367.95 limited partnership units at $100 per unit representing $2,636,795 of capital contributions. As of December 31, 1997, 535,099.87 additional units had been admitted into the Partnership with aggregate gross proceeds of $53,509,987 bringing the total admission to 561,467.82 units totaling $56,146,782 in capital contributions. During 1997, 1,625.63 units were redeemed, leaving 559,842.19 partnership units outstanding at December 31, 1997.

     In the third quarter of 1997 the Partnership received approval from the Securities and Exchange Commission to extend the Partnership's offering period by twelve months. The Partnership's offering period will end no later than November 9, 1998.

     The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will manage and control the business affairs of the Partnership's equipment, leases and financing transactions under a management agreement with the Partnership.

     ICON Securities Corp., an affiliate of the General Partner, will receive an underwriting commission on the gross proceeds from sales of all units. The total underwriting compensation to be paid by the Partnership, including underwriting commissions, sales commissions, incentive fees, public offering expense reimbursements and due diligence activities will be limited to 13 1/2% of the gross proceeds received from the sale of the units. Such offering expenses aggregated $7,579,816 (including $3,088,993 paid to the General Partner or its affiliates (See Note 10) and were charged directly to limited partners' equity.

     Profits, losses, cash distributions and disposition proceeds will be allocated 99% to the limited partners and 1% to the General Partner until each limited partner has received cash distributions and disposition proceeds sufficient to reduce its adjusted capital contribution account to zero and receive, in addition, other distributions and allocations which would provide a 10% per annum cumulative return, compounded daily, on its outstanding adjusted capital contribution account. After such time, the distributions will be allocated 90% to the limited partners and 10% to the General Partner.

2. Significant Accounting Policies

     Basis of Accounting and Presentation - The Partnership's records are maintained on the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

     Leases - The Partnership accounts for owned equipment leased to third parties as finance leases or leveraged leases. For finance leases, the Partnership records, at the inception of the lease, the total minimum lease payments receivable, the estimated unguaranteed residual values, the initial direct costs related to the leases and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual minus the cost of the leased equipment. Unearned income is recognized as finance income over the terms of the related leases using the interest method. The Partnership's net investment in leveraged leases consists of minimum lease payments receivable, the estimated unguaranteed residual values and the initial direct costs related to the leases, net of the unearned income and principal and interest on the related non-recourse debt. Unearned income is recognized as income from leveraged leases over the life of the lease at a constant rate of return on the positive net investment. Initial direct costs of finance leases and leverage leases are capitalized and are amortized over the terms of the related leases using the interest method. The Partnership's leases have terms ranging from two to five years. Each lease is expected to provide aggregate contractual rents that, along with residual proceeds, return the Partnership's cost of its investments along with investment income.

     Investment in Financings - Investment in financings represent the gross receivables due from the financing of equipment plus the initial direct costs related thereto less the related unearned income. The unearned income is recognized as finance income, and the initial direct costs are amortized, over the terms of the receivables using the interest method. Financing transactions are supported by a written promissory note evidencing the obligation of the user to repay the principal, together with interest, which will be sufficient to return the Partnership's full cost associated with such financing transaction, together with some investment income. Furthermore, the repayment obligation is collateralized by a security interest in the tangible or intangible personal property.

     Investment in Estimated Unguaranteed Residual Value - The Partnership purchased a 50% interest of an option to acquire equipment during 1996. The Partnership purchased a 100% interest of an option to acquire equipment during 1997. The assets will be carried at cost until sale or release of the equipment, at which time a gain or loss will be recognized on the transactions. No income will be recognized until the underlying equipment is sold or released. (See Note 3 for discussion of investment in estimated unguaranteed residual value).

     Disclosures About Fair Value of Financial Instruments - Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments, except for lease related instruments. At December 31, 1997, the carrying value of the Partnership's financial assets other than lease related investments and liabilities approximates fair value.

     Allowance for Doubtful Accounts - The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. The allowance for doubtful accounts is based on an analysis of delinquency, an assessment of overall risk and a review of historical loss experience. The Partnership's write-off policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, and prior collection experience. An account is fully reserved for or written off when the analysis indicates that the probability of collection of the account is remote.

     Impairment of Estimated Residual Values - In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which was effective beginning in 1996.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

     The Partnership's policy with respect to impairment of estimated residual values is to review, on a quarterly basis, the carrying value of its residuals on an individual asset basis to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable and, therefore, an impairment loss should be recognized. The events or changes in circumstances which generally indicate that the residual value of an asset has been impaired are (i) the estimated fair value of the underlying equipment is less than the Partnership's carrying value or (ii) the lessee is experiencing financial difficulties and it does not appear likely that the estimated proceeds from disposition of the asset will be sufficient to satisfy the remaining obligation to the non-recourse lender and the Partnership's residual position. Generally in the latter situation, the residual position relates to equipment subject to third party non-recourse notes payable where the lessee remits their rental payments directly to the lender and the Partnership does not recover its residual until the non-recourse note obligation is repaid in full.

     The Partnership measures its impairment loss as the amount by which the carrying amount of the residual value exceeds the estimated proceeds to be received by the Partnership from release or resale of the equipment. Generally, quoted market prices are used as the basis for measuring whether an impairment loss should be recognized.

     As a result, the Partnership's policy with respect to measurement and recognition of an impairment loss associated with estimated residual values is consistent with the requirements of SFAS No. 121 and, therefore, the Partnership's adoption of this Statement in the first quarter of 1996 had no material effect on the financial statements.

     Income Taxes - No provision for income taxes has been made as the liability for such taxes is that of each of the partners rather than the Partnership.

     New Accounting Pronouncements - In June 1996 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 125 establishes, among other things, criteria for determining whether a transfer of financial assets is a sale or a secured borrowing effective for all transfers occurring after December 31, 1997. The adoption of SFAS No. 125 is not expected to have a material impact on the Partnership's net income, partners' equity or total assets.

3. Gain on Disposal of Residual Interest

In December 1997 the Partnership disposed of its residual interest in two offshore supply vessels owned by Energy Land Corp. The disposal of the residual interest occurred in connection with the sale of the vessels to Hvide Marine, Inc. The vessels had previously been chartered by Occidental Equipment and Services, Inc. The Partnership's interest was acquired on April 9, 1997 for $3,430,000 cash. The Partnership paid $278,500 in initial direct costs related to the transaction. The residual interest was disposed of for total cash proceeds of $5,864,138. The Partnership earned $446,028 on the transaction from April 1997 through December 1997. The Partnership recognized a $1,709,610 gain upon disposal of its interest.

4. Residual Investment

     On December 31, 1996, the Partnership purchased a 50% share of an option to acquire a 100% interest in a drilling rig. The purchase price of the 50% investment was $12,325,000.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

     On July 31, 1997, the Partnership purchased an option to acquire a 100% interest on three Boeing 737-300 aircraft, currently on lease with Continental Airlines. The purchase price was $14,206,664 and consisted of $1,237,500 in cash and $12,969,164 in non-recourse notes.

5. Net Investment in Leveraged Leases

     On August 20, 1996, the Partnership acquired, subject to a leveraged lease, the residual interest in an aircraft on lease with Federal Express. The aircraft is a 1986 McDonnell Douglas DC-10-30F, and has a remaining term of seven years. The purchase price was $40,973,585, consisting of $6,000,000 in cash and the assumption of non-recourse senior debt of $26,217,294 and non-recourse junior debt of $8,756,291.

     On December 31, 1996, the Partnership acquired, subject to a leveraged lease, an aircraft on lease with Continental Airlines, Inc. The aircraft is a 1976 McDonnell Douglas DC-10-30 and has a remaining term of five years. The purchase price was $11,320,923 consisting of $2,104,262 in cash and the assumption of non-recourse senior debt of $9,216,661.

The net investment in the leveraged leases as of December 31, 1997 consisted of the following:


      Non-cancelable minimum rents receivable (net of
        principal and interest on non-recourse debt)     $    1,071,000
      Estimated unguaranteed residual values                 24,818,001
      Initial direct costs                                    1,231,377
      Unearned income                                       (15,973,890)
                                                         --------------
                                                         $   11,146,488
                                                         ==============

     Unearned income is recognized from leveraged leases over the life of the lease at a constant rate of return on the positive net investment.

     Non-cancelable minimum rents receivable relating to the leveraged leases at December 31, 1997 are $51,610,515 and are due as follows:


                                   1998                   $ 7,742,360
                                   1999                     7,742,360
                                   2000                     8,022,359
                                   2001                     8,022,359
                                   2002                     8,022,360
                                   Thereafter              12,058,717
                                                          -----------
                                                          $51,610,515
                                                          ===========

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

     Principal and interest on non-recourse debt assumed in the purchase of the leveraged leases is $50,539,515 at December 31, 1997 and matures as follows:


                                   1998                    $ 7,742,360
                                   1999                      7,742,360
                                   2000                      7,742,359
                                   2001                      7,742,359
                                   2002                      7,742,359
                                   Thereafter               11,827,718
                                                           -----------
                                                           $50,539,515
                                                           ===========

     Prior to the acquisition of the Federal Express transaction, the free cash flow, the rent in excess of the senior debt payments, was financed by an affiliated partnership, ICON Cash Flow Partners, L.P., Series D, (i.e., the junior debt). On January 29, 1997, the Partnership refinanced a portion of the junior debt with a third party.

6.   Receivables Due in Installments

     Non-cancelable minimum annual amounts due on finance leases and financings are as follows:


                                                   Finance
                           Year                     Leases       Financings         Total
                           ----                     ------       ----------         -----

                           1998                   $23,412,651   $   293,446    $  23,706,097
                           1999                    20,291,755       190,239       20,481,994
                           2000                    16,181,430       183,345       16,364,775
                           2001                     9,857,704       149,805       10,007,509
                           2002                     8,022,360        89,448        8,111,808
                           Thereafter              12,058,717            --       12,058,717
                                                  -----------   -----------    -------------
                                                  $89,824,617   $   906,283    $  90,730,900
                                                  ===========   ===========    =============


7.   Allowance for Doubtful Accounts

     The allowance for doubtful accounts related to the investments in finance leases and financings consisted of the following:

                                                      Finance
                                                       Leases         Financings         Total
                                                       ------         ----------         -----
               Balance at December 31, 1995         $        --       $        --         $    --
               Charged to operations                     65,000            10,000          75,000
                                                    -----------       -----------      ----------
               Balance at December 31, 1996              65,000            10,000          75,000

               Charged to operations                     90,000            60,000         150,000
               Accounts written-off                          --           (47,778)        (47,778)
                                                    -----------       -----------      ----------
               Balance at December 31, 1997         $   155,000       $    22,222      $  177,222
                                                    ===========       ===========      ==========

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

8.   Notes Payable

     Notes payable consists of notes payable non-recourse, which are being paid directly to the lenders by the lessees, and notes payable recourse, which relates to the Partnership's acquisition of a residual investment (See Note 4). The notes bear interest at rates ranging from 6.5% to 9.4%. These notes mature as follows:

                                      Notes Payable        Note Payable
                  Year                Non-Recourse           Recourse             Total
                  ----                ------------           --------             -----
                  1998              $     25,575,394      $    2,250,000      $ 27,825,394
                  1999                    21,998,436           2,250,000        24,248,436
                  2000                    16,574,146           5,575,000        22,149,146
                  2001                     7,447,607                  --         7,447,607
                  2002                     4,872,512                  --         4,872,512
                  Thereafter              14,107,795                  --        14,107,795
                                    ----------------      --------------      ------------
                                    $     90,575,890      $   10,075,000      $100,650,890
                                    ================      ==============      ============

9.   Investment in Joint Ventures

     The Partnership Agreement allows the Partnership to invest in joint ventures with other limited partnerships sponsored by the General Partner provided that the investment objectives of the joint ventures are consistent with that of the Partnership.

ICON Cash Flow L.L.C. III
-------------------------

                  On December 31, 1996, the Partnership and an affiliate, ICON Cash Flow Partners, L.P., Series E ("Series E") formed ICON Cash Flow Partners L.L.C. III ("ICON LLC III"), for the purpose of acquiring and managing an aircraft currently on lease to Continental Airlines, Inc. The aircraft is a 1976 McDonnell Douglas DC-10-30 and cost $10,905,228. The lease is a leveraged lease and the lease term expires in March 2003. Profits, losses, excess cash and disposition proceeds are allocated 99% to the Partnership and 1% to Series E. The Partnership's financial statements include 100% of the assets and liabilities of ICON LLC III. Series E's investment in ICON LLC III has been reflected as "Minority interest in joint venture."

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

ICON Receivables 1997-A L.L.C.
------------------------------

     In March 1997 the Partnership, Series D and L.P. Six contributed and assigned equipment lease and finance receivables and residuals with a net book value of $5,391,216, $4,805,676 and $5,304,010 and cash of $275,000, $125,000 and $300,000, respectively to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. In order to fund the acquisition of new leases, 1997-A obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "1997-A Facility"). Borrowings under the 1997-A Facility were based on the present value of the new leases. Outstanding amounts under the 1997-A Facility bore interest equal to Libor plus 1.5%.

     On September 19, 1997 the Partnership, Series E and L.P. Six contributed and assigned equipment lease and finance receivables and residuals with a net book value of $0, $15,547,305 and $5,225,794 and cash of $484,244, $740,000 and
$300,000, respectively to 1997-A. The Partnership, Series D, Series E and L.P. Six (collectively the "1997-A Members") received a 19.97%, 17.81% 31.19% and 31.03% interest, respectively, in 1997-A based on the present value of their related contributions.

     On September 19, 1997, 1997-A securitized substantially all of its equipment leases and finance receivables and residuals. The net proceeds from the securitization totaled $47,140,183, of which $16,658,877 was used to pay down the 1997-A Facility, and the remaining proceeds, after establishing reserves for expenses, were distributed to the 1997-A Members based on their respective interests. The Partnership's share of the net proceeds from the securitization totaled $4,889,804. 1997-A became the beneficial owner of a trust. The trustee for the trust is Texas Commerce Bank ("TCB"). In conjunction with this securitization, the portfolio as well as the General Partner's servicing capabilities were rated "AA" by Duff & Phelps and Fitch, both nationally recognized rating agencies. The General Partner, as servicer, is responsible for managing, servicing, reporting on and administering the portfolio. 1997-A remits all monies received from the portfolio to TCB. TCB is responsible for disbursing to the noteholders their respective principal and interest and to 1997-A the excess of cash collected over debt service from the portfolio. The 1997-A Members received their pro rata share of any excess cash on a monthly basis from 1997-A. The Partnership used these proceeds to payoff the $4,250,000 note payable to 1997-A.The Partnership accounts for its investment in 1997-A under the equity method of accounting. The 1997-A Members may receive, in accordance with their membership interests, additional proceeds if 1997-A generates excess cash (cash after payment of debt and expenses).

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

Information as to the financial position and results of operations of 1997-A as of and for the year ended December 31, 1997 is summarized below:


                                                               December 31, 1997
                                                               -----------------

                  Assets                                         $ 50,911,005
                                                                 ============

                  Liabilities                                    $ 45,143,569
                                                                 ============

                  Equity                                         $  5,767,436
                                                                 ============

                                                                  Year Ended
                                                               December 31, 1997
                                                               -----------------

                  Net income                                     $  1,298,430
                                                                 ============


ICON Receivables 1997-B L.L.C.
------------------------------

     In August 1997 the Partnership, Series E and L.P. Six (collectively, the "1997-B Members") formed ICON Receivables 1997-B L.L.C. ("1997-B"), for the purpose of originating lease transactions and ultimately securitizing its portfolio. The 1997-B Members contributed $500,000 (16.67% interest), $250,000 (8.33% interest) and $2,250,000 (75.00% interest), respectively to 1997-B. In order to fund the acquisition of additional leases, 1997-B obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "1997-B Facility"). Borrowings under the 1997-B Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $40,000,000. Outstanding amounts under the 1997-B Facility bear interest equal to Libor plus 1.5%. Collections of receivables from leases are used to pay down the 1997-B Facility, however, in the event of a default, all of 1997-B's assets are available to cure such default. The net proceeds from the expected securitization of these assets will be used to pay-off the remaining 1997-B Facility balance and the remaining proceeds will be distributed to the 1997-B Members in accordance with their membership interests. The Partnership accounts for its investment in 1997-B under the equity method of accounting. The 1997-B Members may receive, in accordance with their membership interests, additional proceeds if 1997-B generates excess cash (cash after payment of debt and expenses).

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

Information as to the financial position and results of operations of 1997-B as of and for the year ended December 31, 1997 is summarized below:


                                                December 31, 1997
                                                -----------------

                  Assets                        $  18,209,360
                                                =============

                  Liabilities                   $  15,008,185
                                                =============

                  Equity                        $   3,201,175
                                                =============

                                                   Year Ended
                                                December 31, 1997
                                                -----------------

                  Net income                    $     201,175
                                                =============


10.  Related Party Transactions

     Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates for the year ended December 31, 1997 and 1996 were as follows:

                                                   1997            1996
                                                   ----            ----

Underwriting commissions                       $   1,123,270    $    551,081      Charged to Equity
Organization and offering expenses                 1,965,723         964,391      Charged to Equity
Acquisition fees                                   2,934,301       2,737,818      Capitalized
Management fees                                    1,522,045         264,784      Charged to operations
Administrative expense
 reimbursements                                      652,319         117,809      Charged to operations
                                               -------------    ------------

Total $                                            8,197,658     $ 4,635,883
                                               =============    ============


     The Partnership and affiliates formed three joint ventures for the purpose of acquiring and managing various assets. (See Note 9 for additional information relating to the joint ventures.)

     On March 11, 1997, the Partnership borrowed $4,250,000 from 1997-A, an affiliate of the Partnership (See Note 8). The note was a short term note, bore interest at Libor plus 1.5% and was paid from the Partnership's share of securitization proceeds in September 1997.

11.   Commitments and Contingencies

     The Partnership, from time to time, has and will enter into remarketing and residual sharing agreements with third parties. In connection therewith, remarketing or residual proceeds received in excess of specified amounts will be shared with these third parties based on specified formulas. As of December 31, 1997 the Partnership has not made any payments pursuant to such agreements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

12.   Tax Information (Unaudited)

     The following table reconciles net income for financial reporting purposes to income for federal income tax purposes for the year ended December 31, 1997:

                                                                     1997           1996
                                                                     ----           ----

              Net income per financial statements           $    2,649,580    $   405,451

              Differences due to:
                Direct finance leases                            9,376,627       (258,725)
                Depreciation                                   (11,358,603)            --
                Provision for losses                               102,222             --
                Loss on sale of equipment                          759,191             --
                Other                                              806,922             --
                                                            --------------    -----------
              Partnership income for
               federal income tax purposes                  $    2,335,939    $   146,726
                                                            ==============    ===========


     As of December 31, 1997, the partners' capital accounts included in the financial statements totaled $45,901,123 compared to the partners' capital accounts for federal income tax purposes of $53,066,747 (unaudited). The difference arises primarily from commissions reported as a reduction in the partners' capital accounts for financial reporting purposes but not for federal income tax purposes, and temporary differences related to direct finance leases, depreciation and provision for losses.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                December 31, 1997

                  General Partner's Discussion and Analysis of
                  Financial Condition and Results of Operations

     ICON Cash Flow Partners L.P. Seven (the "Partnership"), was formed on May 23, 1995 as a Delaware limited partnership. The Partnership commenced business operations on its initial closing date, January 19, 1996 with the admission of 26,367.95 limited partnership units at $100 per unit representing $2,636,795 of capital contributions. Between January 19, 1996 and December 31, 1996, 249,172.52 additional units were admitted representing $24,917,252 of capital contributions. In 1997, 285,927.35 additional units were admitted representing $28,592,735 of capital contributions. In 1997, 1,625.63 units were redeemed, leaving 559,842.19 partnership units outstanding at December 31, 1997.

     The Partnership's portfolio consisted of net investments in finance leases, investment in estimated unguaranteed residual value, leveraged leases, equity investment in joint ventures and financings representing 72%, 18%, 8%, 1% and 1% of total investments at December 31, 1997, respectively, and 42%, 0%, 21%, 26% and 11% of total investments at December 31, 1996, respectively.

Results of Operations for the Years Ended December 31, 1997 and 1996

     For the years ended December 31, 1997 and 1996, the Partnership purchased and leased or financed equipment with an initial cost of $119,155,086 and $91,413,135, respectively, to 13 and 198 lessees or equipment users.

     Revenues for the year ended December 31, 1997 were $9,749,244 representing an increase of $8,185,175 from 1996. The increase in revenues was attributable to an increase in finance income of $5,215,851, an increase in net gain on sales or remarketing of equipment of $1,748,790 or 100%, an increase in income from leverage leases of $924,541 and an increase in income from equity investment in joint ventures of $436,216. These increases were partially offset by a decrease in interest income and other of $140,223 or 54%. Finance income increased due to the increase in the average size of the portfolio from 1996 to 1997. The net gain on sales or remarketing of equipment increased due to the December 1997 termination of the Partnership's residual interests in two offshore supply vessels resulting in a gain on termination of $1,709,610. Income from leverage leases increased due to the increase in the average size of the leverage lease portfolio from 1996 to 1997. Income from equity investment in joint ventures increased as a direct result of the Partnership's 1997 contribution to ICON Receivables 1997-A L.L.C. ("1997-A") and ICON Receivables 1997-B L.L.C. ("1997-B"). These contributions consisted of equipment lease and finance receivables, residuals and cash totaling $6,650,460. Interest income and other decreased due to a decrease in the average cash balance from 1996 to 1997.

     Expenses for the year ended December 31, 1997 were $7,099,664, representing an increase of $5,941,046 from 1996. The increase in expenses was attributable to an increase in interest expense of $3,254,317, an increase in management fees of $1,257,261, an increase in amortization of initial direct cost of $701,338, an increase in administrative expense reimbursement of $534,510, an increase in general and administrative expenses of $114,240, an increase in provision for bad debts of $75,000 and an increase in minority interest in joint ventures of $4,380. Interest expense increased due to the increase in the average debt outstanding from 1996 to 1997. Management fees, amortization of initial direct cost, administrative expense reimbursement and general and administrative expenses increased due to the average size of the portfolio from 1996 to 1997. A provision for bad debts was made in 1997 as a result of an analysis of delinquency, an assessment of overall risk and a review of historical loss experience. The increase in minority interest in joint ventures resulted from the Partnership's 1997 investment in joint ventures.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                December 31, 1997

     Since the Partnership commenced operations on January 19, 1996, a comparison of results of operations to prior periods is not presented.

     Net income for the year ended December 31, 1997 and 1996 was $2,649,580 and $405,451, respectively. The net income per weighted average limited partnership unit was $6.34 and $2.57, respectively, weighted from the date each unit was admitted to the Partnership.

Liquidity and Capital Resources

     The Partnership's primary sources of funds in 1997 and 1996 were capital contributions, net of offering expenses, of $24,730,458 and $23,834,251, respectively, proceeds from sale of equipment of $7,315,408 in 1997 and cash provided by operations of $2,855,330 and $973,899, respectively. These funds were used to fund cash distributions and to purchase equipment. The Partnership intends to continue to purchase equipment and to fund cash distributions utilizing funds from capital contributions and cash provided by operations.

     The Partnership's notes payable at December 31, 1997 and 1996 totaled $100,650,890 and $23,314,945, respectively. These amounts consisted of $90,575,890 and $11,089,945 in non-recourse notes, respectively, which are being paid directly to the lenders by the lessees, and recourse notes payable of $10,075,000 and $12,225,000, respectively, which are secured by the Partnership's investment in unguaranteed residual values.

     Cash distributions to the limited partners for the years ended December 31, 1997 and 1996, which were paid monthly totaled $4,147,829 and $1,361,099, respectively of which $2,623,084 and $401,396 was investment income and $1,524,745 and $958,703 was a return of capital, respectively. The monthly annualized cash distribution rate to limited partners for the years ended December 31, 1997 and 1996 was 10.75%, of which 6.34% and 2.57% was investment income and 4.41% and 8.18% was a return of capital respectively, calculated as a percentage of each partners' initial capital contribution. The limited partner distribution per weighted average unit outstanding for the years ended December 31, 1997 and 1996 was $10.75, of which $6.34 and $2.57 was investment income and $4.41 and $8.18 was a return of capital, respectively.

     In March 1997 the Partnership, ICON Cash Flow Partners, L.P., Series D ("Series D") and ICON Cash Flow Partners L.P. Six ("L.P. Six") contributed and assigned equipment lease and finance receivables and residuals with a net book value of $5,391,216, $4,805,676 and $5,304,010 and cash of $275,000, $125,000 and $300,000, respectively to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. In order to fund the acquisition of new leases, 1997-A obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "1997-A Facility"). Borrowings under the 1997-A Facility were based on the present value of the new leases. Outstanding amounts under the 1997-A Facility bore interest equal to Libor plus 1.5%.

On September 19, 1997 the Partnership, ICON Cash Flow Partners, L.P., Series E ("Series E") and L.P. Six contributed and assigned equipment lease and finance receivables and residuals with a net book value of $0, $15,547,305 and $5,225,794 and cash of $484,244, $740,000 and $300,000, respectively to 1997-A.
The Partnership, Series D, Series E and L.P. Six (collectively the "1997-A Members") received a 19.97%, 17.81% 31.19% and 31.03% interest, respectively, in 1997-A based on the present value of their related contributions.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                                December 31, 1997

     On September 19, 1997, 1997-A securitized substantially all of its equipment leases and finance receivables and residuals. The net proceeds from the securitization totaled $47,140,183, of which $16,658,877 was used to pay down the 1997-A Facility, and the remaining proceeds, after establishing reserves for expenses, were distributed to the 1997-A Members based on their respective interests. 1997-A became the beneficial owner of a trust. The trustee for the trust is Texas Commerce Bank ("TCB"). In conjunction with this securitization, the portfolio as well as the General Partner's servicing capabilities were rated "AA" by Duff & Phelps and Fitch, both nationally recognized rating agencies. The General Partner, as servicer, is responsible for managing, servicing, reporting on and administering the portfolio. 1997-A remits all monies received from the portfolio to TCB. TCB is responsible for disbursing to the noteholders their respective principal and interest and to 1997-A the excess of cash collected over debt service from the portfolio. The 1997-A Members received their pro rata share of any excess cash on a monthly basis from 1997-A. The Partnership's share of the net proceeds from the securitization totaled $4,889,804. The Partnership used these proceeds to payoff the $4,250,000 note payable to 1997-A. The Partnership accounts for its investment in 1997-A under the equity method of accounting. The 1997-A Members may receive, in accordance with their membership interests, additional proceeds if 1997-A generates excess cash (cash after payment of debt and expenses).

     In August 1997 the Partnership, Series E and L.P. Six (collectively, the "1997-B Members") formed ICON Receivables 1997-B LLC ("1997-B"), for the purpose of originating lease transactions and ultimately securitizing its portfolio. The 1997-B Members contributed $500,000 (16.67% interest), $250,000 (8.33% interest)
and $2,250,000 (75.00% interest), respectively to 1997-B. In order to fund the acquisition of additional leases, 1997-B obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "1997-B Warehouse Facility"). Borrowings under the 1997-B Warehouse Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $40,000,000. Outstanding amounts under the 1997-B Warehouse Facility bear interest equal to Libor plus 1.5%. Collections of receivables from leases are used to pay down the 1997-B Warehouse Facility, however, in the event of a default, all of 1997-B's assets are available to cure such default. The net proceeds from the expected securitization of these assets will be used to pay-off the remaining 1997-B Warehouse Facility balance and the remaining proceeds will be distributed to the 1997-B Members in accordance with their membership interests. The Partnership accounts for its investment in 1997-B under the equity method of accounting. The 1997-B Members may receive, in accordance with their membership interests, additional proceeds if 1997-B generates excess cash (cash after payment of debt and expenses).

     As of December 31, 1997 there were no known trends or demands, commitments, events or uncertainties which are likely to have any material effect on liquidity. As cash is realized from operations, sales of equipment and borrowings, the Partnership will invest in equipment leases and financings where it deems it to be prudent while retaining sufficient cash to meet its reserve requirements and recurring obligations as they become due.

                               ICON CAPITAL CORP.


                              Financial Statements


                             March 31, 1998 and 1997

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------




The Board of Directors
ICON Capital Corp.:

We have audited the accompanying balance sheets of ICON Capital Corp. as of March 31, 1998 and 1997, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                  KPMG Peat Marwick LLP


June 12, 1998
New York, New York

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                    March 31,

                                                                               1998              1997
                                                                               ----              ----

          ASSETS

Cash                                                                         $  179,403         $  292,524
Receivables from affiliates                                                   3,580,727            181,039
Receivables from related parties - managed partnerships                         572,990          1,323,502
Prepaid and other assets                                                        226,855            187,687
Deferred charges                                                                524,270            379,717
Fixed assets and leasehold improvements, at cost, less
  accumulated depreciation and amortization of
  $1,865,232 and $1,533,265                                                     758,680            752,472
                                                                             ----------         ----------

Total assets                                                                 $5,842,925         $3,116,941
                                                                             ==========         ==========

          LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable and accrued expenses                                        $1,819,003         $1,225,726
Notes payable - line of credit                                                2,000,000                 --
Notes payable - capital lease obligations                                       246,386            196,105
Deferred management fees - managed partnerships                                 232,000            758,452
Deferred income taxes, net                                                      583,436            255,176
                                                                             ----------         ----------

Total liabilities                                                             4,880,825          2,435,459
                                                                             ----------         ----------

Commitments and contingencies

Stockholder's equity:
  Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares                                          15,000             15,000
  Additional paid-in capital                                                    716,200            716,200
  Retained earnings                                                           1,330,900          1,050,282
                                                                             ----------         ----------
                                                                              2,062,100          1,781,482

Note receivable from stockholder                                             (1,100,000)         1,100,000)
                                                                             ----------         ----------

                                                                                962,100            681,482
                                                                             ----------         ----------

Total liabilities and stockholder's equity                                   $5,842,925         $3,116,941
                                                                             ==========         ==========



See accompanying notes to financial statements.

Note:  A purchase of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                          For the Years Ended March 31,

                                                                                1998                1997
                                                                                ----                ----

Revenues:

     Fees - managed partnerships                                             $12,048,906         $11,517,396
     Management fees - affiliate                                                 716,444             261,003
     Lease consulting fees and other                                              61,025             112,245
     Rental income from investment in operating lease                                 --           1,541,647
                                                                             -----------         -----------

          Total revenues                                                      12,826,375          13,432,291
                                                                             -----------         -----------

Expenses:

     Selling, general and administrative                                       9,404,987           7,174,496
     Amortization of deferred charges                                            844,636             484,579
     Depreciation and amortization                                               331,967             319,000
     Interest expense - notes payable                                             80,885               6,818
     Depreciation - equipment under operating lease                                   --           1,293,775
     Interest expense - non-recourse financings                                       --             247,872
                                                                             -----------         -----------

          Total expenses                                                      10,662,475           9,526,540
                                                                             -----------         -----------

     Income before provision for income taxes                                  2,163,900           3,905,751

Provision for income taxes                                                       554,842             112,010
                                                                             -----------         -----------

     Net income                                                              $ 1,609,058         $ 3,793,741
                                                                             ===========         ===========



See accompanying notes to financial statements.

Note:  A purchase of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                   For the Years Ended March 31, 1998 and 1997



                                  Common Stock                                                   Note              Total
                              ------------------------      Additional                        Receivable            Stock-
                                Shares       Stated          Paid-in         Retained            from              holder's
                              Outstanding     Value          Capital         Earnings        Stockholder           Equity
                              -----------    ---------     -------------   ------------      ------------        ----------
March 31, 1996                      1,500    $  15,000     $     716,200   $    889,957      $        --         $1,621,157

Issuance of
  note from stockholder                --           --                --             --       (1,100,000)        (1,100,000)

Net income                             --           --                --      3,793,741               --          3,793,741

Distributions to Parent                --           --                --     (3,633,416)              --         (3,633,416)
                              -----------    ---------     -------------   ------------      -----------         ----------

March 31, 1997                      1,500       15,000           716,200      1,050,282       (1,100,000)           681,482

Net income                             --           --                --      1,609,058                           1,609,058

Distributions to Parent                --           --                --     (1,328,440)              --         (1,328,440)
                              -----------    ---------     -------------   ------------      -----------         ----------

March 31, 1998                      1,500    $  15,000     $     716,200   $  1,330,900      $(1,100,000)        $  962,100
                              ===========    =========     =============   ============      ===========         ==========




See accompanying notes to financial statements.

Note:  A purchase of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                          For the Years Ended March 31,

                                                                                1998            1997
                                                                                ----            ----
Cash flows from operating activities:
   Net income                                                                 $ 1,609,058    $ 3,793,741
                                                                              -----------    -----------
   Adjustments to reconcile net income
     to net cash provided by operating activities:
      Depreciation and amortization                                               331,967      1,612,775
      Amortization of deferred charges                                            844,636        484,579
      Deferred income taxes                                                       328,260       (228,768)
      Rental income paid directly to lender by lessee                                  --     (1,541,647)
      Interest expense paid directly to lenders by lessees                             --        247,872
      Changes in operating assets and liabilities:
         Receivables from managed partnerships, net of
           deferred management fees                                               224,060        790,506
         Receivables from affiliates                                           (3,399,688)       155,767
         Deferred charges                                                        (989,189)      (561,410)
         Prepaid and other assets                                                 (39,168)       (54,099)
         Accounts payable and accrued expenses                                    593,277        353,956
         Other                                                                         --          4,158
                                                                              -----------    -----------
           Total adjustments                                                   (2,105,845)     1,263,689
                                                                              -----------    -----------
   Net cash provided by (used in) operating activities                           (496,787)     5,057,430
                                                                              -----------    -----------

Cash flows from investing activities:
   Purchases of fixed assets and leasehold improvements                          (234,336)       (97,279)
                                                                              -----------    -----------

   Net cash used in investing activities                                         (234,336)       (97,279)
                                                                              -----------    -----------

Cash flows from financing activities:
   Proceeds from notes payable-line of credit                                   2,000,000             --
   Distributions to Parent                                                     (1,328,440)    (3,633,416)
   Principal payments on notes payable-capital lease obligations, net             (53,558)       (49,061)
   Loan to stockholder                                                                 --     (1,100,000)
                                                                              -----------    -----------

   Net cash provided by (used in) financing activities                            618,002     (4,782,477)
                                                                              -----------    -----------

Net (decrease) increase in cash                                                  (113,121)       177,674

Cash, beginning of year                                                           292,524        114,850
                                                                              -----------    -----------

Cash, end of year                                                             $   179,403    $   292,524
                                                                              ===========    ===========



See accompanying notes to financial statements.

Note:  A purchase of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                          Notes to Financial Statements

                                 March 31, 1998

(1)  Organization
     ------------

     ICON Capital Corp. (the "Company") was incorporated in 1985. Until August 20, 1996, the Company was owned by three individuals. On August 20, 1996, ICON Holdings Corp. ("Holdings" or the "Parent") acquired all of the outstanding stock of the Company, as well as all of the outstanding stock of ICON Securities Corp. ("Securities"), an affiliated company. Holdings is fifty percent owned by Summit Asset Holding L.L.C., a subsidiary of a diversified financial and business services group based in the United Kingdom, and fifty percent owned by Warrenton Capital Partners L.L.C. ("Warrenton"). The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing limited partnerships. The Company will, on occasion, also provide consulting services to unrelated parties in connection with the acquisition and administration of lease transactions.

     The Company is the general partner and manager of ICON Cash Flow Partners, L.P. Series A ("ICON Cash Flow A"), ICON Cash Flow Partners, L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P., Series C ("ICON Cash Flow C"), ICON Cash Flow Partners, L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners, L.P., Series E ("ICON Cash Flow E") , ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six") and ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company's investments in the Partnerships which totaled $7,000, are carried at cost and are included in prepaid and other assets.

     The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions. ICON Cash Flow Seven was formed on May 23, 1995 with an initial capital contribution of $1,000 and began offering its units to suitable investors on November 9, 1995. The offering period for ICON Cash Flow Seven will end 36 months after ICON Cash Flow Seven began offering such units, November 9, 1998.

     The following table identifies pertinent offering information by the
Partnerships:

                                        Date Operations                  Date Ceased              Gross Proceeds
                                              Began                    Offering Units                  Raised
                                        ------------------             -----------------          ----------------
         ICON Cash Flow A               May 6, 1988                    February 1, 1989           $      2,504,500
         ICON Cash Flow B               September 22, 1989             November 15, 1990                20,000,000
         ICON Cash Flow C               January 3, 1991                June 20, 1991                    20,000,000
         ICON Cash Flow D               September 13, 1991             June 5, 1992                     40,000,000
         ICON Cash Flow E               June 5, 1992                   July 31, 1993                    61,041,151
         ICON Cash Flow Six             March 31, 1994                 November 8, 1995                 38,385,712
         ICON Cash Flow Seven           January 19, 1996                     (1)                        81,574,845
                                                                                                  ----------------

                                                                                                  $    263,506,208
                                                                                                  ================

         (1) Gross proceeds raised through May 31, 1998.

                                                 ICON CAPITAL CORP.

(2)  Significant Accounting Policies
     -------------------------------

     (a) Basis of Accounting and Presentation
         ------------------------------------

         The Company's financial statements have been prepared on the historical cost basis of accounting using the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (b) Disclosures About Fair Value of Financial Instruments
         -----------------------------------------------------

         The Statement of Financial Accounting Standards No. 107 ("SFAS No. 107"), "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments. The Company's financial instruments (cash, receivables and notes payable) are either payable on demand or have short-term maturities and present relatively low credit and interest rate risk, and as a result, their fair value approximates carrying value at March 31, 1998.

     (c) Revenue and Cost Recognition
         ----------------------------

         Income Fund Fees:
         -----------------

         The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their lease portfolios. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for managing the Partnership's equipment and financing transactions. Management and administrative fees are earned upon receipt of rental payments from lease and financing transactions.

         Effective September 1, 1993, ICON Cash Flow A, ICON Cash Flow B, and ICON Cash Flow C decreased monthly distributions to the limited partners from the cash distribution rates stated in their prospectuses to an annual rate of 9%. As a result, all management fees payable to the Company related to these entities had been deferred until the limited partners of ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C received their stated cash distribution rate of return on a cumulative basis. Due to the approval of amendments to the ICON Cash Flow B and ICON Cash Flow C Partnership Agreements, effective November 15, 1995 and June 19, 1996, The Company eliminated ICON Cash Flow B and ICON Cash Flow C's obligation to pay $220,000 and $529,125, respectively of the original management fees deferred. As of December 31, 1997, ICON Cash Flow A investors had received the stated annual rate of return, and as a result the Company reversed $38,081 in deferred management fees and recognized such fees as income. Management fees in the amount of $232,000 are deferred and outstanding at March 31, 1998, of which $127,000 is due from ICON Cash Flow B and $105,000 is due from ICON Cash Flow C. Such amounts are included in receivables due from managed partnerships as well as in deferred management fees on the March 31, 1998 balance sheet.

                               ICON CAPITAL CORP.

     (d) Deferred Charges
         ----------------

         Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The unamortized balance of these costs are included on the balance sheets as deferred charges and are being amortized over the offering period.

     (e) Fixed Assets and Leasehold Improvements
         ---------------------------------------

         Fixed assets, which consist primarily of computer equipment, software and furniture and fixtures, are recorded at cost and are being depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

     (f) Income Taxes
         ------------

         The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109 ("SFAS 109"), "Accounting for Income Taxes."

         The Company filed stand alone Federal and state income tax returns for the period April 1, 1996 to August 20, 1996. Thereafter the Company's activity is included in the combined Federal and state income tax returns of Holdings.

(3)  Stockholder's Equity
     --------------------

     As of March 31, 1998, the Company held a demand promissory note for $1,100,000 from Holdings. The note is without interest, except in the case of default, at which time the note would bear interest at the rate of 18%. The note is reflected for financial statement reporting purposes as a reduction from stockholders' equity.

                               ICON CAPITAL CORP.

(4)  Related Party Transactions
     --------------------------

     The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their lease portfolios. Receivables from managed partnerships relate to such fees, which have been earned by the Company but not paid by the Partnerships. The Company also earns a management fee from Securities for the support and administration of Securities' operations. Receivables from affiliates are due primarily from Holdings. Such receivables relate to the reimbursement of amounts paid by the Company on behalf of Holdings for items such as investment in a securitization trust and debt obligations.

     For the year ended March 31, 1998, the Company paid $1,328,440 in distributions to Holdings.

(5)  Prepaid and Other Assets
     ------------------------

     Included in prepaid and other assets are unamortized insurance costs, the Company's investment in the Partnerships and sublease receivables.

(6)  Income Taxes

     The provision (benefit) for income taxes for the years ended March 31, 1998 and 1997 consisted of the following:

                                                                                 1998              1997
                                                                                 ----              ----
     Current
         Federal                                                               $172,280         $ 185,780
         State                                                                   54,302           154,998
                                                                               --------         ---------

             Total current                                                      226,582           340,778
                                                                               --------         ---------

     Deferred:
         Federal                                                                100,481           (24,563)
         State                                                                  227,779          (204,205)
                                                                               --------         ----------

             Total deferred                                                     328,260          (228,768)
                                                                               --------         ---------

     Total                                                                     $554,842         $ 112,010
                                                                               ========         =========

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The deferred tax liabilities at March 31, 1998 and 1997 of $583,436 and $347,155, respectively, are net of deferred tax assets of $91,979 at March 31, 1997. Deferred income taxes at March 31, 1998 are primarily the result of temporary differences relating to the carrying value of fixed assets, the investments in the Partnerships and deferred charges.

                               ICON CAPITAL CORP.

     The following table reconciles income taxes computed at the federal statutory rate to the Company's effective tax rate for the years ended March 31, 1998 and 1997:

                                                                    1998                           1997
                                                                    ----                           ----

                                                              Tax         Rate               Tax         Rate
                                                              ---         ----               ---         ----
     Federal statutory                                    $  735,726      34.00%         $ 1,327,955     34.00%
     State income taxes, net of Federal tax effect           186,174       8.60              (32,477)    (0.83)
     Distribution to Parent                                 (451,670)    (20.87)          (1,235,361)   (31.63)
     Meals and entertainment exclusion                        20,663        .95               21,979      0.56
     Other                                                    63,949       2.96               29,914      0.77
                                                          ----------     ------          -----------    ------
                                                          $  554,842      25.64%         $   112,010      2.87%
                                                          ==========     ======          ===========    ======

(7)  Notes Payable
     -------------

     On August 21, 1997, the Company entered into an unsecured line of credit agreement. The maximum amount available and outstanding under the line of credit was $600,000. On December 10, 1997, the Company refinanced the discretionary line of credit with a new line of credit (the "Facility"). The maximum amount available and outstanding under that Facility was $1,300,000. In March 1998, the Facility was increased to $2,000,000, all of which was outstanding at March 31, 1998. The Facility matures on August 31, 1998.

     Interest is payable at prime (8.5% at March 31, 1998) plus 1%. The Facility requires that the Company, among other things, meet certain objectives with respect to financial ratios. At March 31, 1998, the Company was in compliance with the covenants required by the Facility.

     Notes payable at March 31, 1998 and 1997 were as follows:

                                                                                   1998              1997
                                                                                   ----              ----

     Unsecured line of credit, interest at
        prime (8.5% at March 31, 1998) plus 1%
        due June 30, 1998                                                       $2,000,000         $     --

     Various obligations under capital leases, payable in monthly
       installments through March 2002                                             246,386          196,105
                                                                                ----------         --------

                                                                                $2,246,386         $196,105
                                                                                ==========         ========

                               ICON CAPITAL CORP.

(8)  Investment in Equipment Under Operating Lease
     ---------------------------------------------

     In December 1993, the Company invested $5,340,436 in manufacturing equipment and leased such equipment to a third party for a two year period. Simultaneously with the purchase of the equipment, the Company, on a non-recourse basis, obtained $5,393,840 in financing from a financial institution, of which $5,340,436 of such proceeds were paid directly to the equipment vendor to satisfy the cost of the equipment. The excess of the proceeds from the financing over the cost of the equipment, $53,404, was paid directly to the Company and was earned over the initial lease term. All rental payments by the lessee were paid directly to the financial institution. The original non-recourse financing bore interest at a rate of 6.6%, and was paid in 24 monthly installments of $55,097 through December 1995, with a final payment of $4,699,584 due in January 1996.

      On January 1, 1996, the lessee renewed the lease and the bank extended the term of the non-recourse note. The terms of the renewal required 24 monthly installments of $171,294 through December 1997. Such rental payments continued to be paid directly to the financial institution to reduce the loan, with interest calculated at 8.95%. The lease terminated in fiscal 1997 and the Company recognized a gain of $1,694 on disposition.

(9)   Commitments and Contingencies
      -----------------------------

      The Company has operating leases for office space through the year 2004. Rent expense for the years ended March 31, 1998 and 1997 totaled to $497,223 and $347,990, net of sublease income of $155,749 and $170,602, respectively. The future minimum rental commitments under non-cancelable operating leases are due as follows:

                                Fiscal Year Ending
                                     March 31,                     Amount
                                     ---------                     ------
                                      1999                       $  988,702
                                      2000                          898,017
                                      2001                          773,501
                                      2002                          521,906
                                      Thereafter                  1,376,290
                                                                 ----------
                                                                 $4,558,416
                                                                 ==========

(11) Supplemental Disclosure of Cash Flow Information
     ------------------------------------------------

     During the year ended March 31, 1998 and 1997, the Company paid $80,885 and $6,818 in interest on recourse financing, respectively.

                               ICON CAPITAL CORP.

      For the year ended March 31, 1997, payments relating to the Company's non-recourse note payable aggregated $1,541,647, of which $1,293,775 was principal and $247,872 was interest.

      For the year ended March 31, 1998, the Company purchased $103,839 in fixed assets utilizing proceeds from capital lease transactions.

                                    EXHIBIT B

                            PRIOR PERFORMANCE TABLES
                          FOR THE PRIOR PUBLIC PROGRAMS

                            Prior Performance Tables
                            ------------------------

     The following unaudited tables disclose certain information relating to the performance, operations and investment for seven of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), and ICON Cash Flow Partners L.P. Six ("LP Six"). Purchasers of the Units of limited partnership interest in ICON Income Fund Eight (the "Partnership") being offered by this Prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs.

     Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 600 Mamaroneck Avenue, Harrison, New York 10528-1632. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

     See "Other Offerings By the General Partner and Its Affiliates" in this Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the Prior Public Programs contained in these Tables. Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an Exhibit to the Registration Statement, as amended, of which this Prospectus is a part.


     Table                          Description                            Page
     -----                          -----------                            ----

        I  Experience in Raising and Investing Funds                       B-2
           -----------------------------------------

       II  Compensation to the General Partner and Affiliates              B-4
           --------------------------------------------------

      III  Operating Results of Prior Public Programs
           ------------------------------------------

           * Series A                                                      B-5
           * Series B                                                      B-7
           * Series C                                                      B-9
           * Series D                                                     B-11
           * Series E                                                     B-13
           * LP Six                                                       B-15


       IV  Results of Completed Prior Public Programs (None)              B-17
           -------------------------------------------------

        V  Sales or Disposition of Equipment by Prior Public Programs
           ----------------------------------------------------------

           * Series A                                                     B-18
           * Series B                                                     B-21
           * Series C                                                     B-28
           * Series D                                                     B-32
           * Series E                                                     B-36
           * LP Six                                                       B-43

                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of March 31, 1998, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                                        Series A                Series B
                                                                 ---------------------   -----------------------

Dollar amount offered                                            $ 40,000,000            $ 20,000,000
                                                                 ============            ============

Dollar amount raised                                             $  2,504,500   100.0%   $ 20,000,000     100.0%

Less:  Offering expenses:
  Selling commissions                                                 262,973    10.5%      1,800,000       9.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                                 100,180     4.0%        900,000       4.5%

  Reserves                                                             25,045     1.0%        200,000       1.0%
                                                                 ------------   -----    ------------     -----

Offering proceeds available for investment                       $  2,116,302    84.5%   $ 17,100,000      85.5%
                                                                 ============   =====    ============     =====

Debt proceeds                                                    $  4,190,724            $ 46,092,749
                                                                 ============            ============

Total equipment acquired                                         $  7,576,758            $ 65,580,973
                                                                 ============            ============

Acquisition fees paid to General Partner
  and its affiliates                                             $    206,710            $  2,219,998
                                                                 ============            ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                          81.84%                  82.23%
Acquisition fees paid to General Partner
  or its Affiliates                                                      2.66                    3.27
                                                                 ------------            -------------

Percent invested                                                         84.5%                   85.5%
                                                                 ============            =============

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                            55.31%                  70.28%

Date offering commenced                                               1/9/87                 7/18/89

Original offering period (in months)                                    24                     18

Actual offering period (in months)                                      24                     17

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)                  24                     18



                                                                        Series C                     Series D
                                                                 ----------------------       ----------------------

Dollar amount offered                                            $ 20,000,000                 $ 40,000,000
                                                                 ============                 ============

Dollar amount raised                                             $ 20,000,000    100.0%       $ 40,000,000    100.0%

Less:  Offering expenses:
  Selling commissions                                               2,000,000     10.0%          4,000,000     10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                                 600,000      3.0%          1,400,000      3.5%

  Reserves                                                            200,000      1.0%            400,000      1.0%
                                                                 ------------    -----        ------------    -----

Offering proceeds available for investment                       $ 17,200,000     86.0%       $ 34,200,000     85.5%
                                                                 ============    =====        ============    =====

Debt proceeds                                                    $ 50,355,399                 $ 70,962,589
                                                                 ============                 ============

Total equipment acquired                                         $ 70,257,280                 $132,771,421
                                                                 ============                 ============

Acquisition fees paid to General Partner
  and its affiliates                                             $  2,396,810                 $  4,539,336
                                                                 ============                 ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                          82.70%                       82.19%
Acquisition fees paid to General Partner
  or its Affiliates                                                      3.30                         3.31
                                                                 ------------                 ------------

Percent invested                                                         86.0%                        85.5%
                                                                 ============                 ============

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                            71.67%                       53.45%

Date offering commenced                                              12/7/90                      8/23/91

Original offering period (in months)                                   18                           18

Actual offering period (in months)                                      7                           10

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)                 10                            4


                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of March 31, 1998, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                                         Series E                         L.P. Six
                                                                  ------------------------         ------------------------

Dollar amount offered                                             $  80,000,000                    $ 120,000,000
                                                                  =============                    =============

Dollar amount raised                                              $  61,041,151      100.0%        $  38,385,712     100.0%

Less:  Offering expenses:
  Selling commissions                                                 6,104,115       10.0%            3,838,571      10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                                 2,136,440        3.5%            1,343,500       3.5%

  Reserves                                                              610,412        1.0%              383,857       1.0%
                                                                  -------------      -----         -------------      ----

Offering proceeds available for investment                        $  52,190,184       85.5%        $  32,819,784      85.5%
                                                                  =============      =====         =============      ====

Debt proceeds                                                     $ 124,431,396                    $ 110,105,846
                                                                  =============                    =============

Total equipment acquired                                          $ 230,776,762                    $ 155,010,713
                                                                  =============                    =============

Acquisition fees paid to General Partner
  and its affiliates                                              $   7,021,906                    $   4,390,033
                                                                  =============                    =============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                            82.55%                           82.75%
Acquisition fees paid to General Partner
  or its Affiliates                                                        2.95                             2.75
                                                                  -------------                    -------------

Percent invested                                                           85.5%                            85.5%
                                                                  =============                     ============

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                              53.92%                           71.12%

Date offering commenced                                                6/5/92                         11/12/93

Maximum offering period (in months)                                      24                              24

Actual offering period (in months)                                       13                              24

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)                    9                              16


                                    TABLE II

               Compensation to the General Partner and Affiliates
                                   (unaudited)


 The following table sets forth certain information, as of March 31, 1998, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:

                                                   Series A          Series B          Series C          Series D
                                                   --------          --------          --------          --------

Date offering commenced                             1/9/87            7/18/89           12/7/90           8/23/91

Date offering closed                                1/8/89           11/16/90           6/20/91            6/5/92

Dollar amount raised                           $   2,504,500      $   20,000,000      $20,000,000       $40,000,000
                                               =============      ==============      ===========       ===========

Amounts paid to the General Partner and its Affiliates from proceeds of the offering:

  Underwriting commissions                     $      63,450      $      215,218      $   413,120       $   807,188
                                               =============      ==============      ===========       ===========

  Organization and offering reimbursements     $     100,180      $      900,000      $   600,000       $ 1,400,000
                                               =============      ==============      ===========       ===========

  Acquisition fees                             $     206,710      $    2,219,998      $ 2,396,810       $ 4,539,336
                                               =============      ==============      ===========       ===========

Dollar amount of cash generated from
  operations before deducting such
  payments/accruals to the
  General Partner and Affiliates               $   4,879,680      $   21,637,059      $22,454,061       $38,448,938
                                               =============      ==============      ===========       ===========

Amount paid or accrued to General Partner and Affiliates:

  Management fee                               $     308,386      $    2,782,287      $ 2,685,205       $ 4,530,494
                                               =============      ==============      ===========       ===========

  Administrative expense reimbursements        $     108,924      $      690,679      $   562,862       $ 1,664,407
                                               =============      ==============      ===========       ===========




                                                   Series E         LP Six
                                                   --------         ------

Date offering commenced                            6/5/92           11/12/93

Date offering closed                               7/31/93          11/8/95

Dollar amount raised                           $61,041,151        $38,385,712
                                               ===========        ===========

Amounts paid to the General Partner and its Affiliates from proceeds of the offering:

  Underwriting commissions                     $ 1,226,111        $   767,714
                                               ===========        ===========

  Organization and offering reimbursements     $ 2,136,440        $ 1,343,500
                                               ===========        ===========

  Acquisition fees                             $ 7,021,906        $ 4,390,033
                                               ===========        ===========

Dollar amount of cash generated from
  operations before deducting such
  payments/accruals to the
  General Partner and Affiliates               $100,506,618       $37,968,108
                                               ============       ===========

Amount paid or accrued to General Partner and Affiliates:

  Management fee                               $ 6,582,207       $ 3,385,280
                                               ===========       ===========

  Administrative expense reimbursements        $ 3,429,748       $ 1,701,219
                                               ===========       ===========

                                    TABLE III

              Operating Results of Prior Public Programs - Series A
                                   (unaudited)


The following table summarizes the operating results of Series A. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                        Three Months Ended
                                                              March 31,               For the Years Ended December 31,
                                                           --------------    ----------------------------------------------
                                                                1998              1997            1996               1995
                                                                ----              ----            ----               ----

Revenues                                                    $    18,478      $    40,359       $    53,041      $   128,935
     Net gain on sales or remarketing of equipment               12,429           82,576           142,237           74,970
                                                            -----------      -----------       -----------      -----------
     Gross revenue                                               30,907          122,935           195,278          203,905

Less:
     Administrative expense reimbursement - General Partner         888            4,521             7,133            9,690
     General and administrative                                     787           34,565            32,252           36,641
     Management fees - General Partner                              507            2,553             4,055            5,951
     Interest expense                                              -               7,875            15,092           39,350
     Provision for (reversal of) bad debts (2)                     -             (17,000)              -             10,000
     Depreciation expense                                          -                -                  -             18,236
     Amortization of initial direct costs                          -                -                  -                -
                                                            -----------      -----------       -----------      -----------
Net income (loss) - GAAP                                    $    28,725      $    90,421       $   136,746      $    84,037
                                                            ===========      ===========       ===========      ===========

Net income (loss) - GAAP - allocable to
     limited partners                                       $    27,289      $    85,900       $   129,909      $    79,835
                                                            ===========      ===========       ===========      ===========

Taxable income from operations (1)                              (3)               62,818           198,523           94,532
                                                            ===========      ===========       ===========      ===========


Cash generated from operations                              $    22,614      $   109,929       $   210,327      $   268,467
Cash generated from sales equipment                              14,082          112,356           202,787          136,363
Cash generated from refinancing                                    -                -                 -                -
                                                            -----------      -----------       -----------      -----------

Cash generated from operations, sales and
     refinancing                                                 36,696          222,285           413,114          320,793

Less:
     Cash distributions to investors from operations,
       sales and refinancing                                     56,351          225,405           225,405          225,533
     Cash distributions to General Partner from
       operations, sales and refinancing                          2,966           11,863            11,863           11,867
                                                            -----------      -----------       -----------      -----------

Cash generated from (used by) operations, sales
     and refinancing after cash distributions               $   (22,621)     $   (14,983)      $   175,846      $    83,393
                                                            ===========      ===========       ===========      ===========




                                                          For the Years Ended December 31,
                                                     ----------------------------------------------
                                                                  1994              1993
                                                                  ----              ----

Revenues                                                      $   188,148      $   317,069
     Net gain on sales or remarketing of equipment                 87,985          118,143
                                                              -----------      -----------
     Gross revenue                                                276,133          435,212

Less:
     Administrative expense reimbursement - General Partner        11,404            4,125
     General and administrative                                    34,468           32,040
     Management fees - General Partner                             13,607           36,261
     Interest expense                                              63,423           84,324
     Provision for (reversal of) bad debts (2)                     33,500           87,551
     Depreciation expense                                          46,330           97,179
     Amortization of initial direct costs                              27              686
                                                              -----------      -----------
Net income (loss) - GAAP                                      $    73,374      $    93,046
                                                              ===========      ===========

Net income (loss) - GAAP - allocable to
     limited partners                                         $    69,705      $    88,394
                                                              ===========      ===========

Taxable income from operations (1)                            $   111,397      $   130,892
                                                              ===========      ===========

Cash generated from operations                                $   301,679      $   382,184
Cash generated from sales equipment                               216,200          490,078
Cash generated from refinancing                                      -                -
                                                              -----------      -----------

Cash generated from operations, sales and
     refinancing                                                  517,879          872,262

Less:
     Cash distributions to investors from operations,
       sales and refinancing                                      233,651          356,915
     Cash distributions to General Partner from
       operations, sales and refinancing                           12,297           18,785
                                                              -----------      -----------

Cash generated from (used by) operations, sales
     and refinancing after cash distributions                 $   271,931      $   496,562
                                                              ===========      ===========


                                    TABLE III

                                   (unaudited)


                                                   Three Months Ended
                                                        March 31,                           For the Years Ended December 31,
                                                        ---------   ----------------------------------------------------------------

                                                          1998            1997      1996         1995          1994         1993
                                                          ----            ----      ----         ----          ----         ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income from operations (1)                         (3)   $    23.82   $   37.65    $   35.86    $    42.25    $     49.65
                                                                    ==========   =========    =========    ==========    ===========

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                $    43.58    $    34.30   $   38.13    $   31.88    $    27.83    $     35.29
     Return of capital                                $    46.42    $    55.70   $   51.87    $   58.18    $    65.46    $    107.22

   Source (on Cash basis)
     -  Operations                                    $    36.12    $    43.89   $   83.98    $   90.06    $    93.29    $    142.51
     -  Sales                                         $    22.49    $    44.87   $    6.02          -             -              -
     -  Refinancing                                                        -           -            -             -              -
     -  Other                                         $    31.39    $     1.24         -            -             -              -

Weighted average number of limited partnership
   ($500) units outstanding                                5,009         5,009       5,009        5,009         5,009          5,009
                                                       =========      =========   ========     ========     =========    ===========



(1) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3)    Interim tax information is not available.

                                    TABLE III

              Operating Results of Prior Public Programs - Series B
                                   (unaudited)


The following table summarizes the operating results of Series B. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                            Three Months Ended
                                                                 March 31,            For the Years Ended December 31,
                                                                 ---------         --------------------------------------

                                                                   1998            1997           1996             1995
                                                                   ----            ----           ----             ----

Revenue                                                       $    77,990      $   333,775     $   342,739    $   715,841
   Net gain on sales or remarketing
     of equipment                                                  21,164          228,875         176,924        480,681
                                                              -----------      -----------     -----------    -----------
   Gross revenue                                                   99,154          562,650         519,663      1,196,522

Less:
   Interest expense                                                21,765          106,868          45,619        182,419
   General and administrative                                       7,182           59,847         102,721        102,334
   Administrative expense reimbursement - General Partner           5,848           39,609          50,841         85,848
   Management fees - General Partner (4)                              -               -           (228,906)        84,811
   Depreciation expense                                               -               -               -            54,799
   Amortization of initial direct costs                               -               -                  4         33,433
   Provision for bad debts (2)                                        -               -               -            25,000
   Write down of estimated residual values (3)                        -               -               -              -
                                                              -----------      -----------     -----------    -----------

Net income (loss) - GAAP                                      $    64,359      $   356,326     $   549,384    $   627,878
                                                              ===========      ===========     ===========    ===========

Net income (loss) - GAAP - allocable to
   limited partners                                           $    63,715      $   352,763     $   543,890    $   621,599
                                                              ===========      ===========     ===========    ===========

Taxable income from operations (1)                                 (5)        $     44,995    $    740,381   $  2,363,289
                                                                              ============    ============   ============

Cash generated from operations                                $   382,639      $   879,014     $ 1,002,547    $   999,015
Cash generated from sales                                          22,335          544,232         600,737      2,148,030
Cash generated from refinancing                                   150,000        1,500,000               -           -
                                                              -----------      -----------     -----------    -----------

Cash generated from operations, sales and
   refinancing                                                    554,974        2,923,246       1,603,284      3,147,045

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                        449,550        1,798,200       1,798,200      1,799,763
   Cash distributions to General Partner from
     operations, sales and refinancing                              4,540           18,164          18,164         18,180
                                                              -----------      -----------     -----------    -----------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions                   $   100,884      $ 1,106,882     $  (213,080)   $ 1,329,102
                                                              ===========      ===========     ===========    ===========


                                                             For the Years Ended December 31,
                                                             --------------------------------

                                                                   1994           1993
                                                                   ----           ----

Revenue                                                        $ 1,327,962    $  2,526,762
   Net gain on sales or remarketing
     of equipment                                                  288,714         185,542
                                                               -----------    ------------
   Gross revenue                                                 1,616,676       2,712,304

Less:
   Interest expense                                                612,643       1,285,458
   General and administrative                                      102,444         120,094
   Administrative expense reimbursement - General Partner          153,287          38,467
   Management fees - General Partner (4)                           151,316         517,107
   Depreciation expense                                            106,001         244,819
   Amortization of initial direct costs                            100,949         255,570
   Provision for bad debts (2)                                       -              20,000
   Write down of estimated residual values (3)                       -              -
                                                               -----------    ------------

Net income (loss) - GAAP                                       $   390,036    $    230,789
                                                               ===========    ============

Net income (loss) - GAAP - allocable to
   limited partners                                            $   386,136    $    228,461
                                                               ===========    ============

Taxable income from operations (1)                             $   475,707     $   103,180
                                                               ===========     ===========

Cash generated from operations                                 $   800,648    $  2,434,478
Cash generated from sales                                        3,443,168       1,129,325
Cash generated from refinancing                                          -          -
                                                               -----------      ----------

Cash generated from operations, sales and
   refinancing                                                   4,243,816       3,563,803

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                       1,800,000       2,466,667
   Cash distributions to General Partner from
     operations, sales and refinancing                              18,182          24,917
                                                               -----------    ------------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions                    $ 2,425,634    $  1,072,219
                                                               ===========    ============


                                    TABLE III

                                   (unaudited)




                                                   Three Months Ended
                                                         March 31,            For the Years Ended December 31,
                                                         ---------            --------------------------------

                                                           1998             1997            1996           1995
                                                           ----             ----            ----           ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)                          (5)      $      2.23    $     36.69   $    16.99
                                                                        ===========    ===========   ==========

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                $       2.83      $     17.73    $     27.23    $   31.08
     Return of capital                                $      17.17      $     72.27    $     62.78    $   58.92

   Source (on Cash basis)
     -  Operations                                    $      17.02      $     44.00    $     50.18    $   49.96
     -  Sales                                         $        .99      $     27.24    $     30.07    $   40.04
     -  Refinancing                                   $       1.98      $     18.76            -             -
     -  Other                                                   -               -      $      9.75           -
         -

Weighted average number of limited partnership
   ($100) units outstanding                               199,800          199,800         199,800      199,986
                                                      ===========       ==========     ===========    =========



                                                        For the Years Ended December 31,
                                                        --------------------------------

                                                                1994           1993
                                                                ----           ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)                   $    23.55    $       5.11
                                                        ==========    ============

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                  $    19.31    $      11.42
     Return of capital                                  $    70.69    $     111.91

   Source (on Cash basis)
     -  Operations                                      $    39.63    $     120.50
     -  Sales                                           $    50.37    $       2.83
     -  Refinancing                                            -            -
     -  Other                                                               -
         -

Weighted average number of limited partnership
   ($100) units outstanding                                200,000         200,000
                                                        ==========     ===========



(1) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(4) The Partnership's Reinvestment Period expired on November 15, 1995, five years after the Final Closing Date. The General Partner distributed a Definitive Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of March 20, 1996 these amendments were agreed to and are effective from and after November 15, 1995. The amendments: (1) extend the Reinvestment Period for a maximum of four additional years and likewise delay the start and end of the Liquidation Period, and (2) eliminate the Partnership=s obligation to pay the General Partner $220,000 of the $347,000 accrued and unpaid management fees as of November 15, 1995, and any additional management fees which would otherwise accrue during the present Liquidation Period. The portion of the accrued and unpaid management fees that would be payable to the General Partner, or $127,000 ($347,000 less $220,000) will be returned to the Partnership in the form of an additional Capital Contribution by the General Partner.

(5)    Interim tax information not available.

                                    TABLE III

              Operating Results of Prior Public Programs - Series C
                                   (unaudited)

The following table summarizes the operating results of Series C. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                             Three Months Ended
                                                                  March 31,                 For the Years Ended December 31,
                                                                  ---------            ----------------------------------------

                                                                    1998               1997            1996            1995
                                                                    ----               ----            ----            ----

Revenues                                                        $   108,896         $   455,472    $   659,218      $   964,104
  Net gain on sales or remarketing of equipment                      79,155             175,860        511,331           95,250
                                                                -----------         -----------    -----------      -----------
  Gross revenue                                                     188,051             631,332      1,170,549        1,059,354

Less:
  General and administrative                                         15,868              60,248         37,247          107,419
  Administrative expense reimbursement - General Partner              8,622              59,126         93,494          130,482
  Interest expense                                                        -               4,888         16,809          253,143
  Management fees - General Partner                                       -            (471,463)        92,360          128,533
  Amortization of initial direct costs                                    -                   -          6,912           38,892
  Depreciation expense                                                    -                   -              -                -
  Provision for/(reversal of) bad debt (2)                                -                   -              -                -
  Write down of estimated residual values (3)                             -                   -              -                -
                                                                -----------         -----------    -----------      -----------

Net income (loss) - GAAP                                        $   163,561         $   978,533    $   923,727      $   400,885
                                                                ===========         ===========    ===========      ===========

Net income (loss) - GAAP - allocable to limited partners        $   161,925         $   968,748    $   914,490      $   396,876
                                                                ===========         ===========    ===========      ===========

Taxable income (loss) from operations (1)                            (5)            $   274,376    $ 1,768,103      $  (649,775)
                                                                                    ===========    ===========      ===========

Cash generated from operations                                  $   533,143         $ 2,038,710    $ 1,987,290      $   391,072
Cash generated from sales                                            92,979             621,621      1,289,421        3,058,969
Cash generated from refinancing                                        -                   -             -                -
                                                                -----------         -----------    -----------      -----------

Cash generated from operations, sales and
  refinancing                                                       626,122           2,660,331      3,276,711        3,450,041

Less:
  Cash distributions to investors from operations,
    sales and refinancing                                           445,921           1,784,993      1,786,992        1,796,363
  Cash distributions to General Partner from
    operations, sales and refinancing                                 4,504              18,030         18,050           18,144
                                                                -----------         -----------    -----------      -----------

Cash generated from operations, sales and
  refinancing after cash distributions                          $   175,697         $   857,308    $ 1,471,669      $ 1,635,534
                                                                ===========         ===========    ===========      ===========



                                                                 For the Years Ended December 31,
                                                                ----------------------------------

                                                                     1994            1993
                                                                     ----            ----

Revenues                                                        $  1,775,547     $ 3,203,141
  Net gain on sales or remarketing of equipment                      361,407         101,463
                                                                ------------     -----------
  Gross revenue                                                    2,136,954       3,304,604

Less:
  General and administrative                                         104,307         133,274
  Administrative expense reimbursement - General Partner             174,261          78,969
  Interest expense                                                   920,433       1,715,520
  Management fees - General Partner                                  171,135         695,662
  Amortization of initial direct costs                               154,879         427,625
  Depreciation expense                                               224,474         393,185
  Provision for/(reversal of) bad debt (2)                           141,000         (90,000)
  Write down of estimated residual values (3)                              -               -
                                                                ------------     -----------

Net income (loss) - GAAP                                        $    246,645     $   (49,631)
                                                                ============     ===========

Net income (loss) - GAAP - allocable to limited partners        $    244,000     $   (49,135)
                                                                ============     ===========

Taxable income (loss) from operations (1)                       $ (3,611,476)    $ 1,780,593
                                                                ============     ===========

Cash generated from operations                                  $  2,854,887     $ 2,694,348
Cash generated from sales                                          1,665,032       1,266,452
Cash generated from refinancing                                        -               -
                                                                ------------     -----------

Cash generated from operations, sales and
  refinancing                                                      4,519,919       3,960,800

Less:
  Cash distributions to investors from operations,
    sales and refinancing                                          1,799,100       2,466,667
  Cash distributions to General Partner from
    operations, sales and refinancing                                 18,173          24,916
                                                                ------------     -----------

Cash generated from operations, sales and
  refinancing after cash distributions                          $  2,702,646     $ 1,469,217
                                                                ============     ===========


                                    TABLE III

                                   (unaudited)

                                                   Three Months Ended
                                                        March 31,                   For the Years Ended December 31,
                                                        ---------     ----------------------------------------------------------

                                                          1998        1997     1996            1995         1994            1993
                                                          ----        ----     ----            ----         ----            ----
Tax data and distributions per $1,000 limited
  partner investment

Federal income tax results:
  Taxable income from operations (1)                       (5)    $  13.70   $   88.16    $   (32.24)    $   (178.86)   $    88.14
                                                                  ========   =========    ===========    ============   ==========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                                $    32.68   $  48.85   $   46.06     $   19.87     $     12.21          -
    Return of capital                                $    57.32   $  41.15   $   43.94     $   70.13     $     77.79    $   123.33

  Source (on Cash basis)
    -  Operations                                    $    90.00   $  90.00   $   90.00     $   19.59     $     90.00    $   123.33
    -  Sales                                                -         -           -        $   70.41             -            -
    -  Refinancing                                          -         -           -              -               -            -
    -  Other                                                -         -           -              -               -            -

Weighted average number of limited partnership
  ($100) units outstanding                              198,187    198,332     198,551       199,558         199,900       199,992
                                                     ==========   ========   =========     =========     ===========    ===========



(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(4) The Partnership's Reinvestment Period expired on June 19, 1996, five years after the Final Closing Date. The General Partner distributed a Definitive Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of February 19, 1998 these amendments were agreed to and are effective from and after June 19, 1996. The amendments: (1) extend the Reinvestment Period for a maximum of four and one half additional years and likewise delay the start and end of the Liquidation Period, and (2) eliminate the Partnership's obligation to pay the General Partner $529,125 of the $634,125 accrued and unpaid management fees as of December 31, 1997 and any additional management fees which would otherwise accrue during the present Liquidation Period. The portion of the accrued and unpaid management fees that would be payable to the General Partner or $105,000 ($634,125 less $529,125) will be returned to the Partnership in the form of an additional Capital Contribution by the General Partner.

(5)  Interim tax information not available.

                                    TABLE III

              Operating Results of Prior Public Programs - Series D
                                   (unaudited)

The following table summarizes the operating results of Series D. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                            Three Months Ended
                                                                 March 31,              For the Years Ended December 31,
                                                                 ---------        -------------------------------------------

                                                                   1998               1997           1996            1995
                                                                   ----               ----           ----            ----

Revenues                                                      $   730,736         $ 3,084,705     $ 3,619,457    $ 3,270,722
   Net gain on sales or remarketing of equipment                    6,854             452,706       2,391,683      1,931,333
                                                              -----------         -----------     -----------    -----------
   Gross revenue                                                  737,590           3,537,411       6,011,140      5,202,055

Less:
   Interest expense                                               239,598           1,121,197       1,651,940        621,199
   Depreciation expense                                           152,750             356,417            -              -
   Management fees - General Partner                              130,599             548,400         685,103        594,623
   Administrative expense reimbursement - General Partner          71,978             271,829         301,945        257,401
   General and administrative                                      48,002             199,751         217,378        273,663
   Amortization of initial direct costs                            34,695             363,087         614,441        511,427
   Provision for bad debts (3)                                       -                   -               -           150,000
                                                              -----------         -----------     -----------    -----------

Net income - GAAP                                             $    59,968         $   676,730     $ 2,540,333    $ 2,793,742
                                                              ===========         ===========     ===========    ===========

Net income - GAAP - allocable to limited partners             $    59,368         $   669,963     $ 2,514,930    $ 2,765,805
                                                              ===========         ===========     ===========    ===========

Taxable income from operations (1)                                 (4)            $ 3,483,507     $ 3,097,307    $ 1,641,323
                                                                                  ===========     ===========    ===========

Cash generated from operations                                $   346,598         $ 8,409,703     $ 1,621,624    $ 2,756,354
Cash generated from sales                                         638,024           9,741,651      15,681,303      6,776,544
Cash generated from refinancing                                      -              2,700,000       5,250,000      4,148,838
                                                              -----------         -----------    -----------    -----------

Cash generated from operations, sales and
   refinancing                                                    984,622          20,851,354      22,552,927     13,681,736

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                      1,080,945           7,882,867       5,588,508      5,589,207
   Cash distributions to General Partner from
     operations, sales and refinancing                             10,919              79,648          56,450         56,457
                                                              -----------         -----------     -----------    -----------

Cash generated from (used by) operations, sales and
   refinancing after cash distributions                       $  (107,242)        $12,888,839     $16,907,969    $ 8,039,072
                                                              ===========         ===========     ===========    ===========


                                                               For the Years Ended December 31,
                                                               --------------------------------

                                                                    1994           1993
                                                                    ----           ----

Revenues                                                        $ 3,661,321     $ 6,300,753
   Net gain on sales or remarketing of equipment                  1,199,830         313,468
                                                                -----------     -----------
   Gross revenue                                                  4,861,151       6,614,221

Less:
   Interest expense                                                 652,196       1,261,312
   Depreciation expense                                               4,167       1,144,609
   Management fees - General Partner                                778,568         996,356
   Administrative expense reimbursement - General Partner           337,867         423,387
   General and administrative                                       412,655         184,604
   Amortization of initial direct costs                             580,457         931,983
   Provision for bad debts (3)                                      475,000         575,000
                                                                -----------     -----------

Net income - GAAP                                               $ 1,620,241     $ 1,096,970
                                                                ===========     ===========

Net income - GAAP - allocable to limited partners               $ 1,604,039     $ 1,086,000
                                                                ===========     ===========

Taxable income from operations (1)                              $ 2,612,427     $ 5,766,321
                                                                ===========     ===========

Cash generated from operations                                  $ 1,969,172     $ 6,330,281
Cash generated from sales                                         9,054,589       5,143,299
Cash generated from refinancing                                        -               -
                                                                -----------     -----------

Cash generated from operations, sales and
   refinancing                                                   11,023,761      11,473,580

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                        5,596,503       5,600,000
   Cash distributions to General Partner from
     operations, sales and refinancing                               56,530          56,564
                                                                -----------     -----------

Cash generated from (used by) operations, sales and
   refinancing after cash distributions                         $ 5,370,728     $ 5,817,016
                                                                ===========     ===========


                                    TABLE III

                                   (unaudited)

                                                  Three Months Ended
                                                        March 31,                     For the Years Ended December 31,
                                                        ---------         --------------------------------------------------------
                                                         1998             1997        1996      1995             1994        1993
                                                         ----             ----        ----      ----             ----        ----
Tax data and distributions per $1,000 limited
     partner investment

Federal income tax results:
     Taxable income from operations (1)                   (4)       $    86.40   $    76.82   $   40.70    $   64.71    $    142.72
                                                                    ==========   =========    =========    =========    ===========

Cash distributions to investors (2)
     Source (on GAAP basis)
       Investment income                              $    5.49     $    16.79   $    63.00   $   69.28    $   40.13    $    27.15
       Return of capital                                  94.51     $   180.71   $    77.00   $   70.72    $   99.87    $   112.85

     Source (on Cash basis)
       -  Operations                                  $   32.06     $  197.50    $    40.62   $   69.04    $   48.77    $    140.00
       -  Sales                                           59.02           -             $         99.38    $   70.96    $     91.23
       -  Refinancing                                                     -             -           -            -             -
       -  Other                                           -8.91                         -           -            -             -

Weighted average number of limited partnership
     ($100) units outstanding                           399,118        399,138      399,179     399,229      399,703        400,000
                                                      =========    ===========   ==========   =========    =========     ==========



(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on September 13, 1991 and as of its final closing date on June 5, 1992 it had eighteen (18) additional semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)  Interim tax information not available.

                                    TABLE III

               Operating Results of Prior Public Programs-Series E
                                   (unaudited)


The following table summarizes the operating results of Series E. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                        Three Months Ended
                                                             March 31,                  For the Years Ended December 31,
                                                             ---------        -----------------------------------------------------

                                                               1998               1997              1996               1995
                                                               ----               ----              ----               ----

Revenues                                                    $ 2,216,133       $ 6,401,873       $   7,907,175      $10,570,473
   Net gain on sales or remarketing of equipment                270,346         1,209,420           1,942,041        1,610,392
                                                            -----------       -----------       -------------      -----------
   Gross revenue                                              2,486,479         7,611,293           9,849,216       12,180,865

Less:
   Interest expense                                           1,019,133         2,471,045           2,957,534        4,377,702
   Management fees - General Partner                            432,694           919,728           1,120,336        1,596,569
   Administrative expense reimbursement - General Partner       208,970           486,253             563,107          784,775
   Provision for bad debts (3)                                  200,000                 -             400,000          600,000
   Amortization of initial direct costs                         173,973           461,620             887,960        1,530,505
   Depreciation                                                 105,096           475,619           1,061,711        1,061,712
   General and administrative                                    90,139           370,705             608,293          638,362
   Minority interest in joint venture                            30,795            57,738               6,392            5,438
                                                            -----------       -----------       -------------      -----------

Net income - GAAP                                           $   225,679       $ 2,368,585       $   2,243,883      $ 1,585,802
                                                            ===========       ===========       =============      ===========

Net income - GAAP - allocable to limited partners           $   223,422       $ 2,344,899       $   2,221,444      $ 1,569,944
                                                            ===========       ===========       =============      ===========

Taxable income (loss) from operations (1)                        (4)          $   981,575       $  (3,280,008)     $ 1,700,386
                                                            ===========       ===========       =============      ===========

Cash generated from operations                              $ 4,759,343       $21,638,350       $  13,210,339      $ 8,768,414
Cash generated from sales                                       580,586        15,313,194          10,358,637        7,419,261
Cash generated from refinancing                               6,257,067        20,765,451          13,780,000        7,400,000
                                                              =========        ==========          ==========        =========

Cash generated from operations, sales and refinancing        11,596,996        57,716,995          37,348,976       23,587,675

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                    1,939,210         7,768,316           7,771,164        7,773,082
   Cash distributions to General Partner from operations,
     sales and refinancing                                       19,588            78,468              78,496           78,512
                                                            -----------       -----------       -------------      -----------

Cash generated from operations, sales and refinancings
  after cash distributions                                  $ 9,638,168       $49,870,211       $  29,499,316      $15,736,081
                                                            ===========       ===========       =============      ===========



                                                               For the Years Ended December 31,
                                                               --------------------------------

                                                                  1994               1993
                                                                  ----               ----
Revenues                                                       $10,946,254       $ 8,748,076
   Net gain on sales or remarketing of equipment                   628,027         1,486,575
                                                               -----------       -----------
   Gross revenue                                                11,574,281        10,234,651

Less:
   Interest expense                                              4,868,950         3,023,934
   Management fees - General Partner                             1,547,509           949,468
   Administrative expense reimbursement - General Partner          408,114           811,966
   Provision for bad debts (3)                                      250,000        2,186,750
   Amortization of initial direct costs                          1,840,714         1,667,212
   Depreciation                                                    289,478            18,037
   General and administrative                                      438,569           315,000
   Minority interest in joint venture                                 -                  -
                                                               -----------       ------------

Net income - GAAP                                              $ 1,527,095       $ 1,499,573
                                                               ===========       ===========

Net income - GAAP - allocable to limited partners              $ 1,511,824       $ 1,484,577
                                                               ===========       ===========

Taxable income (loss) from operations (1)                      $ 2,793,029       $ 3,293,140
                                                               ===========       ===========

Cash generated from operations                                 $17,597,929       $18,415,294
Cash generated from sales                                        6,492,842         9,416,909
Cash generated from refinancing                                       -           38,494,983
                                                                                 -----------

Cash generated from operations, sales and refinancing           24,090,771        66,327,186

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                       8,390,043         5,796,799
   Cash distributions to General Partner from operations,
     sales and refinancing                                          78,582            58,637
                                                               -----------       -----------

Cash generated from operations, sales and refinancings
  after cash distributions                                     $15,622,146       $60,471,750
                                                               ===========       ===========


                                    TABLE III

                                   (unaudited)


                                                                   Three Months Ended
                                                                        March 31,               For the Year Ended December 31,
                                                                        ---------        -----------------------------------------

                                                                          1998           1997        1996        1995
                                                                          ----           ----        ----        ----

Tax and distribution data per $1,000 limited partner investment

Federal Income Tax results:
   Taxable income (loss) from operations (1)                                  (4)    $   15.95   $   (53.28)   $  27.61
                                                                                     =========   ==========    ========

Cash distributions to investors (2)
   Source (on GAAP basis)
     Investment income                                                 $     14.69   $   38.49    $   36.45    $  25.75
     Return of capital                                                 $    112.81   $   89.01    $   91.05    $ 101.75

Source (on cash basis)
   - Operations                                                        $    127.50   $  127.50    $  127.50    $ 127.50
   - Sales                                                                     -          -            -         -
   - Refinancings                                                              -          -            -         -
   - Other                                                                     -          -            -         -

Weighted average number of limited partnership
($100) units outstanding                                                   608,381      609,211      609,503    609,650
                                                                       ===========   ==========    =========    =======



                                                                            For the Year Ended December 31,
                                                                          ---------------------------------
                                                                               1994           1993
                                                                               ----           ----

Tax and distribution data per $1,000 limited partner investment

Federal Income Tax results:
   Taxable income (loss) from operations (1)                              $    45.32       $   66.54
                                                                          ==========       =========

Cash distributions to investors (2)
   Source (on GAAP basis)
     Investment income                                                    $    24.78       $   30.32
     Return of capital                                                    $   112.74       $   88.06

Source (on cash basis)
   - Operations                                                           $   137.52       $  118.38
   - Sales                                                                     -                 -
   - Refinancings                                                              -                 -
   - Other                                                                     -                 -

Weighted average number of limited partnership
($100) units outstanding                                                     610,080         489,966
                                                                           =========       =========



(1) The difference between Net income - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on July 6, 1992 and as of its final closing date of July 31, 1993 it had twenty-six (26) additional semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)  Interim tax information not available.

                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)

The following table summarizes the operating results of L.P. Six. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                              Three Months Ended
                                                                   March 31,          For the Years Ended December 31,
                                                                   ---------        ----------------------------------

                                                                     1998               1997           1996
                                                                     ----               ----           ----
Revenues                                                         $ 1,488,286        $ 6,452,409     $ 9,238,182
   Net gain on sales or remarketing of equipment                      94,149             58,523         338,574
                                                                 -----------        -----------     -----------
   Gross revenue                                                   1,582,435          6,510,932       9,576,756

Less:
   Interest expense                                                  588,261          2,648,557       4,330,544
   Management fees - General Partner                                 254,169          1,092,714       1,333,394
   Amortization of initial direct costs                              205,583          1,071,656       1,349,977
   Depreciation                                                      159,480            745,275         848,649
   Administrative expense reimbursement - General Partner            123,218            547,382         642,276
   Provision for bad debts (3)                                       100,000            183,274         750,000
   General and administrative                                         43,559            178,464         657,470
   Minority interest in joint venture                                  1,693              7,990          31,413
                                                                 -----------        -----------     -----------

Net income (loss) - GAAP                                         $   106,472        $    35,620     $  (366,967)
                                                                 ===========        ===========     ===========

Net income (loss) - GAAP - allocable to limited partners         $   105,407        $    35,264     $  (363,297)
                                                                 ===========        ===========     ===========

Taxable income (loss) from operations (1)                               (4)         $(1,154,365)    $  (574,054)
                                                                                    ===========     ===========

Cash generated from operations                                   $ 1,474,692        $12,075,547     $ 9,923,936
Cash generated from sales                                            383,797          4,336,675       8,684,744
Cash generated from refinancing                                         -             7,780,328       9,113,081
                                                                 -----------        -----------     -----------

Cash generated from operations, sales and refinancing              1,858,489         24,192,550      27,721,761

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                         1,022,275          4,102,940       4,119,354
   Cash distributions to General Partner from operations,
     sales and refinancing                                            10,326             41,444          41,613
                                                                 -----------        -----------     -----------

Cash generated from operations, sales and refinancing
   after cash distributions                                      $   825,888        $20,048,166     $23,560,794
                                                                 ===========        ===========     ===========




                                                                   For the Years Ended December 31,
                                                                 ----------------------------------

                                                                     1995           1994
                                                                     ----           ----
Revenues                                                         $ 6,622,180    $    203,858
   Net gain on sales or remarketing of equipment                     107,733           -
                                                                 -----------    ------------
   Gross revenue                                                   6,729,913         203,858

Less:
   Interest expense                                                3,003,633           2,142
   Management fees - General Partner                                 696,096           8,827
   Amortization of initial direct costs                              828,154          12,748
   Depreciation                                                      636,487           -
   Administrative expense reimbursement - General Partner            381,471           6,872
   Provision for bad debts (3)                                       570,000          63,500
   General and administrative                                        360,235          38,879
   Minority interest in joint venture                                177,769           -
                                                                 -----------    ------------

Net income (loss) - GAAP                                         $    76,068    $     70,890
                                                                 ===========    ============

Net income (loss) - GAAP - allocable to limited partners         $    75,307    $     70,181
                                                                 ===========    ============

Taxable income (loss) from operations (1)                        $ 2,239,753    $     71,033
                                                                 ===========    ============

Cash generated from operations                                   $ 8,776,203    $    439,913
Cash generated from sales                                          1,016,807           -
Cash generated from refinancing                                   33,151,416           -
                                                                 -----------    ------------

Cash generated from operations, sales and refinancing             42,944,426         439,913

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                         2,543,783         311,335
   Cash distributions to General Partner from operations,
     sales and refinancing                                            25,694           3,145
                                                                 -----------    ------------

Cash generated from operations, sales and refinancing
   after cash distributions                                      $40,374,949    $    125,433
                                                                 ===========    ============


                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)





                                                   Three Months Ended
                                                        March 31,                         For the Years Ended December 31,
                                                        ---------            -----------------------------------------------

                                                          1998               1997           1996          1995          1994
                                                          ----               ----           ----          ----          ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income (loss) from operations (1)              (4)            $  (29.94)     $    (14.83)    $  85.13    $   22.15
                                                                         =========      ===========     ========    =========

Cash distributions to investors (2)
   Source (on GAAP basis)
      Investment income                                $   11.05         $     .86     $       -        $   2.89    $   22.10
      Return of capital                                $   96.45         $  106.64     $     107.50     $  94.78    $   75.94

   Source (on cash basis)
      - Operations                                     $  107.50         $  107.50     $     107.50     $  97.67    $   98.04
      - Sales                                               -                 -                 -            -            -
      - Refinancing                                         -                 -                 -            -            -
      - Other                                               -                 -                 -            -            -

Weighted average number of limited partnership
   ($100) units outstanding                              380,379           381,687          383,196      260,453       31,755
                                                       =========         =========      ===========     ========      =======


(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)  Interim tax information not available.

                                    TABLE IV

                   Results of Completed Prior Public Programs
                                   (unaudited)





                     No Prior Public Programs have completed
               operations in the five years ended March 31, 1998.

<

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                              Total                                                      Federal
             Type of             Year of       Year of     Acquisition     Net Book         Net            GAAP          Taxable
            Equipment          Acquisition   Disposition    Cost (1)      Value (2)    Proceeds (3)    Gain (Loss)     Gain (Loss)
-----------------------------  -----------  ------------- -------------  ------------  --------------  -------------  -------------
Computers                          1988         1990          $32,352       $13,859        $16,955         $3,096          $1,064
Office Copier                      1988         1990         $180,922       $52,504        $52,504             $0        ($30,400)

Agriculture                        1988         1991          $19,032        $8,921         $7,225        ($1,696)        ($2,214)
Computers                          1988         1991           $8,450            $0           $465           $465              $0
Computers                          1989         1991         $363,540       $28,027        $56,077        $28,050         $14,962
Telecommunications                 1990         1991         $827,804       $49,393             $0       ($49,393)             $0
Medical                            1988         1991          $29,756            $0             $0             $0        ($10,626)
Copiers                            1988         1991         $235,863            $0             $0             $0        ($18,115)

Agriculture                        1988         1992          $61,200       $25,810        $24,152        ($1,658)             $0
Computers                          1988         1992          $51,353            $0             $0             $0              $0
Copiers                            1988         1992         $195,875            $0             $0             $0              $0
Material Handling                  1988         1992          $78,321            $0             $0             $0              $0
Medical                            1988         1992          $50,433       $15,250         $7,000        ($8,250)        $34,389
Computers                          1989         1992          $41,058        $4,553         $6,606         $2,053        ($13,951)
Copiers                            1989         1992          $81,913        $6,495         $6,495             $0          $1,114
Office Equipment                   1989         1992          $81,986        $2,821        $12,298         $9,477        ($28,695)
Computers                          1991         1992           $3,607        $3,196         $4,142           $946          $1,076
Furniture And Fixtures             1992         1992           $4,325        $4,430         $4,390           ($40)            $65

Computers                          1988         1993          $71,813            $0             $0             $0              $0
Furniture                          1988         1993         $350,000            $0             $0             $0              $0
Medical                            1988         1993         $221,191          $182         $2,382         $2,200          $2,341
Agriculture                        1989         1993          $57,975        $2,050         $2,932           $882         ($1,724)
Printing                           1989         1993         $126,900        $5,661         $7,800         $2,139        ($10,729)
Reprographics                      1989         1993         $112,500          $115           $115             $0        ($12,079)
Computers                          1990         1993          $79,043            $0             $0             $0              $0
Reprographics                      1990         1993          $71,805        $8,391        $12,528         $4,137              $0
Retail                             1990         1993         $198,513      ($32,916)       $67,894       $100,810              $0
Video Production                   1990         1993         $341,796       $67,965       $161,615        $93,650         $24,507
Computers                          1991         1993         $135,380        $6,540        $20,134        $13,594        ($50,622)
Fixture                            1992         1993           $2,267        $1,635         $1,824           $189             $11

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                              Total                                                      Federal
             Type of             Year of       Year of     Acquisition     Net Book         Net            GAAP          Taxable
            Equipment          Acquisition   Disposition    Cost (1)      Value (2)    Proceeds (3)    Gain (Loss)     Gain (Loss)
-----------------------------  -----------  ------------- -------------  ------------  --------------  -------------  -------------
Telecommunications                 1992         1993          $20,000       $11,840        $11,200          ($640)        ($4,800)
Video Production                   1992         1993           $3,362        $1,110           $592          ($518)        ($2,867)
Manufacturing & Production         1993         1993          $22,660            $0             $0             $0              $0

Agriculture                        1988         1994          $30,000          $288           $288             $0              $0
Medical                            1988         1994          $46,050        $6,438         $6,438             $0              $0
Computers                          1989         1994          $71,152        $6,942           $500        ($6,442)        ($1,449)
Computers                          1991         1994         $156,552        $6,882        $16,611         $9,729        ($41,137)
Material Handling                  1991         1994           $7,013        $1,973         $2,203           $230           ($604)
Medical                            1991         1994          $40,556      ($11,278)        $1,460        $12,738            $375
Fixture                            1992         1994           $3,396          $751           $845            $94         ($1,192)
Manufacturing & Production         1992         1994          $17,103         ($199)            $0           $199         ($5,443)
Furniture                          1993         1994          $26,868            $0             $0             $0              $0
Manufacturing & Production         1993         1994          $27,096       $10,139        $11,054           $915              $0
Agriculture                        1989         1994          $14,191          $350           $350             $0              $0
Printing                           1993         1994          $24,112       $24,030        $27,061         $3,031              $0

Computers                          1991         1995          $17,200          $173         $3,522         $3,349          $1,594
Copiers                            1991         1995          $49,081        $7,350         $7,423            $73         ($3,044)
Sanitation                         1991         1995          $21,452          $560         $4,818         $4,258          $3,010
Agriculture                        1992         1995           $7,828          $462           $737           $275         ($1,901)
Computers                          1993         1995          $64,391       $36,094         $5,863       ($30,231)             $0
Manufacturing & Production         1993         1995          $28,557        $8,752         $8,912           $160              $0
Retail                             1993         1995          $28,507           ($9)          $697           $706              $0

Computers                          1991         1996          $35,618        $1,502        $20,150        $18,648         $19,571
Copiers                            1991         1996         $117,238       $17,784        $32,380        $14,596         $28,006
Material Handling                  1991         1996          $14,996          $843         $3,223         $2,380          $3,432
Sanitation                         1991         1996          $35,854        $5,946         $5,649          ($297)         $5,260
Fixture                            1992         1996          $18,452        $1,909         $1,909             $0         ($1,919)
Computers                          1993         1996          $72,479         ($573)          $515         $1,088              $0
Furniture                          1993         1996           $9,978           ($2)            $0             $2              $0
Material Handling                  1993         1996          $11,824            $0             $0             $0              $0

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                              Total                                                      Federal
             Type of             Year of       Year of     Acquisition     Net Book         Net            GAAP          Taxable
            Equipment          Acquisition   Disposition    Cost (1)      Value (2)    Proceeds (3)    Gain (Loss)     Gain (Loss)
-----------------------------  -----------  ------------- -------------  ------------  --------------  -------------  -------------
                                   1993         1996          $33,190          $400           $403             $3              $0
Retail                             1993         1996          $44,673           ($5)            $0             $0              $0
Sanitation                         1993         1996           $5,822            $0             $0             $0              $0
Video Production                   1993         1996          $41,465       $12,099        $12,441           $342              $0
Medical                            1994         1996          $12,166          $960         $2,000         $1,040         ($4,259)

Computers                          1991         1997          $75,602        $4,349        $15,753        $11,403         $19,783
Computers                          1993         1997          $39,593        $6,013             $0        ($6,013)             $0
Retail                             1993         1997         $158,276       $16,960        $23,438        $23,423          $5,373
Video                              1993         1997          $27,273            $0             $0             $0              $0
Sanitation                         1996         1997           $3,571           $43         $1,380         $1,337              $0

Computers                          1993         1998         $123,234            $0           $205           $205              (4)
Manufacturing & Production         1993         1998         $110,906          $366           $706           $340              (4)
Printing                           1993         1998          $33,033            $0           $776           $776              (4)
Retail                             1993         1998          $43,805            $0             $7             $7              (4)
Telecommunications                 1993         1998          $26,238          $591           $605            $14              (4)
Video                              1993         1998          $16,975            $0             $0             $0              (4)
Manufacturing & Production         1995         1998          $14,356            $0             $6             $6              (4)


(1)  Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.
(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
            Equipment         Acquisition   Disposition     Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
----------------------------  -----------   -----------   ------------  -------------  --------------  -------------  --------------
Manufacturing & Production         1990        1990           $31,129        $28,288         $34,142         $5,854        $3,013
Mining                             1990        1990          $145,227       $120,804        $120,804             $0            $0
Video Production                   1990        1990           $10,201         $8,006          $9,086         $1,080          $671

Agriculture                        1989        1991            $5,986         $4,003              $0        ($4,003)           $0
Computers                          1989        1991           $76,899        $52,134          $7,492       ($44,642)           $0
Construction                       1989        1991           $48,299        $43,554          $7,784       ($35,770)      ($7,007)
Copiers                            1989        1991            $7,469         $4,997             $16        ($4,981)           $0
Environmental                      1989        1991           $10,609        $11,546              $0       ($11,546)           $0
Furniture                          1989        1991           $86,965        $62,229         $19,339       ($42,890)           $0
Manufacturing & Production         1989        1991           $55,125        $34,435         $12,807       ($21,628)           $0
Medical                            1989        1991            $9,447         $7,643              $0        ($7,643)           $0
Office Equipment                   1989        1991           $25,171        $24,586             $64       ($24,522)      ($1,985)
Retail                             1989        1991            $4,405         $4,792              $0        ($4,792)           $0
Sanitation                         1989        1991           $15,448        $17,983              $0       ($17,983)           $0
Telecommunications                 1989        1991            $2,238             $0             $60            $60            $0
Transportation                     1989        1991            $9,474        $10,801              $0       ($10,801)           $0
Video Production                   1989        1991           $11,925         $1,762              $7        ($1,755)           $0
Agriculture                        1990        1991           $35,245         $4,694              $0        ($4,694)      ($5,210)
Computers                          1990        1991        $2,671,588       $601,346        $136,169      ($465,177)    ($476,397)
Construction                       1990        1991           $64,544        $29,979         $24,379        ($5,600)      ($9,949)
Copiers                            1990        1991           $30,699        $18,760            $911       ($17,849)           $0
Environmental                      1990        1991           $14,658        $15,434              $0       ($15,434)           $0
Fixture                            1990        1991           $29,510        $27,027            $808       ($26,219)           $0
Furniture                          1990        1991           $53,420        $34,771          $3,598       ($31,173)      ($5,953)
Manufacturing & Production         1990        1991          $526,568       $504,823        $226,978      ($277,845)     ($47,036)
Material Handling                  1990        1991          $112,075        $59,977         $34,758       ($25,219)           $0
Medical                            1990        1991           $93,771        $47,016              $0       ($47,016)     ($19,410)
Mining                             1990        1991          $221,706             $0              $0             $0      ($82,375)
Miscellaneous                      1990        1991           $29,443        $28,179              $0       ($28,179)           $0
Office Equipment                   1990        1991           $44,560        $34,289            $760       ($33,529)           $0
Restaurant                         1990        1991           $97,304        $45,062         $18,564       ($26,498)     ($24,787)
Retail                             1990        1991           $43,751        $18,362          $9,230        ($9,132)     ($12,624)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
           Equipment          Acquisition   Disposition     Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
---------------------------   -----------   -----------   ------------  -------------  --------------  -------------  --------------
Sanitation                         1990        1991          $171,345        $66,074         $77,146        $11,072      ($78,222)
Telecommunications                 1990        1991          $980,613       $119,372              $0      ($119,372)     ($11,618)
Transportation                     1990        1991           $13,434        $13,858              $0       ($13,858)           $0
Video Production                   1990        1991           $46,645        $26,631          $3,754       ($22,877)      $11,741
Material Handling                  1991        1991          $109,115       $108,512        $113,482         $4,970            $0

Agriculture                        1989        1992           $89,766        $19,058         $21,912         $2,854      ($12,999)
Computers                          1989        1992           $60,747         $1,659          $2,593           $934            $0
Copiers                            1989        1992           $79,556        $10,817         $10,839            $22       ($9,798)
Furniture                          1989        1992           $35,512         $2,418          $2,911           $493            $0
Manufacturing & Production         1989        1992          $117,236         $1,924          $1,936            $12            $0
Material Handling                  1989        1992           $16,058           $670            $789           $119       ($7,845)
Medical                            1989        1992           $31,701         $7,548          $1,967        ($5,580)           $0
Office Equipment                   1989        1992           $19,981         $1,381          $1,427            $46            $0
Printing                           1989        1992           $25,000         $3,510          $2,510        ($1,000)      ($8,247)
Telecommunications                 1989        1992           $18,779         $1,910          $2,012           $102            $0
Video Production                   1989        1992           $21,849         $3,275          $3,283             $8            $0
Agriculture                        1990        1992           $46,968         $2,847          $3,463           $617       ($4,451)
Computers                          1990        1992        $3,872,456       $671,632        $342,387      ($329,245)  ($1,086,408)
Construction                       1990        1992           $23,493         $1,229          $1,229             $0            $0
Copiers                            1990        1992           $19,240         $2,165          $3,524         $1,358       ($8,884)
Environmental                      1990        1992            $7,195         $1,164          $1,164             $0       ($4,683)
Fixture                            1990        1992           $55,869         $7,661          $9,096         $1,436      ($34,594)
Furniture                          1990        1992           $58,095         $7,193          $7,719           $525      ($26,836)
Manufacturing & Production         1990        1992          $192,143        $47,665         $43,213        ($4,452)     ($45,657)
Material Handling                  1990        1992          $104,852        $23,011          $7,775       ($15,236)     ($15,648)
Medical                            1990        1992           $88,537        $12,382         $13,393         $1,011      ($38,945)
Miscellaneous                      1990        1992            $4,999         $1,313          $1,236           ($77)      ($2,804)
Office Equipment                   1990        1992        $1,203,666       $179,190          $2,513      ($176,678)      ($6,351)
Printing                           1990        1992            $4,055           $787            $787             $0       ($2,487)
Restaurant                         1990        1992           $83,624           $194          $6,850         $6,657      ($12,961)
Retail                             1990        1992           $63,030        $35,999            $581       ($35,419)      ($1,296)
Sanitation                         1990        1992          $200,642        $12,623         $13,101           $478      ($14,846)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
           Equipment          Acquisition   Disposition     Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
---------------------------   -----------   -----------   ------------  -------------  --------------  -------------  --------------
Telecommunications                 1990        1992           $64,899        $11,997          $4,965        ($7,032)     ($18,620)
Transportation                     1990        1992            $7,610             $1              $1             $0            $0
Video Production                   1990        1992           $18,558         $3,521          $4,302           $781       ($7,177)
Furniture                          1991        1992           $25,909        $28,313              $0       ($28,313)           $0
Manufacturing & Production         1991        1992           $51,311        $47,497         $57,487         $9,990            $0
Material Handling                  1991        1992           $10,023        $10,462         $10,595           $133            $0
Office Equipment                   1991        1992           $15,789             $0              $0             $0            $0
Sanitation                         1991        1992           $18,840        $10,122         $10,516           $394            $0

Agriculture                        1989        1993           $31,500         $4,370         $10,095         $5,725        $1,431
Computers                          1989        1993           $93,554           $267            $661           $394            $0
Copiers                            1989        1993          $168,679        $19,448         $23,072         $3,624      ($26,046)
Furniture                          1989        1993          $116,287        $17,152         $19,536         $2,384       ($9,084)
Manufacturing & Production         1989        1993           $14,804         $2,832          $3,541           $709            $0
Material Handling                  1989        1993           $20,725             $0          $1,650         $1,650            $0
Office Equipment                   1989        1993           $81,777           $990         $17,490        $16,500       ($4,999)
Telecommunications                 1989        1993            $2,524             $0              $0             $0            $0
Video Production                   1989        1993           $22,321             $0              $0             $0            $0
Agriculture                        1990        1993          $132,350        $11,556         $11,963           $407      ($42,903)
Automotive                         1990        1993           $75,730        $45,795         $51,888         $6,093       ($3,043)
Computers                          1990        1993        $1,069,393       $140,198        $164,423        $24,225     ($267,270)
Construction                       1990        1993           $41,779         $5,058          $5,075            $17       ($9,774)
Copiers                            1990        1993           $23,318         $3,058          $2,505          ($553)      ($7,670)
Fixture                            1990        1993           $73,038        $10,235         $10,235             $0      ($22,303)
Furniture                          1990        1993          $118,834        $11,204         $11,509           $305      ($10,168)
Manufacturing & Production         1990        1993        $1,120,324       $139,342        $186,899        $47,557     ($271,929)
Material Handling                  1990        1993          $210,922        $20,462         $29,157         $8,695      ($51,481)
Medical                            1990        1993          $380,749        $56,711         $37,821       ($18,890)     ($68,880)
Office Equipment                   1990        1993           $69,232         $8,695          $9,275           $580      ($18,731)
Printing                           1990        1993            $6,061         $1,431          $1,050          ($381)      ($1,388)
Reprographics                      1990        1993           $82,000         $8,200         $40,000        $31,800        $7,109
Restaurant                         1990        1993          $121,682        $10,330         $11,517         $1,187      ($28,626)
Retail                             1990        1993           $11,280           $813          $1,797           $984       ($2,806)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
           Equipment          Acquisition   Disposition     Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
---------------------------   -----------   -----------   ------------  -------------  --------------  -------------  --------------
Sanitation                         1990        1993           $43,697         $5,148          $5,152             $4      ($10,588)
Telecommunications                 1990        1993          $278,193        $20,246         $22,616         $2,370      ($58,857)
Miscellaneous                      1990        1993          $595,538       ($98,697)       $203,595       $302,292            $0
Video Production                   1990        1993            $7,981           $374            $374             $0       ($1,484)
Computers                          1991        1993          $248,090        $36,021         $36,834           $813       ($9,175)
Construction                       1991        1993           $10,590           $869          $1,875         $1,006       ($4,480)
Furniture                          1991        1993           $73,541           ($66)           $603           $669       ($7,311)
Manufacturing & Production         1991        1993           $12,951             $0              $0             $0            $0
Material Handling                  1991        1993           $43,408        $20,390         $23,147         $2,757       ($1,015)
Medical                            1991        1993            $9,425         $5,708          $6,513           $805          $858
Sanitation                         1991        1993           $37,743        $16,285         $15,506          ($779)           $0
Computers                          1992        1993           $79,557        $38,668         $38,668             $0      ($36,961)
Material Handling                  1992        1993           $30,692           $149          $6,578         $6,429      ($17,976)

Computers                          1989        1994          $468,870       $109,719        $109,720             $1      $102,026
Copiers                            1989        1994           $13,461            $30             $30             $0            $0
Furniture                          1989        1994          $218,655        $79,000         $79,000             $0       $80,901
Manufacturing & Production         1989        1994           $90,725           ($13)             $0            $13            $0
Medical                            1989        1994           $97,017           $699          $1,141           $441            $0
Office Equipment                   1989        1994            $2,796             $0            $126           $126            $0
Printing                           1989        1994           $14,123             $0              $0             $0            $0
Telecommunications                 1989        1994           $10,950            ($2)           $127           $129            $0
Agriculture                        1990        1994           $73,503        $11,518         $12,258           $740       ($3,345)
Computers                          1990        1994        $3,937,366       $957,935        $959,231         $1,295      $367,292
Construction                       1990        1994          $141,052        $16,265         $16,265             $0      ($14,659)
Fixture                            1990        1994          $100,514        $10,959         $10,959             $0       ($6,640)
Furniture                          1990        1994          $282,115        $89,792         $94,919         $5,127       $43,164
Manufacturing & Production         1990        1994          $443,855       $121,619        $137,376        $15,757       ($8,207)
Material Handling                  1990        1994          $411,986        $20,972         $20,972             $0      ($33,402)
Medical                            1990        1994          $462,679        $42,572         $62,365        $19,792          $805
Mining                             1990        1994        $9,631,966     $1,298,813      $1,298,813             $0     ($689,039)
Office Equipment                   1990        1994           $34,402         $3,434          $3,434             $0       ($8,258)
Reprographics                      1990        1994           $16,482         $4,547          $4,547             $0          $904

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
           Equipment          Acquisition   Disposition     Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
---------------------------   -----------   -----------   ------------  -------------  --------------  -------------  --------------
Restaurant                         1990        1994          $297,355        $32,327         $33,776         $1,449      ($29,158)
Retail                             1990        1994          $841,977       $440,914        $440,914             $0      $668,569
Sanitation                         1990        1994            $7,147             $0              $0             $0            $0
Telecommunications                 1990        1994          $261,049        ($6,700)        $30,311        $37,011       $11,248
Video Production                   1990        1994           $45,804         $5,357          $5,365             $8       ($4,684)
Agriculture                        1991        1994           $15,633           $625            $629             $4            $0
Computers                          1991        1994          $684,631        $59,296         $59,296             $0     ($213,947)
Copiers                            1991        1994           $39,270         $2,598            $648        ($1,950)     ($15,152)
Environmental                      1991        1994           $44,016           $864            $904            $41            $0
Furniture                          1991        1994           $20,546           $906            $923            $17            $0
Material Handling                  1991        1994           $66,497         $2,470          $2,642           $172       ($5,750)
Medical                            1991        1994          $602,400       $306,415        $373,385        $66,970      $139,985
Sanitation                         1991        1994           $83,638         $4,459          $4,634           $174            $0
Telecommunications                 1991        1994           $11,188           $898          $1,146           $248       ($3,419)
Manufacturing & Production         1993        1994           $81,735           ($61)            $34            $95            $0
Material Handling                  1993        1994            $6,578         $3,110          $3,600           $490            $0
Sanitation                         1994        1994            $7,320             $0              $0             $0            $0

Computers                          1989        1995           $24,831         $1,574             $13        ($1,561)           $0
Manufacturing & Production         1989        1995           $11,262         $4,128              $0        ($4,128)           $0
Computers                          1990        1995        $3,151,688       $784,267        $578,324      ($205,942)      $61,278
Construction                       1990        1995          $397,553       $139,680         $93,172       ($46,508)       $2,914
Copiers                            1990        1995           $26,920         $6,048             ($0)       ($6,048)           $0
Furniture                          1990        1995           $64,010         $5,908          $4,760        ($1,148)       $5,171
Material Handling                  1990        1995          $108,329         $7,629          $6,899          ($730)         ($15)
Medical                            1990        1995          $919,987       $320,531        $260,980       ($59,551)      $56,955
Manufacturing & Production         1990        1995          $846,718       $211,207        $244,937        $33,730      $243,103
Office Equipment                   1990        1995           $38,014         $4,192          $2,111        ($2,081)       $1,950
Reprographics                      1990        1995          $102,003             $1              $1             $0            $0
Restaurant                         1990        1995           $63,437         $4,636          $1,896        ($2,740)         $897
Retail                             1990        1995        $2,703,611       $349,429        $193,032      ($156,397)     $184,637
Sanitation                         1990        1995           $58,070         $4,110          $1,738        ($2,372)       $1,518
Video Production                   1990        1995            $3,404           $773              $0          ($773)           $0

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
           Equipment          Acquisition   Disposition     Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
---------------------------   -----------   -----------   ------------  -------------  --------------  -------------  --------------
Agriculture                        1991        1995           $23,262         $7,034          $7,449           $415        $1,921
Computers                          1991        1995        $2,712,345       $677,342        $648,479       ($28,863)     $126,108
Construction                       1991        1995           $25,214         $1,539          $2,727         $1,188       ($2,122)
Furniture                          1991        1995           $62,471        $16,192          $5,091       ($11,101)      ($4,400)
Material Handling                  1991        1995           $34,473        $12,502         $12,105          ($397)           $0
Manufacturing & Production         1991        1995          $132,184         $5,116         $50,110        $44,993       $27,132
Office Equipment                   1991        1995           $48,350         $7,177          $9,506         $2,329       ($2,320)
Restaurant                         1991        1995           $73,807         $3,637          $2,910          ($728)      ($1,107)
Telecommunications                 1991        1995           $52,499         $3,093          $7,262         $4,169       ($3,403)
Audio                              1992        1995          $128,455        $98,566        $122,689        $24,123       $32,942
Computers                          1992        1995           $76,900         $2,447         $15,248        $12,801      ($10,269)
Furniture                          1992        1995          $188,807        $19,652         $19,652             $0      ($57,369)
Telecommunications                 1992        1995           $64,731        $47,017         $55,634         $8,616       $23,500
Video Production                   1992        1995          $382,790       $247,199        $298,045        $50,846      $122,650
Copiers                            1993        1995           $35,000             $0              $0             $0            $0
Computers                          1994        1995        $1,043,007       $346,471        $739,181       $392,710      $661,239
Furniture                          1994        1995          $204,779       $171,324        $181,605        $10,281            $0
Medical                            1994        1995           $23,671         $2,015          $2,015             $0            $0
Manufacturing & Production         1994        1995           $21,038        $17,225         $18,733         $1,509        $1,436
Computers                          1995        1995           $17,231        $16,864          $2,383       ($14,481)           $0

Telecommunications                 1989        1996           $20,339             $0          $1,566         $1,566            $0
Computers                          1990        1996        $1,056,724       $123,220         $88,594       ($34,626)      $94,675
Fixtures                           1990        1996           $19,989         $1,285            $250        ($1,034)      ($1,034)
Furniture                          1990        1996           $34,265        $10,881              $0       ($10,881)     ($10,881)
Medical                            1990        1996           $49,882         $3,282            $332        ($2,949)      ($2,357)
Manufacturing & Production         1990        1996           $72,805         $2,611          $1,588        ($1,023)       $3,342
Printing                           1990        1996           $26,691           $728              $0          ($728)        ($728)
Reprographics                      1990        1996           $77,770         $5,381          $1,037        ($4,345)           $0
Retail                             1990        1996        $1,332,608       $149,542        $230,752        $81,210      $238,200
Telecommunications                 1990        1996           $71,300         $4,781            $895        ($3,886)           $0
Computers                          1991        1996           $70,789         $2,113          $1,000        ($1,113)      ($1,113)
Construction                       1991        1996           $24,724         $3,791          $3,857            $66        $2,506

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
           Equipment          Acquisition   Disposition     Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
---------------------------   -----------   -----------   ------------  -------------  --------------  -------------  --------------
Furniture                          1991        1996          $281,079        $24,453         $28,755         $4,302        $3,424
Material Handling                  1991        1996           $45,771         $7,124          $3,307        ($3,817)           $0
Restaurant                         1991        1996           $16,013         $1,663          $2,152           $489        $1,976
Video Production                   1991        1996           $56,632         $4,245          $4,245             $0          $538
Printing                           1993        1996           $15,733         $3,714          $3,814           $100            $0
Computers                          1994        1996           $21,284        $13,176              $0       ($13,176)     ($13,176)
Fixtures                           1994        1996           $20,045             $0              $0             $0      ($14,238)
Manufacturing & Production         1994        1996           $16,349         $6,081          $6,191           $109       ($7,085)
Computers                          1995        1996           $36,894        $21,698              $0       ($21,698)     ($29,812)
Fixtures                           1994        1996           $28,449        $25,882              $0       ($25,882)     ($25,882)
Furniture                          1994        1996           $20,000             $0              $0             $0            $0

Computers                          1990        1997           $84,679        $10,369              $0       ($10,369)           $0
Computers                          1993        1997           $31,527         $1,238          $1,492           $254            $0
Retail                             1993        1997        $1,811,259       $166,382        $231,762        $65,380     ($165,810)
Computers                          1994        1997          $106,912           $689          $1,493           $804      ($41,957)
Manufacturing & Production         1994        1997           $43,759         $2,460          $3,548         $1,089      ($15,221)
Telecommunications                 1994        1997           $64,781         $1,953          $3,990         $2,037      ($11,293)
Computers                          1995        1997            $9,584             $0              $0             $0            $0
Manufacturing & Production         1995        1997           $74,770             $0              $0             $0            $0
Restaurant                         1995        1997           $12,030             $0              $0             $0       ($7,218)
Video Production                   1995        1997           $27,067         $4,971              $0        ($4,971)           $0
Computers                          1996        1997           $16,033        $15,371          $1,768       ($13,604)           $0
Printing                           1996        1997           $48,047        $36,903         $42,713         $5,811            $0

Computers                          1993        1998           $25,907             $0              $7             $7            (4)
Manufacturing & Production         1993        1998           $26,401             $0              $8             $8            (4)
Computers                          1995        1998           $59,354             $0              $1             $1            (4)
Medical                            1995        1998           $30,287             $0              $0             $0            (4)

(1)  Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.
(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                Total                                                    Federal
             Type of               Year of       Year of     Acquisition      Net Book         Net          GAAP        Taxable
            Equipment            Acquisition   Disposition    Cost (1)       Value (2)     Proceeds (3)  Gain (Loss)   Gain (Loss)
-------------------------------  -----------  ------------  --------------  -------------  ------------  -----------  ------------
Agriculture                          1991         1991            $2,942             $0            $0            $0            $0
Computers                            1991         1991            $1,389             $0           $31           $31           $31
Construction                         1991         1991              $906           $102          $256          $154          $154
Manufacturing & Production           1991         1991            $1,800           $328          $343           $15           $15
Material Handling                    1991         1991            $1,383             $0          $269          $269          $269
Office Equipment                     1991         1991            $1,233             $0            $0            $0            $0
Printing                             1991         1991           $19,967             $0            $6            $6            $6
Retail                               1991         1991            $6,714           $557          $639           $83           $83
Sanitation                           1991         1991          $167,899       $168,591      $172,406        $3,815        $3,815

Agriculture                          1991         1992            $7,013         $1,133          $300         ($834)        ($773)
Computers                            1991         1992          $451,724        $57,141       $55,313       ($1,828)     ($38,009)
Construction                         1991         1992          $233,875       $115,470      $119,943        $4,473      ($49,808)
Copiers                              1991         1992            $4,634        ($1,798)         $336        $2,134            $0
Fixture                              1991         1992       $10,326,838     $1,421,047          $614   ($1,420,433)           $0
Furniture                            1991         1992            $3,478             $1            $1            $0            $0
Material Handling                    1991         1992           $25,677        $10,492       $11,432          $940       ($3,074)
Medical                              1991         1992           $12,817           $100          $100            $0      ($10,859)
Manufacturing & Production           1991         1992           $43,629        ($1,124)       $1,754        $2,878      ($32,166)
Office Equipment                     1991         1992            $8,342         $8,593        $3,261       ($5,332)           $0
Printing                             1991         1992           $16,961           $790          $944          $154       ($9,907)
Restaurant                           1991         1992           $35,504        $22,369        $8,777      ($13,592)           $0
Retail                               1991         1992          $118,527       $273,200       $10,583     ($262,617)     ($69,026)
Sanitation                           1991         1992          $253,845       $111,627      $115,785        $4,158            $0
Telecommunications                   1991         1992           $12,916         $7,936        $9,356        $1,420       ($2,588)
Miscellaneous                        1991         1992           $53,827        $21,578       $13,932       ($7,646)       $1,797

Agriculture                          1991         1993           $57,287         $7,456        $9,998        $2,542      ($18,745)
Automotive                           1991         1993            $6,266         $1,328        $1,427           $99       ($2,344)
Computers                            1991         1993        $1,051,652       $162,294      $207,909       $45,615     ($325,207)
Construction                         1991         1993          $464,100        $55,261       $78,501       $23,240      ($73,626)
Fixture                              1991         1993            $2,403             $0            $0            $0      ($15,392)
Furniture                            1991         1993           $99,455        $25,656       $15,551      ($10,105)    ($138,905)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                Total                                                    Federal
             Type of               Year of       Year of     Acquisition      Net Book         Net          GAAP        Taxable
            Equipment            Acquisition   Disposition    Cost (1)       Value (2)     Proceeds (3)  Gain (Loss)   Gain (Loss)
-------------------------------  -----------  ------------  --------------  -------------  ------------  -----------  ------------
Medical                              1991         1993        $1,313,194       $708,948      $710,991        $2,043      ($81,725)
Manufacturing & Production           1991         1993          $207,168        $25,494       $33,904        $8,410       ($2,771)
Office Equipment                     1991         1993           $50,397        $10,621       $11,360          $739      ($12,948)
Printing                             1991         1993           $23,682           $425        $1,500        $1,075            $0
Reprographics                        1991         1993            $3,898           $464          $464            $0      ($12,279)
Restaurant                           1991         1993           $52,281         $8,374       $11,424        $3,050      ($45,442)
Retail                               1991         1993          $107,672         $6,184       $14,538        $8,354       ($5,137)
Sanitation                           1991         1993          $369,044        $58,844       $72,766       $13,922       ($3,854)
Telecommunications                   1991         1993           $13,462           $609          $995          $386       ($1,686)
Transportation                       1991         1993            $3,762           $271          $612          $341            $0
Construction                         1992         1993           $14,788          ($961)           $0          $961            $0
Retail                               1992         1993            $4,093          ($139)         $396          $535       ($2,058)

Agriculture                          1991         1994           $37,987        $10,692       $14,276        $3,584       ($1,742)
Automotive                           1991         1994           $54,591           $161          $190           $29            $0
Computers                            1991         1994        $3,845,015       $145,861      $176,290       $30,428     ($761,570)
Construction                         1991         1994          $144,438         $8,068       $10,874        $2,806       ($2,060)
Copiers                              1991         1994            $2,041            ($0)          $89           $89            $0
Environmental                        1991         1994          $213,173        $94,203      $123,051       $28,848      ($38,471)
Fixture                              1991         1994          $234,136        $31,188       $32,228        $1,040      ($64,973)
Furniture                            1991         1994          $544,084       ($33,508)      $42,733       $76,241     ($111,133)
Material Handling                    1991         1994           $27,610         $9,861       $12,180        $2,320       ($8,523)
Medical                              1991         1994          $166,398         $1,386       $15,777       $14,391          $490
Manufacturing & Production           1991         1994          $351,497        $31,295       $56,139       $24,844      ($79,430)
Office Equipment                     1991         1994           $30,245             $0          $126          $125            $0
Printing                             1991         1994        $1,066,789       $210,962      $210,962            $0     ($222,154)
Restaurant                           1991         1994           $70,707          ($339)         $796        $1,136      ($10,709)
Retail                               1991         1994        $1,381,039       $152,323      $153,469        $1,146     ($361,934)
Sanitation                           1991         1994          $173,772         $2,892        $4,374        $1,482            $0
Telecommunications                   1991         1994          $277,162        ($2,629)      $13,384       $16,013      ($57,036)
Video                                1991         1994            $8,139            ($1)         $327          $328            $0
Fixture                              1992         1994           $15,450         $1,223        $1,552          $328       ($8,169)
Manufacturing & Production           1992         1994          $122,247        $21,475       $31,910       $10,435      ($37,107)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                Total                                                    Federal
             Type of               Year of       Year of     Acquisition      Net Book         Net          GAAP        Taxable
            Equipment            Acquisition   Disposition    Cost (1)       Value (2)     Proceeds (3)  Gain (Loss)   Gain (Loss)
-------------------------------  -----------  ------------  --------------  -------------  ------------  -----------  ------------
Furniture                            1994         1994           $65,659        $69,225       $73,420        $4,195            $0

Computers                            1991         1995       $14,393,689     $1,892,673    $1,681,499     ($211,174)     ($60,114)
Construction                         1991         1995          $238,913        $14,433       $27,420       $12,987     ($149,560)
Copiers                              1991         1995           $39,507         $3,456        $4,077          $621       $13,504
Fixtures                             1991         1995          $804,453       $113,148       $89,760      ($23,388)     ($16,463)
Furniture                            1991         1995          $603,534        $29,758       $76,781       $47,023            $0
Medical                              1991         1995        $3,713,348     $1,692,752    $2,084,752      $392,000     ($260,046)
Manufacturing & Production           1991         1995        $3,123,635       $917,619      $768,141     ($149,478)  ($1,022,443)
Office Equipment                     1991         1995          $347,197        $17,431       $17,435            $5       ($3,502)
Retail                               1991         1995        $1,765,207       $206,416      $117,745      ($88,670)     $854,893
Sanitation                           1991         1995           $26,224         $6,541         ($655)      ($7,196)           $0
Telecommunications                   1991         1995          $373,595        $37,285       $38,143          $858     ($103,967)
Video Production                     1991         1995          $192,070         $4,450       $23,511       $19,062       $55,805
Furniture                            1993         1995           $54,942        $42,999       $23,436      ($19,562)
Material Handling                    1993         1995           $46,931        $13,325       $13,753          $428            $0
Restaurant                           1994         1995          $436,966       $379,595      $411,179       $31,584      ($17,421)
Retail                               1994         1995           $35,025        $10,101       $10,120           $19
Telecommunications                   1994         1995           $19,591        $11,665        $1,542      ($10,123)     ($13,275)
Fixtures                             1995         1995           $25,958        $26,768       $26,866           $99

Agriculture                          1991         1996            $7,362           $365            $0         ($365)        ($365)
Computers                            1991         1996        $3,287,984       $417,743      $317,557     ($100,185)     $469,256
Fixtures                             1991         1996          $142,743         $1,011            $0       ($1,011)      ($1,011)
Furniture                            1991         1996        $1,670,320      ($155,540)      $83,650      $239,190      $303,948
Medical                              1991         1996        $2,023,960       $774,664      $377,555     ($397,109)     $459,686
Manufacturing & Production           1991         1996          $160,029         $4,540        $1,849       ($2,691)        ($812)
Restaurant                           1991         1996           $85,715          ($780)       $7,296        $8,077       $11,319
Retail                               1991         1996           $71,310         $8,481        $1,150       ($7,331)       $1,390
Sanitation                           1991         1996            $4,363           $433            $0         ($433)        ($433)
Telecommunications                   1991         1996           $95,843         $6,362        $9,248        $2,886        $7,641
Transportation                       1991         1996          $815,481        $30,308       $85,288       $54,980       $86,899
Video                                1991         1996          $180,577         $3,186       $12,790        $9,604       $17,915

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                Total                                                    Federal
             Type of               Year of       Year of     Acquisition      Net Book         Net          GAAP        Taxable
            Equipment            Acquisition   Disposition    Cost (1)       Value (2)     Proceeds (3)  Gain (Loss)   Gain (Loss)
-------------------------------  -----------  ------------  --------------  -------------  ------------  -----------  ------------
Automotive                           1992         1996           $97,543        $11,860       $12,140          $278            $0
Environmental                        1992         1996          $157,907         $3,659        $8,533        $4,874      ($11,597)
Retail                               1992         1996           $53,003         $3,147        $3,897          $750            $0
Telecommunications                   1992         1996          $362,250       ($28,983)       $4,851       $33,834      ($21,366)
Manufacturing & Production           1993         1996           $16,123             $0            $0            $0            $0
Computers                            1994         1996           $18,698           $216          $441          $255      ($11,060)
Construction                         1994         1996           $14,015         $1,020        $1,020            $0            $0
Medical                              1994         1996           $18,685        $15,364        $3,000      ($12,364)      ($9,364)
Manufacturing & Production           1994         1996           $35,203             $0            $0            $0      ($21,180)
Office Equipment                     1994         1996           $17,293           $596          $596            $0            $0
Telecommunications                   1994         1996            $4,820             $0            $0            $0            $0

Computer                             1991         1997            $5,327            $94        $3,865        $3,771        $4,461
Medical                              1991         1997        $2,499,782       $258,686      $258,686            $0      $258,686
Retail                               1991         1997           $30,855             $0        $2,500        $2,500        $3,475
Retail                               1992         1997           $97,767             $1           $79           $78            $0
Sanitation                           1992         1997          $147,542             $0        $1,640        $1,640            $0
Video Production                     1992         1997           $66,253        $11,586       $12,305          $719        $3,869
Computers                            1993         1997           $21,303             $0           $11           $11            $0
Manufacturing & Production           1993         1997           $36,069            ($0)         $736          $736            $0
Restaurant                           1993         1997           $25,794           $784        $1,400          $616            $0
Retail                               1993         1997        $1,442,919       $134,489      $182,728       $48,239     ($136,145)
Automotive                           1994         1997           $16,431         $5,412        $6,561        $1,149         ($376)
Computers                            1994         1997           $24,615         $1,159        $1,350          $191       ($4,988)
Fixtures                             1994         1997           $16,090           $872          $726         ($146)      ($5,244)
Furniture                            1994         1997           $12,814         $2,514            $0       ($2,514)           $0
Manufacturing & Production           1994         1997           $86,687            $26        $1,462        $1,436      ($26,470)
Material Handling                    1994         1997           $15,324             $0          $242          $242       ($5,888)
Medical                              1994         1997          $485,541        $43,278       $31,102      ($12,176)      $12,051
Telecommunications                   1994         1997           $28,364         $1,496        $2,201          $705       ($9,751)
Manufacturing & Production           1995         1997           $25,764           $323        $1,349        $1,025            $0
Restaurant                           1995         1997           $15,364            ($0)           $0            $0       ($9,219)
Telecommunications                   1995         1997           $34,104        $22,816            $0      ($22,816)           $0

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                Total                                                    Federal
             Type of               Year of       Year of     Acquisition      Net Book         Net          GAAP        Taxable
            Equipment            Acquisition   Disposition    Cost (1)       Value (2)     Proceeds (3)  Gain (Loss)   Gain (Loss)
-------------------------------  -----------  ------------  --------------  -------------  ------------  -----------  ------------
Audio                                1996         1997           $46,335             $0            $0            $0            $0
Auto                                 1996         1997           $19,219           $602        $2,799        $2,197            $0
Computers                            1996         1997           $81,936        $30,716       $32,590        $1,873            $0
Restaurant                           1996         1997           $14,346        $13,996       $16,964        $2,968            $0
Telecommunications                   1996         1997           $50,797           $886          $886            $0            $0

Construction                         1991         1998           $13,317         $1,046        $1,244          $198            (4)
Fixtures                             1994         1998           $27,381         $2,281        $3,432        $1,152            (4)
Computers                            1995         1998           $19,695             $0          $708          $708            (4)
Manufacturing & Production           1995         1998           $36,284             $0            $0            $0            (4)
Restaurant                           1995         1998           $24,039             $0           $46           $46            (4)
Auto                                 1996         1998           $22,278             $0        $2,245        $2,245            (4)
Computers                            1996         1998           $14,663             $0          $894          $894            (4)
Video Production                     1996         1998            $8,487             $0            $0            $0            (4)


(1)  Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.
(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                        Federal
             Type of            Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
            Equipment         Acquisition   Disposition    Cost (1)       Value (2)      Proceeds (3)   Gain (Loss)     Gain (Loss)
----------------------------  -----------  ------------- --------------  -------------  -------------   -----------     -----------
Medical                           1991         1992           $48,364             $0              $0             $0             $0
Medical                           1992         1992          $422,800       $406,812        $180,617      ($226,195)      ($21,855)
Manufacturing & Production        1992         1992          $922,806             $0              $0             $0             $0
Telecommunications                1991         1992            $2,965         $3,153              $0        ($3,153)            $0
Telecommunications                1992         1992            $9,287         $2,960         $19,223        $16,262         $9,564
Video Production                  1992         1992           $66,253             $0              $0             $0             $0

Medical                           1991         1993        $1,473,719       $767,962        $767,962             $0      ($367,414)
Manufacturing & Production        1991         1993          $729,750       $554,748        $690,006       $135,258       $230,288
Restaurant                        1991         1993           $10,967         $9,300         $12,098         $2,798         $5,185
Computers                         1992         1993          $804,823        $52,481         $51,141        ($1,340)      ($28,781)
Construction                      1992         1993            $4,788         $1,071          $1,076             $5        ($2,902)
Copiers                           1992         1993            $3,464         $1,071          $1,072             $1        ($1,699)
Furniture                         1992         1993           $38,333           $847          $4,245         $3,398       ($26,422)
Manufacturing & Production        1992         1993        $1,659,018       $235,971        $239,336         $3,365      ($108,394)
Material Handling                 1992         1993            $4,261         $1,826          $1,826             $0        ($1,617)
Medical                           1992         1993        $1,053,825       $421,329        $499,671        $78,342      ($312,299)
Office Equipment                  1992         1993            $7,692           $968          $2,919         $1,951        ($3,263)
Sanitation                        1992         1993            $9,167         $1,457          $1,457             $0        ($6,364)
Telecommunications                1992         1993          $210,033        $97,163         $97,355           $192      ($118,167)
Medical                           1993         1993          $190,018        $27,839         $31,758         $3,919       ($15,146)

Computers                         1991         1994        $5,918,285     $1,988,610      $1,988,610             $0       $364,917
Medical                           1991         1994        $4,337,672     $1,324,650      $1,325,089           $440       $275,632
Manufacturing & Production        1991         1994          $564,133       $135,237        $139,295         $4,058        ($4,466)
Mining                            1991         1994        $6,882,703     $1,911,959      $1,911,959             $0      ($335,688)
Telecommunications                1991         1994            $4,457             $0            $207           $207             $0
Agriculture                       1992         1994           $14,661           $308            $392            $84        ($5,218)
Automotive                        1992         1994            $2,180           $596            $596             $0          ($752)
Computers                         1992         1994        $1,742,271       $515,871        $517,638         $1,767      ($202,085)
Construction                      1992         1994            $6,320         $1,583          $1,511           ($72)         ($575)
Copiers                           1992         1994           $27,272         $3,088          $3,088             $0        ($6,206)
Environmental                     1992         1994           $18,502         $3,377          $3,334           ($43)       ($8,169)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                        Federal
             Type of            Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
            Equipment         Acquisition   Disposition    Cost (1)       Value (2)      Proceeds (3)   Gain (Loss)     Gain (Loss)
----------------------------  -----------  ------------- --------------  -------------  -------------   -----------     -----------
Fixtures                          1992         1994           $30,123         $4,000          $4,966           $966             $0
Furniture                         1992         1994          $128,339        $33,457         $34,909         $1,452       ($45,840)
Material Handling                 1992         1994        $1,292,595     $1,131,118      $1,129,165        ($1,953)       ($7,118)
Medical                           1992         1994        $2,243,134       $607,899        $713,599       $105,700      ($627,651)
Manufacturing & Production        1992         1994          $160,816        $85,334         $89,861         $4,527       ($30,668)
Office Equipment                  1992         1994           $15,083         $3,869          $3,866            ($3)       ($5,979)
Photography                       1992         1994            $3,696           $747            $747             $0        ($1,651)
Printing                          1992         1994           $12,680           $728            $728             $0        ($2,409)
Restaurant                        1992         1994           $85,349         $4,717          $3,740          ($977)       ($7,665)
Retail                            1992         1994           $14,260         $1,686          $1,686             $0        ($3,106)
Sanitation                        1992         1994            $2,333           $707            $707             $0             $0
Telecommunications                1992         1994           $10,655         $3,409          $3,569           $160        ($3,119)
Transportation                    1992         1994            $2,452           $716            $442          ($274)       ($1,046)
Video Production                  1992         1994            $6,320         $2,055          $1,755          ($301)       ($2,283)
Medical                           1993         1994           $99,286        $21,595         $21,772           $178             $0
Restaurant                        1994         1994          $287,433       $276,973        $296,218        $19,245             $0

Computers                         1991         1995           $54,716         $6,105          $8,769         $2,664        $66,761
Fixtures                          1991         1995           $20,592         $6,858            $466        ($6,391)       ($5,577)
Furniture                         1991         1995          $671,313       $182,750        $320,524       $137,774        ($6,770)
Medical                           1991         1995        $4,238,594       $737,052        $700,553        $17,535       ($71,628)
Manufacturing & Production        1991         1995           $27,177         $1,358              $0        ($1,358)       ($1,358)
Retail                            1991         1995          $130,096        $31,986         $65,301        $33,315        ($1,749)
Sanitation                        1991         1995           $74,519         $8,525         $40,968        $32,443        ($3,429)
Agriculture                       1992         1995           $61,210        $12,058         $12,959         $1,475       ($15,540)
Audio                             1992         1995           $15,467         $2,721              $0        ($1,964)       ($1,964)
Automotive                        1992         1995           $21,561        $11,527             ($0)       ($1,840)       ($1,840)
Computers                         1992         1995          $212,151        $24,123         $20,948        ($2,754)      ($21,058)
Construction                      1992         1995           $39,933         $7,207          $6,398             $0            $38
Fixtures                          1992         1995           $18,898         $2,668          $2,668             $0          ($432)
Furniture                         1992         1995           $12,485         $1,209              $0        ($1,209)       ($1,209)
Material Handling                 1992         1995        $2,697,355     $3,586,072      $3,969,642     $1,139,585      ($724,447)
Medical                           1992         1995        $3,348,398       $714,943        $494,343      ($220,601)   ($1,322,760)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                        Federal
             Type of            Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
            Equipment         Acquisition   Disposition    Cost (1)       Value (2)      Proceeds (3)   Gain (Loss)     Gain (Loss)
----------------------------  -----------  ------------- --------------  -------------  -------------   -----------     -----------
Manufacturing & Production        1992         1995        $1,101,940       $268,754        $269,476         $4,782       ($67,950)
Office Equipment                  1992         1995            $2,469             $0            $198           $198             $0
Restaurant                        1992         1995           $21,586         $3,710          $3,732            $22             $0
Retail                            1992         1995          $160,369        $29,643         $26,957         $1,227          ($751)
Sanitation                        1992         1995            $6,460         $1,545          $1,497           ($48)            $0
Telecommunications                1992         1995          $224,337        $37,338         $70,923        $33,585          ($718)
Video Production                  1992         1995           $95,387        $25,897         $30,829         $5,442          ($428)
Medical                           1993         1995          $426,311             $0              $0             $0             $0
Material Handling                 1993         1995           $26,836        $19,079              $0       ($19,079)      ($19,078)
Agriculture                       1994         1995           $16,304         $9,913         $10,262           $348             $0
Computers                         1994         1995           $16,175        $15,485              $0       ($15,485)      ($15,485)
Medical                           1994         1995           $30,222         $5,772          $8,996         $3,225             $0
Manufacturing & Production        1994         1995           $17,817        $14,606         $15,678         $1,072             $0
Restaurant                        1994         1995          $312,000       $247,116        $271,401        $24,285             $0
Medical                           1995         1995           $10,146         $1,999          $2,000             $1             $0

Computers                         1991         1996           $16,882            ($2)           $105           $107             $0
Fixtures                          1991         1996           $25,308         $1,210          $3,244         $2,034         $4,404
Printing                          1991         1996           $20,891           ($95)           $556           $650         $1,280
Audio                             1992         1996           $16,137         $1,887          $1,905            $18        ($1,367)
Automotive                        1992         1996           $33,805         $5,441          $2,000        ($3,441)         ($722)
Computers                         1992         1996          $280,451        $31,923         $10,348       ($21,575)      ($20,806)
Construction                      1992         1996           $50,624         $5,797          $6,467           $670        ($1,915)
Copiers                           1992         1996           $11,160         $1,449              $0        ($1,449)         ($845)
Environmental                     1992         1996            $6,810           $936              $0          ($936)            $0
Fixtures                          1992         1996           $99,216        $11,745         $20,000         $8,255        ($1,825)
Furniture                         1992         1996           $20,459         $3,706              $0        ($3,706)          ($70)
Material Handling                 1992         1996       $20,615,957    $10,585,846     $12,476,033     $1,891,187       $303,725
Medical                           1992         1996        $2,462,850       $252,786        $243,792        ($8,994)     ($167,648)
Manufacturing & Production        1992         1996        $1,414,399       $117,455         $59,071       ($58,384)      ($74,762)
Office Equipment                  1992         1996           $60,154         $9,886          $9,300          ($586)         ($531)
Photography                       1992         1996            $7,252         $1,286              $0        ($1,286)            $0
Printing                          1992         1996           $16,757         $2,390              $0        ($2,390)       ($2,390)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                        Federal
             Type of            Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
            Equipment         Acquisition   Disposition    Cost (1)       Value (2)      Proceeds (3)   Gain (Loss)     Gain (Loss)
----------------------------  -----------  ------------- --------------  -------------  -------------   -----------     -----------
Restaurant                        1992         1996          $108,729        $13,773          $6,318        ($7,455)       ($3,765)
Retail                            1992         1996           $14,165           $609            $768           $159             $0
Sanitation                        1992         1996           $44,503         $6,313          $4,821        ($1,491)       ($5,206)
Telecommunications                1992         1996          $427,770        $44,812        $157,751       $112,939        $72,457
Video Production                  1992         1996           $21,426         $3,259          $2,455          ($804)            $0
Medical                           1993         1996          $133,170         $4,221         $61,949        $57,728         $6,191
Manufacturing & Production        1993         1996           $36,441          ($484)             $0           $484             $0
Office Equipment                  1993         1996           $24,195            ($4)             $0             $4             $0
Telecommunications                1993         1996           $24,949            ($4)           $881           $885             $0
Computers                         1994         1996          $252,860         $4,417         $58,071        $53,654        $14,037
Fixtures                          1994         1996           $12,057             $0            $781           $781        ($6,175)
Furniture                         1994         1996           $27,035        $23,539         $26,106         $2,567         $5,735
Restaurant                        1994         1996           $16,307        $13,051          $4,750        ($8,301)       ($8,301)
Telecommunications                1994         1996           $15,157        $10,262         $11,572         $1,310        ($7,857)
Computers                         1995         1996            $6,916           $201            $750           $549        ($4,753)
Fixtures                          1995         1996           $15,241         $9,204          $9,796           $593             $0
Medical                           1995         1996            $6,162         $1,353             $19             $0             $0
Manufacturing & Production        1995         1996           $26,538        $25,942              $0       ($25,942)      ($25,942)
Restaurant                        1995         1996          $508,782       $434,244        $487,909        $53,665             $0
Manufacturing & Production        1996         1996           $51,625        $44,861         $48,959         $4,098             $0

Medical                           1991         1997        $1,149,504       $276,606         $96,118             $0       $188,884
Automotive                        1992         1997           $24,515         $4,367          $3,040        ($1,328)        $1,981
Computers                         1992         1997          $347,614        $11,917         $19,814         $7,898        $36,824
Copiers                           1992         1997            $9,748           $976            $976             $0           $850
Fixture                           1992         1997          $104,162             $0              $0             $0             $0
Furniture                         1992         1997           $32,575         $5,708          $2,170        ($3,538)        $1,208
Manufacturing & Production        1992         1997          $141,478        $11,341          $7,043        ($4,298)        $6,046
Medical                           1992         1997          $954,760       $103,649        $109,333         $6,185        $84,846
Printing                          1992         1997           $85,513         $7,321          $5,849        ($1,472)        $5,523
Retail                            1992         1997          $362,443        $60,710         $84,800        $24,090        $79,536
Sanitation                        1992         1997           $32,997         $3,983              $0        ($3,983)           ($0)
Telecommunications                1992         1997           $18,803         $2,524              $0        ($2,524)            $0

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                        Federal
             Type of            Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
            Equipment         Acquisition   Disposition    Cost (1)       Value (2)      Proceeds (3)   Gain (Loss)     Gain (Loss)
----------------------------  -----------  ------------- --------------  -------------  -------------   -----------     -----------
Video Production                  1992         1997           $20,356         $3,472          $3,494            $22         $2,691
Computers                         1993         1997           $39,800         $7,443          $7,997           $554             $0
Fixture                           1993         1997           $79,718         $3,455          $3,455             $0       ($12,386)
Furniture                         1993         1997           $23,436             $0          $1,307         $1,307             $0
Manufacturing & Production        1993         1997           $77,698           $421          $9,876         $9,455         $1,527
Restaurant                        1993         1997           $17,005            ($3)             $0             $3             $0
Retail                            1993         1997           $42,786         $5,800             $32        ($5,769)            $0
Telecommunications                1993         1997           $76,929         $2,509          $2,622           $113             $0
Video Production                  1993         1997          $233,785        $52,954         $32,076       ($20,879)            $0
Computers                         1994         1997          $125,746         $3,499          $8,344         $4,845       ($14,285)
Fixture                           1994         1997           $90,785         $6,445          $9,149         $2,704       ($33,609)
Manufacturing & Production        1994         1997           $13,760           $962          $1,381           $419        ($3,712)
Restaurant                        1994         1997           $51,400           $488          $2,198         $1,710       ($18,580)
Retail                            1994         1997        $1,501,983       $319,666        $256,568             $2      ($295,191)
Telecommunications                1994         1997           $56,505           $546          $1,770         $1,224        ($8,729)
Computers                         1995         1997        $1,754,928       $299,886        $568,598         $1,619       $983,173
Manufacturing & Production        1995         1997        $1,732,267             $0        $570,337       $235,733      ($603,350)
Medical                           1995         1997           $88,444           $784          $4,806         $4,022             $0
Printing                          1995         1997          $549,350        $58,767        $451,179             $0       $597,439
Retail                            1995         1997           $20,061        $11,468         $11,761           $292             $0
Computers                         1996         1997           $36,872        $34,667            $400       ($34,267)            $0
Fixture                           1996         1997           $51,207        $40,982              $0       ($32,982)            $0
Manufacturing & Production        1996         1997           $14,123        $12,443          $1,500       ($10,943)            $0
Printing                          1996         1997            $3,795             $0              $0             $0             $0
Computers                         1997         1997           $20,254        $17,290              $0       ($17,290)            $0
Restaurant                        1997         1997           $53,637        $55,316         $64,495         $9,179             $0

Manufacturing & Production        1992         1998        $1,773,568       $510,063        $119,788      ($390,275)            (4)
Medical                           1992         1998           $28,431         $2,072          $3,993         $1,921             (4)
Retail                            1993         1998           $14,272         $1,396              $0        ($1,396)            (4)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                        Federal
             Type of            Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
            Equipment         Acquisition   Disposition    Cost (1)       Value (2)      Proceeds (3)   Gain (Loss)     Gain (Loss)
----------------------------  -----------  ------------- --------------  -------------  -------------   -----------     -----------
Computers                         1994         1998           $24,055             $0            $817           $817             (4)
Restaurant                        1994         1998          $379,600        $27,557         $27,437          ($120)            (4)
Retail                            1994         1998          $254,056        $52,524         $35,943       ($16,581)            (4)
Computers                         1995         1998          $376,491        $42,215         $56,599        $14,384             (4)
Manufacturing & Production        1995         1998           $24,669             $0              $0             $0             (4)
Restaurant                        1995         1998           $59,938             $0            $822           $821             (4)
Video Production                  1995         1998           $21,548             $0              $0             $0             (4)
Computers                         1996         1998            $6,368             $0              $0             $0             (4)
Manufacturing & Production        1996         1998           $49,800         $1,393          $4,500         $3,107             (4)



(1)  Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.
(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Automotive                       1992          1993           $78,708        $20,578       $21,261            $683      ($1,297)
Computers                        1992          1993          $215,949       $106,608      $109,268          $2,660       $2,490
Construction                     1992          1993           $19,166        $19,167       $19,758            $591       $2,748
Copiers                          1992          1993           $20,119        $15,801       $16,186            $385       $2,162
Fixture                          1992          1993           $34,015         $9,860       $11,228          $1,368      ($3,366)
Furniture                        1992          1993           $35,126        $19,425       $19,425              $0           $0
Material Handling                1992          1993           $10,885         $6,689        $6,261           ($428)     ($3,371)
Medical                          1992          1993           $64,989         $4,223        $7,894          $3,671     ($22,951)
Manufacturing & Production       1992          1993          $214,901       $175,434      $180,435          $5,001       $7,349
Office Equipment                 1992          1993           $56,763        $43,220       $45,905          $2,685       $2,491
Photography                      1992          1993           $26,342        $21,122       $21,730            $608      ($2,163)
Printing                         1992          1993            $5,275         $3,153        $3,153              $0      ($1,923)
Restaurant                       1992          1993          $409,680       $272,826      $287,325         $14,499      $12,819
Sanitation                       1992          1993           $16,288        $15,857       $16,556            $699       $2,098
Telecommunications               1992          1993           $61,395        $61,417       $62,977          $1,560       $8,481
Video Production                 1992          1993           $17,990        $14,524       $15,710          $1,186       $1,867
Miscellaneous                    1993          1993          $120,994        $77,602       $83,587          $5,985           $0
Agriculture                      1993          1993          $116,298        $66,730       $83,866         $17,136     ($13,187)
Automotive                       1993          1993          $271,300       $116,885      $117,399            $514           $0
Computers                        1993          1993          $195,697        $48,654       $56,378          $7,724           $0
Construction                     1993          1993           $38,791        $21,486       $25,834          $4,348      ($5,210)
Copiers                          1993          1993           $80,019         $9,877       $13,724          $3,847           $0
Environmental                    1993          1993           $14,991             $0            $0              $0           $0
Fixture                          1993          1993          $111,120        $93,400      $109,342         $15,942           $0
Furniture                        1993          1993           $25,242        $19,885       $18,203         ($1,682)          $0
Material Handling                1993          1993          $176,632       $155,737      $183,099         $27,362      ($1,077)
Medical                          1993          1993           $71,355        $57,939       $61,890          $3,951       $3,111
Manufacturing & Production       1993          1993           $26,412        $13,095       $15,580          $2,485           $0
Office Equipment                 1993          1993           $14,703         $6,487        $7,422            $935           $0
Printing                         1993          1993           $60,010        $12,274       $14,636          $2,362       $1,433
Restaurant                       1993          1993           $63,908        $27,607       $31,424          $3,817           $0
Retail                           1993          1993            $6,477             $1            $0             ($1)          $0
Sanitation                       1993          1993            $2,107            $82           $88              $6      ($1,893)
Telecommunications               1993          1993        $6,178,527     $5,799,650    $7,119,747      $1,320,097   $1,417,499

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Transportation                   1993          1993          $324,407       $260,480      $292,416         $31,936      $34,565
Video Production                 1993          1993           $20,683        $20,683       $25,715          $5,032           $0

Agriculture                      1992          1994           $49,841        $10,474       $10,474              $0      ($6,108)
Audio                            1992          1994           $32,788         $7,383        $7,782            $399           $0
Automotive                       1992          1994          $126,970        $11,657       $12,272            $615           $0
Computers                        1992          1994          $198,376         $8,722        $8,549           ($172)    ($14,333)
Construction                     1992          1994           $54,843        $17,730       $17,730              $0      ($4,433)
Copiers                          1992          1994           $15,376         $1,775        $1,775              $0      ($1,079)
Environmental                    1992          1994           $31,995             $0            $0              $0           $0
Fixture                          1992          1994           $20,674           $164        $1,064            $900      ($9,736)
Furniture                        1992          1994           $61,625         $5,370        $5,636            $266           $0
Manufacturing & Production       1992          1994          $101,122        $13,969       $14,432            $463     ($21,582)
Material Handling                1992          1994        $2,734,334     $2,174,030    $2,212,133         $38,103           $0
Medical                          1992          1994          $314,509        $34,726       $59,635         $24,909    ($113,150)
Office Equipment                 1992          1994            $2,540           $118          $118              $0           $0
Photography                      1992          1994           $47,692         $6,973        $6,973              $0     ($16,375)
Printing                         1992          1994           $48,147        $36,679       $36,679              $0      $16,360
Restaurant                       1992          1994          $474,258        $92,399       $94,557          $2,158     ($10,127)
Retail                           1992          1994            $8,087           $878          $274           ($604)     ($2,014)
Sanitation                       1992          1994          $103,149        $38,401       $39,685          $1,284        ($358)
Telecommunications               1992          1994           $66,815        $26,524       $27,991          $1,468      ($1,110)
Video Production                 1992          1994           $12,663         $1,074        $1,074              $0        ($663)
Agriculture                      1993          1994           $43,840        $19,762       $20,825          $1,063           $0
Automotive                       1993          1994          $786,378       $155,107      $163,558          $8,450        ($634)
Computers                        1993          1994          $771,516       $130,886      $181,111         $50,226      ($3,077)
Construction                     1993          1994          $274,175        $30,496       $38,465          $7,969     ($55,502)
Copiers                          1993          1994           $82,454        $24,366       $26,172          $1,806           $0
Environmental                    1993          1994           $49,112            $73           $93             $20           $0
Fixture                          1993          1994           $77,419           $302          $303              $1           $0
Furniture                        1993          1994          $280,317        $46,066       $50,280          $4,214           $0
Material Handling                1993          1994          $192,609        $37,782       $45,441          $7,659     ($11,521)
Medical                          1993          1994           $77,005        $27,502       $29,111          $1,609           $0
Manufacturing & Production       1993          1994          $173,000        $18,644       $22,629          $3,986      ($2,632)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Miscellaneous                    1993          1994           $10,796         $2,469        $2,469              $0           $0
Office Equipment                 1993          1994           $43,986         $4,723        $5,910          $1,187        ($975)
Photography                      1993          1994            $4,929           $292          $293              $1           $0
Printing                         1993          1994           $77,122         $8,529        $8,530              $1     ($10,269)
Restaurant                       1993          1994          $626,431       $287,444      $335,720         $48,276        ($340)
Retail                           1993          1994          $103,594         $3,848        $4,856          $1,008        ($412)
Telecommunications               1993          1994        $3,820,321       $919,560    $1,253,601        $334,040    ($102,561)
Transportation                   1993          1994          $287,586        $42,283       $51,224          $8,941           $0
Computers                        1994          1994          $534,310        ($4,957)           $0          $4,957           $0
Telecommunications               1994          1994            $1,787            $74           $95             $22           $0

Audio                            1992          1995           $67,722         $9,191        $8,143         ($1,048)     ($8,721)
Automotive                       1992          1995          $245,537        $55,390       $30,876        ($24,514)    ($62,029)
Computers                        1992          1995          $670,255       $143,868       $69,402        ($74,466)   ($139,420)
Construction                     1992          1995           $91,856        $12,337       $11,839           ($498)    ($12,399)
Copiers                          1992          1995           $68,193        $17,372        $8,598         ($8,775)    ($14,211)
Fixtures                         1992          1995          $191,523        $41,188       $15,314        ($25,874)    ($49,304)
Furniture                        1992          1995          $321,142        $35,203       $22,974        ($12,230)    ($28,301)
Material Handling                1992          1995           $34,982        $10,003       $10,666            $662      ($1,678)
Medical                          1992          1995           $89,384         $3,814        $4,681            $867     ($11,772)
Manufacturing & Production       1992          1995          $315,323        $29,833       $26,162         ($3,671)    ($53,473)
Office Equipment                 1992          1995           $33,105        $17,344       $13,159         ($4,185)     ($4,487)
Photography                      1992          1995           $84,703        $13,769       $11,838         ($1,931)    ($17,573)
Printing                         1992          1995           $73,624        $14,780       $12,386         ($2,394)    ($19,388)
Restaurant                       1992          1995          $712,329        $90,616       $75,578        ($15,038)   ($124,260)
Retail                           1992          1995           $32,891        $10,703        $8,863         ($1,840)     ($2,270)
Sanitation                       1992          1995           $38,998           $767          $174           ($594)     ($5,619)
Telecommunications               1992          1995           $79,770        $15,518       $12,517         ($3,001)    ($14,459)
Video Production                 1992          1995           $49,130         $2,010        $3,312          $1,302      ($6,072)
Agriculture                      1993          1995           $30,211             $1            $0             ($1)          $0
Automotive                       1993          1995        $4,282,836       $349,513      $264,887        ($84,626)   ($136,043)
Computers                        1993          1995        $2,229,596       $188,186      $300,197        $112,011    ($168,156)
Construction                     1993          1995          $156,808        $13,060       $13,838            $778      ($4,890)
Copiers                          1993          1995          $182,402        $34,023       $41,091          $7,068     ($10,107)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Environmental                    1993          1995           $72,193         $5,272       $10,169          $4,897      ($6,179)
Fixtures                         1993          1995           $46,183         $4,458       $11,658          $7,200           $0
Furniture                        1993          1995          $188,312        $22,536       $30,392          $7,856      ($2,545)
Material Handling                1993          1995          $215,464        $49,495       $47,550         ($1,945)     ($8,613)
Medical                          1993          1995          $321,168        $95,551       $62,632        ($32,918)    ($11,098)
Manufacturing & Production       1993          1995          $214,562        $27,462       $18,400         ($9,062)    ($10,793)
Office Equipment                 1993          1995          $139,093         $6,376        $8,860          $2,485        ($240)
Printing                         1993          1995           $86,115         $4,822        $7,457          $2,635     ($13,293)
Restaurant                       1993          1995          $409,084        $48,198       $13,030        ($35,168)    ($34,988)
Retail                           1993          1995        $1,611,420     $1,042,917    $1,159,756        $116,839     $229,970
Telecommunications               1993          1995        $4,286,056       $743,382      $725,892        ($17,490)   ($498,634)
Transportation                   1993          1995          $492,417       $107,360       $20,019        ($87,341)    ($41,603)
Video Production                 1993          1995           $44,694           $834        $2,186          $1,353         ($38)
Computers                        1994          1995           $87,124         $6,538        $6,681            $143     ($23,642)
Manufacturing & Production       1994          1995        $4,274,389     $3,282,651    $3,920,390        $637,739     $197,449
Restaurant                       1994          1995          $328,731       $249,347      $279,689         $30,342     ($13,335)
Telecommunications               1994          1995          $216,656        $23,994      $131,743        $107,749     ($34,910)
Computers                        1995          1995           $36,958        $33,442       $33,448              $6           $0
Copiers                          1995          1995            $7,609         $6,148        $6,493            $346           $0
Medical                          1995          1995            $2,583         $1,128        $2,188          $1,059           $0
Manufacturing & Production       1995          1995            $6,457         $2,849        $2,850              $1           $0

Agriculture                      1992          1996           $31,460             $0            $0              $0        ($682)
Audio                            1992          1996           $92,826        ($2,059)       $3,806          $5,865       $3,870
Automotive                       1992          1996          $287,713         $6,658       $17,197         $10,540      ($3,064)
Boats and Barges                 1992          1996       $11,212,811     $5,847,446    $6,484,930        $997,484   $1,494,529
Computers                        1992          1996          $898,409        $25,742       $43,694         $17,952     ($13,007)
Construction                     1992          1996          $123,305        $14,286        $8,278         ($6,008)    ($16,199)
Copiers                          1992          1996           $68,955        ($1,779)       $1,015          $2,794      ($1,081)
Environmental                    1992          1996           $40,826         $3,783            $0         ($3,783)     ($4,085)
Fixtures                         1992          1996          $111,866         $6,089        $3,401         ($2,688)     ($6,541)
Furniture                        1992          1996          $146,474         $3,363        $5,462          $2,100      ($2,755)
Material Handling                1992          1996           $21,393         $8,813        $2,100         ($6,713)     ($2,452)
Medical                          1992          1996          $146,946        $11,947        $9,110         ($2,837)     ($6,459)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Manufacturing & Production       1992          1996          $667,197        $65,774       $45,284        ($20,490)    ($46,664)
Mining                           1992          1996          $578,501       $170,022      $185,000         $14,978      $60,364
Office Equipment                 1992          1996           $16,072           $569          $689            $120        ($602)
Photography                      1992          1996          $141,810        $15,166        $6,252         ($8,914)    ($14,371)
Printing                         1992          1996          $145,378        $11,275       $15,431          $4,156       $6,849
Restaurant                       1992          1996          $884,581        $44,176       $26,729        ($17,446)    ($44,464)
Retail                           1992          1996           $96,493         $3,602        $6,900          $3,298      ($1,170)
Sanitation                       1992          1996           $98,510         $3,375          $493         ($2,882)     ($2,914)
Telecommunications               1992          1996          $761,258        $59,641       $98,290         $38,650      $47,869
Video Production                 1992          1996          $121,200         $6,149        $7,489          $1,339      ($3,760)
Agriculture                      1993          1996           $21,432             $0           $70             $70           $0
Automotive                       1993          1996        $4,857,549       $272,271      $189,368        ($82,903)   ($162,026)
Computers                        1993          1996        $3,479,468       $395,869      $645,770        $249,901    ($677,445)
Construction                     1993          1996           $96,756         $7,966       $30,293         $22,327      $16,919
Copiers                          1993          1996          $106,667         $7,311        $9,624          $2,313        ($303)
Environmental                    1993          1996          $247,777        $17,423        $5,377        ($12,046)    ($30,332)
Fixtures                         1993          1996          $105,895             $0        $1,315          $1,315           $0
Furniture                        1993          1996          $279,345        $35,048       $49,121         $14,073     ($29,464)
Material Handling                1993          1996          $101,226         $2,241        $3,333          $1,092        ($104)
Medical                          1993          1996          $540,339         $7,760       $17,215          $9,455       $1,594
Manufacturing & Production       1993          1996          $726,873        $36,559       $63,956         $27,397     ($15,009)
Miscellaneous                    1993          1996          $109,700            ($5)       $3,135          $3,141           $0
Office Equipment                 1993          1996          $325,028         $3,026       $12,953          $9,927     ($53,619)
Printing                         1993          1996          $185,965        $10,656       $20,955         $10,299      ($4,786)
Restaurant                       1993          1996          $280,383         $6,137       $12,560          $6,424        ($704)
Retail                           1993          1996          $440,090        $71,872       $57,200        ($14,672)    ($36,991)
Sanitation                       1993          1996           $18,319         $3,870       $14,042         $10,172       $7,122
Telecommunications               1993          1996        $3,379,187       $417,507      $467,241         $49,735    ($193,057)
Transportation                   1993          1996           $87,016         $8,588       $27,917         $19,330      $14,920
Video Production                 1993          1996          $113,063         $9,869          $472         ($9,397)    ($31,337)
Computers                        1994          1996          $145,099        $18,104       $33,695         $15,591     ($51,596)
Fixtures                         1994          1996            $5,701          ($248)          $15            $263           $0
Furniture                        1994          1996           $43,911         $5,660            $0         ($5,660)    ($13,787)
Material Handling                1994          1996           $40,874         $4,719        $8,180          $3,462     $265,046

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Medical                          1994          1996          $600,290        $58,047       $64,059          $6,012    ($285,307)
Manufacturing & Production       1994          1996          $119,549        $31,979       $25,267         ($6,712)    ($42,424)
Printing                         1994          1996           $39,622         $6,853        $4,000         ($2,853)    ($15,129)
Restaurant                       1994          1996           $27,415        $14,772            $0        ($14,772)    ($16,490)
Telecommunications               1994          1996           $15,173            ($6)         $302            $308           $0
Computers                        1995          1996          $173,672        $29,108       $20,133         ($8,975)     ($7,703)
Copiers                          1995          1996            $5,041             $0          $378            $378           $0
Fixtures                         1995          1996           $44,435         $9,918        $7,530         ($2,389)     ($2,388)
Furniture                        1995          1996           $11,279             $0            $0              $0      ($9,023)
Material Handling                1995          1996            $3,725           $125          $420            $295           $0
Medical                          1995          1996          $104,042        $82,701       $37,325        ($45,376)    ($45,738)
Manufacturing & Production       1995          1996          $213,504       $115,772       $77,296        ($38,476)    ($36,655)
Printing                         1995          1996            $6,610         $2,807        $2,967            $160           $0
Restaurant                       1995          1996           $69,892        $66,077       $36,359        ($29,718)    ($29,718)
Retail                           1995          1996          $623,532       $524,555      $584,336         $59,781           $0
Telecommunications               1995          1996           $57,101         $3,218        $1,541         ($1,677)     ($1,867)
Video Production                 1995          1996           $25,738        $12,618       $13,408            $790           $0
Computers                        1996          1996           $24,535         $7,962            $0         ($7,962)     ($7,962)
Manufacturing & Production       1996          1996           $52,320        $52,930            $0         $52,930           $0
Restaurant                       1996          1996            $7,247           $114        $1,500          $1,386      ($1,312)

Automotive                       1992          1997           $35,277             $0       $10,419         $10,419      $13,003
Computers                        1992          1997           $74,483             $0        $9,165          $9,165      $13,519
Construction                     1992          1997           $22,030         $4,101        $2,891           ($109)      $1,200
Environmntal                     1992          1997           $12,565         $2,224        $2,225              $0       $1,893
Fixture                          1992          1997           $28,886             $0            $0              $0       $2,401
Furniture                        1992          1997           $31,271         $1,531        $1,109           ($422)      $2,063
Manufacturing & Production       1992          1997            $6,943           $819        $1,311              $0       $1,072
Material Handling                1992          1997        $4,110,891       $925,806    $1,116,242              $0     $858,263
Mining                           1992          1997          $217,414        $71,977       $20,000              $0      $20,000
Photography                      1992          1997           $31,894         $4,950        $3,622              $0       $2,338
Printing                         1992          1997          $168,741        $18,014       $12,537         ($1,610)     $11,395
Restaurant                       1992          1997           $26,616             $0            $0              $0       $2,847
Sanitation                       1992          1997            $9,361             $0            $0              $0       $2,119

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Telecommunications               1992          1997          $412,360        $39,967       $49,682         $12,232      $52,607
Agriculture                      1993          1997           $40,194             $0            $0              $0           $0
Automotive                       1993          1997          $888,312        $47,663       $24,773        ($22,890)          $0
Computers                        1993          1997          $734,252        $93,839       $90,756         ($3,083)      $3,687
Construction                     1993          1997           $63,042         $9,790       $10,459            $670           $0
Copiers                          1993          1997           $63,037             $0            $0              $0           $0
Environmntal                     1993          1997           $32,236         $4,298        $4,796            $497           $0
Fixtures                         1993          1997        $9,044,378     $1,170,547    $1,443,061        $504,440     $743,528
Furniture                        1993          1997          $315,502        $66,485       $67,421            $936           $0
Install Chgs                     1993          1997            $1,837             $0            $0              $0           $0
Manufacturing & Production       1993          1997          $536,057        $69,376       $86,814         $17,438      ($4,079)
Miscellaneous                    1993          1997           $11,404             $0          $262            $262           $0
Material Handling                1993          1997          $208,966         $8,685        $6,409         ($2,276)          $0
Medical                          1993          1997          $980,345        $14,745        $9,015         ($5,730)     ($4,502)
Office Equipment                 1993          1997          $293,902        $39,096       $48,162          $9,066     ($10,334)
Photography                      1993          1997          $106,420        $25,078       $25,359            $281           $0
Printing                         1993          1997           $69,600         $1,744        $2,253            $508           $0
Restaurant                       1993          1997        $1,033,639       $178,664      $193,503         $14,838     ($13,767)
Retail                           1993          1997          $801,808        $81,489      $108,377         $26,888     ($56,651)
Sanitation                       1993          1997           $38,711        $10,814        $1,093         ($9,721)          $0
Telecommunications               1993          1997        $2,215,528       $167,220      $191,182         $38,463      $73,235
Transportation                   1993          1997          $155,270        $27,237       $31,561          $4,324       $2,810
Video Production                 1993          1997           $30,290             $0            $0              $0           $0
Agriculture                      1994          1997           $16,669         $2,080        $1,356           ($724)          $0
Automotive                       1994          1997           $17,497         $2,193        $4,453          $2,260      ($2,429)
Computers                        1994          1997          $246,517        $23,978       $19,260           ($201)    ($50,581)
Furniture                        1994          1997           $77,796         $8,383       $13,210          $4,827     ($18,169)
Manufacturing & Production       1994          1997          $770,651       $221,135      $156,719         ($4,256)   ($168,342)
Medical                          1994          1997           $97,293        $13,074       $17,107          $4,033     ($15,151)
Printing                         1994          1997           $33,526             $0            $0              $0           $0
Restaurant                       1994          1997           $17,087           $346        $2,314          $1,968      ($4,605)
Telecommunications               1994          1997           $17,862           $228            $0           ($228)          $0
Video Production                 1994          1997           $43,569             $0           $70             $70           $0
Audio                            1995          1997           $24,180             $0            $0              $0           $0

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Computers                        1995          1997          $370,580        $19,725       $21,722          $1,997           $0
Copiers                          1995          1997           $10,564         $1,482            $0         ($1,482)          $0
Fixture                          1995          1997           $18,012             $0          $518            $518           $0
Furniture                        1995          1997           $25,418         $7,293        $8,354          $1,061           $0
Manufacturing & Production       1995          1997          $399,479        $78,533       $35,135        ($43,397)    ($10,332)
Medical                          1995          1997          $131,557        $30,567       $30,135          $1,728           $0
Office Equipment                 1995          1997           $12,041             $0            $1              $1           $0
Printing                         1995          1997           $10,883             $0          $523            $523           $0
Restaurant                       1995          1997           $41,979         $6,944        $7,090            $145           $0
Telecommunications               1995          1997           $32,044           $644        $2,025          $1,382           $0
Transport                        1995          1997            $9,915             $0            $0              $0           $0
Video Production                 1995          1997            $5,116         $1,434        $1,619            $185           $0
Aircraft                         1996          1997        $5,690,161     $5,231,289    $5,305,164         $73,875           $0
Computers                        1996          1997           $69,115        $64,613       $28,495        ($36,118)          $0
Manufacturing & Production       1996          1997          $112,286     $2,317,341    $2,316,413           ($929)          $0
Printing                         1996          1997           $30,867        $24,284            $0        ($24,284)          $0
Restaurant                       1996          1997           $21,703        $19,339            $0        ($16,339)          $0
Retail                           1996          1997           $28,814        $24,695            $0        ($24,695)          $0
Telecommunications               1996          1997          $646,908       $204,268       $81,062       ($123,206)   ($261,441)
Video Production                 1996          1997           $53,503        $41,768       $45,625          $3,857           $0
Computers                        1997          1997           $42,221        $41,673            $0        ($37,673)          $0
Manufacturing & Production       1997          1997           $56,217        $54,750       $89,370         $34,620           $0

Medical                          1992          1998           $28,945             $0       $13,065         $13,065           (4)
Office Equipment                 1992          1998            $3,486             $0        $3,151          $3,151           (4)
Photography                      1992          1998           $11,376         $1,738            $0         ($1,738)          (4)
Automotive                       1993          1998           $43,374             $0        $5,826          $5,826           (4)
Computers                        1993          1998        $1,644,491       $273,716      $392,988        $119,271           (4)
Manufacturing & Production       1993          1998           $19,974             $0            $0              $0           (4)
Materials                        1993          1998           $32,128         $4,221            $0         ($4,221)          (4)
Restaurant                       1993          1998          $115,199           $660          $106           ($554)          (4)
Retail                           1993          1998           $16,046           $774          $855             $81           (4)
Sanitation                       1993          1998           $48,315             $0            $0              $0           (4)
Telecommunications               1993          1998          $101,076        $21,633       $34,819         $13,186           (4)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Computers                        1994          1998           $22,525            $51          $300            $249           (4)
Furniture                        1994          1998          $114,022        $31,477       $38,909          $7,432           (4)
Manufacturing & Production       1994          1998           $19,962           $485          $485             ($0)          (4)
Computers                        1995          1998           $91,349             $0        $2,178          $2,178           (4)
Manufacturing & Production       1995          1998           $82,681             $0        $3,163          $3,163           (4)
Medical                          1995          1998           $32,578             $0            $0              $0           (4)
Restaurant                       1995          1998           $23,799             $0            $0              $0           (4)
Retail                           1995          1998           $34,492             $0           $58             $58           (4)
Telecommunications               1995          1998           $26,346             $0          $354            $354           (4)
Transport                        1995          1998           $36,258             $0            $0              $0           (4)
Audio                            1996          1998           $26,373         $1,409        $1,409              $0           (4)

(1)  Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.
(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)



The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the two years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                           Total                                                      Federal
           Type of             Year of      Year of     Acquisition      Net Book         Net           GAAP          Taxable
          Equipment          Acquisition  Disposition    Cost (1)        Value (2)     Proceeds (3)  Gain (Loss)     Gain (Loss)
          ---------          -----------  -----------    --------        ---------     ------------  -----------     -----------
Restaurant                      1994          1995        $326,412        $274,229       $292,998         $18,770       ($8,364)
Computers                       1995          1995         $40,355         $36,171         $4,310       ($31,861)             $0
Manufacturing & Production      1995          1995        $107,995         $70,846        $13,253       ($57,593)       ($6,821)
Printing                        1995          1995      $1,820,770      $1,218,354       $847,650      ($370,703)     ($189,624)

Computers                       1994          1996         $18,446          $5,353         $3,560        ($1,793)      ($10,985)
Manufacturing & Production      1994          1996         $17,177          $8,953         $9,433            $480             $0
Telecommunications              1994          1996         $24,655         $18,456        $20,460          $2,004             $0
Computers                       1995          1996      $1,347,917        $329,160       $125,734      ($203,426)     ($541,146)
Construction                    1995          1996     $22,064,270     $16,995,923    $16,995,923              $0     ($623,361)
Medical                         1995          1996        $103,056         $44,801        $50,884          $6,083             $0
Manufacturing & Production      1995          1996      $1,409,938        $812,883       $444,921      ($367,962)     ($374,116)
Printing                        1995          1996      $5,442,336      $2,288,789     $1,412,324      ($876,465)     ($414,037)
Restaurant                      1995          1996        $268,961        $253,439       $269,638         $16,199             $0
Telecommunications              1995          1996      $1,650,391      $1,200,958     $1,315,148        $114,190             $0

Automotive                      1994          1997         $27,829         $14,749             $0       ($14,749)             $0
Computers                       1994          1997        $180,776         $66,976        $75,905          $8,929      ($13,291)
Construction                    1994          1997         $32,848         $17,140             $0       ($17,140)             $0
Fixture                         1994          1997         $45,846          $1,789         $2,750            $961      ($15,349)
Restaurant                      1994          1997         $94,554         $47,563        $52,007          $4,444             $0
Retail                          1994          1997         $26,897              $0         $1,936          $1,936       ($8,598)
Computers                       1995          1997      $3,262,279        $489,867       $501,756      ($140,124)       $185,069
Fixture                         1995          1997         $29,651         $18,427             $0       ($18,427)             $0
Manufacturing & Production      1995          1997      $1,890,353        $255,830       $887,316         $28,163       $191,708
Medical                         1995          1997         $88,067          $1,722         $2,461            $739             $0
Office Equipment                1995          1997         $27,724              $0             $0              $0             $0
Printing                        1995          1997      $4,015,970        $898,332       $821,964       ($50,660)      ($50,886)
Restaurant                      1995          1997         $39,793         $28,957             $0       ($28,957)             $0
Telecommunications              1995          1997         $19,948          $2,353         $2,428             $75             $0
Transport                       1995          1997         $12,332            $541           $544              $2             $0
Furniture                       1996          1997         $52,450         $51,399         $3,919       ($27,979)             $0
Manufacturing & Production      1996          1997        $640,182         $81,744       $128,607       ($27,601)     ($216,682)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)



The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the two years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                           Total                                                      Federal
           Type of             Year of      Year of     Acquisition      Net Book         Net           GAAP          Taxable
          Equipment          Acquisition  Disposition    Cost (1)        Value (2)     Proceeds (3)  Gain (Loss)     Gain (Loss)
          ---------          -----------  -----------    --------        ---------     ------------  -----------     -----------
Printing                        1996          1997        $349,511        $243,488       $223,338       ($20,150)            $0
Restaurant                      1996          1997         $30,415              $0            $99             $99            $0
Telecommunications              1996          1997        $216,401        $118,544         $3,044          $3,044      ($7,459)

VIDEO PROD                      1994          1998         $14,310            $100           $112           ($12)           (4)
COMPUTES                        1995          1998      $2,219,673        $187,957       $364,521      ($176,564)           (4)
FURNITURE                       1995          1998         $57,282              $0         $1,415        ($1,415)           (4)
M & P                           1995          1998        $181,790          $1,079        $64,199       ($63,120)           (4)
MEDICAL                         1995          1998         $40,799              $0         $1,154        ($1,154)           (4)
PRINTING                        1995          1998        $413,451         $12,413        $10,382          $2,030           (4)
RESTAURANT                      1995          1998         $10,838              $0             $4            ($4)           (4)
TELECOMM                        1995          1998          $7,707            $542         $1,250          ($708)           (4)
COMPUTERS                       1996          1998         $26,138              $0            $13           ($13)           (4)
M & P                           1996          1998         $11,497              $0             $6            ($6)           (4)
PRINTING                        1996          1998         $39,424              $0           $562          ($562)           (4)



(1)  Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.
(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                   Exhibit C
                Acquisition of Equipment - Current Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at March 31, 1998:


    Original Lessee                                                                 Date       Total        Cash        Acquisition
   or Equipment User              Location                    Equipment           Purchased Financing (1) Expended (2)    Cost (3)
--------------------------     ----------------       --------------------------  --------- ------------- ------------ -------------

AAR                            Chicago, IL            Aircraft                     Nov-97     1,832,359    1,942,300     3,774,659
AJK Associates                 Islandia, NY           Manufacturing & Production   Oct-96            $0      $56,361       $56,361
Alexander & Alexander          Owings Mills, MD       Computers                    Jan-96     2,805,739      366,163     3,171,902
All Car Distributors           Antigo, WI             Automotive                   May-96             0      129,745       129,745
All Car Distributors           Antigo, WI             Automotive                   Aug-96             0      147,658       147,658
All Car Distributors Inc.      Antigo, WI             Automotive                   Mar-96             0      101,445       101,445
Alpha 1 Products Inc,          Hauppauge, NY          Computers                    Oct-96             0       36,546        36,546
America Online , Inc.          Dulles, VA             Computers                    Jun-97    11,770,673      714,189    12,484,862
America Online, Inc.           Dulles, VA             Computers                    Feb-97     5,574,241      801,620     6,375,861
Ans Communications, Inc.       Purchase, NY           Manufacturing & Production   Dec-97     2,141,857      193,993     2,335,849
Ans Communications, Inc.       Purchase, NY           Manufacturing & Production   Dec-97     2,386,664      217,433     2,604,096
Ans Communications, Inc.       Purchase, NY           Manufacturing & Production   Dec-97     2,457,862      223,919     2,681,781
Ans Communications, Inc.       Purchase, NY           Manufacturing & Production   Dec-97     2,681,039      244,251     2,925,291
Ans Communications, Inc.       Purchase, NY           Computers                    Oct-97     3,186,815      301,047     3,487,862
Ans Communications, Inc.       Purchase, NY           Manufacturing & Production   Dec-97     3,641,398      329,809     3,971,208
Ans Communications, Inc.       Purchase, NY           Computers                    Oct-97     3,687,562      348,351     4,035,913
Ans Communications, Inc.       Purchase, NY           Computers                    Oct-97     3,798,716      358,851     4,157,568
Arcade Printing Services       North Highlands, CA    Printing                     Nov-96             0       27,652        27,652
Arcade Textiles, Inc.          Rock Hill, SC          Manufacturing & Production   Aug-96             0      116,364       116,364
Audio By The Bay               Garden Grove, CA       Audio                        Aug-96             0       59,925        59,925
Automotive Sevice & Parts      Wilmington, OH         Automotive                   Sep-96             0       33,062        33,062
AZ 3, Inc.                     Vernon, CA             Mnfctrg & Prdtn              Feb-98             0      539,349       539,349
Bio-Medical Devices, Inc.      Irvine, CA             Manufacturing & Production   May-96             0       40,310        40,310
Blount Inc.                    Montgomery, AL         Computers                    Jan-96       471,271       37,083       508,354
Boca Tecca Cleaners            Boca Raton, FL         Manufacturing & Production   Sep-96             0       53,029        53,029
C & C Finishing                No. Babylon, NY        Manufacturing & Production   Sep-96             0       25,792        25,792
C.J. Menendez Co.              Miami, FL              Construction                 May-96             0       50,702        50,702
C.M. Repographics, Inc.        Las Vegas, NV          Reprographics                Jul-96             0       44,804        44,804
C.P. Shades Inc.               Sausalito, CA          Manufacturing & Production   Mar-96             0      247,608       247,608
Carlos Remolina, Md            Roselle, NJ            Medical                      Dec-96             0       55,028        55,028
Carnival Cruise Lines          Miami, FL              Computers                    Jun-96       877,527       77,826       955,353
CCI Diversified, Inc.          Newport Beach, CA      Computers                    Jul-96             0       57,766        57,766
CID Hosiery Mills, Inc.        Lexington, NC          Manufacturing & Production   Oct-96             0       47,658        47,658
CIS Corp.                      Norcross, GA           Telecommunications           Mar-97             0      364,823       364,823
CIS Corp.                      Jersey City, NJ        Telecommunications           Nov-96     3,870,877    1,319,304     5,190,181
Cleaners Plus                  Boca Raton, FL         Manufacturing & Production   Oct-96             0       63,937        63,937
Comm. Task Group,Inc.          Buffalo, NY            Telecommunications           Oct-96             0       51,470        51,470
Comshare Inc.                  Ann Arbor, MI          Computers                    Sep-96             0      426,019       426,019
Continental Airlines           Houston, TX            Aircraft                     Dec-96     9,309,759    2,462,884    11,772,643
Continental Airlines           Houston, TX            Aircraft                     Jul-97    13,102,299    1,667,694    14,769,993
Creative Financial Svcs        Fayetteville, NC       Computers                    Jul-96             0       37,193        37,193
CT Plastics & Fabrications     Simsbury, CT           Manufacturing & Production   Oct-96             0       39,769        39,769

                                   Exhibit C
                Acquisition of Equipment - Current Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at March 31, 1998:


    Original Lessee                                                                 Date       Total        Cash        Acquisition
   or Equipment User              Location                    Equipment           Purchased Financing (1) Expended (2)    Cost (3)
--------------------------     ----------------       --------------------------  --------- ------------- ------------ -------------

Dads Farms                     Henderson, NE          Agriculture                  Oct-96             0       50,835        50,835
DCR Communications Inc.        Washington, DC         Furniture                    Feb-96             0      123,781       123,781
Digio,  Inc.                   Woodland Hills, CA     Computers                    Sep-96             0       45,176        45,176
Dryclean USA Dba Osmar,Inc     Miami, FL              Manufacturing & Production   Nov-96             0       61,964        61,964
Environmental Resources        Epping, NH             Material Handling            Dec-96             0       55,854        55,854
Federal Express Corp.          Memphis, TN            Aircraft                     Aug-96    34,973,585    7,229,208    42,202,793
First Consumer Funding         Kenilworth, NJ         Computers                    Oct-96             0       43,207        43,207
G & G Amusement                Commerce, CA           Computers                    Sep-96             0       27,375        27,375
Golden Blasting, Inc.          Windham, NH            Manufacturing & Production   Oct-96             0       58,333        58,333
Golden City Chinese            Margate, FL            Restaurant                   Dec-96             0       42,104        42,104
Golden Pharmaceutical          Golden, CO             Computers                    Apr-96             0       56,357        56,357
Haemonetics Corp.              Braintree, MA          Telecommunications           Nov-96             0       36,529        36,529
Hollywood Recording Srvcs      Hollywood, CA          Audio                        Nov-96             0       45,631        45,631
Horizon Financial Corp         Fairfield, NJ          Computers                    Oct-96             0       54,008        54,008
ICT Group, Inc.                Langhorne, PA          Furniture                    Aug-96       211,809       61,034       272,843
Infinity Studios, Inc.         Brooklyn, NY           Audio                        Jul-96             0       53,561        53,561
Intersolv Inc.                 Rockville, MD          Computers                    Jan-96       576,678       47,155       623,834
J.C. Penney, Inc.              Plano, TX              Office Equipment             Jun-96     2,199,583      406,402     2,605,985
Kent-Transamericas             Brooklyn, NY           Computers                    Aug-96             0       34,946        34,946
Kim Hannaford, Dds             Los Alamitos, CA       Medical                      Apr-96             0       38,775        38,775
Knoxville Men's Medical        Knoxville, TN          Medical                      Oct-96             0       42,156        42,156
La Dolce Vita Of Mt Ver.       Mount Vernon, NY       Restaurant                   Oct-96             0       26,952        26,952
LAN Chile                      Chicago, IL            Aircraft                     Mar-98    11,752,300    1,802,500    13,554,800
Leomar Miami, Inc.             Miami, FL              Retail                       Jul-96             0       43,506        43,506
Lindy Bixby Dds                Capitola, CA           Medical                      Oct-96             0       27,794        27,794
Long Beach Acceptance          Oradell, NJ            Computers                    Sep-96             0      721,382       721,382
LVL, Inc.                      Minneapolis, MN        Computers                    Jul-96             0       49,526        49,526
Market Service, Inc.           Great Neck, NY         Telecommunications           Sep-96             0       48,898        48,898
Mazda Motors of America,
  Inc.                         Irvine, CA             Computers                    Mar-97     5,874,729      977,449     6,852,178
Michael Stephenson             Evanston, IL           Photography                  Aug-96             0       35,648        35,648
Miracle Mortgage               Orem, UT               Computers                    Jul-96             0       98,589        98,589
MNP Enterprises                Miami Lakes, FL        Retail                       Sep-96             0       27,556        27,556
Modern Planning LI, Inc.       Brooklyn, NY           Computers                    Dec-96             0       57,324        57,324
Nashville Men's Medical        Nashville, TN          Medical                      Oct-96             0       42,161        42,161
New Horizons Computer          Fairborn, OH           Computers                    Sep-96             0       53,974        53,974
Newport Shores Financial       Mission Viego, CA      Furniture                    Jul-96             0       55,093        55,093
Occidental                     Los Angeles, CA        Vessels                      Mar-97     5,853,364    3,708,501     9,561,865
OEO, Inc.                      Springfield, VA        Telecommunications           Mar-97       160,103      215,453       375,556
Pacific Bagel Partners         Rancho Saint
                                 Margarita, CA        Restaurant                   Sep-96             0      609,000       609,000
Pat's Bug Shop                 Donalds, SC            Automotive                   Oct-96             0       53,596        53,596
Peppino's Inc. &
 Peppino's Inc.                Irvine, CA             Restaurant                   Aug-96             0       31,171        31,171
Petsmart, Inc.                 Pheonix, AZ            Fixtures                     Dec-97             0    2,658,049     2,658,049

                                   Exhibit C
                Acquisition of Equipment - Current Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at March 31, 1998:


    Original Lessee                                                                 Date       Total        Cash        Acquisition
   or Equipment User              Location                    Equipment           Purchased Financing (1) Expended (2)    Cost (3)
--------------------------     ----------------       --------------------------  --------- ------------- ------------ -------------

Photocircuits                  Glen Cove, NY          Computers                    Aug-96             0    1,995,051     1,995,051
Pollinaise Intimate Apparel    Boyertown, PA          Computers                    Aug-96             0       48,000        48,000
Progressive Technology         Miami, FL              Manufacturing & Production   Sep-96             0       32,397        32,397
Progrssve Extrsn Die Corp      Anahiem, CA            Manufacturing & Production   Dec-96             0       46,832        46,832
Quality Baking, LLC            Maplewood, MO          Furniture                    Jul-96             0      283,250       283,250
Quality Baking, LLC            Maplewood, MO          Furniture                    Sep-96             0      315,404       315,404
R.B. Apparel Co., Inc.         Hialeah, FL            Manufacturing & Production   Sep-96             0       46,114        46,114
Rainbow Abstracts Group        Glandale, CA           Video                        Oct-96             0       56,347        56,347
Ral III Trading Inc.           Biloxi, MS             Manufacturing & Production   Oct-96             0       51,077        51,077
Rehab Excel, Inc.              Lafayettle, CO         Computers                    Dec-96             0       34,545        34,545
Roger Doss Catering, Inc.      Lyndhurst, NJ          Restaurant                   Dec-96             0       29,222        29,222
Rowan Companies                Memphis, TN            Oil Rig                      Aug-96    12,325,000      369,750    12,694,750
Seacor Smit, Inc.              Houston, TX            Vessel                       Sep-97    12,825,000    4,788,000    17,613,000
Seacor Smit, Inc. #2           Houston, TX            Vessel                       Jan-98    14,232,634    4,822,366    19,055,000
Seacor Smit, Inc. #3           Houston, TX            Vessel                       Mar-98    11,742,000    2,935,500    14,677,500
Siamac A. Najah                Redondo Beach, CA      Video                        Jul-96             0       51,970        51,970
Sportscare Specialists         Troy, MI               Medical                      Sep-96             0       29,411        29,411
Steamtech Environmental        Bakersfield, CA        Enviromental                 Sep-96             0       55,557        55,557
Stratford Studios              Phoenix, AZ            Printing                     Sep-96             0       42,525        42,525
Sturgeon & Sturgeon,DDS        West Hills, CA         Medical                      Nov-96             0       61,736        61,736
Sunfire Prod. Dba Sequoia      Aspen, CO              Video                        Oct-96             0       46,760        46,760
Third Coast Productions        Ft. Worth, TX          Video                        Aug-96             0       52,682        52,682
Threespace Imagery             Reseda, CA             Computers                    Oct-96             0       53,169        53,169
Tierce, Inc.                   Fort Worth, TX         Medical                      Jun-96             0       33,310        33,310
Title Escrow Inc.              Nashville, TN          Computers                    Oct-96             0       51,946        51,946
Tucson Bagel Company, LLC      Brainerd, MN           Restaurant Equipment         Mar-96             0      261,319       261,319
Tucson Bagel Company, LLC      Brainerd, MN           Restaurant                   Sep-96             0      298,886       298,886
Uinta Brewing Company          Salt Lake City, UT     Manufacturing & Production   May-96             0      183,600       183,600
United Consumers Club          Elmsford, NY           Telecommunications           Oct-96             0       48,670        48,670
United Consumers Club          Fishkill, NY           Telecommunications           Dec-96             0       48,670        48,670
Visual Impulse Co.             Quincy, FL             Computers                    Dec-96             0       40,635        40,635
Wal-Mart Stores,Inc.           Bentonville, AR        Material Handling            Oct-96     1,751,640    2,939,819     4,691,459
Waterwrks Restaurant           Winooski, VT           Retail                       May-96             0       33,323        33,323
Westover Investment Corp       Richmond, VA           Computers                    Dec-96             0       26,625        26,625
WH Smith Limited               London, England        Retail                       Mar-97    20,049,773    1,495,109    21,544,881
                               Total Equipment transactions less than $25,000                         0    1,284,306     1,284,306

                                                                                          ------------- ------------ -------------
                                                                                           $208,124,855  $57,413,121  $265,537,977
                                                                                          ============= ============ =============

(1) This is the financing at the date of acquisition.
(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at March 31, 1998
(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    Exhibit C
                Acquisition of Equipment - Current Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Seven at March 31, 1998 pursuant to leases or which secure its Financing Transactions.


                                                    Equipment                     Equipment                      Total
             Equipment Category                      Leases                      Financings                    Portfolio
     ------------------------------------      --------------------          --------------------          -------------------

     Aircraft                                         $ 69,264,054                            $0                 $ 69,264,054
     Vessels                                            59,133,364                             0                   59,133,364
     Computer Systems                                   41,875,388                             0                   41,875,388
     Retail Systems                                     20,917,360                        32,353                   20,949,713
     Manufacturing & Production                         14,619,004                        51,484                   14,670,488
     Telecommunications                                  5,708,811                        47,252                    5,756,063
     Material Handling                                   4,554,815                             0                    4,554,815
     Office Furniture&Fixtures                           2,580,631                       581,217                    3,161,848
     Office Equipment                                    2,764,522                             0                    2,764,522
     Miscellaneous                                               0                        65,754                       65,754
                                               --------------------          --------------------          -------------------

                                                     $ 221,417,949                     $ 778,060                $ 222,196,009
                                               ====================          ====================          ===================

                         ICON Cash Flow Partners L.P. Seven
                           A Delaware Limited Partnership
                                     $1,200,000

                            12,000 Units Minimum Offering
                $100.00 Per Unit/Minimum Investment 25 Units ($2,500)
                  (10 Units ($1,000) for IRAs and Qualified Plans)

    ICON Cash Flow  Partners  L.P.  Seven (the  "Partnership")  is an
equipment
leasing  limited  partnership.   This  prospectus  describes  an  investment
by
investors ("Limited Partners") in limited partnership securities (or "Units") of the Partnership. The Partnership may sell as few as 12,000 or as many as
1,000,000 of Units.

    An investment in Units of the Partnership  involves certain risks (see
"RISK
FACTORS" at Page 16), including:

    * Limited Partners must rely on the skills, integrity and business expertise of the General Partner.
    * Certain of the Prior Public Programs experienced losses in excess of reserves therefor in 1991-92, due primarily to lessee bankruptcies, which losses may effect, possibly materially, the financial results of such earlier programs.
    * The ownership and leasing of equipment and provision of financing may be adversely affected by various economic and business factors, including lessee bankruptcies, which are beyond the control of the General
Partner.
    * As of the date of this Prospectus, the Partnership did not own any
      Investments. As a result, the profitability of an investment in Units cannot be estimated. All Investment decisions will be made solely by the
      General Partner.
    * The General Partner and its affiliates will receive substantial fees, only a portion of which is contingent on amounts paid to Limited Partners.
    * The cash, if any, which the Partnership receives from future sale of its
      Equipment will be reduced by obsolescence.
    * No public market for Units exists. As a result, Limited Partners may be able to resell their Units, if at all, only at a discount and should, therefore, be prepared to hold their Units for the entire life of the
      Partnership.
    * A substantial portion of the distributions made to date by the Prior
      Public Programs have been, and a substantial portion of the distributions to be made by the Partnership is expected to be, a return of capital
      (i.e., the money you originally invested).
    * Each Limited Partner's share of taxable income in the early years of the
      Partnership is likely to exceed, and in the later years of the Partnership to be less than, investment income (as reported to investors for financial reporting purposes).
    * The General Partner manages similar existing partnerships and this may give rise to potential conflicts of interest, including a conflict for management services and available investments.
    * All subscription payments will be held in escrow until the Minimum
      Offering (or, for Pennsylvania subscribers, until 5% of the Maximum
      Offering) is sold. During such period (which may not exceed 12 months from the date hereof)(1), each investor will be unable to use such funds
      (although interest will accrue thereon during, and be paid to such subscribers at the end of, such period).
    * A significant portion, not exceeding 50%, of the Partnership's
Investments
      may consist of Financing Transactions.

    The Partnership  intends to use the funds invested by the Limited
Partners,
together with Partnership borrowings, to buy and lease a wide range of equipment
primarily to businesses  located in the United States which the General
Partner
determines are  Creditworthy  and that are  diversified as to industry types
and
geographic  location.  The Partnership will also provide financing  primarily to
such companies  secured by equipment used in their  businesses and additional
or
other  collateral  owned by them.  ICON Capital Corp.  (the  "General
Partner")
estimates  that not less than  74.0% of the gross  amount of funds  invested by
Limited  Partners  (the  "Gross  Offering   Proceeds")  will  be  used  to
make
investments in such equipment and financings (assuming the maximum possible leverage of 80%). 1.0% of Gross Offering Proceeds will be used to establish a working capital reserve and the balance (of up to 25.0% of Gross Offering
Proceeds) will be used to pay the costs of organizing the Partnership program, offering Units to the public and acquiring the Partnership's assets. See
"SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS."

    The Partnership plans to (a) make regular monthly  distributions, primarily
to the Limited Partners and to a much lesser extent to the General  Partner, of
cash  generated  by its  operations  beginning  the  month  following  a
Limited
Partner's  admission to the Partnership  commencing the month after admission of
each Limited Partner and (b) reinvest  undistributed cash flow and sale proceeds
during  the   Reinvestment   Period  in   additional   equipment  and
financing
transactions. Thereafter, the Partnership intends to (a) sell or otherwise dispose of all its assets in an orderly manner and (b) distribute the cash proceeds to the Limited Partners, and to a much lesser extent to the General
Partner,  in  accordance  with  the  terms  set  forth in this  Prospectus.
See
"INVESTMENT OBJECTIVES AND POLICIES." The Partnership has been formed for income-oriented investment purposes and not as a tax shelter. The majority of its income is expected to be passive activity income.

     THESE  SECURITIES  HAVE NOT BEEN APPROVED OR  DISAPPROVED BY THE
SECURITIES
AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER
REGULATORY
AUTHORITY NOR HAVE ANY OF THE FOREGOING  AUTHORITIES PASSED UPON OR ENDORSED
THE
MERITS OF THIS  OFFERING OR THE  ACCURACY OR  ADEQUACY OF THIS  PROSPECTUS.
ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                    Price
to                                   Proceeds
                                                    Public(2)         Sales
Costs(3)        to Partnership(4)
Per Unit                                       $        100
$       10                $ 90
Total (at Minimum Offering of 12,000 Units)       1,200,000(4)(5)
120,000           1,080,000
Total (at Maximum Offering of 1,000,000 Units)  100,000,000   (5)
10,000,000          90,000,000


                  The      date of this  Prospectus  is  November  9,  1995
ICON
                           SECURITIES CORP.
           600 Mamaroneck Avenue, Harrison, New York 10528 (914) 698-0600

Footnotes from Cover Page. All capitalized terms used in these footnotes and in the balance of this Prospectus are defined in the Glossary that appears in
Section 17 of the Partnership Agreement attached hereto as (Exhibit A).


(1) All subscription  payments will be deposited and held in an interest-bearing
escrow account until the Minimum Offering (or $1,200,000 in subscriptions)
have
been received (except in the case of subscriptions from Pennsylvania residents).
The  Commonwealth of Pennsylvania  imposes the further  conditions that (1)
each
subscription  from  a  Pennsylvania  resident  must  be  held  in  escrow until
$5,000,000 in subscriptions  (5% of the Maximum  Offering of $100,000,000)
have
been received from all investors (including Pennsylvania residents) and (2)
each
Pennsylvania  subscriber  must be offered the  opportunity to rescind his or her
subscription  if such  condition has not been met,  initially 120 days following
the date his or her  subscription  is received by the Escrow Agent and every
120
days thereafter during the effective period of the offering in Pennsylvania.
The
Escrow Agreement terminates on the anniversary of the Effective Date. If at the end of such 12 month period, the Minimum Offering has not been achieved (or, in the case, of Pennsylvania subscribers, $5,000,000 of Units have not been sold),
subscription payments then held in escrow will be returned by the Escrow Agent to the applicable subscribers together with interest earned thereon while held in escrow.

(2)  The Gross Unit Price is $100.00, except that:

    (a) officers, employees and securities representatives of the General
    Partner,  its Affiliates and Selling Dealers ("Affiliated Limited
Partners")
    may purchase Units for investment purposes only for the Net Unit Price of
    $92.00 per Unit. The Partnership will incur no obligation to pay any Sales
    Commissions with respect to such purchases. The General Partner's and its
    Affiliates' purchases of Units are limited to a maximum of 10% of the total
    Units purchased.

    (b) Investors buying in volume are entitled to Volume Discounts as follows:

            Number of Units   Discount         Net Purchase Price

            2,499 or less           None                    $100.00
            2,500  to  4,999        $2.50                   $ 97.50
            5,000  to  9,999        $3.50                   $ 96.50
            10,000 to 19,999        $4.50                   $ 95.50
            20,000 or  more         $6.50                   $ 93.50

        Volume Discounts reduce the Sales Commissions that would otherwise be payable in connection with the purchase of Units. An investor entitled to a Volume Discount will receive such discount through a reduction of the aggregate cash purchase price required to purchase Units.

    The proceeds to the Partnership, net of Sales Commissions and Volume
Discounts, if any, will be the same for all such sales as for sales to the general public.

(3) The Partnership will pay to a Selling Dealer or to the Dealer-Manager
(which
is an Affiliate of the General  Partner) a Sales  Commission of $8.00 (8% of
the
Gross  Unit   Price)  for  each  Unit  sold  by  their   respective
registered
representatives (except as noted in footnote 1). In addition, the Partnership will pay the Dealer-Manager Underwriting Fees of $2.00 (2.0% of Gross Offering
Proceeds) for each Unit sold for its services in managing the Offering and to reimburse it, on a non-accountable basis, for the wholesaling fees and expenses of the Sponsor. The Partnership may obtain a loan as of each Closing Date in the principal amount of the Sales Commissions (collectively "Commission Loans") to pay Commissions otherwise payable by the Partnership on such Closing Date from
Gross Offering Proceeds for the purpose of increasing the amount of Gross
Offering Proceeds immediately available for Investments. The Partnership's total payments of principal of, and interest on, any such Commission Loans would exceed the corresponding amounts of Commissions paid with the proceeds of such loans by the amount of interest paid thereon. Consequently, the General Partner expects to utilize Commission Loans only when, it has determined that an opportunity exists to use such borrowings to obtain Investments which have contractual payments at least equal to the total payments of principal of, and interest on, the corresponding Commission Loans. See "PLAN OF DISTRIBUTION."

(4)  Proceeds to the Partnership are calculated before deduction of:

    (a) the O & O Expense Allowance in an amount equal to 3.5% of Gross
Offering
    Proceeds.  The O & O Expense  Allowance  is payable to the  General
Partner
    and/or the Dealer-Manager on a non-accountable basis for expenses of organizing the Partnership, registering it with federal and state securities authorities and printing the Prospectus and related legal and accounting costs and other costs of organizing the Partnership and offering Units to the public. The O & O Expense Allowance may be less or greater than the
    General Partner's actual expenses. The General Partner is responsible to pay
    Organizational and Offering Expenses which exceed such Allowance; and

    (b)  Acquisition  Fees in an  amount  equal  to  3.0%  (subject  to certain
    conditions and limitations specified in the Partnership Agreement of the sum
    of (i) the aggregate Purchase Price paid (including  indebtedness incurred)
    by the  Partnership  for all items of Equipment  acquired by the
Partnership
    and (ii) the principal  amount of all financing  provided by the
Partnership
    to Users is payable to the General  Partner for its services and expenses of
    finding,   evaluating,   documenting   and   acquiring   the
Partnership's
    Investments. See "SUMMARY OF COMPENSATION."

(5) The amounts shown exclude ten Units ($1,000) in the Partnership that were purchased by the Original Limited Partner in connection with the organization of the Partnership and which will be refunded to the Original Limited Partner, and his Units will be retired, upon the Initial Closing Date. Such amounts also exclude the excess, if any, of (a) total Units which the General Partner and its
Affiliates are entitled to purchase for their own investment account (a maximum of 10% of all non-affiliate Unit purchases) over (b) 600 Units ($60,000), the maximum amount of Unit purchases by the Sponsor which may be counted in determining whether the Minimum Offering of 12,000 Units has been completed.
Accordingly, of the Minimum Offering of 12,000 Units, only 11,400 Units would need to be purchased by the general public to satisfy such condition if the
General Partner and its Affiliates purchased 600 Units of such total (as they are permitted to do).

    NOTICE TO PENNSYLVANIA INVESTORS: BECAUSE THE MINIMUM CLOSING AMOUNT IS
LESS
THAN $24,000,000 (A MAXIMUM TO MINIMUM OFFERING RATIO OF 20:1) YOU ARE
CAUTIONED
TO  CAREFULLY  EVALUATE THE  PROGRAM'S  ABILITY TO FULLY  ACCOMPLISH  ITS
STATED
OBJECTIVES   AND  TO  INQUIRE  AS  TO  THE  CURRENT  DOLLAR  VOLUME  OF
PROGRAM
SUBSCRIPTIONS.

    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED.  ANY REPRESENTATIONS
TO
THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR
CERTAINTY
OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE  WHICH MAY FLOW FROM
AN
INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

     THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE,  AND
MAY
ONLY BE  TRANSFERRED  OR RESOLD IN  CONFORMITY  WITH THE  AGREEMENT  OF
LIMITED
PARTNERSHIP OF THE PARTNERSHIP AND IN COMPLIANCE WITH APPLICABLE LAW.

                                 TABLE OF CONTENTS


                                                                         Page

   SUMMARY OF THE OFFERING...............................................  8
      Risk Factors  .....................................................  8
      The Partnership....................................................  9
      Terms of the Offering.............................................. 10
      Sources and Uses of Offering Proceeds and Related Indebtedness..... 12
      Summary of Compensation  .......................................... 12
      Conflicts of Interest ............................................. 13
      Fiduciary Responsibility........................................... 13
      Other Offerings by the General Partner and its Affiliates.......... 13
      Management;  Financial  Statements  of  the  General
      Partner  and  of  the Partnership.................................. 13
      Investment Objectives and Policies................................. 13
      Federal Income Tax Considerations.................................. 15
      Capitalization .................................................... 15
      Summary of Partnership Agreement................................... 15
      Transfer of Units.................................................. 15
      Fiscal Year........................................................ 16
      Glossary of Terms.................................................. 16

   RISK FACTORS.......................................................... 16
      Operating Risks.................................................... 16
      Partnership and Investment Risks................................... 16
      Federal Income Tax Risks and ERISA Matters......................... 22

   SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS........ 24

   SUMMARY OF COMPENSATION............................................... 25
      Organization and Offering Stage.................................... 26
      Operational Stage.................................................. 28
      Interest in Partnership Profits or Losses.......................... 33

   CONFLICTS OF INTEREST................................................. 36
      Lack of Separate Legal Representation and Lack of Arm's
      Length Negotiation of the Program Agreements....................... 36
      Compensation of the General Partner and Affiliates................. 36
      Effect of Leverage on Compensation Arrangements.................... 36
      Competition With the General Partner and its Affiliates............ 37
      Determination  of  Reserves  and  Liability  of
       the  General  Partner  for Partnership Obligations................ 38
      Competition by the Partnership with Other Entities for
      Management Services; Conflicts in Fiduciary Duties................. 38
      Joint Ventures..................................................... 38
      Lease Referrals.................................................... 38
      Participation of a Securities Sales Affiliate in this Offering..... 39
      General Partner to Act as Tax Matters Partner...................... 39

   FIDUCIARY RESPONSIBILITY.............................................. 39
      General............................................................ 39
      Conflicts.......................................................... 39
      Indemnification of the General Partner, Dealer-Manager
      and Selling Dealer                                                  40
      Investor Remedies.................................................. 40



                                                                          Page

   OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES............. 41
      Prior Public Programs.............................................. 41
      Prior Non-Public Programs.......................................... 43
   STATUS OF THE OFFERING................................................ 43

   CERTAIN RELATIONSHIPS WITH THE PARTNERSHIP............................ 44

   MANAGEMENT............................................................ 44
      The General Partner................................................ 44
      Affiliates of the General Partner.................................. 46

   INVESTMENT OBJECTIVES AND POLICIES.................................... 46
      General............................................................ 46
      Acquisition Policies and Procedures................................ 47
      Credit Review Procedures........................................... 48
      Leases and Lessees................................................. 49
      Equipment.......................................................... 50
      Financing Transactions............................................. 52
      Other Investments.................................................. 53
      Portfolio Acquisitions............................................. 53
      Reserves........................................................... 54
      Use of Leverage.................................................... 54
      Cash Distributions to Partners..................................... 55
      Reinvestment of Undistributed Cash in Additional Equipment, Leases and
        Financing Transactions........................................... 58

   FEDERAL INCOME TAX CONSEQUENCES....................................... 59
      Summary............................................................ 59
      Opinion of Tax Counsel............................................. 59
      Classification as a Partnership.................................... 60
      Publicly Traded Partnerships....................................... 61
      Taxation of Distributions.......................................... 62
      Partnership Income Versus Partnership Distributions................ 63
      Allocations of Profits and Losses.................................. 63
      Deductibility of Losses: Passive Losses, Tax Basis and "At Risk"
      Limitation                                                          64
      Deductions for Organizational and Offering Expenses; Start-up Costs 65
      Tax Treatment of the Leases........................................ 66
      Cost Recovery...................................................... 66
      Limitations on Cost Recovery Deductions............................ 67
      Deferred Payment Leases............................................ 68
      Sale or Other Disposition of Partnership Property.................. 68
      Sale or Other Disposition of Partnership Interest.................. 69
      Treatment of Cash Distributions Upon Redemption.................... 70
      Gifts of Units..................................................... 70
      Consequence of No Section 754 Election............................. 70
      Tax  Treatment  of   Termination  of  the   Partnership
        Pursuant  to  the Partnership Agreement.......................... 70
      Audit by the Service............................................... 71
      Alternative Minimum Tax............................................ 71
      Interest Expense................................................... 72
      Self-Employment Income and Tax..................................... 72
      Maximum Individual Tax Rates....................................... 72
      Section 183........................................................ 73
      Registration, Interest, and Penalties.............................. 73
      State and Local Taxation........................................... 74
      Foreign Investors.................................................. 74
      Tax Treatment of Certain Trusts and Estates........................ 75

                                                                        Page

      Taxation of Employee Benefit Plans and Other Tax-Exempt
      Organizations                                                       75
      Corporate Investors................................................ 75

   INVESTMENT BY QUALIFIED PLANS......................................... 75
      Fiduciaries under ERISA............................................ 75
      Prohibited Transactions Under ERISA and the Code................... 76
      Plan Assets........................................................ 76
      Other ERISA Considerations......................................... 77

   CAPITALIZATION........................................................ 78

   MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION........................ 79
      Liquidity and Capital Resources.................................... 79
      Operations......................................................... 79

   SUMMARY OF THE PARTNERSHIP AGREEMENT.................................. 80
      Establishment and Nature of the Partnership........................ 80
      Name and Address................................................... 80
      Purposes and Powers................................................ 80
      Duration of Partnership............................................ 80
      Capital Contributions.............................................. 81
      Powers of the Partners............................................. 81
      Limitations on Exercise of Powers by the General Partner........... 81
      Indemnification of the General Partner............................. 83
      Liability of Partners.............................................. 83
      Non-assessability of Units......................................... 83
      Distribution of Distributable Cash From Operations
        and Distributable Cash From Sales................................ 84
      Allocation of Profits and Losses................................... 84
      Withdrawal of the General Partner.................................. 85
      Transfer of Units.................................................. 86
      Dissolution and Winding up......................................... 86
      Access to Books and Records........................................ 86
      Meetings and Voting Rights of Limited Partners..................... 86
      Amendments......................................................... 87

   TRANSFER OF UNITS..................................................... 88
      Withdrawal ........................................................ 88
      Restrictions on the Transfer of Units.............................. 88
      Limited Right of Presentment for Redemption of Units............... 89
      Certain Consequences of Transfer................................... 90

   REPORTS TO LIMITED PARTNERS........................................... 90
      Annual Reports..................................................... 90
      Quarterly Reports.................................................. 91

   PLAN OF DISTRIBUTION.................................................. 91
      Segregation of Subscription Payments .............................. 92

   INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
     SUBSCRIPTION PROCEDURES............................................. 93
      General Suitability Considerations................................. 93
      State Requirements Concerning Minimum Investment and Minimum Investor
        Net Worth/Income................................................. 93
      Subscriber Representations......................................... 95


                                                                         Page
      Citizenship ....................................................... 97
      Special Limit on Ownership of Units by Benefit Plans............... 98
      Minimum Investment and Suitability Standards....................... 98
      How to Subscribe................................................... 98
      Admission of Partners; Closings.................................... 99

   SALES MATERIAL........................................................ 99

   LEGAL MATTERS......................................................... 99

   EXPERTS...............................................................100

   ADDITIONAL INFORMATION................................................100

   TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS..................100

   FINANCIAL STATEMENTS..................................................100

   GLOSSARY - Section 17 of the Limited Partnership Agreement

   EXHIBITS:
      A.  Third Amended and Restated Agreement of Limited Partnership....A-1
      B.  Prior Performance Tables for the Prior Public Programs.........B-1
      C.  Subscription Documents.........................................C-1

                           SUMMARY OF THE OFFERING

    The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus and in the Exhibits hereto.
See the Glossary contained in Section 17 of the Agreement of Limited Partnership attached as Exhibit A (the "Partnership Agreement") to this Prospectus for the definition of certain terms used in this Summary and throughout this Prospectus.

Risk Factors

    An investment in the Partnership has many risks. The information appearing under the caption "RISK FACTORS" in this Prospectus contains a detailed discussion of the most important risks associated with an investment in
    Units. Please refer thereto for a discussion of the following specific risk factors as well as other relevant risk factors:

    Partnership and Investment Risks:

    o No  one  can  predict   whether   Limited   Partners   will  receive
cash
      distributions in amounts sufficient to return their original investment or the amount of profit thereon, if any, that they will ultimately receive.

    o Certain of the Prior Public Programs experienced losses in excess of reserves therefor in 1991-92, due primarily to lessee bankruptcies, which losses may effect, possibly materially, the financial results of such earlier programs.

    o The price, if any, which the Partnership receives from re-leasing or sale of its Equipment is expected to be a small fraction of the total original cost since most or all of the Partnership's capital investment in
      Equipment is expected to be recovered through rental or royalty payments during the Partnership's initial Leases (ranging in terms from two to five years) and, in many cases, the Lease terms may be for a majority of the expected useful life of the underlying Equipment. Obsolescence and other factors, such as supply and demand for used equipment at the times that he
      Partnership has Equipment available to sell or re-lease will effect the price, if any, which the Partnership receives for such Equipment.

    o The Investments to be acquired or entered into by the Partnership have not been specified as of the date of this Prospectus and will be determined solely by the General Partner.

    o A substantial portion of the distributions to be made by the Partnership are  expected  to  be  a  return  of  investors'  Capital
Contributions,
      principally  due to federal tax  deductions for non-cash  expenses
(e.g.,
      depreciation) and cash expenses (e.g., amortization of acquisition costs).

    o An investor's share of taxable income in the early years of the
      Partnership is likely to exceed, and in the later years of the Partnership is likely to be less than, investment income for GAAP purposes due to the allowance of greater deductions for GAAP purposes than for tax purposes in the early years of the Partnership.

    o Investors will not have the opportunity to vote except in extraordinary circumstances (e.g. to approve by a vote of not less than 50% or more of all Limited Partners (a "Majority") any amendment to the Partnership
      Agreement). As a result, they must rely on the skills, integrity and business expertise of the General Partner.

    o The General  Partner,  the  Dealer-Manager  and the Selling  Dealers
will
      receive Front-End Fees of up to 25% of Gross Offering  Proceeds
(assuming
      the maximum  possible  leverage of 80%) for the expenses of organizing the
      Partnership program (the O & O Expense  Allowance),  offering Units
(Sales
      Commissions),  supervising  the sale of Units (the  Underwriting  Fee)
and
      acquiring the Partnership's  Equipment,  Leases and Financing
Transactions
      (Acquisition  Fees) -- see  footnotes 2 and 3 on page 2. Because such fees
      are  primarily  paid at  either  the  time of sale of  Units  or upon the
      investment of Net Offering  Proceeds,  all of such compensation is payable
      before the Limited  Partners'  total return of, and any investment return
      on,  their  investment  is known and  regardless  of  whether  or not they
      receive a return of their  entire  investment.  In  addition,  the
General
      Partner  is  entitled  to  Management  Fees and  reimbursement  of certain
      administrative  expenses during the  operational  phase of the
Partnership
      and  Subordinated  Remarketing  Fees and a portion of Cash From
Operations
      and Cash From Sales during the operational  and liquidation  phases of the
      Partnership  (subject, in each case, to certain conditions and limitations
      set  forth  in  the   Partnership   Agreement).   None  of  the
foregoing
      compensation has been the subject of arm's length negotiations

    o Investors  must be  prepared  to hold their  Units for the entire five
(5)
      year (minimum) to eight (8) year (maximum) Reinvestment Period following the Final Closing Date as well as the additional liquidation period of from six (6) to thirty (30) months thereafter because (a) only a limited secondary market exists for the Partnership's Units generally, (b) a buyer for Units (other than the Partnership under certain circumstances) may not exist and (c) they are likely to be unable to resell or dispose of Units except at a substantial discount from their purchase price. (See
"TRANSFER
      OF UNITS--Limited Right of Presentment" for a discussion of redemption rights and prices).

    o The risks relating to the continued Creditworthiness of Lessees and Users.

    o The   risks   inherent   in   all   leveraged    lease   and   financing
      transactions.

    o In general, each investor's subscription payments may be held in escrow for up to 12 months from the Effective Date (or from the later date on which his or her state declares the Offering to be effective) before being returned if the Minimum  Offering  is not sold  within  such  period.
The
      subscription payment of each Pennsylvania subscriber may be only be held in escrow  for a period of up to 120 days from the date the  Escrow
Agent
      receives such subscription, at the end of which period such subscriber must  either be  admitted  to the  Partnership  as a Limited  Partner
(if
      aggregate subscriptions of $5,000,000 of Units have been received within such period) or rescission offered to such subscriber. During the period which a subscriber's subscription payment is being held in escrow, he or she will be deprived of the use of such funds, although such funds will accrue interest during such period for the benefit of such investor and must be returned to such investor if he or she is not admitted as a limited partner of the Partnership by the end of such period.

    Federal Income Tax Risks:

    o The risk the Partnership may not be classified as a limited partnership for federal income tax purposes.

    o The risk that income and expenses of the Partnership, due to their classification as "passive income" or "portfolio income," may not be able to be offset against other activities on an investor's income tax return.

    o The risk that certain Partnership investment transactions or deductions could be re-characterized which could result in loss of certain tax benefits associated with an investment in Units.

    o Investors may be required to report taxable income that may exceed cash distributed to them.

    o The  risk  the  Partnership   may  be  treated  as  a   "publicly-traded
      partnership."

The Partnership

    ICON Cash Flow Partners L.P. Seven is a Delaware limited  partnership which
    was formed on May 23, 1995  primarily  to engage in the  business of leasing
    Equipment  and  providing  financing,  secured by  equipment,  to companies
    determined to be Creditworthy by the General Partner as well as to engage in
    any other businesses which are consistent with the Partnership's objectives
    and in which the  Partnership  may  lawfully  engage.  The  General
Partner
    expects  that  two-thirds  of Net  Offering  Proceeds  will be  invested in
    Equipment which is subject to Leases which do not produce  portfolio income
    and  that   one-third  of  such  Proceeds  will  be  invested  in
Financing
    Transactions as well as Leases or other transactions which produce portfolio
    income  although the General  Partner may determine to invest up to one-half
    of such Proceeds in such Investments if, in its sole discretion, it believes
    such  Investments to be in the best interests of the  Partnership.  Over the
    life of the  Partnership,  the General  Partner  expects that approximately
    one-third  of its  Investments,  by  cost,  will  consist  of such  types of
    Investments.  See "SUMMARY OF THE PARTNERSHIP AGREEMENT." The Partnership
is
    expected to complete  its  Reinvestment  Period no later than five (5)
years
    from the  Partnernership's  Final  Closing Date (which must occur within two
    (2)  years  of the  date  of this  Prospectus)  and to  then  liquidate the
    Partnership's  Investments  within a further  period not  exceeding  two
and
    one-half  (2 1/2)  years  unless the  General  Partner  elects,  in its sole
    discretion,  to extend the Reinvestment Period for a further period of three
    (3) additional years. Consequently, the Reinvestment Period may end
November
    9, 2002 (assuming the maximum two (2) year Offering Period and no extension)
    or as late as November 9, 2005  (assuming  the maximum two (2) year
Offering
    Period and the maximum three (3) year  extension of such Period).  Since the
    Disposition  Period begins after the Reinvestment  Period, the completion of
    liquidation  of  the  Partnership's   Investments  and  winding  up  of
its
    activities  and affairs  could be  completed  by May 9, 2005  (assuming the
    maximum  two  (2)  year  Offering  Period,  no  extension  and  the maximum
    Disposition  Period of two and  one-half (2 1/2) years) or as late as May
9,
    2008 (assuming the maximum two (2) year Offering  Period,  the maximum three
    (3) year extension of such Period and the maximum  Disposition Period of two
    and one-half (2 1/2) years).  The  Partnership  Agreement  provides that the
    term of the Partnership  ends December 31, 2015.  Investors  should therefor
    expect to hold their Units for the full term of the Partnership (i.e.
from 7
    1/2 to 9 1/2 years from the time they  invest (in the event that the
General
    Partner does not elect to extend the Reinvestment  Period) and from up to
10
    1/2 to up to 12 1/2 years (if the General Partner were to elect to extend the Reinvestment Period for the maximum of three (3) additional years).

Terms of the Offering

    The Offering -- The Partnership is offering a minimum of 12,000 Units and a maximum of 1,000,000 Units of limited partnership interests (or Units) in the Partnership. Such offering is on a "best efforts" basis; that is, there is no guarantee  that any  specified  amount of money will be raised.
Units
    will be offered for sale by ICON Securities Corp. (the "Dealer-Manager") and
    NASD-member firms (the "Selling Dealers") which have entered into Selling
    Dealer Agreements with the Partnership.

    Offering Period -- The Offering began on the date of this Prospectus
(which
    is dated as of the Effective Date) and will terminate no later than the date twenty-four (24) months after such date. In most states, continued offering beyond  one year  after the  effective  date in such  state  (see
"INVESTOR
    SUITABILITY AND MINIMUM INVESTMENT  REQUIREMENTS;  SUBSCRIPTION
PROCEDURES"
    for a chart showing each state's effective date) is subject to approval by the applicable state securities authority. The Offering will terminate sooner  than  twenty-four  (24)  months if either  (1) the  General
Partner
    terminates the Offering earlier or (2) subscriptions for the Maximum
    Offering of 1,000,000 Units are received prior to the end of such period.
    The  end of the  Offering  Period  is  also  called  the  Termination
Date.
    Subscriptions for Units will only be accepted from the date of this
    Prospectus until the Termination Date. See "PLAN OF DISTRIBUTION."

    Minimum Offering -- Unless the Partnership receives subscriptions for
12,000
    Units prior to the anniversary of the date on the Cover of this Prospectus
    (which is dated the Effective Date), no Units will be issued and all funds received in connection with the Offering (including accrued interest on
    Subscription Monies) will be promptly refunded. Although the General
Partner
    and its  Affiliates  may purchase up to ten percent (10%) of the total
Units
    purchased, not more than 600 of such Units may be included in determining whether the Minimum Offering has been achieved.

    Escrow Agent;  Distribution of Escrow Interest -- All subscription payments
    will be deposited and held in an  interest-bearing  escrow  account with
The
    Bank of New York (NJ), a New Jersey banking  corporation (or another banking
    institution  named by the  General  Partner  in the event  that such bank is
    unable to serve as escrow  agent) until the earlier to occur of (i) the date
    on which the Minimum  Offering (or  $1,200,000 in  subscriptions)  have been
    received  (exclusive of subscriptions  from Pennsylvania  residents) or
(ii)
    the anniversary of the date on the Cover of this Prospectus  (which is dated
    the "Effective  Date").  Subscriptions  from residents of  Pennsylvania are
    subject to the further  conditions that (1) each such  subscription  must be
    held in escrow until such time as at least $5,000,000 in  subscriptions
(5%
    of the  Maximum  Offering  of  $100,000,000)  have  been  received  from all
    investors  and  (2)  each  Pennsylvania   subscriber  must  be  offered
the
    opportunity  to rescind his or her  subscription  if such  condition has not
    been met,  initially 120 days following the date his or her  subscription is
    received  by the  Escrow  Agent  and every 120 days  thereafter  during the
    effective  period of the  offering in  Pennsylvania.  During the period that
    subscription  monies are held in escrow,  such funds will be  invested in a
    savings or  money-market  account with the Escrow Agent and earn interest at
    the  prevailing  rates  applicable  to such  accounts  from  the time on the
    subscription  payments  deposited with the Escrow Agent until the earlier of
    the date (i) the  subscriber  is  admitted to the  Partnership  as a
Limited
    Partner,  (ii) in the  case  of  Pennsylvania  investors,  at the end of the
    respective  120 day period  following  the  Effective  Date during which his
    subscription was received  (during which period  aggregate  subscriptions of
    $5,000,000  must be satisfied  for such investor to be admitted as a
Limited
    Partner  or  rescission  of his  subscription  offered  to him) or (iii)
the
    anniversary  of the date on the Cover of this  Prospectus.  The  interest so
    earned  will be paid to the  subscriber  upon  his or her  admission  to the
    partnership (or, if such subscriber is not admitted to the Partnership, when
    the subscription payments are returned). After the Initial Closing Date
(see
    "Closings"),   subscriptions   will  be  held  in  a  special,
segregated,
    interest-bearing subscription account of the Partnership pending each subsequent Closing (other than subscriptions from Pennsylvania investors, which will continue to be held in the Escrow Account until subscriptions for at least $5,000,000 of Units have been received and the next Closing is held).

    Subscription  --  Every  investor  must  manually   execute  a
Subscription
    Agreement in the form attached as Exhibit C hereto in order to purchase
    Units. By subscribing for Units, each investor (other than residents of the states specified on Pages C-3 and C-4 of the Subscription Agreement) will be deemed to have made all of the representations and warranties contained therein and will be bound by all of the terms of such Agreement and of the
    Partnership Agreement.

    Closings -- The initial Closing will be held after subscriptions for at least 12,000 Units have been received by the Escrow Agent, at which time subscribers for at least such number of Units may be admitted to the
    Partnership as Limited Partners. After the Initial Closing Date, the
    Partnership intends to hold Closings semi-monthly until the Offering is completed or terminated.


    Status of the Offering -- As of the date of this Prospectus, the Partnership has not admitted any subscribers as Limited Partners to the Partnership.

    Investor Suitability -- To be eligible to purchase Units, all prospective investors are required to comply with the Partnership's basic suitability requirements. In general, prospective owners of Units must either have:

      (i)both (A) a net worth of not less than $30,000 (determined exclusive of the net fair market value of (a) his or her home, (b) home furnishings and (c) personal automobiles) and (B) $30,000 of annual gross income;
         or

      (ii) a net worth of at least $75,000 (determined as above).

    Instead of the foregoing  standards,  to be admitted to the Partnership as a
    Limited Partner a subscriber (or fiduciary acting on his, her or its behalf)
    who is a resident Alabama, Arizona, Arkansas, Indiana, Maine,
Massachusetts,
    Mississippi,    Minnesota,   Nebraska,   New   Mexico,   Oklahoma,
Oregon,
    Pennsylvania, South Dakota, Tennessee, Texas, Vermont and Washington must
    (1) either (a) a net worth of not less than $45,000 (determined exclusive of the net fair market value of (i) his or her home, (ii) home furnishings and
    (iii) personal automobiles) plus (b) $45,000 of annual gross income or
(2) a
    net worth of at least  $150,000  (determined  as above) and a subscriber
(or
    fiduciary acting on his, her or its behalf). In addition, subscribers who are residents of Iowa,  Michigan,  Missouri,  New Jersey and North
Carolina
    must have either (a) annual gross income of $60,000 plus a net worth of
    $60,000 or (b) a net worth of at least $225,000. Finally, each subscriber residing in Michigan or Pennsylvania  must also have a net worth
(exclusive
    of home, home furnishings and automobiles) equal to the greater of (a) the normal net worth requirements for this program or (b) ten times the amount to be invested (e.g., a $200,000 net worth in order to invest $20,000).
(See
    "INVESTOR  SUITABILITY  AND MINIMUM  INVESTMENT  REQUIREMENTS;
SUBSCRIPTION
    PROCEDURES" and the Subscription Agreement for a more detailed explanation of any specific state suitability requirements).

    Who Should  Invest -- You should only invest in the  Partnership  if you
(a)
    are prepared to make an investment for the entire five (5) year (minimum) to eight (8) year  (maximum)  Reinvestment  Period  following the Final
Closing
    Date as well as the additional liquidation period of from six (6) to thirty
    (30) months thereafter, (b) have no need for liquidity of such investment
    (except as may be provided by monthly cash distributions) and (c) are prepared  to assume the risks  associated  with such  investment  (see
"RISK
    FACTORS"). An investment in Units is not suitable for investors who will need access to their Capital Contribution during the term of the Partnership or for whom the projected monthly cash distributions are an essential source of funds to pay their necessary living expenses. An investment also may produce "unrelated business taxable income" for pension, profit-sharing and other Qualified Plans in excess of applicable exemptions (See "INVESTMENT
BY
    QUALIFIED PLANS" for further information). Each potential investor should review the information appearing under the captions "RISK FACTORS,"
"FEDERAL
    INCOME TAX  CONSEQUENCES" and "INVESTOR  SUITABILITY AND MINIMUM
INVESTMENT
    REQUIREMENTS; SUBSCRIPTION PROCEDURES" with particular care and should consult his tax and investment advisors to determine (1) if an investment in
    Units is appropriate for him in light of his particular tax and investment situation and (2) if so, what portion of his total investment portfolio may prudently be invested in Partnership Units.

    Minimum  Investment  -- The minimum  investment  by an investor  (whether by
    subscription  or  through  resale) is  generally  25 Units  except  IRAs
and
    Qualified  Plans for which the  minimum  investment  is  generally  10
Units
    except for the state securities administrator of Nebraska (which has established a 50 Unit minimum regular investor minimum investment) and the state securities administrators of Arizona, Arkansas, Idaho, Indiana, Maine,
    Massachusetts,  Michigan,  Minnesota,  Mississippi,  Missouri, Nebraska,
New
    Mexico, North Carolina,  Oklahoma,  Pennsylvania,  South Dakota,
Tennessee,
    Texas, and Washington (which have established a 20 Unit minimum IRA and
    Qualified Plan minimum investment) and for the Iowa residents (which has established a 20 Unit minimum IRA and Qualified Plan minimum investment).
    (See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
SUBSCRIPTION
    PROCEDURES" and the form of Subscription Agreement attached as Exhibit A hereto). Subscribers who satisfy such minimum purchase requirements may subscribe for additional Units and fractions of Units during the Offering
    Period.

Sources and Uses of Offering Proceeds and Related Indebtedness

    Not less than 74.0% of Gross Offering Proceeds will be used to make
    Investments (assuming maximum possible leverage of 80%), 1% will be held in reserves (including working capital) and the balance will be applied to pay fees and expenses to the Sponsor and its Affiliates and to others involved in the  Offering.  See  "SOURCES  AND USES OF OFFERING  PROCEEDS AND
RELATED
    INDEBTEDNESS" for a breakdown of the Partnership's estimate as to how the capital it raises and a portion of the indebtedness it may employ will be used.

Summary of Compensation

    The Dealer-Manager (an Affiliate of the General Partner which will select the Selling Dealers and manage the Offering of Units) and the General
    Partner (which will acquire the assets for and manage the business of the
    Partnership) will receive compensation for their services. The section of the Prospectus entitled "SUMMARY OF COMPENSATION" details the estimated amount and range of each item of compensation  payable to the Dealer
Manager
    and the General Partner by the Partnership. The most significant items of compensation are:

    o Approximately  25.0% of Gross Offering Proceeds (assuming maximum possible
      leverage  of  80%)  will  be  used to pay  the  costs  of  organizing the
      Partnership,  offering the units to the public and  acquiring
Partnership
      assets  and, of such  percentage,  approximately  17.0% of Gross
Offering
      Proceeds  will  be  paid  to  the  General  Partner  or an  Affiliate
and
      approximately  8.0% of Gross  Offering  Proceeds is expected to be paid to
      unrelated Selling Dealers. (See "SOURCES AND USES OF OFFERING PROCEEDS
AND
      RELATED  INDEBTEDNESS").  The  Partnership  may  elect to borrow an amount
      equal to  sales  commissions  and use the  corresponding  amount  of
Gross
      Offering Proceeds (up to 8% thereof) to make Investments and pay operating
      expenses of the Partnership. The Partnership's total payments of principal
      of,  and  interest  on,  any  such  Commission   Loans  would  exceed
the
      corresponding amounts of Commissions paid therewith by the amount of interest paid on any such Loans. Consequently, the General Partner expects to utilize Commission Loans only when, it has determined that an opportunity exists to use such borrowings to obtain Investments which have contractual payments at least equal to the total payments of principal of, and interest on, the corresponding Commission Loans.

    o The General Partner will generally be entitled to receive a Management
Fee
      of between 2% and 5% of annual gross rental payments (fee percentages for
      Leases are based on whether they are Full-Payout or Operating Leases) and
      2% of payments on Financing Transactions.

    o The General Partner shall receive 1% and the Limited  Partners 99% of each
      of distribution of  Distributable  Cash From Operations and
Distributable
      Cash From  Sales  until the  Limited  Partners  have  received  total cash
      distributions  in an amount equal to Payout  (i.e.,  the time when each of
      the Limited Partners has received cash distributions in an amount equal to
      the  sum  of his or  her  (i)  capital  contribution  plus  (ii)  an
8.0%
      cumulative annual return thereon, compounded daily, computed from a date not later than the last day of the calendar quarter in which such Capital
      Contribution is made (determined by treating cash actually distributed to such Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital
Contribution).
      Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy such cumulative return requirement).

      After Payout,  distributions  of  Distributable  Cash From  Operations
and
      Distributable  Cash From Sales,  distributions of Distributable  Cash
From
      Operations shall be tentatively attributed 90% to the Limited Partners
and
      10% to the General Partner;  provided,  however, that, distributions shall
      continue  to be made 99% to the  Limited  Partners  and 1% to the
General
      Partner until the earlier of (i) when the total cash distributions made to
      each  Limited   Partner  equal  150%  of  his  or  her  original
Capital
      Contribution (reduced by any amounts paid to him or her (A) as a return of
      uninvested  Capital  Contributions and (B) in redemption of Units pursuant
      to the Partnership Agreement) or (ii) upon liquidation of the
Partnership.
      The increased  share of  Distributable  Cash From  Operations tentatively
      attributed  to the General  Partner  but not  actually  distributed  to it
      because of the proviso in the preceding  sentence  shall  accrue, without
      interest,   and  be  paid  to  the  General   Partner  out  of  the
first
      Distributable Cash From Operations  available to the Partnership after the
      earlier  of (i) the time when the total  cash  distributions  made to each
      Limited Partner equal 150% of such Partner's original Capital
Contribution
      (reduced  by  distributions  in  return  of  uninvested   capital  and
in
      redemption of Units, as described in the preceding sentence) or (ii) upon liquidation of the Partnership.

    o There are a number of other,  smaller items of compensation  and expense
      reimbursements   that  the  General   Partner  may  receive  during  the
      operations of the Partnership. See "SUMMARY OF COMPENSATION."

Conflicts of Interest

    The Partnership will be subject to various conflicts of interest arising out of its relationship to the General Partner and its Affiliates. These conflicts may include, but are not limited to:

    o the lack of arm's length negotiations in determining compensation;

    o competition with other leasing  programs  sponsored by the General
Partner
      or its Affiliates for the acquisition, lease, financing or sale of
      Equipment; and

    o competition with other leasing  programs  sponsored by the General
Partner
      or its Affiliates for management services.

    In  addition to the  fiduciary  duty that the  General  Partner  owes to the
    Limited  Partners,  the Partnership  Agreement  contains certain provisions
    intended  to  minimize   conflicts  between  the  General  Partner  and
its
    Affiliates  on the one hand  and the  Limited  Partners  on the  other.
See
    "SUMMARY OF THE PARTNERSHIP AGREEMENT" and "CONFLICTS OF INTEREST."

Fiduciary Responsibility

    The General Partner will act as fiduciary to the Partnership. However, the
    Partnership will be obligated to provide certain indemnities to the General
    Partner, and, as detailed under "CONFLICTS OF INTEREST," the General
Partner
    will be permitted to engage in certain activities that may involve a conflict of interest.

Other Offerings by the General Partner and its Affiliates

    The General Partner has sponsored, and is currently managing, six other public leasing programs with objectives similar to that of the Partnership and certain Affiliates have sponsored and are managing fourteen non-public programs with different investment objectives.  (See "OTHER OFFERINGS BY
THE
    GENERAL PARTNER AND ITS AFFILIATES" for more detailed information concerning the Prior Public Programs (ICON Cash Flow Partners, L.P., Series A through
    Series E and ICON Cash Flow Partners L.P. Six, all of which are hereinafter collectively referred to as the "Recent Public Programs") and the Prior
    Performance Tables included in Exhibit B to this Prospectus for tabular and statistical data concerning the Prior Public Programs.

Management; Financial Statements of the General Partner and of the Partnership

    The sole  General  Partner  of the  Partnership  is ICON  Capital
Corp.,  a
    Connecticut corporation located at 600 Mamaroneck Avenue, Harrison, New
York
    10528 (telephone 914-698-0600), which is also the Partnership's address and telephone number. The General Partner will manage and control the affairs of the Partnership. See "MANAGEMENT" for a description of the officers and other key personnel who will be responsible for the management of the
    Partnership's business.

    The financial statements of the General Partner and of the Partnership are located in the Prospectus under the caption "FINANCIAL STATEMENTS."

Investment Objectives and Policies

    The  Partnership  intends to acquire and lease  various  types of
Equipment,
    primarily within the United States,  to businesses which the General
Partner
    determines are Creditworthy.  The Partnership will also provide financing to
    these same types of businesses  secured by tangible and intangible personal
    property and other or additional  collateral  located  primarily  within the
    United  States which the General  Partner  determines  to be  sufficient in
    amounts and types to provide  adequate  security  for the current and future
    obligations  of  such  borrowers.   The  General   Partner   estimates
that
    approximately  one-third  of Net  Offering  Proceeds  will  be  invested in
    Financing  Transactions  and Leases which produce  portfolio income although
    the General Partner may determine,  in its sole discretion,  to invest up to
    one-half of the  Partnership's  funds in Financing  Transactions  as well as
    Leases or other  transactions which produce portfolio income if, in its sole
    discretion,  it believes such Investments to be in the best interests of the
    Partnership.  For the purposes of this Prospectus,  the term
"Creditworthy"
    means, when used with respect to a prospective  Lessee or User, that (1)
the
    Credit Committee of the General Partner has made the  determination,  in its
    reasonable business judgment, after review of financial, credit, operational
    and other  information  concerning  such Lessee or User,  that such party is
    currently  able,  and is expected to  continue  throughout  the term of such
    transaction  to be able, to meet its  obligations  to the  Partnership in a
    timely  and  complete  manner,  (2) the Lease or  Financing  Transaction is
    adequately  secured  by  equipment  and/or  other or  additional collateral
    obtained,  directly or indirectly,  from such Lessee or User (or a guarantor
    or other party) and (3) the Lessee or User has satisfied  substantially the
    other  criteria  established  by the Credit  Committee as a condition to the
    Partnership's  investment  in such  Lease  or  Financing  Transaction.
(See
    "INVESTMENT  OBJECTIVES  AND  POLICIES--Credit   Review  Procedures"
for  a
    discussion of the procedures used by the General Partner to determine the
    Creditworthiness of potential Lessees and Users).

    The terms of the Partnership's Leases are expected to range from two to five years. Each such investment is expected to provide for aggregate, basic contractual payments (rents in the case of Leases and debt service in the case of Financing Transactions) which return the Partnership's cost of such
    Investments (including Front-End Fees), together with investment income.
    After its initial term, each Lease will be expected to produce additional investment income from the re-lease and/or ultimate sale of the Equipment.

    The Partnership's overall investment objectives are to:

    (1)  achieve sale of the Maximum Offering in an orderly manner;

    (2) promptly apply Net Offering Proceeds, together with the principal amount of any Indebtedness, permitted to be incurred to acquire Investments which are as broadly diversified by collateral type, lessee/user industry and geographic location as is possible in accordance with the Partnership's investment objectives and policies described herein and the Partnership
    Agreement;

    (3)  arrange  for  financing  of  substantially  all  contractual revenues
    receivable   for  such   Investments   which  are  not  needed  for
current
    distributions and operation expenses;

    (4) make  monthly cash  distributions  in an amount equal to the "First
Cash
    Distributions"  to each of its Limited  Partners  from Cash From
Operations
    throughout  the period which ends five  (minimum) to eight  (maximum)
years
    after the  Partnership's  Final  Closing  (the  "Reinvestment  Period")
see
    "INVESTMENT OBJECTIVES AND POLICIES--Cash Distributions to
Partners--Monthly
    Cash   Distributions"   and  "--First  Cash  Distributions  to  the
Limited
    Partners";

    (5) re-invest all (a) excess financing  proceeds and (b) undistributed
Cash
    From Operations and Cash From Sales in additional Investments during the
    Reinvestment Period to continuously increase the total amount of the
    Partnership's revenue-generating Investments (see "INVESTMENT OBJECTIVES
AND
    POLICIES--Reinvestment of Undistributed Cash in Additional Equipment,
Leases
    and Financing Transactions"); and

    (6) sell or otherwise transfer the Partnership's Investments and other assets in an orderly  manner and  thereafter to  distribute  Cash From
Sales
    thereof to the Partners within approximately six (6) to thirty (30) months after the end of the Reinvestment Period.

    See  "INVESTMENT  OBJECTIVES AND POLICIES" for a detailed  discussion of
(a)
    the Partnership's  proposed  Investments under  "--Acquisition  Policies
and
    Procedures,"   "--Leases  and  Lessees,"   "--Financing   Transactions"
and
    "--Portfolio Acquisitions" in such section; (b) the credit criteria to be employed by the General Partner's Credit Committee and credit staff in evaluating  businesses  for  proposed  Investments  under  "--Credit
Review
    Procedures" in such section and (c) the nature and source (e.g. capital or investment  increase) of cash  distributions  to be made to Limited
Partners
    under "--Monthly Cash Distributions" in such section.

    Not less than  74.0% of the  Gross  Offering  Proceeds  will be used to make
    investments in Equipment,  Leases and Financing  Transactions
(collectively
    "Investments") on behalf of the Partnership (assuming that the
Partnership's
    initial  Investments  are  acquired  using a maximum of 80%  leverage)
(see
    "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED  INDEBTEDNESS")  and
1.0%
    of Gross Offering Proceeds will be initially set aside in a working capital reserve. If one assumed that individual investors (1) could purchase
    Investments with the same average yield as the Partnership is able to achieve, (2) could arrange financing on the same terms and (3) could make such acquisitions without paying any transfer taxes or fees to brokers or attorneys to locate, negotiate and document such transactions (each of which assumptions the General Partner believes to be unlikely), then an investor's return from a direct ownership of leases and financing transactions would be greater than the return from an investment in the Partnership. In addition, if one assumed that an investor would incur no expenses in (1) managing
    Investments (e.g. billing and collecting rents, corresponding with the
    Lessees, insurers and others, administering sales, use and property tax collections, accounting and remittances to appropriate taxing authorities, etc.) and (2) re-marketing the Equipment (both of which assumptions the
    General Partner also believes to be unlikely), then such investor's annual share of gross revenues could be said to be reduced in direct proportion to the fees payable to the General Partner for performing such services.

Federal Income Tax Considerations

    See "FEDERAL INCOME TAX CONSEQUENCES" for a discussion of significant federal income tax issues pertinent to the Partnership. Such Section also contains a description of the legal opinion regarding federal income tax matters that the Partnership will receive, which together with such opinion, addresses the material federal income tax issues which are expected to be of relevance to U.S. taxpayers who are individuals. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors, prior to their subscription, to determine special tax consequences of an investment to the Partnership.

    The  Partnership has obtained an opinion from Whitman Breed Abbott &
Morgan,
    Tax  Counsel  to  the  General   Partner,   concerning   the
Partnership's
    classification  as a partnership  for federal  income tax purposes.  See
"--
    Classification as a Partnership." The opinion states further that the summaries of federal income tax consequences to individual holders of Units and to certain tax-exempt entities, including qualified plans, set forth in this Prospectus under the headings "RISK FACTORS--Federal  Income Tax
Risks"
    and "FEDERAL INCOME TAX  CONSEQUENCES"  and "INVESTMENT BY QUALIFIED
PLANS"
    have been reviewed by Tax Counsel and that, to the extent such summaries contain statements or conclusions of law, Tax Counsel are of the opinion that such statements or conclusions  are correct under the Internal
Revenue
    Code, as presently in effect,  and applicable  current and proposed
Treasury
    Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures and judicial decisions.

Capitalization

    The section of this Prospectus entitled "CAPITALIZATION" details, in tabular
    form,  the  Partnership's  current  and  projected   capitalization,
after
    deduction  of Sales  Commissions,  Underwriting  Fees and the O & O
Expense
    Allowance.

Summary of Partnership Agreement

    The Partnership Agreement governs the relationship between the Limited
    Partners and the General Partner. Investors should be particularly aware that under the Partnership Agreement:

    (1)  they will have limited voting rights;

    (2) their Units will not be freely transferable, and, even if transferable, can probably only be sold at a substantial discount; and

    (3) the fiduciary duty owed by the General  Partner to the Limited
Partners
    has been  modified in  recognition  of its  sponsorship  of the Prior
Public
    Programs so as to avoid conflicts in fiduciary standards that would otherwise apply to the sponsor of only one investment program.

See "SUMMARY OF THE  PARTNERSHIP  AGREEMENT,"  "TRANSFER OF UNITS,"  "REPORTS
TO
LIMITED PARTNERS" and "FIDUCIARY RESPONSIBILITY" for further details.

Transfer of Units

    The  transfer  of  Units  is  subject  to  restrictions   contained  in
the
    Partnership  Agreement  which are  primarily  intended  to avoid  having the
    Partnership be treated as a "publicly traded partnership" and thereby become
    subject  to   taxation   as  a   corporation   (see   "FEDERAL   INCOME
TAX
    CONSEQUENCES--Publicly Traded Partnerships" at Pages 61-62). As a result of such limitations, however, it is possible that a Limited Partner wishing to transfer Units might not be able to do so if the aggregate transfer limits of the  Partnership  had been  reached for such year.  See the  "TRANSFER
OF
    UNITS" section of the Prospectus discusses the restrictions on transfer of
    Units in greater detail.

Fiscal Year

    The fiscal year of the Partnership will end on December 31.

Glossary of Terms

    For definitions of certain terms used in this Prospectus, see Section 17 of the Partnership Agreement included as Exhibit A to this Prospectus.


                                 RISK FACTORS

    The purchase of Units may be considered speculative and subject to certain risks. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should consider the following:

Operating Risks

    General. The Partnership will engage in the businesses of equipment leasing and secured financing, which entail certain economic and other risks, including, but not limited to, the following: the risk of physical deterioration, or technological obsolescence of some types of Equipment that the Partnership may lease or finance; risks related to the Creditworthiness of Lessees and the possibility of Lessee or User defaults; fluctuations in general business and economic conditions; and the adoption of legislation or regulations that may affect the cost, manner of operations, and titling and registration (when necessary), of certain of its assets. Many of the foregoing risks are outside the control of the Partnership and may adversely affect its operating costs or revenues, or the amounts actually realizable by it. Certain of such risks are discussed below.

Partnership and Investment Risks

    Certain of the Prior Public Programs with Investment Objectives Similar to the Partnership have experienced unexpected losses. As discussed in greater detail in the "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES"
Section of this Prospectus at Pages 39-41 and as shown on TABLE III, three of the early Prior Public Programs experienced losses in 1991-1992 which were in excess of such Programs' respective provisions or reserves for such losses. The primary cause of such losses in each case was the bankruptcy of one or more lessees of such Programs. A secondary cause in the case of one of such Programs was the rapid obsolescence of equipment subject to an operating lease due to withdrawal of software support by the manufacturer after it had been acquired by a competitor and its product line and product support terminated by the acquiring company. In the case of the largest two of such bankruptcies, it has been reported in the press that each of the bankrupt companies had materially overstated their inventories and profits in their financial statements prior to bankruptcy. While the Partnership will use its diligent business efforts to avoid and minimize losses and to establish reserves for losses which are adequate and prudent, there can be no assurance that losses of the Partnership will not exceed such reserves due to conditions beyond the control of the
General Partner. If the Partnership were to incur any such excess losses, the amounts otherwise distributable as a return of, and a return on, capital to the
Limited Partners, would be reduced in the absence of offsetting investment gains or cost savings by the Partnership.

    Equipment and Lessees Unspecified. Because the Equipment to be purchased and the Leases and Financing Transactions to be entered into or acquired have not been determined as of the date of this Prospectus, the General Partner will have complete discretion in investing the Net Offering Proceeds from the sale of the
Units and proceeds from Partnership Indebtedness within the limits set forth under the caption "INVESTMENT OBJECTIVES AND POLICIES." In addition, because the
Partnership's Investments have not been specified, no one can predict if investors will receive distributions sufficient to return their investment and/or an investment return thereon.

    Investments in "New/Unused," "Seasoned" and "Used/Remarketed" Equipment.
The
General  Partner also has  discretion  to invest the Net  Offering  Proceeds
and
Indebtedness in "new/unused," "seasoned" and/or  "used/remarketed"  Equipment in
any  proportion.   See  "INVESTMENT   OBJECTIVES  AND   POLICIES--General"
and
"--Equipment").  Purchasers of Units must  therefore rely solely on the judgment
and ability of the executive officers of the General Partner with respect to the
selection of lessees,  the purchase of Equipment,  incurring  Indebtedness, the
negotiation  of the  terms of  purchases  of  Equipment,  Leases  and
Financing
Transactions and other aspects of the  Partnership's  business and affairs.
The
General Partner expects that a substantial portion, of at least 50%, and as much
as 75%,  of all its  Equipment  may  from  time to time  consist  of
"seasoned"
Equipment  (i.e.  Equipment  which is  acquired  by the  Partnership  during
and
subject to the initial (or original) Lease of such Equipment,  that at least
25%
of its Equipment will consist of "New/unused Equipment" and that 0 to 25% of its
Equipment might consist of "Used/Remarketed Equipment" (i.e. Equipment in its second lease). The major risk associated with purchase of "Seasoned" or
"Used/Remarketed" Equipment is that the user has not maintained such Equipment in strict compliance with the terms of its lease of such Equipment. It will not usually be cost-effective for the Partnership to inspect each item of such
Equipment prior to its acquisition. Instead, the General Partner will seek, and expects that it will be able in substantially all instances to obtain for the
Partnership, representations from the sellers of all Equipment, including
"seasoned" and "used" Equipment as well as from the users of such Equipment that such Equipment has been maintained in compliance with the terms of the applicable leases, that neither the seller, as lessor, nor the User, as lessee, is in violation of any material terms of such Leases and that the Equipment is in good operating condition and repair and the user has no defenses to, or offsets against, rents payable with respect to such Equipment as a result of the condition of the Equipment. The Partnership would have rights against the seller or user of such "seasoned" or "used" Equipment or both for any losses of the
Partnership arising from their breach of such representations.

    Investment  Delay.  Delay  may be  expected  between  the  time an investor
purchases Units in the  Partnership and the time the Net Offering  Proceeds from
such sales are invested in Investments.  As a result, a corresponding  delay may
occur  in the  receipt  of  benefits  from  cost  recovery  deductions  from the
Equipment.  However,  the Partnership  Agreement  requires that all Net
Offering
Proceeds  from the sale of the Units,  after  deduction  of Front-End  Fees, be
invested,  or  committed  to  investment,   in  Equipment,   Leases,
Financing
Transactions and Reserves (not exceeding 3% of Gross Offering Proceeds), within
24 months from the  Effective  Date of the  Offering  (or,  if later,  within
12
months of receipt of such Net Offering Proceeds). All such Net Offering Proceeds which are not so invested or committed to investment shall be distributed to the
Limited Partners, on a pro rata basis, as a return of capital without interest and without reduction for Sales Commissions, Underwriting Fees and O & O Expense
Allowance related to such uninvested Capital Contributions.

    Investment Portfolio Composition. There can be no assurance as to the ultimate composition of the Partnership's actual Investment portfolio, as there is no way of anticipating what types of Equipment, Leases and Financing
Transactions will be available on reasonable terms at the times the Partnership is ready to invest its funds. The General Partner may vary the Partnership's
Investment  portfolio and may invest a  substantial  portion of the Net
Offering
Proceeds and Cash From Operations and/or Cash From Sales in types of equipment and financing transactions other than those described under the caption
"INVESTMENT OBJECTIVES AND POLICIES" or may invest in Financing Transactions to a greater degree than currently anticipated. (The General Partner estimates that approximately one-third of Net Offering Proceeds will be invested in Financing
Transactions and Leases which produce portfolio income although the General
Partner may determine, in its sole discretion, to invest up to one-half of the
Partnership's funds in Financing Transactions as well as Leases or other transactions which produce portfolio income if, in its sole discretion, it believes such Investments to be in the best interests of the Partnership.) Also, to the extent that less than the maximum number of Units are sold, it is likely that the Partnership would not be able to achieve as great a degree of diversification in its portfolio of Investments as would be possible with more capital to invest.

    Residual Value of Equipment. Each investor's ultimate investment return from
the  Partnership  will  depend,   in  part,  upon  the  residual  value  of
the
Partnership's  Equipment at the time of its sale or re-lease. The residual value
of the  Equipment  will  depend  upon many  factors  beyond  the  control of the
Partnership,  including  the cost of similar new  equipment at the time of sale,
technological obsolescence, supply of and demand for such equipment, competitive
factors  and  general  economic  conditions.   See  "INVESTMENT  OBJECTIVES
AND
POLICIES--Acquisition Policies and Procedures."

    A Lack of  Diversification  of Investments  Would Result if only the
Minimum
Offering were Raised. The Partnership may begin operations with minimum capitalization of approximately $1,038,000 (after payment of estimated Sales
Commissions, Underwriting Fees and O & O Expense Allowance totaling 13.5% or
$162,000 of Gross Offering Proceeds) or $1,134,000 (assuming the Partnership is successful in obtaining Commission Loans in an amount equal to the Sales
Commissions payable by the Partnership). The ability of the Partnership to diversify its Investments and its profitability could be adversely affected by the amount of funds at its disposal. See "SOURCES AND USES OF OFFERING PROCEEDS
AND RELATED INDEBTEDNESS" and "CAPITALIZATION."

    Management of the  Partnership;  Limited Voting Rights of Limited
Partners.
All decisions with respect to management of the Partnership, including the determination as to which Equipment the Partnership will acquire and which
Leases and Financing Transactions it will enter into or acquire, will be made exclusively by the General Partner. The success of the Partnership, to a large extent, will depend on the quality of its management, particularly as it relates to acquisition of Equipment and Financing Transactions and the re-leasing and disposition of its Equipment. Limited Partners are not permitted to take part in the management of the Partnership or the establishment of the Partnership's investment objectives or policies. Accordingly, potential investors should not purchase Units unless they are willing to entrust all aspects of the management of the Partnership to the General Partner. See "MANAGEMENT."

    Generally speaking, only extraordinary matters, such as a proposed amendment to the Partnership Agreement, are required to be submitted for vote of the
Limited Partners. For any matter submitted for vote of the Limited Partners, the
Consent of the Majority Interest (more than 50% of the Partnership Interests) is required for approval. The Partnership Agreement provides that in determining the requisite percentage of Interests necessary for a vote concerning (i) the removal of the Sponsor as General Partner or (ii) any transaction between the
Sponsor and the Program, any Interests owned by the Sponsor shall not be included.

    Leveraged Investment--Increased Risk of Loss. The Partnership expects to acquire a portion of its Investments for cash consideration and to acquire other
Investments (particularly those with investment-grade Lessees and Users) subject to existing (primarily non-recourse) indebtedness. As an essential element of its acquisition and operational strategy, the General Partner intends to use additional borrowings (or "leverage") from banks or other unaffiliated lenders
(which is expected to be recourse debt as to a discrete "pool" of Leases or other receivables in excess of those needed for current cash expenses and distributions) to acquire additional Investments and generate additional Gross
Revenues for the Partnership. Such pooled-asset loans are commonly referred to as "securitizations." The General Partner expects that, from the time the Gross
Offering Proceeds are fully invested in Investments, until the end of the
Reinvestment Period, at least 50% but no more than 80% of the Partnership's aggregate cost of its Investments will have been supplied by Partnership borrowings and existing indebtedness. The ability of the Partnership to borrow and obtain favorable interest rates and other terms will depend in part on the magnitude of financeable assets which the Partnership owns at any point in time and other factors such as the general availability of investors willing to lend money at any point in time. To the extent that the Partnership uses borrowings, the interest rates paid by it on such borrowings may be higher than those paid by certain leasing companies which may be able to borrow money at lesser rates of interest. As a result, the Partnership may be required to charge higher payments under its Leases and Financing Transactions than would be charged by a competitor with a lower cost of borrowing in order to achieve a comparable return on its Investments. Accordingly, the Partnership may operate at a competitive disadvantage relative to certain other lessors and financiers of
Equipment.

    Furthermore, such borrowings may be secured by a lien on some or all of the
Partnership's Equipment, Leases and/or Financing Transactions and the payments due thereunder. Although the use of borrowings permits the Partnership to acquire a greater number and variety of Investments, borrowings may also increase the Partnership's risk of loss. For example, if a Lessee defaults in the payment of rentals or royalties due under a Lease which has been assigned to a lender, and if the Partnership is unable either (a) to re-lease or re-license such Equipment upon rental terms comparable to those under the original Lease or
(b) is unable to pay the debt it has incurred, the lender could foreclose on such Equipment and the Partnership could suffer a loss of its investment therein.

    It is also possible that the Partnership may, on occasion, find it necessary to borrow funds for use in operations (for example to repair damaged Equipment where Reserves and Cash From Operations are not sufficient to cover such costs).
There can be no assurance that, if the need to borrow funds for use in operations were to develop, financing would be available, or if available, would be on terms satisfactory to the Partnership.

    Risks Associated with Lessee or User Default. If a Lessee or User defaulted on its payment obligations under a Lease or Financing Transaction, the
Partnership would need to foreclose on the Equipment and/or other collateral securing such transaction (which might include guaranties, security and time deposits, manufacturer or vendor guaranties or re-purchase covenants). If the
Partnership were then unable to sell or re-lease the foreclosed Equipment or collateral or were unable to repossess such Equipment or collateral promptly or at all, the Partnership might realize a significant loss of anticipated revenues that may result in the inability of the Partnership to recover fully its investment in such Lease or Financing Transaction.

    In the Early  Partnership  Years Investors Will be Subject to Federal
Income
Taxation  on  Amounts  that are a Return of  Capital  Under  Generally
Accepted
Accounting  Principles.  The  Partnership  is required to prepare its financial
statements  and  quarterly  and  annual  financial  reports to  investors using
generally  accepted  accounting  principles  ("GAAP"),  and is also  required to
follow the Internal Revenue Code of 1986, as amended (the "Code") to compute its
taxable income and deductible  expenses.  There are many differences between the
timing,  amounts and deductibility of items under GAAP and the Code. As a result
of  such   differences,   a  higher   proportion  of  investors'   monthly
cash
distributions during the early (particularly the first two) years of the
Partnership will be a return of investors'  capital  contributions  for GAAP
(or
"book") reporting purposes than for tax reporting purposes. Consequently, investors should be aware that, as a result, there may be substantial differences each year between net income determined on a GAAP basis, as reported to investors periodically, and the taxable income on which investors will pay taxes pursuant to the Code.

    A Substantial Portion of the Cash Distributions of the Prior Public Programs has been a Return of Capital. A substantial portion of distributions made to date by the Prior Public Programs has been a return of investors' capital contributions. See Table III of the Prior Performance Tables for the Prior
Public Programs which appear as Exhibit B to this Prospectus. Subscribers will not acquire any ownership interest in any Prior Public Program and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in any such Prior Public Program
(notwithstanding the similarity in investment objectives and intended operations of such Programs and the Partnership) or that the prior performance of any such
Prior Public Program indicates the future results of operations of such Prior
Public Program.

    Rate of Limited Partner Cash  Distributions Not Fixed;  Return on
Investment
Not Determinable. While it is the Partnership's objective to make monthly cash distributions from net cash flows from operations, the General Partner may determine it is in the best interest of the Partnership to change the proportion of such cash flows which are distributed to the Limited Partners and reinvested in additional Investments. In addition, until all cash distributions from the operations of the Partnership and from sale of all its assets has been completed the level of an investor's return on investment, if any, cannot be determined.
There is no assurance that investors will achieve any specified rate of return on their respective capital contributions to the Partnership and the total return on capital of the Partnership can only be determined at the termination of the Partnership after all residual cash flows (proceeds from sale and re-leasing of equipment after the initial and any subsequent lease terms have expired) have been realized.

    Lack of a Secondary Market for Units; Restricted Transferability. The Units are limited partnership interests. In order to avoid treatment as a "publicly traded partnership," the Code and regulations promulgated thereunder by the
Department of the Treasury of the United States impose severe limitations on the ability of the General Partner or the Partnership to create or participate in a
"secondary market" for Units. As a result of the foregoing, only a limited market for limited partnership interests, such as Units, currently exists. The ability of an owner of Units to sell or otherwise transfer such Units (other than at a substantial discount) is extremely limited. As a result, an investor must view an investment in the Partnership as a long-term, illiquid investment.
See "TRANSFER OF UNITS."

    Redemption Price for Units Not Equal to Capital Account Balance. Commencing with the second full quarter following the Final Closing Date, any Limited
Partner (other than any Affiliated Limited Partner) may request that the
Partnership  redeem up to 100% of the Units held by such  Limited  Partner.
The
Partnership is under no obligation to do so. The redemption price payable in the event the General Partner determines in its sole discretion to redeem such Units has been unilaterally set. Such redemption price initially approximates the Net
Offering Proceeds realized by the Partnership from Capital Contributions of a
Limited Partner on the date of his admission to the Partnership after deduction of Front-End Fees and has a maximum value equal to the Capital Account balance of such Limited Partner as of the end of the quarter preceding the redemption, reduced by cash distributions for the calendar quarter in which the redemption occurs. See "TRANSFER OF UNITS--Limited Right of Presentment for Redemption of
Units." However, during the term of the Partnership, the redemption price may have no direct relationship to a Limited Partner's Capital Account at the time of a redemption.

    Conflicts of Interest. The Partnership will be subject to various conflicts of interest arising out of its relationship to the General Partner and its Affiliates which may arise during the life of the Partnership--see the "CONFLICTS OF INTEREST" Section at Pages 31-35 of this Prospectus. Such conflicts may include:

    o the lack of arm's length negotiations in determining compensation;

    o competition with other leasing  programs  sponsored by the General
Partner
      or its Affiliates for the acquisition, lease, financing or sale of
      Equipment and for management services;

    o since the General Partner is, as a general rule, liable for the
      Partnership's liabilities which exceed its assets, the General Partner may have a conflict of interest in determining when to allocate cash flow for distribution  to the  Limited  Partners  or to the  Partnership's
Reserve
      Account;

    o in joint ventures, a conflict may arise in determining when and whether to dispose of any jointly owned investments;

    o the timing and amounts of Acquisition Fees paid to the General Partner are based upon the total purchase price of all Equipment inclusive of debt and, thus, are increased (subject to a ceiling on the total amount of such fees) if a greater percent of debt is employed in acquiring the
      Partnership's Investments.

    o any Units sold through ICON Securities Corp. because of its affiliation with the General Partner, will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

    o in acting as the Tax Matters Partner under the Partnership Agreement for purposes of dealing with the Internal Revenue Service ("Service"), there can be no assurance that any decisions made by the General Partner in such its capacity as Tax Matters Partner will be in the best interest of any specific Limited Partner given his or her specific tax situation.

Certain of such conflicts are affected by (i) the fiduciary duty that the
General Partner owes to the Limited Partners and by (ii) provisions of the
Partnership Agreement which are intended to minimize conflicts between the
General Partner and its Affiliates on the one hand and the Limited Partners on the other. See "SUMMARY OF THE PARTNERSHIP AGREEMENT" and "CONFLICTS OF
INTEREST."

    Participation  of  a  Securities  Sales  Affiliate  in  this  Offering.
The
Dealer-Manager is an Affiliate of the General Partner. As a result, the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

    General Partner Not Employed by Partnership Exclusively. The Partnership will not employ its own full-time officers, directors or employees. The General
Partner will supervise and control the business affairs of the Partnership.
The
Partnership will contract with the General Partner to manage the Partnership's
Investments. The officers and employees of the General Partner will devote to the Partnership's affairs only such time as may be reasonably necessary to conduct its business. See "MANAGEMENT."

    The Equipment Leasing and Financing  Businesses are Highly Competitive.
The
equipment  leasing  and  financing  businesses  are highly  competitive  and the
Partnership   will  be  competing   with  many   established   entities
having
substantially greater financial resources than the Partnership. Many of these entities have greater experience in said businesses than the General Partner.
See, however, "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES."

    Risks of Joint Ventures.  The Partnership  Agreement permits the
Partnership
to invest in Joint  Ventures  with  other  limited  partnerships  or investment
programs sponsored by the General Partner and its Affiliates as well as programs
sponsored  by  non-Affiliates.  The maximum  amount of the  Partnership's
Gross
Offering  Proceeds  which may be so invested is equal to the  smallest of 25%
of
(a) the  Maximum  Offering,  (b) the sum of (i) the  cumulative  Gross
Offering
Proceeds  raised as of the closing  date of such  investment  and (ii) the
Gross
Offering Proceeds which the General Partner reasonably estimates the
Partnership
will raise from such date to the  Termination  Date or (c) the cumulative
Gross
Offering  Proceeds raised as of the  Termination  Date. Such Joint Ventures will
have substantially  identical investments  objectives to the Partnership.
Joint
Ventures  will not permit the  Partnership  indirectly  to engage in activities
which it cannot  directly  engage in as sole owner of any  Investment  under the
terms  of  the   Partnership   Agreement.   See   "INVESTMENT   OBJECTIVES
AND
POLICIES--Other Investments." Investing in Joint Ventures rather than a direct investment in equipment or financing transactions may, under some circumstances, involve additional risks, including risks associated with the possibility that the Partnership's co-investors might become bankrupt or that such co-investors may have economic or business interests or goals which are inconsistent with the business interests or goals of the Partnership. Among other things, actions by such a co-investor might have the result of subjecting equipment or financing transactions owned by the Joint Venture to liabilities in excess of those contemplated by the Partnership or might have other adverse consequences for the
Partnership. Inasmuch as, in certain cases, no one Person may control the Joint
Venture, there will be a potential risk of impasse on decisions, including a proposed sale or other transfer of any equipment or financing transaction, and, although it is anticipated that the Partnership shall have a right of first refusal with respect to the purchase of any equipment or financing transactions held by such Joint Venture, the Partnership may not have the resources to make such purchase. See "CONFLICTS OF INTEREST--Joint Ventures."

    Uninsured Losses. The Partnership's Leases and the documentation for
Financing Transactions will generally require Lessees and Users to arrange, at their expense, for comprehensive insurance (including fire, liability and extended coverage) and to assume the risk of loss of the Equipment or the collateral securing the Leases and Financing Transactions, whether or not insured. When the Lessee or User is not required to provide such insurance, the
Partnership will provide it at its own expense. However, there are certain types of losses (generally of a catastrophic nature such as those due to war or earthquakes) which are either uninsurable or not economically insurable. Should such a disaster occur with respect to Equipment or collateral securing the
Leases and Financing Transactions and, in connection therewith, the Lessee or
User is unable to honor its payment obligations, the Partnership could suffer a loss of capital invested in, and a loss of any profits and related cash flow which might be anticipated from, such Investments.

    Risk of Loss of Equipment Registration. Aircraft and marine vessels are subject to certain registration requirements. Registration with the Federal
Aviation Administration ("FAA") may be required for the operation of aircraft within the United States. Similarly, certain types of marine vessels must be registered prior to operation in the waterways of the United States. Failure to register or loss of such registration for aircraft or marine vessels could result in substantial penalties, the premature sale of such Equipment and the inability to operate and lease the Equipment. See "INVESTMENT OBJECTIVES AND
POLICIES--Equipment--Equipment Registration."

    Equipment Leases May be Subject to Usury Laws. Equipment Leases have, on occasion, been held by the courts to be loan transactions subject to state usury laws. It is expected that all of the Financing Transactions will be treated as loan transactions. The Partnership intends to structure its Leases and Financing
Transactions so as to avoid application of the usury laws of the states in which it will conduct its operations. However, there can be no assurance that the
Partnership will be successful in doing so.

    Liability of Limited Partners for Certain Distributions. A Limited Partner's personal liability for obligations of the Partnership generally will be limited under the Delaware Act to the amount of such Limited Partner's Capital
Contribution. Under the Delaware Act, a Limited Partner may be liable to return to the Partnership any amount distributed for a period of three years from the date of such distribution if such distribution causes the liabilities of the
Partnership (other than Partnership liabilities to Partners on account of their partnership interests and non-recourse debt) to exceed the fair market value of the assets of the Partnership in the event the Limited Partner knew such facts at the time of such distribution.

    Limited  Liability  Not  Clearly  Established.   The  Partnership  has
been
organized  under the Delaware Act,  which is modeled  after the Uniform
Limited
Partnership Act. The Partnership Agreement provides for Limited Partners to exercise certain rights relative to the internal affairs or organization of the
Partnership (such as, for example, a right to vote on the removal of the General
Partner or to terminate the Partnership). Under Delaware law, neither the existence nor the exercise of such rights will cause the Limited Partners to be deemed to be taking part in the control of the Partnership's business. However, all states have not adopted the Uniform Limited Partnership Act. As a result, it is not possible to be certain that the courts of every state would conclude that the Limited Partners were entitled to limited liability under all circumstances.
Therefore, a risk exists as to whether the exercise (or perhaps even the existence) of the Limited Partners' voting or other rights under the Partnership
Agreement might provide the basis for a court to hold that the Limited Partners are not entitled to the limitation of liability which the Partnership Agreement provides.

    Subscription Payments. In general, subscription payments may be held in escrow for up to 12 months following the Effective Date before being returned if the Minimum Offering is not sold within such period. The subscription payment of each Pennsylvania investor may be held for up to 120 days period before either such subscriber is admitted to the Partnership as a Limited Partner (in the event that aggregate subscriptions of $5,000,000 of Units have been received for
Units) or rescission offered to such subscriber. If $5,000,000 of Units is not received by the end of the 120 day period in which such investor's subscription was received, then such subscriber will be offered the opportunity to rescind his subscription and, in addition, if $5,000,000 of subscriptions are not received within one year of the effective date of this Program in Pennsylvania, any subscription from a Pennsylvania resident then being held in escrow will be promptly returned to them with interest earned thereon. While any such subscriber's funds are held in escrow, such investor will be deprived of the use of such funds although such funds will accrue interest during such period for the benefit of such investor.

Federal Income Tax Risks and ERISA Matters.  Although certain federal income tax
aspects may be important in analyzing  the  attractiveness  of an  investment in
Partnership  Units,  prospective  investors  in the  Partnership  should make an
investment  based  primarily  on  economic  rather than tax  factors.  While the
Partnership has obtained an opinion of Tax Counsel as to various tax matters
and
Tax Counsel has reviewed the "FEDERAL INCOME TAX  CONSEQUENCES"  Section of this
Prospectus  for  accuracy,  that  opinion and such review is limited  largely to
those  tax  matters   believed  to  be  material  to  an  individual
taxpayer.
Furthermore,  such tax opinion is subject to certain assumptions  concerning the
future operations of the Partnership  (which may vary from such assumptions)
and
is not binding on the Internal Revenue Service (the "Service").  In addition, no
ruling has been or will be sought  from the  Service on any  federal  income tax
issue.  Because of such  facts and  because  each  investor's  other  income
and
expenses may materially  affect the tax  consequences of an investment in
Units,
there can be no assurance that the tax consequences described in this
Prospectus
will be obtained by every  investor.  Prospective  investors and their advisors
should,   therefore,   not  only  carefully   review  the  "FEDERAL  INCOME
TAX
CONSEQUENCES" Section of this Prospectus, but should also carefully review their own particular circumstances.

    Federal Tax Considerations in General. No ruling has been obtained from the
Service with respect to any of the tax considerations associated with an investment in the Partnership. Many of the tax consequences described herein are unclear because of the passage in recent years of major tax legislation, which has not been interpreted through Treasury Regulations and court decisions.
Availability of the tax benefits described herein may be challenged by the
Service upon audit of any tax return of the Partnership. Any adjustment to any tax return of the Partnership as a result of an audit could also result in adjustments to the income tax returns of the Limited Partners, and might result in an examination of such returns for items unrelated to the Partnership, or an examination of such returns for prior years. Moreover, the Limited Partners could incur substantial legal and accounting costs in contesting any Service challenge, regardless of the outcome.

    Partnership   Status.   The  Service  may  successfully   contend  that
the
Partnership   should  be  treated  as  a  corporation  or  a  "publicly
traded
partnership"  ("PTP") which is treated as a corporation  for federal  income tax
purposes rather than as a partnership.  In such event,  substantially all of the
possible  tax  benefits  (primarily   non-taxation  of  the  Partnership
and  a
pass-through  to  investors  of all income and losses) of an  investment  in the
Partnership     could    be    eliminated.     See    "FEDERAL     INCOME
TAX
CONSEQUENCES--Classification   as  a   Partnership"   and   "--Publicly
Traded
Partnerships." If the Partnership were treated as a PTP or as a corporation, the
following  results would occur: (a) losses realized by the Partnership would not
pass through to Partners, (b) the Partnership would be taxed at income tax rates
applicable  to  corporations,  and (c)  distributions  to the Partners  would be
taxable to them as  dividend  income to the extent of  current  and accumulated
earnings and profits.  In order to minimize the possibility of PTP treatment for
the  Partnership,   Section  10  of  the  Partnership   Agreement  provides
for
restrictions on transfers of Units by incorporating certain "safe harbor" tests specified by the Service in Notice 88-75.

    Tax Treatment of Leases as Sales or Financings. Although the General Partner expects to structure each Lease so that the Partnership will be treated, for federal income tax purposes, as the owner and lessor of the Equipment, it is possible that the Service may challenge some or all of the Partnership's Leases and assert that they are properly characterized as sales or financings for federal tax purposes. Such treatment would result in the loss of cost recovery deductions by the Partnership with respect to the Equipment subject to such
Leases. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Leases."

    Tax Liability From Operations And Sales or Other Dispositions. The tax liability of Partners may materially exceed net income for financial reporting purposes. The General Partner expects that taxable income for each year will generally, if not always, be less than cash distributions for the same year.
However, the sale or other disposition of a Unit or Partnership property may result in Limited Partners realizing federal income tax liabilities which exceed the amount of cash (if any) realized from such sale or other disposition.

    Limitations on the Deduction of Losses. The ability of individuals, trusts,
estates,   personal  service   corporations   and  certain  other
closely-held
corporations to deduct losses generated by the Partnership is limited to the amounts such investors have "at risk" in the activity, i.e., generally the amount paid for their Units plus any profit allocations, reduced by loss allocations and distributions. Additionally, such investors are subject to restriction on the deductibility of losses attributable to certain "passive activities". The Partnership's operations will constitute a "passive activity".
Such investors can only use "passive losses" to offset "passive income" in calculating tax liability. See "FEDERAL INCOME TAX CONSEQUENCES--Deductibility of Losses: Passive Losses, Tax Basis and --'At Risk' Limitations."

    Allocation of Profits and Losses. Allocations of Profits or Losses between the General Partner and Limited Partners might be successfully challenged by the
Service if they did not have substantial economic effect or were not made in accordance with the "interests" of the Partners. If such a challenge were upheld, taxable income and loss might be reallocated, resulting in the Limited
Partners being allocated more taxable income or less loss than that allocated to them under the Partnership Agreement. To avoid such a challenge, the Partnership
Agreement includes provisions regarding "special allocations" and "curative allocations" to comply with the applicable requirements of Treasury Regulations curative tax allocations. See "FEDERAL INCOME TAX CONSEQUENCES--Allocations of
Profits and Losses."

    Unrelated Business Income. Investors which are entities customarily exempt from federal income taxation on their income, such as qualified corporate pension, profit sharing and stock bonus plans, including Keogh Plans ("Qualified
Plans"), IRAs and certain charitable and other organizations described in
Section 501(c) of the Code, are nevertheless subject to "unrelated business tax" under the Code on "unrelated business taxable income" ("UBTI"). Such entities are required to file federal income tax returns if they have total UBTI from all sources in excess of $1,000 per year. Partnership leasing income and certain other Partnership income will generally constitute UBTI taxable to such entities. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit
Plans and Other Tax-Exempt Organizations."

    Equitable Owner of Properties. The Partnership and Joint Ventures in which it invests will be entitled to cost recovery, depreciation or amortization deductions with respect to their properties only if they are considered to be the equitable owners of the Partnership's properties for federal income tax purposes. The determination of who is the equitable owner is based on many factors. If the Partnership were deemed not to be the equitable owner of its
Equipment and other properties, it would not be entitled to cost recovery, depreciation or amortization deductions, and the character of Partnership leasing income might be deemed to the non-passive. See "FEDERAL INCOME TAX
CONSEQUENCES--Cost Recovery."

    Foreign Investors. Foreign investors should be aware that income from the Partnership will be subject to federal income tax withholding. Such investors may also be required to file federal income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES -- Foreign Investors."

    Additional Taxes and Reporting Obligations. Limited Partners may be
required
to pay various taxes in connection with an investment in the  Partnership, such
as the alternative  minimum tax ("AMT").  Each Limited Partner is expected to be
allocated a ratable share of "tax  preference  items" and the  operations of the
Partnership may give rise to other adjustments which could increase a particular
investor's  AMT. AMT is treated in the same manner as the regular income tax for
purposes   of   payment   of   estimated   taxes.   See   "FEDERAL   INCOME
TAX
CONSEQUENCES--Alternative Minimum Tax."

    Limited Partners may also be subject to state and local taxation, such as income, franchise or personal property taxes in the state in which they are domiciled, as a result of their Partnership investment. The Partnership's use of
Equipment outside the United States (which is not presently contemplated) might also subject the Partnership or Limited Partners to income or other taxation in foreign countries.

    ERISA Risks. Under certain circumstances, ERISA and the Code, as interpreted
by the  Department of Labor,  will apply a  "look-through"  rule under which the
assets  of an  entity  in  which a  Qualified  Plan or IRA  has  made an equity
investment  may  constitute  "plan  assets."  Under  certain  circumstances, an
investment in Units may not be an appropriate  investment for Qualified Plans
or
IRAs due to such  interpretations.  Fiduciaries of Qualified  Plans and IRAs, in
consultation  with their advisors,  should  carefully  consider:  (1) whether an
investment in Units is consistent with their fiduciary  responsibilities and
(2)
the effect of the possible treatment of assets if the Partnership's underlying assets are treated as "plan assets." See "INVESTMENT BY QUALIFIED PLANS."

    THE  FOREGOING  IS A SUMMARY  OF THE  SIGNIFICANT  FEDERAL  INCOME TAX
RISKS
RELATING TO A PURCHASE OF UNITS AND THE FORMATION AND PROPOSED OPERATIONS OF
THE
PARTNERSHIP.  THE RISKS DESCRIBED ABOVE AND THE OTHER SIGNIFICANT FEDERAL
INCOME
TAX  CONSEQUENCES  RELATING TO THE  PURCHASE OF UNITS ARE FURTHER  DESCRIBED
IN
"FEDERAL INCOME TAX CONSEQUENCES."

    VARIOUS TAX RULES INCLUDING,  WITHOUT  LIMITATION,  STATE, LOCAL AND
FOREIGN
TAXES, THE ALTERNATIVE  MINIMUM TAX, THE 'AT-RISK,'  PASSIVE LOSS AND
INVESTMENT
INTEREST  LIMITATIONS,  AND THE UNRELATED  BUSINESS INCOME TAX RULES PRODUCE
TAX
EFFECTS  THAT CAN VARY BASED ON A LIMITED  PARTNER'S  PARTICULAR
CIRCUMSTANCES.
THEREFORE,  PROSPECTIVE  LIMITED  PARTNERS  ARE URGED TO  CONSULT  THEIR OWN
TAX
ADVISORS AS TO THE PARTICULAR CONSEQUENCES OF AN INVESTMENT IN UNITS.


        SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS

    The following  tables set forth the General  Partner's  best estimate of the
use of the  Gross  Offering  Proceeds  from  the  sale of the  Minimum
Offering
($1,200,000)  and the Maximum Offering  ($100,000,000).  Because the
Partnership
has not made any acquisitions,  certain of the amounts below cannot be precisely
calculated at the present time and may vary  substantially from these estimates.
As shown below,  it is projected that 74.0% of Gross  Offering  Proceeds will be
used to make investments in Equipment and Financing  Transactions  (assuming
80%
leverage). See footnote 7 to the following table.

                                Minimum Offering    Maximum Offering
                                   Dollar             Dollar
                                   Amount   %(1)      Amount       %(1)

Gross Offerings Proceeds (2)   $1,200,000  100.00%  $100,000,000   100.00%
Expenses:
Sales Commissions (3)             (96,000)  (8.00%)   (8,000,000)   (8.00%)
Underwriting Fees (4)             (24,000)  (2.00%)   (2,000,000)   (2.00%)
O&O Expense Allowance (5)         (42,000)  (3.50%)   (3,500,000)   (3.50%)
Public Offering Expenses         (162,000) (13.50%)  (13,500,000)  (13.50%)

Reserves (6)                      (12,000)  (1.00%)   (1,000,000)   (1.00%)
                                 --------    -------   ------------------
Gross Offering Proceeds Available
 for Investment                 1,026,000   85.50%    85,500,000    85.50%

Acquisition Fees (attributable to
 Offering Proceeds and
 Borrowings)(7)                  (138,000) (11.50%) (11,500,000)   (11.50%)
                              ---------   --------   --------------------

Gross Offering Proceeds Used
 to Make Investments             $888,000   74.00%  $74,000,000    74.00%
                              =========    ======    ==================


(1) All  percentages  shown in the table above are percentages of Gross
Offering
    Proceeds.

(2) Does not include  $1,000 in cash  contributed  by both the Original
Limited
    Partner and the General Partner to the Partnership at time of its formation.
    Upon the Initial Closing of the  Partnership,  the Original  Limited
Partner
    will withdraw from the  Partnership  and his capital  contribution of
$1,000
    will be refunded.

(3) The Partnership will pay to participating  broker-dealers a Sales
Commission
    of $8.00 per Unit sold (8% of Gross Offering Proceeds), subject to reduction
    in the case of sales qualifying for Volume  Discounts,  except that no
Sales
    Commission  will be paid in  respect  of Units  sold to  Affiliated
Limited
    Partners.   The  General  Partner  expects  that   substantially  all
Sales
    Commissions will be paid to unaffiliated Selling Dealers.  Sales
Commissions
    are Front-End Fees regardless of whether paid by the Partnership directly or with proceeds of Commission Loans (if any).

(4) The Partnership will pay the Dealer-Manager an Underwriting Fee equal to
    $2.00 for each Unit sold (2.0% of Gross Offering Proceeds) for managing the
    Offering of Units and to reimburse, on a non-accountable basis, for the wholesaling fees and expenses of the Sponsor.


(5) The Partnership will pay the General Partner or the Dealer-Manager or both a total amount equal to 3.5% of the Gross Offering Proceeds ($3.50 per Unit for  all  Units  sold)  as an O & O  Expense  Allowance.  The O & O
Expense
    Allowance will be paid on a non-accountable basis, which means that such compensation may be less than, or greater than, the actual costs and expenses  paid  by  the  General  Partner  and  the  Dealer-Manager  in
(a)
    organizing the Partnership and offering Units for sale (which may include advertising and promotional expenses incurred in preparing the Partnership for registration and subsequently offering and distributing the Units to the public--the "Organizational and Offering Expenses") and (b) bona fide due diligence fees and expenses actually incurred by the Dealer-Manager and prospective Selling Dealers. Such due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of (a) one-half of
    1% of Gross Offering Proceeds or (b) the amount permitted to be paid pursuant to  Appendix F to Article  III of the NASD Rules of Fair
Practice.
    The General Partner has agreed in the Partnership Agreement to pay all
    Organizational and Offering Expenses in excess of 3.5% of the Gross
Offering
    Proceeds, in the aggregate, without recourse to, or reimbursement from, the
    Partnership.  See "PLAN OF  DISTRIBUTION"  and  "SUMMARY OF THE
PARTNERSHIP
    AGREEMENT."

(6) The Partnership intends to establish an initial Reserve equal to 1% of Gross
    Offering Proceeds, which will be maintained and used for insurance, certain repairs, replacements and miscellaneous contingencies.

(7) The amounts and  percentages  shown represent the maximum  Acquisition
Fees
    which are payable from Gross Offering Proceeds (assuming indebtedness equal to the maximum possible leverage of 80% of the purchase price of Equipment is employed). The amounts and percentage shown are computed by multiplying
    3.0% by the total purchase price of Investments  purchased with both
Capital
    Contributions and with borrowings and the result is then reduced to the amounts and percentages shown on the foregoing chart because the total of all Acquisition Fees cannot exceed 11.5% of Gross Offering Proceeds under the provisions of the Partnership Agreement and the NASAA Guidelines.


                           SUMMARY OF COMPENSATION

    The following table discloses in summary fashion the forms and estimated amounts of all compensation or distributions which may be paid, directly or indirectly, by the Partnership to the General Partner and its Affiliates. Some of such compensation will be paid regardless of the success or profitability of the Partnership's operations. The following compensation was not determined by arm's-length negotiations.

    The General Partner directly controls when Acquisition Fees (which are payable only upon the Partnership's taking title to Investments) are paid. In addition, the General Partner directly controls the amount of Acquisition Fees
(subject to overall limitations on all Front-End Fees) through the amount of borrowings it uses to acquire Investments (which directly affects the Purchase
Price and  Acquisition  Fees  payable for the  Partnership's  Investments).
The
General Partner has  subordinated  the timing of its receipt of Management
Fees,
Subordinated Remarketing Fees and its increased shares of Cash From Operations and Cash From Sales to the receipt by the Limited Partners of certain total amounts of cash distributions (as disclosed below). Notwithstanding the fact that some of the compensation disclosed below may vary in amount from the amounts projected, the total amounts of compensation payable to all Persons, including the General Partner, is limited by provisions of the Partnership
Agreement and the requirements of (a) the NASAA Guidelines, which include specific maximum sponsor compensation and minimum use of proceeds requirements and (b) the NASD's Rules of Fair Practice (which limit selling compensation).




                                          Organization and Offering Stage



Form  of  (and  Entity   Receiving)       Method of
Compensation                   Estimated Dollar Amount
Compensation

Underwriting  Fees  (payable  to ICON     2.0%  ($2.00  per Unit) of the
Gross     A minimum of $24,000 if the  Minimum
Securities         Corp.,         the     Offering Proceeds on all Units
sold.     Offering  of  12,000  Units  is sold
"Dealer-Manager")
and a maximum of  $2,000,000  if the



Maximum

Offering

of

1,000,000

Units

is

sold.

Sales  Commissions  (expected  to  be     8.0%  ($8.00  per Unit) of the
Gross     Not determinable at this time.
paid  primarily  to  Selling  Dealers     Offering   Proceeds   of  all  Units
with a de minimis amount  expected to     sold,   except  for  Units  sold
to     If all  Units  sold  were sold by o
be paid to ICON Securities Corp.          Affiliated  Limited Partners,
which     the    Dealer-Manager    (which   is
                                          shall  be  sold  on a net  of
Sales     actually  expected to sell only a de
                                          Commission  basis,  and except
that     minimis   number  of   Units),   the
                                          the   amount  of  Sales
Commission     maximum amount of Sales  Commissions
                                          shall be reduced  by any
applicable     that   the   Dealer-Manager    could
                                          volume
discount.                         receive  would  be  $96,000  if  the



Minimum

Offering

of

12,000

Units

is

sold

and

$8,000,000

if

the

Maximum

Offering

of

1,000,000

Units

is

sold,

in

each

case

calculated

without

giving

effect

to

possible

Volume

Discounts

or

reduction

of

such

Sales

Commissions

not

payable

for

Units

purchased

by

Affiliated

Limited Partners, if any.

O & O  Expense  Allowance  (payable  to A total  amount  equal to 3.5%
($3.50 A
minimum of $42,000 if the Minimum ICON Capital Corp.,  the "General per Unit)
of
the  Gross  Offering  Offering  of  12,000  Units  is  sold  Partner",   or
the
Dealer-Manager,  or Proceeds for each Unit sold,  and a maximum of $3,500,000 if
the both,  for  Organizational  and whether the General  Partner  and/or
Maximum
Offering of 1,000,000 Units Offering Expenses) the Dealer-Manager incur is sold.
                                          Organizational  and Offering
Expenses
                                          in a greater or lesser amount than
the
                                          O & O Expense  Allowance.  The
General
                                          Partner has agreed in the
Partnership
                                          Agreement to pay actual
Organizational
                                          and   Offering   Expenses   for
this
                                          Offering to the extent  such
expenses
                                          exceed the O & O Expense Allowance.

                                          The  General   Partner   will  pay
or
                                          advance  the bona  fide due
diligence
                                          fees    and     expenses     of
the
                                          Dealer-Manager    and    actual
and
                                          prospective Selling Dealers on a
fully
                                          accountable  basis from such
Allowance
                                          up  to,  but  not  in  excess,  of
the
                                          lesser of the maximum  amount
payable
                                          under the NASD Rules of Fair
Practice,
                                          or  1/2  of  1%  of   Gross
Offering
                                          Proceeds.

                                                 Operational Stage

Acquisition   Fee  (payable  to  ICON     3.0% of (A) the purchase  price
paid     The  total of all  Acquisition  Fees
Capital Corp.)                            by the Partnership to the seller
of      paid to the  General  Partner and to
                                          each item of Equipment  acquired
and     any other  persons  over the life of
                                          (B)  the  principal  amount  of
each     the Partnership  will not exceed the
                                          Financing  Transaction  entered
into     lesser of (a) 15% of Gross  Offering
                                          by the
Partnership(1).                   Proceeds.or (b) an aggregate  amount

which,     together    with    other

Front-End  Fees, does not exceed the

maximum  amount  of  Front-End  Fees

allowable under Section  IV.C.2.  of

the NASAA Guidelines.




If

(a)

80%

of

the

Purchase

Price

of

all

Investments

consists,

on

average,

of

other

borrowed

funds(1)

and

(b)

Commission

Loans

in

the

maximum

amount

(8%

of

Gross

Offering

Proceeds)

are

obtained,

then

Acquisition

Fees

equal

to

2.49%

of

Gross

Offering

Proceeds(2)

would

be

paid

from

such

Proceeds

and

Acquisition

Fees

equal

to

9.01%

of

Gross

Offering

Proceeds

would

be

attributable

to

borrowed

funds

(0.23%

to

Commission

Loans

and

8.78%

to

other

borrowings).





     (1) Total  Acquisition  Fees paid from all  sources is limited to an amount
equal  to the  lesser  of (a)  15.0%  of  Gross  Offering  Proceeds  or (b)
the
difference  between (i) the maximum  Front-end  Fees  allowable  under the
NASAA
Guidelines  and  (ii)  all  other  Front-End  Fees  (i.e.,   Sales
Commissions,
Underwriting  Fees and the O & O Expense  Allowance,  which total 13.5% of
Gross
Offering Proceeds).  Pursuant to the NASAA Guideline, the maximum Front-end
Fees
which the Partnership  may pay is 20% of Gross Offering  Proceeds (if no debt is
employed by the  Partnership  to acquire its  Investments)  which  percentage is
increased by .0625% for each 1% of  indebtedness  (up to a maximum of 80% of the
cost  of  the  Partnership's  Investments)  so  utilized.  As a  result,  if the
Partnership utilized  indebtedness equal to 80% of the cost of the
Partnership's
Investments,  the Partnership would be able to pay total Front-end Fees equal to
25% of Gross Offering Proceeds and Acquisition Fees would be limited to 11.5%
of
Gross Offering  Proceeds.  (2) Acquisition Fees are calculated as follows:
3.0%
times Gross Offering Proceeds (100.0%) minus the total of the percentages of
Gross Offering  Proceeds used for (a) Front-End Fees other than Acquisition
Fees
(13.5%) and (b) Reserves (1.0%), which yields an amount equal to 85.5% of Gross
Offering Proceeds, divided by the purchase price for Investments (expressed as a percentage) inclusive of the Acquisition Fee (103%). (That is, 3.0% X (100.0% -
14.5%) / 103% = 2.49%). Front-End Fees other than Acquisition Fees payable from
Gross Offering Proceeds include (a) Sales Commissions (8.0% of such proceeds),
(b)  Underwriting  Fees  (2.0%  of such  proceeds)  and  (c)  the O & O
Expense
Allowance (3.5% of such proceeds). (Percentages are rounded up to next 0.01% in computing Acquisition Fees in this Section and in the Section entitled "SOURCES
AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" Section).





If

(a)

80%

of

the

purchase

price

of

all

Investments,

on

average,

consists

of

borrowed

funds

and

(b)

no

Commission

Loans

are

obtained,

then

Acquisition

Fees

equal

to

2.49%

of

Gross

Offering

Proceeds

would

be

paid

from

such

Proceeds

and

Acquisition

Fees

equal

to

9.01%

of

Gross

Offering

Proceeds

would

be

attributable

to

borrowed

funds.




Under

both

such

assumptions,

total

Acquisition

Fees

would

equal

11.5%

of

Gross

Offering

Proceeds

(or

$138,000

if

the

Minimum

Offering

of

12,000

Units

is

sold

and

$11,500,000

if

the

Maximum

Offering

of

1,000,000

Units

is

sold).




In

calculating

Acquisition

Fees,

fees

payable

by

or

on

behalf

of

the

Partnership

to

unaffiliated

finders

and

brokers

will

be

deducted

from

Acquisition

Fees

otherwise

payable

to

the

General

Partner.

No

finder's

or

broker's

fees

may

be

paid

to

any

Affiliate

of

the

General

Partner.

Acquisition

Fees

are

required

to

be

reduced

or

refunded

if

the

Partnership's

Investment

in

Equipment

is

less

than

the

greater

of

(i)

80%

of

the

Gross

Offering

Proceeds

reduced

by

 .0625%

for

each

1%

of

borrowings

encumbering

Partnership

Equipment,

or

(ii)

75%

of

the

Gross

Offering

Proceeds.

For

purposes

of

determining

the

Partnership's

Investment

in

Equipment,

Reserves

in

an

amount

up

to

3%

of

Gross

Offering

Proceeds

may

be

treated

as

so

invested.

See

"SOURCES

AND

USES

OF

OFFERING

PROCEEDS

AND

RELATED

INDEBTEDNESS."





Management Fee for actively  managing     The lesser
of:                           Not determinable at this time.
the  leasing,  re-leasing,  financing
and    refinancing   of   Partnership     (i)(a)  5% of  annual  gross
rental     The  General  Partner  has agreed to
Equipment and Financing  Transactions     payments   from   Operating
Leases     subordinate  (without  interest) its
payable to the General Parnter)           (except  Operating  Leases  (if
any)     receipt of monthly  payments  of the
                                          for which  management  services
are     Management   Fees  to  the   Limited
                                          performed  by  non-Affiliates
under     Partners'  receipt of the First Cash
                                          the   supervision   of  the
General     Distributions  (up to an amount each
                                          Partner   for  which  1%  of
annual     year   equal   to   8.0%   of   each
                                          gross  rental   payments   shall
be     respective     Limited     Partner's

payable),                                unreturned   Capital   Contribution)

until the  earlier of (1) receipt by
                                          (b)  2%  of  annual   gross
rental     the   Limited   Partners,   of   all
                                          payments  from  Full-Payout
Leases     accrued but previously  unpaid,  and
                                          with  net  lease  provisions,  2%
of     current,  installments of First Cash
                                          annual gross  principal and
interest     Distributions  (as  so  limited)  or
                                          payments       from
Financing     (2)  expiration of the  Reinvestment
                                          Transactions     (see
"INVESTMENT     Period.   Any  Management   Fees  so
                                          OBJECTIVES AND POLICIES--
Financing     deferred  will be  deferred  without

Transactions"),                          interest  during  the   Reinvestment

Period  until the  Limited  Partners
                                          (c) and 7% of gross rental
payments     have received the previously  unpaid
                                          from   Equipment   operated  by
the     portion of First Cash  Distributions
                                          Partnership  as  provided  in
NASAA     described in the preceding sentence.
                                          Guidelines Section IV.E.4(3), or

                                          (ii)   management   fees   which
are
                                          competitive and/or customarily
charged
                                          by others  rendering  similar
services
                                          as an ongoing  public  activity in
the
                                          same  geographic  location for
similar
                                          equipment and financing
transactions.















(3) If the General Partner provides both equipment management and additional services, relating to the continued and active operation of program
Equipment,
such as on-going marketing and re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for Partnership Equipment and similar services, it may charge the Partnership a management fee not to exceed 7.0% of the gross rental payments from Equipment operated by the Partnership.



Distributable  Cash  From  Operations     Prior to Payout (i.e.  the time
when                        Not determinable at this time.
(share  distributable  to the General     cash   distributions  in  an  amount
                                        Paequal)  to  the  sum  of  the
Limited
                                          Partners'  (i)  capital
contributions
                                          and  (ii)  an 8.0%  cumulative
annual
                                          return thereon, compounded daily,
have
                                          been    made),     distributions
of
                                          Distributable   Cash  From
Operations
                                          shall  be  made  99%  to  the
Limited
                                          Partners   and  1%  to   the
General
                                          Partner.  After Payout,
distributions
                                          of Distributable  Cash From
Operations
                                          shall be tentatively attributed 90%
to
                                          the  Limited  Partners  and 10% to
the
                                          General  Partner;  provided,
however,
                                          that,   distributions   thereof
shall
                                          continue to be made 99% to the
Limited
                                          Partners and 1% to the General
Partner
                                          until the earlier of (i) the time
when
                                          the total cash  distributions  made
to
                                          each Limited Partner equal 150% of
his
                                          or her original  Capital
Contribution
                                          (reduced by any amounts paid to him
or
                                          her  (A)  as a  return  of
uninvested
                                          Capital   Contributions   and  (B)
in
                                          redemption  of Units  pursuant  to
the
                                          Partnership  Agreement)  or (ii)
upon
                                          liquidation of the Partnership.

                                          The increased  share of
Distributable
                                          Cash   From   Operations
tentatively
                                          attributed to the General  Partner
but
                                          not actually distributed to it
because
                                          of  the   proviso  in  the
preceding
                                          sentence    shall   accrue,
without
                                          interest,  and be paid to the
General
                                          Partner out of the first
Distributable
                                          Cash From Operations  available to
the
                                          Partnership  after the  earlier of
(i)
                                          the   time   when   the   total
cash
                                          distributions  made  to  each
Limited
                                          Partner  equal  150%  of  his  or
her
                                          original Capital Contribution
(reduced
                                          as   described   in   the
preceding
                                          sentence) or (ii) upon  liquidation
of
                                          the Partnership.





Distributable  Cash From Sales (share     Prior to Payout (i.e.  the time
when                        Not determinable at this time.
ditributable to the General Partner       cash distributions  in  an  amount
                                          equal  to  the  sum  of  the
Limited
                                          Partners'  (i)  capital
contributions
                                          and  (ii)  an 8.0%  cumulative
annual
                                          return thereon, compounded daily,
have
                                          been    made),     distributions
of
                                          Distributable Cash From Sales shall
be
                                          made 99% to the Limited  Partners
and
                                          1%  to  the  General  Partner.
After
                                          Payout, distributions of
Distributable
                                          Cash From Sales  shall be
tentatively
                                          attributed 90% to the Limited
Partners
                                          and  10%  to  the   General
Partner;
                                          provided, however, that,
distributions
                                          thereof shall  continue to be made
99%
                                          to the Limited  Partners and 1% to
the
                                          General  Partner  until the earlier
of
                                          (i)  the  time  when  the  total
cash
                                          distributions  made  to  each
Limited
                                          Partner  equal  150%  of  his  or
her
                                          original Capital Contribution
(reduced
                                          by any amounts  paid to him or her
(A)
                                          as  a  return  of  uninvested
Capital
                                          Contributions and (B) in redemption
of
                                          Units,  as described in the
preceding
                                          sentence)pursuant  to the
Partnership
                                          Agreement) or (ii) upon liquidation
of
                                          the Partnership.

                                          The increased  share of
Distributable
                                          Cash From Sales tentatively
attributed
                                          to  the   General   Partner   but
not
                                          actually  distributed to it because
of
                                          the proviso in the preceding
sentence
                                          shall accrue, without interest, and
be
                                          paid to the General Partner out of
the
                                          first  Distributable  Cash From
Sales
                                          available to the Partnership after
the
                                          earlier of (i) the time when the
total
                                          cash   distributions   made   to
each
                                          Limited  Partner  equal 150% of his
or
                                          her  original   Capital
Contribution
                                          (reduced as described in the
preceding
                                          sentence) or (ii) upon  liquidation
of
                                          the Partnership.







Reimbursement  for expenses  incurred     Subject    to    the
limitations                        Not determinable at this time.
by  the   General   Partner  and  its     contained  in  Section  6.4  of  the
Affiliates                                Partnership Agreement, the
Partnership
                                          will reimburse the General Partner
and
                                          its  Affiliates  for certain
expenses
                                          incurred  by them in  connection
with
                                          the Partnership's operations.

Subordinated   Remarketing   Fee  for     With   respect   to   sales  of
the     Not determinable at this time.
arranging  the  sale  of  Partnership     Equipment   and  of  the   Financing
Equipment    and    of    Partnership     Transactions,     a     Subordinated
Financing  Transactions  (payable  to     Remarketing   Fee   payable  to  the
the General Partner                       General  Partner in an amount  equal
                                          to  the   lesser  of  (i)  3%  of
the
                                          contract    sales    price   for
the
                                          Partnership's  Investments (as
defined
                                          in the Glossary), or (ii) one-half
the
                                          normal competitive  commission
charged
                                          by   unaffiliated   parties  for
such
                                          services  in light of the  size,
type
                                          and  location  of  the  Equipment
and
                                          Financing       Transactions.
No
                                          Subordinated   Remarketing   Fee
will
                                          accrue or be payable  with  respect
to
                                          any  portion of Cash From Sales
which
                                          is     reinvested     in
additional
                                          Partnership  Investments.  Payment
of
                                          such Subordinated Remarketing Fee
will
                                          be  deferred  until  after  payout
and
                                          will be made without interest.




                                      Interest in Partnership Profits or
Losses

Partnership  Profits  and  Losses for     The   General    Partner   will
be     Not determinable at this time.
Tax Purposes (share  allocable to the     allocated   shares  of   Partnership
General Partner                           Profits and Losses for Tax  Purposes
                                          that   generally   approximate   its
                                          share  of  Distributable  Cash  From
                                          Operations   and  of   Distributable
                                          Cash  From   Sales.   See   "FEDERAL
                                          INCOME                           TAX
                                          CONSEQUENCES--Allocations         of
                                          Profits and Losses."

     The Partnership Agreement permits the Partnership to borrow an amount equal to the Sales Commissions (up to 8% of the Gross Offering Proceeds from each
Closing) which are paid by the Partnership (the "Commission Loans").
Commission
Loans permit the Partnership to increase the amounts available for investment by the Partnership. If Commission Loans were obtained in the total amount of Sales
Commissions payable by the Partnership, Net Offering Proceeds and proceeds from such Commission Loans to be applied to Investments would increase by as much as
$93,203 (from $996,117 to $1,089,320 if the Minimum Offering is subscribed) and by up to $7,766,990 (from $83,009,709 to $90,776,699 if the Maximum Offering is
fully subscribed). In each such instance, Net Offering Proceeds to be applied to
Investments  would  increase  from  83.01%  as a  percentage  of Gross
Offering
Proceeds  to 84.05%  as a  percentage  of the  total of such (a) Gross
Offering
Proceeds and (b) Commission Loan Proceeds. The Partnership's total payments of principal of, and interest on, any such Commission Loans would exceed the corresponding amounts of Commissions paid with the proceeds of such loans by the interest paid thereon. Consequently, the General Partner expects to utilize
Commission Loans only when, it has determined that an opportunity exists to use such borrowings to obtain Investments which have contractual payments which exceed the total payments of principal of, and interest on, the corresponding
Commission Loans. See "INVESTMENT OBJECTIVES AND POLICIES--Acquisition Policies and Procedures."




    The Partnership Agreement permits the Partnership to borrow an amount equal to the Sales Commissions (up to 8% of the Gross Offering Proceeds from each
Closing) which are paid by the Partnership (the "Commission Loans").
Commission
Loans permit the Partnership to increase the amounts available for investment by the Partnership. If Commission Loans were obtained in the total amount of Sales
Commissions payable by the Partnership, Net Offering Proceeds and proceeds from such Commission Loans to be applied to Investments would increase by as much as
$93,203 (from $996,117 to $1,089,320 if the Minimum Offering is subscribed) and by up to $7,766,990 (from $83,009,709 to $90,776,699 if the Maximum Offering is
fully subscribed). In each such instance, Net Offering Proceeds to be applied to
Investments  would  increase  from  83.01%  as a  percentage  of Gross
Offering
Proceeds  to 84.05%  as a  percentage  of the  total of such (a) Gross
Offering
Proceeds and (b) Commission Loan Proceeds. The Partnership's total payments of principal of, and interest on, any such Commission Loans would exceed the corresponding amounts of Commissions paid with the proceeds of such loans by the interest paid thereon. Consequently, the General Partner expects to utilize
Commission Loans only when, it has determined that an opportunity exists to use such borrowings to obtain Investments which have contractual payments which exceed the total payments of principal of, and interest on, the corresponding
Commission Loans. See "INVESTMENT OBJECTIVES AND POLICIES--Acquisition Policies and Procedures."

    As described in the above table, the Partnership will also pay the General
Partner or the Dealer Manager or both on a non-accountable basis a total amount equal to $3.50 per Unit sold for the O & O Expense Allowance (exclusive of Sales
Commissions), whether or not incurred. Such Organizational and Offering Expenses include, but are not limited to, legal, accounting and printing costs, and filing and qualification fees and disbursements, bona fide due diligence fees and expenses actually incurred by the Dealer-Manager and prospective Selling
Dealers up to an aggregate amount equal to the lesser of one-half of 1% of Gross
Offering Proceeds or the amount permitted to be paid pursuant to Appendix F to
Article III of the NASD Rules of Fair Practice and expenses for salaries and direct expenses of officers and directors of the General Partner while directly engaged in organizing the Partnership and registering the Units. The General
Partner has agreed to pay any amount by which such O & O Expense Allowance exceeds $3.50 per Unit (3.5% of Gross Offering Proceeds).

    As  described in the above  table,  the General  Partner will be entitled to
receive  Acquisition  Fees  from  the  Partnership  for  evaluating, selecting,
negotiating  and closing the  acquisition of Partnership  Equipment and entering
into  Financing  Transactions.   In  addition,   sellers  of  Equipment  to
the
Partnership may pay fees to brokers or finders representing such sellers, but in
no event may such brokers or finders  include the General  Partner or any of its
Affiliates.  Although Acquisition Fees will be reduced by the amount of any fees
paid in  connection  with the  acquisition  of items of Equipment  and
Financing
Transactions  payable by or on behalf of the  Partnership to finders and brokers
who are not  Affiliates  of the  General  Partner,  the  Purchase  Price  of
any
Equipment  and  Financing   Transactions   payable  by  the   Partnership
may,
nevertheless, reflect any such fees paid by the seller, so that in effect any such fees may be indirectly paid by the Partnership without any corresponding reduction in Acquisition Fees.

    Acquisition Fees payable by the Partnership to the General Partner will equal the sum of 3.0% of (a) the aggregate purchase price paid for all items of
Equipment acquired by the Partnership and (b) the aggregate principal amount of
Financing Transactions entered into by the Partnership with unaffiliated Users, subject to certain conditions and limitations specified in the Partnership
Agreement. The Acquisition Fees presented under the caption "SOURCES AND USES
OF
OFFERING PROCEEDS AND RELATED INDEBTEDNESS" are calculated assuming that, on average, total indebtedness will equal 80% of the Purchase Price of all of the
Partnership's Investments. Based on such assumption, the total Acquisition Fees payable upon the Partnership's initial investment in its Equipment and Financing
Transactions  are  estimated  at  11.5%  of  the  Partnership's  Gross
Offering
Proceeds, of which total percentage approximately 2.49% would be attributable to
Net Offering Proceeds invested in the Partnership's Investments, and 9.01% would be attributable to borrowings (or Partnership borrowings) so invested. However, if Commission Loans were obtained in an amount equal to total Sales Commissions payable by the Partnership (up to 8% of Gross Offering Proceeds) and the foregoing assumption remains the same, 2.49% of the Acquisition Fees payable to the General Partner would be attributable to Net Offering Proceeds invested in the Partnership's Investments, 0.82% would be attributable to Commission Loans and 8.19% would be attributable to other Partnership borrowings so invested. The
Acquisition Fee for any item of Equipment or Financing Transaction will be reduced by the amount of fees which are payable by the Partnership to finders or brokers who are not Affiliates of the General Partner, and no such fees may be paid to any finder or broker who is an Affiliate of the General Partner.

    The Partnership Agreement provides that the Partnership's Investments
(which
term  includes the  Partnership's  equity  investment in Equipment and
Financing
Transactions and, for this purpose,  Reserves for working capital and contingent
liabilities, but excludes all Front-End Fees paid to or by any Person, including
Acquisition Fees and O & O Expense Allowance), will be not less than the greater
of (i) 80% of the Gross Offering Proceeds from sale of Units,  reduced by
 .0625%
for each 1% of borrowings encumbering Partnership Investments, or (ii) 75% of the Gross Offering Proceeds from sale of Units. To the extent that such limitation is not otherwise satisfied, the Acquisition Fees payable or paid to the General Partner by the Partnership will be reduced or refunded by the
General Partner to the Partnership to the extent necessary to comply with such limitation. Any such refund shall bear interest calculated at a rate of 1% per month if such refund is not made within 30 days after the end of any calendar quarter in which the Partnership's Investment in Equipment fails to satisfy such minimum investment. In the event that the Partnership's Investments would otherwise not be in compliance with the NASAA Guidelines, Acquisition Fees shall be reduced, or refunded by the General Partner to the Partnership in an amount necessary to obtain compliance with the NASAA Guidelines.

    In addition to such payment for the O & O Expense Allowance, the Partnership will reimburse the General Partner and its Affiliates for (1) the actual costs to them of goods and materials used for or by the Partnership and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of Partnership Equipment and Financing Transactions incurred prior to the time that the Partnership has funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of the Partnership, not in excess of the lesser of the General Partner's (or
Affiliate's) costs or 90% of the costs which the Partnership would be required to pay to independent parties for comparable services. The Partnership's Annual
Reports to its Limited Partners will provide a breakdown of services performed by, and amounts reimbursed to, the General Partner and its Affiliates.

    Assuming the sale of 1,000,000 Units in 1995, the General Partner estimates that it would incur the following expenses which would be potentially eligible to be reimbursed by the Partnership in 1996 pursuant to 6.4(i) of the
Partnership Agreement (subject to the limitations on such reimbursements described below):

     Salaries and benefits:
     Accounting staff        $150,000
     Professional staff       270,000
     Secretarial staff         90,000
     Investor relations staff 150,000
     Computer and equipment    90,000
     Maintenance               30,000

     Total                   $780,000

    Section 6.4(i) of the Partnership Agreement provides limitations on types and annual amounts of eligible expenses of the Partnership which may actually be paid by the Partnership. In general, neither the Sponsor nor any Affiliated
Entity may be reimbursed by the Partnership for amounts expended with respect to the following:

    (1) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the Sponsor or any such Affiliated Entity; and

    (2) expenses for rent, depreciation and utilities or for capital equipment or other administrative items (other than as specified provided in such
    Section 6.4(i)).

    In  addition  to  the   foregoing   limitations,   the   reimbursement
for
administrative  expenses  authorized by such Section 6.4(i) which is made in any
year  during  the  Reinvestment  Period  may not exceed the sum of (a) 2% of the
Partnership's  Gross Revenues (excluding any Cash From Sales) for such year plus
(b) the excess (if any) of such expense  reimbursement  limitation for all prior
years over the amounts of such expenses  actually  reimbursed by the
Partnership
for such prior years.  To the extent that the total of such  expenses  which are
actually incurred in any year exceed the amount which is actually reimbursed for
such year,  the  unreimbursed  expenses  will be accrued  and may be paid to the
General Partner,  without interest thereon, in any succeeding year for which the
administrative   expenses  are  less  than  such  year's  expense
reimbursement
limitation.

    While the Partnership is not permitted to pay any remuneration to any officer or director of the General Partner or any Affiliated Entity for services on the Partnership's behalf, the Sponsor or the Dealer-Manager may apply any portion or none of the O & O Expense Allowance paid to it to defray such costs.

    No specific arrangements have been made for the General Partner or any of its Affiliates of the General Partner to provide financing for Partnership
Equipment and Financing Transactions. All such financing is subject to certain restrictions set forth in Section 6.4 of the Partnership Agreement.

                             CONFLICTS OF INTEREST

    The Partnership will be subject to various conflicts of interest with the
General Partner, its Affiliates and investment entities advised, managed or controlled by them. Certain provisions of the Partnership Agreement are intended to protect the Limited Partners' interests (specifically Sections 6.2 and 6.4, which limit the General Partner's exercise of powers and its and its Affiliates' compensation therefor). In addition, see "FIDUCIARY RESPONSIBILITY" for a discussion of the General Partner's fiduciary obligations to the Limited
Partners, which, in general, require the General Partner to consider the best interests of the Limited Partners in managing the Partnership's assets and affairs.

    The General Partner intends to use its best business judgment and discretion and to consider good business practice and the bona fide preferences and expectations of other parties to transactions in resolving any conflicts which arise. Conflicts have been resolved to the extent discussed below and, except as noted in this Section, the Sponsor has no effective means of limiting such conflicts. These conflicts include, but are not limited to, the following:

Lack of Separate Legal Representation and Lack of Arm's Length Negotiation of the Program Agreements

    The Partnership,  the Dealer-Manager and the General Partner are
represented
by the same Counsel. The Limited Partners, as a group, have not been represented
by legal  counsel  and the  Partnership's  Counsel  has not  acted on  behalf of
prospective  investors nor conducted a review or  investigation on their behalf.
None of the agreements and arrangements  between the Partnership on the one hand
and the General Partner or Dealer-Manager on the other hand have been negotiated
on an arm's length  basis.  The  attorneys,  accountants  and other  experts who
perform  services for the Partnership will also perform services for the
General
Partner,   the   Dealer-Manager,   certain  of  its  Affiliates  and  for
other
partnerships or ventures which the General Partner or its Affiliates may sponsor. However, should a dispute arise between the Partnership, on the one hand, and the General Partner or Dealer-Manager, on the other hand, the General
Partner will cause the Partnership to retain separate legal counsel to represent the Partnership in connection with such dispute.

Compensation of the General Partner and Affiliates

    The compensation payable by the Partnership to the General Partner and
Dealer-Manager have been determined unilaterally by the General Partner and, therefore, are not the result of arm's-length negotiations. However, the amount of such compensation is believed to be representative of practices in the industry and complies with the NASAA Guidelines as in effect on the date of this
Prospectus. The General Partner and Dealer-Manager will receive substantial compensation upon each Closing and upon, or from, the Partnership's acquisition, use and sale of its Equipment and Financing Transactions. Decisions involving these transactions will be made by the General Partner in its discretion. See
"SUMMARY OF COMPENSATION."

    A conflict of interest may also arise from decisions by the General Partner concerning the timing of the Partnership's purchases and sales of Equipment or the termination of the Partnership, each of which events will have an effect on the timing and amounts of its compensation. In such circumstances, the interest of the General Partner in continuing the Partnership and receiving Management
Fees, for example, may conflict with the interests of the Limited Partners in realizing an earlier return of their capital and any investment return thereon.

Effect of Leverage on Compensation Arrangements

    The General Partner intends to acquire the  Partnership's  Investments with
borrowings   approximating   50%  of  the  aggregate   purchase   price  of
the
Partnership's total Investments, but is permitted to finance up to 80% of the aggregate purchase price of all the Partnership Investments. Since Acquisition
Fees are based upon the purchase price of all Equipment acquired by the
Partnership, including related borrowings, the General Partner would realize a greater amount of Acquisition Fees (subject to a ceiling on such fees) if a greater percent of debt were employed. See "SUMMARY OF COMPENSATION."



Competition With the General Partner and its Affiliates

    The General  Partner and its Affiliates are engaged  directly and indirectly
in the  business of acquiring  and leasing  equipment  for their own respective
accounts  as well as for  other  Programs.  The  General  Partner  or any of its
Affiliates may in the future form or sponsor, or act as a general partner of,
or
as an advisor to, other  investment  entities  (including other public equipment
ownership and leasing  partnerships) which have investment objectives similar to
the Partnership's and which may be in a position to acquire the same
Investments
at the  same  time as the  Partnership.  See  "CERTAIN  RELATIONSHIPS  WITH
THE
PARTNERSHIP"  and  "MANAGEMENT"  for a  chart  of,  and  a  description  of the
relationships   of,  the   Partnership  to  the  General  Partner  and
relevant
Affiliates.

    The  Partnership  Agreement  does not  prohibit  the General  Partner or its
Affiliates  from  competing  with the  Partnership  for Equipment acquisitions,
financing, refinancing, leasing and re-leasing opportunities on its or their own
behalf or on behalf of the prior  Programs.  Neither the General Partner nor any
of its  Affiliates  will be  obligated by the  Partnership  Agreement to present
particular  Investments   opportunities  that  come  to  its  attention  to
the
Partnership, even if such opportunities are of a character which might be suitable for the Partnership except as follows:

    Acquisition Opportunities

    If the General Partner is presented with potential opportunities to acquire a Lease and related Equipment or a Financing Transaction and the terms of such transaction meet the investment objectives and policies of (i) the
    Partnership as well as (ii) one or more Affiliated Entities:

     (A) The  General  Partner  has  agreed to first  refer all such
Investment
     opportunities   to  the   Partnership   until  such  time  as  all
Capital
     Contributions have been (1) invested or committed to investment in
     Investments and Reserves (not exceeding 3% of Gross Offering Proceeds) and used to pay permitted Front-End Fees or (2) returned to the Limited
     Partners as provided in the Partnership Agreement. This priority referral obligation will not extend to (1) groups of equipment to be leased on various cost recovery terms, where the Partnership could not purchase all items in the group; (2) equipment to be leased to a third party on favorable terms, from a cost recovery viewpoint, subsequent to the lease by the General Partner or its Affiliates to the same third party of other items of equipment on substantially less favorable terms; (3) equipment for which a prospective or existing lessee indicates to the General Partner or its Affiliates that it will not lease or continue to lease unless the
     General Partner or such Affiliate acquires and retains such equipment in its own equipment portfolio; or (4) equipment subject to a lease which by its terms is not  assignable to an entity such as the  Partnership
(leases
     that permit assignment to a "financial institution" are not deemed assignable to the Partnership); and

     (B) Thereafter, the General Partner will analyze the equipment already purchased by, and the investment objectives of the Partnership and, each
     Affiliated Entity involved and will make the decision as to which entity should be presented with the investment opportunity based upon such factors, among others, as (1) the investment objectives and policies of each entity, including, without limitation, cash distribution objectives and leverage policies, (2) the amount of cash available in each investment entity for such acquisition and the length of time such funds have been available, (3) the current and long-term liabilities of each investment entity, (4) the effect of such acquisition on the diversification of each investment entity's equipment portfolio by type of equipment, length of lease term, industry and geographic area and (5) the estimated income tax consequences from such acquisition to the investors in each investment entity.

    If the financing available from time to time to the Partnership and to other
    Affiliated Entities is less than the aggregate amount of financing then sought by them, the available financing shall generally be allocated to the investment entity which has been seeking financing for the longest amount of time.

    Re-Leasing or Sale of Equipment

    Conflicts may also arise between two or more Affiliated  Entities
(including
    the Partnership) advised or managed by the General Partner or any of its
    Affiliates, or between one or more of such Affiliated Entities and any
    Affiliate of the General Partner acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In any such case involving Affiliated Entities, the first opportunity to re-lease or sell  equipment  shall  generally  be  allocated  to the  Affiliated
Entity
    attempting to re-lease or sell equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the General Partner in its discretion may make exceptions to this general policy where equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the General Partner's judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Investment Entity.

Determination   of  Reserves  and   Liability  of  the  General   Partner  for
Partnership Obligations

    As a general rule, the General Partner is liable for the Partnership's liabilities which exceed its assets (including Reserves for working capital and contingent liabilities). The General Partner has sole discretion to determine the amount of Reserves and the allocation of Partnership cash flow to maintain or increase the amount the Reserve account. Because a deficiency in the amount of reserves relative to the Partnership's contingent liabilities may expose the
General Partner to potential liability to creditors of the Partnership, the
General Partner may have a conflict of interest in determining when to allocate cash flow for distribution to the Limited Partners or to the Partnership's
Reserve Account.

  Competition by the Partnership with Other Entities for Management Services; Conflicts in Fiduciary Duties
    The Partnership will rely on the General Partner for the operation of its business and the management of its portfolio of Equipment and Financing
Transactions. The officers and employees of the General Partner will devote only so much of their time to the business of the Partnership as, in their judgment, is reasonably required. There may also be conflicts of interest in the allocation of time, services and functions between the Partnership and other entities with which the General Partner or its Affiliates may organize or be affiliated. The General Partner and each of its Affiliates may engage, for their own accounts or for the accounts of others, in other business ventures, and neither the Partnership nor any Limited Partner shall be entitled to any interest therein.

    When the Sponsor owes a fiduciary duty to the Partnership and to another
Program sponsored by it, the Sponsor may have a conflict in the allocation of fiduciary duties to each of such entities.

    The Sponsor will attempt to resolve all of such conflicts by allocating services or fiduciary duties to all Programs needing services or fiduciary duties solely in proportion to their respective needs. The Sponsor will not ignore the fiduciary obligation which it owes to any of such Programs. See "RISK
FACTORS--Partnership and Investment Risks--General Partner Not Employed by
Partnership Exclusively."

Joint Ventures

    To permit added diversification, the Partnership may invest in joint ventures with other limited partnerships sponsored by the General Partner, any
Affiliate or any non-Affiliate. The maximum amount of Gross Offering Proceeds which the Partnership may so invest is equal to the smallest of the following amounts: (a) 25% of the Maximum Offering amount, (b) 25% of the sum of (i) the cumulative Gross Offering Proceeds raised as of the closing date for such investment and (ii) the Gross Offering Proceeds which the General Partner reasonably estimates the Partnership to raise through the balance of the
Offering Period (prior to the Termination Date) or (c) 25% of the cumulative
Gross Offering Proceeds raised as of the Termination Date. If the Partnership enters into a joint venture, the General Partner would have a fiduciary duty to the Partnership and to any other partnerships sponsored by it which participate in the joint venture. In order to minimize the likelihood of a conflict between these fiduciary duties, the Partnership Agreement restricts investments in such joint ventures in various respects and specifically requires that such joint investment must comply with the investment criteria and investment objectives of the Partnership. There is no specific benefit to the General Partner of joint venturers. See "RISK FACTORS--Partnership and Investment Risks--Risks of Joint
Ventures."

Lease Referrals

    From time to time, the General Partner may be presented with the opportunity to earn fees or other compensation for referring a prospective lessee to a lessor other than the Partnership or other programs sponsored by the General
Partner or to its Affiliates. Such activities could involve conflicts of interest in that the General Partner would receive compensation as a result of such referral even though the Partnership would not receive any benefits.
Section 6.5 of the Partnership Agreement provides that, if the Partnership has funds available for investment, the General Partner will not refer prospective lessees to third parties for compensation unless the lease terms and equipment are deemed by the General Partner to be inconsistent with the investment objectives and diversification of the Partnership.

Participation of a Securities Sales Affiliate in this Offering

    Units will be sold on a  best-efforts  basis through ICON  Securities
Corp.
which will act as Dealer-Manager and will receive Underwriting Fees, with respect to sales of all Units and will receive Sales Commissions for Units (if any) sold by its securities representatives (except for sales of Units to
Affiliated Limited Partners). Because of affiliation with the General Partner, its review and investigation of the Partnership and of the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

General Partner to Act as Tax Matters Partner

    The General Partner has been designated as the Tax Matters Partner under the
Partnership  Agreement for purposes of dealing with the Internal Revenue
Service
("Service") on any audit or other  administrative  proceeding before the
Service
and/or any legal  proceeding.  As Tax Matters  Partner,  the General  Partner is
empowered,  among other acts, to enter into  negotiations  with the Service, to
settle tax disputes and to thereby bind the Partnership and the Limited
Partners
by  such  settlement.   While  the  General  Partner  will  seek  to  take
into
consideration the interest of the Limited Partners generally in agreeing to any settlement of any disputed items of Partnership income and expense, there is no assurance that such settlement will be in the best interest of any specific
Limited Partner given his or her specific tax situation.


                           FIDUCIARY RESPONSIBILITY

General

    The General Partner is accountable to the Partnership as a fiduciary pursuant to the terms of the Partnership Agreement. In accordance therewith, the
General Partner must at all times act with integrity and good faith and exercise due diligence in the conduct of the business of the Partnership and in resolving conflicts of interest, subject to certain limitations set forth in the
Partnership Agreement.

Conflicts

    General. Under Delaware law, general partners are held to a duty of the highest good faith in conducting partnership affairs. This has been interpreted to mean that a general partner cannot engage in a business which would create an interest for the general partner that is adverse to that of the partnership.
Because the General Partner and certain partnerships which it has sponsored, or in the future may sponsor, will acquire and lease equipment and enter into financing arrangements, the General Partner may be deemed to have a position adverse to the Partnership.

    Modification. The Partnership Agreement includes certain provisions which are intended to facilitate resolution of conflicts of interest which may arise between the Partnership and other Programs sponsored by the General Partner or any Affiliates of the General Partner with respect to particular investment opportunities that become available. See "CONFLICTS OF INTEREST--Competition with the General Partner and its Affiliates." In particular, the Partnership
Agreement provides that, if, after considering appropriate factors, the General
Partner determines that any investment opportunity would be equally suitable for the Partnership and various other Affiliated Entities, the General Partner shall make such investment opportunity available on a rotation basis; provided that until all Capital Contributions have been invested or committed to investment in
Investments and Reserves (not exceeding 3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Partnership Agreement, all such investment opportunities (other than certain
Leases) shall be presented to the Partnership first. Furthermore, if two or more entities sponsored by the General Partner or any of its Affiliates are in a position to lease the same equipment or provide the same financing, the General
Partner will generally afford priority to the entity that has equipment which has been available for lease or sale or that has had funds available to invest for the longest period of time. It is not clear under Delaware law whether such provisions would be enforceable.



    Detriment and Benefit. Without modifying the general common law fiduciary duties, the General Partner could not serve as the general partner for the
Partnership and any other investor program which might acquire, finance and lease equipment at the same time. The modification made by the Partnership
Agreement may operate as a detriment to the Limited Partners because there may be business opportunities that will not be made available to the Partnership.

    The foregoing modifications permit the General Partner to act as the General
Partner of more than one similar investment program and for the Partnership to benefit from its experience resulting therefrom, but relieves the General
Partner and/or its Affiliates of the strict fiduciary duty of a general partner acting as such for only one investment program at a time, and permits the
Partnership to use joint ventures to acquire larger and more diverse assets.
The
Partnership Agreement provisions are intended to reconcile the applicable requirements of the Delaware Act with the fact that the General Partner is currently managing, and will continue to manage during the term of the
Partnership, a number of other equipment leasing programs with which possible conflicts of interest may arise and be resolved in a manner consistent with the expectation of the investors of all such programs, the General Partner's fiduciary duties and the Partnership's and such other entities' investment objectives, including especially that of investment diversification.

Indemnification of the General Partner, Dealer-Manager and Selling Dealers

    The  Partnership  Agreement  provides  that the General  Partner  shall have
limited liability to the Partnership and the Limited Partners,  and provides for
the   indemnification   of  the  General  Partner  and  its  Affiliates  by
the
Partnership, from assets of the Partnership (and not by the Limited Partners), for any liability, loss, cost and expense of litigation that arises out of certain acts or omissions by the General Partner and its Affiliates, provided that the General Partner or the Affiliate determined in good faith that such action or inaction was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct by the General Partner or such Affiliate. Notwithstanding the foregoing, the General Partner and each
Affiliate shall be liable, responsible and accountable, and the Partnership shall not be liable to any such party, for any portion of any such liability, loss, cost or expense which resulted from such party's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnership or any
Partner, as determined by a court of competent jurisdiction. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such provisions in the
Partnership Agreement which provisions could be asserted by the General Partner as a defense to suit by a Limited Partner for alleged breach by the General
Partner of its fiduciary duty in conducting the affairs of the Partnership.

    In addition, the General Partner has agreed to indemnify the Dealer-Manager and the Selling Dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own fraud, negligence or misconduct) in connection with the offer or sale of Units.
A successful claim for any indemnification would deplete the Partnership's assets by the amount paid and could reduce the amount of distributions subsequently made to the Limited Partners.

    The Partnership is not permitted, however, to furnish indemnification to the
General Partner, any Affiliate of the General Partner, any Affiliate or any
Person acting as a Selling Dealer (as the case may be) for any losses, liabilities or litigation, settlement or any other costs or expenses arising from or out of an alleged violation of federal or state securities laws unless
(i)(A) there has been a successful adjudication on the merits in favor of such indemnitee or Selling Dealer on each count involving alleged securities laws violations by such indemnitee or Selling Dealer, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or
(C) a court of competent jurisdiction shall have approved a settlement of the claims against the indemnitee and indemnification in respect of the costs thereof, and (ii) the court shall have been advised by the General Partner as to the current position of the Securities and Exchange Commission, the Securities
Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of
Missouri and Tennessee and any other relevant regulatory body with respect to the issue of indemnification for securities law violations.

Investor Remedies

    Under the Delaware Act, a Limited Partner may institute legal action (i) on behalf of himself and all other similarly situated Limited Partners (a class action) to recover damages for a breach by the General Partner of its fiduciary duty or (ii) on behalf of the Partnership (a derivative action) to recover damages from the General Partner or from third parties where the General Partner has failed or refused to enforce an obligation. In addition, (i) investors may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under federal and state securities laws; and (ii) investors who have suffered losses in connection with the purchase or sale of their Units may be able to recover such losses from the entity (e.g., a Selling Dealer or the Dealer-Manager
(including all Persons associated therewith)) which is determined to have violated the anti-fraud provisions of federal or state securities laws.

    In addition, where an employee benefit plan has acquired Units, case law applying the fiduciary duty concepts of ERISA to an insurance company in connection with an insurance contract could be viewed to apply with equal force to the General Partner. The General Partner will provide quarterly and annual reports of operations and must, on demand, give any Limited Partner or his/her legal representative a copy of the Form 10-K and true and full information concerning the Partnership's affairs. Further, the Partnership's books and records may be inspected or copied by its Limited Partners or their legal representatives at any time during normal business hours. See "SUMMARY OF THE
PARTNERSHIP AGREEMENT -- Access to Books and Records."

    This is a rapidly developing and changing area of the law and this summary, which describes in general terms the remedies available to Limited Partners for breaches of fiduciary duty by the General Partner, is based on statutes and judicial and administrative decisions as of the date of this Prospectus. Limited
Partners who have questions concerning the duties of the General Partner or who believe that a breach of fiduciary duty by the General Partner has occurred should consult their own counsel.

    To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable. If a claim for indemnification against such liabilities
(other than for expenses incurred in a successful defense) is asserted against the Partnership by the General Partner under the Partnership Agreement or otherwise, the Partnership will submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

           OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES

    Prior Public Programs

    The General Partner was formed in 1985 to finance and lease equipment, and sponsor and act as the general partner for publicly offered, income-oriented equipment leasing limited partnerships. In addition to the Partnership, the
General Partner is the general partner of ICON Cash Flow Partners,  L.P.,
Series
A ("Series A"), ICON Cash Flow Partners,  L.P., Series B ("Series B"), ICON
Cash
Flow  Partners,  L.P.,  Series C ("Series  C"), ICON Cash Flow  Partners,
L.P.,
Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E") and
ICON Cash Flow  Partners  L.P. Six ("L.P.  Six") which,  together with Series
A,
Series B, Series C, Series D and Series E is referred to collectively as the
"Prior Public Programs"). The Prior Public Programs were (or are in the case of
L.P. Six) also publicly-offered and income-oriented equipment leasing limited partnerships with objectives similar to the Partnership. The General Partner and its Affiliates have also engaged in the past and may in the future engage, to a limited extent, in the business of brokering equipment leasing or financing transactions which do not meet the investment criteria established by the
General Partner and the Prior Public Programs (such as creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

    In addition, until 1985 Affiliates of the General Partner were engaged in the business of originating privately-offered real estate investment and equipment leasing programs which they continue to manage primarily for the benefit of non-Affiliated parties.

    As of  February  1,  1989  (the  final  date for  admission  of its limited
partners),  Series A had held twelve  closings  beginning May 6, 1988 and ending
January  8, 1989,  and had  received a total of  $2,504,500  in limited partner
capital  contributions  from 222  investors.  As of November 16, 1990 (the final
date for  admission  of its limited  partners),  Series B had held twenty-seven
closings beginning  September 22, 1989 and ending on November 16, 1990 following
which a total of 1,742 investors, holding limited partnership interests equal to
the entire  $20,000,000  offering of such partnership,  were admitted as limited
partners  in the Series B  partnership.  As of June 20, 1991 (the final date for
admission  of  its  limited  partners),  Series  C had  held  thirteen closings
beginning January 3, 1991 and ending on June 20, 1991 following which a total of
1,732  investors,  holding  limited  partnership  interests  equal to the entire
$20,000,000  offering of such partnership,  were admitted as limited partners in
the Series C  partnership.  As of June 5, 1992 (the final date for  admission of
its limited partners),  Series D had held nineteen closings beginning
September
13, 1991 and ending on June 5, 1992, following which a total of 3,054 investors,
holding limited partnership  interests equal to the entire $40,000,000 offering
of  such  partnership,  were  admitted  as  limited  partners  in the
Series  D
partnership.  As of August 6, 1993, Series E had held 27 closings beginning
July
6, 1992 and including August 6, 1993, following which a total of 3,738 investors
which had  subscribed for units in such  partnership  through July 31, 1993
(the
termination  date  of  Series  E's  offering  period)  and  which  held limited
partnership  interests  equal to  $61,041,150  out of the  original
$80,000,000
offering which was registered had been admitted as Limited Partners to the
Series E partnership. As of September 1, 1995, L.P. Six had held 35 closings beginning March 31, 1994 and including August 31, 1995, following which a total of 1,819 Limited Partners (exclusive of the Initial Limited Partner) with total subscriptions for 307,778.5844 Units ($30,777,858.44) out of the original
$120,000,000 offering which was registered had been admitted to the Partnership.
See Exhibit B--TABLE I. "EXPERIENCE IN RAISING AND INVESTING FUNDS."

    The Prior  Public  Programs are all actively  engaged in the  ownership
and
operation of Leases and Financing  Transactions.  As of June 30, 1995, the
Prior
Public Programs had originated or acquired investments (stated in terms of their
respective original acquisition costs) as follows: Series A had acquired a total
of $6,033,973 of leased  equipment (by original  cost),  $1,527,488 of financing
transactions (by original cost) and total investments of $7,561,461 (by original
cost). Series B had acquired a total of $61,423,474 leased equipment,
$3,291,882
of financing  transactions  and total  investments of $64,715,356;  Series C had
acquired a total of  $65,547,480  of leased  equipment,  $2,103,417 of financing
transactions and total investments of $67,650,897; Series D had acquired a total
of $88,049,907 of leased  equipment,  $6,127,538 of financing  transactions
and
total investments of $94,177,445;  Series E had acquired a total of
$167,529,893
of leased equipment, $8,316,597 of financing transactions and total investments of $175,846,490; and L.P. Six had acquired a total of $69,075,927 of leased equipment, $1,584,433 of financing transactions and total investments of
$70,660,360.

    As of June 30, 1995, Series A had equipment under management (by original cost of investment acquired less the total original cost of assets sold)
consisting of $622,810 of leases and $933,073 of financing transactions which represents 10.3% and 61.1% of the original cost of investments acquired, respectively. Series B had equipment under management (by original cost of investment acquired less the total original cost of assets sold) consisting of
$11,887,497 of leases and $1,199,559 of financing transactions which represents
19.3% and 36.4% of the original cost of investments acquired, respectively,
Series C had equipment under management (determined as above) consisting of
$33,548,272 of leases and $1,588,054 of financing transactions which represents
51.2% and 75.5% of the original cost of investments acquired, respectively,
Series D had equipment under management (determined as above) consisting of
$48,902,126 of leases and $3,850,571 of financing transactions which represents
55.5% and 62.8% of the original cost of investments acquired, respectively,
Series E had equipment under management (determined as above) consisting of
$140,635,809 of leases and $6,888,306 of financing transactions which represents
83.9% and 82.8% of the original cost of investments acquired, respectively and
L.P. Six had equipment under management (determined as above) consisting of
$67,962,549 of leases and $1,584,433 of financing transactions which represents
98.4% and 100% of the original cost of investments acquired, respectively.

    The  percentages  and  amounts  of  cash  distributions   which
represented
investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Series A through L.P. Six for each year from their respective dates of formation through
June 30, 1995 are included in TABLE III of Exhibit B hereto ("Operating Results of Prior Public Programs"). Certain additional investment information concerning such Programs as of June 30, 1995 is also included in Tables I, II and V of
Exhibit B and in Table VI to the Registration Statement, as amended, of which this Prospectus is a part.

    Three  of the  Prior  Public  Programs,  Series  A,  Series  B and
Series C
experienced  unexpected  losses in  1991-1992  as shown on TABLE  III.
Series A
experienced  losses of $133,569 in 1992  primarily  related to the bankruptcy of
Richmond Gordman Stores,  Inc. Series B established a provision for bad debts in
1991 of  $1,260,999  primarily  relating to defaults by  guarantors  under asset
purchase  contracts  and, in addition,  wrote down its  investment  in equipment
leases related to Financial News Network,  Inc. and Data Broadcasting
Services,
Inc. by $148,983 as a result of reported  lessee  fraud by those  companies
and
their eventual  bankruptcy.  In 1992, Series B wrote down its residual positions
by $506,690, $138,218 of which was related to the bankruptcy of Richmond
Gordman
Stores,  Inc.  and  $368,472  of which  was  related  to rapid  obsolescence of
equipment due to unexpected  withdrawal of software support by the manufacturer.
Series C wrote-down its residual position in 1992 by $1,412,365  relating to the
bankruptcy of PharMor,  Inc.  which  involved the reported  misappropriation of
funds by the  management of such company and the  overstatement  of inventory on
its audited financial  statements.  The Sponsor has taken certain steps which it
believes  will permit  Series A, Series B and Series C to recover  such losses,
including the following:  (1) foregone Administrative Expense reimbursements for
the period July 1, 1991 through  September  30, 1993,  to which it was otherwise
entitled in the amount of $34,961 (Series A),  $697,463  (Series B) and
$859,961
(Series  C); (2)  reduced  the annual  cash  distribution  rate to 9%
effective
September 1, 1993 for Series A, B and C to make available  additional  funds for
supplemental reinvestments for each of such Programs; (3) deferred the
Sponsor's
receipt of management fees effective  September 1, 1993 (which deferrals for the
period  September 1, 1993  through  June 30, 1995 amount to $28,812  (Series
A),
$315,408  (Series B) and $428,503  (Series C));  (4)  effective  January 1,
1994
reduced the  management  fees which Series A, Series B and Series C each pays to
the Sponsor to a flat rate of 2% and effective  January 1, 1995 further reduced
the  management  fees which  Series A pays to the  Sponsor to a flat rate of
1%,
which fee reductions have resulted in decreases in expenses to such Programs for
the period  January 1, 1994 to June 30,  1995 of $17,198  (Series  A),
$262,310
(Series B) and $325,766  (Series C); (5) effective  January 31, 1994, converted
the variable rate borrowing  facilities of Series A, B and C to fixed rate, term
loan financings in the original  principal  amounts of $720,000,  $1,600,000
and
$1,500,000, respectively, to eliminate interest rate risk on the related portions of such Programs' portfolios; and (6) effective January 31, 1995, amended the partnership agreement of Series A, by vote of a majority of its limited partners to (a) extend the reinvestment period of Series A by not less than 2 nor more than 4 years, (b) authorize loans by the Sponsor to Series A under certain conditions for a term in excess of twelve months and up to
$250,000, and (c) (as noted in clause (4), above) decrease the rate of management fees payable by Series A to the Sponsor to a flat 1% of gross revenues from all of its leases and financing transactions (pursuant to the amendments, the Sponsor, in February and March 1995, lent $75,000 and $100,000, respectively, to Series A). The Sponsor subsequently elected to write off such loans as of March 31, 1995 (see Note (4) of the Consolidated Financial
Statements of the Sponsor appearing on Page 119 of this Prospectus). There can be no assurance that the forgoing steps will be successful in recovering the full amount of the losses of Series A, Series B and Series C which are described in this paragraph. To the extent such efforts are not successful and, as a result, Series A, Series B or Series C do not earn sufficient amounts through their respective remaining periods of operations to recoup such losses, any of such Programs so effected would not be able to return all of its respective investors' capital.

    The General  Partner hereby agrees that it will provide the most recent
Form
10-K for any of the Prior Public Programs, upon written request (with no fee but with reimbursement of its actual out of pocket costs and expenses of copying and mailing such Form 10-K) and provide copies of the exhibits to such Form 10-K for a reasonable fee and with reimbursement of its actual out of pocket costs and expenses of copying and mailing such exhibits to such Form 10-K.

    Prior Non-Public Programs

    Certain subsidiaries of International Consolidated Group, Inc. ("ICG"), an
Affiliate of the General Partner (see "MANAGEMENT"), sponsored and completed the sale of securities for fifty-nine tax-advantaged investment programs (the "Prior
Non-Public Programs") between the years 1979 through 1985. All of such programs' investment objectives are substantially dissimilar to those of the Prior Public
Programs of the Partnership.

    The  information  presented  in this  Section  concerning  the Prior
Public
Programs and the Prior Non-Public Programs and the information and data in the
Tables included as Exhibit B for the Prior Public Programs are unaudited and represent the experience of the General Partner and its Affiliates in the Prior
Programs. Persons who invest in Units in the Partnership will not have any ownership interest in any other program as a result of such investment and should not assume that they will experience returns, if any, comparable to those experienced by the investors in the Prior Public Programs.


                            STATUS OF THE OFFERING

    As of the date of this Prospectus, the Partnership had not had its Initial
Closing.

                  CERTAIN RELATIONSHIPS WITH THE PARTNERSHIP

    The following diagram shows the relationship of the Partnership and the
General Partner with certain Affiliates of the General Partner. The solid lines indicate ownership and the broken lines certain contractual relationships. All of the entities shown below are corporations except as otherwise indicated.

ICON Securities Corp.                                     ICON Capital Corp.
(the "Dealer-Manager")                                   ("General Partner")
(100% of the outstanding                                    (59.8% of the
securities of the Dealer-                               outstanding securities
Manager is owned indirectly                             of the General Partner
by Peter D. Beekman)                                         is owned by
        |                                                 Peter D. Beekman)
        |                                                             |
        |                                                             |
        -------------------ICON Cash Flow Partners L.P. Seven-------- |
                              (the "Partnership")


                                  MANAGEMENT

The General Partner

    The General Partner, ICON Capital Corp., is a Connecticut corporation which was formed in 1985 under the name ICON Properties, Inc. The name of the General
Partner was changed on July 19, 1990 to more accurately reflect the scope and focus of its business activities. The General Partner's principal offices are located at 600 Mamaroneck Avenue, Harrison, New York 10528, and its telephone number is (914) 698-0600. The officers of the General Partner, listed below, have extensive experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment.

    The General  Partner will perform,  or cause to be  performed,  all services
relating  to  the   day-to-day   management   of  the  Equipment  and
Financing
Transactions  of the  Partnership.  Such  services  include  the  collection of
payments due from the lessees of the Equipment and companies  which entered into
Financing  Transactions   ("Users"),   releasing  services  in  connection
with
Equipment which is off-lease, inspections of the Equipment, liaison with Lessees and Users, supervision of maintenance being performed by third parties, and monitoring of performance by the Lessees of their obligations under the Leases and Users under Financing Transactions, including payment of rent or principal and interest and all operating expenses.

    Peter D. Beekman owns or controls 59.8% of the outstanding capital stock of the General Partner.

    The officers and directors of the General Partner are:

    Peter D. Beekman    Chairman of the Board and President
    Cortes E. DeRussy   Executive Vice President and Director
    Charles Duggan    Executive Vice President,  Chief  Financial  Officer and
Director
    Susan H. Beekman    Vice President, Secretary and Director
    Gary N. Silverhardt       Vice President and Controller

Peter D. Beekman - Chairman of the Board and President

    Peter D. Beekman, 56, founded the Company in 1985 and previously had founded the ICON Group, Inc. affiliate in 1978. From 1974 to 1978 he was the Equity Syndication Director for Litton Industries Credit Corporation. Prior to 1974, Mr. Beekman held marketing positions with International Business Machines Corp., Itel Corp. and Computer Investors Group, Inc. Earlier, he served as an officer in the United States Navy. He is a founder and a former director of the Eastern Association of Equipment Lessors. Mr. Beekman received a B.S. degree from Worcester Polytechnic Institute.

Cortes E.  DeRussy - Executive  Vice  President,  Chief  Leasing  Officer and
Director

    Cortes E. DeRussy, 55, joined ICON in 1985. From 1971 to 1985, he was with
Industralease  Corporation,  most  recently  as  President.  Prior to 1971,
Mr.
DeRussy was an Account Executive with Cowen & Company,  President of
Progressive
Data Services and an Account  Executive  with Merrill  Lynch,  Pierce,
Fenner &
Smith. Earlier he served as an officer in the United States Army. Mr. DeRussy is a director of the Equipment Leasing Association of America and was a founder, former president and a former director of the Eastern Association of Equipment
Lessors. He received a BBA degree from Tulane University.

Charles  Duggan -  Executive  Vice  President,  Chief  Financial  Officer and
Director

    Charles  Duggan,  53,  joined  ICON in 1986.  From  1985 to  1986,  he was
Senior Vice President of CSA Financial Corp., and from 1981 to 1985, Vice President - Finance of Finalco Group, Inc. Prior to 1981, Mr. Duggan served as chief financial officer of International Paper Credit Corporation and Litton Industries Credit Corporation. Earlier, he was with Touche Ross & Co. and Revlon, Inc. Mr. Duggan is treasurer and a director of the Eastern Association of Equipment Lessors. He received a B.S. degree from Fordham University and is a Certified Public Accountant.

Susan H. Beekman - Vice President, Secretary, Treasurer and Director

    Susan H. Beekman, 52, joined the ICON Group, Inc. affiliate when it was founded in 1978 and has been a member of ICON since its inception in 1985. Prior to 1978, she held system development and programming positions with American Telephone & Telegraph Company, International Business Machines Corporation, and American Airlines. Ms. Beekman is the wife of Peter D. Beekman. She received an MA degree from Manhattanville College and a B.A. degree from Allegheny College.

Gary N. Silverhardt - Vice President and Controller

    Gary N. Silverhardt, 35, joined ICON in 1989. From 1985 to 1989 he was with
Coopers & Lybrand,  most  recently as an Audit  Supervisor.  Prior to 1985,
Mr.
Silverhardt was employed by Katz, Schneeberg & Co. He received a B.S. degree from the State University of New York at New Paltz and is a Certified Public
Accountant.

Other key management personnel include:

William F. Schuler - General Counsel

    William F.  Schuler,  46,  joined  ICON in 1988.  From 1984 to 1988,  he was
General Counsel of CSA Financial  Corp.,  and from 1980 to 1984, he an
Associate
with the law firm of Roche, Carens and DeGiacomo. Prior to 1981, Mr. Schuler
was
with  the  Bank of  Boston.  He  received  B.A.  and J.D.  degrees  from
Temple
University  and  an  LLM  from  Boston   University  and  is  a  member  of
the
Massachusetts and Pennsylvania Bar Associations.

Elizabeth A. Schuette - Lease Operations Director

    Elizabeth A. Schuette, 36, joined ICON in 1995. From 1994 to 1995, she was
Vice President - Credit at Phoenixcor,  Inc., from 1993 to 1994, Vice
President,
Special Credits for Concord Leasing,  Inc., from 1989 to 1993, a Regional
Credit
Manager for Household Finance from 1986 to 1989, an Assistant Vice President for
Citytrust Bank and from 1983 to 1986, an Assistant Vice President for Society for Savings. Prior to 1983, Ms Schuette was a Financial Consultant for Kaplan,
Smith and Associates and a Cost Analyst for Booz Allen & Hamilton. She received an MA degree from George Washington University and a BA from The College of
William and Mary.

Mitchell Larkin - Lease Acquisition Director

    Mitchell  Larkin,  46,  joined ICON in 1990.  From 1988 to 1990 he was
Lease
Acquisition Specialist for LDI Financial Services, Inc., from 1987 to 1988 was a
Regional Sales Manager for First  Interstate  Credit  Alliance from 1987 to
1988
and from 1985 to 1987,  he was a  marketing  representative  for ICON.  Prior to
1985, Mr. Larkin held marketing and credit  positions  with  Scientific
Leasing
Corp.,   Equilease  Corp.,  Litton  Industries  Credit  Corporation  and
Leasco
Computer, Inc. He received a B.S. degree from Husson College.

Robert B. Gage - Portfolio Management Director

    Robert B. Gage, 57, joined ICON in 1992.  From 1981 to 1985, he was with
AIC
Leasing Services, Inc., most recently as Vice President and General Manager, and from 1969 to 1981 he was Director of Operations for Rockwood Computer Corp.
Prior to 1969, Mr.Gage was with Electrographic Corporation. He received BBA degree from West Virginia Wesleyan College.

Affiliates of the General Partner

ICON Securities Corp. and International Consolidated Group, Inc.

    ICON Securities Corp., (the "Dealer-Manager"), is a New York corporation and a wholly owned subsidiary of International Consolidated Group, Inc., which was formed in 1982 to manage the equity sales for investor programs sponsored by its
Affiliates. The Dealer-Manager is registered with the Securities and Exchange
Commission and is a member of the National  Association  of Securities
Dealers,
Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. will act as the Dealer-Manager of the Offering.

    International Consolidated Group, Inc. ("ICG") is a New York corporation
and
the   parent  of  a  number  of   wholly-owned   subsidiaries,   including
the
Dealer-Manager,   which  were  formed  to  sponsor,  own,  operate,  and
manage
privately-offered investment programs in specified leasing, finance and real estate investments, and to sell equity interests in such programs. Of those subsidiaries, only the Dealer-Manager is intended to continue to engage in any material on-going business activity after completion of operations of those programs.

    In  the  years  from  1979  through  1986,   ICG  and/or  its
subsidiaries
successfully   syndicated   the  equity   offering  of  59   privately
offered
tax-advantaged investment programs engaged in the equipment leasing and lease finance businesses and three real estate leasing programs which in the aggregate raised approximately $24.6 million of equity and invested the net funds raised by such offerings in approximately $90 million of equipment, financing transactions and reserves.


                      INVESTMENT OBJECTIVES AND POLICIES

General

    Investment Objectives.  The Partnership intends to acquire and lease various
types of Equipment  primarily to businesses  located  within the United
States,
which the General Partner determines are Creditworthy. The Partnership will also
provide  financing  to these same types of  businesses  secured by tangible
and
intangible  personal property and other or additional  collateral  determined by
the General  Partner to be sufficient  in amounts and types to provide adequate
security for the current and future  obligations of such borrowers.  The
General
Partner estimates that approximately  one-third of Net Offering Proceeds will be
invested in Financing Transactions as well as Leases or other transactions which
produce portfolio income although the General Partner may determine to invest up
to one-half of such Proceeds in such Investments if, in its sole discretion, it
believes such Investments to be in the best interests of the  Partnership.
Over
the life of the  Partnership,  the General  Partner  expects that approximately
one-third  of  its  Investments,   by  cost,  will  consist  of  such  types
of
Investments.  See  "Investment  Discretion  of the General  Partner" and
"Credit
Review Procedures" in this section.

The Partnership's overall investment objectives are:

    (i) to achieve the Maximum Offering in an orderly manner;

    (ii) to apply promptly Net Offering Proceeds, together with the principal amount of any Indebtedness permitted to be incurred, to acquire
Investments,
    which are as broadly diversified by collateral type, lessee/user industry and geographic location as is possible in accordance with the Partnership's investment objectives and policies described herein and in the Partnership
    Agreement;

    (iii) to arrange for financing of  substantially  all  contractual revenues
    receivable   for  such   Investments   which  are  not  needed  for
current
    distributions and operating expenses;

    (iv) to make  monthly cash  distributions  in an amount equal to "First
Cash
    Distributions"  to each of the Limited  Partners  from Cash From
Operations
    during the Reinvestment  Period (which shall commence on the Initial
Closing
    Date and end not less than five (5) years nor more than eight (8) years after the Final Closing Date (see "Cash  Distributions to
Partners--Monthly
    Cash Distributions and; "--First Cash Distributions to the Limited
Partners"
    in this section);

    (v) to re-invest all undistributed  Cash From Operations and Cash From
Sales
    in  additional  Investments  during  the  Reinvestment  Period  to increase
    continuously  the  total  amount  of  the  Partnership's
revenue-generating
    Investments  (see   "--Reinvestment  of  Undistributed  Cash  in
Additional
    Equipment, Leases and Financing Transactions" in this section); and then

    (vi) to sell or otherwise transfer the Partnership's Investments and other assets in an orderly  manner and  thereafter to  distribute  Cash From
Sales
    thereof to the Partners within approximately six (6) to thirty (30) months after the end of the Reinvestment Period.

    It is expected that the Partnership will initially invest a minimum of the sum of (x) 74.0% of Gross Offering Proceeds (assuming 80% leverage--see "SOURCES
AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS") and (y) related borrowings (which are projected to average 50%, but may be up to 80%, of the aggregate Purchase Price of the Partnership's Investments), together with amounts payable from the rentals due from its Leases and excess Cash From
Operations, to make Investments.

THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP WILL BE SUCCESSFUL IN MEETING
ANY
OF ITS OBJECTIVES OR THAT SUCH OBJECTIVES WILL BE ATTAINED AT ALL.

    Investment  Discretion  of the  General  Partner.  As of the  date  of this
Prospectus,  the  Partnership  does not have any  investment  in,  or  option
or
contractual commitment to acquire, lease or finance any specific Investments.
In
light of the fact  that no  proposed  Investments  have  been made by or for the
Partnership by any of the  Partnership,  the General Partner or any Affiliate
of
the General Partner as of the date of this Prospectus,  and because there can be
no way of anticipating what types of Investments will be available on reasonable
terms at the times the Partnership is ready to invest its funds, there can be no
assurance as to the ultimate  composition of the Partnership's actual
Investment
portfolio.  In addition,  the proportion of the total  Investments which will be
made in Equipment and Leases on the one hand and Financing  Transactions  on the
other hand will  depend on a number of factors  including,  without limitation,
state tax laws (e.g., sales, use, property and/or franchise taxes which apply in
certain  jurisdictions  to leases  and  leased  equipment  but not loans and the
collateral  therefor) or other laws (for  example,  those  applicable to secured
transactions)  which  may  make it more  cost-effective  to a  proposed  User
or
provide the Partnership with additional  rights or cost-savings if a transaction
is structured as a Financing Transaction rather than a Lease.  Accordingly, the
General  Partner may vary the  Partnership's  Investment  portfolio to adjust to
prevailing   market,   statutory   and  economic   conditions   to  achieve
the
Partnership's  investment yield,  cash  distribution and other  objectives.
See
"FIDUCIARY  RESPONSIBILITY"  and "OTHER  OFFERINGS  BY THE  GENERAL  PARTNER
AND
AFFILIATES" and Table IV to the Registration Statement.

    The success of the Partnership will largely depend upon the quality of the
Equipment purchased, the timing of such purchases and the Purchase Price and other lease and remarketing terms negotiated by the General Partner with respect thereto. Furthermore, in order to ensure that Equipment is suitable for re-lease or sale, the Partnership may be required to recondition the Equipment and may be required to borrow funds for that purpose. See "--Leveraged Investments" below.

Acquisition Policies and Procedures

    Equipment.   The   Partnership   will  only   acquire   Equipment
which  a
non-Affiliated Creditworthy Lessee has committed to lease from the Partnership or which is subject to an existing lease. See "--Leases and Lessees" in this section. The Partnership may purchase Used Equipment from the current users
(which may be the proposed Lessees pursuant to a sale-leaseback or other arrangement) or from dealers in such Equipment at a price which will not exceed the fair market value of such Equipment. New Equipment purchased by the
Partnership  may be acquired  from  manufacturers,  dealers or proposed
Lessees
(through a sale-leaseback or other arrangement), either by contracting with such parties directly or by purchasing rights under previously existing purchase agreements. Under certain circumstances, Equipment may be purchased from other sources on an ad hoc basis to meet the needs of a particular Creditworthy
Lessee. Substantial Equipment purchases by the Partnership will be made only subject to the General Partner obtaining such information and reports, and undertaking such inspections and surveys, as the General Partner may deem necessary or advisable to determine the probable economic life, reliability and productivity of such Equipment, as well as the competitive position, suitability and desirability of investing in such Equipment as compared with other investment opportunities. There can be no assurance that favorable purchase agreements can be negotiated with Equipment manufacturers or their authorized dealers or lease brokers at the time the Partnership commences operations or at any time during the life of the Partnership.

    The Partnership shall neither purchase,  lease or license  Investments from,
nor sell, lease or license  Investments to, the General Partner or any
Affiliate
of the General Partner (including,  without limitation, any Program in which the
General Partner or any such Affiliate has an interest);  provided, however, that
the  Partnership  may  make  Affiliated  Investments  and  Investments  in
Joint
Ventures   after   satisfying   certain   conditions   and  subject  to
certain
restrictions. See "SUMMARY OF THE PARTNERSHIP AGREEMENT -- Limitations on
Exercise of Powers by the General Partner." After the Initial Closing Date, it is anticipated that most of the Partnership's Equipment will be purchased directly by the Partnership.

    The General  Partner  intends to evaluate the  Partnership's  Investments at
least  annually,  and more  frequently as  circumstances  require,  to determine
whether all items of Equipment and Financing  Transactions  should remain in its
portfolio or should be sold.  The General  Partner will make that decision based
upon the  Partnership's  operating  results,  general economic  conditions, tax
considerations,  the nature and condition of items of  Equipment,  the financial
condition of the parties  obligated to make payments  under Leases and
Financing
Transactions,   alternate   investment   opportunities  then  available  to
the
Partnership and other factors that the General Partner deems appropriate to such evaluation.

    Any Net Offering Proceeds not used to make Investments or committed to
Reserves to the extent permitted to be treated as Investments (see "Reserves") within 24 months after the Effective Date (or, if later, within 12 months of receipt of Offering Proceeds) will be returned pro rata to the Limited Partners based upon their respective number of Units, without interest and without deduction for Front-End Fees. See "--Return of Uninvested Net Proceeds."

Credit Review Procedures

    All investment decisions with respect to the acquisition and leasing of
Equipment and the entering into of Financing Transactions shall be made by the executive officers of the General Partner, subject to the approval of the Credit
Committee of the General Partner and to the investment policies described herein and the undertakings set forth under "CONFLICTS OF INTEREST." All potential
Leases and Financing Transactions shall be evaluated on the basis of (i) the extent to which such transaction appears to satisfy the Partnership's investment objectives, including particularly the economic return to the Partnership,
(ii)
the financial condition of the prospective Lessee or User and the character of its business, (iii) the availability of additional collateral and credit enhancements to ensure performance by the potential Lessee or User and (iv) the type of equipment to be purchased for lease or which will secure the proposed
Financing Transaction.

    The General Partner has established a Credit Committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential Leases and Financing Transactions by the credit department of the General Partner (including, without limitation, the determination whether any Person qualifies as a Creditworthy Lessee or a Creditworthy User). The
Credit Committee will be responsible for supervising the day-to-day work of the credit department and approving significant individual transactions or portfolio purchases as well as transactions which vary from standard credit criteria and policies. The Credit Committee will, at all times, consist of four persons designated by the General Partner. It is anticipated that all four persons comprising the Credit Committee will be and will continue to be officers and employees of the General Partner or an Affiliate of the General Partner. Action by the Credit Committee shall be determined by a majority and a report of any action taken thereby shall promptly be delivered to the General Partner. As of the date of this Prospectus, the members of the Credit Committee are Messrs. Beekman, DeRussy and Duggan and Mrs. Schuette.

    The credit  department  is  responsible  for  following  the  credit review
procedures  described below and determining  compliance  therewith.  The
General
Partner intends that the such procedures (or similar procedures that it believes
to be equally  reliable) shall be observed in reviewing  either potential
Leases
or  Financing  Transactions  whether  originated  by the General  Partner or any
Affiliate  of  the  General  Partner  or  acquired  by  the   Partnership
from
non-Affiliated third parties. Such procedures currently in effect are generally as follows:

    (i) receipt of a Lease or financing application from a potential Creditworthy Lessee or Creditworthy User;


    (ii) receipt and analysis of such potential Lessee's or User's current and recent years' financial statements and, if deemed appropriate, income tax returns for the most recently completed fiscal year(s) of such Lessee or
    User;

    (iii) independent verification of the potential Lessee's or User's credit history, bank accounts and trade references;

    (iv) credit reports concerning the potential Lessee or User from credit agencies such as Dun & Bradstreet, TRW, etc.; and

    (v) review and verification of underlying equipment or other collateral.

    The General Partner's credit procedures become progressively more stringent for transactions above $25,000 and $75,000, respectively, at each of which levels additional procedures, documentation and/or credit enhancement will be required as specified in such credit procedures and/or as required by the Credit
Committee. See "--Portfolio Acquisitions" in this section.

    After a thorough review of the above documents, a credit decision is made by
the credit  department of the General  Partner and the  transaction is submitted
for the review and  approval  of the Credit  Committee.  If the  transaction is
approved,  appropriate  documentation  (including any applicable  Lease or other
financing  agreement)  is  forwarded  to the  proposed  Creditworthy  Lessee
or
Creditworthy  User, as the case may be. In addition,  the General  Partner will,
where  it  deems  appropriate,  seek  and  obtain  the  personal  guarantees of
principals  or  corporate  parents  of, or other  forms of  credit enhancements
(including,  among other  things,  certificates  of deposit,  letters of credit,
mortgages  on real estate or liens on  unrelated  equipment)  from
Creditworthy
Lessees  and   Creditworthy   Users  in  connection  with  the  funding  of
the
transaction. Upon the General Partner's receipt, review and acceptance (and (if applicable) any lender's acceptance) of all appropriate documentation, signed by the Creditworthy Lessee or the Creditworthy User, as the case may be, the
General Partner will enter into the subject Lease or Financing Transaction in accordance with the terms thereof.

Leases and Lessees

    General. The Partnership's Leases are anticipated to have terms ranging from two to five years. Each Lease is expected to provide for aggregate contractual rents that return the Partnership's cost of its Investments (including Front-End
Fees) along with investment income. After its initial term, each Lease will be expected to produce additional investment income from the re-lease and/or ultimate sale of the Equipment subject thereto. Nevertheless, the actual economic return to the Partnership under any Lease will depend upon several factors, such as the amount of the rental and other payments required to be made by the Lessee under such Lease and the re-lease or sale value of the Equipment at the expiration of the term thereof.

    The General Partner anticipates that each Lease entered into on behalf of the Partnership, as well as each existing Lease acquired on behalf of the
Partnership, will generally provide that the Creditworthy Lessee will: (i) pay rent and other payments without deduction or offset of any kind; (ii) bear the risk of loss of the Equipment subject thereto; (iii) pay sales, use or similar taxes relating to the lease or other use of the Equipment; (iv) indemnify the
Partnership against any liability resulting from any act or omission of the
Creditworthy Lessee or its agents; (v) maintain the Equipment in good working order and condition during the term of such Lease; and (vi) not permit the assignment or sublease of the Equipment subject thereto without the prior written consent of the General Partner. The General Partner also anticipates that none of such Leases will be cancelable during their initial terms; provided that the General Partner may agree to Lease provisions which permit cancellation of a Lease upon payment of an appropriate penalty or upon securing a substitute
Lessee if such provisions are deemed by the General Partner to be in the
Partnership's best interest.

    Tax Classification of Leases. Although the Partnership intends to structure its Leases so that they are treated as leases rather than as conditional sales or financing transactions for tax purposes, the Service may contend in a given case that a Lease should be characterized as a sale or financing transaction, in which case a portion (equivalent to an interest element) of Lease revenues would be treated as ordinary income without offset or deduction for cost recovery and the balance of Lease payments would be treated as a return of principal. See
"RISK FACTORS--

Federal Income Tax Risks and ERISA Matters--Tax Treatment of Leases as Sales or
Financings and "FEDERAL INCOME TAX CONSEQUENCES -- Tax Treatment of the
Leases."

    Re-Leasing of Equipment. Following the expiration of any Lease entered into by the Partnership, the Partnership will seek to remarket the Equipment subject thereto by either (i) extending or renewing such Lease with the existing
Creditworthy Lessee, (ii) leasing such Equipment to a new Creditworthy Lessee or
(iii) selling such Equipment to the existing Lessee or a third party; provided that, during the Disposition Period, subsequent Leases covering such Equipment shall be upon terms consistent with the liquidation of the Partnership's
Investments and other assets and the distribution of the proceeds thereof.

    Restrictions  To  Assure   Diversification.   It  is  an  objective  of
the
Partnership to maintain adequate diversification of Creditworthy Lessees and
Creditworthy Users. To that end, the General Partner intends not to acquire
Equipment for lease to any one Lessee if, after such acquisition, such Equipment would have an aggregate Purchase Price in excess of 25% of the Partnership's original cost for all Investments in its portfolio as of the Final Closing Date, unless such Lessee has a net worth in excess of $100,000,000.

    Lease Provisions. The specific provisions of each Lease to be entered into or be acquired by the Partnership will depend upon a variety of factors, including (i) the type and intended use of the Equipment covered thereby,
(ii)
the business, operations and financial condition of the Creditworthy Lessee party thereto, (iii) regulatory considerations and (iv) the tax consequences and accounting treatment of certain provisions thereof.

    The General Partner anticipates that each such Lease will generally require that Creditworthy Lessees maintain both (i) casualty insurance in an amount equal to the lesser of the market value of the Equipment subject thereto or a specified amount set forth in such Lease and (2) liability insurance (naming the
Partnership as an additional insured) in an amount consistent with industry standards. In addition, each such Lease shall generally require the Creditworthy
Lessee party thereto to indemnify the Partnership as lessor under such Lease against any loss or liability incurred by or asserted against it arising out of such Lease, or any performance thereunder, or which is related to the Equipment subject thereto and to insure the Equipment, the Partnership and any other party with an interest in the Equipment from the normal risks of owning and operating the Equipment. In the opinion of the General Partner, each such Lease will also otherwise generally afford the Partnership overall protection substantially equivalent to that provided in leases then being negotiated by leasing companies and financial institutions.

    Each such Lease will prescribe certain events of default, including, without limitation, (i) a default, subject to applicable grace periods (if any), in the payment of rent, (ii) a failure, subject to applicable grace periods (if any), to observe or perform covenants or terms of such Lease and (iii) certain events with respect to the bankruptcy or insolvency of the Creditworthy Lessee party thereto. Enforcement of remedies is subject to applicable bankruptcy and similar laws. If, and to the extent that, the Partnership borrows funds in connection with any Lease, it will generally be required to assign some or all of its rights under such Lease as collateral for such borrowing.

    At the end of each Lease term, the Lessee will often have the option to buy the Equipment subject thereto or to terminate the Lease and return such
Equipment. The options available to the Lessee at the end of the Lease are significant in that the nature and extent of such options may determine the categorization of the Lease for tax, financial reporting and other purposes. See
"FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Leases."

    While the General Partner anticipates that all of the Equipment acquired by the Partnership will be leased to Creditworthy Lessees whose businesses are located within the United States, the Partnership may (but does not presently anticipate that it will) enter into Leases for Equipment located outside the
United States to an incidental degree, pursuant to which the Partnership may have an increased risk of loss in the event of a default by the Creditworthy
Lessee party thereto.

Equipment

    "New/Unused",   "Seasoned"  and  "Used/Remarketed  Equipment".  The
General
Partner   anticipates  that  the  Partnership  will  acquire  both
"new/unused"
Equipment (that is, Equipment initially delivered new by the manufacturer or vendor to the current Lessee less than two months prior to its purchase by the
Partnership) and "seasoned" Equipment (that is, Equipment initially delivered new by the manufacturer or new equipment vendor to the current Lessee more than two months prior to the Partnership's purchase of such Equipment and prior to the earlier of (i) the expiration of the first Lease thereof or (ii) the fifth anniversary of such initial delivery date). The Partnership expects that approximately 25% of its Equipment will consist of "new/unused" Equipment,
50-75% its Equipment will consist of "seasoned" Equipment and the balance of its
Equipment will consist of "used/remarketed" (that is, Equipment which was leased previously to another user) Equipment. The Partnership may also purchase
"used/remarketed" Equipment in lieu of "new/unused" Equipment or "seasoned"
Equipment and, at any time, "used/remarketed" Equipment may comprise 25% of the aggregate Purchase Price paid by the Partnership for all of its Equipment. Any item of Equipment shall be purchased by the Partnership at a Purchase Price not greater than the then current fair market value thereof.

    "Seasoned"  Equipment  would be  purchased  at  discounts  from the
Seller's
original cost, determined by the Credit Committee to be appropriate,  to reflect
the  (i)  remaining  useful  life of  such  Equipment  and  (ii)  the remaining
contractual  payments due under the related  Leases or  Financing
Transactions.
"Seasoned"  transactions  frequently are advantageous  because the
Partnership's
credit  department  will  have  the  opportunity  to  analyze  detailed payment
histories for the Creditworthy Lessee and or Creditworthy User prior to entering
into a purchase commitment.  In addition,  the Partnership frequently can reduce
or eliminate the normal credit risk associated with any Lease by negotiating for
the seller to  repurchase  those Leases,  the payments  under which are not kept
current within a specified trial period following the Partnership's  purchase of
such Equipment and related Leases. See "RISK FACTORS--Partnership and
Investment
Risks--Equipment   and  Lessees   Unspecified;   Investments  in
'New/Unused,'
'Seasoned'  and  'Used/Remarketed'   Equipment;   Investment  Delay;
Investment
Portfolio Composition."

    Equipment  Registration.  Aircraft  and  marine  vessels  may be  subject to
certain  registration  requirements  imposed  by  federal  law and regulations.
Registration,  which may be required for operation of aircraft within the
United
States,  is  permitted  only if each  partner of a  partnership  which owns such
aircraft is a United States  Citizen (as defined  below) or a Resident
Alien. A
trust of which a United  States  Citizen is the  trustee  may own United
States
registered  aircraft if the trustee is not subject to removal or certain control
or influence by  beneficiaries  more than 25% of whom are neither  United
States
Citizens nor Resident Aliens.  As a consequence,  title to certain aircraft that
the  Partnership  may  acquire  may be held by a trust  for the  benefit  of the
Partnership. Similarly, certain types of marine vessels must be registered prior
to operation in the waterways of the United States.  A partnership  may register
its vessels with the federal government only if at least 75% of its partners are
United States  Citizens.  If at any time a partnership  which owns United
States
registered  aircraft  and/or  vessels (or serves as the  beneficiary  of a trust
which does so) fails to satisfy the  registration  requirements  (whether due to
misrepresentation, change in citizenship status or transfer of units to a
Person
other  than  a  United  States  Citizen  or  Resident   Alien),   United
States
registration  may be  challenged  by an agency of the  federal  government.
Any
challenge, if successful,  could result in substantial penalties,  the premature
sale of such Equipment, the loss of the benefits of the central recording system
with respect to aircraft (thereby leaving the aircraft exposed to liens or other
interests  not of  record)  and a breach  of lease  agreements  entered  into in
connection with the acquisition and leasing of such Equipment. See "RISK
FACTORS
-- Partnership and Investment Risks -- Risk of Loss of Equipment
Registration."
Accordingly,  the General Partner will not admit a non-United  States Citizen as
an Assignee or Substitute  Limited  Partner of the Partnership if such admission
would result in the potential  invalidation  of the  registration of aircraft
or
vessels.  See  "INVESTOR   SUITABILITY  AND  MINIMUM  INVESTMENT
REQUIREMENTS;
SUBSCRIPTION PROCEDURES -- Citizenship" and "TRANSFER OF UNITS -- Restrictions on the Transfer of Units.")

    Types of Equipment.  The Partnership's Equipment is expected to include:

    (i) office and management information systems equipment (including, but not limited to, small, mini- and microcomputer management information systems)
    communication and related peripheral equipment, such as, terminals, tape, magnetic or optical, disc drives, disc controllers, printers, optical character scanning devices, and communication devices and modems), graphic processing equipment (such as typesetters, printing presses, computer aided design/computer aided manufacturing ("CAD/CAM") equipment) and photocopying equipment;

    (ii) printing systems (including, but not limited to, electronic laser printers);

    (iii)  materials  handling  equipment,   including,   but  not  limited
to,
    fork-lifts and other more specialized equipment for moving materials in warehouse or shipping or areas;

    (iv) machine tools and manufacturing  equipment,  including, but not limited
    to, computer- and mechanically-controlled lathes, drill presses, vertical
or
    horizontal  milling  machines,   rotary  or  cylindrical   grinders,
metal
    fabrication or slitting equipment, and other metal forming equipment used in the production of a broad range of machinery and equipment;


    (v) medical diagnostic and testing equipment, including, but not limited to,
    (A) radiology equipment (such as CT Scanning, X-Ray,  Fluoroscopic,
Nuclear
    Generators and Gamma Cameras), (B) sonographic equipment, (C) patient monitoring equipment and (D) miscellaneous medical equipment (such as "Crash
    Carts," lab test equipment, blood-gas analyzers, treatment room furniture);

    (vi)  aircraft  (including  air  frames,  engines  and/or  avionics, ground
    handling  equipment,   passenger  loading  ramps),  rail  and
over-the-road
    transportation   equipment  (including  boxcars,  tank  cars,  hopper
cars,
    flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track, tractors, trailers, heavy duty trucks and intermodal (rail to over-the-road) containers and chassis) and marine vessels (including, but not limited to, towboats and barges); and

    (vii) miscellaneous equipment of other types satisfying the investment objectives of the Partnership and consistent with the remaining term of the
    Partnership,  including, but not limited to, (A) furniture and fixtures,
(B)
    store fixtures, display cases, freezers, etc., (C) manufacturing equipment and (D) electronic test equipment.

    Length of Ownership of Equipment. The General Partner intends that the
Partnership will hold and lease the Equipment it acquires until such time as disposition appears advantageous in light of the Partnership's investment objectives. In deciding whether to dispose of an item of Equipment, the
Partnership will consider the type and condition of such Equipment, potential re-lease opportunities relating thereto, economic conditions, interest rates and many other factors. While the General Partner presently intends that the
Partnership shall own and lease its Equipment for no more than five years following the Final Closing Date, the Partnership may be required to retain ownership of Equipment for a longer period in the event that the Sale thereof appears disadvantageous in light of then prevailing economic conditions or changes in applicable laws (including, without limitation, federal or state income tax laws) and, accordingly, the Partnership is permitted to hold
Equipment for up to ten (10) years following the Final Closing Date.

Financing Transactions

    The Partnership may also enter into Financing Transactions with
Creditworthy
Users, including,  without limitation,  Financing Transactions pursuant to which
the  Partnership  shall  provide  financing  to  manufacturers  and lessors with
respect to equipment  leased  directly by such  manufacturers  ("vendor leasing
programs").  Such  Financing  Transactions  shall  be  evidenced  by  a written
promissory  note  of  the  Creditworthy   User  party  thereto   evidencing
the
irrevocable obligation of such Creditworthy User to repay the principal amount thereof, together with interest thereon, in accordance with the terms thereof, which repayment obligation shall be sufficient to return the Partnership's full cost associated with such Financing Transaction, together with some investment income. Furthermore, such repayment obligation would be collateralized by a security interest in such tangible or intangible personal property (including, without limitation, the Equipment financed thereby and any Lease to which such
Equipment is subject, as well as the receivables arising thereunder) of such
Creditworthy  User as the  Credit  Committee  may  deem to be  appropriate.
The
General Partner will use its best efforts to perfect such security interest so that such security interest will constitute a first priority secured lien on such Equipment, Lease and receivables affording certain preferred rights
(superior to any rights of all others who might seek to assert rights in or to such Equipment, Lease or receivables) to the Partnership, upon a default by a
User. Financing Transactions will not include participation features for the
General Partner, its Affiliates or Users.

    The General Partner believes that the ability of the Partnership to engage in Financing Transactions will enable the Partnership to transact business with certain additional desirable manufacturers, lessors and other users and to take advantage of additional investment opportunities due to certain provisions of certain states' tax and other laws which make it more favorable under state and local tax and other laws to structure transactions in those jurisdictions as
Financing Transactions rather than Leases. By illustration, certain states or localities impose sales or use taxes on the revenues from leases but not financing transactions. Certain other jurisdictions impose franchise taxes based on property owned and leased within such states but not on the collateral for financing transactions. In addition, in Financing Transactions, the User will realize additional federal and state tax benefits which will effect the total amount which a User will be willing to pay to finance rather than lease equipment which it needs. Financing Transactions with Creditworthy Users will be negotiated on a case-by-case basis, subject to consideration of such factors as the General Partner shall deem appropriate to the investment decision. See
"--Acquisition Policies and Procedures" in this section.

    The General Partner estimates that  approximately  one-third of Net
Offering
Proceeds will be invested in Financing Transactions as well as Leases or other transactions which produce portfolio income although the General Partner may determine to invest up to one-half of such Proceeds in such Investments if, in its sole discretion, it believes such Investments to be in the best interests of the Partnership. Over the life of the Partnership, the General Partner expects that approximately one-third of its Investments, by cost, will consist of such types of Investments.

Other Investments

    The Partnership may also, from time to time, invest in certain other types of property, both real and personal, tangible and intangible, including, without limitation, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated Entities), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature); provided that the Partnership may make such Investments only in furtherance of its investment objectives and in accordance with its investment policies. The General Partner does not expect that such Investments will comprise a substantial portion of the
Partnership's Investments outstanding at any time.

Portfolio Acquisitions

    The General Partner also intends that the Partnership acquire lease and/or financing transaction portfolios (hereinafter "Portfolios"). Such Portfolio acquisitions and financings are each expected to be in the range of $250,000 to
$10,000,000, but the Partnership is not limited as to the size of any such acquisition (so long as such Portfolio otherwise satisfies the investment objectives and policies of the Partnership and, in making such Investment, the
General Partner complies with all applicable provisions of the Partnership
Agreement).

    The acquisition of any Portfolio shall be conditioned upon a thorough financial and documentary review by the legal and accounting departments of the
General Partner in accordance with the following (which generally supplements the credit review/documentation procedures set forth above):

    (i) substantially all of the leases and financing transactions (by dollar volume) contained in each Portfolio under consideration for acquisition is reviewed for completeness and accuracy of documentation;

    (ii) all potential Lessee and User payment histories are reviewed and verified, without regard to any credit enhancements obtained in connection with such acquisition;

    (iii) underlying Equipment or other collateral is evaluated and the values or purchase prices thereof evaluated or verified;

    (iv) Dun & Bradstreet and/or TRW credit reports are obtained for a representative number of potential Lessees and Users;

    (v) a complete due diligence review is performed by internal legal and auditing staff of the General Partner in preparation for documentation and funding of the acquisition;

    (vi) Uniform Commercial Code lien searches are performed against all potential Lessees and Users, as well as against the current holder of such
    Portfolio; and

    (vii) all liens identified in connection with the above review (other than with respect to Partnership Indebtedness are removed prior to or upon the acquisition by the Partnership of such Portfolio (or the Partnership will retain a right of post-acquisition rejection of individual Leases and
    Financing Transactions included in, or a right to performance support by the current holder of, such Portfolio). An escrow or purchase price holdback may also be employed for the same purposes.

    In connection with the acquisition of any Portfolio, the General Partner may require that such acquisition be full recourse to the current holder of such
Portfolio in the event of any underlying Lessee or User default.

    The General Partner may, for its own account, enter into agreements to act as an independent equipment manager with respect to Portfolios owned by certain non-Affiliated limited partners and other entities and the General Partner is entitled to receive compensation for such services. The Partnership may, from time to time, acquire a Joint Venture interest in all or a portion of such
Portfolios  in  accordance  with the  terms of the  Partnership  Agreement.
See
"SUMMARY OF PARTNERSHIP AGREEMENT -- Restrictions on the Exercise of Powers by the General Partner."

Reserves

    The General Partner shall initially establish for the Partnership, and shall use its best efforts to maintain, Reserves for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (i) during the Reinvestment
Period, 1.0% of Gross Offering Proceeds and (ii) during the Disposition Period, the lesser of (A) 1% of the Partnership's aggregate Adjusted Capital Accounts and (B) 1% of Gross Offering Proceeds, of which an amount not in excess of 3% of
Gross Offering Proceeds may be treated as having been invested or committed to investment. Reserves, once expended, need not be restored, provided, however, that any such Reserves that are restored in the sole and absolute discretion of the General Partner shall be restored from Cash From Operations.

Use of Leverage

    Leveraged Investments. The General Partner intends to use Partnership indebtedness (or "leverage") as an essential tool in acquiring and building a growing pool of Partnership Investments and related receivables. It expects that, during the Partnership's early operating period, which shall commence on the Initial Closing Date, the Partnership will acquire a substantial proportion of its Investments entirely for cash and the balance of its Investments
(particularly Leases with investment-grade Lessees) with a mixture of cash and existing or new (primarily "non-recourse") indebtedness (as to which the lender will generally have no recourse to assets of the Partnership other than to foreclose on the Partnership's interest in such Lease and dispose of the related
Equipment). As the Partnership accumulates Lease and Financing Transaction receivables from its cash purchases which are sufficiently large in volume and diverse as to Lessee/User industry types, equipment types and geographic locations as to be financed at commercially attractive interest rates, then the
General Partner will seek to borrow against the "pool" of such receivables from banks and other interested, unaffiliated lenders at interest rates which can be serviced with only a portion of such receivables. If such efforts are successful, substantial cash flows from such pool of Investment receivables will become available for use in Partnership operations, for Limited Partner distributions and for reinvestment in additional Investments and to build an ever larger base of Partnership Investments, revenues and residual values.

    Such  "pooled"  collateral  loans may take the form of a  revolving  line of
credit or one of a series of  "securitizations"  for which the lender  will have
recourse  to the entire  "pool" (but only that pool) of  receivables  to service
such indebtedness.  In addition,  in  securitizations,  additional steps will be
taken to  create  and  maintain  an  intermediate  trust,  partnership  or other
"pass-through"  structure  which is intended to ensure that the  receivables are
collectible by the lender under all circumstances.  As a result of such types of
borrowings (if available to the  Partnership,  as the General  Partner believes
will be the case), the General Partner expects that the Partnership will be able
to achieve substantial  additional  earnings for the Partnership  represented by
the  difference  between  the rate at which  earnings  accrue on its  Leases
and
Financing   Transactions   which  are  subject  to  such   financings   and
the
significantly lower interest and other costs to the Partnership of such borrowings.

    The General Partner believes that the use of leverage may (i) enhance the ability of the Partnership to acquire Investments of greater aggregate cost,
(ii) create the opportunity for the Partnership to obtain a greater return on, and diversification of, its portfolio of Investments and (iii) reduce the relative cost of obtaining Partnership capital and acquiring its Investments as a percentage of its total Partnership Investments. Nevertheless, the use of borrowings could create additional risks for the Partnership and ultimately reduce distributions to the Partners. See "RISK FACTORS -- Partnership and
Investment Risks -- Leveraged Investment--Increased Risk of Loss."

    The Partnership intends to use borrowings (i) to finance Investments to the extent deemed necessary or appropriate by the General Partner, (ii) to obtain
Commission Loans and (iii) to invest the proceeds thereof in additional
Investments and, to the extent permitted, add to Reserves; provided that, from and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of Gross
Offering Proceeds), used to pay permitted Front-End Fees or returned to the
Limited Partners in accordance with the Partnership Agreement, the Partnership shall not incur or assume additional Indebtedness in connection with the acquisition of any Investment to the extent that the sum of the principal amount of such additional Indebtedness plus the aggregate principal amount of all
Indebtedness then outstanding would exceed 80% of the aggregate Purchase Price paid by the Partnership for Investments then held by the Partnership (inclusive of the Purchase Price of any Investment after being acquired). Although the actual amount of Indebtedness incurred by the Partnership and the terms thereof shall depend upon the availability of financing, interest rates and other costs to the Partnership, and the General Partner's determination that the amount borrowed is desirable in light of the Partnership's investment objectives and policies, the General Partner expects that, on average, at least 50% of the
Partnership's aggregate cost of its Investments will have been supplied by
Partnership borrowings and existing Indebtedness.

    In the  exercise of its  investment  discretion,  the General  Partner will
attempt to utilize the optimum amounts of all-cash and leveraged  investments to
maximize  the  overall  investment  return  to the  Limited  Partners  from the
Partnership's portfolio of Investments.  In employing Indebtedness,  the
General
Partner  will  also  seek  to  balance  the  Gross  Revenues  after appropriate
adjustments for  contingencies  against the needs of the Partnership (i) to meet
current and  contingent  expenses and establish or replenish  Reserves,  (ii)
to
make  cash  distributions  to  Partners,  (iii)  to  pay  debt  service  on any
Indebtedness incurred to acquire its current assets and (iv) to permit expansion
of the  Partnership's  portfolio  of  Investments  to increase  future Cash
From
Operations  and  Cash  From  Sales.   Generally  speaking,   the  "mix"  of
the
Partnership's Investments will include (x) fully "leveraged" Leases (all or substantially all of the rental revenues of which are expected to be assigned to a lender to pay debt service), (y) partially leveraged Investments and
(z)
"unleveraged" Investments, the gross revenues from which, along with excess cash flow from the partially leveraged Investments, would be available to the
Partnership to be applied to discharge its operational and investment cash needs. Since the Partnership's "leveraged" Leases are expected to include a significant proportion of non-recourse (fully assigned) financings, it is the
General Partner's objective to ensure that the gross revenues from its other partially and fully "unleveraged" Investments together with Reserves and other uninvested funds are sufficient at all times to meet the cash needs of the
Partnership including contingencies such as Lessee or User defaults.

    If borrowings are utilized, the General Partner will use its best efforts to obtain financing on the most favorable terms available to the Partnership. All or a portion of such financing may provide for adjustable interest rates which, in periods of rising interest rates, could cause borrowing costs to increase without the ability of the Partnership to pass along to the Lessees and Users of the related Leases and Financing Transactions all (or perhaps any) of such increased costs, thereby reducing Distributable Cash From Operations.

    Commission Loans. The Partnership intends to seek to obtain a Commission
Loan as of each Closing Date in an amount equal to the Sales Commissions payable on such Closing Date for the purpose of increasing the total amount of Gross
Offering Proceeds immediately available for Investments. As a result, the
General Partner expects that by obtaining Commission Loans the Partnership will
(i) increase its total revenue-generating Investments over the life of the
Partnership and the amount of Distributable Cash From Sales upon liquidation of the Partnership's Investments and (ii) produce Cash From Operations available for distribution to the Limited Partners in excess of the sum of (A) principal and interest payments on the Commission Loans and (B) all related Front-End
Fees. Generally speaking, the Partnership expects that, as of each Closing Date, it will be able to obtain a short-term Commission Loan at rates of interest approximating the most favorable short-term business borrowing rates (or the
"prime rate") applicable to loans of such length on such Closing Date; provided, however, that (x) no Commission Loan shall have a term in excess of two years from the date of such Commission Loan and (y) the Partnership shall not incur any Commission Loan unless the Partnership realizes excess Cash From Operations
(as described in clause (ii) above) as a result thereof. Since the Partnership's total payments of principal of, and interest on, any such Commission Loans would exceed the corresponding amounts of Commissions paid therewith by the amount of interest paid on any such Loans, the General Partner expects to utilize
Commission Loans only when, it has determined that an opportunity exists to use such borrowings to obtain Investments which have contractual payments at least equal to the total payments of principal of, and interest on, the corresponding
Commission Loans.

    Usury Laws. Equipment leases have on occasion been held by the courts to be loan transactions subject to state usury laws. In addition, the Partnership expects that all Financing Transactions will be subject to state usury laws.
Severe penalties, including loss of interest and treble damages, may be imposed in connection with a violation of such usury laws. Although the Partnership will seek to structure its Leases and Financing Transactions in such a manner as to avoid application of the usury laws of any state or other jurisdiction in which it conducts its operations, a court could construe a transaction which the
Partnership believes to be exempt from, or in compliance with, applicable usury laws to be a loan in violation of such usury laws and there can be no assurance that some of the amounts which the Partnership receives on its Investments may not be characterized as interest charges and fees which are held to be usurious.

Cash Distributions to Partners

    Monthly Cash  Distributions.  Section  8.1(a) of the  Partnership
Agreement
provides  that  each  Limited  Partner  is  entitled  to  receive  monthly cash
distributions computed as provided in this paragraph. Such distributions will be
made for the period  which begins with his or her  admission to the
Partnership
and ending with the expiration or termination  of the  Reinvestment  Period
(the
period of active  investment and reinvestment by the Partnership  which will end
five (5) years  after the  Partnership's  Final  Closing  Date (or no later than
November 9, 2002)  unless the General  Partner  elects to extend such Period
(in
which case such  Period  will end no more than  eight (8) years  after the
Final
Closing Date or no later than November 9, 2005) to the extent that
Distributable
Cash From Operations and  Distributable  Cash From Sales are sufficient for such
purpose. The annual amount of such distributions will be computed by multiplying
10.75% by such Limited Partner's  original Capital  Contribution  reduced by any
portion thereof which has been (A) returned to such Limited Partner  pursuant to
Section 8.6, or (B) redeemed by the  Partnership  pursuant to Section  10.5, of
this  Agreement.   A  ratable   portion  (i.e.,   one-twelfth)  of  such
annual
distribution amount shall be payable monthly. Such distributions, if made, will reduce the amount of money that may be reinvested by the Partnership. Since
Distributable Cash From Operations or From Sales represents all cash from operations or from sales, as the case may be, less Partnership expenses (the timing and amounts of which are expected to be largely non-disretionary) and moneys which the General Partner determines in its discretion to (i) set aside as Reserves (which must be maintained at a minimum of 1% of Gross Offering
Proceeds) and (ii) reinvest in additional Partnership Investments, decisions by the General Partner to establish additional Reserves or to make Investments, or both, might effect the ability of the Partnership to make such distributions. As noted in this Section in the "--Reinvestment of Undistributed Cash in Additional
Equipment, Leases, and Financing Transactions" Subsection, the Partnership's ability to make cash distributions to its Limited Partners may be subject to certain restrictions imposed upon the Partnership by its banks or other lenders.

    Such  cash   distributions   will  be   noncumulative;   meaning   that,
if
Distributable Cash From Operations and Distributable Cash From Sales are insufficient in any calendar month to pay the full amount of such distributions, only the actual amount thereof is required to be distributed. Such cash distributions will also computed on a non-compounded basis; meaning that the principal amount upon which such cash distributions is computed will not be increased as the result of the inability of the Partnership to distribute any monthly portion of such annual amounts, or reduced by any of such distributions actually made, in any prior period. It is expected that a substantial portion of all of such cash distributions (e.g. the portion thereof which exceeds taxable income for GAAP purposes) will be treated as a return of Limited Partners' originally invested capital) and that the balance of such distributions will be treated as a return thereon (e.g. the portion thereof which equals taxable income for GAAP purposes).

     Section 8.1(a) of the Partnership Agreement also provides that each Limited
Partner is entitled to receive monthly cash distributions (if the distributions described above are not adequate) in amounts which would permit the Limited
Partners to pay federal, state and local income taxes resulting from Partnership
Operations (assuming that all Limited Partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

    While it is the Partnership's objective to make all such monthly cash distributions, no prediction can be made as to what level of distributions or return on investment, if any, will be achieved.

    It is anticipated  that  distributions of Cash From Operations and Cash
From
Sales, if available, will be made monthly (approximately 15 days after the end of each month), commencing in the first full month following the Initial Closing
Date. The monthly distribution of Cash From Operations and Cash From Sales is subject to the availability of funds and, accordingly, there can be no assurance that any such anticipated monthly distributions will be made or that any or all of the Capital Contributions of the Limited Partners will be returned out of
Cash From Operations and/or Cash From Sales.

    First Cash Distributions to the Limited Partners. Section 6.4(g) of the
Partnership Agreement (Exhibit A) provides that unless each Limited Partner has received distributions equal to 8.0% as a percentage of such Limited Partner's
Capital Contribution (as reduced by any amounts of uninvested capital returned to such Limited Partner pursuant to Section 8.6 of the Partnership Agreement and by any amount paid to such Limited Partner in redemption of such Limited
Partner's Units) (the "First Cash Distributions"), the Management Fees otherwise payable on a monthly basis to the General Partner in its capacity as Manager shall be deferred and shall be paid without interest upon the earlier to occur of (i) receipt by the Limited Partners of all current and accrued but unpaid
First Cash Distributions or (ii) expiration of the Reinvestment Period.

    In addition,  Section 8.1 of the  Partnership  Agreement  provides that upon
Payout (see Section 17 of the  Partnership  Agreement  for a definition  of such
term) of Limited Partners' Capital Contributions and an economic return thereon,
the  General  Partner is  entitled  to an  increase  from 1% to 10% of Cash
From
Operations and Cash From Sales when cash  distributions  to the limited
Partners
upon Payout (i.e. the time when cash distributions in an amount equal to the sum
of the Limited  Partners' (i) capital  contributions and (ii) an 8.0%
cumulative
annual return  thereon,  compounded  daily,  have been made),  distributions of
Distributable  Cash From Sales shall be made 99% to the Limited  Partners and
1%
to the General Partner and that, after Payout, distributions of Distributable
Cash From Sales shall be tentatively attributed 90% to the Limited Partners and
10% to the General Partner. Section 8.1 goes on to provide that, distributions shall continue to be made 99% to the Limited Partners and 1% to the General
Partner until the earlier of (i) the time when the total cash distributions made to each Limited Partner equal 150% of his or her original Capital Contribution
(reduced by any amounts paid to him or her (A) as a return of uninvested
Capital
Contributions and (B) in redemption of Units pursuant to the Partnership
Agreement) or (ii) upon liquidation of the Partnership. The increased share of
Distributable Cash From Operations tentatively attributed to the General Partner but not actually distributed to it because of the proviso in the preceding sentence shall accrue, without interest, and be paid to the General Partner out of the first Distributable Cash From Operations available to the Partnership after the earlier of (i) the time when the total cash distributions made to each
Limited Partner equal 150% of his or her original Capital Contribution (reduced by any amounts paid to him or her (A) as a return of uninvested Capital
Contributions and (B) in redemption of Units pursuant to the Partnership
Agreement) or (ii) upon liquidation of the Partnership.

    It is the objective of the Partnership to make the First Cash
Distributions
regardless  of the  number  of  Units  sold,  subject  only  to the limitations
described in "--Monthly Cash Distributions." A portion of such distributions may
represent  a  return  of  Capital   Contributions   recovered  in  the  form
of
depreciation deductions on the Equipment and the balance of such distributions may represent investment income on such Capital Contribution in the form of a
Limited Partner's proportionate share of net taxable income of the Partnership for such taxable year. Because neither the Partnership nor the General Partner or any of its Affiliates had acquired any Equipment, Leases or Financing
Transactions as of the date of this Prospectus, it is not possible to predict what proportion of such distributions may consist, from month-to-month during the Reinvestment Period, of a return of, or investment income on, capital. See
Tables III and IV of Exhibit B hereto for Prior  Performance of the Prior
Public
Programs which contain past performance information with regard to cash distributions made for such Programs (which information is not necessarily indicative of either such Programs' or the Partnership's future performance as to the amount, if any, of such future distributions or the relative composition thereof from year to year.)

    Each cash distribution may consist, in whole or in part, of (1) an investor's pro rata share of the partnership's net income generated from operations, after deduction or amortization of non-cash expenses (such as depreciation and initial direct costs) and cash expenses (such as interest on indebtedness), (as determined under generally accepted accounting principles
("gaap")) and/or (2) a return of investors'  original  capital  investment
(on a
GAAP basis).

    A material  portion of each cash  distribution may consist of a distribution
of an investor's  original capital investment which, under GAAP, is deemed to be
that portion of cash distributions which are not attributable to partnership net
income  for  the  period  of the  distribution,  irrespective  of  whether such
distributions  have in fact been paid from cash from current or past operations.
Accordingly,  cash  distributions  received by a limited partner may not, in all
instances,  be characterized  solely or primarily as investment income earned on
such  limited   partner's   investment  in  the  partnership.   The
partnership
anticipates  that it will receive gross revenues  (e.g.,  rent or debt payments)
from all of its financing  transactions  and the majority of its leases over the
respective  terms of each such  investment  in an amount equal to the sum of
(1)
the purchase price of such financing  transactions and the equipment  subject to
such leases plus (2) investment income earned on such investments.
Additionally,
the partnership  expects that the proceeds from sale or other disposition of the
partnership's  equipment  (which  is  expected  to  occur  at the  end  of each
respective  lease  of  such  equipment)  will be  significantly  less  than the
partnership's  original  purchase  price of such equipment in large part because
the  partnership's  equipment  is  expected to rapidly  decline in value
(i.E.,
Generally be fully  depreciated over a three to five year period).
Accordingly,
the  success  of the  partnership  in  realizing  both a return of  capital
and
investment  income on its  investments  in its equipment will depend heavily on:
(1) its  ability  to (a)  generate  significant  operating  cash  flow  from its
equipment  during the terms of the leases of such  equipment  and (b)
reinvest a
substantial portion of its net cash flows (after distributions to investors)
and
equipment sale proceeds in additional  equipment during the reinvestment period
and (2) the residual value which it realizes from its entire equipment portfolio
during and after the  reinvestment  period (which is expected to end within five
to  eight  years  after  the  Partnership's   Final  Closing  Date).  See
"RISK
FACTORS--Partnership and Investment  Risks--Residual Value of Equipment" and
the
"General--Investment  Objectives"  and  "--Acquisition  Policies and
Procedures"
subsections  in this  Section.  There can be no assurance  that  investors will
receive  the  return  of  their  entire  original  capital   investment  in
the
partnership or any investment income on such investment.

    There can be no assurance that the partnership will be successful in meeting any of its objectives, or that such objectives will be attained at all.

    Distribution of Cash From Sales of the Partnership's Investments.  After
the
Reinvestment  Period, it is an objective of the Partnership to sell or otherwise
dispose  of its  Equipment  and  liquidate  all  its  investments  in
Financing
Transactions  and  to  distribute   substantially  all  the  proceeds
therefrom
("Distributable  Cash From Sales")  together  with  Reserves and other Cash
From
Operations and Cash From Sales not previously distributed to its Partners, less
the  estimated  costs and  expenses  and  projected  disbursements  and reserves
required for prompt and orderly  termination of the  Partnership and the payment
of deferred  Management Fees and  Subordinated  Remarketing  Fees, which in each
case have  accrued  but not been paid (if  any).  In the event the
Reinvestment
Period  ends  before  the fifth  anniversary  of the  Final  Closing  Date, the
Partnership  expects to  distribute a greater  portion of Cash From Sales rather
than reinvesting substantially all such funds in additional Investments.
During
the liquidation phase of the Partnership, it is expected that distributions will
ultimately decrease relative to the annual cash distribution  objectives for the
Reinvestment  Period,  because as Investments are liquidated  there will be less
Equipment and Financing Transactions available to generate Cash From
Operations.
See  "RISK   FACTORS--Partnership   and  Investment   Risks--Residual  Value
of
Equipment." Distributions made after the Reinvestment Period will depend upon results of operations, Cash From Sales of the Partnership's Investments, and the amount of Cash From Operations (if any) which the Partnership derives from the operation of its remaining Investments (if any) during such period.

    There can be no assurance that the Partnership will be successful in meeting
its  objectives   with  regard  to  Monthly  Cash   Distributions,   First
Cash
Distributions  or  Distributions  of Cash From  Sales  within  the time periods
contemplated,   or  that  such   objectives  will  be  met  at  all.  See
"RISK
FACTORS--Partnership and Investment Risks--Residual Value of Equipment." While it is the Partnership's objective to make monthly cash distributions, no prediction can be made as to what level of distributions or return on investment, if any, will be achieved.

    The Partnership expects that the principal investment return from an investment in Units will derive from such cash distributions rather than from tax benefits. The Partnership is not intended to be a "tax shelter." However, the Partnership will register as a "tax shelter" with the Service for the reasons discussed in "FEDERAL INCOME TAX CONSEQUENCES--Registration, Interest and Penalties -- Tax Shelter Registration."

Reinvestment of Undistributed Cash in Additional Equipment, Leases, and Financing Transactions

    During  the  Reinvestment   Period,  the  Partnership  intends  to
reinvest
substantially all undistributed (1) Cash From Operations and (2) Cash From Sales as well as (3) proceeds of non-recourse and recourse financing of the streams of rents from its Leases which are not needed to pay current obligations in additional Equipment, Leases and Financing Transactions. To the extent the
Partnership reinvests Cash From Operations or Cash From Sales in additional or replacement Investments, the Partnership intends to make sufficient cash distributions to the Limited Partners during the Reinvestment Period to enable them to pay when due their respective federal income taxes on such Cash From
Operations and Cash From Sales (assuming each Limited Partner is in the highest marginal federal income tax bracket, determined without regard to surtaxes, if any). The Partnership's ability to make cash distributions to its Limited
Partners may be subject to certain restrictions imposed upon the Partnership by its banks or other lenders.

    The Cash From Sales realized by the Partnership from the sale or other disposition of an item of Equipment (including indemnity and insurance payments arising from the loss or destruction of the Equipment), after the payment of, or provision for, all related Partnership liabilities, may be reinvested at the sole discretion of the General Partner, during the Reinvestment Period.





                         FEDERAL INCOME TAX CONSEQUENCES

Summary

     THIS SECTION  ADDRESSES THE MATERIAL  FEDERAL INCOME TAX CONSEQUENCES OF
AN
INVESTMENT IN THE PARTNERSHIP FOR AN INDIVIDUAL TAXPAYER.  PROSPECTIVE
INVESTORS
ARE URGED TO CONSULT THEIR TAX ADVISORS,  SINCE TAX CONSEQUENCES WILL NOT BE
THE
SAME  FOR  ALL  INVESTORS  AND  ONLY  BY A  CAREFUL  ANALYSIS  OF A
PROSPECTIVE
INVESTOR'S  PARTICULAR  TAX SITUATION CAN AN  INVESTMENT IN THE  PARTNERSHIP
BE
EVALUATED  PROPERLY.  IN PARTICULAR,  INVESTORS WHICH ARE TRUSTS,
CORPORATIONS,
TAX-EXEMPT  ORGANIZATIONS  (SUCH  AS  EMPLOYEE  BENEFIT  PLANS),  OR  ANY
OTHER
INVESTORS WHICH ARE NOT DOMESTIC INDIVIDUAL TAXPAYERS SHOULD UNDERSTAND THAT
THE
TAX  CONSEQUENCES  OF AN  INVESTMENT  IN THE  PARTNERSHIP  ARE LIKELY TO
DIFFER,
PERHAPS  MATERIALLY,  FROM  THE  PRINCIPAL  TAX  CONSEQUENCES  OUTLINED  IN
THIS
SECTION.  SEE "-- FOREIGN  INVESTORS,"  "-- TAX TREATMENT OF CERTAIN  TRUSTS
AND
ESTATES,"  "--  TAXATION  OF  EMPLOYEE   BENEFIT  PLANS  AND  OTHER
TAX-EXEMPT
ORGANIZATIONS"  AND "-- CORPORATE  INVESTORS."  STATE AND LOCAL TAX
CONSEQUENCES
MAY ALSO DIFFER FROM THE FEDERAL INCOME TAX  CONSEQUENCES  DESCRIBED  BELOW.
SEE
"-- STATE AND LOCAL TAXATION."

     For federal income tax purposes, a partnership is treated as a "pass through" entity as to which the partners, and not the partnership, pay tax on partnership income and deduct losses incurred by the partnership. The Limited
Partners will report on their federal income tax returns their share of the income, gain, loss and deduction incurred by the Partnership and pay the tax on their share of any resulting taxable income generated by the Partnership. The most substantial tax risk to the Limited Partners is that the Partnership will not be treated as a partnership or will be treated as a "publicly traded partnership." In either event, the Partnership would have to pay tax on
Partnership income and the Limited Partners may be subject to a further tax on distributions from the Partnership. Tax Counsel are of the opinion that the
Partnership will be treated as a partnership and will not be treated as a
"publicly-traded partnership."

     The General Partner expects that the items of income and loss generated by the Partnership will be treated as either "passive" or "portfolio" income and losses for federal income tax purposes. Limited Partners will not be able to use any "passive" losses produced by the Partnership to offset either "ordinary income" (such as salaries and fees) or "portfolio" income (such as dividend or interest income).

     The overwhelming majority of the Partnership's income is expected to be generated from leasing activities. The General Partner expects its leases to be treated as such for federal income tax purposes and will attempt to have its leasing activities comply with any requirements necessary to achieve such treatment. If the Service were successfully to challenge such tax treatment, the amount and timing of taxable income or loss to the Limited Partners may be adversely affected.

Opinion of Tax Counsel

     The Partnership has obtained an opinion from Whitman Breed Abbott &
Morgan,
Tax Counsel to the General Partner, concerning the Partnership's classification as a partnership for federal income tax purposes. See "-- Classification as a
Partnership." The opinion states further that the summaries of federal income tax consequences to individual holders of Units and to certain tax-exempt entities, including qualified plans, set forth in this Prospectus under the headings "RISK FACTORS--Federal Income Tax Risks" and "FEDERAL INCOME TAX
CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS" have been reviewed by Tax
Counsel and that, to the extent such summaries contain statements or conclusions of law, Tax Counsel are of the opinion that such statements or conclusions are correct under the Internal Revenue Code, as presently in effect, and applicable current and proposed Treasury Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures and judicial decisions.

     The opinion of Tax Counsel is based upon facts described in this Prospectus and upon facts that have been represented by the General Partner to Tax Counsel.
Any alteration of such facts may adversely affect the opinion rendered.
Furthermore, as noted above, the opinion of Tax Counsel is based upon existing law, which is subject to change, either prospectively or retroactively.

      Each prospective investor should note that the tax opinion represents only
Tax Counsel's best legal judgment and has no binding effect or official status of any kind. There can be no assurance that the Service will not challenge the conclusions set forth in Tax Counsel's opinion.

     As of the date of the opinion of Tax Counsel, no Equipment has been acquired by the Partnership. Therefore, it is impossible at this time to opine on the application of the tax law to the specific facts which will exist when a particular item of Equipment is acquired and placed under lease. The issues on which Tax Counsel have declined to express an opinion, and the likely adverse federal income tax consequences resulting from an unfavorable resolution of any of those issues, are set forth below in the following subsections of this
Section: "-- Allocations of Profits and Losses," "-- Tax Treatment of the
Leases," "-- Cost Recovery," and "-- Limitations on Cost Recovery Deductions."

Classification as a Partnership

     The Partnership has not applied, and does not intend to apply, for a ruling from the Service that it will be classified as a partnership and will not be treated as an association taxable as a corporation for federal income tax purposes.

     The Partnership has received an opinion of Tax Counsel that, under current federal income tax laws, case law and administrative regulations and published rulings, the Partnership will be classified as a partnership and not as an association taxable as a corporation. Unlike a tax ruling, however, an opinion of Tax Counsel has no binding effect on the Service or official status of any kind, and no assurance can be given that the conclusions reached in the opinion would be sustained by a court if contested by the Service. In the absence of a tax ruling, there can be no assurance that the Service will not attempt to treat the Partnership as an association taxable as a corporation.

     The opinion of Tax Counsel is based,  in part,  on  representations  of the
General  Partner to the effect that: (1) the  Partnership has been organized
and
will be  operated in  substantial  compliance  with  applicable  state statutes
concerning limited  partnerships,  (2) the General Partner has and will maintain
throughout the life of the  Partnership a net worth (not including its interests
in the Partnership or in other partnerships in which it is a general partner)
at
all times equal to at least $1,000,000, (3) the Partnership's activities will be
conducted in accordance  with the provisions of the Partnership  Agreement;
(4)
the interest of the General Partner in each material item of Partnership income, gain, loss, deduction or credit is equal to at least one percent of each such item, except for temporary allocations, if any, required under Section 704(b) or
(c) of the Code; and (5) neither the General Partner nor any person or group of persons who has a direct or indirect interest in the General Partner (by reason of direct or indirect stock ownership, a creditor-debtor relationship or an employer-employee relationship, or otherwise) will at any time own, individually or in the aggregate, more than one percent of the Units in the Partnership.

     For purposes of issuing advance rulings as to the tax status of a limited partnership that has a corporation as its sole general partner, the Service has set forth certain guidelines, including a net worth requirement for the general partner. The General Partner currently does not satisfy the Service's net worth requirement for an advance ruling. Accordingly, the Partnership would be unable to obtain an advance ruling that it will be classified as a partnership for federal income tax purposes. The Partnership's inability to satisfy the
Service's advance ruling guidelines does not affect Tax Counsel's opinion as to the classification of the Partnership as a partnership for federal income tax purposes.

     If the Partnership is or at any time hereafter becomes taxable as a corporation, it would be subject to federal income tax at the tax rates and under the rules applicable to corporations generally. The major consequences of being treated as a corporation would be that Partnership losses would not be passed through to the Partners, and Partnership income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If the
Partnership at any time is taxable as a corporation, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors.
Furthermore, a change in the tax status of the Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the
Limited Partners under certain circumstances (e.g., if the Partnership's debt exceeds the tax basis of the Partnership's assets at the time of such exchange) even though they might not receive cash distributions from the Partnership to cover such tax liabilities.

Publicly Traded Partnerships

     Certain  limited   partnerships   may  be  classified  as  publicly
traded
partnerships ("PTPs"). If a partnership is classified as a PTP (either at inception or as a result of subsequent events) and derives less than 90% of its gross income from qualified sources (such as interest and dividends, rents from real property and gains from the sale of real property) it will be taxed as a corporation. A PTP is defined as any partnership in which interests are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent of such market. Units in the Partnership are not currently traded on an established securities market (and the General
Partner does not intend to list the Units on any such market). Units are also not readily tradeable on a secondary market nor are they expected to be in the future. Therefore, the Partnership will be a PTP only if the Units become
"readily tradeable on the substantial equivalent of a secondary market."

     Limited partnership interests may be "readily tradeable" if they are regularly quoted by persons who are making a market in the interests or if prospective buyers and sellers of the interests have a readily available, regular and ongoing opportunity to buy, sell or exchange interests in a market that is publicly available, in a time frame which would be provided by a market maker, and in a manner which is comparable, economically, to trading on an established securities market. Limited partnership interests are not "readily tradeable" merely because a general partner provides information to partners regarding partners' desires to buy or sell interests to each other or if it arranges occasional transfers between partners.

     The Service has provided  certain safe harbor tests  relating to PTP status
in Internal  Revenue  Service  Notice  88-75.  If the trading of  interests in a
partnership  falls into one of the safe  harbor  tests,  then  interests  in the
partnership will not be considered to be traded on a substantial equivalent of a
secondary  market and the partnership  will not be treated as a PTP. Safe harbor
tests  include  the "5%  safe  harbor"  test and the "2% safe  harbor"
test.  A
partnership  satisfies  the "5% safe harbor" test if the  partnership interests
that are sold or otherwise  disposed of during the taxable year do not exceed
5%
of the total interests in partnership capital or profits. Certain transfers
("Excluded Transfers") are excluded from the 5% "safe harbor" test, including transfers at death, transfers between certain family members and block transfers
(i.e., transfers by a single partner within a 30-day period of interests representing in the aggregate more than 5% of the total interests in partnership capital or profits). In the case of the "2% safe harbor" test, annual transfers of interests may not exceed 2% of the total partnership capital or profits. In addition to Excluded Transfers, for the "2% safe harbor" test, transfers pursuant to a "matching service" are not counted. "Matching service" transfers include (1) a notice to potential buyers of the availability of partnership interests if the sale of such interest is delayed at least 15 days after the date the matching service is advised of such availability (the "contact date");
(2) closing of a sale does not occur prior to 45 days after the contact date;
(3) information relating to interests for sale is removed from the matching service within 120 days after the contact date; (4) once removed, an investor's interest is not re-entered into the matching service for at least 60 days; and
(5) the total partnership interests sold or disposed of (other than Excluded
Transfers) during the taxable year do not exceed 10% of the total interests in partnership capital and profits. A failure to satisfy one of the specified safe harbor tests does not give rise to a presumption that interests are readily tradeable on a secondary market or the substantial equivalent thereof.

     On May 2, 1995, the Service  issued  proposed  regulations  relating to the
definition of a PTP which would (1) modify the safe harbor tests relating to
PTP
status which are  contained  in Internal  Revenue  Service  Notice 88-75 and
(2)
provide other guidance on the circumstances under which interests in a partnership will be treated as publicly traded. Until the proposed regulations are finalized, the safe harbor rules, as contained in Notice 88-75 and as discussed herein, will remain in effect.

     In lieu of the 5 percent and 2 percent  safe  harbors  contained  in
Notice
88-75, the proposed  regulations would provide a more limited de minimis trading
exclusion.  The proposed regulations provide that interests in a partnership are
not readily tradable on the substantial  equivalent of a secondary market if the
sum of the percentage  interests in partnership  capital or profits transferred
during  the  taxable  year of the  partnership  does not exceed 2 percent of the
total interests in partnership capital or profits.  All transfers of partnership
interests  are  taken  into  account  except  for (1)  private  transfers
(e.g.
transfers at death and transfers between family members), (2) transfers pursuant
to qualifying redemption and purchase agreements and (3) transfers pursuant to a
qualified matching service.  The qualified matching service exclusion contained
in the  proposed  regulations  are  similar to the  matching  service exclusion
described   above  (and  set  forth  in  Notice   88-75)  but  contain
certain
modifications designed to prevent a qualified matching service from operating as the substantial equivalent of a secondary market. Finally, the 2% rule contained in the proposed regulations differs from the percentage safe harbors in Notice
88-75 because the 2% rule applies only for purposes of determining whether partnership interests are readily tradable on the substantial equivalent of a secondary market and does not apply in determining whether interests are readily tradable on a secondary market. Thus, the 2% rule does not apply to partnerships with interests traded under a mechanism that provides for firm-quotes trading.

     In the opinion of Tax Counsel, the Partnership will not be treated as a
PTP. For the purpose of this opinion, Tax Counsel has received a representation from the General Partner that the Units will not be listed on a securities exchange or NASDAQ and that, acting in accordance with Section 10.2(c) of the
Partnership Agreement, the General Partner will refuse to permit any assignment of Units which violates the "safe harbor" tests described above. See "TRANSFER
OF UNITS--Restrictions on the Transfer of Units."

     If the Partnership were classified as a PTP it would be treated for federal income tax purposes as an association taxable as a corporation unless 90% or more of its income were to come from certain "qualified sources." The business of the Partnership will be the leasing and financing of personal (not real) property. Thus, its income would not be from such qualified sources. The major consequences of being treated as a corporation would be that Partnership losses would not be passed through to the Partners, and Partnership income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If the Partnership at any time is taxable as a corporation, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of the Partnership from a partnership to an association taxable as a corporation would be treated by the
Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if the
Partnership's debt exceeds the tax basis of the Partnership's assets at the time of such exchange) even though they might not receive cash distributions from the
Partnership to cover such tax liabilities. See "-- Classification as a
Partnership" and "-- Sale or Other Disposition of Partnership Interest" in this
Section.

Taxation of Distributions

     If the Partnership is classified as a partnership for federal income tax purposes, it will not be subject to federal income tax. Each Partner will be required to report on his federal income tax return his share of the income, gains, losses, deductions and credits of the Partnership for each year.

     The Partnership will report its operations on an accrual basis for federal income tax purposes using a December 31 fiscal year and will file an annual partnership information return with the Service. Each Limited Partner will be furnished with all information with respect to the Partnership necessary for preparation of his federal income tax return within 75 days after each fiscal year end.

     Cash distributions to a Limited Partner in any year may be greater or less than his share of the Partnership's taxable income for such year. Distributions in excess of income will not be taxable to the Limited Partner but will first reduce the tax basis for his Units (as increased or decreased by such Limited
Partner's allocable share of Partnership income or loss for the year in which such distributions occur) to the extent thereof. Any cash distributions in excess of his basis will then be taxable to such Limited Partner, generally as capital gains, provided the Units are capital assets in the hands of the Limited
Partner.

     To the extent that the principal amount of the Partnership's indebtedness is repaid from cash derived from rentals or sales of the Partnership's
Equipment, the taxable income of a Limited Partner in the Partnership may exceed the related cash distributions for such year. Depreciation or other cost recovery with respect to Equipment may create a deferral of tax liability in that larger cost recovery deductions in the early years may reduce or eliminate the Partnership's taxable income in those early years of the Partnership's operations. However, this deferral is offset in later years by smaller or no depreciation or cost recovery deductions, while an increasingly larger portion of the Partnership's income must be applied to reduce debt principal (thereby, possibly generating taxable income in excess of cash distributions in those years).

     Miscellaneous itemized deductions of an individual taxpayer, which include investment expenses (such as organizational expenses; see "-- Deductions for
Organizational and Offering Expenses; Start-Up Costs"), are deductible only to the extent they exceed 2% of the taxpayer's adjusted gross income. Temporary
Regulations prohibit the indirect deduction through partnerships and other pass-through entities of an amount that would not be deductible if paid by the individual. Thus, these limitations may apply to certain of the Partnership's expenses under certain circumstances.

Partnership Income Versus Partnership Distributions

     The income  reported each year by the  Partnership to the Limited
Partners
will not be equivalent to the cash  distributions made by the Partnership to the
Limited  Partners.  The difference in the two amounts  primarily  arise from the
fact  that   depreciation  and  other  cost  recovery   deductions   reduce
the
Partnership's income but not its cash available for distribution, and revenues reinvested by the Partnership or used to repay debt principal will generally constitute income even though not distributed to the Limited Partners. See "--
Taxation of Distributions" and "-- Cost Recovery."

Allocations of Profits and Losses

     As a general rule, during the Reinvestment Period, 99% of the Partnership's
Profits (including, inter alia, taxable income and gains and items thereof, and items of revenue exempt from tax) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner, until the later of such time as (1) each Limited Partner's
Adjusted Capital Contribution (i.e., such Limited Partner's Capital Contribution reduced by distributions from the Partnership that are in excess of such Limited
Partner's 8% Cumulative Return) is reduced to zero and (2) each Limited Partner has been allocated Profits equal to the sum of (i) such Limited Partner's aggregate 8% Cumulative Return plus (ii) any Partnership Losses previously allocated to such Limited Partner. Thereafter the Partnership's Profits will be allocated after 90% among the Limited Partners in proportion to their respective numbers of Units and 10% to the General Partner. During the Disposition Period, the Partnership's Profits first will be allocated to all Partners in the amount necessary to eliminate any deficits in their capital accounts, and, thereafter, will be allocated as described above.

     As a general rule, 99% of the Partnership's Losses (including, inter alia, tax losses and deductions and items thereof, and items of expense that are not deductible for federal income tax purposes) will be allocated among the Limited
Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner throughout the term of the Partnership .

     A partner's share of any item of income, gain, loss, deduction, or credit is determined by the partnership agreement, unless the allocation set forth therein does not have "substantial economic effect." If an allocation made by a partnership does not have substantial economic effect, the partner's share of any such item will be determined in accordance with the partner's "interest in the Partnership," taking into account all the facts and circumstances.

     An allocation of partnership income, gain, loss, deduction, or credit provided for in a partnership agreement will generally be upheld if: (a) the allocation has "substantial economic effect," or (b) the partners can show that, taking into account all facts and circumstances, the allocation is "in accordance with the partner's interest in the partnership" or (c) the allocation is "deemed" to be in accordance with the partner's interest in the partnership under special rules requiring that partners receiving allocations of losses and deductions which the partnership was able to generate as a result of, inter alia, purchasing assets with borrowed money, be "charged back" income and gain to the extent that such income and gain is generated by the assets that generated such losses and deductions ("minimum gain charge-back").

     The determination of substantial economic effect is to be made at the end of each of the partnership's taxable years. In general, the regulations provide that in order for an allocation to have "economic effect," among other things:
(a) the allocation must be appropriately reflected by an increase or decrease in the dollar amount of the relevant partner's capital account; (b) liquidation proceeds must be distributed in accordance with the partners' capital account balances; and (c) either (i) upon liquidation of the partnership, any partner with a deficit balance in his capital account must be required to restore the deficit amount to the partnership, which amount will be distributed to partners in accordance with their positive capital account balances or paid to creditors or (ii) in the absence of an obligation to restore such deficit, the partnership agreement must contain a "qualified income offset" provision pursuant to which a partner who is allocated losses and deductions by the partnership which cause or increase a capital account deficit must be allocated income and gains as quickly as possible so as to eliminate any deficit balance in his capital accounts that is greater than any amount that he is, in fact, obligated to restore. For this purpose, capital accounts are required to be kept in accordance with certain tax accounting principles described in the regulations.

     The economic effect of an allocation is deemed to be "substantial" if there is a reasonable possibility that the allocation will affect substantially the amount to be received by the partners from the partnership, independent of tax consequences. An economic effect is not considered substantial if, at the time the allocation becomes part of the partnership agreement, (1) at least one partner's after-tax consequences may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement and (2) there is a strong likelihood that the after-tax consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the partnership agreement. The regulations state that, in determining after-tax consequences, the partner's tax attributes that are unrelated to the partnership will also be taken into account.

     The  Partnership  Agreement  requires that (1) all allocations of revenues,
income, gain, costs, expenses, losses, deductions and distributions be reflected
by an increase or decrease in the relevant  Partners' capital accounts,  (2)
all
Partners who are allocated losses and deductions generated by assets acquired with borrowed money be charged back income and gains generated by such assets, and (3) although no Limited Partner having a deficit balance in his Capital
Account after the final liquidating distribution will be required to make a cash contribution to capital in the amount necessary to eliminate the deficit, the
Partnership Agreement does contain a provision for a qualified income offset.

     The tax benefits of investment in the Partnership are largely dependent on the Service's acceptance of the allocations provided under the Partnership
Agreement. The allocations in the Partnership Agreement are designed to have
"substantial economic effect." However, because the substantiality of an allocation having economic effect depends in part on the interaction of such allocation with the taxable income and losses of the Partners derived from other sources, Tax Counsel can render no opinion on whether the allocations of
Partnership income, gain, loss, deduction or credit (or items thereof) under the
Partnership Agreement will be recognized, and no assurance can be given that the
Service will not challenge those allocations on the ground that they lack
"substantial economic effect." If, upon audit, the Service took the position that any of those allocations should not be recognized and that position was sustained by the courts, the Limited Partners could be taxed upon a portion of the income allocated to the General Partner and all or part of the deductions allocated to the Limited Partners could be disallowed.

     The Partnership will determine its income or loss annually, based on a fiscal year ending December 31 and using the accrual basis of accounting. For purposes of allocating such income or loss (or items thereof) among the
Partners, the Partnership will treat its operations as occurring ratably over each fiscal year. The Partnership's income and loss (or items thereof) for any fiscal year will be allocated among the Limited Partners based on the number of
Units held by each Limited Partner throughout the fiscal year, or, if any
Partners hold their Units for less than the entire fiscal year, the portion of the fiscal year during which each of such Partners held his Units.

Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitation

     Passive Losses

     The "passive activity" rules allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include "portfolio income" such as interest, dividends and royalties, and ordinary income such as salary and other compensation for personal services. Therefore, taxpayers will generally be required to segregate income and loss as follows: "active" trade or business income or loss; "passive activity" income or loss; or "portfolio" income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and certain closely-held corporations (including S corporations).

     A  "passive  activity"  is one  that  involves  the  conduct  of a trade
or
business  in which the  taxpayer  does not  materially  participate.  All rental
activities generally are considered passive activities.  Furthermore, the status
of  limited  partners  is  generally   considered  passive  with  respect
to  a
partnership's activities.

     Accordingly,  a Limited Partner's  distributive share of Partnership income
or losses is expected to be  characterized  as passive  activity  income or loss
(except to the extent attributable to portfolio income or loss, such as interest
earned  on  Partnership  funds  pending  their  investment  or  reinvestment in
Equipment).  Any loss suspended under the passive  activity rules may be carried
forward  indefinitely  to offset passive  activity  income,  if any,  derived in
future  years,  including  income  generated  from the  activity  producing the
suspended  loss.   Additionally,   suspended  losses  may  be  deducted
against
non-passive income when a taxpayer recognizes gain or loss upon a taxable disposition of his entire interest in the passive activity. Finally, passive income from the Partnership can be used to absorb losses from other passive activities, subject to the rules regarding publicly-traded partnerships.

     Losses from a "publicly traded partnership" are treated as passive activity losses which may not be used to offset income from any other activity other than income subsequently generated by the same "publicly traded partnership." Income from a "publicly traded partnership" (to the extent not used to offset losses from the same partnership) is generally treated as portfolio income. The
Partnership has been structured so as to avoid treatment as a "publicly traded partnership." However, income or losses from the Partnership may not be used to offset losses or income from a Limited Partner's interest in any other partnerships which are treated as "publicly traded partnerships."

     Tax Basis

     A Limited Partner's initial tax basis in his Partnership interest will be his capital contribution to the Partnership (i.e., the price he paid for his
Units). His tax basis will then be increased (or decreased) by his share of income (or loss) and by his share of any increase (or decrease) of Partnership indebtedness as to which no Partner is personally liable, and reduced by the amount of any cash distributions. A Limited Partner may only deduct his allocable share of Partnership losses, if any, to the extent of his basis in his
Units.

     "At Risk" Limitation

     Generally, taxpayers (including certain closely-held corporations) may not deduct losses incurred in most activities, including the leasing of equipment, in an amount exceeding the aggregate amount the taxpayer is "at risk" in the activity at the close of the Partnership's tax year. Generally, a taxpayer is considered "at risk" with respect to an activity to the extent of money and the adjusted basis of other property contributed to the activity.

     A Limited Partner generally will not be "at risk", and will not be entitled
to increase the tax basis of his Units, with respect to recourse liabilities, if
any, of the Partnership  (such as trade payables),  and he will not be "at risk"
with respect to nonrecourse  liabilities  incurred by the  Partnership  (such as
amounts  borrowed  to  finance   purchases  of  Equipment),   even  though
such
nonrecourse liabilities may increase the tax basis of the Units. Thus, a Limited
Partner's initial amount "at risk" effectively will be the amount of his capital contribution to the Partnership. Such amount will be reduced subsequently by cash distributions and loss allocations, and increased by allocations of
Partnership income.

     The effect of the "at risk" rules generally is to limit the availability of
the Partnership's losses to offset a Limited Partner's income from other sources
to an amount equal to his capital  contribution  to the  Partnership,  less cash
distributions   received  and  allocations  of  Partnership   losses,  plus
any
Partnership income allocated to him. Therefore, although the Partnership may generate tax losses for a taxable year, the Limited Partners who are subject to the "at risk" rules will be unable to use such losses to the extent they exceed such Limited Partner's "at risk" amount in computing taxable income for the year. Any unused losses may be carried forward indefinitely until such Limited
Partners have sufficient "at risk" amounts in the Partnership to use the losses.

Deductions for Organizational and Offering Expenses; Start-Up Costs

     The costs of organizing and syndicating the Partnership, as well as certain
"start-up" costs, may not be deducted currently and must be capitalized.

     Section 709 of the Code provides that no current deduction is allowed to a partnership for organizational expenses. "Organizational expenses" include legal fees incident to the organization of the partnership, accounting fees for establishing a partnership accounting system and necessary filing fees. Such expenses may be written off ratably over a 60-month period.

     Under Section 709, no deduction is allowed at all for any amounts paid or incurred to promote or effect the sale of an interest in a partnership
("syndication expenses"). Syndication expenses may be deducted, if at all, only upon liquidation of the Partnership, and then perhaps only as a capital loss.
"Syndication expenses" include brokerage fees (such as the Underwriting Fees and
Sales Commissions), registration fees, legal fees of underwriters and placement agents and the issuer (the Partnership) for securities advice and advice concerning the adequacy of tax disclosures in the offering documents, accounting fees for the preparation of information to be included in the offering materials, printing and reproduction costs and other selling or promotional expenses.

     The General Partner will endeavor to treat the organizational, start-up and syndication costs of the Partnership in accordance with the foregoing rules.
However, because there is uncertainty about the distinction between trade or business expenses that may be currently deducted and organizational, start-up and syndication costs that must be capitalized and either amortized or deferred, there can be no assurance that the Service will not challenge the current deduction of certain expenses of the Partnership on the grounds that such expenses are not currently deductible.

Tax Treatment of the Leases

     The availability to Limited Partners of depreciation or cost recovery deductions with respect to a particular item of Equipment depends, in part, upon the classification of the particular lease of that Equipment as a "true lease" of property under which the Partnership is the owner, rather than as a sale, financing or refinancing arrangement for federal income tax purposes.

     Whether the Partnership is the owner of any particular item of Equipment and whether any of its Leases is a "true lease" for federal income tax purposes depends upon questions of fact and law. The Service has published guidelines for purposes of issuing advance rulings on the tax treatment of "leveraged" leases.
These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts (although they have been so applied in a number of instances).

     The Partnership will not request, and probably would not be able to obtain, a ruling from the Service that each of its Leases will qualify as such for tax purposes, nor is it expected that the General Partner will obtain the advice of
Tax Counsel with respect to any particular Lease. Moreover, the General Partner may determine that the Partnership should enter into specific Leases on such terms that the tax treatment of the Leases would be questionable. Should a Lease be recharacterized as a sale, financing, or refinancing transaction for income tax purposes, a portion of the "rental" income of the Partnership equivalent to interest on the amount "financed" under such Lease would be treated as interest income, without offset for deductions for depreciation or cost recovery, and the balance of such "rental" income would be a tax-free recovery of principal. The general result would be increased amounts of taxable income in the initial years of the Lease followed by decreased amounts of income in later years.

     Whether each Partnership Lease will meet the relevant requirements and whether the Partnership otherwise will be treated, for federal income tax purposes, as the owner of each item of Equipment acquired by the Partnership, will depend on the specific facts in each case, which are undeterminable because they will occur in the future. Accordingly, Tax Counsel can render no opinion on this issue.

Cost Recovery

     In general, equipment of the sort anticipated to be acquired and leased by the Partnership is classified as either "3-year property," "5-year property" or
"7-year property," and may be written off for federal income tax purposes
(through "cost recovery" or "depreciation" deductions) over its respective recovery period using the 200 percent declining-balance depreciation method, with a switch to the straight-line method at a time that maximizes the deduction. A taxpayer may elect to use a straight-line method of depreciation. A
"half-year convention" (under which a half-year's depreciation is allowed in the year that the property is placed in service) will generally apply in computing the first year's depreciation. However, if more than 40% of the aggregate basis of depreciable property is placed in service in the last three months of the tax year, a "mid-quarter convention" must be used whereunder all property placed in service during any quarter of a tax year is treated as placed in service at the midpoint of such quarter.

     The General Partner expects that the Partnership's Equipment will consist primarily of 5-year property. The General Partner intends to claim cost recovery deductions with respect to the Partnership's Equipment under the method(s) deemed by the General Partner to be in the best interests of the Partnership, which generally will be a straight-line method. Whether the Partnership will be entitled to claim cost recovery deductions with respect to any particular item of Equipment and the applicable method and convention to be used depends on a number of factors, including whether the Leases are treated as true leases for federal income tax purposes. See "-- Tax Treatment of the Leases" in this
Section.

     The  Partnership  will allocate all or part of the  Acquisition  Fees to be
paid to the  General  Partner  to the cost  basis  of  Equipment  on which cost
recovery is computed. No assurance can be given that the Service will agree that
the  amount  of such fee  which is so  allocated  is  properly  attributable to
purchased  Equipment such that cost recovery deductions based on such additional
basis are properly allowable. The Service might assert that the Acquisition
Fees
are  attributable  to items other than the  Equipment or are not subject to cost
recovery at all. If the Service were  successful,  the cost recovery deductions
available  to  the  Partnership  would  be  reduced  accordingly.   Because
the
determination  of this issue will depend on the  magnitude  and type of services
performed  in   consideration   for  these  fees,   which  facts  are
presently
undeterminable and may vary in connection with each piece of Equipment acquired by the Partnership, Tax Counsel is unable to render an opinion thereon.

     Under certain circumstances, a taxpayer will be required to recover the cost of an asset over a period longer than the period described above. Such circumstances include the use of equipment predominantly outside the United
States and the use of equipment by a "tax-exempt entity." See "-- Limitations on
Cost Recovery Deductions."

Limitations on Cost Recovery Deductions

     Property Used Predominantly Outside the United States.

     The Partnership may own and lease Equipment which is used predominantly outside the United States. The cost of such Equipment must be written off for federal income tax purposes using the straight line method of depreciation over a period corresponding to the Equipment's "ADR Class Life" (which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property) and the applicable half-year or mid-quarter convention. If the Equipment does not have an ADR Class Life, a 12-year period must be used. See "-- Cost
Recovery."

     However, certain types of property which are used predominantly outside the
United States  nevertheless  qualify for the normal rules  discussed in "--
Cost
Recovery" (that is, a shorter depreciable life should be allowable). The exceptions include the following: (1) aircraft registered in the United States which are operated to and from the United States; (2) certain railroad rolling stock which is used within and without the United States; (3) vessels documented under the laws of the United States which are operated in the foreign or domestic commerce of the United States; and (4) containers of a United States person which are used in the transportation of property to and from the United
States. It is not presently determinable whether any Equipment owned and leased by the Partnership will be in any of these categories.

     Tax-Exempt Leasing.

     The  Partnership  may  lease  Equipment  to  certain  tax-exempt entities.
Property  leased to tax-exempt  entities  ("tax-exempt  use  property")  must be
written off for federal income tax purposes  using the  applicable  half-year
or
mid-quarter  convention  and applying the straight  line method of depreciation
over a period  corresponding  to the  longer of (i) the  Equipment's  "ADR
Class
Life"  (which  generally  is longer  than the 3-year,  5-year or 7-year periods
permitted  for other  property)  and (ii) or 125% of the term of the lease.
The
term of a lease will include all options to renew as well as certain successive
leases, determined under all of the facts and circumstances. The use of property
by a  tax-exempt  entity  at  any  point  in a  chain  of  use  results  in its
characterization   as   tax-exempt   use  property   (e.g.,   a  sublease
by  a
non-tax-exempt lessee to a tax-exempt sublessee).

     The definition of a "tax-exempt entity" includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, certain foreign persons and entities, and certain international organizations. The term also generally includes certain organizations which were tax-exempt at any time during the five-year period ending on the date such organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if 50% or less of the income derived from the leased property is subject to U.S. income tax.

      The term "tax-exempt use property" does not include: (1) any portion of property which is used predominantly by a tax-exempt entity (directly, or through a partnership in which the tax-exempt entity is a partner) in an unrelated trade or business if the income from such trade or business is included in the computation of income subject to the tax on unrelated business taxable income; (2) property leased to a tax-exempt entity under a "short-term lease" (that is, a lease which has a term of less than the greater of one year or 30% of the property's ADR Class Life, but in any case less than three years);
and (3) certain high-technology equipment.

     If any property which is not otherwise tax-exempt use property is owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as partners, such tax-exempt entity's proportionate share of such property is treated as tax-exempt use property unless certain specific requirements relating to the allocation of profits and losses among the partners are met. These requirements will not be met by the Partnership. However, taxable income from the Partnership will probably be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See "-- Taxation of Employee Benefit Plans and Other Tax-Exempt
Organizations." Additionally, all or substantially all of the Partnership's taxable income will be treated as United States source business income in the hands of foreign Limited Partners for which no exemption is available. See "--
Foreign Investors." Therefore, it is not anticipated that the depreciation limitations applicable to tax-exempt use property will be material as they relate to Equipment owned by the Partnership and not leased to or used by a tax-exempt entity.

Deferred Payment Leases

     Both the lessor and lessee under certain  rental  agreements  ("Section
467
rental agreements") are required to accrue annually the rent allocable to the taxable year, as well as interest on deferred rental payments, where actual payment of the rent is deferred. A Section 467 rental agreement is defined as any rental agreement for the use of tangible property which involves total payments in excess of $250,000 and either (i) provides for increasing or decreasing rental payments or (ii) provides for rentals payable beyond the close of the calendar year following the year in which the associated use occurred. In general, the rent allocable to a taxable year will be determined by reference to the terms of the lease. However, if a Section 467 rental agreement is silent as to the allocation of rents, or, if (1) a Section 467 rental agreement provides for increasing or decreasing rents, (2) a principal purpose for providing for increasing or decreasing rents is the avoidance of taxes and (3) the lease is part of a leaseback transaction or is for a term in excess of 75% of certain prescribed asset write-off periods, then rents will be deemed to accrue on a level basis in amounts having a present value (as determined by utilizing a discount rate equal to 110% of the "applicable federal rate," which is roughly equivalent to the rate on certain U.S. government securities with comparable maturities) equal to the present value (as so determined) of the aggregate rentals actually payable under the agreement. The differences between the rent actually paid and the recomputed rents are treated as loans bearing interest at the applicable federal rate.

     The Partnership may enter into transactions which will subject it to these provisions. The application of such provisions could result in the acceleration of income recognition by the Partnership prior to receipt of corresponding cash flow.

Sale or Other Disposition of Partnership Property

     An individual's capital gains are taxed at 28% under current law while the maximum tax rate for ordinary income is 39.6%. For corporations, the highest maximum tax rate for both capital gains and ordinary income is 35%.

     Because of the different individual tax rates for capital gains and ordinary income, the Internal Revenue Code provides various rules concerning the characterization of income as ordinary or capital and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains continues to be relevant for other purposes as well.
For example, the amount of capital losses which an individual may offset against ordinary income is limited to $3,000 ($1,500 in the case of a married individual filing separately).

     Upon a sale  or  other  disposition  of the  Equipment  of the
Partnership
(including  a sale  or  other  disposition  resulting  from  destruction  of the
Equipment or from foreclosure or other enforcement of a security interest in the
Equipment),  the  Partnership  will realize gain or loss equal to the difference
between the basis of the  Equipment at the time of sale or  disposition  and the
amount realized upon sale or  disposition.  The amount realized on a foreclosure
would  include the face amount of the debt being  discharged  in a foreclosure,
even though the Partnership  receives no cash.  Since the Equipment constitutes
tangible personal  property,  upon a sale or other disposition of the
Equipment,
all of the recovery deductions  ("depreciation")  taken by the Partnership will,
to the extent of any realized  gain, be subject to recapture  (i.e.,  treated by
the  Partners as ordinary  income).  Recapture  cannot be avoided by holding the
Equipment for any  specified  period of time.  If the  Partnership  were to sell
property  on  an  installment  basis,  all  depreciation   recapture  income
is
recognized at the time of sale, even though the payments are received in later taxable years.

     Any gain in excess of the amount of recapture will constitute gain or loss described in Section 1231 of the Code if the property sold or otherwise disposed of either was used in the Partnership's trade or business and held for more than one year or was a capital asset which was held for more one year and not held primarily for sale to customers. Under Section 1231 of the Code, if the sum of the gains on sale or exchange of certain assets (generally, depreciable property, other than inventory and literary properties) used in a trade or business and held for more than one year and the gains from certain compulsory or involuntary conversions exceed the losses on such sales, exchanges and conversions, such excess gains will be treated as capital gains (subject to a special Section 1231 recapture rule described below). If such losses exceed such gains, however, such excess losses will be treated as ordinary losses.

     There is a special rule under Section 1231 for casualty and theft losses on depreciable business property and capital assets which are held for more than one year and are held in connection with a trade or business or a transaction entered into for profit. Such gains and losses must be separately grouped together and if casualty gains equal or exceed casualty losses, then the gains and losses are further grouped with other Section 1231 transactions to determine whether there is an overall Section 1231 gain or loss. If the casualty or theft losses exceed gains, the resulting net loss is not further grouped with other
Section 1231 transactions, but is, instead, excluded from Section 1231 and treated as an ordinary loss.

     Under a special "Section 1231 recapture" rule, net Section 1231 gain will be treated as ordinary income to the extent of the taxpayer's
"non-recaptured"
net Section 1231 losses. "Non-recaptured" net Section 1231 losses are any net
Section 1231 losses from the five preceding taxable years which have not yet been offset against net Section 1231 gains in those years.

     If, at the time of sale, the sold Equipment is a capital asset (i.e., was not used in the Partnership's trade or business) and had been held by the
Partnership for one year or less, or if the Partnership is a "dealer" in
Equipment of the type sold, any gain or loss will be treated as short-term capital gain or loss or ordinary income or loss, respectively.

Sale or Other Disposition of Partnership Interest

     Gain or loss recognized by a Limited Partner on the sale of his interest in the Partnership (which would include both the cash or other consideration received by such Limited Partner from the purchaser as well as such Limited
Partner's share of any Partnership nonrecourse indebtedness) will, except as noted below, be taxable as a long-term or short-term capital gain or loss, depending on his holding period for his Units and assuming that his Units qualify as capital assets in his hands. That portion of a selling Partner's gain allocable to the Partnership's unrealized receivables (including depreciation recapture) and inventory (the "ordinary income assets"), however, would be treated as ordinary income. The term "ordinary income assets" would include assets subject to recapture of recovery deductions determined as if a selling
Partner's proportionate share of the Partnership's properties had been sold at that time. Thus, a substantial portion of a Limited Partner's gain upon the sale of his Units may be treated as ordinary income. For a discussion of the relevance of the distinction between ordinary income and capital gain, see "--
Sale or Other Disposition of Partnership Property" in this Section.

     In  connection  with the sale or exchange of a  Partnership  interest, the
transferor must promptly  notify the  Partnership of the sale or exchange, and,
once the Partnership is notified,  it is required to inform the Service (and the
seller  and the  buyer of the  Partnership  interest)  on or before  January
31
following the calendar year of sale) of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the
Partnership interest sold or exchanged. Penalty for failure to file is $50 for each failure, with a limit of $100,000. In addition, failure of the transferor of a Partnership interest to notify the Partnership will result in a $50 penalty per failure.

Treatment of Cash Distributions Upon Redemption

     The redemption by the Partnership of all or a portion of a Limited
Partner's Units (see "SUMMARY OF THE PARTNERSHIP AGREEMENT") will be treated as a sale or exchange of such Units by the Limited Partner and may generate taxable income to him. The "amount realized" by such Limited Partner on such redemption will equal the sum of the cash received by such Limited Partner, plus the
Limited Partner's share of the Partnership's liabilities.

     Under Section 751(b) of the Code, in the event the Partnership distributes cash to a Partner and, simultaneously, the Limited Partner's interest in the
Partnership's "ordinary income assets" is reduced, the Limited Partner will be deemed to receive the cash, or a portion thereof, in exchange for the "ordinary income assets." The Limited Partner will recognize ordinary income to the extent the portion of the distribution that is attributable to the "ordinary income assets" exceeds such Limited Partner's undivided interest in the Partnership's adjusted basis in such assets prior to the exchange. The remainder of the distribution, if any, will be treated in the same manner as a partnership distribution (i.e., the Limited Partner will recognize income only to the extent the cash distributions exceed such Limited Partner's adjusted basis in his
Units). See "-- Taxation of Distributions."

     The  Partnership  anticipates  that any  redemption of a Limited
Partner's
Units will be payable out of Cash From Operations and Cash From Sales that otherwise would be available for distribution to all Limited Partners or for reinvestment in additional Equipment. Accordingly, while any redemption of Units by the Partnership would decrease the aggregate number of Units outstanding and thereby proportionally increase each remaining Limited Partner's distributive share of Partnership income, gain, loss and deductions and items thereof, it may also reduce the total amount of cash which is available for investment or reinvestment.

Gifts of Units

     Generally, no gain or loss is recognized upon the gift of property.
However, a gift of Units (including a charitable contribution) may be treated partially as a sale to the extent of the transferor's share of Partnership nonrecourse liabilities, if any. Gain may be required to be recognized in an amount equal to the difference between such nonrecourse debt share and that portion of the basis in the Units allocable to the sale transaction. Charitable contribution deductions for the fair market value of the Units will be reduced by the amounts involved in such partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income to the transferor on a sale of his Units.

Consequence of No Section 754 Election

     Because of the complexities of the tax accounting required, the Partnership does not presently intend to file elections under Section 754 of the Code to adjust the basis of property in the case of transfers of Units.
As a
consequence, a transferee of Units may be subject to tax upon a portion of the proceeds of sales of the Partnership's property which represents, as to him, a return of capital. This may affect adversely the price that potential purchasers would be willing to pay for Units.

Tax Treatment of Termination of the Partnership Pursuant to the Partnership Agreement

     In the event of termination of the Partnership  pursuant to the
Partnership
Agreement   (see   "SUMMARY  OF  THE   PARTNERSHIP   AGREEMENT  --  Duration
of
Partnership") the General Partner is required to sell or dispose of the
Partnership assets, apply the proceeds and other Partnership funds to repayment of the liabilities of the Partnership and distribute any remaining funds to the
Partners in accordance with their positive Capital Accounts balances. Sales and other dispositions of the Partnership's assets would have the tax consequences described in "-- Sale or Other Disposition of Partnership Property" in this
Section. Liquidating cash distributions in excess of a Partner's tax basis for his Partnership interest generally would be taxable (generally as capital gain, provided the Partnership interests constitute capital assets in the hands of the
Partners); cash distributions in amounts less than such basis may result in a loss (generally a capital loss which would be subject to the general limitations on deductibility of losses). The tax basis for the Units of a Limited Partner is increased (or decreased) by his share of the Partnership's taxable income (or loss) resulting from the sale or other disposition of Equipment. Hence, if the
Partnership's Equipment has been sold or disposed of under circumstances resulting in a loss, distribution of the sale proceeds upon liquidation of the
Partnership may result in taxable gain to the Partners.

Audit by the Service

     No tax rulings have been sought by the Partnership from the Service. While the Partnership (and any joint ventures in which the Partnership participates) intends to claim only such deductions and assert only such tax positions for which there is a substantial basis, the Service may audit the returns of the
Partnership or any such joint venture and it may not agree with some or all of the positions taken by the Partnership (or such joint venture).

     An audit of the Partnership's  information return may result in an increase
in  the  Partnership's   income,   the  disallowance  of  deductions,   and
the
reallocation of income and deductions among the Partners. In addition, an audit of the Partnership's information return may lead to an audit of income tax returns of Limited Partners which could lead to adjustments of items unrelated to the Partnership.

     Partners must report Partnership items on their individual returns in a manner consistent with the partnership return unless the Partner files a statement with the Service identifying the inconsistency or unless the Partner can prove his return is in accordance with information provided by the
Partnership. Failure to comply with this requirement is subject to penalties and may result in an extended statute of limitations. In addition, in most circumstances the federal tax treatment of items of a partnership's income, gain, loss, deduction and credit will be determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with its partners.

     Any  audit of the  Partnership  will be at the  Partnership  level  and the
Service will deal with the Partnership's  "Tax Matters Partner" (the "TMP")
with
respect  to  its  tax  matters.   The  General  Partner  is  designated  as
the
Partnership's TMP in the Partnership Agreement. Only those Limited Partners having at least a 1% interest in the Partnership (the "Notice Partners") will be entitled to receive separate notice from the Service of the audit of the
Partnership's return and of the results thereof, and Limited Partners who have an interest of less than 1% ("Non-notice Partners") will not be entitled to notice from the Service. However, groups of Non-notice Partners who together own a 5% or greater interest in the Partnership (a "Notice Group") may, by notification to the Service, designate a member of their group to receive
Service notices. All Partners in the Partnership have the right to participate in any audit of the Partnership. The General Partner is required to keep all
Limited Partners informed of any administrative and judicial proceedings involving the tax matters of the Partnership. Also, the General Partner will keep Non-notice Partners advised of any significant audit activities in respect of the Partnership.

     The TMP is authorized to enter into settlement agreements with the Service that are binding upon Non-notice Partners, except Non-notice Partners who are members of a Notice Group or who have filed a statement with the Service that the TMP does not have authority to enter into settlement agreements that are binding upon them. Any Partner will have the right to have any favorable settlement agreement reached between the Service and any other Partners with respect to an item of his Partnership applied to him.

     The General Partner is empowered by the Partnership Agreement to conduct, on behalf of the Partnership and Limited Partners, all examinations by tax authorities relating to the Partnership, at the expense of the Partnership. See
"SUMMARY OF THE PARTNERSHIP AGREEMENT." A tax controversy could result in substantial legal and accounting expense being charged to the Partnership subject to the controversy, irrespective of the outcome.

Alternative Minimum Tax

     An alternative minimum tax ("AMT") is payable by taxpayers to the extent it
exceeds the  taxpayer's  regular  federal income tax liability for the year.
For
noncorporate  taxpayers,  the AMT is imposed  on  "alternative  minimum taxable
income"  ("AMTI")  in excess of an  exemption  amount.  The AMTI is based on the
taxpayer's taxable income, as recomputed with certain  adjustments and increased
by  certain  "tax  preference"   items.  A  two-tiered  AMT  rate  schedule
for
noncorporate taxpayers exists consisting of a 26% rate (which applies to the first $175,000 ($87,500 for married individuals filing separately) of a taxpayer's AMTI in excess of the exemption amount) and a 28% rate (which applies to the amount in excess of $175,000 ($87,500 for married individuals filing separately) over the exemption amount). The exemption amount is $45,000 for married individuals filing jointly, $33,750 for single persons, and $22,500 for estates, trusts, and married individuals filing separately.

     The  principal   adjustments   include  the  following:   (1)
depreciation
deductions cannot exceed those computed under the 150% declining balance method and an extended recovery period, (2) mining exploration and development costs are capitalized and amortized ratably over ten years, (3) magazine circulation expenditures are amortized over three years, (4) research and experimental expenditures are amortized over ten years, (5) miscellaneous itemized deductions are not allowed, (6) medical expenses are deductible only to the extent they exceed 10% of adjusted gross income, (7) state and local property and income taxes are not deductible, (8) interest deductions are subject to further restrictions, (9) the standard deduction and personal exemptions are not allowed, (10) only "alternative tax net operating losses" are deductible and
(11) the excess of the fair market value of stock received on the exercise of an incentive stock option over the exercise price must be included as income.

     The principal "tax preference"  items which must be added to taxable income
for AMT purposes  include the  following:  (1) the excess of depletion  over the
adjusted  basis  of the  property  at the end of the  year,  (2) the  excess of
intangible  drilling costs over 65% of net oil and gas income, (3) the excess of
the  reserve for bad debt  deductions  over the  deduction  that would have been
allowable based on actual experience, (4) private activity bond interest and
(5)
untaxed appreciation on charitable contributions.

     The  General  Partner  does  not  anticipate  that  any  significant
"tax
preference"   items  will  be  generated  by  the  Partnership.   The
principal
Partnership items which may have an impact on a particular Partner's AMTI are interest and depreciation. It is anticipated that the Partnership will generally depreciate its Equipment using the straight line method. Therefore, the
Partnership's activities should not give rise to any significant depreciation adjustments for purposes of computing the AMTI of the Limited Partners.
Prospective investors should be aware, however, that for purposes of computing
AMTI, interest incurred to acquire or maintain an ownership interest in a passive activity (such as the Partnership) is deductible only to the extent that such interest, when added to the passive activity income or loss of the taxpayer
(computed with the appropriate alternative minimum tax adjustments and tax preferences), does not result in a passive activity loss (as so computed).
Accordingly, Limited Partners who borrow money and incur interest expense in connection with their purchase of Units may only be allowed a limited deduction for such interest in computing their AMTI.

     The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the
Units should consult their tax advisors as to the possible alternative minimum tax consequences of an investment in the Partnership.

Interest Expense

     In general, interest expense incurred in connection with investment activities is deductible only against investment income. Interest expense incurred in connection with investments in "passive" activities (such as the
Partnership and other limited partnerships) may only be deducted in accordance with the rules applicable to losses derived from passive activities. See "--
Deductibility of Losses: Passive Losses, Tax Basis and 'At Risk' Limitation."

     Interest expense incurred by the Partnership probably will be treated as
"passive" activity interest, as would interest expense incurred by a Limited
Partner on money he borrows to purchase or carry his interest in the Partnership but may be deductible against related income of the Partnership allocable to the
Units purchased with such borrowed money.

     The Partnership may enter into transactions involving the prepayment of interest or the payment of "points," commitment fees and loan origination or brokerage fees. In general, prepaid interest, "points" and similar costs may not be deductible currently and, instead, may have to be capitalized and written off over the life of the related loan. The General Partner will treat such costs in accordance with the applicable requirements.

Self-Employment Income and Tax

     A Limited Partner's net earnings from self-employment for purposes of the
Social Security Act and the Code will not include his distributive share of any item of income or loss from the Partnership, other than any guaranteed payments made to such Limited Partner for services rendered to or on behalf of the partnership.

Maximum Individual Tax Rates

     The federal  income tax on  individuals  applies at a 15%, 28%, 31% and
36%
rate. In addition, the Code imposes a 10% surtax on taxable income in excess of
$250,000 ($125,000 for married individuals filing separately), which raises the tax rate for taxpayers in this bracket to 39.6%. The personal exemption, which is $2,500 for 1995, is reduced by 2% for each $2,500 by which an individual's adjusted gross income exceeds $150,000 for joint returns, $125,000 for heads of household, $100,000 for single taxpayers, and $75,000 for married persons filing separately (as these amounts are adjusted for post-1991 inflation). An individual is required to reduce the amount of certain of his otherwise allowable itemized deductions by 3% of the excess of his adjusted gross income over $100,000 or $50,000 in the case of married taxpayers filing separately (as these amounts are adjusted for post-1991 inflation).

Section 183

     Section 183 of the Code limits deductions attributable to "activities not engaged in for profit." Section 183 contains a presumption that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of the five consecutive years ending with taxable year at issue. The General Partner intends to operate the
Partnership for the purpose of providing an economic profit and anticipates that the Partnership will have sufficient gross income to entitle it to the benefit of the presumption referred to above. If the Partnership's activities were treated as not being engaged in for profit, any deductions of the Partnership in excess of its gross income might be permanently disallowed.

Registration, Interest, and Penalties

     Tax Shelter Registration

     "Tax  shelters"  are  required to be  registered  with the  Service.
Under
Temporary Treasury Regulations, an investment constitutes a "tax shelter" for this purpose if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and other tax benefits potentially allowable with respect to the investment for any of the first five years will be greater than twice the amount to be invested. The Partnership is a "tax shelter" under this definition because the term "amount of deductions" means gross deductions and gross income expected to be realized by the Partnership is not counted. The Temporary Treasury
Regulations also provide that a tax shelter is not required to be registered initially if it is a "projected income investment." A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor as of the close of any of the first five years of the investment. The General Partner expects, based on economic and business assumptions which the General Partner believes to be reasonable, that no Limited
Partner's cumulative tax liability will be reduced during any of the first five years after the effective date of this Prospectus by reason of an investment in the Partnership. There can be no assurance, however, that unexpected economic or business developments will not cause Limited Partners to incur tax losses from the Partnership, with the result that their cumulative tax liability during the first five years might be reduced. Therefore, the General Partner has registered the Partnership as a "tax shelter" with the Service. A Tax Shelter Registration
Number is expected to be received shortly. However, for so long as the
Partnership is a projected income investment, the Limited Partners are not required to include the Partnership's registration number on their tax returns.

     Even though the Partnership may be a projected income investment, the
Partnership will nonetheless be required to maintain a list identifying each person who has been sold a Unit and containing such other information as required by the regulations. This list must be made available to the Service upon request.

     In the event the Partnership ceases to be a projected income investment, the Partnership and the Limited Partners will become subject to all remaining requirements applicable to tax shelters. This means, among other things, that the Limited Partners will be required to include the Partnership's registration number on their tax returns.

     Pursuant to the Temporary Treasury Regulations, the General Partner is required to notify the Limited Partners that the Partnership is no longer a projected income investment and to inform each Limited Partner that he must report the Partnership's registration number on any return on which he claims a deduction, credit or other tax benefit from the Partnership.

     The General Partner is required by the Temporary Treasury Regulations to include the following legend herein: "ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT

OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE."

     Interest on Underpayments

     The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The
Federal short-term rate is set quarterly by the Treasury based on the yield of
U.S. obligations with maturities of three years or less.

     Penalty for Substantial Understatements

     The Code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer's returns for the year. An understatement on an individual's return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax, and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a "tax shelter," (a) there was substantial authority for the taxpayer's treatment of the item, or (b) the relevant facts affecting the item's tax treatment were adequately disclosed in the taxpayer's return provided that the taxpayer had a "reasonable basis" for the tax treatment of such item. In the case of an item that is attributable to a "tax shelter," the penalty may be avoided if (a) there was substantial authority for the taxpayer's treatment of the item, and (b) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

     For purposes of the understatement penalty, "tax shelter" includes a partnership whose principal purpose is "the avoidance or evasion of Federal income tax." The Partnership should not be treated as a "tax shelter" within the meaning of this provision primarily because (1) the Partnership's objectives include the provision of cash distributions (real economic gain) to the investors throughout the operating life of the Partnership, and (2) claiming the tax benefits associated with the ownership of equipment would be consistent with
Congressional purpose in providing those benefits.

State and Local Taxation

     In  addition  to the  federal  income  tax  consequences  described above,
prospective investors should consider potential state and local tax consequences
of an investment in the  Partnership.  A Limited  Partner's share of the taxable
income or loss of the  Partnership  generally will be required to be included in
determining   reportable   income  for  state  or  local  tax  purposes  in
the
jurisdiction in which the Limited Partner is a resident. In addition, other states in which the Partnership owns Equipment or does business may require nonresident Limited Partners to file state income tax returns and may impose taxes determined with reference to their pro rata share of the Partnership's income derived from such state. Any tax losses generated through the Partnership from operations in such states may not be available to offset income from other sources in other states. To the extent that a nonresident Limited Partner pays tax to a state by virtue of the operations of the Partnership within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that the
Limited Partner itemizes deductions. Each investor is advised to consult his own tax adviser to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with an investment in the Partnership.

Foreign Investors

     Foreign investors in the Partnership should be aware that, for the most part, the income of the Partnership will consist of trade or business income which is attributable to or effectively connected with a fixed place of business
("permanent  establishment") maintained by the Partnership in the United
States.
As such, Partnership income will be subject to U.S. taxation in the hands of foreign investors and it is unlikely that any exemption will be available under any applicable tax treaty. Such foreign investors may be required to file a U.S.
federal income tax return to report their distributive shares of Partnership income, gains, losses and deductions. Additionally, the Partnership is required to withhold tax on each such foreign investor's distributive share of income from the Partnership (whether or not any cash distributions are made); any amount required to be withheld will be deducted from distributions otherwise payable to such foreign investor and such foreign investor will be liable to repay the Partnership for any withholdings in excess of the distributions to which he is otherwise entitled. Foreign investors must consult with their tax advisors as to the applicability to them of these rules and as to the other tax consequences described herein.

Tax Treatment of Certain Trusts and Estates

     The tax treatment of trusts and estates can differ somewhat from the tax treatment of individuals. Investors which are trusts and estates should consult with their tax advisors as to the applicability to them of the tax rules discussed herein.

     Trusts that purchase Units in the Partnership should be aware that the
Treasury Regulations provide that in certain circumstances trusts which engage in a trade or business may be taxed as corporations. In this connection, the courts have held that limited partners (whether trusts or otherwise) are deemed to be engaged in the trade or business in which the partnership itself is engaged. The Partnership probably will be treated as engaging in a trade or business. Accordingly, a Limited Partner which is a trust may be subject to trust level tax at corporate tax rates, whether or not the income is distributed to the beneficiaries. This is a question of fact as to each such trust, and Tax
Counsel are not able to express an opinion thereon.

Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations

     Employee benefit plans, such as qualified pension and profit sharing plans,
Keogh plans, and IRAs, generally are exempt from federal income tax, except to the extent their "unrelated business taxable income" exceeds $1,000 in any taxable year. The excess "unrelated business taxable income" is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. Tax-exempt investors in the Partnership may be deemed to be engaged in the business carried on by the
Partnership and, therefore, subject to the unrelated business income tax. Such investors must consult with tax advisors as to the tax consequences to them of investing in the Partnership.

Corporate Investors

     The federal income tax consequences to investors which are corporations
(other than certain closely-held corporations, which are subject to the "at risk" and "passive loss" limitations discussed herein) may differ materially from the tax consequences discussed herein, particularly as they relate to the alternative minimum tax. Such investors must consult with tax advisors as to the tax consequences to them of investing in the Partnership.


                          INVESTMENT BY QUALIFIED PLANS

Fiduciaries under ERISA

     A fiduciary of a Qualified Plan is subject to certain requirements under
ERISA, including the duty to discharge its responsibilities solely in the interest of, and for the benefit of, the Qualified Plan's participants and beneficiaries. A fiduciary is required to (a) perform its duties with the skill, prudence and diligence of a prudent man acting in like capacity, (b) diversify investments so as to minimize the risk of large losses and (c) act in accordance with the Qualified Plan's governing documents.

     Fiduciaries with respect to a Qualified Plan include, for example, any persons who exercise any authority or control respecting the management or disposition of the funds or other property of the Qualified Plan. For example, any person who is responsible for choosing a Qualified Plan's investments, or who is a member of a committee that is responsible for choosing a Qualified
Plan's investments, is a fiduciary of the Qualified Plan. Also, an investment professional who renders, or who has the authority or responsibility to render, investment advice with respect to the funds or other property of a Qualified
Plan may be a fiduciary of the Qualified Plan, as may any other person with special knowledge or influence with respect to a Qualified Plan's investment or administrative activities.

     IRAs  generally  are not  subject  to  ERISA's  fiduciary  duty  rules.
In
addition,  where a participant in a Qualified  Plan exercises  control over such
participant's  individual  account  in the  Qualified  Plan in a
"self-directed
investment"  arrangement that meets the requirements of Section 404(c) of
ERISA,
such  Participant  (rather than the person who would otherwise be a fiduciary of
such Qualified Plan) will generally be held  responsible for the consequences of
his investment decisions under interpretations of applicable  regulations of the
Department  of  Labor.   Certain   Qualified  Plans  of  sole
proprietorships,
partnerships and closely-held corporations of which the owners of 100% of the equity of such business and their respective spouses are the sole participants in such plans at all times are generally not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, explained below.

     A person subject to ERISA's fiduciary rules with respect to a Qualified
Plan (or, where applicable, IRA) should consider those rules in the context of the particular circumstances of the Qualified Plan (or IRA) before authorizing an investment of a portion of the Qualified Plan's (or IRA's) assets in Units.

Prohibited Transactions Under ERISA and the Code

     Section 4975 of the Code (which  applies to all  Qualified  Plans and
IRAs)
and  Section  406  of  ERISA  (which  does  not  apply  to  IRAs  or to certain
transactions  with respect to Qualified Plans that,  under the rules summarized
above, are not subject to ERISA's fiduciary rules) prohibit  Qualified Plans
and
IRAs from engaging in certain transactions  involving "plan assets" with parties
that are  "disqualified  persons" under the Code or "parties in interest"
under
ERISA ("disqualified persons" and "parties in interest" are hereinafter referred
to as  "Disqualified  Persons").  Disqualified  Persons  include,  for example,
fiduciaries  of the  Qualified  Plan or IRA,  officers,  directors  and certain
shareholders  and other owners of the company  sponsoring the Qualified Plan
and
natural  persons  and  legal  entities   sharing  certain  family  or
ownership
relationships with other Disqualified Persons. In addition, the beneficiary
"owner" or "account holder" - of an IRA is generally considered to be a
Disqualified Person for purposes of the prohibited transaction rules.

     "Prohibited  transactions"  include,  for  example,  any direct or indirect
transfer  to,  or use by or for the  benefit  of,  a  Disqualified  Person of a
Qualified  Plan's or IRA's assets,  any act by a fiduciary that involves the use
of a Qualified Plan's or IRA's assets in the fiduciary's  individual interest
or
for the fiduciary's own account, and any receipt by a fiduciary of consideration
for his or her own personal account from any party dealing with a Qualified
Plan
or IRA in connection  with a  transaction  involving the assets of the
Qualified
Plan or the IRA. Under ERISA, a Disqualified Person that engages in a prohibited
transaction will be required to disgorge any profits made in connection with the
transaction  and will be required to compensate  any  Qualified  Plan that was a
party to the prohibited  transaction  for any losses  sustained by the
Qualified
Plan. In addition, ERISA authorizes additional penalties and further relief from
such  transaction.   Section  4975  of  the  Code  imposes  excise  taxes
on  a
Disqualified Person that engages in a prohibited transaction with a Qualified
Plan or IRA. Prohibited transactions subject to these sanctions will generally be required to be "unwound" to avoid incurring additional penalties.

     In order to avoid the occurrence of a prohibited transaction under Section
4975 of the Code and/or Section 406 of ERISA, Units may not be purchased by a
Qualified Plan or IRA from assets as to which the General Partner or any of its
Affiliates are fiduciaries. Additionally, fiduciaries of Qualified Plans and
IRAs should be alert to the potential for a prohibited transaction in the context of a particular Qualified Plan's or IRA's decision to purchase Units if, for example, such purchase were to constitute a use of plan assets by or for the benefit of, or a purchase of Units from, a Disqualified Person.

Plan Assets

     If the Partnership's assets were determined under ERISA or the Code to be
"plan assets" of Qualified Plans and/or IRAs holding Units, fiduciaries of such
Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the General Partner or its Affiliates. In addition, certain of the transactions described in this Prospectus in which the
Partnership might engage, including certain transactions with Affiliates, might constitute prohibited transactions under the Code and ERISA with respect to such
Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to Qualified Plans and/or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to the
General Partner in violation of ERISA.

     Although under certain  circumstances ERISA and the Code, as interpreted by
the Department of Labor ("DOL") in currently  effective  regulations, generally
apply a  "look-through"  rule  under  which  the  assets of an entity in which a
Qualified  Plan or IRA has  made  an  equity  investment  may  constitute
"plan
assets,"   the   applicable    regulations   exempt   investments   in
certain
publicly-registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the application of the "look-through" principle. Under the
DOL's current regulations governing the determination of what constitutes the assets of a Qualified Plan or IRA in the context of investment securities such as the Units, an undivided interest in the underlying assets of a collective investment entity such as the Partnership will not be treated as "plan assets" of Qualified Plan or IRA investors if (i) the securities are "publicly offered,"
(ii) less than 25% by value of each class of equity securities of the entity is owned by Qualified Plans, IRAs, and certain other employee benefit plans or
(iii) the entity is an "operating company."

     In order to qualify for the publicly-offered exception described above, the
securities  in  question  must be  freely  transferable,  owned by at least
100
investors independent of the issuer and of one another, and either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities
Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer's fiscal year during which the offering occurred. Units will be sold as part of an offering registered under the Securities Act of 1933. Further, the
General Partner has represented (a) that it intends to register the Units in the
Partnership under the Securities Exchange Act of 1934 in compliance with the
DOL's requirements and (b) that it is highly likely that substantially more than
100 independent investors will purchase and hold Units in the partnership.
Accordingly, the determination of whether the Units will qualify for the publicly-offered exception will depend on whether they are freely transferable within the meaning of the DOL regulations. Although whether a security is freely transferable is a factual determination, the limitations on the assignment of
Units and substitution of Limited Partners contained in Sections 10.2, 10.3 and
10.4 of the Partnership Agreement appear to fall within the scope of certain restrictions enumerated in the DOL's current regulations that ordinarily will not affect a determination that securities are freely transferable when the minimum investment, as in the case of the Units, is $10,000 or less. Because, however, the effect of the restrictions on transferability of Units on the ultimate determination of whether Units are "freely transferable" for purposes of the DOL's regulations (as well as the determination of whether the
Partnership will be an "operating company" under the alternative DOL exemption set forth above) is not certain, the General Partner has decided to rely on the
25% ownership exemption described above for these purposes. Consequently, pending favorable clarification of such matters from the DOL, in order to ensure that the assets of the Partnership will not constitute "plan assets" of
Qualified Plan and IRA Unitholders, the General Partner will take such steps as are necessary to ensure that ownership of Units by Qualified Plans, IRAs, and certain other employee benefit plan investors is at all times less than 25% of the total value of outstanding Units. In calculating this limit, the General
Partner will, as provided in the DOL's regulations, disregard the value of any
Units held by a person (other than a Qualified Plan, IRA, or certain other employee benefit plans) who has discretionary authority or control with respect to the assets of the Partnership, or any person who provides investment advice for a fee (direct or indirect) with respect to the assets of the Partnership, or any affiliate of any such a person. (See "Investor Suitability Standards.")
Whether the assets of the Partnership will constitute "plan assets" is a factual issue which may depend in large part on the General Partner's ability throughout the life of the Partnership to satisfy the 25% ownership exemption. Accordingly, tax counsel are unable to express an opinion on this issue.

Other ERISA Considerations

     In addition to the above considerations in connection with the "plan asset"
question,  a  fiduciary's  decision to cause a Qualified  Plan or IRA to acquire
Units should involve,  among other factors,  considerations that include whether
(a) the investment is in accordance with the documents and instruments governing
the  Qualified  Plan or  IRA,  (b) the  purchase  is  prudent  in  light  of the
diversification   of  assets   requirement  for  such  Plan  and  the
potential
difficulties  that may  exist in  liquidating  Units,  (c) the  investment will
provide  sufficient cash  distributions  in light of the Qualified Plan's likely
required benefit  payments and other needs for liquidity,  (d) the investment is
made solely in the  interests of plan  participants,  (e) the  evaluation of the
investment  has properly  taken into account the potential  costs of determining
and paying  any  amounts  of  federal  income tax that may be owed on unrelated
business  taxable income derived from the  Partnership,  and (f) the fair market
value  of  Units  will  be  sufficiently  ascertainable,   and  with
sufficient
frequency, to enable the Qualified Plan or IRA to value its assets in accordance with the rules and policies applicable to the Qualified Plan or IRA.

                                CAPITALIZATION

     The capitalization of the Partnership as of the date of this Prospectus and as adjusted to reflect the sale of the Minimum and Maximum Offering of Units is as follows:

                            As of             Minimum              Maximum
                           the date           Offering             Offering
                           hereof (1)     (12,000 Units)       (1,000,000
Units)
                     ----------       ------------          ---------------

General Partner's
Capital Contribution (1)  $ 1,000       $     1,000                  $1,000

Limited Partner's
Capital Contribution (2)   1,000(1)       1,200,000             100,000,000
                            -----        ---------              -----------


Total Capitalization $     2,000      $  1,201,000             $100,001,000

Less Estimated
Organizational and
Offering Expenses (3)     -               (162,000)             (13,500,000)
                      -----------        ----------         --------------


Net Capitalization   $    2,000       $  1,039,000(2)        $   86,501,000(2)
                      ==========     ================            ============

(1) The Partnership was originally capitalized by the contribution of $1,000 by the General Partner and $1,000 by the Original Limited Partner.

(2) The Original Limited Partner will withdraw from the Partnership and receive a return of his original  Capital  Contribution  on the Initial Closing
Date
    upon the admission of the Initial Limited Partners to the Partnership.

(3) The amounts shown reflect the Gross Offering Proceeds from sale of Units at
    $100.00 per Unit before deduction of (a) Sales Commissions in amount equal to 8.0% of Gross Offering Proceeds (or $8 per Unit sold, which will be paid except  in the case of  Units  sold to  Affiliated  Limited  Partners),
(b)
    Underwriting  Fees equal in amount to 2.0% of Gross  Offering  Proceeds
(or
    $2.00 per Unit sold) and (c) the O & O Expense Allowance (without regard to such actual expenses) of 3.5% of Gross Offering Proceeds (or $3.50 per Unit
    sold) for a total of all such items of 13.5% of Gross Offering  Proceeds
(or
    $13.50 per Unit) for all Units sold to Limited Partners who are members of the general public. (No fees or compensation were payable with regard to either the General Partner's or Original Limited Partner's original subscription payment).

    The  maximum  dollar  amount of such  items of  compensation  payable to the
    General  Partner,  its Affiliates and  non-affiliated  Selling  Dealers will
    equal $162,000 for the Minimum  Offering of 12,000 Units and $13,500,000
for
    the Maximum  Offering of 1,000,000  Units,  in each case  computed as if all
    Units are sold to the general public  without Volume  Discounts or purchases
    by Affiliated  Limited  Partners.  Affiliated  Limited  Partners may
acquire
    Units (for investment purposes only) on a net of Sales Commissions basis for
    a price of $92.00  per Unit  (and a  proportionate  Net Unit  Price for each
    fractional  Unit  purchased).  In addition,  investors who purchase 2,500
or
    more Units are  entitled to volume  discounts.  To the extent that Units are
    purchased by such Affiliated  Limited Partners or in quantities that entitle
    the purchaser to a volume discount,  both the total Capital Contributions of
    the  Limited  Partners  and  the  Partnership's   obligation  to  pay
Sales
    Commissions will be reduced  accordingly.  See "SOURCES AND USES OF
OFFERING
    PROCEEDS AND RELATED INDEBTEDNESS."

                   MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION

Liquidity and Capital Resources

    As reflected above under "CAPITALIZATION," the Partnership currently has limited funds, due to the fact that none of the capital anticipated to be raised by the Partnership through the public offering of Units is available on the date of this Prospectus. The Partnership plans to raise funds from investors by means of this Offering, and then to use approximately 75% of Gross Offering Proceeds
(inclusive of 1% of such proceeds to established as a Reserve) together with indebtedness in at least an equal amount to invest in Equipment and Financing
Transactions. That is, the Partnership's total Purchase Price (exclusive of
Acquisition Fees) of Equipment and Financing Transactions is expected to average approximately 150.0% of Gross Offering Proceeds (although as much as 415.0% of
Gross Offering Proceeds could be invested using the maximum permitted leverage of 80%). (See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS").

    Pending investment in Equipment and Financing Transactions, the Net
Offering
Proceeds of this Offering will be held in short-term,  liquid  investments.
The
Partnership intends to establish a working capital reserve (the "Reserve") of approximately 1% of the Gross Offering Proceeds, which amount the General
Partner believes should be sufficient to satisfy the Partnership's general liquidity requirements. However, liquidity could be adversely affected by unanticipated operating costs or losses. To the extent that the Reserve is insufficient to satisfy future cash requirements of the Partnership, the General
Partner expects that additional funds would be obtained from bank loans, short-term loans from the General Partner, and Cash from Sales of Equipment and
Financing Transactions.

    Following  completion  of the Minimum  Offering of 12,000 Units and upon the
Initial Closing,  the proceeds of Units sold to Limited Partners admitted at the
Initial Closing will be released to the Partnership from the Escrow Account
(and
at subsequent Closings from the Partnership's subscription account), and applied
to the payment or reimbursement of Underwriting  Fees, Sales Commissions and the
O & O Expense  Allowance,  leaving estimated Net Offering Proceeds available for
investment in Equipment and Financing Transactions,  payment of Acquisition
Fees
of approximately  86.5% of the Gross Offering Proceeds (unless  Commission
Loans
equal to 8.0% of Gross  Offering  Proceeds are obtained at such  Closing(s), in
which  case  Net  Offering   Proceeds  and  Commission  Loan  proceeds
totaling
approximately  94.5% of Gross  Offering  Proceeds  would be  available  for such
purposes).  The  Partnership's  funds  available for Investments and to meet its
capital  needs are  expected to undergo  major  fluctuations  during the initial
period of  operations  of up to  twenty-four  (24) months while this Offering is
proceeding and during the period (expected to be completed no later than six
(6)
months thereafter) during which the Partnership's funds are being invested in
Equipment and Financing Transactions. During the balance of its operating period, except for infusions of Cash From Operations and Cash From Sales and reinvestment of such funds in additional Equipment and Financing Transactions, the capital needs and resources of the Partnership are expected to be relatively stable. For information concerning the anticipated use of proceeds from the sale of Units, see "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" and "INVESTMENT OBJECTIVES AND POLICIES."

Operations

    The Partnership is newly formed and has had no operations to date. Until receipt and acceptance of subscriptions for 12,000 Units and the admission of the subscribers therefor as Limited Partners on the Initial Closing Date, the
Partnership will not commence active operations. During the period commencing with the Initial Closing Date and continuing throughout the Reinvestment Period, the Partnership will be in active operation. The operations of the Partnership will consist primarily of the ownership and leasing of the Equipment and to a lesser degree, making and managing the Financing Transactions. See "INVESTMENT
OBJECTIVES AND POLICIES."

    The  Partnership  will  acquire  Equipment  with Net  Offering  Proceeds
and
indebtedness,  (which is expected  to average at least 50% of the
Partnership's
aggregate  Purchase  Price  for all of its  Equipment,  determined  when the
Net
Offering  Proceeds of this Offering are fully invested).  However,  in the event
the Partnership  requires additional cash or the General Partner determines that
it is in the best  interests of the  Partnership to obtain  additional  funds to
increase cash available for  Investment in Equipment and Financing
Transactions
(e.g. to fund Commission Loans of up to 8.0% of Gross Offering  Proceeds) or
for
any other proper business need of the  Partnership,  the Partnership may borrow,
on a secured or unsecured  basis,  amounts up to 80% of the  aggregate
Purchase
Price of all Investments acquired by the Partnership at any given time following
full investment of the Net Offering Proceeds.  The Partnership  currently has no
arrangements  with,  or  commitments  from,  any Lender with respect to any such
borrowings.  The General Partner  anticipates that any acquisition  financing
or
other   borrowings   (including   Commission   Loans)  will  be  obtained
from
institutional  lenders. See "INVESTMENT  OBJECTIVES AND
POLICIES"--"Acquisition
Policies and Procedures".


                     SUMMARY OF THE PARTNERSHIP AGREEMENT

    The following is a brief summary of certain provisions of the Agreement of
Limited Partnership (the "Partnership Agreement"), which sets forth the terms and conditions upon which the Partnership will conduct its business and affairs and certain of the rights and obligations of the Limited Partners. Such summary does not purport to be complete and is subject to the detailed provisions of, and qualified in its entirety by express reference to, the Partnership
Agreement, a copy of which is included as Exhibit A to the Registration
Statement of which this Prospectus forms a part. Prospective investors in the
Partnership should study the Partnership Agreement carefully before making any investment.

Establishment and Nature of the Partnership

    The  Partnership  was organized  under the Delaware  Revised Uniform
Limited
Partnership Act (the "Delaware Act") with ICON Capital Corp., a Connecticut corporation, as its General Partner. A limited partnership is a partnership having one or more general partners and one or more limited partners. A limited partner ordinarily does not play a role in the management or control of a partnership's affairs and his liability for partnership obligations is generally limited to his investment, while a general partner is, in general, personally liable for all partnership obligations.

Name and Address

    The  Partnership  will be conducted  under the name "ICON Cash Flow
Partners
L.P.  Seven" and will have its  principal  office and place of  business  at
600
Mamaroneck Avenue, Harrison, New York 10528 (unless such offices are changed by the General Partner with written notice to the Limited Partners).

Purposes and Powers

    The Partnership has been organized,  without limitation, for the purposes of
(a)  acquiring,   investing  in,   owning,   leasing,   re-leasing,
financing,
refinancing, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Equipment of all kinds, (b) lending and providing financing to other Persons for their acquisition of items of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests therein and leases and licenses thereof) and other such personal property, and
(c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of the
Partnership. In conducting such business, the Partnership is not limited to any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world).

Duration of Partnership

    The term of the Partnership  commenced upon the filing of the Certificate of
Limited  Partnership with the Secretary of State of the State of Delaware on
May
23, 1995 and will terminate at midnight on December 31, 2015, subject, however,
to earlier termination upon the occurrence of any Dissolution Event, including,
without  limitation,  (i) the  withdrawal,  removal  or  dissolution  of, or the
occurrence  of certain  bankruptcy  events with respect to, the General
Partner
(unless  a  Substitute   General   Partner  will  be  timely   admitted  to
the
Partnership), (ii) the Sale of all or substantially all of the Partnership's assets and (iii) the voluntary dissolution of the Partnership.


Capital Contributions

    General Partner. The General Partner has contributed $1,000, in cash, as its Capital Contribution to the Partnership in exchange for a one percent (1%) Partnership Interest.

    Original Limited Partner. The Original Limited Partner has made a capital contribution of $1,000 to the Partnership in exchange for ten (10) Units then representing a 99% Partnership Interest. On the Initial Closing Date, the
Original Limited Partner will withdraw from the Partnership, his capital contribution of $1,000 will be returned to him in full and his original
Partnership Interest of ten (10) Units will be retired upon the admission of additional Limited Partners.

    Limited  Partners.  Each Limited  Partner  (other than the Original
Limited
Partner,  Affiliated  Limited Partners and Limited  Partners  entitled to
Volume
Discounts) will make a Capital Contribution, in cash, in an amount equal to the
Gross Unit Price to the capital of the Partnership for each Unit or fraction thereof purchased in exchange for such Unit. Each Affiliated Limited Partner will make a Capital Contribution, in cash, in an amount equal to the Net Unit
Price for each Unit or fraction thereof purchased in exchange for such Unit.
Each Limited Partner entitled to a Volume Discount will make a Capital
Contribution, in cash, to the capital of the Partnership in an amount equal to the Gross Unit Price for each Unit or fraction thereof purchased less the amount of the Volume Discount.

Powers of the Partners

    General  Partner.   Except  as  otherwise   specifically   provided  in
the
Partnership Agreement, the General Partner will have complete and exclusive discretion in the management and control of the affairs and business of the
Partnership and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct the business and affairs and exercise the powers of the Partnership. Without limiting the generality of the foregoing, the General Partner will have the right to make
Investments for and on behalf of the Partnership and to manage such Investments and all other assets of the Partnership. The Limited Partners will not be permitted to participate in the management of the Partnership. Except to the extent limited by the Delaware Act or the Partnership Agreement, the General
Partner may delegate all or any of its duties under the Partnership Agreement to any Person (including, without limitation, any Affiliate of the General
Partner).

    The General Partner will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a Limited Partner to the
Partnership; provided that no such admission will be accepted unless (i) the
Minimum Offering will have been achieved, (ii) such admission will not have certain tax consequences and (iii) the Person seeking such admission will agree in writing to be bound by the provisions of the Partnership Agreement, will make a written representation as to whether such Person is or is not a United States
Person and will satisfy all applicable  suitability  requirements (see
"INVESTOR
SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES").

    The General Partner is designated as the Partnership's Tax Matters Partner and is authorized and directed by the Partnership Agreement to represent the
Partnership and its Limited Partners in connection with all examinations of the
Partnership's affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend the Partnership's funds in doing so.

    Limited Partners. No Limited Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also the General Partner, and then only in its capacity as the General Partner).

Limitations on Exercise of Powers by the General Partner

    The General Partner will have no power to take any action prohibited by the
Partnership Agreement or the Delaware Act. Furthermore, the General Partner is subject to certain provisions in its administration of the business and affairs of the Partnership, as outlined below.

    From and after the date when all Capital Contributions have been invested
or
committed to investment in  Investments  and Reserves (not exceeding 3% of
Gross
Offering  Proceeds),  used to pay  permitted  Front-End  Fees or returned to the
Limited Partners in accordance with the Partnership  Agreement,  the
Partnership
will  not  incur  or  assume  additional  Indebtedness  in  connection  with the
acquisition of any Investment to the extent that the sum of the principal amount
of  such  additional   Indebtedness  plus  the  aggregate  principal  amount
of
Indebtedness of the Partnership then outstanding would exceed 80% of the aggregate Purchase Price paid by the Partnership for Investments then held by the Partnership (inclusive of the Purchase Price of any Investment then being acquired).

    The Partnership will neither  purchase,  lease or license  Investments from,
nor sell, lease or license  Investments to, the General Partner or any
Affiliate
of the General Partner (including,  without limitation, any Program in which the
General  Partner or any such  Affiliate  has an  interest)  except only upon the
satisfaction  of  certain  conditions,   including,  but  not  limited  to,
the
following:

    (i) the General Partner has determined that such Affiliated Investment is in the best interests of the Partnership;

    (ii) such Affiliated Investment is made by the Partnership upon terms
    (including price) no less favorable to the Partnership than the terms upon which the General Partner or such Affiliate entered into such Affiliated
    Investment;

    (iii) neither the General Partner nor any such Affiliate will realize any gain or other benefit, other than permitted reasonable compensation, as a result of such Affiliated Investment; and

    (iv) such Affiliated Investment was held only on an interim basis
(generally
    not longer than six months) by the General Partner or any Affiliate of the
    General Partner for purposes of facilitating the acquisition of such
    Investment by the Partnership, borrowing money or obtaining financing for the Partnership or for other purposes related to the business of the
    Partnership.

    No loans may be made by the Partnership to the General Partner or any
    Affiliate of the General Partner. The General Partner or any such
Affiliate,
    however, may make Partnership Loans to the Partnership, provided the terms of such Partnership Loan will include, without limitation, the following:

    (i) interest will be payable with respect to such Partnership Loan at a rate not in excess of the lesser of (A) the rate at which the General Partner or such Affiliate itself borrowed funds for the purpose of making such
    Partnership Loan, (B) if no such borrowing was incurred, the rate obtainable by the  Partnership in an arms-length  borrowing with similar terms
(without
    reference to the General Partner's or such Affiliate's financial abilities or  guarantees)  or (C) the rate  from time to time  announced  by The
Chase
    Manhattan Bank (National Association) at its principal lending offices in
    New York, New York as its prime lending rate plus 3% per annum;

    (ii) such Partnership Loan will be fully repaid within twelve months after the date on which it was made; and

    (iii) neither the General Partner nor any such Affiliate may receive financial  charges or fees in connection with such  Partnership Loan
(except
    that the General Partner or such Affiliate may be reimbursed, dollar for dollar, for actual reasonable out-of-pocket expenses).

    The Partnership will not acquire any Investments in exchange for Interests in the Partnership.

    The Partnership may make Investments in Joint Ventures provided that:

    (i) at the time any such Investment in a Joint Venture is made, the maximum amount of Gross Offering Proceeds which the Partnership may so invest shall equal an amount  equal to the  smallest of 25% of (A) the Maximum
Offering,
    (B) the sum of (1) the cumulative Gross Offering Proceeds raised as of the
    Closing  Date next  preceding  such  investment  and (2) the Gross
Offering
    Proceeds which the General Partner reasonably estimates the Partnership to raise from such Closing Date to the Termination Date) or (C) the cumulative
    Gross Offering Proceeds actually raised as of the Termination Date;

    (ii) the General Partner has determined that such Investment is in the best interests of the Partnership and will not result in duplicate fees to the
    General Partner or any Affiliate of the General Partner;

    (iii) such  Investment  will (if made with certain  participants affiliated
    with  the  Sponsor)  be  made  by  the  Partnership   upon  terms  that
are
    substantially identical to the terms upon which such participants have invested in such Joint Venture, except that the Partnership will have a right of first refusal with respect to the purchase of any equipment or other tangible or intangible personal property or financing transactions held by such Joint Venture only for limited purposes; and

    (iv) such Investment will (if made with non-affiliated Persons) give a controlling interest in such Joint Venture to the Partnership and such Joint
    Venture will own and lease specific Equipment and/or invest in one or more specific Financing Transactions.

    During the Reinvestment Period, the General Partner may not dissolve the
Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the Majority Interest.

Indemnification of the General Partner

    Pursuant to the Partnership Agreement, except to the limited extent provided therein, the General Partner and any Affiliate of the General Partner engaged in the performance of services for the Partnership will be indemnified by the
Partnership from assets of the Partnership (and not by the Limited Partners) for any liability, loss, cost and expense of litigation suffered by such party, which arises out of certain actions (for example, legal costs associated with enforcing the Partnership's rights against Lessees, Users and others) or omissions to act (for example, the cost of a tax bond while contesting the magnitude of, or liability for, state or local taxes) by the General Partner or such Affiliate. See "FIDUCIARY RESPONSIBILITY -- Indemnification of the General
Partner, Dealer-Manager and Selling Dealers."

Liability of Partners

    Liability of the General Partner. The General Partner will be liable for all
general   obligations  of  the  Partnership  to  the  extent  not  paid  by the
Partnership; provided that neither the General Partner nor any Affiliate of the
General Partner will have any personal liability for obligations of the
Partnership that are specifically non-recourse to the General Partner or for the repayment of the Capital Contribution of any Limited Partner. All decisions made for or on behalf of the Partnership by the General Partner will be binding upon the Partnership. See "FIDUCIARY RESPONSIBILITY -- General."

    Limited Liability of the Limited Partners.  No Limited Partner will have any
personal  liability on account of any obligations and liabilities of, including
any amounts payable by, the Partnership and will only be liable, in its capacity
as  a  Limited  Partner,  to  the  extent  of  such  Limited  Partner's
Capital
Contribution and pro rata share of any undistributed Profits and other assets of
the Partnership.  Notwithstanding any of the foregoing,  any Limited Partner who
participates  in the management or control of the  Partnership's  affairs may be
deemed to be acting as a General Partner and may lose any entitlement to limited
liability as against third parties who reasonably  believe,  in connection with
the transaction of business with the Partnership, that such Limited Partner is a
General  Partner.  See also "RISK FACTORS -- Partnership and Investment Risks
--
Liability  of  Limited  Partners  for  Certain  Distributions"  and " --
Limited
Liability Not Clearly Established."

    The Delaware Act provides that, for a period of three years from the date on which any distribution is made to any Limited Partner, such Limited Partner may be liable to the Partnership for such distribution if (i) after giving effect to such distribution, all liabilities of the Partnership (other than liabilities to
Partners on account of their Partnership Interests and liabilities for which the recourse of creditors is limited to specified property of the Partnership), exceed the fair value of the assets of the Partnership (except that the fair value of any property that is subject to such a limited recourse liability will be included in the assets of the Partnership only to the extent that the fair value of such property exceeds such liability) and (ii) such Limited Partner knew at the time of such distribution that such distribution was made in violation of the Delaware Act.

Non-assessability of Units

    The Units are nonassessable. Except as may otherwise be required by law or by the Partnership Agreement, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner will have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership, but may, under certain circumstances, be required to return distributions made to such Limited Partner in violation of the Delaware Act as described in the immediately preceding paragraph.

Distribution  of  Distributable  Cash From Operations and  Distributable  Cash
    From Sales

    Distributable  Cash  from  Operations  and  Distributable  Cash  From
Sales
(Available Cash from such sources) that is not reinvested in Equipment and
Financing Transactions will be distributed 99% to the Limited Partners as a group and 1% to the General Partner until Payout (which is defined as the time when the aggregate amount of cash distributions (from whatever sources) to a
Limited Partner equals the amount of such Limited Partner's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such
Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's
Capital Contribution. Income earned on escrowed funds and distributed to Limited
Partners may be used to satisfy such cumulative return requirement. Thereafter, such distributions will be tentatively distributable 90% to the Limited Partners as a group and 10% to the General Partner; provided, however, that the increased amount so tentatively distributable to the General Partner will be deferred until aggregate distributions to the Limited Partners equal at least 150% of their respective Capital Contributions (reduced, but not below zero, by distributions (if any) made to each of them pursuant to Sections 8.6 (return of uninvested capital) or 10.5 (redemptions)). Any such deferred amounts will be paid to the General Partner, without interest, out of the first cash available to the Partnership upon the earlier of (i) the time when distributions to the
Limited  Partners equal 150% of their aggregate  Capital  Contributions  or
(ii)
upon liquidation of the Partnership.

    During  the  Reinvestment  Period  (the  period  of  active  investment
and
reinvestment   by  the   Partnership   which  ends  five  (5)  years  after
the
Partnership's  Final  Closing Date (or no later than May 9, 2005)),  the
General
Partner will have the sole discretion to determine the amount of Distributable
Cash From Operations and Distributable Cash From Sales that are to be reinvested in new Investments and the amounts that are to be distributed; provided, however, each Limited Partner is entitled to receive, and shall receive, monthly cash distributions computed as provided in this paragraph. Such distributions will be made to the extent that Distributable Cash From Operations and
Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by such Limited
Partner's original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or
(B)
redeemed by the Partnership pursuant to Section 10.5, of this Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly. Such distributions, if made, will reduce the amount of money that may be reinvested by the Partnership. As discussed in "INVESTMENT
OBJECTIVES AND POLICIES--Cash Distributions to Partners", decisions by the
General Partner as to the amounts of Reserves which the Partnership establishes and the amounts of Partnership funds which will be reinvested may effect the ability of the Partnership to make such cash distributions.

    Such  cash   distributions   will  be   noncumulative;   meaning   that,
if
Distributable Cash From Operations and Distributable Cash From Sales are insufficient in any calendar month to pay the full amount of such distributions, only the actual amount thereof is required to be distributed. Such cash distributions will also computed on a non-compounded basis; meaning that the principal amount upon which such cash distributions is computed will not be increased as the result of the inability of the Partnership to distribute any monthly portion of such annual amounts, or reduced by any of such distributions actually made, in any prior period. It is expected that a substantial portion of all of such cash distributions (e.g. the portion thereof which exceeds taxable income for GAAP purposes) will be treated as a return of Limited Partners' originally invested capital) and that the balance of such distributions will be treated as a return thereon (e.g. the portion thereof which equals taxable income for GAAP purposes).

     Section 8.1(a) of the Partnership Agreement also provides that each Limited
Partner is entitled to receive monthly cash distributions (if the distributions described above are not adequate) in amounts which would permit the Limited
Partners to pay federal, state and local income taxes resulting from Partnership
Operations (assuming that all Limited Partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

    During  the  Disposition   Period,  the  Partnership   intends  to
promptly
distribute   substantially   all   Distributable   Cash  From   Operations
and
Distributable Cash From Sales.

    Section 6.4(g) of the Partnership Agreement provides that the General
Partner will be paid its monthly Management Fee for any month during the
Reinvestment  Period only after  payment in full of any accrued and unpaid
First
Cash Distributions for such month and any previous month. To the extent such
Management Fee is not paid currently, it will be paid without interest out of the first funds available therefore. (See the "SUMMARY OF COMPENSATION.")

Allocation of Profits and Losses

    As a general rule, during the Reinvestment Period, the Partnership's
Profits
(including, inter alia, taxable income and gains and items thereof, and items of revenue exempt from tax) will be allocated, first, 99% to the Limited Partners in proportion to their respective numbers of Units and 1% to the General
Partner, until each Limited Partner has been allocated Profits equal to the excess, if any, of (1) such Limited Partner's Unpaid Target Distribution (i.e.
the sum of such Limited  Partner's (a) Adjusted  Capital  Contribution  plus
(b)
Unpaid  Cumulative  Return  thereon)  over (2) such  Limited  Partner's
Capital
Account balance; next, in a manner which in a manner that will cause (a) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (b) the General
Partner's Capital Account balance, to be in the ratio of 90% to 10%; and thereafter, 90% to the Limited Partners in proportion to their respective numbers of Units and 10% to the General Partner. During the Disposition Period, the Partnership's Profits first will be allocated to all Partners in the amount necessary to eliminate any deficits in their capital accounts, and, thereafter, will be allocated as described above.

    As a general rule, 99% of the Partnership's Losses (including, inter alia, tax losses and deductions and items thereof, and items of expense that are not deductible for federal income tax purposes) will be allocated among the Limited
Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner throughout the term of the Partnership .

    In addition to the general provisions regarding allocations of Profits and
Losses, the Partnership Agreement contains a number of special allocations that are intended to meet certain "safe harbor" provisions contained in the Treasury
Regulations relating to partnership allocations (for example, a "qualified income offset" provision requires that Profits be allocated to any Limited
Partners developing deficits in their Capital Account in an amount necessary to eliminate such deficits; and "minimum gain chargeback" provisions require that depreciation recapture and other similar items of income be allocated back to the Partners who were initially allocated the depreciation deductions or other related items of deduction); and certain other special allocations that are designed to reflect the business deal among the Partners (for example, the Sales
Commissions with respect to any Unit are allocated to the owner of that Unit) or to protect the Limited Partners in the event the Partnership is subjected to an unexpected tax liability because of a particular Partner (for example, local taxes that are imposed on the Partnership because of a Partner's residence in that locality will be charged to that Partner).

    The Partnership Agreement provides that Limited Partners who own Units for less than an entire fiscal year will be allocated Profits or Losses (which will be treated as if they occurred ratably over the fiscal year) based on the proportionate part of the fiscal year that they owned their Units.

Withdrawal of the General Partner

    Voluntary Withdrawal The General Partner may not voluntarily withdraw as a
General Partner from the Partnership without (i) 60 days' advance written notice to the Limited Partners, (b) an opinion of Tax Counsel that such withdrawal will not cause the termination of the Partnership or materially adversely affect the federal tax status of the Partnership and (c) a selection of, and acceptance of its appointment as such by, a Substitute General Partner (i) acceptable to a
Majority Interest of the Limited Partners with an adequate net worth in the opinion of Tax Counsel.

    Involuntary Withdrawal The General Partner may be removed by Consent of the
Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect. Neither the
General Partner nor any of its Affiliates may participate in any vote by the
Limited Partners to (i) involuntarily remove the General Partner or (ii) cancel any management or service contract with the General Partner or any such
Affiliate.

    Liability of  Withdrawn  General  Partner  Generally  speaking,  the
General
Partner shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the
Partnership from and after the time such withdrawal shall have become effective.
Transfer of Units

    Withdrawal of a Limited Partner A Limited Partner may withdraw from the
Partnership only by Assigning or having all Units owned by such Limited Partner redeemed in accordance with the Partnership Agreement. A Limited Partner may generally assign all of his Units and may assign a portion of his or her Units except certain impermissible types of assignees or assignments which would adversely effect the Partnership (See Exhibit A--Section 10.2).

     Limited      Right     of      Presentment      for      Redemption
of
-------------------------------------------------   Units  Commencing  with
the
----- second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any
Limited Partner (other than an Affiliated Limited Partner) may request that the
Partnership redeem all or any portion of his or her Units. Subject to the availability of funds and the other provisions of this Section 10 of the
Partnership Agreement (see "TRANSFER OF UNITS" Section "Limited Right of
Presentment for Redemption of Units", below). Dissolution and Winding-up

    Events Causing Dissolution The Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event") (i) the withdrawal of the General Partner (unless a Substitute General Partner has been duly admitted to the Partnership); (ii) the voluntary dissolution of the
Partnership (A) by the General Partner with the Consent of the Majority Interest or (B) subject to Section 13 of the Partnership Agreement, by the Consent of the
Majority Interest without action by the General Partner; (iii) the Sale of all or substantially all of the assets of the Partnership; (iv) expiration of the
Partnership term specified in the Partnership Agreement; (v) the Operations of the Partnership shall cease to constitute legal activities under the Delaware
Act or any other applicable law; or (vi) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act.

    Liquidation of Partnership  Upon the occurrence of a Dissolution  Event, the
Investments  and other  assets of the  Partnership  will be  liquidated  and the
proceeds   thereof  will  be  distributed  to  the  Partners  after  payment of
liquidation expenses and the debts of the Partnership and otherwise in the order of priority set forth in the Partnership Agreement and the existence of the
Partnership will be terminated. No Limited Partner is guaranteed the return of, or a return on, such Limited Partner's Capital Contribution.

Access to Books and Records

    The General  Partner will maintain the books and records of the
Partnership
at the Partnership's  principal office. Each Limited Partner will have the right
to have a copy of the Participant List (including, among other things, the names
and addresses of, and number of Units held by, each Limited  Partner)  mailed to
it for a nominal  fee;  provided  such  Limited  Partner  will certify as to the
non-commercial   use  thereof.   In  addition,   each  Limited  Partner  or
his
representative will have the right, upon written request, subject to reasonable
Notice and at such Limited Partner's expense, to inspect and copy such other books and records of the Partnership as will be maintained by the General
Partner.

Meetings and Voting Rights of Limited Partners

    Meetings A meeting of the Limited Partners to act upon any matter on which the Limited Partners may vote may be called by the General Partner at any time on its own initiative and will be called by the General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units. In addition, in lieu of a meeting, any such matter may be submitted for action by Consent of the Limited Partners.

    Voting Rights of Limited Partners The Limited Partners, acting by the
Consent of the Majority Interest constituting a numerical majority (i.e., more than 50%) of Units, may take action on the following matters without the concurrence of the General Partner:

    (i) amendment of the Agreement; provided that such amendment (A) may not in any manner allow the Limited Partners to take part in the control or management of the Partnership's business, and (B) may not, without the specific Consent of the General Partner, alter the rights, powers and duties of the General Partner as set forth in the Partnership Agreement;

    (ii) dissolution of the Partnership;

    (iii) Sale or series of Sales of all or substantially all of the assets of the Partnership (except any such Sale or series of Sales in the ordinary course of liquidating the Partnership's Investments during the Disposition
    Period (see "Dissolution and Winding-up--Liquidation of Partnership", in
    this Section); and

    (iv) removal of the General Partner and election of one or more Substitute General Partners.

Limited Partners who dissent from any vote approved by the Majority Interest are bound by such vote and do not have a right to appraisal of, or automatic repurchase of, their Units as a result thereof.

Amendments

    Amendment by Limited  Partners  without  Concurrence of the General
Partner.
The Limited Partners, acting by the Consent of the Majority Interest without the
concurrence  of the General  Partner,  may amend the  Partnership  Agreement to
effect  any  change  therein,  except  (i) in any  manner to allow  the
Limited
Partners  to  take  part  in the  control  or  management  of the
Partnership's
business, and (ii) without the specific Consent of the General Partner, to alter
the  rights,  powers  and  duties  of the  General  Partner  as set forth in the
Partnership Agreement.  Notwithstanding the foregoing,  (x) any amendment of the
provisions  of  the  Partnership   Agreement   relating  to  amendments  of
the
Partnership  Agreement will require the Consent of each Limited  Partner and
(y)
any amendment that will increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or
Losses for Tax Purposes or of any investment tax credit amounts of the
Partnership will require the Consent of each Partner affected thereby.

    Amendment by General  Partner  without the Consent of the Limited
Partners.
The General Partner may, without the Consent of the Majority Interest, amend the
Partnership Agreement to effect any change therein for the benefit or protection of the Limited Partners, including, without limitation:


    (i) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner;

    (ii) to cure any ambiguity in, or to correct or supplement, any provision thereof;

    (iii) to preserve the status of the Partnership as a "limited partnership"
    for federal income tax purposes (or under the Delaware Act or any other applicable law);

    (iv) to delete or add any provision thereof or thereto required to be so deleted or added by the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky"
    commission) or by any Administrator or similar official;

    (v) to permit the Units to fall within any exemption from the definition of
    "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of
    Federal Regulations;

    (vi) under certain circumstances, to amend the allocation provisions thereof, in accordance with the advice of Tax Counsel, the Accountants or the IRS, to the minimum extent necessary; and

    (vii) to change the name of the Partnership or the location of its principal office.

                              TRANSFER OF UNITS

Withdrawal

    A Limited Partner may withdraw from the Partnership only by Assigning having redeemed all Units owned by such Limited Partner in accordance with the terms of the Partnership Agreement.

Restrictions on the Transfer of Units

    There is no public or secondary market for the Units and none is expected to develop. Moreover, a Limited Partner may Assign Units owned by such Limited
Partner to an Assignee only upon the satisfaction of certain conditions and subject to certain restrictions. Finally, an Assignee of any Partnership
Interest will become a Substitute Limited Partner only if the General Partner has reasonably determined that all conditions to an Assignment have been satisfied and that no adverse effect to the Partnership does or may result from the admission of such Substitute Limited Partner to the Partnership and such
Assignee will have executed a transfer agreement and such other forms, including executing a power of attorney to the effect set forth in the Partnership
Agreement, as the General Partner reasonably may require. Consequently, holders of Units may not be able to liquidate their investments in the event of emergencies or for any other reasons or to obtain financing from lenders who will readily accept Units as collateral.

    A Limited Partner may Assign Units held by it to any Person (an "Assignee") only upon the satisfaction of certain conditions, including, but not limited to the following:

    (i) such Limited Partner and such Assignee will each execute a written
    Assignment instrument, in form and substance satisfactory to the General
    Partner, which will, among other things, state the intention of such Limited
    Partner  that  such  Assignee  will  become a  Substitute  Limited
Partner,
    evidence the acceptance by the Assignee of all of the terms and provisions of the Partnership Agreement and include a representation by both such
    Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

    (ii) such for Assignee will pay to the Partnership a fee not exceeding
    $150.00 to the Partnership for costs and expenses reasonably incurred in connection with such Assignment.

    Furthermore, unless the General Partner will specifically Consent, no Units may be Assigned:

    (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

    (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that the Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

    (iii) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited  partnership  under the Delaware
Act
    or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

    (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

    (v) if such Assignment would result in the transfer of a Partnership
    Interest representing less than twenty-five (25) Units, or ten (10) Units in the case of an IRA or Qualified Plan (unless such Assignment is of the entire Partnership Interest owned by such Limited Partner);

    (vi) if such Assignment would result in the retention by such Limited
    Partner of a portion of its Partnership Interest representing less than the greater of (A) twenty-five (25) Units, or ten (10) Units in the case of an
    IRA or Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

    (vii)  if,  in  the  reasonable  belief  of  the  General  Partner,   such
    Assignment might violate applicable law;

    (viii) if the effect of such Assignment would be to cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. ss. 2510.3-101(f)) to equal or exceed 25%;
or

    (ix) if such Assignment would cause an impermissible percentage of Units to be owned by non-United States Citizens.

Any attempt to make any Assignment of Units in violation of the provisions of the Partnership Agreement or applicable law will be null and void ab initio and will not bind the Partnership.

    The Partnership Agreement provides further that so long as there are adverse
federal  income tax  consequences  from  being  treated  as a  "publicly traded
partnership"  for federal  income tax  purposes,  the General  Partner  will not
permit any  interest in a Unit to be Assigned on a Secondary  Market and, if
the
General Partner  determines in its sole discretion,  that a proposed assignment
was effected on a Secondary Market, the Partnership and the General Partner
have
the right to refuse to recognize  any such proposed  Assignment  and to take any
action  deemed  necessary or  appropriate  in the General  Partner's reasonable
discretion  so that such  proposed  Assignment  is not in fact  recognized.
Any
Assignment  which results in a failure to meet the "safe  harbor"  provisions of
Notice 88-75 (July 5, 1988) issued by the Service, or any substitute safe-harbor
provisions  subsequently   established  by  Treasury  Regulations  or
published
notices, will be treated as causing the Units to be publicly traded. Pursuant to the Partnership Agreement, the Limited Partners will agree to provide all information respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred on a Secondary Market.

    Assignments of Units will be recognized by the Partnership as of the first day of the Segment following the date upon which all conditions to such
Assignment will have been satisfied.

Limited Right of Presentment for Redemption of Units

    The Partnership will at no time be under any obligation to redeem Units of a
Limited Partner and will do so only in the sole and absolute discretion of the
General Partner. Commencing with the second full calendar quarter following the
Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner may request that the
Partnership redeem, and, subject to the availability of funds and provided that the Partnership will not in any calendar year redeem Partnership Interests that, in the aggregate, exceed 2% of the total Partnership Interests outstanding as of the last day of such calendar year, with the prior Consent of the General
Partner, the Partnership will redeem, for cash, up to 100% of the Partnership
Interest of such  Limited  Partner,  at the  Applicable  Redemption  Price.
The
Applicable Redemption Price, with respect to any Unit, will be an amount
(determined as of the date of redemption of such Unit), as follows:

    (a) during the  Reinvestment  Period,  equal to 85% of the original
Capital
    Contribution of such Limited Partner less the sum of (i) 100% of previous distributions to such Limited Partner of uninvested  Capital
Contributions,
    (ii) 100% of previous distributions of Distributable Cash, (iii) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (iv) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with the redemption such Unit; and

    (b) during the Disposition Period, equal to 100% of the balance of the
    Capital Account of such Limited Partner as of the end of the month next preceding such date of redemption less the sum of (i) such Limited
Partner's
    pro rata share (without giving effect to such redemption) of Profits and
    Losses of the Partnership (as reasonably  estimated by the General
Partner)
    for the period commencing on the first calendar day of the month in which such redemption date will occur and (ii) the aggregate amount, not exceeding
    $150.00, of expenses reasonably incurred by the Partnership in connection with the redemption such Unit;

    provided,  however,  that in no event will the applicable  redemption price
    computed  under  either  clause  (a) or (b)  exceed an amount  equal to such
    Limited  Partner's  Capital  Account  balance as of the end of the calendar
    quarter preceding such redemption minus cash  distributions  which have been
    made or are due to be made for the calendar  quarter in which the redemption
    occurs (for a redemption of all Units owned by such Limited  Partner or that
    portion of such amount  which is  proportionate  to the  percentage  of such
    Limited   Partner's  Units  which  are  redeemed  in  the  case  of
partial
    redemptions).

    There can be no assurance that the Applicable Redemption Price will in any way reflect the fair market value of the Units at the time of redemption.

    The  availability of funds for the redemption of any Unit will be subject to
the availability of sufficient Distributable Cash. In this connection, it should
be noted that the General Partner  intends to reinvest a substantial  portion of
the  Partnership's  Cash From Operations and  substantially  all Cash From
Sales
during the Reinvestment Period. Furthermore,  Units may be redeemed only if such
redemption would not impair the capital or the Operations of the Partnership
and
would not result in the termination under the Code of the Partnership's taxable
year or of its federal income tax status as a  partnership.  Any amounts used to
redeem Units will reduce  Partnership  funds  available to make  Investments
and
distributions  to the  remaining  Partners.  In the event  that the
Partnership
receives  requests  to redeem  more  Units than  there are funds  sufficient to
redeem, the General Partner will honor redemption requests in the order in which
duly  executed  and  supported  redemption  requests are  received.  The
General
Partner will use its  reasonable  efforts to honor  requests for  redemptions of
Units with the same request date first as to Hardship Redemptions,  second so as
to provide liquidity for IRAs or Qualified Plans to meet required distributions
and finally as to all other redemption  requests.  A Limited Partner desiring to
have a portion or all or his Units redeemed will submit a written request to the
General  Partner on a form  approved by the General  Partner  duly signed by all
owners  of such  Units on the  books  of the  Partnership.  Redemption requests
hereunder  will be  deemed  given  on the  earlier  of the  date the same is
(i)
personally  delivered  with  receipt  acknowledged,  or (ii) mailed by certified
mail, return receipt requested, postage prepaid, at the General Partners address
set forth herein.  Requests arising from death, major medical expense and family
emergency   related  to  disability  or  a  material  loss  of  family income,
collectively "Hardship Redemptions") will be treated as having been received at
12:01 A.M. EST and all other requests will be deemed received with the start of the business day during which received). Within the times specified above, the
General Partner will accept or deny each redemption request. The General Partner will, in its sole discretion, decide whether a redemption is in the best interest of the Partnership.

Certain Consequences of Transfer

    Any Units tendered to, and accepted by, the Partnership for redemption will be canceled when redeemed and, as of the date of such redemption, will no longer represent a Partnership Interest. In the event that any Limited Partner will
Assign all Units owned by such Limited Partner, or have all such Units accepted for redemption by the Partnership, such Limited Partner will thereupon cease to be a Limited Partner and will no longer have any of the rights or privileges of a Limited Partner in the Partnership. Whether or not any Assignee becomes a
Substitute Limited Partner, however, the Assignment by a Limited Partner of such
Limited Partner's entire Partnership Interest will not release such Limited
Partner from liability to the Partnership to the extent of any portion of such
Limited Partner's Capital Contribution not yet paid and of any distributions
(including any return of or on such Limited Partner's Capital Contribution) made to such Limited Partner in violation of the Delaware Act or other applicable law.

    The sale of Units by a Limited Partner may result in the recapture of all of the depreciation deductions previously allocated to such Limited Partner. See the "FEDERAL INCOME TAX CONSEQUENCES--Sale or Other Disposition of Partnership
Interest."


    Neither the General Partner nor any of its Affiliates (i.e., no Affiliate
Limited Partner) may redeem their Partnership Units, if any.

    Gain or loss realized on the redemption of a Unit by a Limited Partner who holds his Units as a capital asset and who has held such Unit for more than one year, will be capital gain or loss, as the case may be, except that any gain realized will be treated as ordinary income to the extent attributable to the
Limited Partner's share of potential depreciation recapture on Partnership
Equipment, substantially appreciated inventory items and unrealized receivables.
See  "FEDERAL  INCOME TAX  CONSEQUENCES--Treatment  of Cash  Distributions
Upon
Redemption."


                           REPORTS TO LIMITED PARTNERS

Annual Reports

    By March 15 of each Fiscal Year, the General Partner will deliver to each
Limited Partner a statement of such Partner's share of the Partnership's income, gains, losses, deductions, and items thereof, and credits, if any, for the
Fiscal Year most recently completed to enable such Limited Partner to prepare his federal income tax return.

    Within 120 days after the end of the Partnership's fiscal year, the General
Partner will send to each Person who was a Limited Partner at any time during such Fiscal Year an annual report including, among other things:

    (i) financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which will be prepared as required by the Partnership Agreement and accompanied by an auditor's report containing an opinion of the Accountants;

    (ii) a breakdown (by source) of distributions made during such Fiscal Year to the General Partner and the Limited Partners;

    (iii) a status report with respect to each item of Equipment and each
    Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments at the end of such
    Fiscal Year, including (among other things) information relevant to the condition and utilization of such Equipment or the collateral securing such
    Financing Transaction;

    (iv) a breakdown of the compensation paid to, and any amounts reimbursed to, the Sponsor, including among other things) a statement of the services performed or expenses incurred in consideration therefor, a summary of the terms and conditions of any contract with the Sponsor which was not filed as an exhibit to the Registration Statement of which this Prospectus forms a part and a statement of the total amount of all costs and expenses reimbursed to the Sponsor by the Partnership and any other Programs of the
    Sponsor demonstrating the allocation thereof between the Partnership and such other Programs;

    (v) until all Capital Contributions have been invested or committed to investment in  Investments  and Reserves (not exceeding 3% of Gross
Offering
    Proceeds), used to pay permitted Front-End Fees or returned to the Limited
    Partners in accordance with the Partnership Agreement, certain information regarding Investments made by the Partnership during such Fiscal Year.

Quarterly Reports

    Within 60 days after the end of each of the first three Fiscal Quarters in any Fiscal Year, the General Partner will send, to each Person who was a Limited
Partner at any time during such Fiscal Quarter, an interim report for such
Fiscal Quarter including, among other things:

    (i) unaudited financial statements for the Partnership at and for such
    Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity;

    (ii) a tabular summary of the compensation paid to, and any amounts reimbursed to, the Sponsor, including (among other things) a statement of the services performed or expenses incurred in consideration therefor and a summary of the terms and conditions of any contract with the Sponsor which was not filed as an exhibit to the Registration Statement of which this
    Prospectus forms a part; and

    (iv) until all Capital Contributions have been invested or committed to investment in  Investments  and Reserves (not exceeding 3% of Gross
Offering
    Proceeds), used to pay permitted Front-End Fees or returned to the Limited
    Partners in accordance with the Partnership Agreement, certain information regarding Investments made by the Partnership during such Fiscal Quarter.


                             PLAN OF DISTRIBUTION

    Subject to the  conditions  set forth in this  Prospectus  and in accordance
with the terms and  conditions  of the  Partnership  Agreement,  pursuant to the
Dealer-Manager  Agreement  between the Partnership and the  Dealer-Manager, the
Partnership  will offer through the  Dealer-Manager,  on a best efforts basis, a
Maximum  Offering of 1,000,000  Units,  all of which are priced at $100 per
Unit
(except  for certain  Units which may be  purchased  by (i)  Affiliated
Limited
Partners for the Net Unit Price of $92.00 per Unit and (ii) a single subscriber
which are eligible  for Volume  Discounts as described on footnote (1) on
Page 2
of this Prospectus). The minimum subscription is 25 Units (10 Units for IRAs
and
Qualified Plans,  including Keogh plans except in certain states as set forth in
the "INVESTOR  SUITABILITY  AND MINIMUM  INVESTMENT  REQUIREMENTS;
SUBSCRIPTION
PROCEDURES"  Section).   See  "INVESTOR  SUITABILITY   STANDARDS--Minimum
Unit
Purchase."

    Units will be sold through primarily through the Selling Dealers and to a limited extent by the Dealer-Manager. The Partnership will pay to the Selling
Dealer or the Dealer-Manager, as the case may be, a Sales Commission equal to
8.0% of the Gross Offering Proceeds from the sale of such Units (except for
Units sold to Affiliated Limited Partners, as to which no Sales Commission is payable, or to subscribers entitled to a volume discount, in which case the
Sales Commission is reduced by the amount of such volume discount) from Gross
Offering Proceeds of such sales or from the proceeds of any Commission Loans which may be obtained by the Partnership in connection therewith. The
Partnership may obtain a loan as of each Closing Date in the principal amount of the Sales Commissions (collectively "Commission Loans") to pay Commissions otherwise payable by the Partnership on such Closing Date from Gross Offering
Proceed  for the  purpose  of  increasing  the total  amount  of Gross
Offering
Proceeds immediately available for Investments. The Partnership's total payments of principal of, and interest on, any such Commission Loans would exceed the corresponding amounts of Commissions paid with the proceeds of such loans by the interest paid thereon. Consequently, the General Partner expects to utilize
Commission Loans only when, it has determined that an opportunity exists to use such borrowings to obtain Investments which have contractual payments which exceed the total payments of principal of, and interest on, the corresponding
Commission Loans.

    Generally, Units are purchased by all subscribers at a price of $100.00 per
Units except for:

    (a) officers, employees and securities representatives of the General
    Partner,  its Affiliates and Selling Dealers ("Affiliated Limited
Partners")
    who may purchase Units for  investment  purposes only for the Net Unit
Price
    of $92.00 per Unit. The Partnership will incur no obligation to pay any
    Sales Commissions with respect to such purchases. The General Partner's and its Affiliates' purchases of Units are limited to a maximum of 10% of the total Units purchased.

    (b) Investors buying in volume are entitled to volume discounts as follows:

          Number of Units             Discount           Net Purchase Price

          2,499 or less                  None            $100.00
          2,500  to  4,999              $2.50            $ 97.50
          5,000  to  9,999              $3.50            $ 96.50
          10,000 to 19,999              $4.50            $ 95.50
          20,000 or  more               $6.50            $ 93.50

    Volume Discounts reduce the Sales Commissions that would otherwise be payable in connection with the purchase of Units. An investor entitled to a volume discount will receive such discount through a reduction of the aggregate cash purchase price required to purchase Units.

    The proceeds to the Partnership, net of Sales Commissions and volume discounts, if any, will be the same for all such sales as for sales to the general public.

    The total marketing compensation to be paid to the Dealer-Manager and all participating Selling Dealers in connection with the offering of Units in the partnership, including Sales Commissions and Underwriting Fees, will not exceed a maximum of 10.0% of the Gross Offering Proceeds (except that the General
Partner may pay bona fide due diligence fees and expenses incurred by the
Dealer-Manager and prospective Selling Dealers from its O & O Expense Allowance up to the lesser of (i) an additional 1/2 of 1% of such Gross Offering Proceeds or (ii) the maximum amount allowable under the NASD Rules of Fair Practice). Any payments made in connection with due diligence activities will only be paid on a fully accountable basis and only for bona fide due diligence activities. Amounts paid or advanced for Sales Commissions and due diligence fees and expenses will be made only for bona fide sales or due diligence activities as evidenced by receipt of duly executed subscription documents (in the case of sales) and an invoice and other evidence satisfactory to the General Partner confirming the nature and cost of due diligence activity performed (in the case of due diligence activities). The sums which may be expended in connection with due diligence activities are included in the O & O Expense Allowance paid by the partnership to the General Partner. See "SUMMARY OF COMPENSATION."

    The Dealer-Manager Agreement and the Selling Dealer Agreements contain provisions for the indemnification of the Dealer-Manager and participating
Selling Dealers by the Partnership with respect to certain liabilities, including liabilities arising under the Securities Act. The Dealer-Manager may be deemed to be an "underwriter" for purposes of the Securities Act in connection with this offering.

Segregation of Subscription Payments

    Commencing on the effective date of this Prospectus and until subscriptions for 12,000 Units (or 50,000 Units in the case of residents of Pennsylvania) have been accepted by the General Partner and such subscribers have been admitted as
Limited Partners on the Initial Closing Date (or a subsequent Closing Date in the case of Pennsylvania residents), all funds received by the Dealer-Manager from subscriptions for Units will be placed in an escrow account, at the
Partnership's expense, with The Bank of New York (NJ) or another banking institution designated by the General Partner, as escrow agent. Thereafter, funds received through the Termination Date will be deposited in the Qualified
Subscription Account maintained by the Partnership.

    The General Partner will promptly accept or reject  subscriptions  for
Units
after  its  receipt  of a  prospective  investor's  Subscription  Documents
and
subscription  funds.  The Initial  Closing  Date will be as soon as practicable
after the receipt and acceptance by the Partnership of subscriptions  for
12,000
Units (excluding for such purpose subscriptions from residents of
Pennsylvania).
Subsequent to the Initial Closing Date, it is anticipated  that Closings will be
held not less  frequently  than twice  monthly (on the fifteenth and last day of
each  month)  and as  frequently  as once a week  (provided  the number of
Units
subscribed  for is  sufficient  to justify the burden and expense of a
Closing).
Once  subscriptions  for a total of 50,000 Units (including  subscriptions from
residents of Pennsylvania),  all subscription  payments then remaining in escrow
would be released  from  escrow and the escrow  agreement  would be terminated.
Thereafter subscription payments would continue to be deposited with the Bank of
New York (NJ) in a special, segregated,  subscription account of the
Partnership
which  will be  maintained  during  the  Offering  Period  for the  receipt
and
investment of subscription payments. At each Closing, the Partnership will admit
as  Limited  Partners,  effective  as of the next  day,  all  subscribers whose
subscriptions  have been  received and accepted by the  Partnership  and who are
then eligible to be admitted to the Partnership (e.g.,  Pennsylvania subscribers
are not  eligible  to be  admitted  to the  Partnership  prior to sale of
50,000
Units) for the funds representing such subscriptions will be released from the escrow account or from the Partnership's segregated subscription account (as the case may be) to the Partnership.

    Interest earned, if any, on subscription funds of subscribers who are accepted and admitted to the Partnership will be remitted to the subscribers by the Escrow Agent or the General Partner as soon as practicable after their admission. If 12,000 Units have not been subscribed for on or before the anniversary of the date on the Cover of this Prospectus (which is dated as of the Effective Date) (or, in the case of each subscriber from Pennsylvania, if
50,000 Units have not be sold within 120 days of the Escrow Agent's receipt of such subscription, and such subscriber has been offered and has elected to rescind his or her subscription), then the Partnership will direct the Escrow
Agent to release the applicable subscription payments from escrow and return them promptly to the relate subscribers, together with all interest earned thereon, in which case the Partnership will be terminated. The procedure described in the preceding sentence will be applied to return subscription payments (if any) which are held in the Escrow Account for twelve months from the date of this Prospectus. In addition, any Net Proceeds from the sale of
Units in the Partnership which have not been invested or committed for investment within two years after the Effective Date (except for Reserve and necessary operating capital) will be returned, without interest, to the Limited
Partners in proportion to their respective Capital Contributions. Any such returned proceeds will include, in addition, a return of the proportionate share of the O & O Expense Allowance, Underwriting Fees and any Sales Commissions paid to the General Partner or any of its Affiliates. See "INVESTMENT OBJECTIVES AND
POLICIES - Return of Uninvested Net Proceeds."

          INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                             SUBSCRIPTION PROCEDURES

General Suitability Considerations

    Among the  reasons  for  establishing  investor  suitability  standards
and
minimum  dollar  amounts of investment is that there is no public market for the
Units,  which are not freely  transferable,  and none is  expected  to develop.
Accordingly,  only  Persons  able to make a  long-term  investment  and who have
adequate  financial  means  and no need  for  liquidity  with  regard  to their
investment  should  purchase  Units.  Investors  subscribing  for  Units should
carefully consider the risk factors and other special considerations
(including
the  lack of a  market  for  Units  and the  resulting  long-term  nature  of an
investment in Units) described under "RISK  FACTORS--Partnership  and
Investment
Risks--  Restricted  Transferability  and  Illiquidity  of Units,"  "TRANSFER
OF
UNITS--Restrictions   on  the  Transfer  of  Units"  and  "--Limited   Right
of
Presentment". An investment in Units is not appropriate for investors who must rely on cash distributions with respect to their Units as their primary, or as an essential, source of income to meet their necessary living expenses.

State Requirements Concerning Minimum Investment and Minimum Investor Net Worth/Income

    Minimum  Investment.  All Investors other than Qualified Plans and IRAs:
The
minimum  number  of Units an  investor  may  purchase  is 25 Units  (other than
residents of Nebraska,  for whom the minimum investment is 50 Units).
Qualified
Plans and IRAs:  The minimum  number of Units which a Qualified  Plan and an
IRA
may purchase is 10 Units (except for  Qualified  Plans and IRAs  established by
residents of the following states: Arizona, Iowa, Indiana, Maine,
Massachusetts,
Michigan,  Minnesota,   Mississippi,   Missouri,  New  Mexico,  North
Carolina,
Oklahoma, Pennsylvania, South Dakota, Tennessee, and Texas (for which the minimum investment is 20 Units) and Iowa (for which the minimum IRA account investment is 25 Units)).

    Minimum Net Worth/Income. Except with respect to Qualified Plans and IRAs and except for residents of states with higher suitability standards (as described below), Units will be sold during the Offering only to an investor who represents, in writing:

    (i) that such  investor has either (A) both a net worth of at least
$30,000
    in excess of Capital Contributions required to be made in respect of Units subscribed for by such investor and an annual gross income of at least
    $30,000, or (B) irrespective of annual gross income, a net worth of at least
    $75,000 or that such investor is purchasing in a fiduciary capacity for a
    Person who meets either such condition, or

    (ii) that such investor satisfies the suitability standards applicable in such investor's state of residence or domicile, if such standards are more stringent (as listed in "--Certain State Requirements" paragraph below or in the current Supplement to this Prospectus).

All computations of net worth for purposes of all suitability standards (whether described above or below) exclude the value of such investor's home, home furnishings and personal automobiles and, in connection therewith, all of such investor's assets must be valued at their fair market value.

    If an investor is a Qualified Plan or an IRA, such investor must represent
(i) that the IRA owner or the participant in the self-directed Qualified Plan satisfies the foregoing standards, or (ii) if other than a self-directed
Qualified Plan, that the Qualified Plan satisfies the foregoing suitability standards.

    Each investor must execute a copy of the Subscription Agreement, the form of which is included as an exhibit to the Registration Statement of which this
Prospectus forms a part, or an Assignment instrument or other writing, to evidence such investor's compliance with such standards and the requirements of applicable laws.

    Certain  State   Requirements.   Suitability.   The  following  States
have
established more stringent investor suitability standards than those established by the Partnership: Alabama, Arizona, Arkansas, Indiana, Iowa, Kansas, Maine,
Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New
Jersey,
New  Mexico,  North  Carolina,  Ohio,  Oklahoma,  Oregon,  Pennsylvania,
South
Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Washington, Wisconsin and Wyoming. Units will only be sold to residents of such jurisdictions who meet such more stringent standards. Any proposed transferee of a Unit who is a resident of such States must also meet such suitability standards.

    Residents  of the States of Alabama,  Arizona,  Arkansas,  Indiana,
Kansas,
Maine,  Massachusetts,  Minnesota,  Mississippi,  Nebraska,  New  Mexico,
Ohio,
Oklahoma, Oregon, Pennsylvania,  South Carolina, South Dakota, Tennessee,
Texas,
Utah, Vermont,  Washington,  Wisconsin and Wyoming must (i) both (A) a net worth
of not less than $45,000  (determined  exclusive of the net fair market value of
(a) his or her home, (b) home furnishings and (c) personal  automobiles) and
(B)
$45,000  of  annual  gross  income;  or (ii) a net  worth of at  least
$150,000
(determined as above) and a subscriber (or fiduciary acting on his, her or its behalf).

    Residents of the States of Iowa,  Michigan,  Missouri,  New Jersey and
North
Carolina must have either (a) annual gross income of $60,000 plus a net worth of
$60,000 or (b) a net worth of at least $225,000.

    Each investor residing in Michigan or Pennsylvania, must have a net worth
(exclusive of home, home furnishings and automobiles) equal to the greater of
(a) the net worth requirements described under "Minimum Net Worth/Income," or
(b) ten times the amount to be invested by such investor (e.g., a $200,000 net worth in order to invest $20,000).

    Legending  of Unit  certificates  issued to  residents  of  California.
The
California Corporations Commissioner requires that certificates evidencing ownership of Units for all Units issued, or subsequently transferred, to Persons who are residents of, or who are either domiciled or actually present in, the
State of California, must bear the following legend restricting transfer:

    "IT IS UNLAWFUL TO  CONSUMMATE  A SALE OR TRANSFER OF A LIMITED
PARTNERSHIP
    INTEREST,   OR  ANY  INTEREST  THEREIN,  OR  TO  RECEIVE  ANY
CONSIDERATION
    THEREFOR,WITHOUT   THE  PRIOR  WRITTEN   CONSENT  OF  THE   COMMISSIONER
OF
    CORPORATIONS  OF  THE  STATE  OF  CALIFORNIA,  EXCEPT  AS  PERMITTED  IN
THE
    COMMISSIONER'S RULES."

    Fiduciary and  Qualified  Plan  Subscriptions.  When Units are purchased for
fiduciary  accounts,   such  as  trusts  and  retirement  plans,  the
foregoing
conditions must be met either by the fiduciary account or by the Person who directly or indirectly supplies the funds for the purchase of Units. In the case of gifts to minors by a donor, the foregoing conditions must be met by the donor who directly or indirectly supplies the funds for such purchase. A transferee will be required to comply with all of the foregoing requirements as a condition to admission as a Substitute Limited Partner.

    In addition, it should be noted that an investment in the Partnership will not, in and of itself, create an IRA or Qualified Plan and that, in order to create an IRA or Qualified Plan, an investor must itself comply with all applicable provisions of the Code and ERISA. IRAs or Qualified Plans, and other tax-exempt organizations, when making a decision concerning an investment in the
Partnership, should consider the following:

    (i) any income or gain realized by such entity will be "unrelated business taxable income" and subject to the unrelated business tax;

    (ii) investments in the Partnership made by Qualified Plans and IRAs may cause a pro rata portion of the Partnership's assets to be considered to be
    "plan assets" with respect to such entities for purposes of ERISA and the excise taxes imposed by Section 4975 of the Code; and

    (iii) such entities, since they are exempt from federal income taxation, will be unable to take full advantage of the tax benefits, if any, generated by the Partnership.

See "RISK  FACTORS--Federal  Income  Tax Risks and ERISA  Matters  --
Unrelated
Business  Income,"  "FEDERAL  INCOME TAX  CONSEQUENCES  --  Taxation of
Employee
Benefit Plans and Other Tax-Exempt  Organizations"  and "INVESTMENT BY
QUALIFIED
PLANS."

    A  Fiduciary  or  Investment  Manager (as such terms are defined in
Sections
3(21)  and  3(38)  of  ERISA,  respectively)  of a  Qualified  Plan  or IRA or a
fiduciary  of another  tax-exempt  organization  should  consider  all risks
and
investment  concerns,  including  those  unrelated  to  tax  considerations, in
deciding   whether  an  investment  in  the   Partnership  is  appropriate
and
economically advantageous for a Qualified Plan or other tax-exempt organization.
See "RISK FACTORS,"  "INVESTMENT  OBJECTIVES AND POLICIES,"  "FEDERAL INCOME
TAX
CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS."

    Although the General Partner believes that Units may represent suitable investments for individuals, Qualified Plans, IRAs and many different types of entities, Units may not be suitable investments for such entities due to tax rules of particular application to certain types of entities. (For example, the
General Partner believes that Units will generally not be a suitable investment for charitable remainder trusts.) Furthermore, the foregoing standards represent minimum requirements, and a Person's satisfaction of such standards alone does not mean that an investment in the Partnership would be suitable for such
Person. A prospective investor should consult his personal tax and financial advisors to determine whether an investment in the Partnership would be advantageous in light of his particular situation.

    Transfer.  Units are subject to substantial transfer restrictions and may be
transferred only under certain  circumstances and subject to certain conditions
(see "TRANSFER OF UNITS -- Restrictions of Transfer of Units"), including, among
others,  that  Units may be sold only to an  Assignee  who meets all applicable
suitability  standards and any Limited Partner making an Assignment of Units may
also become subject to the securities laws of the state or other jurisdiction in
which the transfers are deemed to take place. Furthermore,  following a transfer
of less than all of the Units owned by any Limited Partner, each Limited
Partner
must  generally  retain a  sufficient  number of Units to  satisfy  the minimum
investment  standards  applicable to such Limited  Partner's initial purchase of
Units.  In the  case of a  transfer  in  which  a  member  firm of the
National
Association of Securities Dealers, Inc. ("NASD") is involved,  such firm must be
satisfied  that  a  proposed   Assignee  of  Units   satisfies  the
suitability
requirements as to financial position and net worth specified in Section 3(b) of
Appendix F to the NASD's Rules of Fair Practice and must inform the proposed
Assignee of all pertinent facts relating to the liquidity and marketability of the Units during the term of any investment therein.

Subscriber Representations

    By  signing  and  initialling  the  blocks  provided  in  Section  5 of the
Subscription   Agreement  and  paying  for  Units,   each  investor   makes
the
representations contained such Section 5 (except as provided to the contrary therein) and will be bound by all the terms thereof. In addition, each investor acknowledges in his Subscription Agreement that his subscription is subject to acceptance by the General Partner, in its sole discretion, and may be rejected in whole or in part for any reason.

    The representations made by each subscriber (except for certain of the representations which may not be made by the residents of certain states as noted on such Page C-4) are set forth on page C-3 of Exhibit C to this
Prospectus and confirm that each subscriber signing the Subscription
Agreement:
(i) has received a copy of the Prospectus; (ii) has read the "General
Instructions" (on Page C-2) of the Subscription Agreement; (iii) that an investment in Units is not liquid; and (iv) that the General Partner may rely upon the accuracy of the factual data concerning such subscriber which is contained in the Subscription Agreement (including, without limitation, that (A)
if such investor is an IRA, Qualified Plan or other Benefit Plan, has accurately identified itself as such; (B) has accurately identified himself as either a
U.S. Citizen or non-U.S. Citizen (i.e., as determined in the manner described under "Citizenship" below) and (C) has accurately reported his federal taxpayer identification number and is not subject to backup withholding of federal income taxes). Specifically, by representing whether he is a United States Citizen,
Resident Alien or resident of another country, each subscriber will be deemed to have made a representation as to whether he is or is not a "United States
Person" as defined in Section 7710(a)(30) of the Code. In addition, each subscriber appoints the General Partner as his true and lawful attorney-in-fact to execute such documents (including the Partnership Agreement) as may be required for the such subscriber's admission as a Limited Partner.

    The Partnership will require such representations to be made by each subscriber in order to assist NASD-registered securities sales representatives,
Selling Dealers and the Dealer-Manager to determine whether an investment in
Units is suitable for such subscriber. The General Partner will rely upon the accuracy and completeness of the subscriber's representations in complying with its obligations under applicable state and federal securities laws and may assert such representations as a defense against the subscribers or securities regulatory agencies.


    Each subscriber is also instructed on Page C-2 of the Subscription Agreement that: (a) no offer to sell Units may be made except by means of the Prospectus and, consequently, (b) SUBSCRIBERS SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY
ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET
FORTH
IN THE PROSPECTUS AND SUPPLEMENTS  THERETO OR IN PROMOTIONAL  BROCHURES
CLEARLY
MARKED AS BEING  PREPARED AND  AUTHORIZED BY THE GENERAL  PARTNER,  ICON
CAPITAL
CORP., OR BY THE  DEALER-MANAGER,  ICON SECURITIES  CORP., FOR USE IN
CONNECTION
WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THE PROSPECTUS. Each subscriber is hereby further advised that an investment in Units of the
Partnership involves certain risks including, without limitation, the matters set forth in this Prospectus under the captions "Risk Factors", "Conflicts of
Interest", "Management" and "Income Tax Considerations." Each subscriber is hereby advised that the representations set forth herein do not constitute a waiver of any of such subscriber's rights under the Delaware Limited Partnership
Act and applicable federal and state securities laws. Each subscriber is hereby instructed that: (a) the Units are subject to substantial restrictions on transferability; (b) there will be no public market for the Units; and (c) it may not be possible for subscriber to readily liquidate his investment in the
Partnership, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of
Section 10 of the Partnership Agreement. In particular, any purchaser or transferee must satisfy the minimum investment and investor suitability standards for his domiciliary state. See "INVESTOR SUITABILITY AND MINIMUM
INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES". Various states may also impose more stringent standards than the general requirements. See "INVESTOR
SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES." In addition, the State of California has additional transfer requirements as summarized in the following legend:

"IT IS  UNLAWFUL TO  CONSUMMATE  A SALE OR  TRANSFER  OF THIS  SECURITY,  OR
ANY
INTEREST THEREIN,  OR TO RECEIVE ANY CONSIDERATION  THEREFOR,  WITHOUT THE
PRIOR
WRITTEN CONSENT OF THE  COMMISSIONER OF CORPORATIONS OF THE STATE OF
CALIFORNIA,
EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

    Each subscriber's  acknowledgement  that he has received this Prospectus
and
the instruction that he should rely on no information  other than that contained
in this  Prospectus,  are required in order that the General Partner may make an
informed  judgment  as to whether it should  accept such  subscriber's  offer to
subscribe for Units. The General Partner recognizes that in the sales process of
this Offering a potential  subscriber will usually discuss the Partnership with
his   registered   representative.   It  is  possible  that  a  subscriber
may
misunderstand what he is told or that someone might tell him something different
from,   or  contrary  to,  the   information   contained  in  this
Prospectus.
Additionally, a subscriber might be relying on something he read or heard from sources for which the neither the Dealer-Manager nor the General Partner is responsible, over which they have no control and which contradicts the data and information contained in this Prospectus. If a subscriber becomes a Limited
Partner and later makes claims against the Partnership, the Dealer Manager and/or the General Partner alleging that he did not receive a Prospectus for this Offering or that although he did receive a Prospectus, he relied upon information that is contradictory to that disclosed in this Prospectus, then the
Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon the acknowledgement and receipt of this Prospectus and the instruction concerning non-reliance on any offering material other than this
Prospectus as evidence that such subscriber did, in fact, receive a Prospectus and that such subscriber was properly notified that he should not rely upon any information other than the information disclosed in this Prospectus.

    The General Instructions on Page C-2 also ask a potential investor to review
the disclosure in this Prospectus concerning certain conflicts of interest faced
by the  Partnership's  management and certain risks involved in an investment in
the  Partnership and that any federal income tax benefits which may be available
as a result of such  purchase  may be  adversely  affected  as set forth in this
Prospectus   under  the  captions  "Risk  Factors,"   "Conflicts  of
Interest,"
"Management" and "Income Tax Considerations". Such instruction has been included because, since the investment involves inherent conflicts of interest and risks as disclosed in this Prospectus, the General Partner does not intend to admit a subscriber as a Limited Partner unless it has reason to believe that the investor is aware of the risks involved with an investment in the Partnership.
If a subscriber becomes a Limited Partner and later makes claims against the
Partnership, the Dealer Manager and/or the General Partner to the effect that he was not aware that an investment in the Partnership involved the inherent risks described in this Prospectus, the Partnership, the Dealer Manager and the
General Partner anticipate that they will rely upon this instruction as evidence that such subscriber had been aware of the degree of risks involved in an investment in the Partnership for the reasons set forth in this Prospectus under
"Risk Factors."

    Each Selling Dealer must countersign each Subscription Agreement for subscribers solicited by such firm. By such signature, each Selling Dealer selling Units to a subscriber certifies that it has obtained information from the subscriber sufficient to enable it to determine that the subscriber has satisfied the suitability standards named thereon. Since the Partnership, the
Dealer Manager and the General Partner will not have had the opportunity to obtain such information directly from the subscriber, the General Partner will rely on such representation so as to determine whether to admit a subscriber to the Partnership as a Limited Partner. If a subscriber becomes a Limited Partner and later makes claims against the Partnership, the Dealer Manager and/or the
General Partner alleging that the Units sold to him were not a suitable investment for him because he did not meet the financial requirements contained in the investor suitability standards, the Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon such representation as evidence that such subscriber met such financial requirements.

    The representation that a subscriber has agreed to all the terms and conditions of the Partnership Agreement is necessary because the General Partner and each Limited Partner are bound by all of the terms and conditions there of, notwithstanding that the Limited Partners do not actually sign the Partnership
Agreement. Since the Partnership Agreement is not actually signed by each subscriber but pursuant to powers of attorney granted in the Subscription
Agreement, the General Partner thereby obligates each subscriber to each of the terms and conditions of the Partnership Agreement. If a subscriber becomes a
Limited Partner and later makes claims against the Partnership, the Dealer
Manager and/or the General Partner that he did not agree to be bound by all of the terms of the Partnership Agreement and the Deposit Agreement, the
Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon such representation and the power of attorney as evidence of the subscriber's agreement to be bound by all the terms of such agreement.

Citizenship

    Federal law restricts the extent to which aircraft and marine vessels which are to be registered in the United States may be owned or controlled by Persons who are not United States Citizens. For these purposes, "United States Citizens" is defined to include (i) individuals who are citizens of the United States or one of its possessions, (ii) partnerships in which each partner is an individual who is a citizen of the United States, in the case of aircraft, or in which at least 75% of the equity in the partnership is held by citizen of the United
States, in the case of vessels, (iii) certain trusts the trustees of which are citizens of the United States (provided that, in the case of aircraft, persons who are not citizens of the United States or resident aliens do not possess more than 35% of the aggregate power to direct or remove the trustee, and in the case of vessels, each of the beneficiaries of the trust is a citizen of the United
States), and (iv) domestic corporations of which the president (and the chairman of the board of directors, in the case of vessels) and two-thirds or more of the members of the board of directors and other managing officers are citizens of the United States and in which at least 75% of the voting interest (or, in the case of certain vessels, a majority voting interest) is owned or controlled by
Persons who are citizens of the United States.

    As a consequence of those rules, the Partnership may cause title to certain aircraft and vessels to be held by a trust of which the Partnership is the sole beneficiary or by a limited partnership beneficially owned by the Partnership.
See "RISK FACTORS -- Business  Risks - Risk of Loss of Equipment
Registration."
In addition, each investor will be required to represent and warrant whether or not the investor is a United States Citizen, and subscriptions will be accepted from only a limited number of Persons who are not United States Citizens. See
"PLAN OF DISTRIBUTION -- Offering of Units." The General Partner will not admit a non-United States Citizen as if such admission would result in the potential invalidation of Equipment registration. See "RISK FACTORS -- General -- Limited
Transferability of Units."

Special Limit on Ownership of Units by Benefit Plans

    To avoid classification of a pro rata portion of the Partnership's underlying assets as "plan assets" of investors which are benefit plan investors, the Partnership intends to restrict the ownership of Units by benefit plan investors to less than 25% of the total value of outstanding Units at all times. (See "INVESTMENT BY QUALIFIED PLANS -- Plan Assets.")

Minimum Investment and Suitability Standards

    Each Selling Dealer Agreement and the Dealer-Manager Agreement each requires
that the  broker-dealer  selling Units in the Partnership make diligent inquiry,
as required by law, of each prospective investor to determine whether a purchase
of Units is suitable  for such Person in light of his  circumstances  and, if so
and upon  receipt of a  subscription  for Units,  to  promptly  transmit  to the
General  Partner  all  Subscription   Monies  and  duly  executed
Subscription
Agreements and related documents received by them.

    To demonstrate that its registered representative has complied with Sections
3(b) and 4(d) of Appendix F of Article III, Section 34 of the NASD Rules of
Fair
Practice in connection with the offering of Units to an investor, each Selling
Dealer is required to countersign each Subscription Agreement solicited by its registered representative to confirm that such Selling Dealer had reasonable grounds to believe (based on information requested from the investor concerning investment objectives, other investments, financial situation and needs, as well as any other information known to such registered representative) that (i) the proposed investment in the Partnership is suitable for such investor, (ii) such
Selling Dealer or registered representative had delivered a copy of this
Prospectus to the investor at the time of or prior to solicitation of the subscription, (iii) such Selling Dealer or registered representative has informed the investor of the lack of liquidity and marketability of the investment and (4) such Selling Dealer or registered representative has confirmed that the investor's signature or the signature of the authorized
Person appears on the subscribing document where required.

How to Subscribe

    An investor who meets the suitability standards set forth above may subscribe to acquire Units. Subscribers must personally execute the Subscription
Agreement and deliver to a securities sales representative a check for all
Subscription Monies payable in connection with such subscription, made payable as provided in the next paragraph, in order to subscribe for Units. In the case of IRA, SEP and Keogh plan owners, both such owners and the plan fiduciary (if any) must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, such donor must sign the subscription agreement. In the case of other fiduciary accounts in which the donor neither exercises control over, nor is a fiduciary, the plan fiduciary alone may sign the Subscription Agreement.

    Until subscriptions for 50,000 Units are received by the Partnership, checks for the payment of Subscription Monies should be made payable to "The Bank of
New York (NJ) -- ICON L.P.  Seven  Escrow  Account" for deposit into such
Escrow
Account. After the Initial Closing Date, checks for the payment of Subscription
Monies  should  be  made  payable  to  "ICON  Cash  Flow  Partners  L.P.
Seven
Subscription Account" for deposit into a Qualified Subscription Account.

    The General Partner will promptly review, and accept or reject (in its sole and absolute discretion), each subscription. Investors whose subscriptions are accepted by the General Partner will receive prompt written confirmation of such acceptance from the General Partner or its agents.

    The General Partner and any Affiliate of the General Partner and the Selling
Dealers (and their respective officers and employees) will have the right, but not the obligation, to subscribe for and purchase Units for their own account for investment purposes, subject to the terms and conditions contained herein, including purchases of Units on or before the Initial Closing Date, which will count, to the extent of 600 Units, toward the achievement of the Minimum
Offering. All Units purchased by such parties will be purchased solely for investment purposes and not with a present view towards resale or distribution.
The General Partner and its Affiliates (and their respective officers and employees) may not purchase more than ten (10%) percent of all Units subscribed for by all non-Affiliated Persons.

    The NASD's Rules of Fair Practice require that any member of, or Person associated with, the Dealer-Manager or a Selling Dealer who sells or offers to sell Units must make every reasonable effort to assure that such potential subscriber is a suitable investor for a Partnership investment in light of such subscriber's age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors and further requires each selling broker and each subscriber to make such determination of suitability. The State of
Maine requires us to inform you that the Dealer-Manager and each Person selling
Units cannot rely upon representations made by a subscriber in a Subscription
Agreement alone in making a determination of the suitability of the investment for such subscriber.

Admission of Partners; Closings

    Subscribers will be admitted to the Partnership as Limited Partners, and will for all purposes of this Agreement become and be treated as Limited
Partners, as of the first day immediately following the Initial Closing Date or the Final Closing Date or as of the first day of the Segment immediately following any subsequent Closing Date (other than the Final Closing Date), as the case may be, next following the acceptance of their subscriptions by the
General Partner and the receipt by the General Partner of all Subscription
Monies payable in connection therewith. Upon the determination by the General
Partner that the Minimum Offering has been achieved, the General Partner will set the Initial Closing Date. Following the Initial Closing Date, a Closing may be held on the last day of any Segment (or, if such day is not a business day, on the next preceding business day), provided that no Closing will be required to be held on such last day of any Segment (or the next preceding business day) if the number of Units subscribed for but as to which the subscribers have not been admitted to the Partnership as Limited Partners as of such date is insufficient, in the sole and absolute discretion of the General Partner, to justify the administrative burden and expense of holding a Closing, and provided, further, that the Final Closing Date may, in the sole and absolute discretion of the General Partner, be held on a day other than the last day of a
Segment, as promptly as practicable after the Termination Date.


                                SALES MATERIAL

    In addition to and apart from this Prospectus,  the Partnership will utilize
certain sales material in connection  with the offering of Units.  This material
may include reports  describing the General Partner and its Affiliates, summary
descriptions  of  Investments  (including,   without  limitation,   pictures
of
Equipment or facilities of Lessees), materials discussing the Prior Programs and a brochure and audio-visual materials or taped presentations highlighting various features of this Offering. The General Partner and its Affiliates may also respond to specific questions from Selling Dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to Selling Dealers for customer use, and other information relating to this Offering may be made available to Selling Dealers for their internal use.
However, this Offering is made only by means of this Prospectus. Except as described herein or in Supplements hereto, the Partnership has not authorized the use of other sales materials in connection with this Offering. Although the information contained in such material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete and should not be considered as a part of this Prospectus or the
Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or the Registration Statement by reference or as forming the basis of this Offering of the Units described herein.

    No dealer, salesman or other Person has been authorized to give any information or to make any representations other than those contained in this
Prospectus or in Supplements hereto or in supplemental sales literature issued by the Partnership and described in this Prospectus or in Supplements hereto, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any Person in any jurisdiction in which such solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.


                                  LEGAL MATTERS

    The legality of the securities offered hereby and the tax matters set forth under "Federal Income Tax Consequences" will be passed upon for the Partnership by Whitman Breed Abbott & Morgan, New York, New York.


                                     EXPERTS

    The audited  balance sheet of ICON Cash Flow Partners L.P.  Seven as of
June
28, 1995 and the audited consolidated financial statements of ICON Capital
Corp.
and subsidiaries as of March 31, 1995 and 1994 and for each of the years then ended, have been included herein in reliance upon the reports of KPMG Peat
Marwick LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.


                            ADDITIONAL INFORMATION

    A  Registration  Statement  under the Securities Act has been filed with the
Securities  and  Exchange  Commission,  Washington,  D.C.,  with  respect to the
securities  offered  hereby.  This  Prospectus,   which  forms  a  part  of
the
Registration Statement filed with the Securities and Exchange Commission, contains information concerning the Partnership and includes a copy of the
Limited Partnership Agreement to be utilized by the Partnership, but does not contain all the information set forth in the Registration Statement and exhibits thereto. The information omitted may be examined at the principal office of the
Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, without charge, and copies thereof may be obtained from such office upon payment of the fee prescribed by the Rules and Regulations of the Commission.


             TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS

    Exhibit B contains prior performance and investment information for the
General Partner's previous publicly-offered  income-oriented programs, ICON
Cash
Flow Partners,  L.P.,  Series A, ICON Cash Flow Partners,  L.P.,  Series B,
ICON
Cash Flow Partners,  L.P.,  Series C, ICON Cash Flow Partners,  L.P.,  Series
D,
ICON Cash Flow  Partners,  L.P.,  Series E and ICON Cash Flow  Partners L.P.
Six
(the "Prior Public Programs"). Table I through V of Exhibit B contain unaudited information relating to such Prior Public Programs and their experience in raising and investing funds and to the compensation paid to the General Partner and its Affiliates by, the operating results of, and sales or dispositions of investments by, such Prior Public Programs. PURCHASERS OF THE UNITS OFFERED BY
THIS  PROSPECTUS  WILL NOT ACQUIRE ANY OWNERSHIP IN INTEREST IN ANY OF THE
PRIOR
PUBLIC  PROGRAMS  AND  SHOULD NOT  ASSUME  THAT THE  RESULTS OF ANY OF THE
PRIOR
PUBLIC  PROGRAMS WILL BE INDICATIVE  OF THE FUTURE  RESULTS OF THE
PARTNERSHIP.
MOREOVER,  THE  OPERATING  RESULTS FOR THE PRIOR PUBLIC  PROGRAMS  SHOULD NOT
BE
CONSIDERED  INDICATIVE  OF FUTURE  RESULTS OF THE PRIOR  PUBLIC  PROGRAMS NOR
OF
WHETHER THE PRIOR PUBLIC PROGRAMS WILL ACHIEVE THEIR INVESTMENT OBJECTIVES
WHICH
WILL IN LARGE PART DEPEND ON FACTS WHICH CANNOT NOW BE DETERMINED, INCLUDING
THE
RESIDUAL VALUE OF EQUIPMENT HELD BY SUCH PRIOR PUBLIC PROGRAMS.


                             FINANCIAL STATEMENTS

    The audited  balance sheet of ICON Cash Flow Partners L.P.  Seven as of
June
28, 1995, the audited  consolidated  financial  statements of ICON Capital
Corp.
and subsidiaries as of March 31, 1995 and 1994 and for each of the years then ended and the unaudited consolidated balance sheet of ICON Capital Corp. and subsidiaries as of June 30, 1995 are included herein. Notwithstanding the inclusion of the General Partner's consolidated financial statements, purchasers of the Units offered hereby should be aware that they are not thereby purchasing an interest in ICON Capital Corp. and subsidiaries or in any of its Affiliates or in any Prior Public Program.

                          Index to Financial Statements


ICON Cash Flow Partners L.P. Seven                                          Page
----------------------------------                                          ----

Financial Statements - March 31, 1998 (unaudited) and December 31, 1997

         Balance Sheets at March 31, 1998 and December 31, 1997
         Statements of Operations for the Three Months Ended March 31, 1998 and 1997
         Statements of Changes in Partners' Equity for the Three Months
           Ended March 31, 1998, the Years Ended December 31, 1997 and 1996 and the Period May 23, 1995 (date of inception) to December 31, 1995
         Statements of Cash Flows for the Three Months Ended March 31, 1998
           and 1997
         Notes to Financial Statements

General Partner's Discussion and Analysis of Financial
     Condition and Results of Operations

Financial Statements - December 31, 1997 and 1996

         Independent Auditors' Report
         Balance Sheets at December 31, 1997 and 1996
         Statements of Operations for the Years Ended
           December 31, 1997 and 1996 and the Period May 23, 1995 (date of inception) to December 31, 1995
         Statements of Changes in Partners'  Equity for the Years Ended December
           31, 1997 and 1996 and the Period May 23, 1995 (date of inception) to December 31, 1995
         Statements of Cash Flow for the Years Ended  December 31, 1997 and 1996
           and the Period May 23, 1995 (date of inception) to December 31, 1995 Notes to Financial Statements

General Partner's Discussion and Analysis of Financial
     Condition and Results of Operations

ICON Capital Corp.
------------------

Financial Statements - March 31, 1998 and 1997

         Independent  Auditors' Report
         Balance Sheets at March 31, 1998 and 1997
         Statements of Income for the Years Ended March 31, 1998
           and 1997
         Statements of Changes in Stockholders' Equity for the Years
           Ended March 31, 1998 and 1997
         Statements of Cash Flows for the Years Ended March 31, 1998
           and 1997
         Notes to Financial Statements

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                              Financial Statements

                                 March 31, 1998

                                   (unaudited)

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 Balance Sheets

                                   (unaudited)

                                                                               March 31,   December 31,
                                                                                 1998         1997
                                                                                 ----         ----
Assets
------

Cash                                                                         $  6,488,653  $  4,516,385
                                                                             ------------  ------------

Investment in finance leases
   Minimum rents receivable                                                   113,621,677    89,824,617
   Estimated unguaranteed residual values                                      66,288,713    33,168,213
   Initial direct costs                                                         4,144,131     2,851,751
   Unearned income                                                            (38,921,741)  (23,581,783)
   Allowance for doubtful accounts                                               (300,000)     (155,000)
                                                                             ------------  ------------

                                                                              144,832,780   102,107,798
                                                                              -----------   -----------

Investment in estimated unguaranteed residual values                           26,531,664    26,531,664
                                                                             ------------  ------------

Net investment in leveraged leases                                             11,496,061    11,146,488
                                                                             ------------  ------------

Equity investment in joint ventures                                             1,872,396     1,828,453
                                                                             ------------  ------------

Investment in financings
   Receivables due in installments                                                894,646       906,283
   Initial direct costs                                                            16,155        16,480
   Unearned income                                                               (194,991)     (197,918)
   Allowance for doubtful accounts                                                (27,222)      (22,222)
                                                                             ------------  ------------

                                                                                  688,588       702,623
                                                                             ------------  ------------

Other assets                                                                      756,146     1,046,031
                                                                             ------------  ------------

Total assets                                                                 $192,666,288  $147,879,442
                                                                             ============  ============




                                                                                (continued on next page)

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                           Balance Sheets (Continued)

                                   (unaudited)

                                                                               March 31,    December 31,
                                                                                 1998          1997
                                                                                 ----          ----

       Liabilities and Partners' Equity
       --------------------------------

Notes payable - non-recourse                                                  $121,512,203  $ 90,575,890
Note payable - recourse                                                         10,075,000    10,075,000
Accounts payable-equipment                                                       1,685,320     1,011,196
Accounts payable - General Partner and affiliates, net                                  --        28,150
Accounts payable - other                                                           470,820       238,586
Security deposits and deferred credits                                              97,114        29,162
Minority interest in joint venture                                                  21,452        20,335
                                                                              ------------  ------------
                                                                               133,861,909   101,978,319
                                                                              ------------  ------------

Commitments and Contingencies

Partners' equity (deficiency)
   General Partner                                                                 (36,885)      (23,323)
   Limited partners (727,819.86 and 559,842.19  units
     outstanding, $100 per unit original
     issue price in 1998 and 1997, respectively)                                58,841,264    45,924,446
                                                                              ------------  ------------

     Total partners' equity                                                     58,804,379    45,901,123
                                                                              ------------  ------------

Total liabilities and partners' equity                                        $192,666,288  $147,879,442
                                                                              ============  ============




See accompanying notes to financial statements.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Operations
                      For the Three Months Ended March 31,

                                   (unaudited)

                                                                            1998             1997
                                                                            ----             ----

Revenues

   Finance income                                                         $2,564,902       $1,099,525
   Income from leveraged leases, net                                         344,909          380,630
   Income from equity investment in joint venture                             93,533           20,808
   Interest income and other                                                  92,819           24,165
   Net gain on sales or remarketing of equipment                                  --           32,891
                                                                          ----------       ----------

   Total revenues                                                          3,096,163        1,558,019
                                                                          ----------       ----------

Expenses

   Interest                                                                1,531,238          574,541
   Management fees - General Partner                                         478,301          357,477
   Amortization of initial direct costs                                      423,326          310,609
   Administrative expense
     reimbursements - General Partner                                        207,548          151,194
   Provision for bad debts                                                   150,000               --
   General and administrative                                                 57,235           37,561
   Minority interest in joint venture                                          1,116            1,094
                                                                          ----------       ----------

   Total expenses                                                          2,848,764        1,432,476
                                                                          ----------       ----------

Net income                                                                $  247,399       $  125,543
                                                                          ==========       ==========

Net income allocable to:
   Limited partners                                                       $  244,925       $  124,288
   General Partner                                                             2,474            1,255
                                                                          ----------       ----------

                                                                          $  247,399       $  125,543
                                                                          ==========       ==========

Weighted average number of limited
   partnership units outstanding                                             680,272          314,146
                                                                          ==========       ==========

Net income per weighted average
   limited partnership unit                                               $      .36       $      .40
                                                                          ==========       ==========



See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Statements of Changes in Partners' Equity

            For the Three Months Ended March 31, 1998, the Year Ended
           December 31, 1997 and 1996 and the Period from May 23, 1995
                    (date of inception) to December 31, 1995

                                   (unaudited)

                                   Limited Partner Distributions
                                   -----------------------------

                                      Return of    Investment        Limited      General
                                       Capital       Income         Partners      Partner       Total
                                       -------       ------         --------      -------       -----
                                     (Per weighted average unit)

Initial partners'
   capital contribution
   - May 23, 1995                                                  $      1,000  $    1,000  $     2,000
                                                                   ------------  ----------  -----------

Balance at
   December 31, 1995                                                      1,000       1,000        2,000

Refund of initial
   limited partners'
   capital contribution                                                  (1,000)         --       (1,000)

Proceeds from issuance
   of limited partnership
   units (275,540.47 units)                                          27,554,047          --   27,554,047

Sales and
   offering expenses                                                 (3,719,796)         --   (3,719,796)
Cash distributions
   to partners                        $  8.18       $  2.57          (1,361,099)    (13,749)  (1,374,848)

Net income                                                              401,396       4,055      405,451
                                                                   ------------  ----------  -----------

Balance at
   December 31, 1996                                                 22,874,548      (8,694)  22,865,854

Proceeds from issuance
   of limited partnership
   units (285,927.35 units)                                          28,592,735          --   28,592,735

Sales and
   offering expenses                                                 (3,862,277)         --   (3,862,277)

Limited partnership units
   redeemed (1,625.63 units)                                           (155,815)         --     (155,815)

                                                                                 (continued on next page)

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

              Statements of Changes in Partners' Equity (Continued)

            For the Three Months Ended March 31, 1998, the Year Ended
           December 31, 1997 and 1996 and the Period from May 23, 1995
                    (date of inception) to December 31, 1995

                                   (unaudited)

                                   Limited Partner Distributions
                                   -----------------------------

                                      Return of    Investment       Limited      General
                                       Capital       Income         Partners     Partner     Total
                                       -------       ------         --------     -------     -----
                                    (Per weighted average unit)

Cash distributions
   to partners                        $  4.41       $  6.34         (4,147,829)  (41,125)  (4,188,954)

Net income                                                           2,623,084    26,496    2,649,580
                                                                   -----------  --------  -----------

Balance at
   December 31, 1997                                                45,924,446   (23,323)  45,901,123

Proceeds from issuance
   of limited partnership
   units (167,977.67 units)                                         16,797,767        --   16,797,767

Sales and offering expenses                                         (2,267,698)       --   (2,267,698)

Cash distributions to partners        $  2.34       $   .35         (1,858,176)  (16,036)  (1,874,212)

Net income                                                             244,925     2,474      247,399
                                                                   -----------  --------  -----------

Balance at March 31, 1998                                          $58,841,264  $(36,885) $58,804,379
                                                                   ===========  ========  ===========



See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Cash Flows

                      For the Three Months Ended March 31,

                                   (unaudited)

                                                                                 1998           1997
                                                                                 ----           ----
Cash flows from operating activities:
   Net income                                                                $    247,399    $   125,543
                                                                             ------------    -----------
   Adjustments to reconcile net income to
    net cash provided by (used in) operating activities:
      Finance income portion of receivables paid directly
        to lenders by lessees                                                  (2,457,589)      (958,529)
      Interest expense on non-recourse financing paid
        directly by lessees                                                     1,531,238        552,215
      Amortization of initial direct costs                                        423,326        310,609
      Income from leveraged leases, net                                          (344,909)      (380,630)
      Allowance for doubtful accounts                                             150,000             --
      Distribution from equity investment in joint venture                        113,243             --
      Income from equity investment in joint venture                              (93,533)       (20,808)
      Collection of principal  - non-financed receivables                          55,479        634,268
      Gain on sale of equipment                                                        --        (32,891)
      Change in operating assets and liabilities:
         Other assets                                                             245,642       (720,659)
         Accounts payable - other                                                 232,234        (32,438)
         Security deposits and deferred credits                                    67,952         20,195
         Accounts payable - General Partner and affiliates, net                   (28,150)       299,514
         Minority interest in joint venture                                         1,117          1,094
         Other, net                                                               (50,241)       (41,937)
                                                                             ------------    -----------

           Total adjustments                                                     (154,191)      (369,997)
                                                                             ------------    -----------

        Net cash provided by (used in) operating activities                        93,208       (244,454)
                                                                             ------------    -----------

Cash flows from investing activities:
   Equipment and receivables purchased                                         (9,131,425)    (3,395,281)
   Initial direct costs                                                        (1,581,719)    (1,164,222)
   Equity investment in joint ventures                                            (63,653)            --
   Proceeds from sale of equipment                                                     --      1,793,586
                                                                             ------------    -----------

         Net cash used in investing activities                                (10,776,797)    (2,765,917)
                                                                             ------------    -----------

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                      Statements of Cash Flows (Continued)

                      For the Three Months Ended March 31,

                                   (unaudited)

                                                                                1998            1997
                                                                                ----            ----

Cash flows from financing activities:
   Issuance of limited partnership units, net of offering expenses            14,530,069      4,833,663
   Proceeds from note payable affiliate                                               --      4,250,000
   Principal payments on recourse debt                                                --     (2,150,000)
   Cash distributions to partners                                             (1,874,212)      (775,320)
                                                                             -----------    -----------

         Net cash provided by financing activities                            12,655,857      6,158,343
                                                                             -----------    -----------

Net increase in cash                                                           1,972,268      3,147,972

Cash at beginning of period                                                    4,516,385        698,301
                                                                             -----------    -----------

Cash at end of period                                                        $ 6,488,653    $ 3,846,273
                                                                             ===========    ===========




See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                      Statements of Cash Flows (continued)

Supplemental Disclosure of Cash Flow Information

      For the three months ended March 31, 1998 and 1997, non-cash activities included the following:

                                                                                1998            1997
                                                                                ----            ----

Fair value of equipment and receivables
   purchased for debt and payables                                           $(38,313,411)   $(38,220,051)
Non-recourse notes payable assumed in
   purchase price                                                              36,628,091      37,741,972
Accounts payable - equipment                                                    1,685,320         478,079

Principal and interest on direct
   finance receivables paid directly
   to lenders by lessees                                                        7,223,016       3,682,924
Principal and interest on non-recourse
   financing paid directly to lenders
   by lessees                                                                  (7,223,016)     (3,682,924)

Decrease in investments in finance leases and financings
   due to contributions to joint venture                                               --       5,190,238
Increase in equity investment in joint venture                                         --      (5,190,238)
                                                                             ------------    ------------

                                                                             $         --    $         --
                                                                             ============    ============

      Interest expense of $1,531,238 and $574,541 for the three months ended March 31, 1998 and 1997 consisted of interest expense on non-recourse financing paid or accrued directly to lenders by lessees of $1,531,238 and $552,216, respectively, and other interest of $0 and $22,325, respectively.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                          Notes to Financial Statements

                                 March 31, 1998

                                   (unaudited)
1.    Basis of Presentation

      The financial statements of ICON Cash Flow Partners L.P. Seven (the "Partnership") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair statement of income for each period shown. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules and regulations. Management believes that the disclosures made are adequate to make the information represented not misleading. The results for the interim period are not necessarily indicative of the results for the full year. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Partnership's 1997 Annual Report on Form 10-K.

2.    Net Investment in Leveraged Leases

      On August 20, 1996 the partnership acquired, subject to a leveraged lease, the residual interest in an aircraft. The aircraft is a McDonnell Douglas DC-10-30F currently on lease to Federal Express. The purchase price was $40,973,585, consisting of $6,000,000 in cash and the assumption of non-recourse senior debt of $26,217,294 and non-recourse junior debt of $8,756,291.

      On December 31, 1996 the Partnership acquired, subject to a leveraged lease, the residual interest in an aircraft. The aircraft is a 1976 McDonnell Douglas DC-10-30 currently on lease to Continental Airlines. The purchase price was $11,320,923, consisting of $2,104,262 in cash and the assumption of non-recourse senior debt of $9,216,661.

The net investment in leveraged leases as of March 31, 1998 consisted of the following:

      Non-cancelable minimum rents receivable (net of
        principal and interest on non-recourse debt)                                 $         --
      Estimated unguaranteed residual values                                           24,818,001
      Initial direct costs                                                              1,165,970
      Unearned income                                                                 (14,487,910)
                                                                                     ------------
                                                                                     $ 11,496,061
                                                                                     ============

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

3.    Related Party Transactions

      Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates for the three months ended March 31, 1998 and 1997 were as follows:

                                             1998             1997
                                             ----             ----

Underwriting commissions                $  335,955      $  111,761     Charged to Equity
Organization and offering                  587,922         195,582     Charged to Equity
Acquisition fees                         1,423,345       1,320,281     Capitalized
Management fees                            478,301         357,477     Charged to operations
Administrative expense
 reimbursements                            207,548         151,194     Charged to operations
                                        ----------      ----------

Total                                   $3,033,071      $2,136,295
                                        ==========      ==========

      The Partnership and affiliates formed three joint ventures for the purpose of acquiring and managing various assets. (See Note 4 for additional information relating to the joint ventures.)

4.    Investment in Joint Venture

      The Partnership Agreement allows the Partnership to invest in joint ventures with other limited partnerships sponsored by the General Partner provided that the investment objectives of the joint ventures are consistent with that of the Partnership.

ICON Cash Flow L.L.C. III
-------------------------

      On December 31, 1996, the Partnership and an affiliate, ICON Cash Flow Partners, L.P., Series E ("Series E") formed ICON Cash Flow Partners L.L.C. III ("ICON LLC III"), for the purpose of acquiring and managing an aircraft currently on lease to Continental Airlines, Inc. The Partnership and Series E contributed 99% and 1% of the cash received for such acquisitions, respectively, to ICON Cash Flow LLC III.

ICON Receivables 1997-A L.L.C.
------------------------------

      In March 1997 the Partnership, Series D and L.P. Six contributed and assigned equipment lease and finance receivables and residuals to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

      On September 19, 1997 the Partnership, Series E and L.P. Six contributed and assigned additional equipment lease and finance receivables and residuals to 1997-A. The Partnership, Series D, Series E and L.P. Six (collectively the "1997-A Members") received a 19.97%, 17.81% 31.19% and 31.03% interest, respectively, in 1997-A based on the present value of their related contributions.

Information as to the financial position and results of operations of 1997-A at March 31, 1998 is summarized below:

                                                                  March 31, 1998
                                                                  --------------
                  Assets                                           $48,132,853
                                                                   ===========

                  Liabilities                                      $42,562,421
                                                                   ===========

                  Equity                                           $ 5,570,432
                                                                   ===========

                                                                Three Months Ended
                                                                  March 31, 1998
                                                                  --------------
                  Net income                                       $   370,203
                                                                   ===========

ICON Receivables 1997-B L.L.C.
------------------------------

      In August 1997 the Partnership, Series E and L.P. Six (collectively, the "1997-B Members") formed ICON Receivables 1997-B L.L.C. ("1997-B"), for the purpose of originating lease transactions and ultimately securitizing its portfolio.

Information as to the financial position and results of operations of 1997-B at March 31, 1998 is summarized below:


                                                                  March 31, 1998
                                                                  --------------
                  Assets                                           $25,474,993
                                                                   ===========

                  Liabilities                                      $21,776,767
                                                                   ===========

                  Equity                                           $ 3,698,226
                                                                   ===========

                                                                Three Months Ended
                                                                  March 31, 1998
                                                                  --------------
                  Net income                                       $   115,207
                                                                   ===========

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

                                 March 31, 1998

     ICON Cash Flow Partners L.P. Seven (the "Partnership") was formed on May 23, 1995 as a Delaware limited partnership. The Partnership commenced business operations on its initial closing date, January 19, 1996, with the admission of 26,367.95 limited partnership units at $100 per unit representing $2,636,795.17 of capital contributions. Between January 19, 1996 and December 31, 1996, 249,172.52 additional units were admitted representing $24,917,252 of capital contributions. In 1997, 285,927.35 additional units were admitted representing $28,592,735 of capital contributions and 1,625.63 units were redeemed. From January 1, 1998 to March 31, 1998, 167,977.67 additional units were admitted, bringing the total units and capital subscriptions to 727,819.86 and $72,781,986, respectively.

     The Partnership's portfolio consisted of a net investment in finance leases, leveraged leases, equity investment in joint ventures, investment in estimated unguaranteed residual values and financings representing 77%, 7%, 1%, 14% and less than 1% of total investments at March 31, 1998, respectively and 78%, 14%, 7%, 0% and 1% at March 31, 1997, respectively.

     For the three months ended March 31, 1998 and 1997 the Partnership leased or financed equipment with an initial cost of $47,444,836 and $44,009,376, respectively to 6 and 15 lessees or equipment users respectively. The weighted average initial transaction term for each quarter was 59 and 44 months respectively.

Results of Operations for the Three Months Ended March 31, 1998 and 1997

     Revenues for the three months ended March 31, 1998 were $3,096,163, representing an increase of $1,538,144 from 1997. The increase in revenues resulted primarily from an increase in finance income of $1,465,377, an increase in interest income and other of $68,654 and an increase in income from equity investment in joint ventures of $72,725. These increases were partially offset by a decrease in income from leveraged leases of $35,721 and a decrease in net gain on sales or remarketing of equipment of $32,891. The increase in finance income resulted from the increase in the average size of the portfolio from 1997 to 1998. Income from equity investment in joint ventures increased due to the Partnership's March 1997 investment in ICON Receivables 1997-A LLC, the timing of which afforded only a partial month's income in the first quarter of 1997 as compared to a full three months for the period ended March 31, 1997. Interest income and other increased primarily as a result of the increase in the average cash balance from 1997 to 1998. Net gain on sales or remarketing of equipment decreased due to a decrease in the number of leases maturing, and the underlying equipment being sold or remarketed, for which the proceeds received were in excess of the remaining carrying value of the equipment.

     Expenses for the three months ended March 31, 1998 were $2,848,764, representing an increase of $1,416,288 from 1997. The increase in expenses was due to an increase in interest expense of $956,697, an increase in management fees of $120,824, an increase in amortization of initial direct costs of $112,717, an increase in administrative expense reimbursements of $56,354, an increase in general and administrative expense of $19,674, an increase in provision for bad debts of $150,000 and an increase in minority interest in joint venture of $22. Interest expense increased due to an increase in the average debt outstanding from 1997 to 1998. Management fees, amortization of initial direct costs, administrative expense reimbursement and general and administrative expense increased due to an increase in the

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 March 31, 1998

average size of the portfolio from 1997 to 1998. A provision for bad debt was made during the first quarter of 1998 as a result of an analysis of delinquency, an assessment of overall risk and a review of historical loss experience.

     Net income for the three months ended March 31, 1998 and 1997 was $247,399 and $125,543, respectively. The net income per weighted average limited partnership unit was $.36 and $.40, respectively.

Liquidity and Capital Resources

     The Partnership's primary sources of funds for the three months ended March 31, 1998 and 1997 were capital contributions, net of offering expenses, of $14,530,069 and $4,833,663, from limited partners, respectively, net cash provided by operations of $93,208 and $(244,454), respectively, proceeds from sale of equipment of $0 and $1,793,586, respectively and proceeds from affiliate note of $0 and $4,250,000, respectively. These funds were used to make payments on borrowings, fund cash distributions and to purchase equipment. The Partnership intends to purchase additional equipment and fund cash distributions utilizing capital contributions, cash provided by operations, proceeds from sales of equipment and borrowings.

     Cash distributions to limited partners for the three months ended March 31, 1998 and 1997, which were paid monthly, totaled $1,858,176 and $767,568, respectively, of which $244,925 and $124,288 was investment income and $1,613,251 and $643,280 was a return of capital, respectively. The monthly annualized cash distributions rate to limited partners was 10.75% of which 1.42% and 1.6% was investment income and 9.33% and 9.15% was a return of capital, respectively. The limited partner distribution per weighted average unit outstanding for the three months ended March 31, 1998 and 1997 was $2.69, of which $.35 and $.40 was investment income and $2.34 and $2.29 was a return of capital, respectively.

      In March 1997 the Partnership, Series D and L.P. Six contributed and assigned equipment lease and finance receivables and residuals to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. On September 19, 1997 the Partnership, Series E and L.P. Six contributed and assigned additional equipment lease and finance receivables and residuals to 1997-A. The Partnership, Series D, Series E and L.P. Six (collectively the "1997-A Members") received a 19.97%, 17.81% 31.19% and 31.03% interest, respectively, in 1997-A based on the present value of their related contributions.

      In August 1997 the Partnership, Series E and L.P. Six (collectively, the "1997-B Members") formed ICON Receivables 1997-B L.L.C. ("1997-B"), for the purpose of originating lease transactions and ultimately securitizing its portfolio.

     As of March 31, 1998, except as noted above, there were no known trends or demands, commitments, events or uncertainties which are likely to have any material effect on liquidity. As cash is realized from operations, sales of equipment and borrowings, the Partnership will invest in equipment leases and financings where it deems it to be prudent while retaining sufficient cash to meet its reserve requirements and recurring obligations as they become due.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                              Financial Statements

                                December 31, 1997

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------




The Partners
ICON Cash Flow Partners L.P. Seven:

We have audited the accompanying balance sheets of ICON Cash Flow Partners L.P. Seven (a Delaware limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, changes in partners' equity, and cash flows for the years ended December 31, 1997 and 1996 and for the period May 23, 1995 (date of inception) to December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Cash Flow Partners L.P. Seven as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 and for the period May 23, 1995 (date of inception) to December 31, 1995, in conformity with generally accepted accounting principles.



                                               /s/ KPMG Peat Marwick LLP
                                               ---------------------------------
                                               KPMG Peat Marwick



March 27, 1998
New York, New York

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                 Balance Sheets

                                  December 31,

                                                              1997              1996
                                                              ----              ----
Assets
------

Cash                                                     $    4,516,385     $    698,301
                                                         --------------     ------------

Investment in finance leases
   Minimum rents receivable                                  89,824,617       15,894,245
   Estimated unguaranteed residual values                    33,168,213        6,667,481
   Initial direct costs                                       2,851,751          869,559
   Unearned income                                          (23,581,783)      (3,515,258)
   Allowance for doubtful accounts                             (155,000)         (65,000)
                                                         --------------     ------------

                                                            102,107,798       19,851,027
                                                         --------------     ------------

Investment in estimated unguaranteed residual values         26,531,664       12,325,000
                                                         --------------     ------------

Net investment in leveraged leases                           11,146,488        9,980,633
                                                         --------------     ------------

Equity investment in joint ventures                           2,022,052               --
                                                         --------------     ------------

Investment in financings
   Receivables due in installments                              906,283        6,619,755
   Initial direct costs                                          16,480          143,565
   Unearned income                                             (197,918)      (1,271,152)
   Allowance for doubtful accounts                              (22,222)         (10,000)
                                                         --------------     ------------

                                                                702,623        5,482,168
                                                         --------------     ------------

Other assets                                                    852,432          148,941
                                                         --------------     ------------

Total assets                                             $  147,879,442     $ 48,486,070
                                                         ==============     ============




                                                        (continued on next page)

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                           Balance Sheets (Continued)

                                  December 31,

                                                              1997              1996
                                                              ----              ----

       Liabilities and Partners' Equity
       --------------------------------

Notes payable - non-recourse                             $   90,575,890   $   11,089,945
Note payable - recourse                                      10,075,000       12,225,000
Accounts payable-equipment                                    1,011,196        1,790,717
Accounts payable - General Partner and affiliate                 28,150          438,297
Accounts payable - other                                        238,586           54,114
Security deposits and deferred credits                           29,162            6,188
Minority interest in joint venture                               20,335           15,955
                                                         --------------   --------------
                                                            101,978,319       25,620,216
                                                         --------------   --------------

Commitments and Contingencies

Partners' equity (deficiency)
   General Partner                                              (23,323)          (8,694)
   Limited partners (559,842.19 and 275,540.47 units
     outstanding, $100 per unit original
     issue price in 1997 and 1996, respectively)             45,924,446       22,874,548
                                                         --------------   --------------

     Total partners' equity                                  45,901,123       22,865,854
                                                         --------------   --------------

Total liabilities and partners' equity                   $  147,879,442   $   48,486,070
                                                         ==============   ==============







See accompanying notes to financial statements.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Operations

           For the Years Ended December 31, 1997 and 1996 and for the Period May 23, 1995 (date of inception) to December 31, 1995

                                                          1997            1996         1995
                                                          ----            ----         ----

Revenues

   Finance income                                     $   6,155,775   $   939,924   $     --
   Net gain on sales or remarketing of equipment          1,748,790          --           --
   Income from leveraged leases, net                      1,291,331       366,790         --
   Income from equity investment in joint ventures          436,216          --           --
   Interest income and other                                117,132       257,355         --
                                                      -------------   -----------   --------

   Total revenues                                         9,749,244     1,564,069         --
                                                      -------------   -----------   --------

Expenses

   Interest                                               3,652,517       398,200         --
   Management fees - General Partner                      1,522,045       264,784         --
   Amortization of initial direct costs                     932,123       230,785         --
   Administrative expense
     reimbursements - General Partner                       652,319       117,809         --
   General and administrative                               186,280        72,040         --
   Provision for bad debts                                  150,000        75,000         --
   Minority interest in joint ventures                        4,380          --           --
                                                      -------------   -----------   --------

   Total expenses                                         7,099,664     1,158,618         --
                                                      -------------   -----------   --------

Net income                                            $   2,649,580   $   405,451   $     --
                                                      =============   ===========   ========

Net income allocable to:
   Limited partners                                   $   2,623,084   $   401,396   $     --
   General Partner                                           26,496         4,055         --
                                                      -------------   -----------   --------

                                                      $   2,649,580   $   405,451   $     --
                                                      =============   ===========   ========

Weighted average number of limited
   partnership units outstanding                            413,677       156,222         --
                                                      =============   ===========   ========

Net income per weighted average
   limited partnership unit                           $        6.34   $      2.57   $     --
                                                      =============   ===========   ========


See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Statements of Changes in Partners' Equity

                 For the Years Ended December 31, 1997 and 1996
               and for the Period May 23, 1995 (date of inception)
                              to December 31, 1995

                          Limited Partner Distributions
                          -----------------------------

                                      Return of    Investment         Limited        General
                                       Capital       Income          Partners        Partner          Total
                                       -------       ------          --------        -------          -----
                                    (Per weighted average unit)

Initial partners'
   capital contribution
   - May 23, 1995                                                  $       1,000     $   1,000    $      2,000
                                                                   -------------     ---------    ------------

Balance at
   December 31, 1995                                                       1,000         1,000           2,000

Refund of initial
   limited partners'
   capital contribution                                                   (1,000)           --          (1,000)

Proceeds from issuance
   of limited partnership
   units (275,540.47 units)                                           27,554,047            --      27,554,047

Sales and
   offering expenses                                                  (3,719,796)           --      (3,719,796)

Cash distributions
   to partners                        $  8.18       $  2.57           (1,361,099)      (13,749)     (1,374,848)

Net income                                                               401,396         4,055         405,451
                                                                   -------------     ---------    ------------

Balance at
   December 31, 1996                                                  22,874,548        (8,694)     22,865,854

Proceeds from issuance
   of limited partnership
   units (285,927.35 units)                                           28,592,735            --      28,592,735

Sales and
   offering expenses                                                  (3,862,277)           --      (3,862,277)

Limited partnership units
   redeemed (1,625.63 units)                                            (155,815)           --        (155,815)

                                                        (continued on next page)

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

              Statements of Changes in Partners' Equity (continued)

                 For the Years Ended December 31, 1997 and 1996
               and for the Period May 23, 1995 (date of inception)
                              to December 31, 1995

                          Limited Partner Distributions
                          -----------------------------

                                      Return of    Investment           Limited        General
                                       Capital       Income            Partners        Partner          Total
                                       -------       ------            --------        -------          -----
                                    (Per weighted average unit)

Cash distributions
   to partners                        $  4.41       $  6.34             (4,147,829)      (41,125)     (4,188,954)

Net income                                                               2,623,084        26,496       2,649,580
                                                                     -------------   -----------   -------------

Balance at
   December 31, 1997                                                 $  45,924,446   $   (23,323)  $  45,901,123
                                                                     =============   ===========   =============








See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                            Statements of Cash Flows

               For the Years Ended December 31, 1997, 1996 and for
                 the Period May 23, 1995 (date of inception) to
                                December 31, 1995

                                                                        1997            1996             1995
                                                                        ----            ----             ----
Cash flows from operating activities:
   Net income                                                     $     2,649,580  $      405,451     $   --
                                                                  ---------------  --------------     ---------
   Adjustments to reconcile net income to
    net cash provided by operating activities:
     Gain on sale of equipment                                         (1,748,790)             --         --
     Allowance for doubtful accounts                                      102,222          75,000         --
     Finance income portion of
     receivables paid directly
       to lenders by lessees                                           (5,912,799)       (608,965)        --
     Amortization of initial direct costs                                 932,123         230,785         --
     Interest expense on non-recourse
       financings paid directly by lessees                              3,463,617         395,645         --
     Collection of principal
       - non-financed receivables                                         516,966         498,027         --
     Income from leveraged leases, net                                 (1,291,331)       (366,790)        --
     Income from equity investment in joint ventures                     (436,216)             --         --
     Distribution from equity investment in joint ventures              5,258,223              --         --
     Change in operating assets and liabilities:
       Other assets                                                      (703,491)       (148,941)        --
       Account payable to General Partner and affiliates, net            (410,147)        438,297         --
       Accounts payable - other                                           184,472          54,114         --
       Minority interest in joint ventures                                  4,380          15,955         --
       Security deposits and deferred credits                              22,974           6,189         --
       Other, net                                                         223,547         (20,868)        --
                                                                  ---------------  --------------  ---------

         Total adjustments                                                205,750         568,448         --
                                                                  ---------------  --------------  ---------

       Net cash provided by operating activities                        2,855,330         973,899         --
                                                                  ---------------  --------------  ---------

Cash flows from investing activities:
   Equipment and receivables purchased                                (20,121,149)    (19,898,183)        --
   Proceeds from sale of equipment                                      7,315,408            -            --
   Initial direct costs                                                (3,363,765)     (2,737,818)        --
   Equity investment in joint ventures                                 (1,259,244)       (100,000)        --
                                                                  ---------------  --------------  ---------

       Net cash used in investing activities                          (17,428,750)    (22,736,001)        --
                                                                  ---------------  --------------  ---------

                                                        (continued on next page)

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                      Statements of Cash Flows (continued)

               For the Years Ended December 31, 1997, 1996 and for
                 the Period May 23, 1995 (date of inception) to
                                December 31, 1995

                                                                        1997            1996             1995
                                                                        ----            ----             ----

Cash flows from financing activities:
   Issuance of limited partnership units,
     net of offering expenses                                          24,730,458      23,834,251               --
   Proceeds from affiliate loan                                         4,250,000              --               --
   Principal payment on loans from affiliate                           (4,250,000)             --               --
   Principal payment on notes payable recourse                         (2,150,000)             --               --
   Cash distributions to partners                                      (4,188,954)     (1,374,848)              --
   Initial limited and General Partner capital contributions                   --              --            2,000
   Refund of initial limited partners'
     capital contribution                                                      --          (1,000)              --
                                                                  ---------------   -------------    -------------

       Net cash provided by financing activities                       18,391,504      22,458,403            2,000
                                                                  ---------------   -------------    -------------

Net increase in cash                                                    3,818,084         696,301            2,000

Cash at beginning of year                                                 698,301           2,000               --
                                                                  ---------------   -------------    -------------

Cash at end of year                                               $     4,516,385   $     698,301    $       2,000
                                                                  ===============   =============    =============


See accompanying notes to financial statements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                      Statements of Cash Flows (continued)

Supplemental Disclosure of Cash Flow Information
------------------------------------------------

     Interest expense of $3,652,517 and $398,200 for the years ended December 31, 1997 and 1996 consisted of: interest expense on non-recourse financings paid or accrued to lenders by lessees of $3,463,617 and $395,645, respectively, and other interest of $188,900 and $2,555, respectively.

     For the years ended December 31, 1997 and 1996, non-cash activities included the following:

                                                              1997                1996
                                                              ----                ----
Fair value of equipment and receivables
   purchased for debt and payables                         $(100,824,655)    $  (59,189,952)
Non-recourse and recourse notes payable
   assumed in purchase price                                  99,813,459         57,399,235
Accounts payable - equipment                                   1,011,196          1,790,717

Decrease in investment in finance leases due
   to terminations                                             6,025,115                 --
Decrease in notes payable non-recourse
   due to terminations                                        (6,025,115)                --

Decrease in investments in finance leases and
   financings due to contribution to joint ventures            5,391,216                 --
Increase in equity investment in joint ventures               (5,391,216)                --

Principal and interest on direct
   finance receivables paid directly
   to lenders by lessees                                      17,766,016          3,625,762
Principal and interest on non-recourse
   financings paid directly to lenders
   by lessees                                                (17,766,016)        (3,625,762)
                                                           -------------     --------------
                                                           $          --     $           --
                                                           =============     ==============

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                          Notes to Financial Statements

                                December 31, 1997

1. Organization

     ICON Cash Flow Partners L.P. Seven (the "Partnership") was formed on May 23, 1995 as a Delaware limited partnership with an initial capitalization of $2,000. It was formed to acquire various types of equipment, to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The Partnership's maximum offering is $100,000,000. The Partnership commenced business operations on its initial closing date, January 19, 1996, with the admission of 26,367.95 limited partnership units at $100 per unit representing $2,636,795 of capital contributions. As of December 31, 1997, 535,099.87 additional units had been admitted into the Partnership with aggregate gross proceeds of $53,509,987 bringing the total admission to 561,467.82 units totaling $56,146,782 in capital contributions. During 1997, 1,625.63 units were redeemed, leaving 559,842.19 partnership units outstanding at December 31, 1997.

     In the third quarter of 1997 the Partnership received approval from the Securities and Exchange Commission to extend the Partnership's offering period by twelve months. The Partnership's offering period will end no later than November 9, 1998.

     The General Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will manage and control the business affairs of the Partnership's equipment, leases and financing transactions under a management agreement with the Partnership.

     ICON Securities Corp., an affiliate of the General Partner, will receive an underwriting commission on the gross proceeds from sales of all units. The total underwriting compensation to be paid by the Partnership, including underwriting commissions, sales commissions, incentive fees, public offering expense reimbursements and due diligence activities will be limited to 13 1/2% of the gross proceeds received from the sale of the units. Such offering expenses aggregated $7,579,816 (including $3,088,993 paid to the General Partner or its affiliates (See Note 10) and were charged directly to limited partners' equity.

     Profits, losses, cash distributions and disposition proceeds will be allocated 99% to the limited partners and 1% to the General Partner until each limited partner has received cash distributions and disposition proceeds sufficient to reduce its adjusted capital contribution account to zero and receive, in addition, other distributions and allocations which would provide a 10% per annum cumulative return, compounded daily, on its outstanding adjusted capital contribution account. After such time, the distributions will be allocated 90% to the limited partners and 10% to the General Partner.

2. Significant Accounting Policies

     Basis of Accounting and Presentation - The Partnership's records are maintained on the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

     Leases - The Partnership accounts for owned equipment leased to third parties as finance leases or leveraged leases. For finance leases, the Partnership records, at the inception of the lease, the total minimum lease payments receivable, the estimated unguaranteed residual values, the initial direct costs related to the leases and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual minus the cost of the leased equipment. Unearned income is recognized as finance income over the terms of the related leases using the interest method. The Partnership's net investment in leveraged leases consists of minimum lease payments receivable, the estimated unguaranteed residual values and the initial direct costs related to the leases, net of the unearned income and principal and interest on the related non-recourse debt. Unearned income is recognized as income from leveraged leases over the life of the lease at a constant rate of return on the positive net investment. Initial direct costs of finance leases and leverage leases are capitalized and are amortized over the terms of the related leases using the interest method. The Partnership's leases have terms ranging from two to five years. Each lease is expected to provide aggregate contractual rents that, along with residual proceeds, return the Partnership's cost of its investments along with investment income.

     Investment in Financings - Investment in financings represent the gross receivables due from the financing of equipment plus the initial direct costs related thereto less the related unearned income. The unearned income is recognized as finance income, and the initial direct costs are amortized, over the terms of the receivables using the interest method. Financing transactions are supported by a written promissory note evidencing the obligation of the user to repay the principal, together with interest, which will be sufficient to return the Partnership's full cost associated with such financing transaction, together with some investment income. Furthermore, the repayment obligation is collateralized by a security interest in the tangible or intangible personal property.

     Investment in Estimated Unguaranteed Residual Value - The Partnership purchased a 50% interest of an option to acquire equipment during 1996. The Partnership purchased a 100% interest of an option to acquire equipment during 1997. The assets will be carried at cost until sale or release of the equipment, at which time a gain or loss will be recognized on the transactions. No income will be recognized until the underlying equipment is sold or released. (See Note 3 for discussion of investment in estimated unguaranteed residual value).

     Disclosures About Fair Value of Financial Instruments - Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments, except for lease related instruments. At December 31, 1997, the carrying value of the Partnership's financial assets other than lease related investments and liabilities approximates fair value.

     Allowance for Doubtful Accounts - The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. The allowance for doubtful accounts is based on an analysis of delinquency, an assessment of overall risk and a review of historical loss experience. The Partnership's write-off policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, and prior collection experience. An account is fully reserved for or written off when the analysis indicates that the probability of collection of the account is remote.

     Impairment of Estimated Residual Values - In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which was effective beginning in 1996.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

     The Partnership's policy with respect to impairment of estimated residual values is to review, on a quarterly basis, the carrying value of its residuals on an individual asset basis to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable and, therefore, an impairment loss should be recognized. The events or changes in circumstances which generally indicate that the residual value of an asset has been impaired are (i) the estimated fair value of the underlying equipment is less than the Partnership's carrying value or (ii) the lessee is experiencing financial difficulties and it does not appear likely that the estimated proceeds from disposition of the asset will be sufficient to satisfy the remaining obligation to the non-recourse lender and the Partnership's residual position. Generally in the latter situation, the residual position relates to equipment subject to third party non-recourse notes payable where the lessee remits their rental payments directly to the lender and the Partnership does not recover its residual until the non-recourse note obligation is repaid in full.

     The Partnership measures its impairment loss as the amount by which the carrying amount of the residual value exceeds the estimated proceeds to be received by the Partnership from release or resale of the equipment. Generally, quoted market prices are used as the basis for measuring whether an impairment loss should be recognized.

     As a result, the Partnership's policy with respect to measurement and recognition of an impairment loss associated with estimated residual values is consistent with the requirements of SFAS No. 121 and, therefore, the Partnership's adoption of this Statement in the first quarter of 1996 had no material effect on the financial statements.

     Income Taxes - No provision for income taxes has been made as the liability for such taxes is that of each of the partners rather than the Partnership.

     New Accounting Pronouncements - In June 1996 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 125 establishes, among other things, criteria for determining whether a transfer of financial assets is a sale or a secured borrowing effective for all transfers occurring after December 31, 1997. The adoption of SFAS No. 125 is not expected to have a material impact on the Partnership's net income, partners' equity or total assets.

3. Gain on Disposal of Residual Interest

In December 1997 the Partnership disposed of its residual interest in two offshore supply vessels owned by Energy Land Corp. The disposal of the residual interest occurred in connection with the sale of the vessels to Hvide Marine, Inc. The vessels had previously been chartered by Occidental Equipment and Services, Inc. The Partnership's interest was acquired on April 9, 1997 for $3,430,000 cash. The Partnership paid $278,500 in initial direct costs related to the transaction. The residual interest was disposed of for total cash proceeds of $5,864,138. The Partnership earned $446,028 on the transaction from April 1997 through December 1997. The Partnership recognized a $1,709,610 gain upon disposal of its interest.

4. Residual Investment

     On December 31, 1996, the Partnership purchased a 50% share of an option to acquire a 100% interest in a drilling rig. The purchase price of the 50% investment was $12,325,000.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

     On July 31, 1997, the Partnership purchased an option to acquire a 100% interest on three Boeing 737-300 aircraft, currently on lease with Continental Airlines. The purchase price was $14,206,664 and consisted of $1,237,500 in cash and $12,969,164 in non-recourse notes.

5. Net Investment in Leveraged Leases

     On August 20, 1996, the Partnership acquired, subject to a leveraged lease, the residual interest in an aircraft on lease with Federal Express. The aircraft is a 1986 McDonnell Douglas DC-10-30F, and has a remaining term of seven years. The purchase price was $40,973,585, consisting of $6,000,000 in cash and the assumption of non-recourse senior debt of $26,217,294 and non-recourse junior debt of $8,756,291.

     On December 31, 1996, the Partnership acquired, subject to a leveraged lease, an aircraft on lease with Continental Airlines, Inc. The aircraft is a 1976 McDonnell Douglas DC-10-30 and has a remaining term of five years. The purchase price was $11,320,923 consisting of $2,104,262 in cash and the assumption of non-recourse senior debt of $9,216,661.

The net investment in the leveraged leases as of December 31, 1997 consisted of the following:


      Non-cancelable minimum rents receivable (net of
        principal and interest on non-recourse debt)     $    1,071,000
      Estimated unguaranteed residual values                 24,818,001
      Initial direct costs                                    1,231,377
      Unearned income                                       (15,973,890)
                                                         --------------
                                                         $   11,146,488
                                                         ==============

     Unearned income is recognized from leveraged leases over the life of the lease at a constant rate of return on the positive net investment.

     Non-cancelable minimum rents receivable relating to the leveraged leases at December 31, 1997 are $51,610,515 and are due as follows:


                                   1998                   $ 7,742,360
                                   1999                     7,742,360
                                   2000                     8,022,359
                                   2001                     8,022,359
                                   2002                     8,022,360
                                   Thereafter              12,058,717
                                                          -----------
                                                          $51,610,515
                                                          ===========

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

     Principal and interest on non-recourse debt assumed in the purchase of the leveraged leases is $50,539,515 at December 31, 1997 and matures as follows:


                                   1998                    $ 7,742,360
                                   1999                      7,742,360
                                   2000                      7,742,359
                                   2001                      7,742,359
                                   2002                      7,742,359
                                   Thereafter               11,827,718
                                                           -----------
                                                           $50,539,515
                                                           ===========

     Prior to the acquisition of the Federal Express transaction, the free cash flow, the rent in excess of the senior debt payments, was financed by an affiliated partnership, ICON Cash Flow Partners, L.P., Series D, (i.e., the junior debt). On January 29, 1997, the Partnership refinanced a portion of the junior debt with a third party.

6.   Receivables Due in Installments

     Non-cancelable minimum annual amounts due on finance leases and financings are as follows:


                                                   Finance
                           Year                     Leases       Financings         Total
                           ----                     ------       ----------         -----

                           1998                   $23,412,651   $   293,446    $  23,706,097
                           1999                    20,291,755       190,239       20,481,994
                           2000                    16,181,430       183,345       16,364,775
                           2001                     9,857,704       149,805       10,007,509
                           2002                     8,022,360        89,448        8,111,808
                           Thereafter              12,058,717            --       12,058,717
                                                  -----------   -----------    -------------
                                                  $89,824,617   $   906,283    $  90,730,900
                                                  ===========   ===========    =============


7.   Allowance for Doubtful Accounts

     The allowance for doubtful accounts related to the investments in finance leases and financings consisted of the following:

                                                      Finance
                                                       Leases         Financings         Total
                                                       ------         ----------         -----
               Balance at December 31, 1995         $        --       $        --         $    --
               Charged to operations                     65,000            10,000          75,000
                                                    -----------       -----------      ----------
               Balance at December 31, 1996              65,000            10,000          75,000

               Charged to operations                     90,000            60,000         150,000
               Accounts written-off                          --           (47,778)        (47,778)
                                                    -----------       -----------      ----------
               Balance at December 31, 1997         $   155,000       $    22,222      $  177,222
                                                    ===========       ===========      ==========

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

8.   Notes Payable

     Notes payable consists of notes payable non-recourse, which are being paid directly to the lenders by the lessees, and notes payable recourse, which relates to the Partnership's acquisition of a residual investment (See Note 4). The notes bear interest at rates ranging from 6.5% to 9.4%. These notes mature as follows:

                                      Notes Payable        Note Payable
                  Year                Non-Recourse           Recourse             Total
                  ----                ------------           --------             -----
                  1998              $     25,575,394      $    2,250,000      $ 27,825,394
                  1999                    21,998,436           2,250,000        24,248,436
                  2000                    16,574,146           5,575,000        22,149,146
                  2001                     7,447,607                  --         7,447,607
                  2002                     4,872,512                  --         4,872,512
                  Thereafter              14,107,795                  --        14,107,795
                                    ----------------      --------------      ------------
                                    $     90,575,890      $   10,075,000      $100,650,890
                                    ================      ==============      ============

9.   Investment in Joint Ventures

     The Partnership Agreement allows the Partnership to invest in joint ventures with other limited partnerships sponsored by the General Partner provided that the investment objectives of the joint ventures are consistent with that of the Partnership.

ICON Cash Flow L.L.C. III
-------------------------

                  On December 31, 1996, the Partnership and an affiliate, ICON Cash Flow Partners, L.P., Series E ("Series E") formed ICON Cash Flow Partners L.L.C. III ("ICON LLC III"), for the purpose of acquiring and managing an aircraft currently on lease to Continental Airlines, Inc. The aircraft is a 1976 McDonnell Douglas DC-10-30 and cost $10,905,228. The lease is a leveraged lease and the lease term expires in March 2003. Profits, losses, excess cash and disposition proceeds are allocated 99% to the Partnership and 1% to Series E. The Partnership's financial statements include 100% of the assets and liabilities of ICON LLC III. Series E's investment in ICON LLC III has been reflected as "Minority interest in joint venture."

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

ICON Receivables 1997-A L.L.C.
------------------------------

     In March 1997 the Partnership, Series D and L.P. Six contributed and assigned equipment lease and finance receivables and residuals with a net book value of $5,391,216, $4,805,676 and $5,304,010 and cash of $275,000, $125,000 and $300,000, respectively to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. In order to fund the acquisition of new leases, 1997-A obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "1997-A Facility"). Borrowings under the 1997-A Facility were based on the present value of the new leases. Outstanding amounts under the 1997-A Facility bore interest equal to Libor plus 1.5%.

     On September 19, 1997 the Partnership, Series E and L.P. Six contributed and assigned equipment lease and finance receivables and residuals with a net book value of $0, $15,547,305 and $5,225,794 and cash of $484,244, $740,000 and
$300,000, respectively to 1997-A. The Partnership, Series D, Series E and L.P. Six (collectively the "1997-A Members") received a 19.97%, 17.81% 31.19% and 31.03% interest, respectively, in 1997-A based on the present value of their related contributions.

     On September 19, 1997, 1997-A securitized substantially all of its equipment leases and finance receivables and residuals. The net proceeds from the securitization totaled $47,140,183, of which $16,658,877 was used to pay down the 1997-A Facility, and the remaining proceeds, after establishing reserves for expenses, were distributed to the 1997-A Members based on their respective interests. The Partnership's share of the net proceeds from the securitization totaled $4,889,804. 1997-A became the beneficial owner of a trust. The trustee for the trust is Texas Commerce Bank ("TCB"). In conjunction with this securitization, the portfolio as well as the General Partner's servicing capabilities were rated "AA" by Duff & Phelps and Fitch, both nationally recognized rating agencies. The General Partner, as servicer, is responsible for managing, servicing, reporting on and administering the portfolio. 1997-A remits all monies received from the portfolio to TCB. TCB is responsible for disbursing to the noteholders their respective principal and interest and to 1997-A the excess of cash collected over debt service from the portfolio. The 1997-A Members received their pro rata share of any excess cash on a monthly basis from 1997-A. The Partnership used these proceeds to payoff the $4,250,000 note payable to 1997-A.The Partnership accounts for its investment in 1997-A under the equity method of accounting. The 1997-A Members may receive, in accordance with their membership interests, additional proceeds if 1997-A generates excess cash (cash after payment of debt and expenses).

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

Information as to the financial position and results of operations of 1997-A as of and for the year ended December 31, 1997 is summarized below:


                                                               December 31, 1997
                                                               -----------------

                  Assets                                         $ 50,911,005
                                                                 ============

                  Liabilities                                    $ 45,143,569
                                                                 ============

                  Equity                                         $  5,767,436
                                                                 ============

                                                                  Year Ended
                                                               December 31, 1997
                                                               -----------------

                  Net income                                     $  1,298,430
                                                                 ============


ICON Receivables 1997-B L.L.C.
------------------------------

     In August 1997 the Partnership, Series E and L.P. Six (collectively, the "1997-B Members") formed ICON Receivables 1997-B L.L.C. ("1997-B"), for the purpose of originating lease transactions and ultimately securitizing its portfolio. The 1997-B Members contributed $500,000 (16.67% interest), $250,000 (8.33% interest) and $2,250,000 (75.00% interest), respectively to 1997-B. In order to fund the acquisition of additional leases, 1997-B obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "1997-B Facility"). Borrowings under the 1997-B Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $40,000,000. Outstanding amounts under the 1997-B Facility bear interest equal to Libor plus 1.5%. Collections of receivables from leases are used to pay down the 1997-B Facility, however, in the event of a default, all of 1997-B's assets are available to cure such default. The net proceeds from the expected securitization of these assets will be used to pay-off the remaining 1997-B Facility balance and the remaining proceeds will be distributed to the 1997-B Members in accordance with their membership interests. The Partnership accounts for its investment in 1997-B under the equity method of accounting. The 1997-B Members may receive, in accordance with their membership interests, additional proceeds if 1997-B generates excess cash (cash after payment of debt and expenses).

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

Information as to the financial position and results of operations of 1997-B as of and for the year ended December 31, 1997 is summarized below:


                                                December 31, 1997
                                                -----------------

                  Assets                        $  18,209,360
                                                =============

                  Liabilities                   $  15,008,185
                                                =============

                  Equity                        $   3,201,175
                                                =============

                                                   Year Ended
                                                December 31, 1997
                                                -----------------

                  Net income                    $     201,175
                                                =============


10.  Related Party Transactions

     Fees and other expenses paid or accrued by the Partnership to the General Partner or its affiliates for the year ended December 31, 1997 and 1996 were as follows:

                                                   1997            1996
                                                   ----            ----

Underwriting commissions                       $   1,123,270    $    551,081      Charged to Equity
Organization and offering expenses                 1,965,723         964,391      Charged to Equity
Acquisition fees                                   2,934,301       2,737,818      Capitalized
Management fees                                    1,522,045         264,784      Charged to operations
Administrative expense
 reimbursements                                      652,319         117,809      Charged to operations
                                               -------------    ------------

Total $                                            8,197,658     $ 4,635,883
                                               =============    ============


     The Partnership and affiliates formed three joint ventures for the purpose of acquiring and managing various assets. (See Note 9 for additional information relating to the joint ventures.)

     On March 11, 1997, the Partnership borrowed $4,250,000 from 1997-A, an affiliate of the Partnership (See Note 8). The note was a short term note, bore interest at Libor plus 1.5% and was paid from the Partnership's share of securitization proceeds in September 1997.

11.   Commitments and Contingencies

     The Partnership, from time to time, has and will enter into remarketing and residual sharing agreements with third parties. In connection therewith, remarketing or residual proceeds received in excess of specified amounts will be shared with these third parties based on specified formulas. As of December 31, 1997 the Partnership has not made any payments pursuant to such agreements.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                    Notes to Financial Statements - Continued

12.   Tax Information (Unaudited)

     The following table reconciles net income for financial reporting purposes to income for federal income tax purposes for the year ended December 31, 1997:

                                                                     1997           1996
                                                                     ----           ----

              Net income per financial statements           $    2,649,580    $   405,451

              Differences due to:
                Direct finance leases                            9,376,627       (258,725)
                Depreciation                                   (11,358,603)            --
                Provision for losses                               102,222             --
                Loss on sale of equipment                          759,191             --
                Other                                              806,922             --
                                                            --------------    -----------
              Partnership income for
               federal income tax purposes                  $    2,335,939    $   146,726
                                                            ==============    ===========


     As of December 31, 1997, the partners' capital accounts included in the financial statements totaled $45,901,123 compared to the partners' capital accounts for federal income tax purposes of $53,066,747 (unaudited). The difference arises primarily from commissions reported as a reduction in the partners' capital accounts for financial reporting purposes but not for federal income tax purposes, and temporary differences related to direct finance leases, depreciation and provision for losses.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                December 31, 1997

                  General Partner's Discussion and Analysis of
                  Financial Condition and Results of Operations

     ICON Cash Flow Partners L.P. Seven (the "Partnership"), was formed on May 23, 1995 as a Delaware limited partnership. The Partnership commenced business operations on its initial closing date, January 19, 1996 with the admission of 26,367.95 limited partnership units at $100 per unit representing $2,636,795 of capital contributions. Between January 19, 1996 and December 31, 1996, 249,172.52 additional units were admitted representing $24,917,252 of capital contributions. In 1997, 285,927.35 additional units were admitted representing $28,592,735 of capital contributions. In 1997, 1,625.63 units were redeemed, leaving 559,842.19 partnership units outstanding at December 31, 1997.

     The Partnership's portfolio consisted of net investments in finance leases, investment in estimated unguaranteed residual value, leveraged leases, equity investment in joint ventures and financings representing 72%, 18%, 8%, 1% and 1% of total investments at December 31, 1997, respectively, and 42%, 0%, 21%, 26% and 11% of total investments at December 31, 1996, respectively.

Results of Operations for the Years Ended December 31, 1997 and 1996

     For the years ended December 31, 1997 and 1996, the Partnership purchased and leased or financed equipment with an initial cost of $119,155,086 and $91,413,135, respectively, to 13 and 198 lessees or equipment users.

     Revenues for the year ended December 31, 1997 were $9,749,244 representing an increase of $8,185,175 from 1996. The increase in revenues was attributable to an increase in finance income of $5,215,851, an increase in net gain on sales or remarketing of equipment of $1,748,790 or 100%, an increase in income from leverage leases of $924,541 and an increase in income from equity investment in joint ventures of $436,216. These increases were partially offset by a decrease in interest income and other of $140,223 or 54%. Finance income increased due to the increase in the average size of the portfolio from 1996 to 1997. The net gain on sales or remarketing of equipment increased due to the December 1997 termination of the Partnership's residual interests in two offshore supply vessels resulting in a gain on termination of $1,709,610. Income from leverage leases increased due to the increase in the average size of the leverage lease portfolio from 1996 to 1997. Income from equity investment in joint ventures increased as a direct result of the Partnership's 1997 contribution to ICON Receivables 1997-A L.L.C. ("1997-A") and ICON Receivables 1997-B L.L.C. ("1997-B"). These contributions consisted of equipment lease and finance receivables, residuals and cash totaling $6,650,460. Interest income and other decreased due to a decrease in the average cash balance from 1996 to 1997.

     Expenses for the year ended December 31, 1997 were $7,099,664, representing an increase of $5,941,046 from 1996. The increase in expenses was attributable to an increase in interest expense of $3,254,317, an increase in management fees of $1,257,261, an increase in amortization of initial direct cost of $701,338, an increase in administrative expense reimbursement of $534,510, an increase in general and administrative expenses of $114,240, an increase in provision for bad debts of $75,000 and an increase in minority interest in joint ventures of $4,380. Interest expense increased due to the increase in the average debt outstanding from 1996 to 1997. Management fees, amortization of initial direct cost, administrative expense reimbursement and general and administrative expenses increased due to the average size of the portfolio from 1996 to 1997. A provision for bad debts was made in 1997 as a result of an analysis of delinquency, an assessment of overall risk and a review of historical loss experience. The increase in minority interest in joint ventures resulted from the Partnership's 1997 investment in joint ventures.

                       ICON Cash Flow Partners L.P. Seven
                        (A Delaware Limited Partnership)

                                December 31, 1997

     Since the Partnership commenced operations on January 19, 1996, a comparison of results of operations to prior periods is not presented.

     Net income for the year ended December 31, 1997 and 1996 was $2,649,580 and $405,451, respectively. The net income per weighted average limited partnership unit was $6.34 and $2.57, respectively, weighted from the date each unit was admitted to the Partnership.

Liquidity and Capital Resources

     The Partnership's primary sources of funds in 1997 and 1996 were capital contributions, net of offering expenses, of $24,730,458 and $23,834,251, respectively, proceeds from sale of equipment of $7,315,408 in 1997 and cash provided by operations of $2,855,330 and $973,899, respectively. These funds were used to fund cash distributions and to purchase equipment. The Partnership intends to continue to purchase equipment and to fund cash distributions utilizing funds from capital contributions and cash provided by operations.

     The Partnership's notes payable at December 31, 1997 and 1996 totaled $100,650,890 and $23,314,945, respectively. These amounts consisted of $90,575,890 and $11,089,945 in non-recourse notes, respectively, which are being paid directly to the lenders by the lessees, and recourse notes payable of $10,075,000 and $12,225,000, respectively, which are secured by the Partnership's investment in unguaranteed residual values.

     Cash distributions to the limited partners for the years ended December 31, 1997 and 1996, which were paid monthly totaled $4,147,829 and $1,361,099, respectively of which $2,623,084 and $401,396 was investment income and $1,524,745 and $958,703 was a return of capital, respectively. The monthly annualized cash distribution rate to limited partners for the years ended December 31, 1997 and 1996 was 10.75%, of which 6.34% and 2.57% was investment income and 4.41% and 8.18% was a return of capital respectively, calculated as a percentage of each partners' initial capital contribution. The limited partner distribution per weighted average unit outstanding for the years ended December 31, 1997 and 1996 was $10.75, of which $6.34 and $2.57 was investment income and $4.41 and $8.18 was a return of capital, respectively.

     In March 1997 the Partnership, ICON Cash Flow Partners, L.P., Series D ("Series D") and ICON Cash Flow Partners L.P. Six ("L.P. Six") contributed and assigned equipment lease and finance receivables and residuals with a net book value of $5,391,216, $4,805,676 and $5,304,010 and cash of $275,000, $125,000 and $300,000, respectively to ICON Receivables 1997-A LLC ("1997-A"), a special purpose entity created for the purpose of originating new leases, managing existing contributed assets and, eventually, securitizing its portfolio. In order to fund the acquisition of new leases, 1997-A obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "1997-A Facility"). Borrowings under the 1997-A Facility were based on the present value of the new leases. Outstanding amounts under the 1997-A Facility bore interest equal to Libor plus 1.5%.

On September 19, 1997 the Partnership, ICON Cash Flow Partners, L.P., Series E ("Series E") and L.P. Six contributed and assigned equipment lease and finance receivables and residuals with a net book value of $0, $15,547,305 and $5,225,794 and cash of $484,244, $740,000 and $300,000, respectively to 1997-A.
The Partnership, Series D, Series E and L.P. Six (collectively the "1997-A Members") received a 19.97%, 17.81% 31.19% and 31.03% interest, respectively, in 1997-A based on the present value of their related contributions.

                       ICON Cash Flow Partners L. P. Seven
                        (A Delaware Limited Partnership)

                                December 31, 1997

     On September 19, 1997, 1997-A securitized substantially all of its equipment leases and finance receivables and residuals. The net proceeds from the securitization totaled $47,140,183, of which $16,658,877 was used to pay down the 1997-A Facility, and the remaining proceeds, after establishing reserves for expenses, were distributed to the 1997-A Members based on their respective interests. 1997-A became the beneficial owner of a trust. The trustee for the trust is Texas Commerce Bank ("TCB"). In conjunction with this securitization, the portfolio as well as the General Partner's servicing capabilities were rated "AA" by Duff & Phelps and Fitch, both nationally recognized rating agencies. The General Partner, as servicer, is responsible for managing, servicing, reporting on and administering the portfolio. 1997-A remits all monies received from the portfolio to TCB. TCB is responsible for disbursing to the noteholders their respective principal and interest and to 1997-A the excess of cash collected over debt service from the portfolio. The 1997-A Members received their pro rata share of any excess cash on a monthly basis from 1997-A. The Partnership's share of the net proceeds from the securitization totaled $4,889,804. The Partnership used these proceeds to payoff the $4,250,000 note payable to 1997-A. The Partnership accounts for its investment in 1997-A under the equity method of accounting. The 1997-A Members may receive, in accordance with their membership interests, additional proceeds if 1997-A generates excess cash (cash after payment of debt and expenses).

     In August 1997 the Partnership, Series E and L.P. Six (collectively, the "1997-B Members") formed ICON Receivables 1997-B LLC ("1997-B"), for the purpose of originating lease transactions and ultimately securitizing its portfolio. The 1997-B Members contributed $500,000 (16.67% interest), $250,000 (8.33% interest)
and $2,250,000 (75.00% interest), respectively to 1997-B. In order to fund the acquisition of additional leases, 1997-B obtained a warehouse borrowing facility from Prudential Securities Credit Corporation (the "1997-B Warehouse Facility"). Borrowings under the 1997-B Warehouse Facility are based on the present value of the new leases, provided that in the aggregate, the amount outstanding cannot exceed $40,000,000. Outstanding amounts under the 1997-B Warehouse Facility bear interest equal to Libor plus 1.5%. Collections of receivables from leases are used to pay down the 1997-B Warehouse Facility, however, in the event of a default, all of 1997-B's assets are available to cure such default. The net proceeds from the expected securitization of these assets will be used to pay-off the remaining 1997-B Warehouse Facility balance and the remaining proceeds will be distributed to the 1997-B Members in accordance with their membership interests. The Partnership accounts for its investment in 1997-B under the equity method of accounting. The 1997-B Members may receive, in accordance with their membership interests, additional proceeds if 1997-B generates excess cash (cash after payment of debt and expenses).

     As of December 31, 1997 there were no known trends or demands, commitments, events or uncertainties which are likely to have any material effect on liquidity. As cash is realized from operations, sales of equipment and borrowings, the Partnership will invest in equipment leases and financings where it deems it to be prudent while retaining sufficient cash to meet its reserve requirements and recurring obligations as they become due.

                               ICON CAPITAL CORP.


                              Financial Statements


                             March 31, 1998 and 1997

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------




The Board of Directors
ICON Capital Corp.:

We have audited the accompanying balance sheets of ICON Capital Corp. as of March 31, 1998 and 1997, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                  KPMG Peat Marwick LLP


June 12, 1998
New York, New York

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                    March 31,

                                                                               1998              1997
                                                                               ----              ----

          ASSETS

Cash                                                                         $  179,403         $  292,524
Receivables from affiliates                                                   3,580,727            181,039
Receivables from related parties - managed partnerships                         572,990          1,323,502
Prepaid and other assets                                                        226,855            187,687
Deferred charges                                                                524,270            379,717
Fixed assets and leasehold improvements, at cost, less
  accumulated depreciation and amortization of
  $1,865,232 and $1,533,265                                                     758,680            752,472
                                                                             ----------         ----------

Total assets                                                                 $5,842,925         $3,116,941
                                                                             ==========         ==========

          LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable and accrued expenses                                        $1,819,003         $1,225,726
Notes payable - line of credit                                                2,000,000                 --
Notes payable - capital lease obligations                                       246,386            196,105
Deferred management fees - managed partnerships                                 232,000            758,452
Deferred income taxes, net                                                      583,436            255,176
                                                                             ----------         ----------

Total liabilities                                                             4,880,825          2,435,459
                                                                             ----------         ----------

Commitments and contingencies

Stockholder's equity:
  Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares                                          15,000             15,000
  Additional paid-in capital                                                    716,200            716,200
  Retained earnings                                                           1,330,900          1,050,282
                                                                             ----------         ----------
                                                                              2,062,100          1,781,482

Note receivable from stockholder                                             (1,100,000)         1,100,000)
                                                                             ----------         ----------

                                                                                962,100            681,482
                                                                             ----------         ----------

Total liabilities and stockholder's equity                                   $5,842,925         $3,116,941
                                                                             ==========         ==========



See accompanying notes to financial statements.

Note:  A purchase of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                          For the Years Ended March 31,

                                                                                1998                1997
                                                                                ----                ----

Revenues:

     Fees - managed partnerships                                             $12,048,906         $11,517,396
     Management fees - affiliate                                                 716,444             261,003
     Lease consulting fees and other                                              61,025             112,245
     Rental income from investment in operating lease                                 --           1,541,647
                                                                             -----------         -----------

          Total revenues                                                      12,826,375          13,432,291
                                                                             -----------         -----------

Expenses:

     Selling, general and administrative                                       9,404,987           7,174,496
     Amortization of deferred charges                                            844,636             484,579
     Depreciation and amortization                                               331,967             319,000
     Interest expense - notes payable                                             80,885               6,818
     Depreciation - equipment under operating lease                                   --           1,293,775
     Interest expense - non-recourse financings                                       --             247,872
                                                                             -----------         -----------

          Total expenses                                                      10,662,475           9,526,540
                                                                             -----------         -----------

     Income before provision for income taxes                                  2,163,900           3,905,751

Provision for income taxes                                                       554,842             112,010
                                                                             -----------         -----------

     Net income                                                              $ 1,609,058         $ 3,793,741
                                                                             ===========         ===========



See accompanying notes to financial statements.

Note:  A purchase of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                   For the Years Ended March 31, 1998 and 1997



                                  Common Stock                                                   Note              Total
                              ------------------------      Additional                        Receivable            Stock-
                                Shares       Stated          Paid-in         Retained            from              holder's
                              Outstanding     Value          Capital         Earnings        Stockholder           Equity
                              -----------    ---------     -------------   ------------      ------------        ----------
March 31, 1996                      1,500    $  15,000     $     716,200   $    889,957      $        --         $1,621,157

Issuance of
  note from stockholder                --           --                --             --       (1,100,000)        (1,100,000)

Net income                             --           --                --      3,793,741               --          3,793,741

Distributions to Parent                --           --                --     (3,633,416)              --         (3,633,416)
                              -----------    ---------     -------------   ------------      -----------         ----------

March 31, 1997                      1,500       15,000           716,200      1,050,282       (1,100,000)           681,482

Net income                             --           --                --      1,609,058                           1,609,058

Distributions to Parent                --           --                --     (1,328,440)              --         (1,328,440)
                              -----------    ---------     -------------   ------------      -----------         ----------

March 31, 1998                      1,500    $  15,000     $     716,200   $  1,330,900      $(1,100,000)        $  962,100
                              ===========    =========     =============   ============      ===========         ==========




See accompanying notes to financial statements.

Note:  A purchase of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                          For the Years Ended March 31,

                                                                                1998            1997
                                                                                ----            ----
Cash flows from operating activities:
   Net income                                                                 $ 1,609,058    $ 3,793,741
                                                                              -----------    -----------
   Adjustments to reconcile net income
     to net cash provided by operating activities:
      Depreciation and amortization                                               331,967      1,612,775
      Amortization of deferred charges                                            844,636        484,579
      Deferred income taxes                                                       328,260       (228,768)
      Rental income paid directly to lender by lessee                                  --     (1,541,647)
      Interest expense paid directly to lenders by lessees                             --        247,872
      Changes in operating assets and liabilities:
         Receivables from managed partnerships, net of
           deferred management fees                                               224,060        790,506
         Receivables from affiliates                                           (3,399,688)       155,767
         Deferred charges                                                        (989,189)      (561,410)
         Prepaid and other assets                                                 (39,168)       (54,099)
         Accounts payable and accrued expenses                                    593,277        353,956
         Other                                                                         --          4,158
                                                                              -----------    -----------
           Total adjustments                                                   (2,105,845)     1,263,689
                                                                              -----------    -----------
   Net cash provided by (used in) operating activities                           (496,787)     5,057,430
                                                                              -----------    -----------

Cash flows from investing activities:
   Purchases of fixed assets and leasehold improvements                          (234,336)       (97,279)
                                                                              -----------    -----------

   Net cash used in investing activities                                         (234,336)       (97,279)
                                                                              -----------    -----------

Cash flows from financing activities:
   Proceeds from notes payable-line of credit                                   2,000,000             --
   Distributions to Parent                                                     (1,328,440)    (3,633,416)
   Principal payments on notes payable-capital lease obligations, net             (53,558)       (49,061)
   Loan to stockholder                                                                 --     (1,100,000)
                                                                              -----------    -----------

   Net cash provided by (used in) financing activities                            618,002     (4,782,477)
                                                                              -----------    -----------

Net (decrease) increase in cash                                                  (113,121)       177,674

Cash, beginning of year                                                           292,524        114,850
                                                                              -----------    -----------

Cash, end of year                                                             $   179,403    $   292,524
                                                                              ===========    ===========



See accompanying notes to financial statements.

Note:  A purchase of units is not acquiring an interest in this corporation.

                               ICON CAPITAL CORP.

                          Notes to Financial Statements

                                 March 31, 1998

(1)  Organization
     ------------

     ICON Capital Corp. (the "Company") was incorporated in 1985. Until August 20, 1996, the Company was owned by three individuals. On August 20, 1996, ICON Holdings Corp. ("Holdings" or the "Parent") acquired all of the outstanding stock of the Company, as well as all of the outstanding stock of ICON Securities Corp. ("Securities"), an affiliated company. Holdings is fifty percent owned by Summit Asset Holding L.L.C., a subsidiary of a diversified financial and business services group based in the United Kingdom, and fifty percent owned by Warrenton Capital Partners L.L.C. ("Warrenton"). The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing limited partnerships. The Company will, on occasion, also provide consulting services to unrelated parties in connection with the acquisition and administration of lease transactions.

     The Company is the general partner and manager of ICON Cash Flow Partners, L.P. Series A ("ICON Cash Flow A"), ICON Cash Flow Partners, L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P., Series C ("ICON Cash Flow C"), ICON Cash Flow Partners, L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners, L.P., Series E ("ICON Cash Flow E") , ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six") and ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company's investments in the Partnerships which totaled $7,000, are carried at cost and are included in prepaid and other assets.

     The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions. ICON Cash Flow Seven was formed on May 23, 1995 with an initial capital contribution of $1,000 and began offering its units to suitable investors on November 9, 1995. The offering period for ICON Cash Flow Seven will end 36 months after ICON Cash Flow Seven began offering such units, November 9, 1998.

     The following table identifies pertinent offering information by the
Partnerships:

                                        Date Operations                  Date Ceased              Gross Proceeds
                                              Began                    Offering Units                  Raised
                                        ------------------             -----------------          ----------------
         ICON Cash Flow A               May 6, 1988                    February 1, 1989           $      2,504,500
         ICON Cash Flow B               September 22, 1989             November 15, 1990                20,000,000
         ICON Cash Flow C               January 3, 1991                June 20, 1991                    20,000,000
         ICON Cash Flow D               September 13, 1991             June 5, 1992                     40,000,000
         ICON Cash Flow E               June 5, 1992                   July 31, 1993                    61,041,151
         ICON Cash Flow Six             March 31, 1994                 November 8, 1995                 38,385,712
         ICON Cash Flow Seven           January 19, 1996                     (1)                        81,574,845
                                                                                                  ----------------

                                                                                                  $    263,506,208
                                                                                                  ================

         (1) Gross proceeds raised through May 31, 1998.

                                                 ICON CAPITAL CORP.

(2)  Significant Accounting Policies
     -------------------------------

     (a) Basis of Accounting and Presentation
         ------------------------------------

         The Company's financial statements have been prepared on the historical cost basis of accounting using the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (b) Disclosures About Fair Value of Financial Instruments
         -----------------------------------------------------

         The Statement of Financial Accounting Standards No. 107 ("SFAS No. 107"), "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments. The Company's financial instruments (cash, receivables and notes payable) are either payable on demand or have short-term maturities and present relatively low credit and interest rate risk, and as a result, their fair value approximates carrying value at March 31, 1998.

     (c) Revenue and Cost Recognition
         ----------------------------

         Income Fund Fees:
         -----------------

         The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their lease portfolios. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for managing the Partnership's equipment and financing transactions. Management and administrative fees are earned upon receipt of rental payments from lease and financing transactions.

         Effective September 1, 1993, ICON Cash Flow A, ICON Cash Flow B, and ICON Cash Flow C decreased monthly distributions to the limited partners from the cash distribution rates stated in their prospectuses to an annual rate of 9%. As a result, all management fees payable to the Company related to these entities had been deferred until the limited partners of ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C received their stated cash distribution rate of return on a cumulative basis. Due to the approval of amendments to the ICON Cash Flow B and ICON Cash Flow C Partnership Agreements, effective November 15, 1995 and June 19, 1996, The Company eliminated ICON Cash Flow B and ICON Cash Flow C's obligation to pay $220,000 and $529,125, respectively of the original management fees deferred. As of December 31, 1997, ICON Cash Flow A investors had received the stated annual rate of return, and as a result the Company reversed $38,081 in deferred management fees and recognized such fees as income. Management fees in the amount of $232,000 are deferred and outstanding at March 31, 1998, of which $127,000 is due from ICON Cash Flow B and $105,000 is due from ICON Cash Flow C. Such amounts are included in receivables due from managed partnerships as well as in deferred management fees on the March 31, 1998 balance sheet.

                               ICON CAPITAL CORP.

     (d) Deferred Charges
         ----------------

         Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The unamortized balance of these costs are included on the balance sheets as deferred charges and are being amortized over the offering period.

     (e) Fixed Assets and Leasehold Improvements
         ---------------------------------------

         Fixed assets, which consist primarily of computer equipment, software and furniture and fixtures, are recorded at cost and are being depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

     (f) Income Taxes
         ------------

         The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109 ("SFAS 109"), "Accounting for Income Taxes."

         The Company filed stand alone Federal and state income tax returns for the period April 1, 1996 to August 20, 1996. Thereafter the Company's activity is included in the combined Federal and state income tax returns of Holdings.

(3)  Stockholder's Equity
     --------------------

     As of March 31, 1998, the Company held a demand promissory note for $1,100,000 from Holdings. The note is without interest, except in the case of default, at which time the note would bear interest at the rate of 18%. The note is reflected for financial statement reporting purposes as a reduction from stockholders' equity.

                               ICON CAPITAL CORP.

(4)  Related Party Transactions
     --------------------------

     The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their lease portfolios. Receivables from managed partnerships relate to such fees, which have been earned by the Company but not paid by the Partnerships. The Company also earns a management fee from Securities for the support and administration of Securities' operations. Receivables from affiliates are due primarily from Holdings. Such receivables relate to the reimbursement of amounts paid by the Company on behalf of Holdings for items such as investment in a securitization trust and debt obligations.

     For the year ended March 31, 1998, the Company paid $1,328,440 in distributions to Holdings.

(5)  Prepaid and Other Assets
     ------------------------

     Included in prepaid and other assets are unamortized insurance costs, the Company's investment in the Partnerships and sublease receivables.

(6)  Income Taxes

     The provision (benefit) for income taxes for the years ended March 31, 1998 and 1997 consisted of the following:

                                                                                 1998              1997
                                                                                 ----              ----
     Current
         Federal                                                               $172,280         $ 185,780
         State                                                                   54,302           154,998
                                                                               --------         ---------

             Total current                                                      226,582           340,778
                                                                               --------         ---------

     Deferred:
         Federal                                                                100,481           (24,563)
         State                                                                  227,779          (204,205)
                                                                               --------         ----------

             Total deferred                                                     328,260          (228,768)
                                                                               --------         ---------

     Total                                                                     $554,842         $ 112,010
                                                                               ========         =========

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The deferred tax liabilities at March 31, 1998 and 1997 of $583,436 and $347,155, respectively, are net of deferred tax assets of $91,979 at March 31, 1997. Deferred income taxes at March 31, 1998 are primarily the result of temporary differences relating to the carrying value of fixed assets, the investments in the Partnerships and deferred charges.

                               ICON CAPITAL CORP.

     The following table reconciles income taxes computed at the federal statutory rate to the Company's effective tax rate for the years ended March 31, 1998 and 1997:

                                                                    1998                           1997
                                                                    ----                           ----

                                                              Tax         Rate               Tax         Rate
                                                              ---         ----               ---         ----
     Federal statutory                                    $  735,726      34.00%         $ 1,327,955     34.00%
     State income taxes, net of Federal tax effect           186,174       8.60              (32,477)    (0.83)
     Distribution to Parent                                 (451,670)    (20.87)          (1,235,361)   (31.63)
     Meals and entertainment exclusion                        20,663        .95               21,979      0.56
     Other                                                    63,949       2.96               29,914      0.77
                                                          ----------     ------          -----------    ------
                                                          $  554,842      25.64%         $   112,010      2.87%
                                                          ==========     ======          ===========    ======

(7)  Notes Payable
     -------------

     On August 21, 1997, the Company entered into an unsecured line of credit agreement. The maximum amount available and outstanding under the line of credit was $600,000. On December 10, 1997, the Company refinanced the discretionary line of credit with a new line of credit (the "Facility"). The maximum amount available and outstanding under that Facility was $1,300,000. In March 1998, the Facility was increased to $2,000,000, all of which was outstanding at March 31, 1998. The Facility matures on August 31, 1998.

     Interest is payable at prime (8.5% at March 31, 1998) plus 1%. The Facility requires that the Company, among other things, meet certain objectives with respect to financial ratios. At March 31, 1998, the Company was in compliance with the covenants required by the Facility.

     Notes payable at March 31, 1998 and 1997 were as follows:

                                                                                   1998              1997
                                                                                   ----              ----

     Unsecured line of credit, interest at
        prime (8.5% at March 31, 1998) plus 1%
        due June 30, 1998                                                       $2,000,000         $     --

     Various obligations under capital leases, payable in monthly
       installments through March 2002                                             246,386          196,105
                                                                                ----------         --------

                                                                                $2,246,386         $196,105
                                                                                ==========         ========

                               ICON CAPITAL CORP.

(8)  Investment in Equipment Under Operating Lease
     ---------------------------------------------

     In December 1993, the Company invested $5,340,436 in manufacturing equipment and leased such equipment to a third party for a two year period. Simultaneously with the purchase of the equipment, the Company, on a non-recourse basis, obtained $5,393,840 in financing from a financial institution, of which $5,340,436 of such proceeds were paid directly to the equipment vendor to satisfy the cost of the equipment. The excess of the proceeds from the financing over the cost of the equipment, $53,404, was paid directly to the Company and was earned over the initial lease term. All rental payments by the lessee were paid directly to the financial institution. The original non-recourse financing bore interest at a rate of 6.6%, and was paid in 24 monthly installments of $55,097 through December 1995, with a final payment of $4,699,584 due in January 1996.

      On January 1, 1996, the lessee renewed the lease and the bank extended the term of the non-recourse note. The terms of the renewal required 24 monthly installments of $171,294 through December 1997. Such rental payments continued to be paid directly to the financial institution to reduce the loan, with interest calculated at 8.95%. The lease terminated in fiscal 1997 and the Company recognized a gain of $1,694 on disposition.

(9)   Commitments and Contingencies
      -----------------------------

      The Company has operating leases for office space through the year 2004. Rent expense for the years ended March 31, 1998 and 1997 totaled to $497,223 and $347,990, net of sublease income of $155,749 and $170,602, respectively. The future minimum rental commitments under non-cancelable operating leases are due as follows:

                                Fiscal Year Ending
                                     March 31,                     Amount
                                     ---------                     ------
                                      1999                       $  988,702
                                      2000                          898,017
                                      2001                          773,501
                                      2002                          521,906
                                      Thereafter                  1,376,290
                                                                 ----------
                                                                 $4,558,416
                                                                 ==========

(11) Supplemental Disclosure of Cash Flow Information
     ------------------------------------------------

     During the year ended March 31, 1998 and 1997, the Company paid $80,885 and $6,818 in interest on recourse financing, respectively.

                               ICON CAPITAL CORP.

      For the year ended March 31, 1997, payments relating to the Company's non-recourse note payable aggregated $1,541,647, of which $1,293,775 was principal and $247,872 was interest.

      For the year ended March 31, 1998, the Company purchased $103,839 in fixed assets utilizing proceeds from capital lease transactions.

                             Amendment No. 1 to the
                           Third Amended and Restated
                        Agreement of Limited Partnership
                                       of
                       ICON Cash Flow Partners L.P. Seven
                       ----------------------------------

     This Amendment No. 1, dated as of October 1, 1997 (this "Amendment"), to the Third Amended and Restated Agreement of Limited Partnership of ICON Cash Flow Partners L.P. Seven, dated as of September 12, 1995 (the "Agreement"), hereby amends the Agreement as follows:

     Section 17 is hereby amended by revising the definitions of the following terms appearing therein so that each will now read as follows:

     "'Disposition Period" means the period commencing on the first day following the end of the Reinvestment Period and continuing for the period deemed necessary by the General Partner for orderly termination of its operations and affairs and liquidation or disposition of the Partnership's Investments and other assets and the realization of maximum Liquidation Proceeds therefor, which period is expected to continue not less than six (6), and not more than thirty (30), months beyond the end of the Reinvestment Period and which, in no event may extend beyond May 9, 2008 (ten and one-half (10-1/2) years after the originally scheduled offering termination date of November 9,
1997)."

     "'Reinvestment Period" means the period commencing with the Initial Closing Date and ending November 9, 2002 (five (5) years from the originally scheduled offering termination date of November 9, 1997); provided that such period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 36 months."

     "Termination Date" means the earliest of (a) the date on which the Maximum Offering has been sold, (b) thirty six (36) months following the Effective Date, and (c) the termination of the Offering by the General Partner at any time."

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                            GENERAL PARTNER:
                            ICON CAPITAL CORP.

                        By: /s/ Thomas W. Martin
                            -----------------------------------------
                            Thomas W. Martin, Executive Vice President
                            of ICON Capital Corp., General Partner


                            LIMITED PARTNERS:
                            ICON CAPITAL CORP., pursuant to powers of attorney and to authorizations granted and delivered, or hereafter granted and delivered to, it

                        By: /s/ Thomas W. Martin
                            ---------------------------------------------------
                            Thomas W. Martin, Executive Vice President
                            of ICON Capital Corp., General Partner

                  THIRD AMENDED AND RESTATED
                         AGREEMENT OF
                     LIMITED PARTNERSHIP

                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF
                       ICON CASH FLOW PARTNERS L.P. SEVEN

      This Third Amended and Restated Agreement of Limited Partnership, dated as of the September 12, 1995 (this "Agreement"), is made and entered into by and among ICON Capital Corp., a Connecticut corporation ("ICON"), as general partner
(hereinafter referred to as the "General Partner"), Charles Duggan, as the original limited partner (the "Original Limited Partner"), and such additional
Limited  Partners as may be admitted to the Partnership upon the Initial
Closing
Date or any subsequent Closing Date pursuant to the terms hereof; such additional Limited Partners hereinafter each referred to as a "Limited Partner" and collectively referred to as the "Limited Partners"; and the General Partner and the Limited Partners hereinafter occasionally referred to collectively as the "Partners").

                                   WITNESSETH:

      WHEREAS, on May 23, 1995, the General Partner filed a Certificate of
Limited  Partnership,  dated as of May 23,  1995,  establishing  ICON  Cash
Flow
Partners L.P. Seven (the "Partnership") under and pursuant to the Delaware
Revised Uniform Limited Partnership Act (the "Delaware Act").

      WHEREAS,  on September 12, 1995, the General Partner and Original
Limited
Partner have determined that it is necessary and appropriate to amend and restate the original Agreement of Limited Partnership in certain respects; and

      WHEREAS,  on November 2, 1995,  the General  Partner and Original
Limited
Partner have determined that it is necessary and appropriate to amend and restate the original Agreement of Limited Partnership in certain respects; and

      WHEREAS,  on November 8, 1995,  the General  Partner and Original
Limited
Partner have determined that it is necessary and appropriate to amend and restate the original Agreement of Limited Partnership in certain respects; and

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the General Partner and each Limited Partner, intending to be legally bound, hereby agree as follows:

Section   1.    ESTABLISHMENT   OF   PARTNERSHIP.


      The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Partnership established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Partners, except as otherwise herein expressly stated.

Section  2.  NAME,   PRINCIPAL  OFFICE,  NAME  AND  ADDRESS  OF
                REGISTERED AGENT FOR SERVICE OF PROCESS.

      2.1  Legal Name and Address.

      The Partnership shall be conducted under the name "ICON Cash Flow
Partners
L.P. Seven". The principal office and place of business of the Partnership shall be 600 Mamaroneck Avenue, Harrison, New York 10528 or at such other address as the General Partner may from time to time determine and specify by written notice to the Limited Partners. The Partnership may also maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States and, in connection therewith, the
General Partner shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Partnership qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Partnership legally to conduct its business in such jurisdictions. The registered office of the Partnership in the State of Delaware shall be at 1209 Orange Street,
Wilmington, Delaware, 19801. The name of its registered agent at such address shall be The Corporation Trust Company. The General Partner may change the registered office and the registered agent of the Partnership, with prior written notice to the Limited Partners.

      2.2  Address of Partners2.2  Address of Partners.

      The principal place of business of the General Partner and the places of residence of the Limited Partners shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Partner may change his, her or its respective place of business or residence, as the case may be, by giving
Notice of such change to the Partnership (and, in the case of the General
Partner, by also giving Notice thereof to all of the Limited Partners), which
Notice shall become effective upon receipt.

Section 3.  PURPOSES AND POWERS.

      3.1  Purposes.

      The  Partnership  has been  organized  for the object  and  purpose of
(a)
acquiring, investing in, purchasing, owning, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Equipment of all kinds, (b) lending and providing financing to other Persons for their acquisition of items of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests therein and leases and licenses thereof) and other such personal property in any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world), and
(c)
establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of the
Partnership.

      3.2    Investment Objectives and Policies.

      The  Equipment  acquired by the  Partnership  shall be selected from among
new,  used and  reconditioned  (i) office and  management  information systems,
graphic processing  equipment,  photocopying  equipment and,  communications
and
related peripheral equipment, (ii) printing equipment,  (iii) materials handling
equipment,   (iv)  machine  tools  and  manufacturing   equipment,  (v)
medical
diagnostic and testing equipment, (vi) aircraft, rail, over-the-road and marine equipment and (vii) miscellaneous equipment of other types that meet the investment objectives of the Partnership and shall be leased to Lessees under
Full-Payout Leases and Operating Leases. The Financing Transactions entered into by the Partnership shall be with Users that are Creditworthy and shall be evidenced by a written promissory note of such User evidencing the irrevocable obligation of such User to repay the principal amount thereof, together with interest thereon, in accordance with the terms thereof, which repayment obligation may be collateralized by a security interest in tangible or intangible personal property and in any lease or license of such personal property, as well as the revenues arising thereunder, or in such other assets of such User as the General Partner may deem to be appropriate. All funds held by the Partnership (including, without limitation, Subscription Monies released to the Partnership on any Closing Date) that are not invested in Equipment,
Financing Transactions or Reserves shall be invested by the Partnership in
Permitted Investments.

      3.3  Powers.

      In furtherance of the above purposes, the Partnership shall have the power:

      (a) to acquire, invest in, purchase,  own, hold, lease, release, finance,
refinance,   borrow,  manage,  maintain,   operate,  improve,  upgrade,
modify,
exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with,
Equipment and other tangible and intangible personal property of all kinds in any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world);

      (b) to invest substantially all Cash From Operations (other than those necessary to pay the expenses of the Partnership and to make First Cash
Distributions) and Cash From Sales in additional Investments during the
Reinvestment Period as provided in Section 8.1(a) hereof;

      (c) to enter into joint ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to equipment and other tangible and intangible personal property and financing arrangements deemed prudent by the General Partner in order to achieve successful operations for the Partnership;

      (d) to purchase and hold securities issued by any Person if, in the
General Partner's opinion, the purchase is an advisable or necessary step in the acquisition and financing by the Partnership of Investments;

      (e) to hold interests in property, both real and personal, tangible and intangible, including, without limitation, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated
Entities), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature); provided that the Partnership may make such Investments only in furtherance of its investment objectives and in accordance with its investment policies;

      (f) subject to any applicable statutes and regulations, to lend and borrow money to further the purposes of the Partnership, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Partnership and accept such kinds and amounts of security for loans, leases and licenses it makes to others as the General Partner in its sole and absolute discretion shall deem appropriate; and

      (g) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Partnership, all so long as such things, activities and contracts may be lawfully done, carried on or entered into by the Partnership under the Delaware Act and the laws of the
United States of America and under the terms of this Agreement.

4.  TERM.

      The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on
May 23, 1995 and shall terminate at midnight on December 31, 2015, unless sooner dissolved or terminated as provided in Section 11 of this Agreement.

5.  PARTNERS AND CAPITAL.

     5.1  General Partner.

      The General Partner has contributed $1,000, in cash, as its Capital
Contribution to the Partnership.

      The General Partner shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination
Date, a Net Worth that is at least sufficient for the Partnership to qualify, in the opinion of Tax Counsel to the Partnership, as a partnership for federal income tax purposes and to satisfy the net worth requirements for a "sponsor" under the NASAA Guidelines.

      5.2  Original Limited Partner.

      The Original Limited Partner has made a capital contribution of $1,000 to the Partnership.

      By his execution hereof, the Original Limited Partner hereby agrees to withdraw as Original Limited Partner, and the parties hereto agree to return to him his capital contribution of $1,000 and to retire his original Partnership
Interest of ten (10) Units upon the Initial Closing Date and admission of additional Limited Partners.

      5.3  Limited Partners.

      (a) From and after the Initial Closing Date, there shall be one class of limited partners, the Interests of which shall consist of up to 1,000,000 Units that shall initially be held by the Limited Partners.

      (b) Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a subscription agreement, substantially in the form filed as an exhibit to the Prospectus, and such other documents as the
General Partner shall reasonably request, which other documents shall be in form and substance reasonably satisfactory to the General Partner, pursuant to which, among other things, such Person shall, subject to acceptance of his subscription by the General Partner, agree to be bound by all terms and provisions of this
Agreement. Units will be sold only to Persons (i) who represent that they have either (a) an annual gross income of at least $30,000 and a net worth of at least $30,000 or (b) a net worth of at least $75,000 or (ii) who satisfy the suitability standards applicable in the state of their residence or domicile, if more stringent than the standards described in clause (i) above.

      (c) Each  Limited  Partner  (other than  Affiliated  Limited  Partners
and
Limited   Partners   entitled  to  Volume   Discounts)   shall  make  a
Capital
Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of the Partnership for each Unit or fraction thereof purchased. Each Affiliated
Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased. Each Limited
Partner entitled to a Volume Discount shall make a Capital Contribution, in cash, to the capital of the Partnership in an amount equal to the Gross Unit
Price for each Unit or fraction thereof purchased less the amount of the Volume
Discount.

      (d) Limited Partners (except residents of certain States) must purchase a minimum of (i) twenty-five (25) whole Units other than (ii) IRA or Qualified
Plans  (including  Keogh  Plans) may purchase a minimum of ten (10) whole
Units.
Above such minimum purchase requirements, Limited Partners may subscribe for additional Units or fractions thereof equal to 1/10,000th of a Unit or any multiple thereof (unless prohibited by applicable law) at the Gross Unit Price,
Net Unit Price or Gross Unit Price less Volume Discount, whichever shall be applicable.

      (e) The General  Partner and any  Affiliate of the General  Partner
shall
have the  right to  subscribe  for  Units  for its own  account  for investment
purposes  only;  provided  that the aggregate  number of Units  purchased by the
General  Partner  and such  Affiliates  collectively  shall not exceed ten
(10%)
percent of all Units subscribed for by non-Affiliated Persons.

      (f) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the General
Partner that the Minimum Offering has been achieved, the General Partner shall set the Initial Closing Date. Following the Initial Closing Date, a Closing may be held on the last day of any Segment (or, if such day is not a business day, on the next preceding business day), provided that no Closing shall be required to be held on such last day of any Segment (or the next preceding business day) if the number of Units subscribed for but as to which the subscribers have not been admitted to the Partnership as Limited Partners as of such date is insufficient, in the sole and absolute discretion of the General Partner, to justify the administrative burden and expense of holding a Closing, and provided, further, that the Final Closing Date may, in the sole and absolute discretion of the General Partner, be held on a day other than the last day of a
Segment, and shall be held as promptly as practicable after the Termination
Date. As promptly as is practicable following the admission of each subscriber as Limited Partner, the General Partner shall send notice to such Limited
Partner in confirmation thereof.

      (g) Subscriptions for Units shall promptly be accepted or rejected by the
General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent by the
General Partner. The General Partner retains the unconditional right to refuse to admit any subscriber as a Limited Partner.

      (h) Each  Subscriber  shall be  admitted to the  Partnership  as a
Limited
Partner, and shall for all purposes of this Agreement become and be treated as a
Limited Partner,  as of the first day immediately  following the Closing Date as
of which such  Subscribers  is admitted to the  Partnership or the Final
Closing
Date or as of the first day of the Segment immediately  following any subsequent
Closing  Date  (other  than the Final  Closing  Date),  as the case may be, next
following the acceptance of their  subscriptions  by the General Partner and the
receipt by the General Partner of all Subscription  Monies payable in connection
therewith. Any subscriber who is a resident of the Commonwealth of
Massachusetts
and who has been admitted as a Limited  Partner of the  Partnership  within five
(5) business days following the date he or she receives a copy of the
Prospectus
(as  evidenced  by his or her  signature  on  the  Subscription  Agreement or a
separate  receipt  for the  Prospectus)  may,  by giving  written  notice to the
General Partner or Dealer-Manager  within such five (5) day period,  rescind his
or her subscription and shall receive a prompt refund of his or her subscription
plus  simple  interest  at 8% per  annum  from the date  such  subscription was
received  by  the   Partnership   until   returned  to  such   subscriber
less
distributions, if any, made to such subscriber from the Escrow Account and the
Partnership.

      (i) The name and address of each Limited Partner and the amount of the
Capital Contribution made by such Limited Partner are set forth on Schedule A hereto, as such may be supplemented or amended from time to time. Promptly following each Closing Date (and, in any event, within 5 business days thereafter), the General Partner shall amend Schedule A to this Agreement to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of such Closing; provided that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if such Limited Partner was duly and properly admitted to the Partnership as a result of such Closing.

      (j) From the date hereof to, but not including, the Initial Closing Date, all funds in respect of Units for which subscriptions have been received
("Subscription Monies") shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the
Partnership in a Qualified Subscription Account until the release thereof on the applicable Closing Date. Both the Escrow Account and any Qualified Subscription
Account shall be established by the General Partner for the sole purpose of holding and investing Subscription Monies pending admission of subscribers to the Partnership as Limited Partners.

      (k) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Units purchased by any Limited Partner admitted to the Partnership as a result of such
Closing, together with any interest earned thereon, shall be released to the
Partnership. Any interest earned on such Subscription Monies prior to such release shall be paid to such Limited Partner promptly after such Closing Date.
If the number of Units subscribed for are not sufficient to constitute the
Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the General Partner to become a Limited Partner shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified
Subscription Account for more than one year beyond the Effective Date before either being released to the Partnership upon a Closing or returned to the subscriber.

      5.4  Partnership Capital.

      (a) No Partner shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.3(k).

      (b)  Except as  provided  in  Section  10.5 and  except  that the 10
Units
purchased  by the  Original  Limited  Partner  shall be  redeemed  at par on the
Initial  Closing  Date as provided in Section  5.2,  the  Partnership  shall not
redeem or  repurchase  any Unit.  No Partner shall have the right to withdraw
or
receive  any  return  of  such  Partner's   Capital   Contribution,   except
as
specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

      (c) Except as otherwise specifically provided herein, no Limited Partner shall have priority over any other Limited Partner either as to (i) the return of such Limited Partner's Capital Contribution or Capital Account, (ii) such
Limited Partner's share of Profits and Losses or (iii) such Limited Partner's share of distributions of Cash From Operations and Cash From Sales.

      (d) Neither the General Partner nor any Affiliate of the General Partner shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner except, and solely to the extent, provided in Section
6.3, Section 9.3(a) and Section 11.2(a)(iii), above.

      5.5  Capital Accounts.

      (a) A separate Capital Account shall be established and maintained for the
General Partner and for each Limited Partner.

      (b) The Capital Account of the General Partner initially shall be $1,000.

      (c) The Capital Account of each Limited Partner initially shall be the amount of such Limited Partner's Capital Contribution.

      (d) The Capital  Account of each  Partner  shall be  increased  by (i)
the
amount of any additional  money  contributed by such Partner to the
Partnership,
(ii) the fair market  value of any property  contributed  by such Partner to the
Partnership (net of liabilities  secured by such  contributed  property that the
Partnership  is  considered to assume or take subject to under Code Section
752)
and (iii) allocations to such Partner of Partnership Profits (or items thereof), and items of income and gain specially allocated pursuant to Section 8.2(f)
hereof. The Capital Account of each Partner shall be decreased by (i) the amount of money distributed to or on behalf of such Partner by the Partnership,
(ii)
the fair market value of any property distributed to or on behalf of such
Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code
Section 752), and (iii) allocations to such Partner of Partnership Losses (or items thereof) and items of loss and deduction specially allocated pursuant to
Section 8.2(f) hereof.

      (e) For purposes of this Agreement, a Partner who has more than one
Interest in the Partnership shall have a single Capital Account that reflects all such Interests, regardless of the class of Interests owned by such Partner
(e.g., general or limited) and regardless of the time or manner in which such
Interests were acquired.

      (f) If an Interest is sold or otherwise transferred, the Capital Account of the transferor with respect to such Interest shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section
708(b)(1)(B), the Capital Account that carries over to the transferee will be adjusted in accordance with the constructive liquidation and reconstitution rules under Treas. Reg. Section 1.708-1.

      (g) For any  taxable  year in  which  the  Partnership  has a Code
section  754  election  in  effect,   the  Capital   Accounts  shall  be
maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

      (h) Upon the  occurrence  of the events  specified in Treas.  Reg.
Section 1.704-1(b)(2)(iv)(f)5, the Partners' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

      (i) Notwithstanding anything herein to the contrary, the Partners'
Capital
Accounts shall at all times be maintained in the manner required by Treas.
Reg.
Section  1.704-1(b)(2)(iv),  and any questions or ambiguities  arising hereunder
shall be resolved by  reference  to such  Treasury  Regulations.  Further, such
Treasury Regulations shall govern the maintenance of the Capital Accounts to the
extent this Agreement is silent as to the treatment of a particular item. In the
event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to
how  adjustments to the Capital  Accounts  should be made to reflect particular
adjustments to Partnership capital on the books of the Partnership, such
Capital
Account  adjustments  shall  be made in a  manner  that is  consistent  with the
underlying   economic   arrangement  of  the  Partners  and  is  based
wherever
practicable, on federal tax accounting principles.

      5.6   Additional  Capital
Contributions.

      (a) The General Partner shall not be required to make any Capital
Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

      (b) No Limited Partner shall be required to make any Capital Contribution in addition to the initial price paid for such Limited Partner's Units pursuant to the Offering.

      5.7  Loans by Partners.

      Except as provided in Section 11.2(a)(iii), no loan by any Partner or any
Affiliate of any Partner to the Partnership (including, without limitation, any
Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

      5.8  No  Right to  Return  of Capital.

      No Partner shall be entitled to demand or receive any distribution of or with respect to such Partner's Capital Contribution or Capital Account, except as specifically provided under this Agreement.

6.  GENERAL PARTNER.

      6.1  Extent of Powers and Duties.

      (a)  General.

      Except as  expressly  limited by the  provisions  of this  Agreement, the
General  Partner shall have complete and exclusive  discretion in the management
and  control  of the  affairs  and  business  of the  Partnership  and  shall be
authorized to employ all powers  necessary,  convenient or  appropriate to carry
out  the  purposes,  conduct  the  business  and  exercise  the  powers  of the
Partnership.  Without  limiting the  generality  of the  foregoing,  the
General
Partner  shall  provide  such asset  management  personnel  and  services as the
General  Partner,  in its sole and absolute  discretion,  may deem  necessary
or
appropriate  to conduct  the  business  activities  of the  Partnership  and the
day-to-day  management of its assets,  including,  but not limited to, leasing,
licensing,  re-leasing and  re-licensing  the  Equipment,  monitoring the use of
collateral  for the Leases and Financing  Transactions,  arranging for necessary
licensing, registration,  maintenance and repair of the Equipment (to the extent
Lessees  or  Users  are not  contractually  obligated  to do so and the
General
Partner expressly assumes such duties),  collecting  revenues,  paying
Operating
Expenses,  determining  that  the  Equipment  is used  in  accordance  with all
operative  contractual  arrangements  and  providing  clerical  and bookkeeping
services  necessary to provide tax,  financial and  regulatory  reporting to the
Limited Partners and for the operations of the Partnership.  The General
Partner
may  employ on behalf of the  Partnership,  to the  extent  that it, in its sole
judgment shall deem advisable, managerial, sales, maintenance, administrative
or
secretarial  personnel,   agents  and  other  Persons,   including  any  of
its
Affiliates, which it determines are necessary for the maintenance of any of the
Partnership's property, and/or the operation of the business of the Partnership, may engage and retain attorneys, accountants or brokers to the extent that, in the judgment of the General Partner, their professional services are required during the term of the Partnership, as well as employ the services of its
Affiliates to assist the General Partner in its managerial duties, and may compensate all such Persons from the assets of the Partnership at rates which it, in its sole judgment, deems fair and reasonable; provided that (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates to render comparable services which could reasonably be made available to the Partnership upon comparable terms;
(ii) all services for which the Sponsor is to receive compensation from the
Partnership (other than as provided in Section 6.4 hereof) shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty on 60 days notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the prospectus as the Effective Date; and (iv) the Sponsor must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of its gross revenues for such services therefrom. Any such contract may only be amended in a manner which is either more favorable to the Sponsor or less favorable to the Partnership by the vote or consent of a Majority Interest of the Limited Partners. Except as otherwise provided in this Agreement, the General Partner shall possess and enjoy with respect to the Partnership all of the rights and powers of a partner of a partnership without limited partners to the extent permitted by Delaware law.

      (b)  Powers and Duties.

           (i) General Powers and Duties.  The General Partner shall
diligently
      and faithfully  exercise its discretion to the best of its ability and use
      its best efforts during so much of its time as the General Partner, in its
      sole and absolute  discretion,  may deem to be necessary or appropriate to
      carry out the  purposes  and conduct the  business of the  Partnership in
      accordance   with  this  Agreement  and  in  the  best  interests  of
the
      Partnership and so as, consistent  therewith,  to protect the interests of
      the Limited Partners.  The General Partner shall have  responsibility as a
      fiduciary  for the  safekeeping  and use of all  funds  and  assets of the
      Partnership,  whether or not in its immediate  possession or control,
and
      shall not  employ,  or permit any other  Person to  employ,  such funds
or
      assets  in  any  manner  other  than  as  permitted  by  this
Agreement.
      Notwithstanding  anything to the contrary  herein  stated or implied, the
      Limited  Partners may not contract  away the  fiduciary  duty owed to such
      Limited  Partners by the Sponsor  under  common law.  The General
Partner
      shall  be  responsible  and  shall  use  its  best  efforts  and exercise
      discretion  to  the  best  of its  ability:  (A) to  acquire,  invest in,
      purchase,  own,  hold,  lease,  license,  re-lease,  re-license, finance,
      refinance,  borrow, manage, maintain,  operate,  improve, upgrade, modify,
      exchange,  assign,  encumber,  create security interests in, pledge, sell,
      transfer or otherwise dispose of, and in all respects otherwise deal in
or
      with,  Equipment and Financing  Transactions (except as limited by
Section
      11.1)  and to  contract  with  others  to do the  same  on  behalf  of the
      Partnership;  (B) to select and supervise the  activities of any equipment
      management   agents  for  the  Partnership;   (C)  to  assure  the
proper
      application of revenues of the  Partnership;  (D) to maintain proper books
      of account for the  Partnership  and to prepare  reports of operations
and
      tax returns required to be furnished to (1) the Partners  pursuant to this
      Agreement  or  (2)  taxing  bodies  or  other  governmental   agencies
in
      accordance with applicable laws and regulations; (E) to employ the
      Dealer-Manager  to select Selling Dealers to offer and sell Units; and
(F)
      to assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Partnership. In establishing criteria for the resolution of conflicts of interest between the Partnership, on the one hand, and the General
      Partner or any Affiliate of the General Partner, on the other hand, the
      General Partner shall not abdicate or ignore its fiduciary duty to the
      Partnership.

           (ii) Amplification of Powers. In amplification, and not by way of limitation, of the powers of the General Partner expressed herein, the
      General Partner shall have, subject to the provisions of this Agreement, full power and authority, as herein provided or as provided in the
      Delaware Act, on behalf of the Partnership, in order to carry out and accomplish its purposes and functions: (A) to expend Partnership capital and income; (B) to purchase, lease, license, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated
      Entities), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable,  in the sole and absolute discretion of the General
Partner,
      for all such purposes; (C) to invest any and all funds held by the
      Partnership in accordance with the provisions of clause (x) of this
      Section 6.1(b) of this Agreement; (D) to designate depositories of the
      Partnership's funds, and the terms and conditions of such deposits and drawings thereon; (E) to borrow money or otherwise to procure extensions of credit for the Partnership (except that neither the Partnership nor the
      Sponsor  shall  borrow  money  solely for the purpose of making First
Cash
      Distributions  which the  Partnership  would  otherwise be unable to make)
      and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Partnership as security therefor; (F) to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership; (G) to establish
      Reserves in accordance with clause (vii) of this Section  6.1(b);  and
(H)
      to take all such actions and execute all such documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes of the Partnership or to protect and preserve Partnership assets to the same extent as if the
      General Partner were itself the owner thereof.

           (iii) Admission of Limited Partners. The General Partner shall have the right to accept or refuse to accept, in its sole and absolute discretion, the admission of any Limited Partner (including any Substitute
      Limited Partner and the General Partner and any Affiliate of the General
      Partner) to the Partnership;  provided,  however, that the General
Partner
      shall not admit any Person as a Limited Partner (except the Original
      Limited Partner) unless:

           (A) such Person shall agree, in writing, to be bound by the provisions of this Agreement;

           (B) such Person shall represent, in writing, that such Person is or is not a United States Person, as the case may be;

           (C) prior to the admission of such Person, the Minimum Offering shall have been achieved;

           (D) the General Partner shall believe that such Person is "suitable"
           in all respects under the laws of the state in which such Person resides;

           (E) the General Partner shall have no reason to believe that the admission of such Person to the Partnership (1) would cause the
           Partnership to lose its Partnership status for federal income tax purposes, (2) would disqualify the Partnership to engage or to continue to engage in any business which it is otherwise eligible to transact or (3) would cause an impermissible percentage of Units to be owned by non-United States citizens for purposes of any applicable title registration law; and

           (F) such admission would not cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. Section 2510.3-101(f)) to equal or exceed 25%.

      In connection with such right, the General Partner shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the General Partner, to effect the admission of the
      Limited Partners, including, but not limited to, (x) registering the Units under the Securities Act and (y) effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with state securities regulatory authorities.

           (iv) Authority To Enter into  Dealer-Manager  Agreement.  The
General
      Partner shall have the authority to enter into, on behalf of the
      Partnership, the Dealer-Manager Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Dealer-Manager.

           (v) Authority to Enter into Selling  Dealer  Agreements.  The
General
      Partner shall have the authority to enter into, on behalf of the
      Partnership, or to authorize the Dealer-Manager so to enter into, separate selling dealer agreements, each substantially in the form filed as an exhibit to the Registration Statement (the "Selling Dealer Agreements" and
      each a "Selling Dealer Agreement"), with NASD-member broker dealers selected  by the  General  Partner  or the  Dealer-Manager  (the
"Selling
      Dealers" and each a "Selling Dealer").

           (vi) Authority to Enter Into Escrow  Agreement.  The General
Partner
      shall have the authority to enter into, on behalf of the Partnership, the
      Escrow Agreement, substantially in the form filed as an exhibit to the
      Registration Statement, with the Escrow Agent, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all  Subscription  Monies received prior to the Initial
Closing
      Date and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the General Partner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense payable by the
      General Partner.

           (vii) Reserves. The General Partner shall initially establish for the
      Partnership, and shall use its best efforts to maintain, Reserves, of which an amount not in excess of 3% of Gross Offering Proceeds may be treated as having been invested or committed to investment for purposes of
      Section 8.6 of this Agreement. Reserves, once expended, need not be restored, provided, however, that any such Reserves that are restored in the sole and absolute discretion of the General Partner shall be restored from Cash From Operations.

           (viii) Insurance. The General Partner shall cause the Partnership to purchase and maintain such insurance policies as the General Partner deems reasonably necessary to protect the interests of the Partnership (to the extent that such policies are not maintained by Lessees, Users or other
      Persons for the benefit of the Partnership). The General Partner is authorized, on behalf of the Partnership, to purchase and pay the premiums for such types of insurance, including, without limitation, extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable property and engaged in a similar business, and the General Partner and any Affiliate of the General
      Partner and their respective employees and agents may be named as additional insured parties thereunder, provided the cost of premiums payable by the Partnership is not increased thereby. Notwithstanding the foregoing, the Partnership shall not incur or assume the cost of any portion of any insurance which insures any party against any liability the indemnification of which is prohibited by Section 6.3 of this Agreement.

           (ix) Commission Loans. The General Partner may incur Indebtedness on behalf of the  Partnership in an amount up to the total Sales
Commissions
      payable (up to 8% of the Gross Offering Proceeds) for the purpose of permitting the Partnership to acquire additional Investments following each Closing, the cost of any such indebtedness shall be payable as an operating expense of the Partnership.

           (x) Reinvestment. During the Reinvestment Period, the Partnership may
      reinvest all or a substantial portion of its Cash From Operations and Cash
      From Sales in additional Investments in furtherance of, and consistent with, the Partnership's purposes and investment objectives set forth in
      Sections 3.1 and 3.2.

      (c)  Delegation of Powers.

      Except as otherwise provided under this Agreement or by law, the General
Partner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any Affiliate of the General
Partner).

      (d)  Reliance by Third Parties.

      No Person dealing with the Partnership or its assets, whether as assignee,
lessee, licensee, purchaser,  mortgagee, grantee or otherwise, shall be required
to  investigate  the  authority  of the General  Partner in selling, assigning,
leasing,  licensing,   mortgaging,  conveying  or  otherwise  dealing  with
any
Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, licensee, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, license, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and behalf of the
Partnership or the General Partner.

      6.2 Limitations on the Exercise of Powers of General Partner.

      The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to the following in the administration of the Partnership's business and affairs:

      (a)  Limitations on Indebtedness.

      From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding 3% of
Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, below), the Partnership shall not incur or assume additional Indebtedness in connection with the acquisition of any Investment to the extent that the sum of (i) the principal amount of any such additional Indebtedness plus (ii) the aggregate principal amount of all
Indebtedness then outstanding would exceed 80% of the aggregate Purchase Price paid by the Partnership for Investments then held by the Partnership (inclusive of any Investment then being acquired).

      (b)  Investment Company Status.

      The General Partner shall use its best efforts to assure that the
Partnership shall not be deemed an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (c) Sales and Leases of Equipment From or to the General Partner and its Affiliates.

      The Partnership shall neither purchase, lease or license Investments from,
nor sell, lease or license  Investments to, the General Partner or any
Affiliate
of the General Partner (including,  without limitation, any Program in which the
General  Partner or any such  Affiliate  has an interest)  except as provided in
this  Section.  The  Sponsor  shall not  purchase  any  equipment  or
Financing
Transactions  from  the  Partnership  or any  affiliated  program  which  it has
sponsored   (whether   held  by  them  on  an   interim   basis  or
otherwise.
Notwithstanding the first sentence of this Section (c), the Partnership may purchase Affiliated Investments if:

           (i) the General Partner determines that the making of such Affiliated Investment is in the best interests of the Partnership;

           (ii) such Investment is purchased by the Partnership at a Purchase
      Price which does not exceed the sum of (A) the net cost to the General
      Partner or such Affiliate of acquiring and holding same (adjusted for any income received and expenses paid or incurred while holding same) plus
(B)
      any compensation to which the General Partner and any Affiliate of the
      General Partner is otherwise entitled pursuant to this Agreement;

           (iii)  there  is  no  difference   in  the  interest   terms  of
the
      Indebtedness secured by the Investment at the time it is acquired by the
      General Partner or such Affiliate and the time it is acquired by the
      Partnership;

           (iv) neither the General Partner nor any Affiliate of the General
      Partner realizes any gain, or receives any other benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Affiliated Investment; and

           (v) at the time of transfer thereof to the Partnership, the General
      Partner or such Affiliate had held such Affiliated Investment on an interim basis (generally not longer than six months) for the purposes of
      (A) facilitating the acquisition of such Investment by the Partnership,
      (B) borrowing money or obtaining financing for the Partnership or (C) any other lawful purpose related to the business of the Partnership.

      (d)  Loans to or from the General Partner and its Affiliates.

      No loans may be made by the Partnership to the General Partner or any
Affiliate of the General Partner. The General Partner or any Affiliate of the
General Partner, however, may, from time to time, loan or advance funds to the
Partnership (each such loan or advance being hereinafter called a "Partnership
Loan") in accordance with this Section 6.2(d). The terms of any Partnership Loan permitted to be made hereunder shall include the following:

           (i) any interest  payable by the  Partnership in connection with such
      Partnership  Loan shall be charged at an annual  rate of  interest  not in
      excess of the lesser of the following: (A) the rate of interest payable by
      the General  Partner or such  Affiliate in connection  with such borrowing
      (in the event that the General Partner or any Affiliate shall borrow money
      for the specific purpose of making such Partnership Loan), (B) the rate of
      interest that would be charged to the  Partnership  (without  reference to
      the  General  Partner's  or  such  Affiliate's   financial   abilities
or
      guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same  geographic  area (if neither the General
Partner
      nor any such Affiliate has borrowed money to make such  Partnership
Loan)
      or (C) a rate of interest equal to the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its
      principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

           (ii) all payments of principal and interest on such  Partnership
Loan
      shall be due and payable within twelve months after the date on which such
      Partnership Loan is made; and

           (iii) neither the General Partner nor any such Affiliate may receive points or other financial charges or fees in any amount in respect of such
      Partnership Loan (except that the General Partner or such Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such
      Partnership Loan), provided that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the General Partner or such Affiliate in accordance with this
      Agreement, notwithstanding that such increase may be an indirect result of the making of such Partnership Loan.

      If the General Partner or any Affiliate of the General Partner purchases
      Equipment in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the General Partner or such
      Affiliate, as the case may be, shall be deemed to have made a Partnership
      Loan in an amount equal to the purchase price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the General Partner or any
      Affiliate of the General Partner for the purpose of paying
Organizational
      and Offering Expenses shall not constitute a Partnership Loan, but shall be reimbursed to the General Partner or such Affiliate (to the extent possible) from the O & O Expense Allowance without interest thereon in accordance with, and to the extent provided in, Section 6.4(e) of this
      Agreement.

      (e)  No Exchange of Interests for Investments.

      The Partnership shall not acquire any Investments in exchange for
Interests in the Partnership.

      (f)  Joint Venture Investments.

      The Partnership may make Investments in Joint Ventures, provided that:

           (i) at the time any such Investment in a Joint Venture is made, the maximum amount of Gross Offering Proceeds which the Partnership may so invest shall equal an amount equal to the smallest of 25% of (A) the
      Maximum  Offering,  (B)  the  sum of (1)  the  cumulative  Gross
Offering
      Proceeds raised as of the Closing Date next preceding such investment and
      (2) the Gross Offering Proceeds which the General Partner reasonably estimates the Partnership to raise from such Closing Date to the
      Termination Date) or (C) the cumulative Gross Offering Proceeds actually raised as of the Termination Date; and

           (ii)  the General Partner shall have determined that:

                (A) such Investment is in the best interests of the Partnership; and

                (B) such Investment shall not result in duplicate fees to the
                General Partner or any Affiliate of the General Partner;

           (iii) in the case of any Joint Venture with any non-Affiliated
      Person, the Partnership must acquire a controlling interest in such Joint
      Venture and the non-Affiliate must acquire the non-controlling interest therein  and such  Joint  Venture  must own and lease  specific
Equipment
      and/or invest in one or more specific Financing Transactions; and

           (iv) in the case of any Joint Venture with any Program sponsored by the General Partner or any Affiliate of the General Partner, all of the
      following conditions are met:

                (A) all Programs, including the Partnership, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on
                substantially the same terms and conditions;

                (B) the  compensation  payable by the Partnership to the
General
                Partner  or  any  Affiliate  of  the  General   Partner  by
the
                Partnership and by each other Program sponsored by any of them in connection with such Joint Venture shall be substantially identical;

                (C) the Partnership shall have a right of first refusal with respect to the purchase of any equipment or other tangible or intangible personal property or financing transactions held by such Joint Venture; and

                (D) the purpose of such Joint Venture shall be either (1) to effect appropriate diversification for the Partnership and the other Programs participating in such Joint Venture or (2) to relieve the Sponsor or one or more Programs sponsored by it of the obligation to acquire, or to acquire from any of them, equipment or other tangible or intangible personal property or financing transactions at any time subject to a purchase
                commitment entered into pursuant to Section 6.2(c) of this
                Agreement.

      Subject to the other provisions of this Agreement, the Partnership may employ, or transact business with, any Person, notwithstanding the fact that any Partner or any Affiliate thereof may have (or have had) an interest in or connection with such Person and provided that neither the
      Partnership nor the other Partners shall have any rights by virtue of this
      Agreement in or to any income or profits derived therefrom.

      (g)  Exchange,   Merger,   Roll-Up  or   Consolidation   of  the
Partnership Prohibited.

      The Partnership shall not (i) be a party to any exchange offer, merger,
Roll-Up or similar combination with any other legal entity (including any
Roll-Up Entity) or (ii) reorganize itself if such reorganization would have the effect of an exchange offer, merger, Roll-Up or similar combination. Neither the
Partnership nor the General Partner shall solicit, or engage or compensate members, or persons associated with members, of the NASD to solicit, proxies from any Limited Partners authorizing any exchange offer, merger, Roll-Up or similar combination or any such reorganization. The General Partner is not authorized to take any action inconsistent herewith.

      (h)  No Exclusive Listings.

      No exclusive listing for the sale of Equipment or other Investments, or of any other Partnership assets, shall be granted to the General Partner or any
Affiliate of the General Partner.

      (i) Other  Transactions  Involving  the  General  Partner and its
Affiliates.

      Except as specifically permitted by this Agreement, the General Partner is
prohibited  from  entering into any  agreements,  contracts or  arrangements on
behalf of the  Partnership  with the  General  Partner or any  Affiliate  of the
General Partner. Furthermore, neither the General Partner nor any such
Affiliate
shall receive directly or indirectly a commission or fee (except as permitted by
Section 6.4) in  connection  with the  reinvestment  of Cash From Sales and
Cash
From Operations  (including casualty insurance proceeds) in new Investments.
In
addition,  in connection with any agreement entered into by the Partnership with
the  General  Partner or any such  Affiliate,  no rebates or  "give-ups"  may be
received  by the  General  Partner or any such  Affiliate,  nor may the
General
Partner  or  any  such  Affiliate   participate   in  any  reciprocal
business
arrangements that could have the effect of circumventing any of the provisions of this Agreement. Neither the General Partner nor any Affiliate shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise such potential investor of interests in a particular
Program; provided, however, that this Section 6.2(i) shall not prohibit the payment to any such Person of the Underwriting Fees and Sales Commissions otherwise in accordance with the terms of this Agreement.

      (j)  Sale of All or Substantially All Assets; Dissolution.

      During the Reinvestment Period, the General Partner may not dissolve the
Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the Majority Interest.

      (k) No Investments in Limited Partnership Interests of other Programs.
The
Partnership shall not invest in limited partnership interests of any other
Program; provided, however, that nothing herein shall preclude the Partnership from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

      6.3   Limitation   on  Liability   of  General   Partner  and  its
Affiliates;   Indemnification6.3  Limitation  on  Liability  of  General
Partner and its Affiliates; Indemnification.

      (a) The General Partner,  and any Affiliate  engaged in the performance of
services on behalf of the Partnership  (hereinafter  sometimes referred to as an
"Indemnitee"),  shall,  except as provided to the  contrary in this Section
6.3,
(i) be indemnified by the Partnership from assets of the Partnership (and not by
the Limited  Partners) for any liability,  loss,  cost and expense of litigation
(collectively referred to herein as "Liabilities")  suffered by such
Indemnitee,
and (ii) have no  liability,  responsibility,  or  accountability  in damages
or
otherwise  to the  Partnership  or any  Partner  for any  loss  suffered  by the
Partnership  or any Partner,  which arises out of any action or inaction of such
Indemnitee if (A) the General Partner has determined,  in good faith,  that such
course of conduct  was in the best  interests  of the  Partnership  and (B)
such
course  of  conduct  did  not  constitute   negligence  or  misconduct  by
such
Indemnitee. Notwithstanding the foregoing, each Indemnitee shall be liable, responsible and accountable, and the Partnership shall not be liable to any such
Indemnitee for any portion of such Liabilities, which resulted from such
Indemnitee's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnership or any Partner, as determined by a court of competent jurisdiction. Subject to Section 6.3(c) hereof, if any action, suit, or proceeding shall be pending against the Partnership or an Indemnitee which is alleged to relate to, or arise out of, any action or inaction of the General
Partner or any Affiliate, the Partnership shall have the right to employ, at the expense of the Partnership, separate counsel of its choice in such action, suit, or proceeding.

      Any amounts payable by the Partnership to an Indemnitee pursuant to this
Section 6.3 shall be recoverable only out of the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof. The
Partnership shall not incur or assume the cost of that portion of liability insurance which insures the General Partner or any Affiliate for any liability as to which the General Partner or such Affiliate is prohibited from being indemnified pursuant to this Section 6.3.

      (b) The Partnership shall not furnish indemnification to an Indemnitee or to any person acting as a Selling Dealer for any Liabilities imposed by a judgment in a suit arising from or out of a violation of federal or state securities laws unless (i)(A) there has been a successful adjudication on the merits in favor of such Indemnitee or Selling Dealer on each count involving alleged securities laws violations by such Indemnitee or Selling Dealer,
(B)
such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (C) a court of competent jurisdiction shall have approved a settlement of the claims against the Indemnitee and indemnification in respect of the costs thereof, and (ii) the court shall have been advised by the General Partner as to the current position of the Securities and Exchange
Commission, the Securities Divisions of the Commonwealths of Massachusetts and
Pennsylvania, the States of Missouri and Tennessee and any other relevant regulatory body with respect to the issue of indemnification for securities law violations.

      (c) The provision of advances from Partnership funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnitee by a Limited Partner of the Partnership in his capacity as such is prohibited. However, the provision of advances from
Partnership funds to an Indemnitee for legal expenditures and other costs incurred as a result of any initiated suit, action or proceeding is permissible only if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the
Indemnitee in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnitee undertakes to repay any funds advanced pursuant to this Section 6.3 in cases in which such
Indemnitee would not be entitled to indemnification under 6.3(a) and 6.3(b). If advances are permissible under this Section 6.3, the Indemnitee shall furnish the Partnership with an undertaking as set forth in the foregoing sentence and shall thereafter have the right to bill the Partnership for, or otherwise request that the Partnership pay, at any time and from time to time after such
Indemnitee has become obligated to make payment therefor, any and all amounts for which such Indemnitee believes in good faith that such Indemnitee is entitled to indemnification under this Section 6.3. The Partnership shall pay any and all such bills and honor any and all such requests for payment for which the Partnership is liable as determined above. In the event that a final determination is made that the Partnership is not so obligated in respect to all or any portion of the amounts paid by it or if the Indemnitee enters into a stipulation or settlement with like effect, such Indemnitee will refund such amount, plus interest thereon at the then prevailing market rate of interest, within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated in respect to any amount not paid by the Partnership to a particular Indemnitee or if the
Partnership enters into a stipulation or settlement with like effect, the
Partnership will pay such amount to such Indemnitee.

      6.4 Compensation of General Partner and its Affiliates.

      Neither the General Partner nor any Affiliate of the General Partner shall, in their respective capacities as such, receive any salary, fees, profits, distributions or other compensation except in accordance with this
Section 6.4.

      (a)  Allocations and Distributions.

      The General Partner shall be entitled to receive the allocations and distributions provided for under Section 8 in respect of the Interest held by it as General Partner.

      (b)  Underwriting Fees.

      Underwriting Fees shall be paid by the Partnership to the Dealer-Manager in respect of each Unit sold.

      (c)  Sales Commissions.

      Sales Commissions shall be paid by the Partnership to the Dealer-Manager and each Selling-Dealer in respect of the respective Units sold by each of them, provided that no Sales Commissions shall be payable by the Partnership in respect of any Units sold to Affiliated Limited Partners, and, provided further, that the Sales Commissions payable with regard to sales of Units subject to
Volume Discounts shall be reduced by the amount of such Volume Discounts.

      (d)  Due Diligence Expenses.

      Due Diligence Expenses actually incurred in connection with the Offering shall be paid or reimbursed by the Partnership to the Dealer-Manager and each
Selling Manager, provided that the Dealer-Manager shall be entitled to payment of or reimbursement for Due Diligence Expenses only after each Selling Dealer
(whether prospective or actual) shall have first been paid or reimbursed for all
Due Diligence Expenses of such Selling Dealer, and provided, further, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O & O Expense Allowance otherwise payable by the Partnership to the General Partner pursuant to Section 6.4(e) of this Agreement.

      (e)  O & O Expense Allowance.

      The Partnership shall pay, immediately following each Closing Date, the O
& O Expense Allowance to the General Partner, whether or not the full amount thereof is actually incurred by the General Partner or any Affiliate of the
General Partner,  without deduction for Underwriting Fees and Sales
Commissions.
The General Partner shall distribute to the Dealer-Manager all or such portion of the O & O Expense as the General Partner shall, in its sole and absolute discretion, deem appropriate and the Partnership shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by it. The General Partner shall bear any Organizational and Offering
Expenses incurred by the General Partner or any Affiliate of the General
Partner
(including,  without  limitation,  the  Dealer-Manager)  in  excess of the O
& O
Expense Allowance.

      (f)  Acquisition Fees.

      In connection with any Investment, the Partnership shall pay to the
General Partner, for services rendered in connection with acquiring such
Investment, an Acquisition Fee equal to the difference (to the extent greater than zero) between (i) 3.0% of the Purchase Price paid by the Partnership for any (A) item of Equipment or (B) Financing Transaction, as the case may be, and
(ii) the aggregate amount of Acquisition Fees paid by or on behalf of the
Partnership to any other Person in connection with such Investment; provided, however, that:

      (i) no Acquisition Fees may be paid by or on behalf of the Partnership to any finder or broker that is an Affiliate of the General Partner;

      (ii) the Partnership shall not pay any Acquisition Fees, or part thereof, that would cause the Partnership's Investment in Equipment and Financing
      Transactions  to be less than the greater of (x) 80% of the Gross
Offering
      Proceeds from the Partnership's sale of Units, reduced by .0625% for each
      1% of Indebtedness encumbering any Investment acquired by the Partnership, and (y) 75% of such Gross Offering Proceeds; and

      (iii) the aggregate sum of (A) Acquisition Fees and (B) all other
      Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Partnership from any source  (including,  without  limitation,  Net Offering
Proceeds,
      Partnership indebtedness or reinvestment of excess Cash Flows) shall not exceed an amount equal to the product of multiplying (x) the Gross
      Offering Proceeds by (y) a percentage equal to (1) 100% minus (2) the greater of the two percentages  calculated  under clause (x) or clause
(y)
      of subsection 6.4(f)(ii), above.

      The following are examples of  application  of the formula in clause
(ii),
above:

      (1) No Indebtedness - 80% to be committed to Investment in Equipment and
Financing Transactions.
      (2)            50%  Indebtedness  - 50% x .0625%  = 3.125%  80% -
3.125% =
                     76.875% to be committed to Investment in Equipment and
                     Financing Transactions.
      (3)  80% Indebtedness -  80% x .0625% = 5%
                     80% - 5% = 75% to be committed to  Investment  in
Equipment
                     and Financing Transactions.

      To calculate the percentage of Indebtedness encumbering Investments, the aggregate amount of such Indebtedness shall be divided by the aggregate
      Purchase Price (without deduction for Front-End Fees) paid for all
      Investments. Such percentage of Indebtedness so calculated would be multiplied by .0625% to determine the percentage to be deducted from 80%.

      If any payment of Acquisition Fees causes the Partnership to experience a shortfall in its required Investment in Equipment and Financing Transactions
(computed under clause (ii) above) or the aggregate amount of Acquisition Fees paid by the Partnership to exceed the amount determined in accordance with clause (iii) above, the General Partner shall refund to the Partnership that portion of Acquisition Fees received by it to the extent necessary to correct such shortfall or overpayment, as the case may be, together with interest thereon at the rate of 1.0% per month to the extent that such refund is not made within 30 days.

      Where the Partnership purchases an item of Equipment or any Financing
Transaction from the General Partner or one of its Affiliates pursuant to
Section 6.2(d) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(d)
and there shall be no duplicative payment thereof.

      (g)  Management Fees.

      Each month, for management services rendered, the Partnership shall pay to the General Partner such portion of the Management Fees as shall be attributable to Gross Revenues actually received by the Partnership during such month;
provided that Management Fees shall be payable solely out of Gross Revenues received during the month in which paid; and provided, further, that such
Management Fees shall be paid in any month only after payment of any accrued and unpaid First Cash Distributions for such month and for any previous month (in each case, up to an amount equal to 8.0% per annum of each respective Limited
Partner's unreturned Capital Contribution), and, to the extent that the
Partnership does not have sufficient Cash From Operations in any month to pay such proportion of all such First Cash Distributions, the payment of such
Management Fees shall be deferred and paid, without interest, in the next following month in which the Partnership generates sufficient Cash From
Operations for the payment thereof.

      (h)  Subordinated Remarketing Fees.

      For rendering services in connection with the sale of any Investment, the
Partnership  shall  pay to  the  General  Partner  the  applicable
Subordinated
Remarketing Fee; provided that:

      (i) no such Subordinated Remarketing Fee shall be paid in connection with the sale of any Investment to the extent that the Cash From Sales realized thereby is reinvested in additional Investments;

      (ii) in no event shall any such Subordinated Remarketing Fee be paid prior to Payout; and

      (iii) the General Partner shall not be entitled to receive any amount of
      Subordinated Remarketing Fees to the extent that such amount would cause the total commissions paid to all Persons, in connection with the sale of such Investments, to exceed a fee for such services which is reasonable, customary and competitive in light of the size, type and location of such
      Investment.

After Payout, any and all Subordinated Remarketing Fees previously earned by the
General Partner shall be paid, without any interest thereon, by the Partnership, prior to any other distributions to the Partners.

      (i)  Partnership Expenses.

      (i)  Reimbursement.  Except as otherwise  provided in this Section
6.4(i),
      expenses of the Partnership, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (h), shall be billed directly to and paid by the Partnership.

      (ii) Goods and Third-Party Services. The General Partner and any
Affiliate
      of the General Partner may be reimbursed for the actual cost of goods and services used for or by the Partnership and obtained by it or them from non-Affiliates.

      (iii)  Administrative   Services  Provided  by  the  General  Partner
and
      Affiliates. Subject to clause (iv) of this Section 6.4(i), the General
      Partner and any Affiliate of the General Partner may be reimbursed for
      Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the General
      Partner, to the prudent operation of the Partnership (including, without limitation, legal, accounting, remarketing and agency expenses) provided that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location and provided further, that no reimbursement is permitted for such services if the General Partner or any such Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

      (iv) Limitations on Reimbursements. Neither the General Partner nor any
      Affiliate of the General Partner shall be reimbursed by the Partnership for amounts expended by it with respect to the following:

           (A)   salaries,   fringe   benefits,   travel   expenses   or
other
           administrative items incurred by or allocated to any Controlling
           Person of the General Partner or of any such Affiliate;

           (B) expenses for rent, depreciation and utilities or for capital equipment or other administrative items (other than as specified respectively  in  paragraphs  (ii) and (iii) of this Section
6.4(i),
           above).

      6.5  Other Interests of the General Partner and its Affiliates.

      The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership.

      The General Partner and any Affiliate of the General Partner may engage in, or possess an interest in, business ventures (other than the Partnership) of every kind and description, independently or with others, including, but not limited to, serving as sponsor or general partner of other Programs and participating in the equipment leasing and financing businesses, whether or not such business ventures may be competitive with the business or Investments of the Partnership. Neither the Partnership nor any Limited Partner shall have any rights in and to such independent ventures or the income or profits therefrom by reason of the General Partner's position with the Partnership.

      Neither the General Partner nor any Affiliate of the General Partner
shall
be  obligated  to  present  any   particular   investment   opportunity  to
the
Partnership,  and the  General  Partner and each such  Affiliate  shall have the
right, subject only to the provisions of the next following  paragraph,  to take
for  its  own  account  (individually  or  otherwise),  or to  recommend  to any
Affiliated  Entity  (including  the  Partnership),   any  particular
investment
opportunity, considering, among other things, the following factors with respect to itself and each Affiliated Entity:

           (a)  its  own  and  each  Affiliated   Entity's  general
investment
      objectives and policies, including, without limitation, cash distribution objectives and leverage policies;

           (b)  its  own  and  each  Affiliated   Entity's  existing
portfolio,
      including the diversification thereof (by type of equipment, by length of lease term, by industry and by geographic area) and the effect the making of such investment would have thereon;

           (c) the cash available to it and to each Affiliated Entity for the purpose of making such investment and the length of time such funds have been available;

           (d)  its  own  and  each  Affiliated   Entity's  current  and
      long-term liabilities; and

           (e) the estimated income tax consequences of such investment to it and each Affiliated Entity and to the individual investors participating therein.

      If, considering such factors and any other appropriate factors, the
General Partner determines that any investment opportunity would be equally suitable for various Affiliated Entities, the General Partner shall make such investment opportunity available to such Affiliated Entities on a rotation basis, with the order of priority determined by the date of each Affiliated
Entity's initial closing.

      Notwithstanding the foregoing, until all Capital Contributions have been invested or committed to investment in Investments and Reserves (not exceeding
3% of Gross Offering Proceeds), used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, below), the General Partner and each Affiliate of the General Partner shall present to the Partnership first, before any other Affiliated Entity (including any Affiliated Entity that the General Partner or any such Affiliate advises or manages), the opportunity to purchase any Investment meeting the investment objectives and policies of the
Partnership, other than a Lease relating to:

      (i) used equipment previously leased by the General Partner or any such
      Affiliate to third parties that becomes available for re-lease;

      (ii) groups of items of equipment to be leased on terms providing various cost recovery terms for various items, where the Partnership may not, in accordance with this Agreement, purchase all items in the group;

      (iii) equipment to be leased to a third party on favorable terms, from a cost recovery viewpoint, subsequent to the lease by the General Partner or its Affiliates to the same third party of other items of equipment on substantially less favorable terms;

      (iv) equipment as to which a prospective or existing lessee indicates to the General Partner or its Affiliate that it will not lease or continue to lease through the General Partner or such Affiliate unless the General
      Partner or such Affiliate acquires and retains such equipment in its own equipment portfolio; or

      (v) equipment subject to a lease that by its terms is not assignable to an entity such as the Partnership (leases that permit assignment to a
      "financial institution" shall not, without more, be deemed assignable to the Partnership).

      In the  event  of a  conflict  between  two or  more  Affiliated
Entities
(including the  Partnership)  that are advised or managed by the General
Partner
and that are seeking to re-lease or sell  similar  equipment contemporaneously,
the first opportunity to re-lease or sell equipment shall generally be allocated
to the  Affiliated  Entity  attempting  to re-lease or sell  equipment  that was
subject  to the  lease  that  expired  first or,  if two or more  leases expire
simultaneously,  the lease which was first to take  effect;  provided, however,
that the General Partner may, in its discretion, otherwise provide opportunities
to  re-lease  or sell  equipment  if such  equipment  is subject to remarketing
commitments  or if there  are  other  circumstances,  in the  General
Partner's
judgment,   under  which  the  withholding  of  such  an  opportunity  would be
inequitable or uneconomic for a particular Affiliated Entity.

      If the  financing  available  from time to time to two or more
Affiliated
Entities (including the Partnership) is less than the aggregate amount then sought by them, the available financing shall generally be allocated to the investment entity that has been seeking financing the longest.

      Nothing in this Section 6.5 shall be deemed to diminish the General
Partner's overriding fiduciary obligation to the Partnership or to act as a waiver of any right or remedy the Partnership or other Partners may have in the event of a breach of such obligation.

7.  POWERS AND LIABILITIES OF LIMITED PARTNERS.

      7.1  Absence of Control Over Partnership Business.

      The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited
Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the
Partnership (except one who is also the General Partner, and then only in its capacity as the General Partner). No Limited Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such
Limited Partner's Capital Contribution or Capital Account returned except as provided in this Agreement.

      7.2  Limited Liability.

      The liability of each Limited Partner in such capacity shall be limited to the amount of such Limited Partner's Capital Contribution and pro rata share of any undistributed Profits and other assets of the Partnership. Except as may otherwise be required by law or by this Agreement, after the payment of all
Subscription Monies for the Units purchased by such Limited Partner, no Limited
Partner shall have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership.

      No Limited  Partner  shall have any  personal  liability on account of any
obligations  and   liabilities  of,   including  any  amounts  payable  by,
the
Partnership under or pursuant to, or otherwise in connection with, this
Agreement or the conduct of the business of the Partnership.

8.   DISTRIBUTIONS   AND ALLOCATIONS.

      8.1 Distribution of Distributable Cash From Operations and Distributable Cash From Sales.

      (a) During the Reinvestment Period, the General Partner shall determine in its sole discretion what portion, if any, of the Partnership's Distributable
Cash From Operations and Distributable Cash From Sales shall be invested and reinvested in additional Investments and which portion shall be distributed to the Partners; provided, however, that the General Partner shall not reinvest, but shall distribute to the extent available, Distributable Cash From Operations and Distributable Cash From Sales to Limited Partners in an amount equal to the following amounts for the periods specified (pro rated, as necessary, for periods of less than one year):

      (i) For the period  beginning  with a Limited  Partner's  admission to the
      Partnership   and  ending  with  the  expiration  or  termination  of
the
      Reinvestment Period, each Limited Partner shall be entitled to receive monthly cash  distributions,  to the extent that  Distributable  Cash
From
      Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by each Limited Partner's  respective  original
Capital
      Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by the
      Partnership pursuant to Section 10.5, of this Agreement. A ratable portion
      (i.e., one-twelfth) of such annual distribution amount shall be payable monthly; and

      Any portion of the monthly distribution amounts described in this clause
      (i) which exceeds the sum of Distributable Cash From Operations and
      Distributable Cash From Sales for any year (if any) shall be distributable
      (if at all) solely at the discretion of the General Partner. Each monthly cash distribution amount shall be computed as provided in the preceding sentence on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed pursuant to this clause (i) which the Partnership is unable to make, and without reduction for any cash distributions actually made, in any prior period.

      (ii)  Each   Limited   Partner  is  entitled  to  receive   monthly
cash
      distributions (if the  distributions  described in paragraph (i) above are
      not  adequate) in amounts  which would permit the Limited  Partners to pay
      federal,   state  and  local  income  taxes  resulting  from
Partnership
      Operations  (assuming  that all  Limited  Partners  are  subject to income
      taxation at a 31%  cumulative tax rate on taxable  distributions  for
GAAP
      purposes).   Such   distributions   will  be  made,  to  the  extent
that
      Distributable Cash From Operations and Distributable Cash From Sales are
      sufficient for such purpose.

      (b) During the  Disposition  Period,  no Available Cash From Operations
or
Available Cash From Sales shall be reinvested in additional Investments, and all
Available  Cash  From   Operations  and  Available  Cash  From  Sales  shall
be
distributed to the Partners.

      (c) Distributions of Distributable  Cash From Operations and
Distributable
Cash  From  Sales  (collectively,  "Distributable  Cash")  shall  be made to the
Partners  monthly.  Subject to Section  8.1(a),  the amount of each such monthly
distribution shall be determined by the General Partner, in its sole discretion,
based upon the amount of the Partnership's then available Distributable Cash
and
other  funds  of the  Partnership  and the  General  Partner's  estimate  of the
Partnership's  total  Distributable  Cash for such Fiscal Year. Prior to
Payout,
distributions  pursuant to this Section  8.1(c) shall be made 99% to the
Limited
Partners and 1% to the General  Partner;  provided,  however,  that prior to the
admission to the Partnership of any Limited Partners,  such distributions shall
be made 1% to the Original Limited Partner and 99% to the General Partner.
After
Payout,  distributions  pursuant to this  Section  8.1(c)  shall be tentatively
attributed and  distributed  90% to the Limited  Partners and 10% to the
General
Partner;  provided,  however,  that, if at the time of Payout,  each respective
Limited Partner has not yet received total cash  distributions  pursuant to this
Section  8.1(c)  equal  to 150%  of  such  Limited  Partner's  original
Capital
Contribution  (reduced  by any  amounts  paid to such  Limited  Partner (i)
as a
return of his uninvested Capital Contributions  pursuant to Section 8.6 and
(ii)
in  redemption  of his Units  pursuant  to Section  10.5),  distributions shall
continue to be made 99% to the Limited  Partners  and 1% to the General
Partner
until the total cash  distributions  made to the Limited  Partners equal 150%
of
the Limited  Partners'  aggregate  original  Capital  Contributions.  The amount
tentatively  attributed to the General Partner pursuant to the previous sentence
and not  theretofore  distributed to the General Partner shall be distributed to
the General  Partner,  without  interest,  out of the first  Distributable
Cash
available  to  the  Partnership   after  the  Limited   Partners  have
received
distributions equal to 150% of their aggregate original Capital Contributions.

      (d) Notwithstanding the provisions of Section 8.1(c), distributions of
Distributable Cash made during the Disposition Period shall be made in accordance with the provisions of Section 11.3.

      8.2  Allocations of Profits and Losses.

      (a) The Profits and Losses of the Partnership shall be determined for each
Fiscal Year or Fiscal Period.

      (b)  Except  as  otherwise   provided  in  this   Agreement,
whenever  a
proportionate part of the Partnership's Profits or Losses is allocated to a
Partner, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Partner in the same proportion.

      (c) Profits for any Fiscal Period during the Reinvestment Period shall be allocated to the Partners as follows:

      (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate
      Capital Account balances;

      (ii) next, in a manner that will cause (A) the excess of the Limited
      Partners' aggregate Capital Account balances over the amount of their aggregate  Unpaid  Target  Distributions  and  (B) the  General
Partner's
      Capital Account balance, to be in the ratio of 90% to 10%; and

      (iii) thereafter, 90% to the Limited Partners and 10% to the General Partner.

      (d) Profits for any Fiscal Period during the Disposition Period shall be allocated to the Partners as follows:

      (i) first, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts;

      (ii) next, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate
      Capital Account balances;

      (iii) next, in a manner that will cause (A) the excess of the Limited
      Partners' aggregate Capital Account balances over the amount of their aggregate  Unpaid  Target  Distributions  and  (B) the  General
Partner's
      Capital Account balance, to be in the ratio of 90% to 10%; and

      (iv) thereafter, 90% to the Limited Partners and 10% to the General Partner.

      (e) Losses for any Fiscal Period shall be allocated to the Partners as follows:

      (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate
      Adjusted Capital Contributions;

      (ii) next, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

      (iii) thereafter, 1% to the General Partner and 99% to the Limited
      Partners; provided, however, that if and to the extent that an allocation of Losses to any Limited Partner pursuant to this Section 8.2(e) or
      Section 8.2(f) would result in any Limited Partner having an Adjusted
      Capital Account Deficit, such Losses shall be allocated to all other
      Partners in accordance with this Section 8.2(e) and, when no Limited
      Partner can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the
      General Partner.

      (f)  Special Allocations.

      The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

      (i) Minimum Gain Charge-Back. Notwithstanding any other provision of this Section 8, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Partner shall be specifically allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

      (ii)    Partnership    Nonrecourse     Deductions.     Partnership
      Nonrecourse Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.

      (iii)  Partner   Nonrecourse   Deductions.   Partner   Nonrecourse
      Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg.
      Section 1.704-2(i) or any successor provision.

      (iv) Qualified Income Offset. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Partner shall be allocate items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

      (v)  Curative  Allocations.  The special  allocations  provided for in the
      proviso of Section 8.2(e) and in Sections  8.2(f)(i)-(iv)  are intended to
      comply with  certain  requirements  of Treas.  Reg.  Sections  1.704-1
and
      1.704-2.  To the extent that any of such  special  allocations  shall have
      been made, subsequent  allocations of income, gains, losses and deductions
      and  items  thereof  ("curative  allocations")  shall  be  made as soon as
      possible and in a manner so as to cause,  to the extent  possible without
      violating the  requirements of Treas.  Reg.  Sections 1.704-1 and
1.704-2,
      the Partners'  Capital Account balances to be as nearly as possible in the
      same   proportions  in  which  they  would  have  been  had  such special
      allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of
      Sections 8.2(e) and Sections 8.2(f)(i)-(iv) in order to put the Partners as nearly as possible in the positions in which they would have been had such special allocations not occurred.

           If the General Partner determines, after consultation with Tax
      Counsel, that the allocation of any item of Partnership income, gain, loss or deduction is not specified in this Section 8 (an "unallocated item"), or that the allocation of any item of Partnership income, gain, loss or deduction hereunder is clearly inconsistent with the Partners' economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set  forth in  Treas.  Reg.  Section  1.704-1(b)(3)(ii)  (a
"misallocated
      item"), then the General Partner may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

      (vi) Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Partner.

      (vii) Transactions with Partnership. If, and to the extent that, any
      Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the
      Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or
      Losses or items thereof shall be allocated to the Partner who was charged with such item.

      (viii) Fees and Commissions Paid to General Partner. It is the intent of the Partnership that any amount paid or deemed paid to the General
Partner
      as a fee or payment described in Section 6.4 shall be treated as a
      "guaranteed payment" or a payment to a partner not acting in his capacity as a partner pursuant to Section 707(c) of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the
      General Partner and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to such payment.

      (ix) Selling  Commissions,  Underwriting Fees,  Acquisition Fees and O
& O
      Expense Allowance.  Selling  Commissions,  Underwriting Fees,
Acquisition
      Fees and the O & O Expense Allowance shall be allocated 100% to the
      Limited Partners. Organizational and Offering Expenses, in excess of
Sales
      Commissions, Underwriting Fees and the O & O Expense Allowance, shall be allocated 100% to the General Partner.

      8.3Distributions and Allocations Among the Limited Partners.

      (a) Except to the extent otherwise provided herein, all distributions of
Distributable Cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the
Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which such distribution is made.

      (b) All distributions of Distributable Cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership, shall be allocated among the Limited Partners as follows:

      (i) first, the Operations and Sales of the Partnership shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales of the Partnership during or within any given Segment;

      (ii) second, (A) each Limited Partner who was admitted to the Partnership prior to the commencement of such Fiscal Year shall be deemed to have held his respective Units commencing as of the first Segment in such Fiscal
      Year; (B) each Limited Partner who was admitted to the Partnership as of the first day of any subsequent Segment in such Fiscal Year in accordance with Section  5.3(h),  shall be deemed to have held his  respective
Units
      commencing with such Segment; and (C) each Limited Partner who was admitted to the Partnership commencing as of the day following the Initial
      Closing Date or the Final Closing Date (where such Initial Closing Date or
      Final Closing Date falls on other than the 15th day or last day of a month or next preceding business day), shall be deemed to have held his respective Units for a fraction of the Segment within which such Limited
      Partner was admitted to the Partnership, determined by dividing the number of days within such Segment following the Initial Closing Date or Final
      Closing Date, as the case may be, by the number of days in such Segment;

      (iii) third, all Profits and Losses for such Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited  Partner  multiplied  by the number of Segments
(pro
      rated for fractions of Segments) in such Fiscal Year that such Units were held by such Limited Partner bears to the sum of that calculation for all
      Limited Partners; and

      (iv) Third, all monthly distributions of cash made to the Limited
Partners
      pursuant to Section 8.1(c) shall be distributed among the Limited
Partners
      in the  ratio  that the  number  of  Units  held by each  Limited
Partner
      multiplied by the number of Segments (pro rated for fractions of Segments)
      in the month preceding the month in which the distribution is made that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited
      Partner during or with respect to a Fiscal Year does not (or will not)
      properly reflect such Limited Partner's share of the total distributions made or to be made by the Partnership for such Fiscal Year, the General
      Partner shall, as soon as practicable, make a supplemental distribution to such Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to such Limited Partner, such amount as shall cause the total distributions to such Limited Partner for such Fiscal
Year
      to be the proper amount.

      (c) In the event of a transfer of a Unit during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of
Segments (pro rated for fractions of Segments) in such Fiscal Year that each held such transferred Units. Monthly distributions made by the Partnership in accordance with Section 8.1(c) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in clause (iv) and the last sentence of Section 8.3(b).

      (d) Each distribution made to a Limited Partner pursuant to Section
8.1(c), 8.6 or 11.3 of this Agreement, any interest on Subscription Monies relating to such Limited Partner's Units paid to such Limited Partner pursuant to Section 5.3(k), and any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5 shall be applied as follows:

      (i) first,  in  reduction  of such  Limited  Partner's  Unpaid
Cumulative
      Return, to the extent thereof, as determined immediately before such distribution; and

      (ii)  then,  in  reduction  of such  Limited  Partner's  Adjusted
Capital
      Contribution, to the extent thereof, as determined immediately before such distribution.

      8.4  Tax Allocations: Code Section 704(c); Revaluations.

      (a) In accordance with Code section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction, and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

      (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Clause (ii) of the definition of Gross Asset Value herein and Section 5(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(4) or the corresponding provision of final or successor Treasury Regulations.

      (c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of Section 8.4 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of Section 8.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

      8.5  Compliance with NASAA Guidelines Regarding Front-End Fees.

      Notwithstanding anything in this Agreement to the contrary, in the event the Partnership fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section
6.4(b) through (f) above, the General Partner shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the General Partner to obtain the consent of the Limited Partners unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Limited
Partner.

      8.6  Return  of Uninvested Capital Contribution.

      In the event that 100% of Net Offering Proceeds have not been used to make
Investments  or committed  to Reserves to the extent  permitted to be treated as
Investments  pursuant to Section 6.1(b)(vii) within the later of (i)
twenty-four
(24) months  after the  Effective  Date of the Offering or (ii) 12 months of the
receipt thereof by the  Partnership,  the amount of such uninvested Net
Offering
Proceeds  shall  be  promptly  distributed  by the  Partnership  to the
Limited
Partners,  pro rata based upon their respective  number of Units, as a return of
capital, without interest and without reduction for Front-End Fees in respect of
such uninvested  Capital  Contributions  (which  distributions  shall not in any
event exceed the related  Capital  Contribution of any Limited  Partner).
Funds
shall be deemed to have been committed to investment and need not be returned to
a Limited  Partner to the extent  written  agreements in  principle, commitment
letters,  letters of intent or  understanding,  option agreements or any similar
contracts  or  understandings   are  executed  and  not  terminated  during
the
applicable twenty-four (24) or twelve (12) month period described above, if such
investments  are ultimately  consummated  within a further period of twelve
(12)
months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering
Proceeds, to the Limited Partners on a pro rata basis, as a return of capital.

      8.7 Partner's Return of Investment in the Partnership.

      Each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and for any other distributions with respect to his Partnership Interest. If the assets of the Partnership remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Partner, he shall not have any recourse against the personal assets of any other Partner, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

      8.8  No Distributions in Kind.

      Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership's assets and may only then be made to a liquidating trust established for the purposes of (a) liquidating the assets transferred to it and (b) distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

      8.9  Partnership Entitled to Withhold.

      The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner's participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership
(i)
by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefore by the General Partner, which demand shall be made only if the General Partner determines that such
Partner is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section  9.  WITHDRAWAL  OF  GENERAL PARTNER.

      9.1 Voluntary Withdrawal.

      The General Partner may not voluntarily withdraw as a General Partner from
the Partnership  unless (a) the Limited  Partners have received 60 days'
advance
written  notice  of  the  General  Partner's  intention  to  withdraw,  (b)
the
Partnership  shall have received an opinion of Tax Counsel to the Partnership to
the  effect  that such  withdrawal  will not  constitute  a  termination  of the
Partnership  or  otherwise   materially  adversely  affect  the  status  of
the
Partnership for federal income tax purposes and (c) a Substitute General Partner shall have been selected and such Substitute General Partner (i) shall have expressed a willingness to be admitted to the Partnership, (ii) shall have received the specific written Consent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient, in the opinion of Tax Counsel to the Partnership, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the net worth requirements for "sponsors" under the NASAA Guidelines.

      9.2  Involuntary Withdrawal.

      The General Partner shall be deemed to have involuntarily withdrawn as a
General Partner from the Partnership upon the removal of the General Partner pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

      For purposes of this Section 9.2 and Section 13, neither the General
Partner nor any Affiliate of the General Partner will participate in any vote by the Limited Partners to (a) involuntarily remove the General Partner or
(b)
cancel any management or service contract with the General Partner or any such
Affiliate.

      9.3  Consequences of Withdrawal.

      (a) Upon the  voluntary  withdrawal  of the General  Partner in accordance
with  Section  9.1,  the General  Partner,  or its estate,  successors  or legal
representatives, shall be entitled to receive from the Partnership (i) an amount
equal to the positive balance,  if any, in the General Partner's Capital
Account
(as adjusted to the date of such withdrawal by allocation  pursuant to
Section 8
of any Profits or Losses or other  allocable  items realized by the
Partnership
through such date of Withdrawal and any unrealized  gains and losses inherent in
the Partnership's assets as of such date),  provided,  however, that in no event
shall such amount exceed the fair market value of the Partnership  Interest then
held by the General Partner,  as calculated in accordance with the provisions of
clause  (c) of this  Section  9.3,  plus or minus,  as the case may be,  (ii)
an
amount  equal to the  difference  between  (A) any  amounts due and owing to the
General  Partner by the  Partnership  and (B) any  amounts  due and owing by the
General Partner to the  Partnership.  The right of the General  Partner,  or its
estate, successors or legal representatives,  to receipt of such amount shall be
subject to (x) any claim for damages by the  Partnership or any Partner against
the General Partner, or its estate,  successors or legal  representatives, that
such withdrawal  shall have been made in contravention of this Agreement and
(y)
if the General  Partner  has a negative  balance in its  Capital  Account after
making the adjustments  provided for in the first sentence of this clause (a)
of
Section 9.3,  payment to the Partnership of an amount equal to the lesser of
(1)
the amount of such deficit balance or (2) the excess of 1.01% of the total
Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner.

      (b) Upon involuntary withdrawal of the General Partner as such from the
Partnership in accordance with Section 9.2, the Partnership shall pay to the
General Partner (i) the fair market value of the Partnership Interest then held by the General Partner, as calculated in the manner set forth in clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) an amount equal to the difference between (A) any amounts due and owing to such withdrawn General
Partner by the Partnership and (B) any amounts due and owing by such withdrawn
General Partner to the Partnership, and, upon such payment, the General
Partner's Interest in the income, losses, distributions and capital of the
Partnership shall be terminated.

      (c) For purposes of this Section 9.3, the fair market value of the withdrawn General Partner's Interest shall be determined, in good faith, by such
General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn General Partner and one by the Limited Partners. In the event that such two appraisers are unable to agree on the value of the withdrawn General Partner's Interest within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration
Association. The expense of arbitration shall be borne equally by the withdrawn
General Partner and the Partnership.

      (d) The method of payment to the General Partner upon withdrawal, whether
voluntary  or  involuntary,  must be fair  and must  protect  the  solvency
and
liquidity of the  Partnership.  When the withdrawal is voluntary,  the method of
payment will be presumed to be fair if it provides  for a
non-interest-bearing,
unsecured promissory note of the Partnership, with principal payable, if at all,
from  distributions  that the withdrawn  General  Partner  otherwise  would have
received under the Partnership  Agreement had the General Partner not withdrawn.
When the withdrawal is involuntary, the method of payment will be presumed to be
fair if it provides for a promissory  note bearing  interest on the outstanding
principal amount thereof at the lesser of (i) the rate of interest (inclusive of
any points or other loan charges) which the Partnership would be required to pay
to an unrelated  bank or commercial  lending  institution  for an unsecured,
60
month loan of like amount or (ii) the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

      9.4  Liability  of Withdrawn General Partner.

      If the business of the Partnership is continued after withdrawal of the
General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of
General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such withdrawal shall have become effective.

      9.5  Continuation  of Partnership Business.

      In the event that the General Partner withdraws from the Partnership, the
General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners Notice stating the reasons for such withdrawal.
If, within 90 days following such withdrawal, any Person shall be admitted to the Partnership as a Substitute General Partner, such Substitute General Partner shall execute a counterpart of this Agreement and the business of the
Partnership shall continue. If no Substitute General Partner shall have been so admitted to the Partnership within 90 days following the date of the General
Partner's withdrawal, then the Partnership shall be dissolved.

Section TRANSFER OF UNITS.

      10.1  Withdrawal  of  a Limited Partner.

      A Limited Partner may withdraw from the Partnership only by Assigning or having redeemed all Units owned by such Limited Partner in accordance with this
Section 10. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any Limited Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Limited Partner shall be deemed to be the Assignee of the Partnership Interest of such Limited Partner and may become a Substitute Limited Partner upon compliance with the provisions of Section
10.3.

      10.2  Assignment.

      (a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this
Agreement, any Limited Partner may Assign all or any portion of the Units owned by such Limited Partner to any Person (the "Assignee"); provided that

      (i) such Limited Partner and such Assignee shall each execute a written
      Assignment instrument, which shall:

           (A)  set forth the terms of such Assignment;

           (B) in the case of assignments other than by operation of law, state the intention of such Limited Partner that such Assignee shall become a Substitute Limited Partner and, in all cases, evidence the acceptance by the Assignee of all of the terms and provisions of this
           Agreement;

           (C) include a representation by both such Limited Partner and such
           Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

           (D) otherwise be satisfactory in form and substance to the General Partner; and

      (ii) such Assignee shall pay to the Partnership an aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with such Assignment.

      (b) Notwithstanding the foregoing, unless the General Partner shall specifically Consent, no Units may be Assigned:

      (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

      (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that the
      Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

      (iii) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware
Act
      or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

      (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

      (v) if such Assignment would result in the transfer of a Partnership
      Interest  representing less than twenty-five (25) Units, or ten (10)
Units
      in the case of a Qualified Plan (unless such Assignment is of the entire
      Partnership Interest owned by such Limited Partner);

      (vi) if such Assignment would result in the retention by such Limited
      Partner of a portion of its Partnership Interest representing less than the greater of (A) twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

      (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law;

      (viii) if the effect of such Assignment would be to cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. Section 2510.3-101(f)) to equal or exceed 25%;
or

      (ix) if such transfer would cause an impermissible percentage of Units to be owned by non-United States citizens.

      Any attempt to make any Assignment of Units in violation of this Section
      10.2(b) shall be null and void ab initio.

      (c) So long as there are  adverse  federal  income tax  consequences from
being  treated  as a  "publicly  traded  partnership"  for  federal  income tax
purposes,  the  General  Partner  shall not permit any  interest in a Unit to be
Assigned on a secondary public market (or a substantial  equivalent  thereof)
as
defined  under  the Code  and any  Treasury  Regulations  or  published notices
promulgated  thereunder  (a  "Secondary  Market")  and, if the  General
Partner
determines in its sole and absolute  discretion,  that a proposed Assignment was
effected on a Secondary Market, the Partnership and the General Partner have the
right to refuse to recognize any such proposed Assignment and to take any action
deemed necessary or appropriate in the General Partner's  reasonable discretion
so that such proposed  Assignment is not, in fact,  recognized.  For purposes of
this Section  10.2(c),  any  Assignment  which  results in a failure to meet the
"safe-harbor"  provisions  of Notice  88-75 (July 5, 1988) issued by the IRS,
or
any  substitute  safe-harbor  provisions  subsequently  established  by
Treasury
Regulations  or published  notices,  shall be treated as causing the Units to be
publicly  traded.   The  Limited  Partners  agree  to  provide  all
information
respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary
Market.

      (d) Assignments made in accordance with this Section 10.2 shall be effective for record purposes and for purposes of Section 8 as of the first day of the Segment following the date upon which all of the conditions of this
Section 10.2 shall have been satisfied.

      10.3  Substitution10.3  Substitution.

      (a) An Assignee of a Limited Partner shall be admitted to the Partnership as a Substitute Limited Partner only if:

      (i) the General Partner has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and

      (ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section
15,
      as the General Partner reasonably may require to determine compliance with this Section 10.

      (b) An Assignee of Units who does not become a Substitute Limited Partner in accordance with this Section 10.3 and who desires to make a further
Assignment of his Units shall be subject to all the provisions of Sections
10.2,
10.3 and 10.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of his Units. Failure or refusal of the General
Partner to admit an Assignee as a Substitute Limited Partner shall in no way affect the right of such Assignee to receive distributions from Distributable
Cash From Operations and Distributable Cash From Sales and the share of the
Profits or Losses for Tax Purposes to which his predecessor in interest would have been entitled in accordance with Section 8.

      10.4 Status of an Assigning Limited Partner.

      Any Limited Partner that shall Assign the entire Partnership Interest owned by such Limited Partner to an Assignee who shall become a Substitute
Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner in the
Partnership.

      10.5 Limited Right of Presentment for Redemption of Units.

      (a) Commencing with the second full calendar  quarter  following the
Final
Closing Date and at any time and from time to time thereafter until termination
of the  Partnership,  any  Limited  Partner  (other than an  Affiliated
Limited
Partner)  may  request  that  the  Partnership   redeem,  and,  subject  to
the
availability of funds in accordance with clause (b) below and the other provisions of this Section 10.5 and provided that the Partnership shall not, in any calendar year, redeem Partnership Interests that, in the aggregate, exceed
2% of the total Partnership Interests outstanding as of the last day of such year, with the prior Consent of the General Partner, the Partnership shall redeem, for cash, up to 100% of the Partnership Interest of such Limited
Partner, at the Applicable Redemption Price. The Partnership shall be under no obligation to redeem Units of a Limited Partner and shall do so only in the sole and absolute discretion of the General Partner.

      (b) No reserves shall be established by the Partnership for the redemption of Units. The availability of funds for the redemption of any Unit shall be subject to the availability of sufficient Distributable Cash. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the
Operations of the Partnership and would not result in the termination under the
Code of the Partnership's taxable year or of its federal income tax status as a partnership.

      (c) A  Limited  Partner  desiring  to have a  portion  or all of his
Units
redeemed  shall  submit a  written  request  to the  General  Partner  on a form
approved by the General  Partner  duly signed by all owners of such Units on the
books of the Partnership. Redemption requests hereunder shall be deemed given on
the  earlier  of the date  the same is (i)  personally  delivered  with receipt
acknowledged,  or (ii)  mailed by  certified  mail,  return  receipt requested,
postage prepaid,  at the General  Partner's  address set forth herein.
Requests
arising  from  death,  major  medical  expense and family  emergency  related to
disability  or  a  material  loss  of  family  income,   collectively
"Hardship
Redemptions" shall be treated as having been received at 12:01 A.M. EST and all other redemption requests shall be deemed received with the start of the business day during which received. The General Partner shall promptly accept or deny each redemption request. The General Partner shall, in its sole discretion, decide whether a redemption is in the best interests of the Partnership.

      (d) In the event that the General Partner receives requests for the
Partnership to redeem more Units than there are funds sufficient to redeem, the
General Partner shall honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner shall use its reasonable efforts to honor requests for redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests.

      (e) Within 30 days following the date upon which the General Partner receives a written request from any Limited Partner to redeem Units held by such
Limited Partner, the General Partner shall deliver written notice to such
Limited Partner indicating (i) the number, if any, of such Units to be redeemed and (ii) if appropriate, the date of redemption thereof, which shall be a date within 30 days following the date of such notice, and the Applicable Redemption
Price with respect thereto. Not less than ten (10) days prior to the redemption date specified in the Partnership's notice, the Limited Partner requesting redemption shall deliver to the Partnership all transfer instruments and other documents reasonably requested by the Partnership to evidence such redemption and the Partnership shall pay to such Limited Partner the Applicable Redemption
Price per Unit redeemed. In the event that all Units of any Limited Partner are so redeemed, such Limited Partner shall be deemed to have withdrawn from the
Partnership and shall, from and after the date of the redemption of all Units of such Limited Partner, cease to have the rights of a Limited Partner.

Section DISSOLUTION AND WINDING-UP.

      11.1  Events Causing Dissolution.

      The Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event"):

      (a) the  withdrawal of the General  Partner,  unless a Substitute
General
Partner shall have been admitted to the Partnership in accordance with Section
9.5; or

      (b) the voluntary dissolution of the Partnership (i) by the General
Partner with the Consent of the Majority Interest or (ii) subject to Section
13,
by the Consent of the Majority  Interest  without action by the General
Partner;
or

      (c) the Sale of all or substantially all of the assets of the Partnership (which Sale prior to the end of the Reinvestment Period requires the Consent of the Majority Interest); or

      (d) the expiration of the Partnership term specified in Section 4 of this Agreement; or

      (e) the Operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

      (f) any other event which causes the dissolution or winding-up of the
Partnership under the Delaware Act to the extent not otherwise provided herein.

      11.2 Winding Up of the  Partnership;  Capital  Contribution by the
General
Partner Upon Dissolution11.2 Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution.

      (a) Upon the occurrence of a Dissolution Event, the winding-up of the
Partnership and the termination of its existence shall be accomplished as follows:

           (i) the General Partner (or if there shall be none, such other
Person
      as shall be  selected by the Consent of the  Majority  Interest,  or if no
      such other Person is so selected,  such other Person as is required by law
      to wind up the affairs of the Partnership,  which Person, in either event,
      may exercise all of the powers  granted to the General  Partner herein
and
      is hereby  authorized to do any and all acts and things  authorized by law
      and by this Agreement for such purposes and any and all such other acts
or
      things consistent therewith as may be expressly authorized by the
Majority
      Interest)   shall  proceed  with  the   liquidation  of  the
Partnership
      (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Limited Partnership), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the General Partner (or such other Person effecting the winding up) to effectuate an orderly winding-up;

           (ii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Section 8;

           (iii) in the event that,  after all  requirements  of clauses (i)
and
      (ii) of this Section  11.2(a)  shall have been  accomplished,  the
General
      Partner shall have a deficit balance in its Capital  Account,  the
General
      Partner shall  contribute  within thirty (30) days to the Partnership as a
      Capital  Contribution  an amount  equal to the lesser of (A) the amount of
      such  deficit  balance  or (B) the  excess of 1.01% of the  total
Capital
      Contributions  of  the  Limited  Partners  over  the  capital previously
      contributed by the General Partner (for this purpose, any payments made by
      the  General   Partner  as   co-signatory  or  guarantor  of  any  of
the
      indebtedness of the Partnership and not yet reimbursed to the General
      Partner at the time of dissolution of the Partnership and any amounts due and unpaid to the General Partner on, under or with respect to any
      Partnership Loans at the time of such dissolution shall be deemed to be
      Capital Contributions by the General Partner to the Partnership and any
      obligation of the Partnership to reimburse or repay such amounts shall thereupon cease);

           (iv) the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in Section
      11.3; and

           (v) the General Partner (or such other Person effecting the winding
      up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

      (b) If the winding-up of the Partnership is effected by the General
Partner, the General Partner shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

      11.3  Application of Liquidation Proceeds Upon Dissolution.

      Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

      (a) first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;

      (b) next, to the setting up of any reserve that the General Partner (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the
Partnership or the Partners; such reserve may, in the sole and absolute discretion of the General Partner (or such other Person effecting the winding
up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section
11.3.

      (c) next, to the payment of all obligations to the Partners in proportion to and to the extent of advances made by each Partner pursuant to the provisions of this Agreement;

      (d) next, to the payment of all reimbursements to which the General Partner or any Affiliate of the General Partner may be entitled pursuant to this Agreement; and

      (e) thereafter, to the Partners in proportion to and to the extent of the positive balances of their Capital Accounts.

      11.4 No Recourse  Against Other Partners.

      Following the occurrence of any Dissolution Event, each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, such Limited Partner's Capital Contribution. If, after the complete payment and discharge of all debts, liabilities and other obligations of the
Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, such
Limited Partner shall have no recourse against any other Limited Partner or the
General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership pursuant to Section
11.2(a)(iii) hereof.

Section FISCAL MATTERS.

      12.1 Title to Property and Bank Accounts.

      Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(F), all Investments and other assets of the
Partnership shall be held in the name of the Partnership. The funds of the
Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the General Partner, and withdrawals therefrom shall be made upon the signature of the General Partner or such Person or Persons as shall be designated in writing by the General Partner.
The funds of the Partnership shall not be commingled with the funds of any other
Person.

      12.2   Maintenance of and Access to Basic Partnership Documents.

      (a) The General Partner shall maintain at the Partnership's principal office, the following documents:

      (i)   the Participant List;

      (ii) a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed;

      (iii) copies of this Agreement and any amendments hereto;

      (iv) copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners' equity at or for such Fiscal Year, together with the report of the Partnership's independent auditors with respect thereto;

      (v) copies of the Partnership's federal, state and local income tax returns and reports,  if any, for the three most recently completed
Fiscal
      Years;

      (vi) records as required by applicable tax authorities including those specifically required to be maintained by "tax shelters", if so required by the Partnership; and

      (vii)  investor   suitability   records  for  Units  sold  by  any
      Affiliate of the General Partner.

      (b) Each Limited Partner and his designated  representative shall be given
access to all of the foregoing records of the Partnership and such other records
of the Partnership  which relate to business affairs and financial  condition of
the Partnership,  and may inspect the same and make copies of the same
(subject,
in the case of copying the Participant's  List, to compliance with clause (c)
of
this Section 12.2) at such Limited  Partner's  expense,  during normal business
hours upon  reasonable  advance  written  notice to the General  Partner, which
notice shall  specify the date and time of the intended  visit and identify with
reasonable   specificity  the  documents  which  such  Limited  Partner  or its
representative will wish to examine or copy or both.

      (c) A copy of the Participant List shall be mailed to any Limited Partner making written request for the Participant List within ten (10) days of such request (or, if later, within seven (7) days of the Partnership's receipt of such request); provided that the General Partner may request, and shall be entitled to first receive, (i) reimbursement of the reasonable cost of copying and mailing of the Participant List to the Limited Partner, and
(ii) a
representation from such Limited Partner that the Participant List is not being requested for a commercial purpose unrelated to such Limited Partner's interest as a Limited Partner relative to the affairs of the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners' voting rights under this Agreement and the exercise of Limited Partners' proxy rights under federal or state securities laws.

      (d) If the General Partner refuses or neglects to (i) permit a Limited
Partner or his duly authorized  representative  to examine the Participant
List
(as provided in Paragraph (b) of this Section 12.2) or (ii) produce and mail a copy of the Participant List within ten (10) days after such request (or, if later, within seven (7) days of the Partnership's receipt of the applicable
Limited Partner's written request) (as provided in Paragraph (c) of this Section
12.2), the General Partner shall be liable to such Limited Partner for the costs, including attorneys' fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages suffered by such
Limited Partner by reason of such refusal or neglect; provided, that it shall be a defense to liability under this clause (d) that (x) the requesting Limited
Partner has failed or refused to make the representation described in clause
(c)(ii) of this Section 12.2 after being requested to do so by the General
Partner or (y) the actual purpose and reason for such Limited Partner's requests for inspection or for a copy of the Participant List is to secure such List for the purpose of (1) selling, or reproducing and selling, such List or any portion of the information contained therein, or (2) using such List or any of such information for a commercial purpose other than in the interest of the Limited
Partner relative to the affairs of the Partnership. The remedies provided under this Section 12.2 to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to
Limited Partners under federal law or the laws of any state.

      12.3  Financial  Books  and Accounting.

      The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the
Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the
Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

      12.4  Fiscal Year.

      Except as may otherwise be determined from time to time by the General
Partner (in a manner which is consistent with the Code and the Treasury
Regulations thereunder or is consented to by the IRS), the Fiscal Year of the
Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

      12.5  Reports.

      (a) Quarterly Reports. Within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, the following written materials:

      (i) a report containing the same financial information as is contained in the Partnership's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Partnership at and for such Fiscal
      Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity, all of which financial statements shall be prepared in accordance with Section 12.3;

      (ii) a tabular summary, prepared by the General Partner, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the  Partnership to the Sponsor during such Fiscal
Quarter,
      identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Partnership and the compensation received therefor and (B) summarize the terms and conditions of any contract, which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Sponsor; and

      (iii) until all Capital  Contributions  have been invested or committed to
      investment in Investments and Reserves (not exceeding 3% of Gross
Offering
      Proceeds), used to pay permitted Front-End Fees or returned to the
Limited
      Partners (as provided in Section 8.7, above), a special report concerning
      all Investments  made during such Fiscal Quarter which shall include
(A) a
      description of the types of Equipment acquired and Financing
Transactions
      made,  (B)  the  total   Purchase  Price  paid  for  such   categories
of
      Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition
      Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

      (b) Annual Reports. Within 120 days after the end of each Fiscal Year, the
General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Year the following written materials:

      (i)  financial  statements  for the  Partnership  for  such  Fiscal
Year,
      including  a balance  sheet as of the end of such  Fiscal Year and related
      statements  of  operations,  cash flows and changes in  Partners'
equity,
      which shall be  prepared  in  accordance  with  Section  12.3 and shall be
      accompanied  by  an  auditor's   report   containing  an  opinion  of
the
      Accountants;

      (ii) an analysis, prepared by the General Partner (which need not be audited, but shall be reviewed, by the Accountants), of distributions made to the General  Partner and the Limited  Partners  during such Fiscal
Year
      separately identifying the portion (if any) of such distributions from:

           (A)  Cash Flow during such period;

           (B)  Cash Flows from prior periods;

           (C)  Cash From Sales;

           (D) Capital Contributions originally used to establish a Reserve;

      (iii) a status report with respect to each piece of Equipment and each
      Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments held at the end of such Fiscal Year, which report shall state:

           (A) the condition of each such item of Equipment and of any personal property securing any Financing Transaction to which such report applies;

           (B) how such Equipment was being utilized as of the end of such
           Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or sale);

           (C) the remaining term of any Lease to which such Equipment is subject;

           (D) the projected or intended use of such Equipment during the next following Fiscal Year;

           (E)  the method used to determine values set forth therein;

           (F) such other information as may be relevant to the value or use of such Equipment or any personal property securing any such Financing
           Transaction as the General Partner, in good faith, deems appropriate;

      (iv) the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the Sponsor by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:

           (A) In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the
           Partnership and the compensation therefor and shall summarize the terms and conditions of any contract which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Sponsor;

           (B) In the case of reimbursed costs and expenses, the General
Partner
           shall also  prepare  an  allocation  of the total  amount of all such
           items and shall include  support for such  allocation to
demonstrate
           how the  Partnership's  portion of such total amounts were allocated
           between the  Partnership  and any other  Programs in accordance with
           this Agreement and the respective  governing agreements of such other
           Programs.  Such cost and expense  allocation shall be reviewed by the
           Accountants   in  connection   with  their  audit  of  the
financial
           statements of the Partnership for such Fiscal Year in accordance with the American  Institute of Certified Public Accountants United
States
           Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Sponsor, the cost of whose services were reimbursed; and

           (C) The  additional  costs of the  special  review  required  by this
           clause will be itemized  by the  Accountants  on a Program by
Program
           basis and may be  reimbursed  to the  Sponsor by the  Partnership in
           accordance   with  this   subparagraph   only  to  the  extent
such
           reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

      (v) until all Capital  Contributions  have been  invested or  committed to
      investment in Investments and Reserves (not exceeding 3% of Gross
Offering
      Proceeds), used to pay permitted Front-End Fees or returned to the
Limited
      Partners (as provided in Section 8.7, above), a special report concerning
      all  Investments  made during  such Fiscal Year which shall  include
(A) a
      description of the types of Equipment  acquired or Financing
Transactions
      made,  (B)  the  total   Purchase  Price  paid  for  such   categories
of
      Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition
      Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

      12.6   Tax  Returns  and Tax Information.

      The General Partner shall:

      (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year within 75 days after the end of such Fiscal Year; and

      (b) deliver to each Partner by March 15 following each Fiscal Year a Form
K-1 or other statement setting forth such Partner's share of the Partnership's income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

      12.7  Accounting Decisions.

      All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the General Partner may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

      12.8  Federal Tax Elections.

      The Partnership, in the sole and absolute discretion of the General
Partner, may make elections for federal tax purposes as follows:

      (a) In case of a transfer of all or part of the Partnership Interest of a
Partner, the Partnership, in the absolute discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee.

      (b) All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as will, in the opinion of the General Partner (as advised by Tax
Counsel or the Accountants as the General Partner deems necessary) be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

      12.9  Tax Matters Partner.

      (a) The General Partner is hereby  designated as the "Tax Matters
Partner"
under Section  6231(a)(7) of the Code and may hereafter  designate its successor
as Tax Matters Partner,  to manage  administrative  and judicial tax proceedings
conducted at the Partnership  level by the Internal Revenue Service with respect
to Partnership  matters. Any Partner shall have the right to participate in such
administrative  or  judicial   proceedings  relating  to  the  determination
of
Partnership items at the Partnership level to the extent provided by Section
6224 of the Code. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Limited Partners.

      (b)  The Tax Matters Partner shall have the following duties;

      (i) To the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall furnish the name, address,
      Interest and taxpayer identification number of each Partner to the
      Secretary of the Treasury or his delegate (the "Secretary"); and

      (ii) To the  extent  and in the  manner  required  by  applicable  law
and
      regulations,  the Tax Matters Partner shall keep each Partner  informed of
      administrative  and  judicial   proceedings  for  the  adjustment  at
the
      Partnership level of any item required to be taken into account by a
      Partner for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

      (c) Subject to Section 6.3 hereof, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash from Operations or Cash From Sales. Neither the
General Partner nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

      (d) The Tax Matters Partner is hereby authorized, but not required:

      (i) to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax
      Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any
      Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

      (ii) in the event that a notice of a final administrative adjustment at the partnership level of any item required to be taken into account by a
      Partner for tax purposes (a "final adjustment") is mailed to the Tax
      Matters Partner, to seek judicial review of such final adjustment, including  the filing of a petition for  readjustment  with the Tax
Court,
      the District Court of the United Sates for the district in which the partnership's  principal  place of business is located,  the United
States
      Court of Claims or any other appropriate forum;

      (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

      (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the
      Secretary, to file a petition for judicial review with respect to such request;

      (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

      (vi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

      12.10   Reports  to  StateAuthorities.

      The General Partner shall prepare and file with all appropriate state regulatory bodies and other authorities all reports required to be so filed by state securities or "blue sky" authorities and by the NASAA Guidelines.

Section  13.MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS.

      13.1  Meetings  of  the Limited Partners.

      (a) A meeting of the Limited Partners may be called by the General Partner on its own initiative, and shall be called by the General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units, to act upon any matter on which the Limited
Partners may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Limited Partners at such meeting (which text the General Partner shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Limited
Partners). Within ten days following the receipt of such a request, the General
Partner shall give Notice to all Limited Partners of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the
General Partner acting on its own initiative may, and following its receipt of written request(s) therefor from Limited Partners holding more than 10% of the then outstanding Units shall, submit for action by Consent of the Limited
Partners, in lieu of a meeting, any matter on which the Limited Partners may vote (as set forth in this Section 13.

      (b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Limited Partners either (i) personally or by mail
(if such meeting is being called, or Consent action is being solicited, by the
General Partner upon the request of the Limited Partners) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the General Partner on its own initiative) and a meeting called pursuant to such
Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Limited Partner at his record address, or at such other address as he may have furnished in writing to the General Partner for receipt of Notices, and shall state the place, date and time of such meeting
(which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the General Partner shall determine to be reasonable and convenient to the Limited Partners) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the
Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if there be no such quorum, holders of a majority of the Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy
(except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any
Limited Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

      (c) For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of such Limited
Partners (or to take action by Consent in lieu thereof), or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or
Consent action), for the purpose of any such determination.

      (d) Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which such Limited
Partner is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Limited Partners. Every proxy must be signed by a Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

      (e) At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

      13.2 Voting Rights of the Limited Partners.

      Subject to Section 13.3, the Limited Partners, acting by Consent of the
Majority Interest may take the following actions without the concurrence of the
General Partner:

      (a) amend this Agreement, other than (1) in any manner to allow the
Limited Partners to take part in the control or management of the Partnership's business, and (2) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in this
Agreement;

      (b)  dissolve the Partnership;

      (c) remove the General Partner and elect one or more Substitute General Partners; and

      (d) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Partnership except for any such Sale or series of Sales in the ordinary course of liquidating the Partnership's
Investments during the Disposition Period.

      In determining the requisite percentage in interest of Units necessary to approve a matter on which the Sponsor may not vote or consent, any Units owned by the Sponsor shall not be included. With respect to any Interests owned by the
Sponsor, the Sponsor may not vote on matters submitted to the Limited Partners regarding the removal of the Sponsor or regarding any transaction between the
Program and the Sponsor. In determining the requisite percentage and interest of
Interests necessary to approve a matter in which a Sponsor may not vote or consent, any Interests owned by the Sponsor shall not be included.

      13.3  Limitations on Action by the Limited Partners.

      The rights of the Limited Partners under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an item of
Equipment or (b) to contract away the fiduciary duty owed to such Limited
Partner by the Sponsor under common law. Any action taken pursuant to Section
13.2 shall be void if any non-Affiliated Limited Partner, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Limited Partners to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this
Section 13.3, counsel shall be deemed to have been selected by the Limited
Partners if such counsel is affirmatively approved by the Consent of the
Majority Interest within 45 days of the date that the holders of 10% or more of the Units propose counsel for this purpose.

Section 14.  AMENDMENTS.

      14.1  Amendments  by the General Partner.

      Subject to Section 13.2 of this Agreement and all applicable law, this
Agreement may be amended, at any time and from time to time, by the General
Partner without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Limited Partners, including, without limitation:

      (a) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner herein;

      (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

      (c) to preserve the status of the Partnership as a "limited partnership" for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified);

      (d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar such official;

      (e) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of
Federal Regulations;

      (f) if the Partnership is advised by Tax Counsel, by the Partnership's
Accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this
Agreement, in accordance with the advice of such Tax Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

      (g) to change the name of the Partnership or the location of its principal office.

      14.2 Amendments with the Consent of the Majority Interest.

      In addition to the amendments permitted to be made by the General Partner pursuant to Section 14.1, the General Partner may propose to the Limited
Partners, in writing, any other amendment to this Agreement. The General Partner may include in any such submission a statement of the purpose for the proposed amendment and of the General Partner's opinion with respect thereto. Upon the
Consent of the Majority Interest, such amendment shall take effect; provided, however, that (a) no such amendment shall increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for Tax Purposes or of any investment tax credit amounts of the Partnership without in each case the consent of each Partner affected thereby; and (b) no such amendment shall modify or amend this Section 14 without the consent of each Limited Partner.

Section 15.  POWER OF ATTORNEY.

      15.1   Appointment   of Attorney-in-Fact.

      By their  subscription  for Units and their admission as Limited
Partners
hereunder,  Limited  Partners make,  constitute and appoint the General
Partner,
each  authorized  officer  of the  General  Partner  and each  Person  who shall
thereafter  become  a  Substitute   General  Partner  during  the  term  of
the
Partnership,   with   full   power  of   substitution,   the  true  and
lawful
attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

      (a) this Agreement, Schedule A to this Agreement and the Certificate of
Limited Partnership under the Delaware Act and any other applicable laws of the
State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited
Partner);

      (b) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise consented to such action;

      (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

      (d)  any   certificate  of  dissolution  or  cancellation  of  the
Certificate of Limited Partnership that may be reasonably necessary to effect the termination of the Partnership; and

      (e) any  instrument  or papers  required  to  continue  or  terminate the
business of the  Partnership  pursuant to Sections  9.5 and 11 hereof;
provided
that no such attorney-in-fact  shall take any action as attorney-in-fact for any
Limited  Partner if such action could in any way increase the  liability of such
Limited  Partner  beyond the liability  expressly set forth in this Agreement
or
alter the rights of such  Limited  Partner  under  Section 8,  unless (in either
case)  such   Limited   Partner   has  given  a  power  of   attorney   to
such
attorney-in-fact expressly for such purpose.



      15.2  Amendments  to  Agreement  and  Certificate  of Limited
Partnership.

      (a) Each Limited Partner is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all of the Limited Partners, if a specified percentage of the Partners shall have voted in favor of, or otherwise consented to, such action. If, as and when:

      (i) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Partnership, which amendment or action requires, under the terms of this Agreement, the
      Consent of the Partners;

      (ii) Partners holding the percentage of Interests specified in this
      Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement;
and

      (iii) any Limited Partner has failed or refused to consent to such amendment or action (hereinafter referred to as the "non-consenting
      Limited Partner"),

then each non-consenting Limited Partner agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all documents, certificates and instruments that the General
Partner may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Limited Partner is fully aware that he has executed this special power of attorney and that each other Partner will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Partnership's business and affairs.

      (b) Any amendment to this Agreement reflecting the admission to the
Partnership of any Substitute Limited Partner shall be signed by the General
Partner and by or on behalf of the Substitute Limited Partner. Any amendment reflecting the withdrawal or removal of the General Partner and the admission of any Substitute General Partner of the Partnership upon the withdrawal of the
General Partner need be signed only by such Substitute General Partner.

      15.3 Power  Coupled With an Interest.

      The foregoing grant of authority by each Limited Partner:

      (a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Limited
Partner;

      (b) may be exercised for such Limited Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Limited
Partners, including such Limited Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

      (c) shall survive the Assignment by any Limited Partner of the whole or any portion of such Limited Partner's Partnership Interest, provided that, if any Assignee of an entire Partnership Interest shall have furnished to the
General Partner a power of attorney complying with the provisions of Section
15.1 of this Agreement and the admission to the Partnership of such Assignee as a Substitute Limited Partner shall have been approved by the General Partner, this power of attorney shall survive such Assignment with respect to the assignor Limited Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such
Assignment and admission and shall thereafter terminate with respect to such
Limited Partner.

Section 16.  GENERAL PROVISIONS.

      16.1 Notices,  Approvals and Consents.

      All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered,
(c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

      (a) If to the Partnership or the General Partner, at the principal office of the Partnership, to:

                ICON Cash Flow Partners L.P. Seven
                c/o ICON Capital Corp.
                600 Mamaroneck Avenue
                Harrison, New York  10528
                Attention:  President
                Telephone:  (914) 698-0600
                Telecopy:   (914) 698-0699

      (b) If to any Limited Partner, at the address set forth in Schedule A hereto opposite such Limited Partner's name, or to such other address as may be designated for the purpose by Notice from such Limited Partner given in the manner hereby specified.

      16.2  Further Assurances.

      The  Partners   will  execute,   acknowledge   and  deliver  such
further
instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

      16.3  Captions.

      Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this
Agreement or the intent of any provisions hereof.

      16.4  Binding Effect.

      Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

      16.5  Severability.

      If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

      16.6  Integration.

      This  Agreement   constitutes  the  entire  agreement  among  the
parties
pertaining  to  the  subject   matter  hereof  and   supersedes  all  prior
and
contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this
Agreement.

      16.7  Applicable Law.

      This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this
Agreement), without giving effect to the conflict of laws provisions thereof.

      16.8  Counterparts.

      This  Agreement  may be  signed  by  each  party  hereto  upon a separate
counterpart   (including,   in  the  case  of  a  Limited  Partner,  a
separate
subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

      16.9  Creditors.

      No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the interest of the Limited Partner as provided herein above.

      16.10 Interpretation.

      Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

      16.11 Successors and Assigns.

      Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

      16.12   Waiver of Action for Partition.

      Each of the parties hereto irrevocably waives, during the term of the
Partnership, any right that he may have to maintain any action for partition with respect to the property of the Partnership.

Section 17.    DEFINITIONS.

      Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this
Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and
Sections of this Agreement.

      "Accountants" means KPMG Peat Marwick LLP, or such other firm of independent certified public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.

      "Acquisition  Expenses"  means  expenses  (other  than  Acquisition
Fees)
      incurred and paid to any Person which are  attributable  to selection
and
      acquisition  of  Equipment  and  Financing  Transactions,  whether  or not
      acquired or entered into,  including  legal fees and expenses,  travel
and
      communications   expenses,   costs  of  credit  reports  and
appraisals,
      non-refundable   option  payments  on  equipment  and  other  tangible
or
      intangible personal property not acquired, commissions, selection fees, fees payable to finders and brokers which are not Affiliates of the
      Sponsor, accounting fees and expenses, costs of each acquisition of an item of Equipment or a Financing Transaction (including the negotiation of
      Leases and the negotiation and documentation of Partnership borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

      "Acquisition Fees" means, in connection with any Investment, the amount payable from all sources  (including  without  limitation,  Gross
Offering
      Proceeds, Indebtedness and reinvestments) in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment and the negotiation and consummation of any Financing Transaction by the Partnership, however designated and however treated for tax or accounting purposes, and (b) all finder's fees and loan fees or points paid in connection therewith to a Lender not affiliated with the Sponsor, but not any Acquisition Expenses.

      In calculating Acquisition Fees, fees payable by or on behalf of the
      Partnership to finders and brokers which are not Affiliates of the Sponsor shall be deducted from the amount of Acquisition Fees payable to the
      Sponsor, and no such fees may be paid to any finder or broker which is an
      Affiliate of the Sponsor.

      "Adjusted  Capital  Account  Deficit"  means with  respect to any
Capital
      Account as of the end of any taxable year, the amount by which the balance
      in such Capital  Account is less than zero. For this purpose,  a
Partner's
      Capital  Account  balance shall be (a) reduced for any items  described in
      Treas.  Reg. Section  1.704-1(b)(2)(ii)(d)(4),(5),  and (6), (b)
increased
      for any amount such Partner is unconditionally  obligated to contribute to
      the  Partnership  no later than the end of the  taxable  year in which his
      Units, or the General Partner's Partnership  Interest,  are liquidated
(as
      defined in Treas. Reg. Section  1.704-1(b)(2)(ii)(g)) or, if later, within
      90 days after such  liquidation,  and (c)  increased  for any amount such
      Partner is treated as being  obligated to  contribute  to the
Partnership
      pursuant  to  the   penultimate   sentences   of  Treas.   Reg.
Sections
      1.704-2(g)(1) and 1.704-2(i)(5) (relating to Minimum Gain).

      "Adjusted Capital Contribution" means, as to any Limited Partner, as of the date of determination,  such Limited  Partner's  Capital
Contribution
      reduced, but not below zero, by all distributions theretofore made to such
      Limited Partner by the Partnership which are deemed to be in reduction of such Limited Partner's Capital Contribution pursuant to Section
      8.3(d)(ii).

      "Administrator" means the official or agency administering the securities laws of a state.

      "Affiliate"  means,  with  respect  to any  Person,  (a) any other
Person
      directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or partner of such Person,
(c)
      any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

      "Affiliated Entity" means any investment entity of whatever form that is managed or advised by the General Partner.

      "Affiliated Investment" means any Investment in which the General
Partner,
      any Affiliate of the General Partner or any Program sponsored by the
      General  Partner  or any  Affiliate  of the  General  Partner
(including,
      without limitation, any Program in which the General Partner or any such
      Affiliate has an interest) either has or in the past has had an interest, but excluding any Joint Venture.


      "Affiliated Limited Partner" means any officer, employee or securities representative of the General Partner or any Affiliate of the General
      Partner or of any Selling Dealer who is admitted as a Limited Partner at a
      Closing.

      "Agreement" means this Agreement of Limited Partnership, as the same may hereafter be amended, supplemented or restated from time to time.

      "Applicable Redemption Price" means, with respect to any Unit, the amount
      (determined as of the date of redemption of such Unit):

      (a) during the Reinvestment  Period,  equal to 85% of the original
Capital
      Contribution of such Limited Partner less the sum of (i) 100% of previous distributions to such Limited Partner of uninvested Capital
Contributions
      pursuant to Section 8.6, (ii) 100% of previous distributions to such
      Limited Partner in redemption of a portion or all of his Units pursuant to
      Section 10.5, (iii) 100% of previous  distributions of Distributable
Cash,
      (iv) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (v) the aggregate amount, not exceeding
      $150.00, of expenses reasonably incurred by the Partnership in connection with the redemption such Unit; and

      (b) during the Disposition Period, equal to 100% of the balance of the
      Capital Account of such Limited Partner as of the end of the month next preceding such date of redemption less the sum of (i) such Limited
      Partner's pro rata share (without giving effect to such redemption) of
      Profits and Losses of the Partnership (as reasonably estimated by the
      General Partner) for the period commencing on the first calendar day of the month in which such redemption date shall occur and (ii) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the
      Partnership in connection with the redemption such Unit;

      provided,  however, that in no event shall the applicable redemption price
      computed  under  either  clause  (a) or (b) of this  definition  exceed an
      amount equal to such Limited  Partner's  Capital Account balance as of the
      end  of  the  calendar  quarter   preceding  such  redemption  minus
cash
      distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs (for a redemption of all Units owned by such Limited Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

      "Assignee" means any Person to whom any Partnership Interest has been
      Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

      "Assignment"  means, with respect to any Partnership  Interest or any part
      thereof,  the  offer,  sale,  assignment,   transfer,  gift  or
otherwise
      disposition of, such Partnership Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the term "Assign" has a correlative meaning.

      "Available Cash From Operations" means Cash From Operations as reduced by
      (a) payments of all accrued but unpaid Management Fees not required to be deferred, and (b) after Payout, payments of all accrued but unpaid
      Subordinated Remarketing Fees.

      "Available  Cash From  Sales"  means  Cash From  Sales,  as reduced by
(a)
      payments of all accrued but unpaid Management Fees not required to be deferred, and (b) after Payout, payments of all accrued but unpaid
      Subordinated Remarketing Fees.

      "Book Value" means, with respect to any Partnership property, the Partnership's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. Section 1.704-1(b)(2)(iv)(d)-(g).

      "Capital Account" means the capital account maintained for each Partner pursuant to Section 5.5 of this Agreement

      "Capital Contributions" means (1) as to the General Partner, its initial
      $1,000 contribution to the capital of the Partnership plus such additional amounts as may be contributed to the capital of the Partnership by the
      General Partner and (2) as to any Limited Partner, the gross amount of investment in the Partnership actually paid by such Limited Partner for
      Units, without deduction for Front-End Fees (whether payable by the
      Partnership or not).

      "Cash Flow" means the Partnership's cash funds provided from normal operations  of  the  Partnership  and  from  Financing  Transactions
(but
      excluding Cash from Sales), without deduction for depreciation, but after deducting cash funds used to pay all other cash expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from reserves).

      "Cash From Operations" means Cash Flow (a) reduced by amounts allocated to
      Reserves to the extent deemed  reasonable  by the General  Partner and
(b)
      increased by any portion of Reserves then deemed by the General Partner as not required for Partnership operations.

      "Cash From  Refinancings"  means the cash received by the Partnership as a
      result  of  any  borrowings  by  the  Partnership,   reduced  by  (a)
all
      Indebtedness of the Partnership evidencing such borrowings, and (b) the portion of such cash allocated to Reserves to the extent deemed reasonable by the General Partner.

      "Cash From Sales" means the cash received by the  Partnership  as a result
      of a Sale reduced by (a) all  Indebtedness of the Partnership  required to
      be paid as a result of the Sale,  whether or not then payable
(including,
      without limitation,  any liabilities on an item of Equipment sold that are
      not assumed by the buyer and any  remarketing  fees required to be paid to
      Persons  who  are  not  Affiliates  of  the  General  Partner),   (b)
the
      Subordinated Remarketing Fee (to the extent permitted to be paid at the time pursuant to Section 6.4(f) of this Agreement), (c) any accrued but previously unpaid Management Fees to the extent then payable, (d) any
      Reserves to the extent deemed  reasonable  by the General  Partner and
(e)
      all expenses incurred in connection with such Sale. In the event the
      Partnership takes back a promissory note or other evidence of indebtedness in connection with any Sale, all payments subsequently received in cash by the  Partnership  with respect to such note shall be included in Cash
From
      Sales upon receipt, irrespective of the treatment of such payments by the
      Partnership for tax or accounting purposes. If, in payment for Equipment sold, the Partnership receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in
      Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

      "Closing" means the admission of Limited Partners to the Partnership in accordance with Section 5.3 of this Agreement.

      "Closing Date" means any date on which any Limited Partner shall be admitted to the Partnership, and includes the Initial Closing Date and any subsequent Closing Date, including the Final Closing Date.

      "Code" means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

      "Commission" means the Securities and Exchange Commission.

      "Commission   Loans"  means   Indebtedness   of  the   Partnership
      authorized by Section 6.1(b)(ix).

      "Competitive Equipment Sale Commission" means that brokerage fee paid for services rendered in connection with the purchase or sale of Equipment and the sale or absolute assignment for value of Financing Transactions which is reasonable, customary and competitive in light of the size, type and location of the Equipment or other collateral securing the applicable
      Partnership Investment which is so transferred.

      "Consent" means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any
      Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

      "Controlling Person" means, with respect to the General Partner or any of
      Affiliate of the General Partner, any of its chairmen, directors, presidents, secretaries or corporate clerks, treasurers, vice presidents, any holder of a 5% or larger equity interest in the General Partner or any such Affiliate, or any Person having the power to direct or cause the direction of the General Partner or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

      "Counsel" and "Counsel to the Partnership" means Whitman Breed Abbott & Morgan, New York, New York, or any successor law firm selected by the General Partner.

      "Credit Committee" means a committee established by the General Partner to
      establish credit review policies and procedures,  supervise the efforts of
      the  credit   department   and  approve   significant   transactions
and
      transactions which differ from the standards and procedures it has established. The Credit Committee will, at all times, consist of three persons designated by the General Partner.

      "Creditworthy" means, when used herein with respect to a prospective
      Lessee or User, that (1) the Credit Committee of the General Partner has made the determination, in its reasonable business judgment, after review of financial, credit, operational and other information concerning such prospective Lessee or User, that such party is currently able and is expected to continue throughout the term of such transaction to be able to meet its obligations to the Partnership in a timely and complete manner,
      (2) the Lease or Financing Transaction is adequately secured by Equipment and/or other collateral obtained, directly or indirectly, from the Lessee or User (or a guarantor or other party) and (3) the Lessee or User has satisfied substantially all other criteria established by the Credit
      Committee as a condition to the Partnership's investment in such Lease or
      Financing Transaction.

      "Cumulative Return" means, as to any Limited Partner, an amount equal to an eight (8%) percent annual  cumulative  return on such Limited
Partner's
      Adjusted Capital Contribution (calculated before application of any distribution made to such Limited Partner pursuant on the date of such calculation) as outstanding from time to time, compounded daily from a date not later than the last day of the calendar quarter in which the original Capital Contribution is made

      "Dealer-Manager" means ICON Securities Corp., an Affiliate of the General Partner.

      "Dealer-Manager Agreement" means the agreement entered into between the
      General Partner and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

      "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Ann. tit. 6, Section 17-101, et seq., as amended from time to time, and any successor to such Delaware Act.

      "Disposition Period" means the period commencing on the first day following the end of the Reinvestment Period and continuing for the period deemed necessary by the General Partner for orderly termination of its operations and affairs and liquidation or disposition of the Partnership's
      Investments  and other assets and the  realization of maximum
Liquidation
      Proceeds therefor, which period is expected to continue not less than six
      (6), and not more than thirty (30), months beyond the end of the
      Reinvestment Period and which, in any event, will end no later than ten and one-half (10 1/2) years after the Final Closing Date.

      "Distributable Cash" has the meaning specified in Section 8.1(c) of this Agreement.

      "Distributable  Cash From Operations" means Available Cash From
Operations
      as reduced by (1) amounts which the General  Partner  determines  shall be
      reinvested  through  the  end of the  Reinvestment  Period  in additional
      Equipment  and  Financing   Transactions   and  which  ultimately  are
so
      reinvested.

      "Distributable  Cash From  Sales"  means  Available  Cash From  Sales, as
      reduced by (1)  amounts  which the  General  Partner  determines  shall be
      reinvested  through  the  end of the  Reinvestment  Period  in additional
      Equipment  and  Financing   Transactions   and  which  ultimately  are
so
      reinvested.

      "Due Diligence Expenses" means fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of (i) 1/2 of 1% of Gross
      Offering Proceeds and (ii) the maximum amount permitted to be reimbursed under Appendix F to Article III of the NASD Rules of Fair Practice].

      "Effective Date" means the date the Registration Statement is declared effective by the Commission.

      "Equipment" means any new, used or reconditioned capital equipment and related property acquired by the Partnership, including, but not limited to, the types of equipment referred to in Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible personal property which at any time is subject to, or the collateral for, a Lease.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow  Account"  means  an  interest-bearing   account  established
and
      maintained by the General Partner with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this
      Agreement, any Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of the Closing occurring on the
      Initial Closing Date.

      "Escrow  Agent" means The Bank of New York (NJ) or another  United
States
      banking institution with at least $50,000,000 in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the
      Escrow Agreement.

      "Escrow Agreement" means that certain Escrow Agreement, dated as of July
      10, 1993, between the General Partner and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

      "Final  Closing  Date"  means the last  Closing  Date on which any
Limited
      Partner (other than a Substitute Limited Partner) shall be admitted to the
      Partnership,   which  shall  be  as  soon  as  practicable  following
the
      Termination Date.

      "Financing Transaction" means any extension of credit or loan to any User, which is secured by a security interest in tangible or intangible personal property and in any lease or license of such property.

      "First Cash Distributions" means, with respect to any Limited Partner, all distributions made to such Limited Partner by the Partnership during the
      Reinvestment Period equal to an eight percent (8%) annual, cumulative return on the amount of such Limited  Partner's  Capital  Contribution
(as
      reduced by any amounts of uninvested Capital Contributions distributed to such Limited Partner pursuant to Section 8.6 and by any amount paid to such  Limited  Partner  in  redemption  of such  Limited  Partner's
Units
      pursuant to Section 10.5).

      "Fiscal Period" means any interim accounting period established by the
      General Partner within a Fiscal Year.

      "Fiscal Quarter" means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year and each additional three-calendar-month period commencing on the first day of the first month following the end of the preceding such period within such
      Fiscal Year (or such shorter period ending on the last day of a Fiscal
      Year).

      "Fiscal Year" means the Partnership's annual accounting period established pursuant to Section 12.4 of this Agreement.

      "Front-End Fees" means fees and expenses paid by any Person for any services rendered during the Partnership's organizational and offering or acquisition phases (including Sales Commissions,  Underwriting Fees, O
& O
      Expense Allowance, Acquisition Fees and Acquisition Expenses (other than any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the Sponsor) and Leasing Fees, and all other similar fees however designated).

      "Full-Payout Lease" means any lease or license, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancelable rental or royalty payments due during the initial term of such lease or license, on a present value basis, are at least sufficient to permit the Partnership to recover the Purchase Price of the Equipment subject to such lease or license.

      "General Partner" means ICON Capital Corp., a Connecticut corporation,
and
      any Person who  subsequently  becomes an additional or Substitute
General
      Partner  duly  admitted  to  the   Partnership  in  accordance  with
this
      Agreement, in such Person's capacity as a general partner of the
      Partnership.

      "Gross Asset Value" means, with respect to any asset of the Partnership, the asset's adjusted tax basis, except that:

      (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset on the date of contribution;

      (b) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at such times as the
      Partners' Capital Accounts are adjusted pursuant to Section 5.5(h) hereof;

      (c) the Gross Asset Value of any Partnership asset distributed to any
      Partner shall be the gross fair market value of such asset on the date of distribution;

      (d) to the  extent  not  otherwise  reflected  in  the  Partners'
Capital
      Accounts, the Gross Asset Values of Partnership assets shall be increased
      (or decreased) to appropriately reflect any adjustments to the adjusted basis of such  assets  pursuant  to Code  Section  734(b) or Code
Section
      743(b); and

      (e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

      "Gross Offering Proceeds" means the gross amount of Capital
Contributions
      (before deduction of Front-End Fees payable by the Partnership and the discount for Sales Commissions) of all Limited Partners admitted to the
      Partnership.

      "Gross Revenue" means gross cash receipts of the Partnership from whatever source including, but not limited to, (a) rental and royalty payments realized under Leases, (b) principal and interest payments realized under
      Financing Transactions and (c) interest earned on funds on deposit for the
      Partnership (other than Subscription Monies).

      "Gross Unit Price" means $100.00 for each whole Unit, and $.01 for each
      1/10,000th Unit, purchased by a Limited Partner (other than an Affiliated
      Limited Partner).

      "Indebtedness" means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as  liabilities
(exclusive
      of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

      "Independent Expert" means a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

      "Initial Closing Date" means the first Closing Date for the Partnership on which Limited Partners with Interests equal to, or greater than, the
      Minimum Offering are admitted to the Partnership.

      "Interest" or "Partnership Interest" means the limited partnership unit
or
      other  indicia of  ownership  in the  Partnership.  The  entire ownership
      interest of a Partner in the Partnership,  whether held by such Partner
or
      an  immediate  or  subsequent   Assignee   thereof,   including,
without
      limitation, such Partner's right (a) to a distributive share of the Cash
      From Operations, Cash From Sales and any other distributions of cash from operation or sale of the Partnership's Investments or liquidation of the
      Partnership and its assets, and of the Partnership's Profits or Losses for
      Tax Purposes and (b) if a General Partner, to participate in the management of the business and affairs of the Partnership.

      "Investment in Equipment and Financing  Transactions"  means the aggregate
      amount  of  Capital  Contributions  actually  paid  or  allocated  to the
      purchase,  manufacture or renovation of Equipment acquired, and investment
      in Financing  Transactions  entered into or acquired,  by the
Partnership
      together  with other cash  payments  such as interest,  taxes and
Reserves
      allocable  thereto  (not  exceeding  3%  of  Capital   Contributions)
and
      excluding Front-End Fees.

      "Investments" means, collectively, the Partnership's portfolio, from time to time, of Equipment, Leases and Financing Transactions, including any equity interest of the Partnership therein, whether direct or indirect, through a nominee, Joint Venture or otherwise.

      "IRA" means an Individual Retirement Account and its related funding vehicle.

      "IRS" or "Service" means the Internal Revenue Service or any successor agency thereto.

      "Involuntary Withdrawal" means, with respect to the General Partner, the removal or involuntary withdrawal of the General Partner from the
      Partnership pursuant to Section 9.2 of this Agreement.

      "Joint Venture" means any syndicate,  group,  pool,  general partnership,
      business trust or other unincorporated organization through or by means of
      which the  Partnership  acts  jointly  with any Program  sponsored  by the
      General  Partner  or any  Affiliate  of the  General  Partner  or with any
      non-Affiliated  Person  to  invest  in  Equipment,   Leases  or
Financing
      Transactions.

      "Lease" means any Full-Payout Lease and any Operating Lease.

      "Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment acquired by the
      Partnership.

      "Lender" means any Person that lends cash or cash equivalents to the
      Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment or other assets or in payments due under any
      Financing Transaction, and any property securing, any such transaction.

      "Lessee" means a lessee or license under a Lease.

      "Limited  Partner"  means any Person who is the owner of at least one
Unit
      and who has been admitted to the Partnership as an Limited Partner and any
      Person who becomes a Substitute Limited Partner, in accordance with this
      Agreement, in such Person's capacity as a Limited Partner of the
      Partnership.

      "Majority" or "Majority Interest" means Limited Partners owning more than
      50% of the aggregate outstanding Units.

      "Management  Fees" means,  for any Fiscal Year, an annual fee in an amount
      equal to the lesser of (a) the sum of (i) an amount  equal to 5% of annual
      gross rental  revenues  realized under  Operating  Leases,  (ii) an amount
      equal to 2% of annual gross rental  payments  realized  under
Full-Payout
      Leases that are Net Leases,  (iii) an amount  equal to 2% of annual gross
      principal  and interest  revenues  realized in connection  with
Financing
      Transactions  and  (iv) an  amount  equal  to 7% of  annual  gross rental
      revenues  from  Equipment  owned and  operated by the  Partnership  in the
      manner  contemplated by the NASAA  Guidelines  (i.e.,  the General
Partner
      provides both asset  management  and additional  services  relating to the
      continued  and  active  operation  of such  Equipment,  such  as on-going
      marketing and re-leasing or re-licensing of Equipment, hiring or arranging
      for the hiring of crews or  operating  personnel  for such  Equipment
and
      similar  services),  and (b) the  amount  of  reasonable  management fees
      customarily  paid  to  non-affiliated   third  parties  rendering
similar
      services in the same geographic location and for similar types of equipment.

      "Maximum Offering" means receipt and acceptance by the Partnership of subscriptions  by Persons  eligible to purchase a total of 1,000,000
Units
      of Partnership Interest on or before the Final Closing Date.

      "Minimum Offering" means receipt and acceptance by the Partnership of subscriptions for not less than 12,000 Units (excluding the ten (10)
Units
      subscribed for by the Original Limited Partner and any Units in excess of
      600 Units collectively subscribed for by the General Partner or any
      Affiliate of the General Partner).

      "NASAA  Guidelines"  means the  Statement  of Policy  regarding
Equipment
      Programs   adopted  by  the  North  American   Securities
Administrators
      Association, Inc., as in effect on the date of the Prospectus.

      "NASD" means the National Association of Securities Dealers, Inc.

      "Net Disposition Proceeds" means the proceeds realized by the Partnership from the  Sale or other  disposition  of an item of  Equipment
(including
      insurance proceeds or lessee indemnity payments arising from the loss or destruction of the Equipment), Financing Transactions, or any other
      Partnership property, less all related Partnership liabilities.

      "Net Lease" means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased or licensed asset and where the noncancelable rental or royalty payments pursuant to such Lease are absolutely net to the Partnership.

      "Net Offering Proceeds" means the Gross Offering Proceeds minus the Underwriting Fees, Sales Commissions and the O & O Expense Allowance payable by the Partnership.

      "Net Unit Price" means the Gross Unit Price less an amount equal to 8% of the Gross Unit Price (equivalent to Sales Commissions) for each Unit or fraction thereof purchased by an Affiliated Limited Partner.

      "Net Worth" means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

      "Notice" means a writing containing the information required by this
      Agreement to be communicated to any Person, personally delivered to such
      Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

      "O & O Expense Allowance" means the aggregate amount equal to the product of (a) the number of Units subscribed for in the Offering and (b) $3.50.

      "Offering" means the offering of Units pursuant to the Prospectus.

      "Offering Period" means the period from the Effective Date to the Termination Date.

      "Operating  Expenses" means (a) all costs of personnel (including officers
      or  employees  of  the  General  Partner  or  its  Affiliates  other than
      Controlling   Persons)  involved  in  the  business  of  the
Partnership,
      allocated  pro  rata  to  their  services   performed  on  behalf  of
the
      Partnership,   but  excluding  overhead  expenses   attributable  to
such
      personnel);  (b) all costs of borrowed  money,  taxes and  assessments on
      Partnership Investments and other taxes applicable to the Partnership;
(c)
      legal,  audit,  accounting,  brokerage,  appraisal  and  other  fees;
(d)
      printing,  engraving and other  expenses and taxes  incurred in connection
      with the issuance,  distribution,  transfer, registration and recording of
      documents  evidencing  ownership of an interest in the  Partnership  or in
      connection  with the  business of the  Partnership;  (e) fees and expenses
      paid to independent contractors,  bankers,  brokers and services, leasing
      agents and sales  personnel  consultants  and other  equipment management
      personnel,  insurance brokers and other agents (all of which shall only be
      billed  directly  by,  and be  paid  directly  to,  the  provider  of such
      services);  (f) expenses  (including the cost of personnel as described in
      (a) above) in connection with the  disposition,  replacement, alteration,
      repair,  refurbishment,   leasing,  licensing,  re-leasing,
re-licensing,
      financing,   refinancing  and  operation  of  Partnership   Equipment
and
      Financing  Transactions  (including  the costs and  expenses of insurance
      premiums,  brokerage and leasing and licensing  commissions,  if any, with
      respect to its  Investments  and the cost of maintenance of its
Equipment;
      (g) expenses of organizing,  revising, amending, converting,  modifying
or
      terminating the Partnership; (h) expenses in connection with distributions
      made  by the  Partnership  to,  and  communications  and  bookkeeping
and
      clerical  work  necessary  in  maintaining  relations  with,  its
Limited
      Partners,  including  the costs of  printing  and  mailing to such
Person
      evidences  of  ownership  of Units and reports of meetings of the
Partners
      and of preparation of proxy  statements  and  solicitations  of proxies in
      connection  therewith;  (i)  expenses in  connection  with  preparing
and
      mailing  reports  required to be  furnished  to the Limited  Partners for
      investor,  tax reporting or other purposes,  and reports which the
General
      Partner deems it to be in the best interests of the Partnership to furnish
      to the  Limited  Partners  and to  their  sales  representatives;  (j)
any
      accounting,  computer,  statistical or bookkeeping costs necessary for the
      maintenance  of the books and  records of the  Partnership  (including an
      allocable  portion  of the  Partnership's  costs of  acquiring  and owning
      computer  equipment  used in connection  with the operations and reporting
      activities of the Partnership and any other investment  programs sponsored
      by  the  General  Partner  or any of  its  Affiliates,  the
Partnership's
      interest in which  equipment  shall be liquidated  in connection  with the
      Partnership's liquidation);  (k) the cost of preparation and dissemination
      of the  informational  material  and  documentation  relating to potential
      sale,   refinancing  or  other  disposition  of  Equipment  and
Financing
      Transactions; (l) the costs and expenses incurred in qualifying the
      Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved.

      "Operating Lease" means a lease or license, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancelable rental or royalty payments during the original term of such lease or license, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased or licensed thereby.

      "Operations"   means  all   operations   and   activities  of  the
      Partnership except Sales.

      "Organizational and Offering Expenses" means (a) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws and subsequently offering and distributing the Units to the public (except for Sales
      Commissions and Underwriting Fees payable to the General Partner, the
      Dealer-Manager  or any Selling Dealer),  including but not limited to,
(i)
      printing costs, (ii) registration and filing fees, (iii) attorneys', accountants' and other  professional fees and (iv) Due Diligence
Expenses
      and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the General Partner or any Affiliate of the General Partner while engaged in organizing the Partnership and registering the Units.

      "Original Limited Partner" means Charles Duggan.

      "Participant List" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than
      10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

      "Partner"  means the General  Partner  (including any  Substitute
General
      Partner) and any Limited Partner  (including the Original  Limited
Partner
      and any Substitute Limited Partner).

      "Partner Nonrecourse Debt" means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

      "Partner Nonrecourse Debt Minimum Gain" has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

      "Partner   Nonrecourse   Deductions"   shall   consist   of  those
      deductions  and  in  those  amounts   specified  in  Treas.   Reg.
      Sections 1.704-2(i)(2) and (j).

      "Partnership" means ICON Cash Flow Partners L.P. Seven, the limited partnership formed pursuant to, and governed by the terms of, this Agreement.

      "Partnership Loan" means any loan made to the Partnership by the General
      Partner or any Affiliate of the General Partner in accordance with Section
      6.2(d) of this Agreement.

      "Partnership Minimum Gain" has the meaning specified in Treasury Regulation SectionSection 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

      "Partnership   Nonrecourse  Deductions"  shall  consist  of  those
      deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

      "Payout" means the time when the aggregate amount of cash distributions
      (from whatever sources) to a Limited Partner equals the amount of such
      Limited Partner's Capital Contribution plus an amount equal to an eight
      (8%)  percent  annual  cumulative  return  on such  Capital
Contribution,
      compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited
      Partner's Capital Contribution). Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy the cumulative return requirement.

      "Permitted  Investment"  means an investment in any of (a) certificates of
      deposit or savings or money-market accounts insured by the Federal
Deposit
      Insurance   Corporation  of  banks  located  in  the  United  States;
(b)
      short-term  debt  securities  issued or  guaranteed  by the United
States
      Government or its agencies or instrumentalities, or bank repurchase agreements collateralized by such United States Government or agency securities, (c) other highly liquid types of money-market investments and
      (d) shares of one or more public investment companies (but excluding any such company managed by any Affiliate of the General Partner) registered with the Commission whose assets exceed $10,000,000 and are invested in such money market investments and held by an independent custodian.

      "Person" shall mean any natural person, partnership, trust, corporation, association or other legal entity, including, but not limited to, the
      General Partner and any Affiliate of the General Partner.

      "Prior Program" means any Program previously sponsored by the General
      Partner or any Affiliate of the General Partner.

      "Prior Public  Programs"  means ICON Cash Flow Partners,  L.P.,  Series
A,
      ICON Cash Flow Partners,  L.P.,  Series B, ICON Cash Flow Partners,
L.P.,
      Series  C, ICON Cash  Flow  Partners,  L.P.,  Series D, and ICON Cash
Flow
      Partners, L.P., Series E and ICON Cash Flow Partners L.P. Six.

      "Profits" or "Losses" means, for any Fiscal Year, the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with
      Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section
      703(a)(1) shall be included in taxable income or loss), with the following adjustments:

      (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

      (b) any expenditure of the Partnership described in Code section 705(a)(2)(B), or treated as such pursuant to Treas. Reg.
      Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

      (c) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation
      calculations         described        in        Treas.        Reg.
      Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

      (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); and

      (e) any items which are  specially  allocated  pursuant to Section
8.2(f)
      shall not be taken into account in computing Profits or Losses.

      "Profits from Operations" or "Losses from Operations" means all Profits for Tax Purposes or Losses for Tax Purposes of the Partnership other than
      Profits for Tax Purposes or Losses for Tax Purposes generated by Sales.

      "Profits from Sales" or "Losses from Sales" means all Profits for Tax Purposes or Losses for Tax Purposes of the Partnership generated by Sales.

      "Program"  means  a  limited  or  general   partnership,   Joint
Venture,
      unincorporated   association  or  similar   organization,   other
than  a
      corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment.

      "Prospectus" means the prospectus included as part of the Registration
      Statement on Form S-1 (No. 33-36376) in the final form in which such prospectus is filed with the Commission pursuant to Rule 424(b) under the
      Securities Act and as thereafter supplemented or amended pursuant to Rule
      424(c) under the Securities Act.

      "Purchase Price" means, with respect to any Investment, the price paid by,
      or on behalf of, the Partnership for or in connection with the purchase
or
      improvement of any item of Equipment or the acquisition or consummation of
      any Financing Transaction, as the case may be, including the amount of the
      related  Acquisition  Fees and all liens and  encumbrances on such item of
      Equipment or Financing  Transaction  (but  excluding  "points" and prepaid
      interest),  plus that  portion  of the  reasonable,  necessary  and actual
      expenses (limited to accounting, auditing or other such services, interest
      and principal  payments,  and loan  commitment and other financing fees on
      funds used to acquire or maintain  Equipment  or  Financing
Transactions)
      incurred  by the  General  Partner  or any  such  Affiliate  in acquiring
      Equipment or Financing  Transactions  on an arm's length basis with a view
      to   transferring   such   Equipment  or  Financing   Transaction  to
the
      Partnership,  which is allocated to the Equipment or Financing
Transaction
      in question  in  accordance  with  allocation  procedures  employed by the
      General  Partner or such Affiliate from time to time and within generally
      accepted  accounting  principles,   reduced  (to  a  negative  figure,
if
      applicable) by the aggregate amount of any revenues from such Equipment or
      Financing Transaction payable to the General Partner or such Affiliate during the period from such acquisition until the Equipment is transferred to the Partnership.

      "Qualified Plan" means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq.
of
      the Code, as amended, and its related trust.

      "Qualified Subscription Account" means the interest-bearing account established and maintained by the Partnership for the purpose of holding, pending the distribution thereof in accordance with the terms of this
      Agreement, of Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of Closings to be held subsequent to the Initial Closing Date.

      "Registration Statement" means the Registration Statement on Form S-1 (No. 33-36376) filed with the Commission under the Securities Act in the form in which such Registration Statement is declared to be effective.

      "Reinvestment Period" means the period commencing with the Initial
Closing
      Date and ending five (5) years after the Final Closing Date; provided that
      such  period may be extended at the sole and  absolute  discretion  of the
      General  Partner for a further  period of not more than an  additional
36
      months.

      "Reserves"  means reserves  established  and maintained by the
Partnership
      for  working  capital  and  contingent  liabilities,   including
repairs,
      replacements,  contingencies,  accruals required by lenders for insurance,
      compensating  balances required by lenders and other appropriate items, in
      an amount not less than (a) during the Reinvestment  Period, 1.0% of
Gross
      Offering Proceeds and (b) during the Disposition Period, the lesser of
(1)
      1% of Gross Offering Proceeds and (2) 1% of the Partnership's aggregate
      Adjusted Capital Accounts.

      "Roll-Up" means any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the
      Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include (a) a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the National Association of Securities Dealers Automated
Quotation
      National Market System for at least 12 months; or (b) a transaction involving the conversion of only the Partnership to corporate, trust or association form if, as a consequence of such transaction, there will be no significant adverse change in (i) Partnership's voting rights; (ii) the term of existence of the  Partnership;  (iii) Sponsor's  compensation;
or
      (iv) the Partnership's investment objectives.

      "Roll-Up Entity" means any partnership, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

      "Sale"  means the sale,  exchange,  involuntary  conversion, foreclosure,
      condemnation,   taking,  casualty  (other  than  a  casualty  followed
by
      refurbishing  or  replacement),   or  other  disposition  of  any  of
the
      Partnership's Equipment and Financing Transactions.

      "Sales Commissions" means, with respect to any Unit, an amount equal to
      8.0% of the Gross Offering Proceeds attributable to the sale of such Unit.

      "Schedule A" means Schedule A attached to and made a part of, this
      Agreement,  which sets forth the names,  addresses,  Capital
Contributions
      and Interests of the Partners, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Partner.

      "Secondary Market" has the meaning specified in Section 10.2(c) of this Agreement.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Segment" shall mean each period consisting of that portion of any calendar month that includes either the first through the fifteenth day of such month or the sixteenth through the last day of such month, commencing with the first such period ending after the Initial Closing Date;
provided
      that the first Segment shall begin on the first day after the Initial
      Closing Date and end on the earlier of the fifteenth or the last day of the month in which the Initial  Closing Date occurs and the final
Segment
      shall end on the date of final liquidation of the Partnership.

      "Selling Dealer" means each member firm of the National Association of
      Securities Dealers, Inc. which has been selected by the General Partner or the Dealer-Manager to offer and sell Units and which has entered into a
      Selling Dealer Agreement with the General Partner or the Dealer-Manager.

      "Selling Dealer Agreement" means each of the agreements entered into between the General Partner or the  Dealer-Manager  and any Seller
Dealer,
      each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

      "Sponsor"  means  any  Person  directly  or  indirectly   instrumental
in
      organizing,  in whole or in part,  the  Partnership or any Person who will
      manage  or  participate  in the  management  of the  Partnership,  and any
      Affiliate  of such  Person.  The term  Sponsor does not include any
Person
      whose only  relationship  to the Partnership is that of (1) an independent
      equipment  manager and whose only  compensation is as such or (2) a wholly
      independent third party,  such as an attorney,  accountant or underwriter,
      whose  only   compensation  is  for  professional   services  rendered
in
      connection with the Offering.

      "Subordinated Remarketing Fee" means, with respect to any Investment, a fee in the amount equal to the lesser of (a) 3% of the contract sales price applicable to such Investment, or (b) one-half of that brokerage fee that is reasonable, customary and competitive in light of the size, type and location of such Investment.

      "Subscription Agreement" means the Subscription Agreement substantially in the form thereof filed as an exhibit to the Prospectus.

      "Subscription Monies" has the meaning specified in Section 5.3(j) of this Agreement.

      "Substitute  General  Partner"  means any  Assignee of or successor to the
      General Partner admitted to the Partnership in accordance with Section
9.5
      of the Agreement.

      "Substitute Limited Partner" means any Assignee of Units who is admitted to the Partnership as a Limited Partner pursuant to Section 10.3 of this
      Agreement.

      "Tax Counsel" means Whitman Breed Abbott & Morgan, New York, New York, or such other tax counsel acceptable to the General Partner.

      "Tax  Matters  Partner"  means the Person  designated  pursuant to
Section
      6231(a)(7)  of  the  Code  to  manage   administrative  and  judicial
tax
      proceedings  conducted at the  Partnership  level by the Internal
Revenue
      Service with respect to Partnership matters. The General Partner is designated Tax Matters Partner for the Partnership in Section 12.6(e) of
      this Agreement.

      "Termination Date" means the earliest of (a) the date on which the Maximum
      Offering has been sold, (b) twenty-four (24) months following the
      Effective Date, and (c) the termination of the Offering by the General
      Partner at any time.

      "Treasury Regulation" or "Treas. Reg." means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

      "Underwriting Fees" means, in the aggregate, fees in an amount equal to
      2.0% of the Gross Offering Proceeds of Units sold.

      "Unit" means a Unit of  Partnership  interest  held by any Limited
      Partner.

      "Unpaid Cumulative Return" means, as to any Limited Partner, the amount of such Limited Partner's Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such
      Limited Partner by the Partnership pursuant to Sections 8.1(c) and 11.3 of this Agreement which are deemed to be a reduction of such Limited
      Partner's Unpaid Cumulative Return pursuant to Section 8.3(d)(i).

      "Unpaid Target Distribution" means, as to any Limited Partner, as of any given date, the sum of such Partner's Adjusted Capital Contribution plus such Limited Partner's Unpaid Cumulative Return.

      "User" means any (a) manufacturer, (b) unrelated third-party lessor of equipment to non-Affiliated equipment users, (c) equipment user to whom the Partnership provides financing pursuant to a Financing Transaction and
      (d) intangibles user to whom the Partnership leases or licenses intangible assets pursuant to a Financing Transaction.

      "Volume Discount" means the following discounts in the price of Units to which investors purchasing Units in volume are entitled:

===========---------------------------------------------=======
                                          Net Purchase
           Number of Units   Discount        Price
===========---------------------------------------------=======
           2,499 or less       None         $100.00
===========---------------------------------------------=======
           2,500 to 4,999      $2.50        $ 97.50
===========---------------------------------------------=======
           5,000 to 9,999      $3.50        $ 96.50
===========---------------------------------------------=======
           10,000 to 19,999    $4.50        $ 95.50
===============================================================
           20,000 or more      $6.50        $ 93.50
===============================================================

      "Voluntary Withdrawal" means, with respect to the General Partner, the voluntary withdrawal from the Partnership of the General Partner as the
      General Partner of the Partnership, or the voluntary sale, assignment, encumbrance or other  disposition of all of the General  Partner's
General
      Partnership Interest
      pursuant to Section 9.1 of this Agreement.

      "Withdrawal" means, with respect to the General Partner, the Voluntary or
      Involuntary Withdrawal of such General Partner.

      "Withdrawn General Partner" means a General Partner which has completed a
      Withdrawal in accordance with the provisions of this Agreement.


      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



GENERAL PARTNER:                    ORIGINAL LIMITED PARTNER:
ICON CAPITAL CORP.


BY:                                       BY:


s/Beaufort J. B. Clarke                        s/Charles Duggan
BEAUFORT J. B. CLARKE, President               CHARLES DUGGAN

                                    SCHEDULE A


              NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF PARTNERS



      Name and Address                    Capital Contributions Made

I.    General Partner

      ICON Capital Corp.                                 $1,000
      600 Mamaroneck Avenue
      Harrison, New York 10528


II.   Original Limited Partner

      Charles Duggan                                     $1,000
      600 Mamaroneck Avenue
      Harrison, New York 10528

                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       ICON CASH FLOW PARTNERS L.P. SEVEN

                                TABLE OF CONTENTS
                                                                      Page

Section 1. ESTABLISHMENT OF PARTNERSHIP..............................  1

Section 2. NAME,  PRINCIPAL OFFICE,  NAME AND ADDRESS OF REGISTERED
      AGENT
            FOR SERVICE OF PROCESS...................................  1
      2.1  Legal Name and Address....................................  1
      2.2  Address of Partners.......................................  1

Section 3. PURPOSES AND POWERS.......................................  2
      3.1  Purposes..................................................  2
      3.2  Investment Objectives and Policies........................  2
      3.3  Powers....................................................  2

Section 4. TERM......................................................  3

Section 5. PARTNERS AND CAPITAL......................................  3
      5.1  General Partner...........................................  3
      5.2  Original Limited Partner..................................  3
      5.3  Limited Partners..........................................  3
      5.4  Partnership Capital.......................................  5
      5.5  Capital Accounts..........................................  5
      5.6  Additional Capital Contributions . . . . .................. 6
      5.7  Loans by Partners.......................................... 6
      5.8  No Right to Return of Capital.............................. 6

Section 6. GENERAL PARTNER............................................ 6
      6.1  Extent of Powers and Duties................................ 6
      6.2  Limitations on the Exercise of Powers of General Partner... 9
      6.3  Limitation  on  Liability  of  General  Partner  and its
           Affiliates; Indemnification............................... 12
      6.4  Compensation of General Partner and its Affiliates........ 13
      6.5  Other   Interests   of  the  General   Partner  and  its
           Affiliates................................................ 16

Section 7. POWERS AND LIABILITIES OF LIMITED PARTNERS................ 17
      7.1  Absence of Control Over Partnership Business.............. 17
      7.2  Limited Liability......................................... 17

Section 8. DISTRIBUTIONS AND ALLOCATIONS............................. 18
      8.1  Distribution of  Distributable  Cash from Operations and
           Distributable Cash from Sales ............................ 18
      8.2  Allocations of Profits and Losses......................... 19
      8.38.3....Distributions and Allocations Among the Limited Partners
            21
      8.4  Tax Allocations: Code Section 704(c); Revaluations........ 22
      8.5  Compliance  with NASAA  Guidelines  Regarding  Front-End
           Fees...................................................... 22
      8.6  Return of Uninvested Capital Contribution................. 22
      8.7  Partner's Return of Investment in the Partnership......... 22
      8.8  No Distributions in Kind ................................. 22
      8.9  Partnership Entitled to Withhold.......................... 23

Section 9. WITHDRAWAL OF GENERAL PARTNER............................. 23
      9.1  Voluntary Withdrawal...................................... 23
      9.2  Involuntary Withdrawal.................................... 23
      9.3  Consequences of Withdrawal................................ 23
      9.4  Liability of Withdrawn General Partner.................... 24
      9.5  Continuation of Partnership Business...................... 24

Section 10...TRANSFER OF UNITS                                        24
      10.1 Withdrawal of a Limited Partner........................... 24
      10.2 Assignment................................................ 25
      10.3 Substitution.............................................. 26
      10.4 Status of an Assigning Limited Partner.................... 26
      10.5 Limited Right of Presentment for Redemption of Units...... 26

Section 11...DISSOLUTION AND WINDING-UP                               27
      11.1 Events Causing Dissolution................................ 27
      11.2 Winding Up of the Partnership;  Capital  Contribution by
           the General Partner Upon Dissolution...................... 27
      11.3 Application of Liquidation Proceeds Upon Dissolution...... 28
      11.4 No Recourse Against Other Partners........................ 29

Section 12...FISCAL MATTERS                                           29
      12.1 Title to Property and Bank Accounts....................... 29
      12.2 Maintenance of and Access to Basic Partnership Documents.. 29
      12.3 Financial Books and Accounting............................ 30
      12.4 Fiscal Year............................................... 30
      12.5 Reports................................................... 30
      12.6 Tax Returns and Tax Information........................... 32
      12.7 Accounting Decisions...................................... 32
      12.8 Federal Tax Elections..................................... 32
      12.9 Tax Matters Partner....................................... 33
      12.10Reports to State Authorities.............................. 34

Section 13.MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS         34
      13.1 Meetings of the Limited Partners.......................... 34
      13.2 Voting Rights of the Limited Partners..................... 35
      13.3 Limitations on Action by the Limited Partners............. 35

Section 14....AMENDMENTS                                              35
      14.1 Amendments by the General Partner......................... 35
      14.2 Amendments with the Consent of the Majority Interest...... 36

Section 15....POWER OF ATTORNEY                                       36
      15.1 Appointment of Attorney-in-Fact........................... 37
      15.2 Amendments  to  Agreement  and  Certificate  of  Limited
           Partnership............................................... 37
      15.3 Power Coupled With an Interest............................ 37

Section 16.....GENERAL PROVISIONS                                     37
      16.1 Notices, Approvals and Consents........................... 37
      16.2 Further Assurances........................................ 38
      16.3 Captions.................................................. 38
      16.4 Binding Effect............................................ 38
      16.5 Severability.............................................. 38
      16.6 Integration............................................... 38
      16.7 Applicable Law............................................ 38
      16.8 Counterparts.............................................. 38
      16.9 Creditors................................................. 39
      16.10Interpretation............................................ 39
      16.11Successors and Assigns.................................... 39
      16.12Waiver of Action for Partition............................ 39

Section 17..DEFINITIONS                                               39
                                      A-ii

                                    EXHIBIT B

                            PRIOR PERFORMANCE TABLES
                          FOR THE PRIOR PUBLIC PROGRAMS

                            Prior Performance Tables
                            ------------------------

     The following unaudited tables disclose certain information relating to the performance, operations and investment for seven of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), and ICON Cash Flow Partners L.P. Six ("LP Six"). Purchasers of the Units of limited partnership interest in ICON Income Fund Eight (the "Partnership") being offered by this Prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs.

     Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 600 Mamaroneck Avenue, Harrison, New York 10528-1632. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

     See "Other Offerings By the General Partner and Its Affiliates" in this Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the Prior Public Programs contained in these Tables. Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an Exhibit to the Registration Statement, as amended, of which this Prospectus is a part.


     Table                          Description                            Page
     -----                          -----------                            ----

        I  Experience in Raising and Investing Funds                       B-2
           -----------------------------------------

       II  Compensation to the General Partner and Affiliates              B-4
           --------------------------------------------------

      III  Operating Results of Prior Public Programs
           ------------------------------------------

           * Series A                                                      B-5
           * Series B                                                      B-7
           * Series C                                                      B-9
           * Series D                                                     B-11
           * Series E                                                     B-13
           * LP Six                                                       B-15


       IV  Results of Completed Prior Public Programs (None)              B-17
           -------------------------------------------------

        V  Sales or Disposition of Equipment by Prior Public Programs
           ----------------------------------------------------------

           * Series A                                                     B-18
           * Series B                                                     B-21
           * Series C                                                     B-28
           * Series D                                                     B-32
           * Series E                                                     B-36
           * LP Six                                                       B-43

                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of March 31, 1998, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                                        Series A                Series B
                                                                 ---------------------   -----------------------

Dollar amount offered                                            $ 40,000,000            $ 20,000,000
                                                                 ============            ============

Dollar amount raised                                             $  2,504,500   100.0%   $ 20,000,000     100.0%

Less:  Offering expenses:
  Selling commissions                                                 262,973    10.5%      1,800,000       9.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                                 100,180     4.0%        900,000       4.5%

  Reserves                                                             25,045     1.0%        200,000       1.0%
                                                                 ------------   -----    ------------     -----

Offering proceeds available for investment                       $  2,116,302    84.5%   $ 17,100,000      85.5%
                                                                 ============   =====    ============     =====

Debt proceeds                                                    $  4,190,724            $ 46,092,749
                                                                 ============            ============

Total equipment acquired                                         $  7,576,758            $ 65,580,973
                                                                 ============            ============

Acquisition fees paid to General Partner
  and its affiliates                                             $    206,710            $  2,219,998
                                                                 ============            ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                          81.84%                  82.23%
Acquisition fees paid to General Partner
  or its Affiliates                                                      2.66                    3.27
                                                                 ------------            -------------

Percent invested                                                         84.5%                   85.5%
                                                                 ============            =============

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                            55.31%                  70.28%

Date offering commenced                                               1/9/87                 7/18/89

Original offering period (in months)                                    24                     18

Actual offering period (in months)                                      24                     17

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)                  24                     18



                                                                        Series C                     Series D
                                                                 ----------------------       ----------------------

Dollar amount offered                                            $ 20,000,000                 $ 40,000,000
                                                                 ============                 ============

Dollar amount raised                                             $ 20,000,000    100.0%       $ 40,000,000    100.0%

Less:  Offering expenses:
  Selling commissions                                               2,000,000     10.0%          4,000,000     10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                                 600,000      3.0%          1,400,000      3.5%

  Reserves                                                            200,000      1.0%            400,000      1.0%
                                                                 ------------    -----        ------------    -----

Offering proceeds available for investment                       $ 17,200,000     86.0%       $ 34,200,000     85.5%
                                                                 ============    =====        ============    =====

Debt proceeds                                                    $ 50,355,399                 $ 70,962,589
                                                                 ============                 ============

Total equipment acquired                                         $ 70,257,280                 $132,771,421
                                                                 ============                 ============

Acquisition fees paid to General Partner
  and its affiliates                                             $  2,396,810                 $  4,539,336
                                                                 ============                 ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                          82.70%                       82.19%
Acquisition fees paid to General Partner
  or its Affiliates                                                      3.30                         3.31
                                                                 ------------                 ------------

Percent invested                                                         86.0%                        85.5%
                                                                 ============                 ============

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                            71.67%                       53.45%

Date offering commenced                                              12/7/90                      8/23/91

Original offering period (in months)                                   18                           18

Actual offering period (in months)                                      7                           10

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)                 10                            4


                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of March 31, 1998, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:

                                                                         Series E                         L.P. Six
                                                                  ------------------------         ------------------------

Dollar amount offered                                             $  80,000,000                    $ 120,000,000
                                                                  =============                    =============

Dollar amount raised                                              $  61,041,151      100.0%        $  38,385,712     100.0%

Less:  Offering expenses:
  Selling commissions                                                 6,104,115       10.0%            3,838,571      10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                                 2,136,440        3.5%            1,343,500       3.5%

  Reserves                                                              610,412        1.0%              383,857       1.0%
                                                                  -------------      -----         -------------      ----

Offering proceeds available for investment                        $  52,190,184       85.5%        $  32,819,784      85.5%
                                                                  =============      =====         =============      ====

Debt proceeds                                                     $ 124,431,396                    $ 110,105,846
                                                                  =============                    =============

Total equipment acquired                                          $ 230,776,762                    $ 155,010,713
                                                                  =============                    =============

Acquisition fees paid to General Partner
  and its affiliates                                              $   7,021,906                    $   4,390,033
                                                                  =============                    =============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                                            82.55%                           82.75%
Acquisition fees paid to General Partner
  or its Affiliates                                                        2.95                             2.75
                                                                  -------------                    -------------

Percent invested                                                           85.5%                            85.5%
                                                                  =============                     ============

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                              53.92%                           71.12%

Date offering commenced                                                6/5/92                         11/12/93

Maximum offering period (in months)                                      24                              24

Actual offering period (in months)                                       13                              24

Months to invest 90% of amount available for
  investment (measured from the beginning of offering)                    9                              16


                                    TABLE II

               Compensation to the General Partner and Affiliates
                                   (unaudited)


 The following table sets forth certain information, as of March 31, 1998, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:

                                                   Series A          Series B          Series C          Series D
                                                   --------          --------          --------          --------

Date offering commenced                             1/9/87            7/18/89           12/7/90           8/23/91

Date offering closed                                1/8/89           11/16/90           6/20/91            6/5/92

Dollar amount raised                           $   2,504,500      $   20,000,000      $20,000,000       $40,000,000
                                               =============      ==============      ===========       ===========

Amounts paid to the General Partner and its Affiliates from proceeds of the offering:

  Underwriting commissions                     $      63,450      $      215,218      $   413,120       $   807,188
                                               =============      ==============      ===========       ===========

  Organization and offering reimbursements     $     100,180      $      900,000      $   600,000       $ 1,400,000
                                               =============      ==============      ===========       ===========

  Acquisition fees                             $     206,710      $    2,219,998      $ 2,396,810       $ 4,539,336
                                               =============      ==============      ===========       ===========

Dollar amount of cash generated from
  operations before deducting such
  payments/accruals to the
  General Partner and Affiliates               $   4,879,680      $   21,637,059      $22,454,061       $38,448,938
                                               =============      ==============      ===========       ===========

Amount paid or accrued to General Partner and Affiliates:

  Management fee                               $     308,386      $    2,782,287      $ 2,685,205       $ 4,530,494
                                               =============      ==============      ===========       ===========

  Administrative expense reimbursements        $     108,924      $      690,679      $   562,862       $ 1,664,407
                                               =============      ==============      ===========       ===========




                                                   Series E         LP Six
                                                   --------         ------

Date offering commenced                            6/5/92           11/12/93

Date offering closed                               7/31/93          11/8/95

Dollar amount raised                           $61,041,151        $38,385,712
                                               ===========        ===========

Amounts paid to the General Partner and its Affiliates from proceeds of the offering:

  Underwriting commissions                     $ 1,226,111        $   767,714
                                               ===========        ===========

  Organization and offering reimbursements     $ 2,136,440        $ 1,343,500
                                               ===========        ===========

  Acquisition fees                             $ 7,021,906        $ 4,390,033
                                               ===========        ===========

Dollar amount of cash generated from
  operations before deducting such
  payments/accruals to the
  General Partner and Affiliates               $100,506,618       $37,968,108
                                               ============       ===========

Amount paid or accrued to General Partner and Affiliates:

  Management fee                               $ 6,582,207       $ 3,385,280
                                               ===========       ===========

  Administrative expense reimbursements        $ 3,429,748       $ 1,701,219
                                               ===========       ===========

                                    TABLE III

              Operating Results of Prior Public Programs - Series A
                                   (unaudited)


The following table summarizes the operating results of Series A. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                        Three Months Ended
                                                              March 31,               For the Years Ended December 31,
                                                           --------------    ----------------------------------------------
                                                                1998              1997            1996               1995
                                                                ----              ----            ----               ----

Revenues                                                    $    18,478      $    40,359       $    53,041      $   128,935
     Net gain on sales or remarketing of equipment               12,429           82,576           142,237           74,970
                                                            -----------      -----------       -----------      -----------
     Gross revenue                                               30,907          122,935           195,278          203,905

Less:
     Administrative expense reimbursement - General Partner         888            4,521             7,133            9,690
     General and administrative                                     787           34,565            32,252           36,641
     Management fees - General Partner                              507            2,553             4,055            5,951
     Interest expense                                              -               7,875            15,092           39,350
     Provision for (reversal of) bad debts (2)                     -             (17,000)              -             10,000
     Depreciation expense                                          -                -                  -             18,236
     Amortization of initial direct costs                          -                -                  -                -
                                                            -----------      -----------       -----------      -----------
Net income (loss) - GAAP                                    $    28,725      $    90,421       $   136,746      $    84,037
                                                            ===========      ===========       ===========      ===========

Net income (loss) - GAAP - allocable to
     limited partners                                       $    27,289      $    85,900       $   129,909      $    79,835
                                                            ===========      ===========       ===========      ===========

Taxable income from operations (1)                              (3)               62,818           198,523           94,532
                                                            ===========      ===========       ===========      ===========


Cash generated from operations                              $    22,614      $   109,929       $   210,327      $   268,467
Cash generated from sales equipment                              14,082          112,356           202,787          136,363
Cash generated from refinancing                                    -                -                 -                -
                                                            -----------      -----------       -----------      -----------

Cash generated from operations, sales and
     refinancing                                                 36,696          222,285           413,114          320,793

Less:
     Cash distributions to investors from operations,
       sales and refinancing                                     56,351          225,405           225,405          225,533
     Cash distributions to General Partner from
       operations, sales and refinancing                          2,966           11,863            11,863           11,867
                                                            -----------      -----------       -----------      -----------

Cash generated from (used by) operations, sales
     and refinancing after cash distributions               $   (22,621)     $   (14,983)      $   175,846      $    83,393
                                                            ===========      ===========       ===========      ===========




                                                          For the Years Ended December 31,
                                                     ----------------------------------------------
                                                                  1994              1993
                                                                  ----              ----

Revenues                                                      $   188,148      $   317,069
     Net gain on sales or remarketing of equipment                 87,985          118,143
                                                              -----------      -----------
     Gross revenue                                                276,133          435,212

Less:
     Administrative expense reimbursement - General Partner        11,404            4,125
     General and administrative                                    34,468           32,040
     Management fees - General Partner                             13,607           36,261
     Interest expense                                              63,423           84,324
     Provision for (reversal of) bad debts (2)                     33,500           87,551
     Depreciation expense                                          46,330           97,179
     Amortization of initial direct costs                              27              686
                                                              -----------      -----------
Net income (loss) - GAAP                                      $    73,374      $    93,046
                                                              ===========      ===========

Net income (loss) - GAAP - allocable to
     limited partners                                         $    69,705      $    88,394
                                                              ===========      ===========

Taxable income from operations (1)                            $   111,397      $   130,892
                                                              ===========      ===========

Cash generated from operations                                $   301,679      $   382,184
Cash generated from sales equipment                               216,200          490,078
Cash generated from refinancing                                      -                -
                                                              -----------      -----------

Cash generated from operations, sales and
     refinancing                                                  517,879          872,262

Less:
     Cash distributions to investors from operations,
       sales and refinancing                                      233,651          356,915
     Cash distributions to General Partner from
       operations, sales and refinancing                           12,297           18,785
                                                              -----------      -----------

Cash generated from (used by) operations, sales
     and refinancing after cash distributions                 $   271,931      $   496,562
                                                              ===========      ===========


                                    TABLE III

                                   (unaudited)


                                                   Three Months Ended
                                                        March 31,                           For the Years Ended December 31,
                                                        ---------   ----------------------------------------------------------------

                                                          1998            1997      1996         1995          1994         1993
                                                          ----            ----      ----         ----          ----         ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income from operations (1)                         (3)   $    23.82   $   37.65    $   35.86    $    42.25    $     49.65
                                                                    ==========   =========    =========    ==========    ===========

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                $    43.58    $    34.30   $   38.13    $   31.88    $    27.83    $     35.29
     Return of capital                                $    46.42    $    55.70   $   51.87    $   58.18    $    65.46    $    107.22

   Source (on Cash basis)
     -  Operations                                    $    36.12    $    43.89   $   83.98    $   90.06    $    93.29    $    142.51
     -  Sales                                         $    22.49    $    44.87   $    6.02          -             -              -
     -  Refinancing                                                        -           -            -             -              -
     -  Other                                         $    31.39    $     1.24         -            -             -              -

Weighted average number of limited partnership
   ($500) units outstanding                                5,009         5,009       5,009        5,009         5,009          5,009
                                                       =========      =========   ========     ========     =========    ===========



(1) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3)    Interim tax information is not available.

                                    TABLE III

              Operating Results of Prior Public Programs - Series B
                                   (unaudited)


The following table summarizes the operating results of Series B. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                            Three Months Ended
                                                                 March 31,            For the Years Ended December 31,
                                                                 ---------         --------------------------------------

                                                                   1998            1997           1996             1995
                                                                   ----            ----           ----             ----

Revenue                                                       $    77,990      $   333,775     $   342,739    $   715,841
   Net gain on sales or remarketing
     of equipment                                                  21,164          228,875         176,924        480,681
                                                              -----------      -----------     -----------    -----------
   Gross revenue                                                   99,154          562,650         519,663      1,196,522

Less:
   Interest expense                                                21,765          106,868          45,619        182,419
   General and administrative                                       7,182           59,847         102,721        102,334
   Administrative expense reimbursement - General Partner           5,848           39,609          50,841         85,848
   Management fees - General Partner (4)                              -               -           (228,906)        84,811
   Depreciation expense                                               -               -               -            54,799
   Amortization of initial direct costs                               -               -                  4         33,433
   Provision for bad debts (2)                                        -               -               -            25,000
   Write down of estimated residual values (3)                        -               -               -              -
                                                              -----------      -----------     -----------    -----------

Net income (loss) - GAAP                                      $    64,359      $   356,326     $   549,384    $   627,878
                                                              ===========      ===========     ===========    ===========

Net income (loss) - GAAP - allocable to
   limited partners                                           $    63,715      $   352,763     $   543,890    $   621,599
                                                              ===========      ===========     ===========    ===========

Taxable income from operations (1)                                 (5)        $     44,995    $    740,381   $  2,363,289
                                                                              ============    ============   ============

Cash generated from operations                                $   382,639      $   879,014     $ 1,002,547    $   999,015
Cash generated from sales                                          22,335          544,232         600,737      2,148,030
Cash generated from refinancing                                   150,000        1,500,000               -           -
                                                              -----------      -----------     -----------    -----------

Cash generated from operations, sales and
   refinancing                                                    554,974        2,923,246       1,603,284      3,147,045

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                        449,550        1,798,200       1,798,200      1,799,763
   Cash distributions to General Partner from
     operations, sales and refinancing                              4,540           18,164          18,164         18,180
                                                              -----------      -----------     -----------    -----------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions                   $   100,884      $ 1,106,882     $  (213,080)   $ 1,329,102
                                                              ===========      ===========     ===========    ===========


                                                             For the Years Ended December 31,
                                                             --------------------------------

                                                                   1994           1993
                                                                   ----           ----

Revenue                                                        $ 1,327,962    $  2,526,762
   Net gain on sales or remarketing
     of equipment                                                  288,714         185,542
                                                               -----------    ------------
   Gross revenue                                                 1,616,676       2,712,304

Less:
   Interest expense                                                612,643       1,285,458
   General and administrative                                      102,444         120,094
   Administrative expense reimbursement - General Partner          153,287          38,467
   Management fees - General Partner (4)                           151,316         517,107
   Depreciation expense                                            106,001         244,819
   Amortization of initial direct costs                            100,949         255,570
   Provision for bad debts (2)                                       -              20,000
   Write down of estimated residual values (3)                       -              -
                                                               -----------    ------------

Net income (loss) - GAAP                                       $   390,036    $    230,789
                                                               ===========    ============

Net income (loss) - GAAP - allocable to
   limited partners                                            $   386,136    $    228,461
                                                               ===========    ============

Taxable income from operations (1)                             $   475,707     $   103,180
                                                               ===========     ===========

Cash generated from operations                                 $   800,648    $  2,434,478
Cash generated from sales                                        3,443,168       1,129,325
Cash generated from refinancing                                          -          -
                                                               -----------      ----------

Cash generated from operations, sales and
   refinancing                                                   4,243,816       3,563,803

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                       1,800,000       2,466,667
   Cash distributions to General Partner from
     operations, sales and refinancing                              18,182          24,917
                                                               -----------    ------------

Cash generated from (used by) operations, sales
   and refinancing after cash distributions                    $ 2,425,634    $  1,072,219
                                                               ===========    ============


                                    TABLE III

                                   (unaudited)




                                                   Three Months Ended
                                                         March 31,            For the Years Ended December 31,
                                                         ---------            --------------------------------

                                                           1998             1997            1996           1995
                                                           ----             ----            ----           ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)                          (5)      $      2.23    $     36.69   $    16.99
                                                                        ===========    ===========   ==========

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                $       2.83      $     17.73    $     27.23    $   31.08
     Return of capital                                $      17.17      $     72.27    $     62.78    $   58.92

   Source (on Cash basis)
     -  Operations                                    $      17.02      $     44.00    $     50.18    $   49.96
     -  Sales                                         $        .99      $     27.24    $     30.07    $   40.04
     -  Refinancing                                   $       1.98      $     18.76            -             -
     -  Other                                                   -               -      $      9.75           -
         -

Weighted average number of limited partnership
   ($100) units outstanding                               199,800          199,800         199,800      199,986
                                                      ===========       ==========     ===========    =========



                                                        For the Years Ended December 31,
                                                        --------------------------------

                                                                1994           1993
                                                                ----           ----

Tax data and distributions per $1,000 limited partner investment

Federal income tax results:
   Taxable income from operations (1)                   $    23.55    $       5.11
                                                        ==========    ============

Cash distributions to investors
   Source (on GAAP basis)
     Investment income                                  $    19.31    $      11.42
     Return of capital                                  $    70.69    $     111.91

   Source (on Cash basis)
     -  Operations                                      $    39.63    $     120.50
     -  Sales                                           $    50.37    $       2.83
     -  Refinancing                                            -            -
     -  Other                                                               -
         -

Weighted average number of limited partnership
   ($100) units outstanding                                200,000         200,000
                                                        ==========     ===========



(1) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(4) The Partnership's Reinvestment Period expired on November 15, 1995, five years after the Final Closing Date. The General Partner distributed a Definitive Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of March 20, 1996 these amendments were agreed to and are effective from and after November 15, 1995. The amendments: (1) extend the Reinvestment Period for a maximum of four additional years and likewise delay the start and end of the Liquidation Period, and (2) eliminate the Partnership=s obligation to pay the General Partner $220,000 of the $347,000 accrued and unpaid management fees as of November 15, 1995, and any additional management fees which would otherwise accrue during the present Liquidation Period. The portion of the accrued and unpaid management fees that would be payable to the General Partner, or $127,000 ($347,000 less $220,000) will be returned to the Partnership in the form of an additional Capital Contribution by the General Partner.

(5)    Interim tax information not available.

                                    TABLE III

              Operating Results of Prior Public Programs - Series C
                                   (unaudited)

The following table summarizes the operating results of Series C. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                             Three Months Ended
                                                                  March 31,                 For the Years Ended December 31,
                                                                  ---------            ----------------------------------------

                                                                    1998               1997            1996            1995
                                                                    ----               ----            ----            ----

Revenues                                                        $   108,896         $   455,472    $   659,218      $   964,104
  Net gain on sales or remarketing of equipment                      79,155             175,860        511,331           95,250
                                                                -----------         -----------    -----------      -----------
  Gross revenue                                                     188,051             631,332      1,170,549        1,059,354

Less:
  General and administrative                                         15,868              60,248         37,247          107,419
  Administrative expense reimbursement - General Partner              8,622              59,126         93,494          130,482
  Interest expense                                                        -               4,888         16,809          253,143
  Management fees - General Partner                                       -            (471,463)        92,360          128,533
  Amortization of initial direct costs                                    -                   -          6,912           38,892
  Depreciation expense                                                    -                   -              -                -
  Provision for/(reversal of) bad debt (2)                                -                   -              -                -
  Write down of estimated residual values (3)                             -                   -              -                -
                                                                -----------         -----------    -----------      -----------

Net income (loss) - GAAP                                        $   163,561         $   978,533    $   923,727      $   400,885
                                                                ===========         ===========    ===========      ===========

Net income (loss) - GAAP - allocable to limited partners        $   161,925         $   968,748    $   914,490      $   396,876
                                                                ===========         ===========    ===========      ===========

Taxable income (loss) from operations (1)                            (5)            $   274,376    $ 1,768,103      $  (649,775)
                                                                                    ===========    ===========      ===========

Cash generated from operations                                  $   533,143         $ 2,038,710    $ 1,987,290      $   391,072
Cash generated from sales                                            92,979             621,621      1,289,421        3,058,969
Cash generated from refinancing                                        -                   -             -                -
                                                                -----------         -----------    -----------      -----------

Cash generated from operations, sales and
  refinancing                                                       626,122           2,660,331      3,276,711        3,450,041

Less:
  Cash distributions to investors from operations,
    sales and refinancing                                           445,921           1,784,993      1,786,992        1,796,363
  Cash distributions to General Partner from
    operations, sales and refinancing                                 4,504              18,030         18,050           18,144
                                                                -----------         -----------    -----------      -----------

Cash generated from operations, sales and
  refinancing after cash distributions                          $   175,697         $   857,308    $ 1,471,669      $ 1,635,534
                                                                ===========         ===========    ===========      ===========



                                                                 For the Years Ended December 31,
                                                                ----------------------------------

                                                                     1994            1993
                                                                     ----            ----

Revenues                                                        $  1,775,547     $ 3,203,141
  Net gain on sales or remarketing of equipment                      361,407         101,463
                                                                ------------     -----------
  Gross revenue                                                    2,136,954       3,304,604

Less:
  General and administrative                                         104,307         133,274
  Administrative expense reimbursement - General Partner             174,261          78,969
  Interest expense                                                   920,433       1,715,520
  Management fees - General Partner                                  171,135         695,662
  Amortization of initial direct costs                               154,879         427,625
  Depreciation expense                                               224,474         393,185
  Provision for/(reversal of) bad debt (2)                           141,000         (90,000)
  Write down of estimated residual values (3)                              -               -
                                                                ------------     -----------

Net income (loss) - GAAP                                        $    246,645     $   (49,631)
                                                                ============     ===========

Net income (loss) - GAAP - allocable to limited partners        $    244,000     $   (49,135)
                                                                ============     ===========

Taxable income (loss) from operations (1)                       $ (3,611,476)    $ 1,780,593
                                                                ============     ===========

Cash generated from operations                                  $  2,854,887     $ 2,694,348
Cash generated from sales                                          1,665,032       1,266,452
Cash generated from refinancing                                        -               -
                                                                ------------     -----------

Cash generated from operations, sales and
  refinancing                                                      4,519,919       3,960,800

Less:
  Cash distributions to investors from operations,
    sales and refinancing                                          1,799,100       2,466,667
  Cash distributions to General Partner from
    operations, sales and refinancing                                 18,173          24,916
                                                                ------------     -----------

Cash generated from operations, sales and
  refinancing after cash distributions                          $  2,702,646     $ 1,469,217
                                                                ============     ===========


                                    TABLE III

                                   (unaudited)

                                                   Three Months Ended
                                                        March 31,                   For the Years Ended December 31,
                                                        ---------     ----------------------------------------------------------

                                                          1998        1997     1996            1995         1994            1993
                                                          ----        ----     ----            ----         ----            ----
Tax data and distributions per $1,000 limited
  partner investment

Federal income tax results:
  Taxable income from operations (1)                       (5)    $  13.70   $   88.16    $   (32.24)    $   (178.86)   $    88.14
                                                                  ========   =========    ===========    ============   ==========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                                $    32.68   $  48.85   $   46.06     $   19.87     $     12.21          -
    Return of capital                                $    57.32   $  41.15   $   43.94     $   70.13     $     77.79    $   123.33

  Source (on Cash basis)
    -  Operations                                    $    90.00   $  90.00   $   90.00     $   19.59     $     90.00    $   123.33
    -  Sales                                                -         -           -        $   70.41             -            -
    -  Refinancing                                          -         -           -              -               -            -
    -  Other                                                -         -           -              -               -            -

Weighted average number of limited partnership
  ($100) units outstanding                              198,187    198,332     198,551       199,558         199,900       199,992
                                                     ==========   ========   =========     =========     ===========    ===========



(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(4) The Partnership's Reinvestment Period expired on June 19, 1996, five years after the Final Closing Date. The General Partner distributed a Definitive Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of February 19, 1998 these amendments were agreed to and are effective from and after June 19, 1996. The amendments: (1) extend the Reinvestment Period for a maximum of four and one half additional years and likewise delay the start and end of the Liquidation Period, and (2) eliminate the Partnership's obligation to pay the General Partner $529,125 of the $634,125 accrued and unpaid management fees as of December 31, 1997 and any additional management fees which would otherwise accrue during the present Liquidation Period. The portion of the accrued and unpaid management fees that would be payable to the General Partner or $105,000 ($634,125 less $529,125) will be returned to the Partnership in the form of an additional Capital Contribution by the General Partner.

(5)  Interim tax information not available.

                                    TABLE III

              Operating Results of Prior Public Programs - Series D
                                   (unaudited)

The following table summarizes the operating results of Series D. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                            Three Months Ended
                                                                 March 31,              For the Years Ended December 31,
                                                                 ---------        -------------------------------------------

                                                                   1998               1997           1996            1995
                                                                   ----               ----           ----            ----

Revenues                                                      $   730,736         $ 3,084,705     $ 3,619,457    $ 3,270,722
   Net gain on sales or remarketing of equipment                    6,854             452,706       2,391,683      1,931,333
                                                              -----------         -----------     -----------    -----------
   Gross revenue                                                  737,590           3,537,411       6,011,140      5,202,055

Less:
   Interest expense                                               239,598           1,121,197       1,651,940        621,199
   Depreciation expense                                           152,750             356,417            -              -
   Management fees - General Partner                              130,599             548,400         685,103        594,623
   Administrative expense reimbursement - General Partner          71,978             271,829         301,945        257,401
   General and administrative                                      48,002             199,751         217,378        273,663
   Amortization of initial direct costs                            34,695             363,087         614,441        511,427
   Provision for bad debts (3)                                       -                   -               -           150,000
                                                              -----------         -----------     -----------    -----------

Net income - GAAP                                             $    59,968         $   676,730     $ 2,540,333    $ 2,793,742
                                                              ===========         ===========     ===========    ===========

Net income - GAAP - allocable to limited partners             $    59,368         $   669,963     $ 2,514,930    $ 2,765,805
                                                              ===========         ===========     ===========    ===========

Taxable income from operations (1)                                 (4)            $ 3,483,507     $ 3,097,307    $ 1,641,323
                                                                                  ===========     ===========    ===========

Cash generated from operations                                $   346,598         $ 8,409,703     $ 1,621,624    $ 2,756,354
Cash generated from sales                                         638,024           9,741,651      15,681,303      6,776,544
Cash generated from refinancing                                      -              2,700,000       5,250,000      4,148,838
                                                              -----------         -----------    -----------    -----------

Cash generated from operations, sales and
   refinancing                                                    984,622          20,851,354      22,552,927     13,681,736

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                      1,080,945           7,882,867       5,588,508      5,589,207
   Cash distributions to General Partner from
     operations, sales and refinancing                             10,919              79,648          56,450         56,457
                                                              -----------         -----------     -----------    -----------

Cash generated from (used by) operations, sales and
   refinancing after cash distributions                       $  (107,242)        $12,888,839     $16,907,969    $ 8,039,072
                                                              ===========         ===========     ===========    ===========


                                                               For the Years Ended December 31,
                                                               --------------------------------

                                                                    1994           1993
                                                                    ----           ----

Revenues                                                        $ 3,661,321     $ 6,300,753
   Net gain on sales or remarketing of equipment                  1,199,830         313,468
                                                                -----------     -----------
   Gross revenue                                                  4,861,151       6,614,221

Less:
   Interest expense                                                 652,196       1,261,312
   Depreciation expense                                               4,167       1,144,609
   Management fees - General Partner                                778,568         996,356
   Administrative expense reimbursement - General Partner           337,867         423,387
   General and administrative                                       412,655         184,604
   Amortization of initial direct costs                             580,457         931,983
   Provision for bad debts (3)                                      475,000         575,000
                                                                -----------     -----------

Net income - GAAP                                               $ 1,620,241     $ 1,096,970
                                                                ===========     ===========

Net income - GAAP - allocable to limited partners               $ 1,604,039     $ 1,086,000
                                                                ===========     ===========

Taxable income from operations (1)                              $ 2,612,427     $ 5,766,321
                                                                ===========     ===========

Cash generated from operations                                  $ 1,969,172     $ 6,330,281
Cash generated from sales                                         9,054,589       5,143,299
Cash generated from refinancing                                        -               -
                                                                -----------     -----------

Cash generated from operations, sales and
   refinancing                                                   11,023,761      11,473,580

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                        5,596,503       5,600,000
   Cash distributions to General Partner from
     operations, sales and refinancing                               56,530          56,564
                                                                -----------     -----------

Cash generated from (used by) operations, sales and
   refinancing after cash distributions                         $ 5,370,728     $ 5,817,016
                                                                ===========     ===========


                                    TABLE III

                                   (unaudited)

                                                  Three Months Ended
                                                        March 31,                     For the Years Ended December 31,
                                                        ---------         --------------------------------------------------------
                                                         1998             1997        1996      1995             1994        1993
                                                         ----             ----        ----      ----             ----        ----
Tax data and distributions per $1,000 limited
     partner investment

Federal income tax results:
     Taxable income from operations (1)                   (4)       $    86.40   $    76.82   $   40.70    $   64.71    $    142.72
                                                                    ==========   =========    =========    =========    ===========

Cash distributions to investors (2)
     Source (on GAAP basis)
       Investment income                              $    5.49     $    16.79   $    63.00   $   69.28    $   40.13    $    27.15
       Return of capital                                  94.51     $   180.71   $    77.00   $   70.72    $   99.87    $   112.85

     Source (on Cash basis)
       -  Operations                                  $   32.06     $  197.50    $    40.62   $   69.04    $   48.77    $    140.00
       -  Sales                                           59.02           -             $         99.38    $   70.96    $     91.23
       -  Refinancing                                                     -             -           -            -             -
       -  Other                                           -8.91                         -           -            -             -

Weighted average number of limited partnership
     ($100) units outstanding                           399,118        399,138      399,179     399,229      399,703        400,000
                                                      =========    ===========   ==========   =========    =========     ==========



(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on September 13, 1991 and as of its final closing date on June 5, 1992 it had eighteen (18) additional semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)  Interim tax information not available.

                                    TABLE III

               Operating Results of Prior Public Programs-Series E
                                   (unaudited)


The following table summarizes the operating results of Series E. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                        Three Months Ended
                                                             March 31,                  For the Years Ended December 31,
                                                             ---------        -----------------------------------------------------

                                                               1998               1997              1996               1995
                                                               ----               ----              ----               ----

Revenues                                                    $ 2,216,133       $ 6,401,873       $   7,907,175      $10,570,473
   Net gain on sales or remarketing of equipment                270,346         1,209,420           1,942,041        1,610,392
                                                            -----------       -----------       -------------      -----------
   Gross revenue                                              2,486,479         7,611,293           9,849,216       12,180,865

Less:
   Interest expense                                           1,019,133         2,471,045           2,957,534        4,377,702
   Management fees - General Partner                            432,694           919,728           1,120,336        1,596,569
   Administrative expense reimbursement - General Partner       208,970           486,253             563,107          784,775
   Provision for bad debts (3)                                  200,000                 -             400,000          600,000
   Amortization of initial direct costs                         173,973           461,620             887,960        1,530,505
   Depreciation                                                 105,096           475,619           1,061,711        1,061,712
   General and administrative                                    90,139           370,705             608,293          638,362
   Minority interest in joint venture                            30,795            57,738               6,392            5,438
                                                            -----------       -----------       -------------      -----------

Net income - GAAP                                           $   225,679       $ 2,368,585       $   2,243,883      $ 1,585,802
                                                            ===========       ===========       =============      ===========

Net income - GAAP - allocable to limited partners           $   223,422       $ 2,344,899       $   2,221,444      $ 1,569,944
                                                            ===========       ===========       =============      ===========

Taxable income (loss) from operations (1)                        (4)          $   981,575       $  (3,280,008)     $ 1,700,386
                                                            ===========       ===========       =============      ===========

Cash generated from operations                              $ 4,759,343       $21,638,350       $  13,210,339      $ 8,768,414
Cash generated from sales                                       580,586        15,313,194          10,358,637        7,419,261
Cash generated from refinancing                               6,257,067        20,765,451          13,780,000        7,400,000
                                                              =========        ==========          ==========        =========

Cash generated from operations, sales and refinancing        11,596,996        57,716,995          37,348,976       23,587,675

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                    1,939,210         7,768,316           7,771,164        7,773,082
   Cash distributions to General Partner from operations,
     sales and refinancing                                       19,588            78,468              78,496           78,512
                                                            -----------       -----------       -------------      -----------

Cash generated from operations, sales and refinancings
  after cash distributions                                  $ 9,638,168       $49,870,211       $  29,499,316      $15,736,081
                                                            ===========       ===========       =============      ===========



                                                               For the Years Ended December 31,
                                                               --------------------------------

                                                                  1994               1993
                                                                  ----               ----
Revenues                                                       $10,946,254       $ 8,748,076
   Net gain on sales or remarketing of equipment                   628,027         1,486,575
                                                               -----------       -----------
   Gross revenue                                                11,574,281        10,234,651

Less:
   Interest expense                                              4,868,950         3,023,934
   Management fees - General Partner                             1,547,509           949,468
   Administrative expense reimbursement - General Partner          408,114           811,966
   Provision for bad debts (3)                                      250,000        2,186,750
   Amortization of initial direct costs                          1,840,714         1,667,212
   Depreciation                                                    289,478            18,037
   General and administrative                                      438,569           315,000
   Minority interest in joint venture                                 -                  -
                                                               -----------       ------------

Net income - GAAP                                              $ 1,527,095       $ 1,499,573
                                                               ===========       ===========

Net income - GAAP - allocable to limited partners              $ 1,511,824       $ 1,484,577
                                                               ===========       ===========

Taxable income (loss) from operations (1)                      $ 2,793,029       $ 3,293,140
                                                               ===========       ===========

Cash generated from operations                                 $17,597,929       $18,415,294
Cash generated from sales                                        6,492,842         9,416,909
Cash generated from refinancing                                       -           38,494,983
                                                                                 -----------

Cash generated from operations, sales and refinancing           24,090,771        66,327,186

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                       8,390,043         5,796,799
   Cash distributions to General Partner from operations,
     sales and refinancing                                          78,582            58,637
                                                               -----------       -----------

Cash generated from operations, sales and refinancings
  after cash distributions                                     $15,622,146       $60,471,750
                                                               ===========       ===========


                                    TABLE III

                                   (unaudited)


                                                                   Three Months Ended
                                                                        March 31,               For the Year Ended December 31,
                                                                        ---------        -----------------------------------------

                                                                          1998           1997        1996        1995
                                                                          ----           ----        ----        ----

Tax and distribution data per $1,000 limited partner investment

Federal Income Tax results:
   Taxable income (loss) from operations (1)                                  (4)    $   15.95   $   (53.28)   $  27.61
                                                                                     =========   ==========    ========

Cash distributions to investors (2)
   Source (on GAAP basis)
     Investment income                                                 $     14.69   $   38.49    $   36.45    $  25.75
     Return of capital                                                 $    112.81   $   89.01    $   91.05    $ 101.75

Source (on cash basis)
   - Operations                                                        $    127.50   $  127.50    $  127.50    $ 127.50
   - Sales                                                                     -          -            -         -
   - Refinancings                                                              -          -            -         -
   - Other                                                                     -          -            -         -

Weighted average number of limited partnership
($100) units outstanding                                                   608,381      609,211      609,503    609,650
                                                                       ===========   ==========    =========    =======



                                                                            For the Year Ended December 31,
                                                                          ---------------------------------
                                                                               1994           1993
                                                                               ----           ----

Tax and distribution data per $1,000 limited partner investment

Federal Income Tax results:
   Taxable income (loss) from operations (1)                              $    45.32       $   66.54
                                                                          ==========       =========

Cash distributions to investors (2)
   Source (on GAAP basis)
     Investment income                                                    $    24.78       $   30.32
     Return of capital                                                    $   112.74       $   88.06

Source (on cash basis)
   - Operations                                                           $   137.52       $  118.38
   - Sales                                                                     -                 -
   - Refinancings                                                              -                 -
   - Other                                                                     -                 -

Weighted average number of limited partnership
($100) units outstanding                                                     610,080         489,966
                                                                           =========       =========



(1) The difference between Net income - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on July 6, 1992 and as of its final closing date of July 31, 1993 it had twenty-six (26) additional semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)  Interim tax information not available.

                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)

The following table summarizes the operating results of L.P. Six. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                              Three Months Ended
                                                                   March 31,          For the Years Ended December 31,
                                                                   ---------        ----------------------------------

                                                                     1998               1997           1996
                                                                     ----               ----           ----
Revenues                                                         $ 1,488,286        $ 6,452,409     $ 9,238,182
   Net gain on sales or remarketing of equipment                      94,149             58,523         338,574
                                                                 -----------        -----------     -----------
   Gross revenue                                                   1,582,435          6,510,932       9,576,756

Less:
   Interest expense                                                  588,261          2,648,557       4,330,544
   Management fees - General Partner                                 254,169          1,092,714       1,333,394
   Amortization of initial direct costs                              205,583          1,071,656       1,349,977
   Depreciation                                                      159,480            745,275         848,649
   Administrative expense reimbursement - General Partner            123,218            547,382         642,276
   Provision for bad debts (3)                                       100,000            183,274         750,000
   General and administrative                                         43,559            178,464         657,470
   Minority interest in joint venture                                  1,693              7,990          31,413
                                                                 -----------        -----------     -----------

Net income (loss) - GAAP                                         $   106,472        $    35,620     $  (366,967)
                                                                 ===========        ===========     ===========

Net income (loss) - GAAP - allocable to limited partners         $   105,407        $    35,264     $  (363,297)
                                                                 ===========        ===========     ===========

Taxable income (loss) from operations (1)                               (4)         $(1,154,365)    $  (574,054)
                                                                                    ===========     ===========

Cash generated from operations                                   $ 1,474,692        $12,075,547     $ 9,923,936
Cash generated from sales                                            383,797          4,336,675       8,684,744
Cash generated from refinancing                                         -             7,780,328       9,113,081
                                                                 -----------        -----------     -----------

Cash generated from operations, sales and refinancing              1,858,489         24,192,550      27,721,761

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                         1,022,275          4,102,940       4,119,354
   Cash distributions to General Partner from operations,
     sales and refinancing                                            10,326             41,444          41,613
                                                                 -----------        -----------     -----------

Cash generated from operations, sales and refinancing
   after cash distributions                                      $   825,888        $20,048,166     $23,560,794
                                                                 ===========        ===========     ===========




                                                                   For the Years Ended December 31,
                                                                 ----------------------------------

                                                                     1995           1994
                                                                     ----           ----
Revenues                                                         $ 6,622,180    $    203,858
   Net gain on sales or remarketing of equipment                     107,733           -
                                                                 -----------    ------------
   Gross revenue                                                   6,729,913         203,858

Less:
   Interest expense                                                3,003,633           2,142
   Management fees - General Partner                                 696,096           8,827
   Amortization of initial direct costs                              828,154          12,748
   Depreciation                                                      636,487           -
   Administrative expense reimbursement - General Partner            381,471           6,872
   Provision for bad debts (3)                                       570,000          63,500
   General and administrative                                        360,235          38,879
   Minority interest in joint venture                                177,769           -
                                                                 -----------    ------------

Net income (loss) - GAAP                                         $    76,068    $     70,890
                                                                 ===========    ============

Net income (loss) - GAAP - allocable to limited partners         $    75,307    $     70,181
                                                                 ===========    ============

Taxable income (loss) from operations (1)                        $ 2,239,753    $     71,033
                                                                 ===========    ============

Cash generated from operations                                   $ 8,776,203    $    439,913
Cash generated from sales                                          1,016,807           -
Cash generated from refinancing                                   33,151,416           -
                                                                 -----------    ------------

Cash generated from operations, sales and refinancing             42,944,426         439,913

Less:
   Cash distributions to investors from operations,
     sales and refinancing                                         2,543,783         311,335
   Cash distributions to General Partner from operations,
     sales and refinancing                                            25,694           3,145
                                                                 -----------    ------------

Cash generated from operations, sales and refinancing
   after cash distributions                                      $40,374,949    $    125,433
                                                                 ===========    ============


                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)





                                                   Three Months Ended
                                                        March 31,                         For the Years Ended December 31,
                                                        ---------            -----------------------------------------------

                                                          1998               1997           1996          1995          1994
                                                          ----               ----           ----          ----          ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income (loss) from operations (1)              (4)            $  (29.94)     $    (14.83)    $  85.13    $   22.15
                                                                         =========      ===========     ========    =========

Cash distributions to investors (2)
   Source (on GAAP basis)
      Investment income                                $   11.05         $     .86     $       -        $   2.89    $   22.10
      Return of capital                                $   96.45         $  106.64     $     107.50     $  94.78    $   75.94

   Source (on cash basis)
      - Operations                                     $  107.50         $  107.50     $     107.50     $  97.67    $   98.04
      - Sales                                               -                 -                 -            -            -
      - Refinancing                                         -                 -                 -            -            -
      - Other                                               -                 -                 -            -            -

Weighted average number of limited partnership
   ($100) units outstanding                              380,379           381,687          383,196      260,453       31,755
                                                       =========         =========      ===========     ========      =======


(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(4)  Interim tax information not available.

                                    TABLE IV

                   Results of Completed Prior Public Programs
                                   (unaudited)





                     No Prior Public Programs have completed
               operations in the five years ended March 31, 1998.

<

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                              Total                                                      Federal
             Type of             Year of       Year of     Acquisition     Net Book         Net            GAAP          Taxable
            Equipment          Acquisition   Disposition    Cost (1)      Value (2)    Proceeds (3)    Gain (Loss)     Gain (Loss)
-----------------------------  -----------  ------------- -------------  ------------  --------------  -------------  -------------
Computers                          1988         1990          $32,352       $13,859        $16,955         $3,096          $1,064
Office Copier                      1988         1990         $180,922       $52,504        $52,504             $0        ($30,400)

Agriculture                        1988         1991          $19,032        $8,921         $7,225        ($1,696)        ($2,214)
Computers                          1988         1991           $8,450            $0           $465           $465              $0
Computers                          1989         1991         $363,540       $28,027        $56,077        $28,050         $14,962
Telecommunications                 1990         1991         $827,804       $49,393             $0       ($49,393)             $0
Medical                            1988         1991          $29,756            $0             $0             $0        ($10,626)
Copiers                            1988         1991         $235,863            $0             $0             $0        ($18,115)

Agriculture                        1988         1992          $61,200       $25,810        $24,152        ($1,658)             $0
Computers                          1988         1992          $51,353            $0             $0             $0              $0
Copiers                            1988         1992         $195,875            $0             $0             $0              $0
Material Handling                  1988         1992          $78,321            $0             $0             $0              $0
Medical                            1988         1992          $50,433       $15,250         $7,000        ($8,250)        $34,389
Computers                          1989         1992          $41,058        $4,553         $6,606         $2,053        ($13,951)
Copiers                            1989         1992          $81,913        $6,495         $6,495             $0          $1,114
Office Equipment                   1989         1992          $81,986        $2,821        $12,298         $9,477        ($28,695)
Computers                          1991         1992           $3,607        $3,196         $4,142           $946          $1,076
Furniture And Fixtures             1992         1992           $4,325        $4,430         $4,390           ($40)            $65

Computers                          1988         1993          $71,813            $0             $0             $0              $0
Furniture                          1988         1993         $350,000            $0             $0             $0              $0
Medical                            1988         1993         $221,191          $182         $2,382         $2,200          $2,341
Agriculture                        1989         1993          $57,975        $2,050         $2,932           $882         ($1,724)
Printing                           1989         1993         $126,900        $5,661         $7,800         $2,139        ($10,729)
Reprographics                      1989         1993         $112,500          $115           $115             $0        ($12,079)
Computers                          1990         1993          $79,043            $0             $0             $0              $0
Reprographics                      1990         1993          $71,805        $8,391        $12,528         $4,137              $0
Retail                             1990         1993         $198,513      ($32,916)       $67,894       $100,810              $0
Video Production                   1990         1993         $341,796       $67,965       $161,615        $93,650         $24,507
Computers                          1991         1993         $135,380        $6,540        $20,134        $13,594        ($50,622)
Fixture                            1992         1993           $2,267        $1,635         $1,824           $189             $11

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                              Total                                                      Federal
             Type of             Year of       Year of     Acquisition     Net Book         Net            GAAP          Taxable
            Equipment          Acquisition   Disposition    Cost (1)      Value (2)    Proceeds (3)    Gain (Loss)     Gain (Loss)
-----------------------------  -----------  ------------- -------------  ------------  --------------  -------------  -------------
Telecommunications                 1992         1993          $20,000       $11,840        $11,200          ($640)        ($4,800)
Video Production                   1992         1993           $3,362        $1,110           $592          ($518)        ($2,867)
Manufacturing & Production         1993         1993          $22,660            $0             $0             $0              $0

Agriculture                        1988         1994          $30,000          $288           $288             $0              $0
Medical                            1988         1994          $46,050        $6,438         $6,438             $0              $0
Computers                          1989         1994          $71,152        $6,942           $500        ($6,442)        ($1,449)
Computers                          1991         1994         $156,552        $6,882        $16,611         $9,729        ($41,137)
Material Handling                  1991         1994           $7,013        $1,973         $2,203           $230           ($604)
Medical                            1991         1994          $40,556      ($11,278)        $1,460        $12,738            $375
Fixture                            1992         1994           $3,396          $751           $845            $94         ($1,192)
Manufacturing & Production         1992         1994          $17,103         ($199)            $0           $199         ($5,443)
Furniture                          1993         1994          $26,868            $0             $0             $0              $0
Manufacturing & Production         1993         1994          $27,096       $10,139        $11,054           $915              $0
Agriculture                        1989         1994          $14,191          $350           $350             $0              $0
Printing                           1993         1994          $24,112       $24,030        $27,061         $3,031              $0

Computers                          1991         1995          $17,200          $173         $3,522         $3,349          $1,594
Copiers                            1991         1995          $49,081        $7,350         $7,423            $73         ($3,044)
Sanitation                         1991         1995          $21,452          $560         $4,818         $4,258          $3,010
Agriculture                        1992         1995           $7,828          $462           $737           $275         ($1,901)
Computers                          1993         1995          $64,391       $36,094         $5,863       ($30,231)             $0
Manufacturing & Production         1993         1995          $28,557        $8,752         $8,912           $160              $0
Retail                             1993         1995          $28,507           ($9)          $697           $706              $0

Computers                          1991         1996          $35,618        $1,502        $20,150        $18,648         $19,571
Copiers                            1991         1996         $117,238       $17,784        $32,380        $14,596         $28,006
Material Handling                  1991         1996          $14,996          $843         $3,223         $2,380          $3,432
Sanitation                         1991         1996          $35,854        $5,946         $5,649          ($297)         $5,260
Fixture                            1992         1996          $18,452        $1,909         $1,909             $0         ($1,919)
Computers                          1993         1996          $72,479         ($573)          $515         $1,088              $0
Furniture                          1993         1996           $9,978           ($2)            $0             $2              $0
Material Handling                  1993         1996          $11,824            $0             $0             $0              $0

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                              Total                                                      Federal
             Type of             Year of       Year of     Acquisition     Net Book         Net            GAAP          Taxable
            Equipment          Acquisition   Disposition    Cost (1)      Value (2)    Proceeds (3)    Gain (Loss)     Gain (Loss)
-----------------------------  -----------  ------------- -------------  ------------  --------------  -------------  -------------
                                   1993         1996          $33,190          $400           $403             $3              $0
Retail                             1993         1996          $44,673           ($5)            $0             $0              $0
Sanitation                         1993         1996           $5,822            $0             $0             $0              $0
Video Production                   1993         1996          $41,465       $12,099        $12,441           $342              $0
Medical                            1994         1996          $12,166          $960         $2,000         $1,040         ($4,259)

Computers                          1991         1997          $75,602        $4,349        $15,753        $11,403         $19,783
Computers                          1993         1997          $39,593        $6,013             $0        ($6,013)             $0
Retail                             1993         1997         $158,276       $16,960        $23,438        $23,423          $5,373
Video                              1993         1997          $27,273            $0             $0             $0              $0
Sanitation                         1996         1997           $3,571           $43         $1,380         $1,337              $0

Computers                          1993         1998         $123,234            $0           $205           $205              (4)
Manufacturing & Production         1993         1998         $110,906          $366           $706           $340              (4)
Printing                           1993         1998          $33,033            $0           $776           $776              (4)
Retail                             1993         1998          $43,805            $0             $7             $7              (4)
Telecommunications                 1993         1998          $26,238          $591           $605            $14              (4)
Video                              1993         1998          $16,975            $0             $0             $0              (4)
Manufacturing & Production         1995         1998          $14,356            $0             $6             $6              (4)


(1)  Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.
(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
            Equipment         Acquisition   Disposition     Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
----------------------------  -----------   -----------   ------------  -------------  --------------  -------------  --------------
Manufacturing & Production         1990        1990           $31,129        $28,288         $34,142         $5,854        $3,013
Mining                             1990        1990          $145,227       $120,804        $120,804             $0            $0
Video Production                   1990        1990           $10,201         $8,006          $9,086         $1,080          $671

Agriculture                        1989        1991            $5,986         $4,003              $0        ($4,003)           $0
Computers                          1989        1991           $76,899        $52,134          $7,492       ($44,642)           $0
Construction                       1989        1991           $48,299        $43,554          $7,784       ($35,770)      ($7,007)
Copiers                            1989        1991            $7,469         $4,997             $16        ($4,981)           $0
Environmental                      1989        1991           $10,609        $11,546              $0       ($11,546)           $0
Furniture                          1989        1991           $86,965        $62,229         $19,339       ($42,890)           $0
Manufacturing & Production         1989        1991           $55,125        $34,435         $12,807       ($21,628)           $0
Medical                            1989        1991            $9,447         $7,643              $0        ($7,643)           $0
Office Equipment                   1989        1991           $25,171        $24,586             $64       ($24,522)      ($1,985)
Retail                             1989        1991            $4,405         $4,792              $0        ($4,792)           $0
Sanitation                         1989        1991           $15,448        $17,983              $0       ($17,983)           $0
Telecommunications                 1989        1991            $2,238             $0             $60            $60            $0
Transportation                     1989        1991            $9,474        $10,801              $0       ($10,801)           $0
Video Production                   1989        1991           $11,925         $1,762              $7        ($1,755)           $0
Agriculture                        1990        1991           $35,245         $4,694              $0        ($4,694)      ($5,210)
Computers                          1990        1991        $2,671,588       $601,346        $136,169      ($465,177)    ($476,397)
Construction                       1990        1991           $64,544        $29,979         $24,379        ($5,600)      ($9,949)
Copiers                            1990        1991           $30,699        $18,760            $911       ($17,849)           $0
Environmental                      1990        1991           $14,658        $15,434              $0       ($15,434)           $0
Fixture                            1990        1991           $29,510        $27,027            $808       ($26,219)           $0
Furniture                          1990        1991           $53,420        $34,771          $3,598       ($31,173)      ($5,953)
Manufacturing & Production         1990        1991          $526,568       $504,823        $226,978      ($277,845)     ($47,036)
Material Handling                  1990        1991          $112,075        $59,977         $34,758       ($25,219)           $0
Medical                            1990        1991           $93,771        $47,016              $0       ($47,016)     ($19,410)
Mining                             1990        1991          $221,706             $0              $0             $0      ($82,375)
Miscellaneous                      1990        1991           $29,443        $28,179              $0       ($28,179)           $0
Office Equipment                   1990        1991           $44,560        $34,289            $760       ($33,529)           $0
Restaurant                         1990        1991           $97,304        $45,062         $18,564       ($26,498)     ($24,787)
Retail                             1990        1991           $43,751        $18,362          $9,230        ($9,132)     ($12,624)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
           Equipment          Acquisition   Disposition     Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
---------------------------   -----------   -----------   ------------  -------------  --------------  -------------  --------------
Sanitation                         1990        1991          $171,345        $66,074         $77,146        $11,072      ($78,222)
Telecommunications                 1990        1991          $980,613       $119,372              $0      ($119,372)     ($11,618)
Transportation                     1990        1991           $13,434        $13,858              $0       ($13,858)           $0
Video Production                   1990        1991           $46,645        $26,631          $3,754       ($22,877)      $11,741
Material Handling                  1991        1991          $109,115       $108,512        $113,482         $4,970            $0

Agriculture                        1989        1992           $89,766        $19,058         $21,912         $2,854      ($12,999)
Computers                          1989        1992           $60,747         $1,659          $2,593           $934            $0
Copiers                            1989        1992           $79,556        $10,817         $10,839            $22       ($9,798)
Furniture                          1989        1992           $35,512         $2,418          $2,911           $493            $0
Manufacturing & Production         1989        1992          $117,236         $1,924          $1,936            $12            $0
Material Handling                  1989        1992           $16,058           $670            $789           $119       ($7,845)
Medical                            1989        1992           $31,701         $7,548          $1,967        ($5,580)           $0
Office Equipment                   1989        1992           $19,981         $1,381          $1,427            $46            $0
Printing                           1989        1992           $25,000         $3,510          $2,510        ($1,000)      ($8,247)
Telecommunications                 1989        1992           $18,779         $1,910          $2,012           $102            $0
Video Production                   1989        1992           $21,849         $3,275          $3,283             $8            $0
Agriculture                        1990        1992           $46,968         $2,847          $3,463           $617       ($4,451)
Computers                          1990        1992        $3,872,456       $671,632        $342,387      ($329,245)  ($1,086,408)
Construction                       1990        1992           $23,493         $1,229          $1,229             $0            $0
Copiers                            1990        1992           $19,240         $2,165          $3,524         $1,358       ($8,884)
Environmental                      1990        1992            $7,195         $1,164          $1,164             $0       ($4,683)
Fixture                            1990        1992           $55,869         $7,661          $9,096         $1,436      ($34,594)
Furniture                          1990        1992           $58,095         $7,193          $7,719           $525      ($26,836)
Manufacturing & Production         1990        1992          $192,143        $47,665         $43,213        ($4,452)     ($45,657)
Material Handling                  1990        1992          $104,852        $23,011          $7,775       ($15,236)     ($15,648)
Medical                            1990        1992           $88,537        $12,382         $13,393         $1,011      ($38,945)
Miscellaneous                      1990        1992            $4,999         $1,313          $1,236           ($77)      ($2,804)
Office Equipment                   1990        1992        $1,203,666       $179,190          $2,513      ($176,678)      ($6,351)
Printing                           1990        1992            $4,055           $787            $787             $0       ($2,487)
Restaurant                         1990        1992           $83,624           $194          $6,850         $6,657      ($12,961)
Retail                             1990        1992           $63,030        $35,999            $581       ($35,419)      ($1,296)
Sanitation                         1990        1992          $200,642        $12,623         $13,101           $478      ($14,846)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
           Equipment          Acquisition   Disposition     Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
---------------------------   -----------   -----------   ------------  -------------  --------------  -------------  --------------
Telecommunications                 1990        1992           $64,899        $11,997          $4,965        ($7,032)     ($18,620)
Transportation                     1990        1992            $7,610             $1              $1             $0            $0
Video Production                   1990        1992           $18,558         $3,521          $4,302           $781       ($7,177)
Furniture                          1991        1992           $25,909        $28,313              $0       ($28,313)           $0
Manufacturing & Production         1991        1992           $51,311        $47,497         $57,487         $9,990            $0
Material Handling                  1991        1992           $10,023        $10,462         $10,595           $133            $0
Office Equipment                   1991        1992           $15,789             $0              $0             $0            $0
Sanitation                         1991        1992           $18,840        $10,122         $10,516           $394            $0

Agriculture                        1989        1993           $31,500         $4,370         $10,095         $5,725        $1,431
Computers                          1989        1993           $93,554           $267            $661           $394            $0
Copiers                            1989        1993          $168,679        $19,448         $23,072         $3,624      ($26,046)
Furniture                          1989        1993          $116,287        $17,152         $19,536         $2,384       ($9,084)
Manufacturing & Production         1989        1993           $14,804         $2,832          $3,541           $709            $0
Material Handling                  1989        1993           $20,725             $0          $1,650         $1,650            $0
Office Equipment                   1989        1993           $81,777           $990         $17,490        $16,500       ($4,999)
Telecommunications                 1989        1993            $2,524             $0              $0             $0            $0
Video Production                   1989        1993           $22,321             $0              $0             $0            $0
Agriculture                        1990        1993          $132,350        $11,556         $11,963           $407      ($42,903)
Automotive                         1990        1993           $75,730        $45,795         $51,888         $6,093       ($3,043)
Computers                          1990        1993        $1,069,393       $140,198        $164,423        $24,225     ($267,270)
Construction                       1990        1993           $41,779         $5,058          $5,075            $17       ($9,774)
Copiers                            1990        1993           $23,318         $3,058          $2,505          ($553)      ($7,670)
Fixture                            1990        1993           $73,038        $10,235         $10,235             $0      ($22,303)
Furniture                          1990        1993          $118,834        $11,204         $11,509           $305      ($10,168)
Manufacturing & Production         1990        1993        $1,120,324       $139,342        $186,899        $47,557     ($271,929)
Material Handling                  1990        1993          $210,922        $20,462         $29,157         $8,695      ($51,481)
Medical                            1990        1993          $380,749        $56,711         $37,821       ($18,890)     ($68,880)
Office Equipment                   1990        1993           $69,232         $8,695          $9,275           $580      ($18,731)
Printing                           1990        1993            $6,061         $1,431          $1,050          ($381)      ($1,388)
Reprographics                      1990        1993           $82,000         $8,200         $40,000        $31,800        $7,109
Restaurant                         1990        1993          $121,682        $10,330         $11,517         $1,187      ($28,626)
Retail                             1990        1993           $11,280           $813          $1,797           $984       ($2,806)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
           Equipment          Acquisition   Disposition     Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
---------------------------   -----------   -----------   ------------  -------------  --------------  -------------  --------------
Sanitation                         1990        1993           $43,697         $5,148          $5,152             $4      ($10,588)
Telecommunications                 1990        1993          $278,193        $20,246         $22,616         $2,370      ($58,857)
Miscellaneous                      1990        1993          $595,538       ($98,697)       $203,595       $302,292            $0
Video Production                   1990        1993            $7,981           $374            $374             $0       ($1,484)
Computers                          1991        1993          $248,090        $36,021         $36,834           $813       ($9,175)
Construction                       1991        1993           $10,590           $869          $1,875         $1,006       ($4,480)
Furniture                          1991        1993           $73,541           ($66)           $603           $669       ($7,311)
Manufacturing & Production         1991        1993           $12,951             $0              $0             $0            $0
Material Handling                  1991        1993           $43,408        $20,390         $23,147         $2,757       ($1,015)
Medical                            1991        1993            $9,425         $5,708          $6,513           $805          $858
Sanitation                         1991        1993           $37,743        $16,285         $15,506          ($779)           $0
Computers                          1992        1993           $79,557        $38,668         $38,668             $0      ($36,961)
Material Handling                  1992        1993           $30,692           $149          $6,578         $6,429      ($17,976)

Computers                          1989        1994          $468,870       $109,719        $109,720             $1      $102,026
Copiers                            1989        1994           $13,461            $30             $30             $0            $0
Furniture                          1989        1994          $218,655        $79,000         $79,000             $0       $80,901
Manufacturing & Production         1989        1994           $90,725           ($13)             $0            $13            $0
Medical                            1989        1994           $97,017           $699          $1,141           $441            $0
Office Equipment                   1989        1994            $2,796             $0            $126           $126            $0
Printing                           1989        1994           $14,123             $0              $0             $0            $0
Telecommunications                 1989        1994           $10,950            ($2)           $127           $129            $0
Agriculture                        1990        1994           $73,503        $11,518         $12,258           $740       ($3,345)
Computers                          1990        1994        $3,937,366       $957,935        $959,231         $1,295      $367,292
Construction                       1990        1994          $141,052        $16,265         $16,265             $0      ($14,659)
Fixture                            1990        1994          $100,514        $10,959         $10,959             $0       ($6,640)
Furniture                          1990        1994          $282,115        $89,792         $94,919         $5,127       $43,164
Manufacturing & Production         1990        1994          $443,855       $121,619        $137,376        $15,757       ($8,207)
Material Handling                  1990        1994          $411,986        $20,972         $20,972             $0      ($33,402)
Medical                            1990        1994          $462,679        $42,572         $62,365        $19,792          $805
Mining                             1990        1994        $9,631,966     $1,298,813      $1,298,813             $0     ($689,039)
Office Equipment                   1990        1994           $34,402         $3,434          $3,434             $0       ($8,258)
Reprographics                      1990        1994           $16,482         $4,547          $4,547             $0          $904

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
           Equipment          Acquisition   Disposition     Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
---------------------------   -----------   -----------   ------------  -------------  --------------  -------------  --------------
Restaurant                         1990        1994          $297,355        $32,327         $33,776         $1,449      ($29,158)
Retail                             1990        1994          $841,977       $440,914        $440,914             $0      $668,569
Sanitation                         1990        1994            $7,147             $0              $0             $0            $0
Telecommunications                 1990        1994          $261,049        ($6,700)        $30,311        $37,011       $11,248
Video Production                   1990        1994           $45,804         $5,357          $5,365             $8       ($4,684)
Agriculture                        1991        1994           $15,633           $625            $629             $4            $0
Computers                          1991        1994          $684,631        $59,296         $59,296             $0     ($213,947)
Copiers                            1991        1994           $39,270         $2,598            $648        ($1,950)     ($15,152)
Environmental                      1991        1994           $44,016           $864            $904            $41            $0
Furniture                          1991        1994           $20,546           $906            $923            $17            $0
Material Handling                  1991        1994           $66,497         $2,470          $2,642           $172       ($5,750)
Medical                            1991        1994          $602,400       $306,415        $373,385        $66,970      $139,985
Sanitation                         1991        1994           $83,638         $4,459          $4,634           $174            $0
Telecommunications                 1991        1994           $11,188           $898          $1,146           $248       ($3,419)
Manufacturing & Production         1993        1994           $81,735           ($61)            $34            $95            $0
Material Handling                  1993        1994            $6,578         $3,110          $3,600           $490            $0
Sanitation                         1994        1994            $7,320             $0              $0             $0            $0

Computers                          1989        1995           $24,831         $1,574             $13        ($1,561)           $0
Manufacturing & Production         1989        1995           $11,262         $4,128              $0        ($4,128)           $0
Computers                          1990        1995        $3,151,688       $784,267        $578,324      ($205,942)      $61,278
Construction                       1990        1995          $397,553       $139,680         $93,172       ($46,508)       $2,914
Copiers                            1990        1995           $26,920         $6,048             ($0)       ($6,048)           $0
Furniture                          1990        1995           $64,010         $5,908          $4,760        ($1,148)       $5,171
Material Handling                  1990        1995          $108,329         $7,629          $6,899          ($730)         ($15)
Medical                            1990        1995          $919,987       $320,531        $260,980       ($59,551)      $56,955
Manufacturing & Production         1990        1995          $846,718       $211,207        $244,937        $33,730      $243,103
Office Equipment                   1990        1995           $38,014         $4,192          $2,111        ($2,081)       $1,950
Reprographics                      1990        1995          $102,003             $1              $1             $0            $0
Restaurant                         1990        1995           $63,437         $4,636          $1,896        ($2,740)         $897
Retail                             1990        1995        $2,703,611       $349,429        $193,032      ($156,397)     $184,637
Sanitation                         1990        1995           $58,070         $4,110          $1,738        ($2,372)       $1,518
Video Production                   1990        1995            $3,404           $773              $0          ($773)           $0

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
           Equipment          Acquisition   Disposition     Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
---------------------------   -----------   -----------   ------------  -------------  --------------  -------------  --------------
Agriculture                        1991        1995           $23,262         $7,034          $7,449           $415        $1,921
Computers                          1991        1995        $2,712,345       $677,342        $648,479       ($28,863)     $126,108
Construction                       1991        1995           $25,214         $1,539          $2,727         $1,188       ($2,122)
Furniture                          1991        1995           $62,471        $16,192          $5,091       ($11,101)      ($4,400)
Material Handling                  1991        1995           $34,473        $12,502         $12,105          ($397)           $0
Manufacturing & Production         1991        1995          $132,184         $5,116         $50,110        $44,993       $27,132
Office Equipment                   1991        1995           $48,350         $7,177          $9,506         $2,329       ($2,320)
Restaurant                         1991        1995           $73,807         $3,637          $2,910          ($728)      ($1,107)
Telecommunications                 1991        1995           $52,499         $3,093          $7,262         $4,169       ($3,403)
Audio                              1992        1995          $128,455        $98,566        $122,689        $24,123       $32,942
Computers                          1992        1995           $76,900         $2,447         $15,248        $12,801      ($10,269)
Furniture                          1992        1995          $188,807        $19,652         $19,652             $0      ($57,369)
Telecommunications                 1992        1995           $64,731        $47,017         $55,634         $8,616       $23,500
Video Production                   1992        1995          $382,790       $247,199        $298,045        $50,846      $122,650
Copiers                            1993        1995           $35,000             $0              $0             $0            $0
Computers                          1994        1995        $1,043,007       $346,471        $739,181       $392,710      $661,239
Furniture                          1994        1995          $204,779       $171,324        $181,605        $10,281            $0
Medical                            1994        1995           $23,671         $2,015          $2,015             $0            $0
Manufacturing & Production         1994        1995           $21,038        $17,225         $18,733         $1,509        $1,436
Computers                          1995        1995           $17,231        $16,864          $2,383       ($14,481)           $0

Telecommunications                 1989        1996           $20,339             $0          $1,566         $1,566            $0
Computers                          1990        1996        $1,056,724       $123,220         $88,594       ($34,626)      $94,675
Fixtures                           1990        1996           $19,989         $1,285            $250        ($1,034)      ($1,034)
Furniture                          1990        1996           $34,265        $10,881              $0       ($10,881)     ($10,881)
Medical                            1990        1996           $49,882         $3,282            $332        ($2,949)      ($2,357)
Manufacturing & Production         1990        1996           $72,805         $2,611          $1,588        ($1,023)       $3,342
Printing                           1990        1996           $26,691           $728              $0          ($728)        ($728)
Reprographics                      1990        1996           $77,770         $5,381          $1,037        ($4,345)           $0
Retail                             1990        1996        $1,332,608       $149,542        $230,752        $81,210      $238,200
Telecommunications                 1990        1996           $71,300         $4,781            $895        ($3,886)           $0
Computers                          1991        1996           $70,789         $2,113          $1,000        ($1,113)      ($1,113)
Construction                       1991        1996           $24,724         $3,791          $3,857            $66        $2,506

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                              Total                                                        Federal
             Type of             Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
           Equipment          Acquisition   Disposition     Cost (1)       Value (2)     Proceeds (3)    Gain (Loss)     Gain (Loss)
---------------------------   -----------   -----------   ------------  -------------  --------------  -------------  --------------
Furniture                          1991        1996          $281,079        $24,453         $28,755         $4,302        $3,424
Material Handling                  1991        1996           $45,771         $7,124          $3,307        ($3,817)           $0
Restaurant                         1991        1996           $16,013         $1,663          $2,152           $489        $1,976
Video Production                   1991        1996           $56,632         $4,245          $4,245             $0          $538
Printing                           1993        1996           $15,733         $3,714          $3,814           $100            $0
Computers                          1994        1996           $21,284        $13,176              $0       ($13,176)     ($13,176)
Fixtures                           1994        1996           $20,045             $0              $0             $0      ($14,238)
Manufacturing & Production         1994        1996           $16,349         $6,081          $6,191           $109       ($7,085)
Computers                          1995        1996           $36,894        $21,698              $0       ($21,698)     ($29,812)
Fixtures                           1994        1996           $28,449        $25,882              $0       ($25,882)     ($25,882)
Furniture                          1994        1996           $20,000             $0              $0             $0            $0

Computers                          1990        1997           $84,679        $10,369              $0       ($10,369)           $0
Computers                          1993        1997           $31,527         $1,238          $1,492           $254            $0
Retail                             1993        1997        $1,811,259       $166,382        $231,762        $65,380     ($165,810)
Computers                          1994        1997          $106,912           $689          $1,493           $804      ($41,957)
Manufacturing & Production         1994        1997           $43,759         $2,460          $3,548         $1,089      ($15,221)
Telecommunications                 1994        1997           $64,781         $1,953          $3,990         $2,037      ($11,293)
Computers                          1995        1997            $9,584             $0              $0             $0            $0
Manufacturing & Production         1995        1997           $74,770             $0              $0             $0            $0
Restaurant                         1995        1997           $12,030             $0              $0             $0       ($7,218)
Video Production                   1995        1997           $27,067         $4,971              $0        ($4,971)           $0
Computers                          1996        1997           $16,033        $15,371          $1,768       ($13,604)           $0
Printing                           1996        1997           $48,047        $36,903         $42,713         $5,811            $0

Computers                          1993        1998           $25,907             $0              $7             $7            (4)
Manufacturing & Production         1993        1998           $26,401             $0              $8             $8            (4)
Computers                          1995        1998           $59,354             $0              $1             $1            (4)
Medical                            1995        1998           $30,287             $0              $0             $0            (4)

(1)  Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.
(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                Total                                                    Federal
             Type of               Year of       Year of     Acquisition      Net Book         Net          GAAP        Taxable
            Equipment            Acquisition   Disposition    Cost (1)       Value (2)     Proceeds (3)  Gain (Loss)   Gain (Loss)
-------------------------------  -----------  ------------  --------------  -------------  ------------  -----------  ------------
Agriculture                          1991         1991            $2,942             $0            $0            $0            $0
Computers                            1991         1991            $1,389             $0           $31           $31           $31
Construction                         1991         1991              $906           $102          $256          $154          $154
Manufacturing & Production           1991         1991            $1,800           $328          $343           $15           $15
Material Handling                    1991         1991            $1,383             $0          $269          $269          $269
Office Equipment                     1991         1991            $1,233             $0            $0            $0            $0
Printing                             1991         1991           $19,967             $0            $6            $6            $6
Retail                               1991         1991            $6,714           $557          $639           $83           $83
Sanitation                           1991         1991          $167,899       $168,591      $172,406        $3,815        $3,815

Agriculture                          1991         1992            $7,013         $1,133          $300         ($834)        ($773)
Computers                            1991         1992          $451,724        $57,141       $55,313       ($1,828)     ($38,009)
Construction                         1991         1992          $233,875       $115,470      $119,943        $4,473      ($49,808)
Copiers                              1991         1992            $4,634        ($1,798)         $336        $2,134            $0
Fixture                              1991         1992       $10,326,838     $1,421,047          $614   ($1,420,433)           $0
Furniture                            1991         1992            $3,478             $1            $1            $0            $0
Material Handling                    1991         1992           $25,677        $10,492       $11,432          $940       ($3,074)
Medical                              1991         1992           $12,817           $100          $100            $0      ($10,859)
Manufacturing & Production           1991         1992           $43,629        ($1,124)       $1,754        $2,878      ($32,166)
Office Equipment                     1991         1992            $8,342         $8,593        $3,261       ($5,332)           $0
Printing                             1991         1992           $16,961           $790          $944          $154       ($9,907)
Restaurant                           1991         1992           $35,504        $22,369        $8,777      ($13,592)           $0
Retail                               1991         1992          $118,527       $273,200       $10,583     ($262,617)     ($69,026)
Sanitation                           1991         1992          $253,845       $111,627      $115,785        $4,158            $0
Telecommunications                   1991         1992           $12,916         $7,936        $9,356        $1,420       ($2,588)
Miscellaneous                        1991         1992           $53,827        $21,578       $13,932       ($7,646)       $1,797

Agriculture                          1991         1993           $57,287         $7,456        $9,998        $2,542      ($18,745)
Automotive                           1991         1993            $6,266         $1,328        $1,427           $99       ($2,344)
Computers                            1991         1993        $1,051,652       $162,294      $207,909       $45,615     ($325,207)
Construction                         1991         1993          $464,100        $55,261       $78,501       $23,240      ($73,626)
Fixture                              1991         1993            $2,403             $0            $0            $0      ($15,392)
Furniture                            1991         1993           $99,455        $25,656       $15,551      ($10,105)    ($138,905)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                Total                                                    Federal
             Type of               Year of       Year of     Acquisition      Net Book         Net          GAAP        Taxable
            Equipment            Acquisition   Disposition    Cost (1)       Value (2)     Proceeds (3)  Gain (Loss)   Gain (Loss)
-------------------------------  -----------  ------------  --------------  -------------  ------------  -----------  ------------
Medical                              1991         1993        $1,313,194       $708,948      $710,991        $2,043      ($81,725)
Manufacturing & Production           1991         1993          $207,168        $25,494       $33,904        $8,410       ($2,771)
Office Equipment                     1991         1993           $50,397        $10,621       $11,360          $739      ($12,948)
Printing                             1991         1993           $23,682           $425        $1,500        $1,075            $0
Reprographics                        1991         1993            $3,898           $464          $464            $0      ($12,279)
Restaurant                           1991         1993           $52,281         $8,374       $11,424        $3,050      ($45,442)
Retail                               1991         1993          $107,672         $6,184       $14,538        $8,354       ($5,137)
Sanitation                           1991         1993          $369,044        $58,844       $72,766       $13,922       ($3,854)
Telecommunications                   1991         1993           $13,462           $609          $995          $386       ($1,686)
Transportation                       1991         1993            $3,762           $271          $612          $341            $0
Construction                         1992         1993           $14,788          ($961)           $0          $961            $0
Retail                               1992         1993            $4,093          ($139)         $396          $535       ($2,058)

Agriculture                          1991         1994           $37,987        $10,692       $14,276        $3,584       ($1,742)
Automotive                           1991         1994           $54,591           $161          $190           $29            $0
Computers                            1991         1994        $3,845,015       $145,861      $176,290       $30,428     ($761,570)
Construction                         1991         1994          $144,438         $8,068       $10,874        $2,806       ($2,060)
Copiers                              1991         1994            $2,041            ($0)          $89           $89            $0
Environmental                        1991         1994          $213,173        $94,203      $123,051       $28,848      ($38,471)
Fixture                              1991         1994          $234,136        $31,188       $32,228        $1,040      ($64,973)
Furniture                            1991         1994          $544,084       ($33,508)      $42,733       $76,241     ($111,133)
Material Handling                    1991         1994           $27,610         $9,861       $12,180        $2,320       ($8,523)
Medical                              1991         1994          $166,398         $1,386       $15,777       $14,391          $490
Manufacturing & Production           1991         1994          $351,497        $31,295       $56,139       $24,844      ($79,430)
Office Equipment                     1991         1994           $30,245             $0          $126          $125            $0
Printing                             1991         1994        $1,066,789       $210,962      $210,962            $0     ($222,154)
Restaurant                           1991         1994           $70,707          ($339)         $796        $1,136      ($10,709)
Retail                               1991         1994        $1,381,039       $152,323      $153,469        $1,146     ($361,934)
Sanitation                           1991         1994          $173,772         $2,892        $4,374        $1,482            $0
Telecommunications                   1991         1994          $277,162        ($2,629)      $13,384       $16,013      ($57,036)
Video                                1991         1994            $8,139            ($1)         $327          $328            $0
Fixture                              1992         1994           $15,450         $1,223        $1,552          $328       ($8,169)
Manufacturing & Production           1992         1994          $122,247        $21,475       $31,910       $10,435      ($37,107)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                Total                                                    Federal
             Type of               Year of       Year of     Acquisition      Net Book         Net          GAAP        Taxable
            Equipment            Acquisition   Disposition    Cost (1)       Value (2)     Proceeds (3)  Gain (Loss)   Gain (Loss)
-------------------------------  -----------  ------------  --------------  -------------  ------------  -----------  ------------
Furniture                            1994         1994           $65,659        $69,225       $73,420        $4,195            $0

Computers                            1991         1995       $14,393,689     $1,892,673    $1,681,499     ($211,174)     ($60,114)
Construction                         1991         1995          $238,913        $14,433       $27,420       $12,987     ($149,560)
Copiers                              1991         1995           $39,507         $3,456        $4,077          $621       $13,504
Fixtures                             1991         1995          $804,453       $113,148       $89,760      ($23,388)     ($16,463)
Furniture                            1991         1995          $603,534        $29,758       $76,781       $47,023            $0
Medical                              1991         1995        $3,713,348     $1,692,752    $2,084,752      $392,000     ($260,046)
Manufacturing & Production           1991         1995        $3,123,635       $917,619      $768,141     ($149,478)  ($1,022,443)
Office Equipment                     1991         1995          $347,197        $17,431       $17,435            $5       ($3,502)
Retail                               1991         1995        $1,765,207       $206,416      $117,745      ($88,670)     $854,893
Sanitation                           1991         1995           $26,224         $6,541         ($655)      ($7,196)           $0
Telecommunications                   1991         1995          $373,595        $37,285       $38,143          $858     ($103,967)
Video Production                     1991         1995          $192,070         $4,450       $23,511       $19,062       $55,805
Furniture                            1993         1995           $54,942        $42,999       $23,436      ($19,562)
Material Handling                    1993         1995           $46,931        $13,325       $13,753          $428            $0
Restaurant                           1994         1995          $436,966       $379,595      $411,179       $31,584      ($17,421)
Retail                               1994         1995           $35,025        $10,101       $10,120           $19
Telecommunications                   1994         1995           $19,591        $11,665        $1,542      ($10,123)     ($13,275)
Fixtures                             1995         1995           $25,958        $26,768       $26,866           $99

Agriculture                          1991         1996            $7,362           $365            $0         ($365)        ($365)
Computers                            1991         1996        $3,287,984       $417,743      $317,557     ($100,185)     $469,256
Fixtures                             1991         1996          $142,743         $1,011            $0       ($1,011)      ($1,011)
Furniture                            1991         1996        $1,670,320      ($155,540)      $83,650      $239,190      $303,948
Medical                              1991         1996        $2,023,960       $774,664      $377,555     ($397,109)     $459,686
Manufacturing & Production           1991         1996          $160,029         $4,540        $1,849       ($2,691)        ($812)
Restaurant                           1991         1996           $85,715          ($780)       $7,296        $8,077       $11,319
Retail                               1991         1996           $71,310         $8,481        $1,150       ($7,331)       $1,390
Sanitation                           1991         1996            $4,363           $433            $0         ($433)        ($433)
Telecommunications                   1991         1996           $95,843         $6,362        $9,248        $2,886        $7,641
Transportation                       1991         1996          $815,481        $30,308       $85,288       $54,980       $86,899
Video                                1991         1996          $180,577         $3,186       $12,790        $9,604       $17,915

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                Total                                                    Federal
             Type of               Year of       Year of     Acquisition      Net Book         Net          GAAP        Taxable
            Equipment            Acquisition   Disposition    Cost (1)       Value (2)     Proceeds (3)  Gain (Loss)   Gain (Loss)
-------------------------------  -----------  ------------  --------------  -------------  ------------  -----------  ------------
Automotive                           1992         1996           $97,543        $11,860       $12,140          $278            $0
Environmental                        1992         1996          $157,907         $3,659        $8,533        $4,874      ($11,597)
Retail                               1992         1996           $53,003         $3,147        $3,897          $750            $0
Telecommunications                   1992         1996          $362,250       ($28,983)       $4,851       $33,834      ($21,366)
Manufacturing & Production           1993         1996           $16,123             $0            $0            $0            $0
Computers                            1994         1996           $18,698           $216          $441          $255      ($11,060)
Construction                         1994         1996           $14,015         $1,020        $1,020            $0            $0
Medical                              1994         1996           $18,685        $15,364        $3,000      ($12,364)      ($9,364)
Manufacturing & Production           1994         1996           $35,203             $0            $0            $0      ($21,180)
Office Equipment                     1994         1996           $17,293           $596          $596            $0            $0
Telecommunications                   1994         1996            $4,820             $0            $0            $0            $0

Computer                             1991         1997            $5,327            $94        $3,865        $3,771        $4,461
Medical                              1991         1997        $2,499,782       $258,686      $258,686            $0      $258,686
Retail                               1991         1997           $30,855             $0        $2,500        $2,500        $3,475
Retail                               1992         1997           $97,767             $1           $79           $78            $0
Sanitation                           1992         1997          $147,542             $0        $1,640        $1,640            $0
Video Production                     1992         1997           $66,253        $11,586       $12,305          $719        $3,869
Computers                            1993         1997           $21,303             $0           $11           $11            $0
Manufacturing & Production           1993         1997           $36,069            ($0)         $736          $736            $0
Restaurant                           1993         1997           $25,794           $784        $1,400          $616            $0
Retail                               1993         1997        $1,442,919       $134,489      $182,728       $48,239     ($136,145)
Automotive                           1994         1997           $16,431         $5,412        $6,561        $1,149         ($376)
Computers                            1994         1997           $24,615         $1,159        $1,350          $191       ($4,988)
Fixtures                             1994         1997           $16,090           $872          $726         ($146)      ($5,244)
Furniture                            1994         1997           $12,814         $2,514            $0       ($2,514)           $0
Manufacturing & Production           1994         1997           $86,687            $26        $1,462        $1,436      ($26,470)
Material Handling                    1994         1997           $15,324             $0          $242          $242       ($5,888)
Medical                              1994         1997          $485,541        $43,278       $31,102      ($12,176)      $12,051
Telecommunications                   1994         1997           $28,364         $1,496        $2,201          $705       ($9,751)
Manufacturing & Production           1995         1997           $25,764           $323        $1,349        $1,025            $0
Restaurant                           1995         1997           $15,364            ($0)           $0            $0       ($9,219)
Telecommunications                   1995         1997           $34,104        $22,816            $0      ($22,816)           $0

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                Total                                                    Federal
             Type of               Year of       Year of     Acquisition      Net Book         Net          GAAP        Taxable
            Equipment            Acquisition   Disposition    Cost (1)       Value (2)     Proceeds (3)  Gain (Loss)   Gain (Loss)
-------------------------------  -----------  ------------  --------------  -------------  ------------  -----------  ------------
Audio                                1996         1997           $46,335             $0            $0            $0            $0
Auto                                 1996         1997           $19,219           $602        $2,799        $2,197            $0
Computers                            1996         1997           $81,936        $30,716       $32,590        $1,873            $0
Restaurant                           1996         1997           $14,346        $13,996       $16,964        $2,968            $0
Telecommunications                   1996         1997           $50,797           $886          $886            $0            $0

Construction                         1991         1998           $13,317         $1,046        $1,244          $198            (4)
Fixtures                             1994         1998           $27,381         $2,281        $3,432        $1,152            (4)
Computers                            1995         1998           $19,695             $0          $708          $708            (4)
Manufacturing & Production           1995         1998           $36,284             $0            $0            $0            (4)
Restaurant                           1995         1998           $24,039             $0           $46           $46            (4)
Auto                                 1996         1998           $22,278             $0        $2,245        $2,245            (4)
Computers                            1996         1998           $14,663             $0          $894          $894            (4)
Video Production                     1996         1998            $8,487             $0            $0            $0            (4)


(1)  Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.
(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                        Federal
             Type of            Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
            Equipment         Acquisition   Disposition    Cost (1)       Value (2)      Proceeds (3)   Gain (Loss)     Gain (Loss)
----------------------------  -----------  ------------- --------------  -------------  -------------   -----------     -----------
Medical                           1991         1992           $48,364             $0              $0             $0             $0
Medical                           1992         1992          $422,800       $406,812        $180,617      ($226,195)      ($21,855)
Manufacturing & Production        1992         1992          $922,806             $0              $0             $0             $0
Telecommunications                1991         1992            $2,965         $3,153              $0        ($3,153)            $0
Telecommunications                1992         1992            $9,287         $2,960         $19,223        $16,262         $9,564
Video Production                  1992         1992           $66,253             $0              $0             $0             $0

Medical                           1991         1993        $1,473,719       $767,962        $767,962             $0      ($367,414)
Manufacturing & Production        1991         1993          $729,750       $554,748        $690,006       $135,258       $230,288
Restaurant                        1991         1993           $10,967         $9,300         $12,098         $2,798         $5,185
Computers                         1992         1993          $804,823        $52,481         $51,141        ($1,340)      ($28,781)
Construction                      1992         1993            $4,788         $1,071          $1,076             $5        ($2,902)
Copiers                           1992         1993            $3,464         $1,071          $1,072             $1        ($1,699)
Furniture                         1992         1993           $38,333           $847          $4,245         $3,398       ($26,422)
Manufacturing & Production        1992         1993        $1,659,018       $235,971        $239,336         $3,365      ($108,394)
Material Handling                 1992         1993            $4,261         $1,826          $1,826             $0        ($1,617)
Medical                           1992         1993        $1,053,825       $421,329        $499,671        $78,342      ($312,299)
Office Equipment                  1992         1993            $7,692           $968          $2,919         $1,951        ($3,263)
Sanitation                        1992         1993            $9,167         $1,457          $1,457             $0        ($6,364)
Telecommunications                1992         1993          $210,033        $97,163         $97,355           $192      ($118,167)
Medical                           1993         1993          $190,018        $27,839         $31,758         $3,919       ($15,146)

Computers                         1991         1994        $5,918,285     $1,988,610      $1,988,610             $0       $364,917
Medical                           1991         1994        $4,337,672     $1,324,650      $1,325,089           $440       $275,632
Manufacturing & Production        1991         1994          $564,133       $135,237        $139,295         $4,058        ($4,466)
Mining                            1991         1994        $6,882,703     $1,911,959      $1,911,959             $0      ($335,688)
Telecommunications                1991         1994            $4,457             $0            $207           $207             $0
Agriculture                       1992         1994           $14,661           $308            $392            $84        ($5,218)
Automotive                        1992         1994            $2,180           $596            $596             $0          ($752)
Computers                         1992         1994        $1,742,271       $515,871        $517,638         $1,767      ($202,085)
Construction                      1992         1994            $6,320         $1,583          $1,511           ($72)         ($575)
Copiers                           1992         1994           $27,272         $3,088          $3,088             $0        ($6,206)
Environmental                     1992         1994           $18,502         $3,377          $3,334           ($43)       ($8,169)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                        Federal
             Type of            Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
            Equipment         Acquisition   Disposition    Cost (1)       Value (2)      Proceeds (3)   Gain (Loss)     Gain (Loss)
----------------------------  -----------  ------------- --------------  -------------  -------------   -----------     -----------
Fixtures                          1992         1994           $30,123         $4,000          $4,966           $966             $0
Furniture                         1992         1994          $128,339        $33,457         $34,909         $1,452       ($45,840)
Material Handling                 1992         1994        $1,292,595     $1,131,118      $1,129,165        ($1,953)       ($7,118)
Medical                           1992         1994        $2,243,134       $607,899        $713,599       $105,700      ($627,651)
Manufacturing & Production        1992         1994          $160,816        $85,334         $89,861         $4,527       ($30,668)
Office Equipment                  1992         1994           $15,083         $3,869          $3,866            ($3)       ($5,979)
Photography                       1992         1994            $3,696           $747            $747             $0        ($1,651)
Printing                          1992         1994           $12,680           $728            $728             $0        ($2,409)
Restaurant                        1992         1994           $85,349         $4,717          $3,740          ($977)       ($7,665)
Retail                            1992         1994           $14,260         $1,686          $1,686             $0        ($3,106)
Sanitation                        1992         1994            $2,333           $707            $707             $0             $0
Telecommunications                1992         1994           $10,655         $3,409          $3,569           $160        ($3,119)
Transportation                    1992         1994            $2,452           $716            $442          ($274)       ($1,046)
Video Production                  1992         1994            $6,320         $2,055          $1,755          ($301)       ($2,283)
Medical                           1993         1994           $99,286        $21,595         $21,772           $178             $0
Restaurant                        1994         1994          $287,433       $276,973        $296,218        $19,245             $0

Computers                         1991         1995           $54,716         $6,105          $8,769         $2,664        $66,761
Fixtures                          1991         1995           $20,592         $6,858            $466        ($6,391)       ($5,577)
Furniture                         1991         1995          $671,313       $182,750        $320,524       $137,774        ($6,770)
Medical                           1991         1995        $4,238,594       $737,052        $700,553        $17,535       ($71,628)
Manufacturing & Production        1991         1995           $27,177         $1,358              $0        ($1,358)       ($1,358)
Retail                            1991         1995          $130,096        $31,986         $65,301        $33,315        ($1,749)
Sanitation                        1991         1995           $74,519         $8,525         $40,968        $32,443        ($3,429)
Agriculture                       1992         1995           $61,210        $12,058         $12,959         $1,475       ($15,540)
Audio                             1992         1995           $15,467         $2,721              $0        ($1,964)       ($1,964)
Automotive                        1992         1995           $21,561        $11,527             ($0)       ($1,840)       ($1,840)
Computers                         1992         1995          $212,151        $24,123         $20,948        ($2,754)      ($21,058)
Construction                      1992         1995           $39,933         $7,207          $6,398             $0            $38
Fixtures                          1992         1995           $18,898         $2,668          $2,668             $0          ($432)
Furniture                         1992         1995           $12,485         $1,209              $0        ($1,209)       ($1,209)
Material Handling                 1992         1995        $2,697,355     $3,586,072      $3,969,642     $1,139,585      ($724,447)
Medical                           1992         1995        $3,348,398       $714,943        $494,343      ($220,601)   ($1,322,760)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                        Federal
             Type of            Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
            Equipment         Acquisition   Disposition    Cost (1)       Value (2)      Proceeds (3)   Gain (Loss)     Gain (Loss)
----------------------------  -----------  ------------- --------------  -------------  -------------   -----------     -----------
Manufacturing & Production        1992         1995        $1,101,940       $268,754        $269,476         $4,782       ($67,950)
Office Equipment                  1992         1995            $2,469             $0            $198           $198             $0
Restaurant                        1992         1995           $21,586         $3,710          $3,732            $22             $0
Retail                            1992         1995          $160,369        $29,643         $26,957         $1,227          ($751)
Sanitation                        1992         1995            $6,460         $1,545          $1,497           ($48)            $0
Telecommunications                1992         1995          $224,337        $37,338         $70,923        $33,585          ($718)
Video Production                  1992         1995           $95,387        $25,897         $30,829         $5,442          ($428)
Medical                           1993         1995          $426,311             $0              $0             $0             $0
Material Handling                 1993         1995           $26,836        $19,079              $0       ($19,079)      ($19,078)
Agriculture                       1994         1995           $16,304         $9,913         $10,262           $348             $0
Computers                         1994         1995           $16,175        $15,485              $0       ($15,485)      ($15,485)
Medical                           1994         1995           $30,222         $5,772          $8,996         $3,225             $0
Manufacturing & Production        1994         1995           $17,817        $14,606         $15,678         $1,072             $0
Restaurant                        1994         1995          $312,000       $247,116        $271,401        $24,285             $0
Medical                           1995         1995           $10,146         $1,999          $2,000             $1             $0

Computers                         1991         1996           $16,882            ($2)           $105           $107             $0
Fixtures                          1991         1996           $25,308         $1,210          $3,244         $2,034         $4,404
Printing                          1991         1996           $20,891           ($95)           $556           $650         $1,280
Audio                             1992         1996           $16,137         $1,887          $1,905            $18        ($1,367)
Automotive                        1992         1996           $33,805         $5,441          $2,000        ($3,441)         ($722)
Computers                         1992         1996          $280,451        $31,923         $10,348       ($21,575)      ($20,806)
Construction                      1992         1996           $50,624         $5,797          $6,467           $670        ($1,915)
Copiers                           1992         1996           $11,160         $1,449              $0        ($1,449)         ($845)
Environmental                     1992         1996            $6,810           $936              $0          ($936)            $0
Fixtures                          1992         1996           $99,216        $11,745         $20,000         $8,255        ($1,825)
Furniture                         1992         1996           $20,459         $3,706              $0        ($3,706)          ($70)
Material Handling                 1992         1996       $20,615,957    $10,585,846     $12,476,033     $1,891,187       $303,725
Medical                           1992         1996        $2,462,850       $252,786        $243,792        ($8,994)     ($167,648)
Manufacturing & Production        1992         1996        $1,414,399       $117,455         $59,071       ($58,384)      ($74,762)
Office Equipment                  1992         1996           $60,154         $9,886          $9,300          ($586)         ($531)
Photography                       1992         1996            $7,252         $1,286              $0        ($1,286)            $0
Printing                          1992         1996           $16,757         $2,390              $0        ($2,390)       ($2,390)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                        Federal
             Type of            Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
            Equipment         Acquisition   Disposition    Cost (1)       Value (2)      Proceeds (3)   Gain (Loss)     Gain (Loss)
----------------------------  -----------  ------------- --------------  -------------  -------------   -----------     -----------
Restaurant                        1992         1996          $108,729        $13,773          $6,318        ($7,455)       ($3,765)
Retail                            1992         1996           $14,165           $609            $768           $159             $0
Sanitation                        1992         1996           $44,503         $6,313          $4,821        ($1,491)       ($5,206)
Telecommunications                1992         1996          $427,770        $44,812        $157,751       $112,939        $72,457
Video Production                  1992         1996           $21,426         $3,259          $2,455          ($804)            $0
Medical                           1993         1996          $133,170         $4,221         $61,949        $57,728         $6,191
Manufacturing & Production        1993         1996           $36,441          ($484)             $0           $484             $0
Office Equipment                  1993         1996           $24,195            ($4)             $0             $4             $0
Telecommunications                1993         1996           $24,949            ($4)           $881           $885             $0
Computers                         1994         1996          $252,860         $4,417         $58,071        $53,654        $14,037
Fixtures                          1994         1996           $12,057             $0            $781           $781        ($6,175)
Furniture                         1994         1996           $27,035        $23,539         $26,106         $2,567         $5,735
Restaurant                        1994         1996           $16,307        $13,051          $4,750        ($8,301)       ($8,301)
Telecommunications                1994         1996           $15,157        $10,262         $11,572         $1,310        ($7,857)
Computers                         1995         1996            $6,916           $201            $750           $549        ($4,753)
Fixtures                          1995         1996           $15,241         $9,204          $9,796           $593             $0
Medical                           1995         1996            $6,162         $1,353             $19             $0             $0
Manufacturing & Production        1995         1996           $26,538        $25,942              $0       ($25,942)      ($25,942)
Restaurant                        1995         1996          $508,782       $434,244        $487,909        $53,665             $0
Manufacturing & Production        1996         1996           $51,625        $44,861         $48,959         $4,098             $0

Medical                           1991         1997        $1,149,504       $276,606         $96,118             $0       $188,884
Automotive                        1992         1997           $24,515         $4,367          $3,040        ($1,328)        $1,981
Computers                         1992         1997          $347,614        $11,917         $19,814         $7,898        $36,824
Copiers                           1992         1997            $9,748           $976            $976             $0           $850
Fixture                           1992         1997          $104,162             $0              $0             $0             $0
Furniture                         1992         1997           $32,575         $5,708          $2,170        ($3,538)        $1,208
Manufacturing & Production        1992         1997          $141,478        $11,341          $7,043        ($4,298)        $6,046
Medical                           1992         1997          $954,760       $103,649        $109,333         $6,185        $84,846
Printing                          1992         1997           $85,513         $7,321          $5,849        ($1,472)        $5,523
Retail                            1992         1997          $362,443        $60,710         $84,800        $24,090        $79,536
Sanitation                        1992         1997           $32,997         $3,983              $0        ($3,983)           ($0)
Telecommunications                1992         1997           $18,803         $2,524              $0        ($2,524)            $0

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                        Federal
             Type of            Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
            Equipment         Acquisition   Disposition    Cost (1)       Value (2)      Proceeds (3)   Gain (Loss)     Gain (Loss)
----------------------------  -----------  ------------- --------------  -------------  -------------   -----------     -----------
Video Production                  1992         1997           $20,356         $3,472          $3,494            $22         $2,691
Computers                         1993         1997           $39,800         $7,443          $7,997           $554             $0
Fixture                           1993         1997           $79,718         $3,455          $3,455             $0       ($12,386)
Furniture                         1993         1997           $23,436             $0          $1,307         $1,307             $0
Manufacturing & Production        1993         1997           $77,698           $421          $9,876         $9,455         $1,527
Restaurant                        1993         1997           $17,005            ($3)             $0             $3             $0
Retail                            1993         1997           $42,786         $5,800             $32        ($5,769)            $0
Telecommunications                1993         1997           $76,929         $2,509          $2,622           $113             $0
Video Production                  1993         1997          $233,785        $52,954         $32,076       ($20,879)            $0
Computers                         1994         1997          $125,746         $3,499          $8,344         $4,845       ($14,285)
Fixture                           1994         1997           $90,785         $6,445          $9,149         $2,704       ($33,609)
Manufacturing & Production        1994         1997           $13,760           $962          $1,381           $419        ($3,712)
Restaurant                        1994         1997           $51,400           $488          $2,198         $1,710       ($18,580)
Retail                            1994         1997        $1,501,983       $319,666        $256,568             $2      ($295,191)
Telecommunications                1994         1997           $56,505           $546          $1,770         $1,224        ($8,729)
Computers                         1995         1997        $1,754,928       $299,886        $568,598         $1,619       $983,173
Manufacturing & Production        1995         1997        $1,732,267             $0        $570,337       $235,733      ($603,350)
Medical                           1995         1997           $88,444           $784          $4,806         $4,022             $0
Printing                          1995         1997          $549,350        $58,767        $451,179             $0       $597,439
Retail                            1995         1997           $20,061        $11,468         $11,761           $292             $0
Computers                         1996         1997           $36,872        $34,667            $400       ($34,267)            $0
Fixture                           1996         1997           $51,207        $40,982              $0       ($32,982)            $0
Manufacturing & Production        1996         1997           $14,123        $12,443          $1,500       ($10,943)            $0
Printing                          1996         1997            $3,795             $0              $0             $0             $0
Computers                         1997         1997           $20,254        $17,290              $0       ($17,290)            $0
Restaurant                        1997         1997           $53,637        $55,316         $64,495         $9,179             $0

Manufacturing & Production        1992         1998        $1,773,568       $510,063        $119,788      ($390,275)            (4)
Medical                           1992         1998           $28,431         $2,072          $3,993         $1,921             (4)
Retail                            1993         1998           $14,272         $1,396              $0        ($1,396)            (4)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                        Federal
             Type of            Year of       Year of     Acquisition      Net Book          Net            GAAP          Taxable
            Equipment         Acquisition   Disposition    Cost (1)       Value (2)      Proceeds (3)   Gain (Loss)     Gain (Loss)
----------------------------  -----------  ------------- --------------  -------------  -------------   -----------     -----------
Computers                         1994         1998           $24,055             $0            $817           $817             (4)
Restaurant                        1994         1998          $379,600        $27,557         $27,437          ($120)            (4)
Retail                            1994         1998          $254,056        $52,524         $35,943       ($16,581)            (4)
Computers                         1995         1998          $376,491        $42,215         $56,599        $14,384             (4)
Manufacturing & Production        1995         1998           $24,669             $0              $0             $0             (4)
Restaurant                        1995         1998           $59,938             $0            $822           $821             (4)
Video Production                  1995         1998           $21,548             $0              $0             $0             (4)
Computers                         1996         1998            $6,368             $0              $0             $0             (4)
Manufacturing & Production        1996         1998           $49,800         $1,393          $4,500         $3,107             (4)



(1)  Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.
(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Automotive                       1992          1993           $78,708        $20,578       $21,261            $683      ($1,297)
Computers                        1992          1993          $215,949       $106,608      $109,268          $2,660       $2,490
Construction                     1992          1993           $19,166        $19,167       $19,758            $591       $2,748
Copiers                          1992          1993           $20,119        $15,801       $16,186            $385       $2,162
Fixture                          1992          1993           $34,015         $9,860       $11,228          $1,368      ($3,366)
Furniture                        1992          1993           $35,126        $19,425       $19,425              $0           $0
Material Handling                1992          1993           $10,885         $6,689        $6,261           ($428)     ($3,371)
Medical                          1992          1993           $64,989         $4,223        $7,894          $3,671     ($22,951)
Manufacturing & Production       1992          1993          $214,901       $175,434      $180,435          $5,001       $7,349
Office Equipment                 1992          1993           $56,763        $43,220       $45,905          $2,685       $2,491
Photography                      1992          1993           $26,342        $21,122       $21,730            $608      ($2,163)
Printing                         1992          1993            $5,275         $3,153        $3,153              $0      ($1,923)
Restaurant                       1992          1993          $409,680       $272,826      $287,325         $14,499      $12,819
Sanitation                       1992          1993           $16,288        $15,857       $16,556            $699       $2,098
Telecommunications               1992          1993           $61,395        $61,417       $62,977          $1,560       $8,481
Video Production                 1992          1993           $17,990        $14,524       $15,710          $1,186       $1,867
Miscellaneous                    1993          1993          $120,994        $77,602       $83,587          $5,985           $0
Agriculture                      1993          1993          $116,298        $66,730       $83,866         $17,136     ($13,187)
Automotive                       1993          1993          $271,300       $116,885      $117,399            $514           $0
Computers                        1993          1993          $195,697        $48,654       $56,378          $7,724           $0
Construction                     1993          1993           $38,791        $21,486       $25,834          $4,348      ($5,210)
Copiers                          1993          1993           $80,019         $9,877       $13,724          $3,847           $0
Environmental                    1993          1993           $14,991             $0            $0              $0           $0
Fixture                          1993          1993          $111,120        $93,400      $109,342         $15,942           $0
Furniture                        1993          1993           $25,242        $19,885       $18,203         ($1,682)          $0
Material Handling                1993          1993          $176,632       $155,737      $183,099         $27,362      ($1,077)
Medical                          1993          1993           $71,355        $57,939       $61,890          $3,951       $3,111
Manufacturing & Production       1993          1993           $26,412        $13,095       $15,580          $2,485           $0
Office Equipment                 1993          1993           $14,703         $6,487        $7,422            $935           $0
Printing                         1993          1993           $60,010        $12,274       $14,636          $2,362       $1,433
Restaurant                       1993          1993           $63,908        $27,607       $31,424          $3,817           $0
Retail                           1993          1993            $6,477             $1            $0             ($1)          $0
Sanitation                       1993          1993            $2,107            $82           $88              $6      ($1,893)
Telecommunications               1993          1993        $6,178,527     $5,799,650    $7,119,747      $1,320,097   $1,417,499

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Transportation                   1993          1993          $324,407       $260,480      $292,416         $31,936      $34,565
Video Production                 1993          1993           $20,683        $20,683       $25,715          $5,032           $0

Agriculture                      1992          1994           $49,841        $10,474       $10,474              $0      ($6,108)
Audio                            1992          1994           $32,788         $7,383        $7,782            $399           $0
Automotive                       1992          1994          $126,970        $11,657       $12,272            $615           $0
Computers                        1992          1994          $198,376         $8,722        $8,549           ($172)    ($14,333)
Construction                     1992          1994           $54,843        $17,730       $17,730              $0      ($4,433)
Copiers                          1992          1994           $15,376         $1,775        $1,775              $0      ($1,079)
Environmental                    1992          1994           $31,995             $0            $0              $0           $0
Fixture                          1992          1994           $20,674           $164        $1,064            $900      ($9,736)
Furniture                        1992          1994           $61,625         $5,370        $5,636            $266           $0
Manufacturing & Production       1992          1994          $101,122        $13,969       $14,432            $463     ($21,582)
Material Handling                1992          1994        $2,734,334     $2,174,030    $2,212,133         $38,103           $0
Medical                          1992          1994          $314,509        $34,726       $59,635         $24,909    ($113,150)
Office Equipment                 1992          1994            $2,540           $118          $118              $0           $0
Photography                      1992          1994           $47,692         $6,973        $6,973              $0     ($16,375)
Printing                         1992          1994           $48,147        $36,679       $36,679              $0      $16,360
Restaurant                       1992          1994          $474,258        $92,399       $94,557          $2,158     ($10,127)
Retail                           1992          1994            $8,087           $878          $274           ($604)     ($2,014)
Sanitation                       1992          1994          $103,149        $38,401       $39,685          $1,284        ($358)
Telecommunications               1992          1994           $66,815        $26,524       $27,991          $1,468      ($1,110)
Video Production                 1992          1994           $12,663         $1,074        $1,074              $0        ($663)
Agriculture                      1993          1994           $43,840        $19,762       $20,825          $1,063           $0
Automotive                       1993          1994          $786,378       $155,107      $163,558          $8,450        ($634)
Computers                        1993          1994          $771,516       $130,886      $181,111         $50,226      ($3,077)
Construction                     1993          1994          $274,175        $30,496       $38,465          $7,969     ($55,502)
Copiers                          1993          1994           $82,454        $24,366       $26,172          $1,806           $0
Environmental                    1993          1994           $49,112            $73           $93             $20           $0
Fixture                          1993          1994           $77,419           $302          $303              $1           $0
Furniture                        1993          1994          $280,317        $46,066       $50,280          $4,214           $0
Material Handling                1993          1994          $192,609        $37,782       $45,441          $7,659     ($11,521)
Medical                          1993          1994           $77,005        $27,502       $29,111          $1,609           $0
Manufacturing & Production       1993          1994          $173,000        $18,644       $22,629          $3,986      ($2,632)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Miscellaneous                    1993          1994           $10,796         $2,469        $2,469              $0           $0
Office Equipment                 1993          1994           $43,986         $4,723        $5,910          $1,187        ($975)
Photography                      1993          1994            $4,929           $292          $293              $1           $0
Printing                         1993          1994           $77,122         $8,529        $8,530              $1     ($10,269)
Restaurant                       1993          1994          $626,431       $287,444      $335,720         $48,276        ($340)
Retail                           1993          1994          $103,594         $3,848        $4,856          $1,008        ($412)
Telecommunications               1993          1994        $3,820,321       $919,560    $1,253,601        $334,040    ($102,561)
Transportation                   1993          1994          $287,586        $42,283       $51,224          $8,941           $0
Computers                        1994          1994          $534,310        ($4,957)           $0          $4,957           $0
Telecommunications               1994          1994            $1,787            $74           $95             $22           $0

Audio                            1992          1995           $67,722         $9,191        $8,143         ($1,048)     ($8,721)
Automotive                       1992          1995          $245,537        $55,390       $30,876        ($24,514)    ($62,029)
Computers                        1992          1995          $670,255       $143,868       $69,402        ($74,466)   ($139,420)
Construction                     1992          1995           $91,856        $12,337       $11,839           ($498)    ($12,399)
Copiers                          1992          1995           $68,193        $17,372        $8,598         ($8,775)    ($14,211)
Fixtures                         1992          1995          $191,523        $41,188       $15,314        ($25,874)    ($49,304)
Furniture                        1992          1995          $321,142        $35,203       $22,974        ($12,230)    ($28,301)
Material Handling                1992          1995           $34,982        $10,003       $10,666            $662      ($1,678)
Medical                          1992          1995           $89,384         $3,814        $4,681            $867     ($11,772)
Manufacturing & Production       1992          1995          $315,323        $29,833       $26,162         ($3,671)    ($53,473)
Office Equipment                 1992          1995           $33,105        $17,344       $13,159         ($4,185)     ($4,487)
Photography                      1992          1995           $84,703        $13,769       $11,838         ($1,931)    ($17,573)
Printing                         1992          1995           $73,624        $14,780       $12,386         ($2,394)    ($19,388)
Restaurant                       1992          1995          $712,329        $90,616       $75,578        ($15,038)   ($124,260)
Retail                           1992          1995           $32,891        $10,703        $8,863         ($1,840)     ($2,270)
Sanitation                       1992          1995           $38,998           $767          $174           ($594)     ($5,619)
Telecommunications               1992          1995           $79,770        $15,518       $12,517         ($3,001)    ($14,459)
Video Production                 1992          1995           $49,130         $2,010        $3,312          $1,302      ($6,072)
Agriculture                      1993          1995           $30,211             $1            $0             ($1)          $0
Automotive                       1993          1995        $4,282,836       $349,513      $264,887        ($84,626)   ($136,043)
Computers                        1993          1995        $2,229,596       $188,186      $300,197        $112,011    ($168,156)
Construction                     1993          1995          $156,808        $13,060       $13,838            $778      ($4,890)
Copiers                          1993          1995          $182,402        $34,023       $41,091          $7,068     ($10,107)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Environmental                    1993          1995           $72,193         $5,272       $10,169          $4,897      ($6,179)
Fixtures                         1993          1995           $46,183         $4,458       $11,658          $7,200           $0
Furniture                        1993          1995          $188,312        $22,536       $30,392          $7,856      ($2,545)
Material Handling                1993          1995          $215,464        $49,495       $47,550         ($1,945)     ($8,613)
Medical                          1993          1995          $321,168        $95,551       $62,632        ($32,918)    ($11,098)
Manufacturing & Production       1993          1995          $214,562        $27,462       $18,400         ($9,062)    ($10,793)
Office Equipment                 1993          1995          $139,093         $6,376        $8,860          $2,485        ($240)
Printing                         1993          1995           $86,115         $4,822        $7,457          $2,635     ($13,293)
Restaurant                       1993          1995          $409,084        $48,198       $13,030        ($35,168)    ($34,988)
Retail                           1993          1995        $1,611,420     $1,042,917    $1,159,756        $116,839     $229,970
Telecommunications               1993          1995        $4,286,056       $743,382      $725,892        ($17,490)   ($498,634)
Transportation                   1993          1995          $492,417       $107,360       $20,019        ($87,341)    ($41,603)
Video Production                 1993          1995           $44,694           $834        $2,186          $1,353         ($38)
Computers                        1994          1995           $87,124         $6,538        $6,681            $143     ($23,642)
Manufacturing & Production       1994          1995        $4,274,389     $3,282,651    $3,920,390        $637,739     $197,449
Restaurant                       1994          1995          $328,731       $249,347      $279,689         $30,342     ($13,335)
Telecommunications               1994          1995          $216,656        $23,994      $131,743        $107,749     ($34,910)
Computers                        1995          1995           $36,958        $33,442       $33,448              $6           $0
Copiers                          1995          1995            $7,609         $6,148        $6,493            $346           $0
Medical                          1995          1995            $2,583         $1,128        $2,188          $1,059           $0
Manufacturing & Production       1995          1995            $6,457         $2,849        $2,850              $1           $0

Agriculture                      1992          1996           $31,460             $0            $0              $0        ($682)
Audio                            1992          1996           $92,826        ($2,059)       $3,806          $5,865       $3,870
Automotive                       1992          1996          $287,713         $6,658       $17,197         $10,540      ($3,064)
Boats and Barges                 1992          1996       $11,212,811     $5,847,446    $6,484,930        $997,484   $1,494,529
Computers                        1992          1996          $898,409        $25,742       $43,694         $17,952     ($13,007)
Construction                     1992          1996          $123,305        $14,286        $8,278         ($6,008)    ($16,199)
Copiers                          1992          1996           $68,955        ($1,779)       $1,015          $2,794      ($1,081)
Environmental                    1992          1996           $40,826         $3,783            $0         ($3,783)     ($4,085)
Fixtures                         1992          1996          $111,866         $6,089        $3,401         ($2,688)     ($6,541)
Furniture                        1992          1996          $146,474         $3,363        $5,462          $2,100      ($2,755)
Material Handling                1992          1996           $21,393         $8,813        $2,100         ($6,713)     ($2,452)
Medical                          1992          1996          $146,946        $11,947        $9,110         ($2,837)     ($6,459)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Manufacturing & Production       1992          1996          $667,197        $65,774       $45,284        ($20,490)    ($46,664)
Mining                           1992          1996          $578,501       $170,022      $185,000         $14,978      $60,364
Office Equipment                 1992          1996           $16,072           $569          $689            $120        ($602)
Photography                      1992          1996          $141,810        $15,166        $6,252         ($8,914)    ($14,371)
Printing                         1992          1996          $145,378        $11,275       $15,431          $4,156       $6,849
Restaurant                       1992          1996          $884,581        $44,176       $26,729        ($17,446)    ($44,464)
Retail                           1992          1996           $96,493         $3,602        $6,900          $3,298      ($1,170)
Sanitation                       1992          1996           $98,510         $3,375          $493         ($2,882)     ($2,914)
Telecommunications               1992          1996          $761,258        $59,641       $98,290         $38,650      $47,869
Video Production                 1992          1996          $121,200         $6,149        $7,489          $1,339      ($3,760)
Agriculture                      1993          1996           $21,432             $0           $70             $70           $0
Automotive                       1993          1996        $4,857,549       $272,271      $189,368        ($82,903)   ($162,026)
Computers                        1993          1996        $3,479,468       $395,869      $645,770        $249,901    ($677,445)
Construction                     1993          1996           $96,756         $7,966       $30,293         $22,327      $16,919
Copiers                          1993          1996          $106,667         $7,311        $9,624          $2,313        ($303)
Environmental                    1993          1996          $247,777        $17,423        $5,377        ($12,046)    ($30,332)
Fixtures                         1993          1996          $105,895             $0        $1,315          $1,315           $0
Furniture                        1993          1996          $279,345        $35,048       $49,121         $14,073     ($29,464)
Material Handling                1993          1996          $101,226         $2,241        $3,333          $1,092        ($104)
Medical                          1993          1996          $540,339         $7,760       $17,215          $9,455       $1,594
Manufacturing & Production       1993          1996          $726,873        $36,559       $63,956         $27,397     ($15,009)
Miscellaneous                    1993          1996          $109,700            ($5)       $3,135          $3,141           $0
Office Equipment                 1993          1996          $325,028         $3,026       $12,953          $9,927     ($53,619)
Printing                         1993          1996          $185,965        $10,656       $20,955         $10,299      ($4,786)
Restaurant                       1993          1996          $280,383         $6,137       $12,560          $6,424        ($704)
Retail                           1993          1996          $440,090        $71,872       $57,200        ($14,672)    ($36,991)
Sanitation                       1993          1996           $18,319         $3,870       $14,042         $10,172       $7,122
Telecommunications               1993          1996        $3,379,187       $417,507      $467,241         $49,735    ($193,057)
Transportation                   1993          1996           $87,016         $8,588       $27,917         $19,330      $14,920
Video Production                 1993          1996          $113,063         $9,869          $472         ($9,397)    ($31,337)
Computers                        1994          1996          $145,099        $18,104       $33,695         $15,591     ($51,596)
Fixtures                         1994          1996            $5,701          ($248)          $15            $263           $0
Furniture                        1994          1996           $43,911         $5,660            $0         ($5,660)    ($13,787)
Material Handling                1994          1996           $40,874         $4,719        $8,180          $3,462     $265,046

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Medical                          1994          1996          $600,290        $58,047       $64,059          $6,012    ($285,307)
Manufacturing & Production       1994          1996          $119,549        $31,979       $25,267         ($6,712)    ($42,424)
Printing                         1994          1996           $39,622         $6,853        $4,000         ($2,853)    ($15,129)
Restaurant                       1994          1996           $27,415        $14,772            $0        ($14,772)    ($16,490)
Telecommunications               1994          1996           $15,173            ($6)         $302            $308           $0
Computers                        1995          1996          $173,672        $29,108       $20,133         ($8,975)     ($7,703)
Copiers                          1995          1996            $5,041             $0          $378            $378           $0
Fixtures                         1995          1996           $44,435         $9,918        $7,530         ($2,389)     ($2,388)
Furniture                        1995          1996           $11,279             $0            $0              $0      ($9,023)
Material Handling                1995          1996            $3,725           $125          $420            $295           $0
Medical                          1995          1996          $104,042        $82,701       $37,325        ($45,376)    ($45,738)
Manufacturing & Production       1995          1996          $213,504       $115,772       $77,296        ($38,476)    ($36,655)
Printing                         1995          1996            $6,610         $2,807        $2,967            $160           $0
Restaurant                       1995          1996           $69,892        $66,077       $36,359        ($29,718)    ($29,718)
Retail                           1995          1996          $623,532       $524,555      $584,336         $59,781           $0
Telecommunications               1995          1996           $57,101         $3,218        $1,541         ($1,677)     ($1,867)
Video Production                 1995          1996           $25,738        $12,618       $13,408            $790           $0
Computers                        1996          1996           $24,535         $7,962            $0         ($7,962)     ($7,962)
Manufacturing & Production       1996          1996           $52,320        $52,930            $0         $52,930           $0
Restaurant                       1996          1996            $7,247           $114        $1,500          $1,386      ($1,312)

Automotive                       1992          1997           $35,277             $0       $10,419         $10,419      $13,003
Computers                        1992          1997           $74,483             $0        $9,165          $9,165      $13,519
Construction                     1992          1997           $22,030         $4,101        $2,891           ($109)      $1,200
Environmntal                     1992          1997           $12,565         $2,224        $2,225              $0       $1,893
Fixture                          1992          1997           $28,886             $0            $0              $0       $2,401
Furniture                        1992          1997           $31,271         $1,531        $1,109           ($422)      $2,063
Manufacturing & Production       1992          1997            $6,943           $819        $1,311              $0       $1,072
Material Handling                1992          1997        $4,110,891       $925,806    $1,116,242              $0     $858,263
Mining                           1992          1997          $217,414        $71,977       $20,000              $0      $20,000
Photography                      1992          1997           $31,894         $4,950        $3,622              $0       $2,338
Printing                         1992          1997          $168,741        $18,014       $12,537         ($1,610)     $11,395
Restaurant                       1992          1997           $26,616             $0            $0              $0       $2,847
Sanitation                       1992          1997            $9,361             $0            $0              $0       $2,119

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Telecommunications               1992          1997          $412,360        $39,967       $49,682         $12,232      $52,607
Agriculture                      1993          1997           $40,194             $0            $0              $0           $0
Automotive                       1993          1997          $888,312        $47,663       $24,773        ($22,890)          $0
Computers                        1993          1997          $734,252        $93,839       $90,756         ($3,083)      $3,687
Construction                     1993          1997           $63,042         $9,790       $10,459            $670           $0
Copiers                          1993          1997           $63,037             $0            $0              $0           $0
Environmntal                     1993          1997           $32,236         $4,298        $4,796            $497           $0
Fixtures                         1993          1997        $9,044,378     $1,170,547    $1,443,061        $504,440     $743,528
Furniture                        1993          1997          $315,502        $66,485       $67,421            $936           $0
Install Chgs                     1993          1997            $1,837             $0            $0              $0           $0
Manufacturing & Production       1993          1997          $536,057        $69,376       $86,814         $17,438      ($4,079)
Miscellaneous                    1993          1997           $11,404             $0          $262            $262           $0
Material Handling                1993          1997          $208,966         $8,685        $6,409         ($2,276)          $0
Medical                          1993          1997          $980,345        $14,745        $9,015         ($5,730)     ($4,502)
Office Equipment                 1993          1997          $293,902        $39,096       $48,162          $9,066     ($10,334)
Photography                      1993          1997          $106,420        $25,078       $25,359            $281           $0
Printing                         1993          1997           $69,600         $1,744        $2,253            $508           $0
Restaurant                       1993          1997        $1,033,639       $178,664      $193,503         $14,838     ($13,767)
Retail                           1993          1997          $801,808        $81,489      $108,377         $26,888     ($56,651)
Sanitation                       1993          1997           $38,711        $10,814        $1,093         ($9,721)          $0
Telecommunications               1993          1997        $2,215,528       $167,220      $191,182         $38,463      $73,235
Transportation                   1993          1997          $155,270        $27,237       $31,561          $4,324       $2,810
Video Production                 1993          1997           $30,290             $0            $0              $0           $0
Agriculture                      1994          1997           $16,669         $2,080        $1,356           ($724)          $0
Automotive                       1994          1997           $17,497         $2,193        $4,453          $2,260      ($2,429)
Computers                        1994          1997          $246,517        $23,978       $19,260           ($201)    ($50,581)
Furniture                        1994          1997           $77,796         $8,383       $13,210          $4,827     ($18,169)
Manufacturing & Production       1994          1997          $770,651       $221,135      $156,719         ($4,256)   ($168,342)
Medical                          1994          1997           $97,293        $13,074       $17,107          $4,033     ($15,151)
Printing                         1994          1997           $33,526             $0            $0              $0           $0
Restaurant                       1994          1997           $17,087           $346        $2,314          $1,968      ($4,605)
Telecommunications               1994          1997           $17,862           $228            $0           ($228)          $0
Video Production                 1994          1997           $43,569             $0           $70             $70           $0
Audio                            1995          1997           $24,180             $0            $0              $0           $0

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Computers                        1995          1997          $370,580        $19,725       $21,722          $1,997           $0
Copiers                          1995          1997           $10,564         $1,482            $0         ($1,482)          $0
Fixture                          1995          1997           $18,012             $0          $518            $518           $0
Furniture                        1995          1997           $25,418         $7,293        $8,354          $1,061           $0
Manufacturing & Production       1995          1997          $399,479        $78,533       $35,135        ($43,397)    ($10,332)
Medical                          1995          1997          $131,557        $30,567       $30,135          $1,728           $0
Office Equipment                 1995          1997           $12,041             $0            $1              $1           $0
Printing                         1995          1997           $10,883             $0          $523            $523           $0
Restaurant                       1995          1997           $41,979         $6,944        $7,090            $145           $0
Telecommunications               1995          1997           $32,044           $644        $2,025          $1,382           $0
Transport                        1995          1997            $9,915             $0            $0              $0           $0
Video Production                 1995          1997            $5,116         $1,434        $1,619            $185           $0
Aircraft                         1996          1997        $5,690,161     $5,231,289    $5,305,164         $73,875           $0
Computers                        1996          1997           $69,115        $64,613       $28,495        ($36,118)          $0
Manufacturing & Production       1996          1997          $112,286     $2,317,341    $2,316,413           ($929)          $0
Printing                         1996          1997           $30,867        $24,284            $0        ($24,284)          $0
Restaurant                       1996          1997           $21,703        $19,339            $0        ($16,339)          $0
Retail                           1996          1997           $28,814        $24,695            $0        ($24,695)          $0
Telecommunications               1996          1997          $646,908       $204,268       $81,062       ($123,206)   ($261,441)
Video Production                 1996          1997           $53,503        $41,768       $45,625          $3,857           $0
Computers                        1997          1997           $42,221        $41,673            $0        ($37,673)          $0
Manufacturing & Production       1997          1997           $56,217        $54,750       $89,370         $34,620           $0

Medical                          1992          1998           $28,945             $0       $13,065         $13,065           (4)
Office Equipment                 1992          1998            $3,486             $0        $3,151          $3,151           (4)
Photography                      1992          1998           $11,376         $1,738            $0         ($1,738)          (4)
Automotive                       1993          1998           $43,374             $0        $5,826          $5,826           (4)
Computers                        1993          1998        $1,644,491       $273,716      $392,988        $119,271           (4)
Manufacturing & Production       1993          1998           $19,974             $0            $0              $0           (4)
Materials                        1993          1998           $32,128         $4,221            $0         ($4,221)          (4)
Restaurant                       1993          1998          $115,199           $660          $106           ($554)          (4)
Retail                           1993          1998           $16,046           $774          $855             $81           (4)
Sanitation                       1993          1998           $48,315             $0            $0              $0           (4)
Telecommunications               1993          1998          $101,076        $21,633       $34,819         $13,186           (4)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                             Total                                                    Federal
             Type of           Year of      Year of       Acquisition       Net Book        Net          GAAP         Taxable
            Equipment        Acquisition   Disposition     Cost (1)         Value (2)    Proceeds (3)  Gain (Loss)   Gain (Loss)
---------------------------- ------------  -----------    ------------     -----------  -------------  ------------  -----------
Computers                        1994          1998           $22,525            $51          $300            $249           (4)
Furniture                        1994          1998          $114,022        $31,477       $38,909          $7,432           (4)
Manufacturing & Production       1994          1998           $19,962           $485          $485             ($0)          (4)
Computers                        1995          1998           $91,349             $0        $2,178          $2,178           (4)
Manufacturing & Production       1995          1998           $82,681             $0        $3,163          $3,163           (4)
Medical                          1995          1998           $32,578             $0            $0              $0           (4)
Restaurant                       1995          1998           $23,799             $0            $0              $0           (4)
Retail                           1995          1998           $34,492             $0           $58             $58           (4)
Telecommunications               1995          1998           $26,346             $0          $354            $354           (4)
Transport                        1995          1998           $36,258             $0            $0              $0           (4)
Audio                            1996          1998           $26,373         $1,409        $1,409              $0           (4)

(1)  Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.
(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)



The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the two years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                           Total                                                      Federal
           Type of             Year of      Year of     Acquisition      Net Book         Net           GAAP          Taxable
          Equipment          Acquisition  Disposition    Cost (1)        Value (2)     Proceeds (3)  Gain (Loss)     Gain (Loss)
          ---------          -----------  -----------    --------        ---------     ------------  -----------     -----------
Restaurant                      1994          1995        $326,412        $274,229       $292,998         $18,770       ($8,364)
Computers                       1995          1995         $40,355         $36,171         $4,310       ($31,861)             $0
Manufacturing & Production      1995          1995        $107,995         $70,846        $13,253       ($57,593)       ($6,821)
Printing                        1995          1995      $1,820,770      $1,218,354       $847,650      ($370,703)     ($189,624)

Computers                       1994          1996         $18,446          $5,353         $3,560        ($1,793)      ($10,985)
Manufacturing & Production      1994          1996         $17,177          $8,953         $9,433            $480             $0
Telecommunications              1994          1996         $24,655         $18,456        $20,460          $2,004             $0
Computers                       1995          1996      $1,347,917        $329,160       $125,734      ($203,426)     ($541,146)
Construction                    1995          1996     $22,064,270     $16,995,923    $16,995,923              $0     ($623,361)
Medical                         1995          1996        $103,056         $44,801        $50,884          $6,083             $0
Manufacturing & Production      1995          1996      $1,409,938        $812,883       $444,921      ($367,962)     ($374,116)
Printing                        1995          1996      $5,442,336      $2,288,789     $1,412,324      ($876,465)     ($414,037)
Restaurant                      1995          1996        $268,961        $253,439       $269,638         $16,199             $0
Telecommunications              1995          1996      $1,650,391      $1,200,958     $1,315,148        $114,190             $0

Automotive                      1994          1997         $27,829         $14,749             $0       ($14,749)             $0
Computers                       1994          1997        $180,776         $66,976        $75,905          $8,929      ($13,291)
Construction                    1994          1997         $32,848         $17,140             $0       ($17,140)             $0
Fixture                         1994          1997         $45,846          $1,789         $2,750            $961      ($15,349)
Restaurant                      1994          1997         $94,554         $47,563        $52,007          $4,444             $0
Retail                          1994          1997         $26,897              $0         $1,936          $1,936       ($8,598)
Computers                       1995          1997      $3,262,279        $489,867       $501,756      ($140,124)       $185,069
Fixture                         1995          1997         $29,651         $18,427             $0       ($18,427)             $0
Manufacturing & Production      1995          1997      $1,890,353        $255,830       $887,316         $28,163       $191,708
Medical                         1995          1997         $88,067          $1,722         $2,461            $739             $0
Office Equipment                1995          1997         $27,724              $0             $0              $0             $0
Printing                        1995          1997      $4,015,970        $898,332       $821,964       ($50,660)      ($50,886)
Restaurant                      1995          1997         $39,793         $28,957             $0       ($28,957)             $0
Telecommunications              1995          1997         $19,948          $2,353         $2,428             $75             $0
Transport                       1995          1997         $12,332            $541           $544              $2             $0
Furniture                       1996          1997         $52,450         $51,399         $3,919       ($27,979)             $0
Manufacturing & Production      1996          1997        $640,182         $81,744       $128,607       ($27,601)     ($216,682)

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)



The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the two years ended December 31, 1997, and the three months ended March 31, 1998. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                           Total                                                      Federal
           Type of             Year of      Year of     Acquisition      Net Book         Net           GAAP          Taxable
          Equipment          Acquisition  Disposition    Cost (1)        Value (2)     Proceeds (3)  Gain (Loss)     Gain (Loss)
          ---------          -----------  -----------    --------        ---------     ------------  -----------     -----------
Printing                        1996          1997        $349,511        $243,488       $223,338       ($20,150)            $0
Restaurant                      1996          1997         $30,415              $0            $99             $99            $0
Telecommunications              1996          1997        $216,401        $118,544         $3,044          $3,044      ($7,459)

VIDEO PROD                      1994          1998         $14,310            $100           $112           ($12)           (4)
COMPUTES                        1995          1998      $2,219,673        $187,957       $364,521      ($176,564)           (4)
FURNITURE                       1995          1998         $57,282              $0         $1,415        ($1,415)           (4)
M & P                           1995          1998        $181,790          $1,079        $64,199       ($63,120)           (4)
MEDICAL                         1995          1998         $40,799              $0         $1,154        ($1,154)           (4)
PRINTING                        1995          1998        $413,451         $12,413        $10,382          $2,030           (4)
RESTAURANT                      1995          1998         $10,838              $0             $4            ($4)           (4)
TELECOMM                        1995          1998          $7,707            $542         $1,250          ($708)           (4)
COMPUTERS                       1996          1998         $26,138              $0            $13           ($13)           (4)
M & P                           1996          1998         $11,497              $0             $6            ($6)           (4)
PRINTING                        1996          1998         $39,424              $0           $562          ($562)           (4)



(1)  Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.
(4)  Federal Taxable Gain (Loss) information not yet available for 1998.

                                   EXHIBIT C

                       ICON CASH FLOW PARTNERS L.P. SEVEN
             INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

     INSTRUCTIONS:  To purchase or acquire ownership interests in ICON Cash
Flow
Partners L.P. Seven, please complete and sign the Subscription Agreement. Please print or type your responses clearly in the spaces provided.

1. INVESTED AMOUNT: Units Purchased. Indicate the total dollar amount and the number of Units you wish to purchase in ICON Cash Flow Partners L.P. Seven.
Each whole Unit has a cost of $100.00 and each  1/10,000th of a Unit costs
$.01.
(Example: For an investment of $2,723.23, the number of Units will equal
27.2325
Units.) The Partnership has a minimum Initial  Investment  requirement of
$2,500
except for IRAs,  SEPs and  Qualified  Pension,  Profit-Sharing  or Stock
Option
Plans including Keogh Plans for which the minimum Investment is $1,000. (Please see the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION
PROCEDURES"  Section  in  the  Prospectus  for  details  and  restrictions.)

2.   REGISTRATION  INFORMATION:
     A. Subscriber or Investor Information. Fill in the name, address and tax identification number for each subscriber. (If necessary, attach an additional sheet and have the additional subscribers sign such sheet.)
     B. Trustee or Custodian Information. Please have the Trustee(s) or
Custodian(s) of your fiduciary account complete Section 2B, if the investment is to be held in a trustee or custodial account (such as your IRA, SEP or Qualified
Plan), or in another fiduciary account. (Note: Section 2A must be completely filled out for subscriber information address.)
     C. Citizenship.  Please indicate if you are a U.S. Citizen or U.S.
Resident
Alien or the citizen of a country other than the United States. If so, please specify the country of which you are a citizen.

3. FORM OF OWNERSHIP: (Mark only one box. Information as to signatures that are required, depending on the type of ownership, is provided below.)
INDIVIDUAL OWNERSHIP-investor's signature required.
HUSBAND AND WIFE, AS COMMUNITY PROPERTY-both parties' signature required.
JOINT
TENANTS-signatures of all parties are required. TENANTS IN COMMON-signatures of all parties are required. PARTNERSHIP-signature of an authorized partner required. CORPORATION-signature of an authorized officer required. IRA, SEP,
KEOGH-signature of trustee or custodian required. CUSTODIAL ACCOUNT-signature of custodian required. TRUST-signature of trustee required.

4. DISTRIBUTIONS: For Non-Custodial Accounts, if you want your distribution checks to be mailed to an address other than as shown in Section 2A, please complete this section.

5.  SIGNATURES:  Please  complete  the Investor  Data Sheet of the
Subscription
Agreement (Page C-3) and read the Investor Suitability Requirements and
Representations on the reverse side of the Data Sheet (Page C-4). After you have done so, please sign and date the Subscription Agreement. (Please refer to
Section 3 on Page C-1 for information as to who should sign.)

6. BROKER/DEALER  INFORMATION:  The Registered Representative must complete this
section  of  the  Subscription   Agreement.  An  authorized  Branch  Manager
or
Registered Principal of the Broker/Dealer firm must sign the Subscription
Agreement. Orders cannot be accepted without this Broker/Dealer authorization.

7. INVESTMENT CHECKS & SUBSCRIPTIONS: Until you are notified that the escrow condition of the sale of 12,000 Units has been completed, please make checks payable to "The Bank of New York (N.J.) ICON L.P. Seven Escrow Account."
Thereafter,  checks  should be made  payable  to "ICON Cash Flow  Partners
L.P.
Seven" Your check should be in the amount of your subscription as shown in
Section 1 of the Subscription Agreement. Mail your completed white and pink copies of the Subscription Agreement (Page C-3) together with your subscription check, in the amount of the subscription price (as shown in Section 1 on Page
C-3) to: ICON Securities Corp., 600 Mamaroneck Avenue, Harrison, New York
10528.
An original executed pink copy of this Subscription Agreement will be returned to you for your files.

NO  SUBSCRIPTION   AGREEMENT  WILL  BE  PROCESSED  UNLESS  FULLY  COMPLETED
AND
ACCOMPANIED  BY PAYMENT IN FULL.  ANY  SUBSCRIPTION  PAYMENT WHICH IS
DISHONORED
WILL CAUSE THE  SUBSCRIPTION  AND ANY CERTIFICATE FOR UNITS TO BE VOID AS OF
THE
SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND
CHARGES
ASSOCIATED THEREWITH.  PLEASE SEE PAGE C-2 FOR GENERAL INSTRUCTIONS AND PAGE
C-4
FOR INVESTOR SUITABILITY REQUIREMENTS AND REPRESENTATIONS.

If you have any questions about completing this Subscription Agreement, please call ICON Securities Corp., Subscription Processing Desk, at (800) 343-3736.
         White-ICON copy, Yellow-Broker/Dealer copy, Pink-Investor copy
                                       C-1

                               GENERAL INFORMATION


     1. Each Subscriber is hereby advised that: (a) no offer to sell Units may be made except by means of the Prospectus and, consequently; (b) YOU SHOULD NOT
RELY UPON ANY ORAL  STATEMENTS  BY ANY PERSON,  OR UPON ANY WRITTEN
INFORMATION
OTHER THAN AS SPECIFICALLY  SET FORTH IN THE PROSPECTUS AND SUPPLEMENTS
THERETO
OR IN PROMOTIONAL  BROCHURES  CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED
BY
THE  GENERAL  PARTNER,  ICON  CAPITAL  CORP.,  OR BY  THE  DEALER-MANAGER,
ICON
SECURITIES  CORP.,  FOR USE IN CONNECTION  WITH OFFERING OF UNITS TO THE
GENERAL
PUBLIC BY MEANS OF THE PROSPECTUS; (c) your investment in Units of the
Partnership involves certain risks including, without limitation, the matters set forth in the Prospectus in the "Risk Factors", "Conflicts of Interest",
"Management" and "Income Tax Considerations" Sections of the Prospectus; and
(d)
your representations in Section 5 on Page C-3 (as evidenced by signing and initialling therein) and in Paragraphs 3 - 5 on Page C-4 (as evidenced by your initialling of clause (3) of Section 5 on Page C-3) do not constitute a waiver of any of your rights under the Delaware Limited Partnership Act and applicable federal and state securities laws.

     2. Each Subscriber is further advised that: (a) the Units are subject to substantial restrictions on transferability; (b) there will be no public market for the Units; and (c) it may not be possible for you to readily liquidate his investment in the Partnership, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of Section 10 of the Partnership Agreement. In particular, each
Subscriber or transferee must satisfy either (a) the general minimum investment and investor suitability standards established by the Partnership or (b) if more stringent, the minimum investment and investor suitability standards of the
State where such Subscriber or transferee resides. Both the Partnership's general requirements and more stringent standards imposed by certain States are described in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
SUBSCRIPTION PROCEDURES" Section of the Prospectus. Finally, the State of
California imposes requirements on transfers to residents of California, as summarized in the following legend, which are in addition to the provisions of
Section 10 of the Partnership Agreement:

         "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS  SECURITY,
OR
         ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR,
WITHOUT
         THE PRIOR WRITTEN  CONSENT OF THE  COMMISSIONER  OF CORPORATIONS OF
THE
         STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S
RULES."

                       ICON CASH FLOW PARTNERS L.P. SEVEN
SUBSCRIPTION AGREEMENT     A Delaware Limited Partnership

1.   INVESTMENT:  (Check Appropriate Boxes)
A.   UNITS PURCHASED. Dollar Amount____________  No.  of  Units  ____________
B.   TYPE  OF  INVESTMENT.____Initial Investment ____Additional  Investment

2.   REGISTRATION INFORMATION:  (Please type or print  clearly)
A.   SUBSCRIBER  INFORMATION.  (Please  specify  Mr.  or Ms.)
Subscriber's
Name(s):______________________________________________________________________
Subscriber Tax I.D. No. or Social Security No._____________________ Subscriber's Residential Address:
Street______________________________________________________________________
City/Town _________________________ State__________ Zip Code__________
Telephone No.(Day)______________________________________
B.  TRUSTEE  OR  CUSTODIAL   INFORMATION.   (of  IRAs,  Qualified  Plans,
other
Trustees,etc., if applicable)
Trustee's or Custodian's Name(s):___________________Trustee Tax I.D.No:_______
FBO:_______________________________________   Acct. No:_______________________
Date Trust or Account Established:____________
Year to which Subscription applicable: 19_____
Trustee's or Custodian's Address:
Street______________________________________________________________________
City/Town _________________________ State_____________ Zip Code _______
Contact Name __________________________ Phone_________________________________
C.   CITIZENSHIP. (Check One) __ U.S.Citizen __ U.S.Resident Alien
Non-Resident
     (Specify Country):
D.   FORM OF OWNERSHIP: (Mark only one box)
     ___ Individual Ownership ___ Partnership ___ Husband and Wife, as
Community
     Property  ___  Corporation  ___ Joint  Tenants  ___  Tenants  in Common
___
     Custodial  Account  FIDUCIARY  ACCOUNTS  (All Sections in 2B must be filled
     out) ___ IRA, SEP, Keogh ___ Trust ___ Custodial Account
4. DISTRIBUTION  ALTERNATIVES:(COMPLETE  ONLY IF PAYEE IS DIFFERENT THAN
SECTION
2A OR 2B ABOVE)
Check if:
__ You wish  Distributions  of the  Partnership  to be  reinvested in additional
Units during the Offering Period.
__ You wish Direct  Deposit of  Distributions  or that they be sent to more than
one Payee.  Please  complete the Special Payment  Instruction  Form.
__ You wish  Distributions  to be sent to the Payee and  Address  listed below.
Please complete the following information:
Payee
Name:_________________________________________________________________
Branch:   _________________________________   Account   Number:_________
Street
Address:_____________________________________________________________
City/Town
_________________________ State__________ Zip Code ___________ 5. SIGNATURES
AND
INITIALS:  The  undersigned  confirms that he/she (1) has received a copy of the
Prospectus  (Initial____);  (2) has read Page C-2 hereof  (Initial____)
(except
residents of Iowa, Maine, Massachusetts,  Minnesota and Missouri); and (3)
makes
the representations contained on Page C-4 hereof (Initial____).  The undersigned
(4) acknowledges  that an investment in Units is not liquid  (Initial____);
(5)
declares that, to the best of his/her knowledge, all information in Sections
1-4
of this Page C-3 is  accurate  and may be  relied  upon by the  General
Partner
(Initial____);  and (6) appoints the General Partner as his/her attorney-in-fact
as   described   in    Paragraph   2   on   Page   C-4    (Initial____).
Sign
X_______________________________  Sign   X________________________________
Here
Subscriber's Signature Date Here Authorized Signature Date
                                            Custodian/Trustee/Officer/Partner)
     X_______________________________       X________________________________
        Subscriber's Signature  Date         Print Name
                                             Custodian/Trustee/Officer/Partner
6. BROKER/DEALER INFORMATION:  The Seller Dealer must sign below to complete the
order and, by doing so, thereby  represents  that (1) both it and its registered
representative  which solicited the subscription  (the "Sales
Representative"):
(a) is duly  licensed by, and in good standing  with,  the NASD and may lawfully
offer Units in the State(s)  listed in Section 2.A,  above;  (b) has reasonable
grounds to believe, based on information obtained from the Subscriber concerning
his /her investment objectives, other investments, financial situation and needs
and other information  known by the Selling Dealer or the Sales
Representative,
that the  Investment  described  in  Section 1,  above is  suitable  in light of
Subscriber's  income,  net worth and  other  characteristics;  and (c) the
Sales
Representative  has (i) informed  Subscriber as to the limited  liquidity of the
Units and (ii)  delivered a current copy of the  Prospectus to the Subscriber in
connection     with    the     offering     of     Units.     Brokerage
Firm
Name______________________Supervisor____________Tele.Number____________
Sales
Representative's        Name___________________________        CRD
Number
_________Tele.Number__________        Sales       Representative's
Street
Address_______________________________________
City/Town______________________
State_____________ Zip Code_______________  Authorized signature (Branch
Manager
or  Registered   Principal).   Order  cannot  be  completed  without
signature.
X____________________________________________________________    7.
INVESTMENT
CHECKS & SUBSCRIPTIONS:  Mail the completed  Subscription Agreement with a check
payable as  indicated  in the  instructions,  to:  ICON  Securities  Corp.,
600
Mamaroneck Avenue, Harrison, New York 10528.

ACCEPTANCE BY GENERAL PARTNER            ICON Capital Corp., General Partner
ICON CASH FLOW PARTNERS L.P. SEVEN       By:_______________________________
A Delaware Limited Partnership               Authorized Signature      Date

INVESTOR SUBSCRIPTION; APPOINTMENT OF ATTORNEY-IN-FACT; AND REPRESENTATIONS

     1. Subscription for Units. Each subscriber (a "Subscriber"), by signing his/her name in Section 5 on Page C-3, thereby (a) subscribes for the number and dollar amount of limited partnership units ("Units") in ICON Cash Flow Partners
L.P. Seven, a Delaware limited partnership (the "Partnership"), as set forth in
Section 1.A on Page C-3; (b) agrees to become a Limited Partner of the
Partnership upon acceptance of his/her subscription by the General Partner of the Partnership, ICON Capital Corp. (the General Partner"); and (c) adopts, and agrees to be bound by each and every provision of, the Partnership Agreement and this Subscription Agreement (except as provided to the contrary herein or therein for residents of certain States). Subscriber hereby subscribe for the number of Units (whole and fractional), and has tendered good funds herewith in full payment of the "Dollar Amount" therefor (computed at $100 fer each
Unit/$.01 for each 1/100th of a Unit shown in Section 1.A on Page C-3, subject to (i) any volume or other discounts (as described in the "Plan of Distribution"
Section. of the Prospectus) and to the minimum investment requirements (as described in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
SUBSCRIPTION PROCEDURES" Section of the Prospectus).

     2. Appointment of the General Partner as Subscriber's Attorney-in-Fact.
By
signing  his/her name in Section 5 on Page C-3 (and  effective upon admission to
the Partnership),  each Subscriber  thereby makes,  constitutes and appoints the
General Partner,  each authorized officer of the General Partner and each
Person
who shall thereafter become a Substitute  General Partner during the term of the
Partnership,   with  full  power  of  substitution,   as  the  true  and
lawful
attorney-in-fact  of, in the name, place and stead of, such Limited Partner, to
the full extent,  and for the purposes and duration,  set forth in Section 15 of
the  Partnership  Agreement  (all of the terms of which are hereby incorporated
herein by this reference).  Such purposes include, without limitation, the power
to make, execute, sign,  acknowledge,  affirm,  deliver, record and file any
(a)
document or instrument which the General Partner deems necessary or desirable to
carry out fully the provisions of the  Partnership  Agreement (in the manner
and
for the purposes provided in Section 15.1 of the Partnership  Agreement) and
(b)
amendment  to  the  Partnership  Agreement  and to the  Certificate  of
Limited
Partnership of the Partnership  (in the manner and for the purposes  provided in
Section  15.2  of the  Partnership  Agreement,  including,  without limitation,
admission  of  Limited   Partners  to  the  Partnership  and  any
application,
certificate,  instrument, affidavit or other document required or appropriate in
connection with registration or documentation of the Partnership's
Investments).
The  foregoing  appointment  shall  not in any way limit  the  authority  of the
General Partner as attorney-in-fact  for each Limited Partner of the
Partnership
under  Section 15 of the  Partnership  Agreement.  The power of attorney hereby
granted  is  coupled  with  an  interest,   is  irrevocable  and  shall
survive
Subscriber's death, incapacity, insolvency or dissolution or his/her delivery of any assignment of all or any portion of his/her Units.

     3. General Subscriber Representations. As a condition to Subscriber's being
admitted to the  Partnership,  Subscriber  hereby  represents  that he/she:
(a)
either  (i) has  annual  gross  income of  $30,000  plus a net worth of
$30,000
(exclusive  of  his/her   investment  in  Units,   home,  home  furnishings
and
automobiles)  or a net worth of $75,000  (determined in the same manner) or
(ii)
meets any higher investor gross income and/or net worth standards  applicable to
residents  of  his/her  State,  as set forth in the  "INVESTOR  SUITABILITY
AND
MINIMUM  INVESTMENT  REQUIREMENTS;   SUBSCRIPTION  PROCEDURES"  Section  of
the
Prospectus (except residents of Iowa, Maine, Massachusetts, Minnesota and
Missouri who may not make such representation); (b) if Subscriber is an IRA or a
Qualified Plan, it has been accurately identified as such in Sections 2.A and 3 on Page C-3; (c) has accurately identified himself/herself in Section 2.C on
Page C-3 as either a U.S. Citizen or a non-U.S. Citizen (Note: a Subscriber which is a corporation, a partnership or trust should review the requirements for being considered a U.S. Citizen described in the the "INVESTOR SUITABILITY
AND MINIMUM INVESTMENT REQUIREMENTS;  SUBSCRIPTION PROCEDURES" Section); and
(d)
each subscriber who is purchasing Units for Individual Ownership (as indicated in Section 3 on Page C-3) is purchasing for his or her own account. If
Subscriber is investing in a fiduciary or representative capacity, such investment is being made for one or more persons, entities or trusts meeting the above requirements.

     4. Additional Fiduciary and Entity  Representations.  If the person signing
this  Subscription  Agreement is doing so on behalf of another  person or entity
who  is  the  Subscriber,   including,  without  limitation,  a
corporation,  a
partnership, an IRA, a Qualified Plan, or a trust (other than a Qualified
Plan),
such signatory by signing his/her/its name in Section 5 of Page C-3 thereby represents and warrants that (a) he is duly authorized to (i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of Subscriber and (iii) bind Subscriber thereby and (b) this investment is an authorized investment for such Subscriber under applicable documents and/or agreements (e.g., articles of incorporation or corporate by-laws or action; partnership agreement; trust indenture; etc.) and applicable law.

     5. Tax Representations. Under the penalties of perjury, by signing his/her name in Section 5 on Page C-3, each Subscriber thereby certifies that: (a) the
Taxpayer  Identification  Number or Social Security Number listed in Section
2.A
on Page C-3 is correct; and (b) he/she is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such Subscriber that he/she is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified such Subscriber that he/she is are no longer subject to backup withholding. (If you have been notified that you are currently subject to backup withholding, strike the language under clause
(b) of this Paragraph 5 before signing).

     UPON SUBSCRIBER'S  EXECUTION OF THIS SUBSCRIPTION  AGREEMENT AND
ACCEPTANCE
THEREOF BY THE GENERAL PARTNER, THIS SUBSCRIPTION AGREEMENT (CONSISTING OF
PAGES
C-1 THROUGH C-5) WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.
                                       C-4

                       ICON CASH FLOW PARTNERS L.P. SEVEN
                        SPECIAL PAYMENT INSTRUCTION FORM
                  FOR DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS
                             AND/OR MULTIPLE PAYEES

                              * * * IMPORTANT * * * ALL SPLIT DISTRIBUTIONS
MUST
          BE MADE BY DIRECT DEPOSIT ONLY!
        PLEASE USE THIS SPECIAL PAYMENT FORM FOR ALL SPLIT DISTRIBUTIONS!

Please use this form only if you would like your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. A maximum of two (2) choices are allowed. If these instructions are being delivered in connection with an additional investment in this Partnership which is being combined with a prior investment, the designations of account, location and payee(s) must be exactly the same unless we are advised that you are requesting prior instructions be changed. Original signatures of all joint investors or custodial authorization are required.


First Payee:

Bank Name___________________________  Bank Address___________________________


Bank ABA #__________________________  Bank Routing No._______________________

Name of Account Holder______________  Account Type___________________________
                                      Account No.______________________

% to be Paid*_______________________  New Instructions:     Yes |_|No|_|


Second Payee:

Bank Name___________________________  Bank Address___________________________


Bank ABA #__________________________  Bank Routing No._______________________

Name of Account Holder______________  Account Type___________________________
                                      Account No._______________________

% to be Paid*_______________________  New Instructions:     Yes |_|No|_|


* Please note that the total of First Payee and Second Payee (if applicable) should equal 100% of distribution.


-----------------------------------     ------------------------------------
Original signature -                    Original signature -
Subscriber - Limited Partner            Subscriber - Limited Partner
or Authorized/Custodial Representative

----------------------------------      ------------------------------------
Date Signed                             Original Signature -
                                        Subscriber - Limited Partner


                      Please make a copy for your records.
ICON Securities Corp. o 600 Mamaroneck Avenue o Harrison, New York 10528

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in Supplements hereto or in supplemental sales literature issued by the
Partnership and referred to in this Prospectus or in Supplements thereto, and, if given or made, such information or representations must not be relied upon.
This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any person in any jurisdiction in which such offeror solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.



                                      ICON
                               CASH FLOW PARTNERS
                                   L.P. SEVEN

                         A Delaware Limited Partnership
                          $1,200,000 (Minimum Offering)
                  12,000 Units of Limited Partnership Interest
                                $100.00 Per Unit
                      Minimum Investment 25 Units ($2,500)
                (10 Units or $1,000 for IRAs or Qualified Plans)



                                   PROSPECTUS


                              ICON SECURITIES CORP.
                                 Dealer-Manager


                                November 9, 1995




                              ICON Securities Corp.
                              600 Mamaroneck Avenue
                            Harrison, New York 10528
                                (914) 698-0600



UNTIL  FEBRUARY  7, 1996 (90 DAYS FROM THE  EFFECTIVE  DATE OF THE
REGISTRATION
STATEMENT FOR THIS OFFERING, AS AMENDED),  ALL DEALERS EFFECTING TRANSACTIONS
IN
THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED
TO
DELIVER A  PROSPECTUS.  THIS IS IN  ADDITION  TO THE  OBLIGATION  OF  DEALERS
TO
DELIVER A  PROSPECTUS  WHEN  ACTING AS  UNDERWRITERS  AND WITH  RESPECT TO
THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

      Item 16.    Exhibits and Financial Statement Schedules.

                  a)    Exhibits.  See attached Exhibit Index.
                  b)    Financial Statement Schedules.
                        See Table VI - Acquisition of Equipment by the Prior Public Programs.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 4 to the S-1 Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 9th day of
July 10, 1998.

                              ICON CASH FLOW PARTNERS L.P. SEVEN
                               (A Delaware limited partnership)

                              By:   ICON CAPITAL CORP.,
                                 General Partner


                              By:   /s/Beaufort J. B. Clarke
                                    Beaufort J.B. Clarke
                                    President and Director

      Pursuant to the requirements of the Securities Act of 1933, this
Post-Effective Amendment No. 4 to the S-1 Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated, on this 10th day of July, 1998.


Signatures                                Title(s)


/s/Beaufort J. B. Clarke              President (Chief Executive
Beaufort J. B. Clarke                 Officer) and Director of ICON
                                      Capital Corp., the General Partner
                                      of the Registrant

/s/Gary N. Silverhardt                Vice President
Gary N. Silverhardt                   (Chief Financial Officer) and
                                      Assistant Treasurer of ICON
                                      Capital Corp.


/s/Thomas W. Martin                  Executive Vice President, Treasurer,
Thomas W. Martin                     Secretary   and   Director  of  ICON
                                     Capital  Corp.

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            ----------------------




                                    EXHIBITS

                                       TO

                         POST-EFFECTIVE AMENDMENT NO. 4

                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                            ----------------------



                      ICON CASH FLOW PARTNERS L.P. SEVEN
        (Exact name of registrant specified in governing instruments)

                       ICON CASH FLOW PARTNERS L.P. SEVEN

                                  EXHIBIT INDEX


Exhibit
  No.       DESCRIPTION                                                   Page

1.    Underwriting agreements.
      1.1   Form of Dealer-Manager Agreement.................................
**
      1.2   Form of Selling Dealer Agreement.................................
**

4.    Instruments defining the rights of security holders.
      4.1   The Partnership's Third Amended and Restated
            Agreement of Limited Partnership, as amended by
Amendment No. 1 dated as of August 1, 1997, is included
            as Exhibit A to the Prospectus.
      4.2   The Subscription Agreement,  including the Limited Partner
Signature
            Page and Power of Attorney,  whereby a subscriber agrees to purchase
            Units  and  adopts  the  provisions  of  the  Agreement  of
Limited
            Partnership is included as Exhibit C to the Prospectus.
      4.3   Copy of the Partnership's Certificate of Limited
            Partnership filed with the Delaware Secretary of State
            on May 23, 1995..................................................
*

5.    Opinion re legality.
      5.1   Opinion of Whitman Breed Abbott & Morgan with
            respect to securities being registered...........................
*

8.    Opinion re tax matters.
      8.1   Opinion of Whitman Breed Abbott & Morgan with
            respect to certain tax matters...................................
*

10.   Material Contracts.
      10.2  Escrow Agreement.................................................
*

23.   Consents of experts and counsel.
      23.1  Consent of KPMG Peat Marwick LLP...............................E-
      23.2 Consent of Whitman Breed Abbott & Morgan appears in that firm's opinion (Exhibit 5.1) and is incorporated herein by reference.
      23.3 Consent of Whitman Breed Abbott & Morgan appears in that firm's opinion (Exhibit 8.1) and is incorporated herein by reference.

24.   Power of Attorney.
      24.1  Powers of Attorney ..............................................
*

99.   Additional Exhibits.
      99.1  Table VI - Acquisition of Equipment by the Prior
            Public Programs................................................E-

* Filed as an Exhibit to the S-1  Registration  Statement filed on July 11,
1995
and is incorporated herein by reference.

**  Filed  as an  Exhibit  to Amendment  No.  3 to the S-1 Registration
  Statement filed on November 9, 1995 and is incorporated herein by reference.